UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Proxy Statement	☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

ENDEAVOR ACQUISITION CORP.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

Common Stock of Endeavor Acquisition Corp.

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

Average of the bid and ask price for common stock as of June 5, 2007: ($11.60)

(4)	Proposed maximum aggregate value of transaction:

$374,193,554

(5)	Total fee paid:

$13,845

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

This proxy statement is dated             , 2007 and is first being mailed to Endeavor stockholders on or about             , 2007.

Endeavor Acquisition Corp.

7 Times Square, 17th Floor

New York, New York 10036

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON             , 2007

TO THE STOCKHOLDERS OF ENDEAVOR ACQUISITION CORP.:

NOTICE IS HEREBY GIVEN that a special meeting of the stockholders of Endeavor Acquisition Corp. (“Endeavor”), a Delaware corporation, will be held at 10:00 a.m., eastern time, on                 , 2007, at the offices of Graubard Miller, Endeavor’s counsel, at The Chrysler Building, 405 Lexington Avenue, 19th Floor, New York, New York 10174. You are cordially invited to attend the meeting, which will be held for the following purposes:

(1) to consider and vote upon the adoption and approval of the Agreement and Plan of Reorganization (“Acquisition Agreement”), dated as of December 18, 2006, among Endeavor, American Apparel Acquisition, Inc., a California corporation and wholly owned subsidiary of Endeavor (“Merger Sub”), American Apparel, Inc., a California corporation (“AAI”), American Apparel, LLC, a California limited liability company (“LLC”), each of the Canadian Companies set forth on Schedule A of the Acquisition Agreement (collectively the “CI companies” and collectively with AAI and LLC, “American Apparel”), Dov Charney, a principal stockholder and member of AAI and LLC, respectively (“Mr. Charney”), Sang Ho Lim, the other principal stockholder and member of AAI and LLC, respectively (“Mr. Lim”), and the stockholders of each of the CI companies, and the transactions contemplated thereby. We refer to this proposal as the “acquisition proposal.” The board of directors and stockholders of each of AAI and each of the CI companies and the members of LLC have already approved and adopted the Acquisition Agreement;

(2) to consider and vote upon an amendment to the certificate of incorporation of Endeavor to change the name of Endeavor from “Endeavor Acquisition Corp.” to “American Apparel, Inc.” We refer to this proposal as the “name change amendment proposal”;

(3) to consider and vote upon an amendment to the certificate of incorporation of Endeavor to increase the number of authorized shares of Endeavor common stock from 75,000,000 to 120,000,000. We refer to this proposal as the “capitalization amendment proposal”;

(4) to consider and vote upon an amendment to the certificate of incorporation of Endeavor to remove the preamble and sections A through D, inclusive, of Article Sixth from the certificate of incorporation from and after the closing of the acquisition, as these provisions will no longer be applicable to Endeavor, and to redesignate section E of Article Sixth as modified as Article Sixth of Endeavor’s restated and amended certificate of incorporation. We refer to this proposal as the “Article Sixth amendment proposal”;

(5) to consider and vote upon the 2007 performance equity plan (an equity-based performance equity plan). We refer to this proposal as the “performance equity plan proposal”; and

(6) to consider and vote upon a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation of proxies if, based upon the tabulated vote at the time of the special meeting, Endeavor is not authorized to consummate the acquisition—we refer to this proposal as the “adjournment proposal.”

These items of business are described in the attached proxy statement, which we encourage you to read in its entirety before voting. Only holders of record of Endeavor’s common stock at the close of business on                 , 2007 are entitled to notice of the special meeting and to vote and have their votes counted at the special meeting and any adjournments or postponements of the special meeting. Endeavor will not transact any other business at the special meeting or any adjournment or postponement of the meeting.

(i)

The acquisition proposal must be approved by the holders of a majority of the Endeavor common stock sold in Endeavor’s initial public offering (“IPO”) that is present in person or represented by proxy and entitled to vote at the special meeting. Each of the name change amendment, capitalization amendment and Article Sixth amendment proposals must be approved by the holders of a majority of the outstanding shares of Endeavor common stock. The performance equity plan proposal must be approved by the holders of a majority of the shares of Endeavor common stock that is present in person or represented by proxy and entitled to vote at the meeting.

The adoption of the acquisition proposal is conditioned on the adoption of the name change amendment and the capitalization amendment, and neither the name change amendment nor the capitalization amendment will be presented to the meeting for adoption unless the acquisition proposal is approved. The adoption of the Article Sixth amendment and the performance equity plan proposals are not conditions to the adoption of the acquisition proposal or to the adoption of either of the name change amendment or the capitalization amendment proposals, but if the acquisition proposal is not approved, neither the Article Sixth amendment proposal nor the performance equity proposal will be presented at the meeting for adoption. The adjournment proposal will not be considered at the meeting unless, based on the tabulated vote at the time of the special meeting, Endeavor is not authorized to consummate the acquisition.

Your broker, bank or nominee cannot vote your shares on any proposal unless you provide instructions on how to vote in accordance with the information and procedures provided to you by your broker, bank or nominee. Abstentions will have the same effect as a vote “AGAINST” the acquisition proposal and the name change amendment, capitalization amendment, Article Sixth amendment, the performance equity plan and adjournment proposals. Broker non-votes, while considered present for the purposes of establishing a quorum, will have the same effect as a vote “AGAINST” the name change amendment, capitalization amendment, Article Sixth amendment and adjournment proposals, but will have no effect on the acquisition proposal or the performance equity plan proposals. However, since the adoption of the acquisition proposal is conditioned on the adoption of the name change amendment and capitalization amendment proposals, any broker non-vote with respect to the name change amendment or capitalization amendment proposals will essentially have the same effect as a vote “AGAINST” the acquisition proposal.

Each Endeavor stockholder that holds shares of common stock issued in Endeavor’s IPO has the right to vote against the acquisition proposal and demand that Endeavor convert such stockholder’s shares into cash equal to a pro rata portion of the funds held in the trust account into which a substantial portion of the net proceeds of Endeavor’s IPO was deposited. The exact conversion price will be determined as of a date which is two business days prior to the anticipated date of the consummation of the acquisition. On                 , 2007, the record date for the meeting of stockholders, the conversion price would have been approximately $            in cash for each share of Endeavor common stock. These shares will be converted into cash only if the acquisition is consummated. If, however, the holders of 20% (approximately 3,232,149 shares) or more shares of common stock issued in Endeavor’s IPO both vote against the acquisition proposal and demand conversion of their shares, Endeavor will not consummate the acquisition. Prior to exercising conversion rights, Endeavor stockholders should verify the market price of Endeavor’s common stock as they may receive higher proceeds from the sale of their common stock in the public market than from exercising their conversion rights. Shares of Endeavor’s common stock are quoted on the American Stock Exchange under the symbol “EDA.” On                 , 2007, the record date, the last sale price of Endeavor’s common stock was $            .

Endeavor’s initial stockholders who purchased their shares of common stock prior to Endeavor’s IPO, and which include all of Endeavor’s current directors and executive officers and their affiliates and are referred to collectively in this proxy statement as the “Endeavor Inside Stockholders,” currently own an aggregate of approximately 18.8% of the outstanding shares of Endeavor common stock. Each of the Endeavor Inside Stockholders has agreed to vote all of the shares they purchased prior to the IPO on the acquisition proposal in accordance with the vote of the majority of the votes cast by the holders of shares issued in the IPO. The Endeavor Inside Stockholders have also indicated that they intend to vote such shares “FOR” the adoption of the

(ii)

name change amendment, the capitalization amendment, the Article Sixth amendment and the performance equity plan proposals, as well as the adjournment proposal if considered at the special meeting. These Endeavor insiders also have indicated they intend to vote any shares they acquire after the IPO for all of the proposals. As of the record date, these Endeavor insiders have not acquired any additional shares of Endeavor common stock since the IPO.

After careful consideration, Endeavor’s board of directors has determined that the acquisition proposal and the other proposals are advisable and in the best interests of Endeavor’s stockholders.

Endeavor’s board of directors unanimously recommends that you vote or give instruction to vote “FOR” the adoption of the acquisition proposal, the name change amendment proposal, the capitalization amendment proposal, the Article Sixth amendment proposal and the performance equity plan proposal and, if considered at the special meeting, the adjournment proposal.

All Endeavor stockholders are cordially invited to attend the special meeting in person. However, to ensure your representation at the meeting, you are urged to complete, sign, date and return the enclosed proxy card as soon as possible. If you are a stockholder of record of Endeavor common stock, you may also cast your vote in person at the special meeting. If your shares are held in an account at a brokerage firm or bank, you must instruct your broker or bank on how to vote your shares. If you do not vote or do not instruct your broker or bank how to vote, it will have the same effect as voting against the name change amendment, the capitalization amendment and the Article Sixth amendment proposals.

A complete list of Endeavor stockholders of record entitled to vote at the special meeting will be available for ten days before the special meeting at the principal executive offices of Endeavor for inspection by stockholders during ordinary business hours for any purpose germane to the special meeting.

Your vote is important regardless of the number of shares you own. Whether you plan to attend the special meeting or not, please sign, date and return the enclosed proxy card as soon as possible in the envelope provided.

Thank you for your participation. We look forward to your continued support.

, 2007	By Order of the Board of Directors

Sincerely,

Eric J. Watson
Chairman and Treasurer

Neither the Securities and Exchange Commission nor any state securities commission has determined if this proxy statement is truthful or complete. Any representation to the contrary is a criminal offense.

SEE “ RISK FACTORS” FOR A DISCUSSION OF VARIOUS FACTORS THAT YOU SHOULD CONSIDER IN CONNECTION WITH THE ACQUISITION.

(iii)

Annex A	-	Agreement and Plan of Reorganization

Annex B	-	Amended and Restated Certificate of Incorporation

Annex C	-	2007 Performance Equity Plan

Annex D	-	Voting Agreement

Annex E	-	Opinion of Jefferies & Company, Inc.

Annex F	-	Form of Escrow Agreement

Annex G	-	Form of Registration Rights Agreement

Annex H	-	Form of Tax Opinion to be issued by Graubard Miller

Annex I	-	Form of Employment Agreement between Endeavor and Mr. Charney

(iv)

SUMMARY OF THE PROXY STATEMENT

Parties

The parties to the acquisition are:

•	Endeavor Acquisition Corp. (“Endeavor”),

•	AAI Acquisition Corp. (“Merger Sub”), a wholly owned subsidiary of Endeavor that was formed solely for the purpose of effecting the acquisition as described herein,

•	American Apparel, Inc. (“AAI”),

•	American Apparel, LLC (inactive) (“LLC”),

•	Dov Charney, an owner of 50% of the outstanding capital stock of AAI and 50% of the outstanding membership interests of LLC (“Mr. Charney”),

•	Sang Ho Lim, the owner of the remaining 50% of the outstanding capital stock of AAI and the remaining 50% of the outstanding membership interests of LLC (“Mr. Lim”),

•

All of the corporations comprising the American Apparel Canada Group listed on Schedule A of the Acquisition Agreement (collectively the “CI companies” and, collectively with AAI and LLC, “American Apparel” or the “American Apparel companies”), and

•	All of the stockholders of the CI companies.

American Apparel is a vertically-integrated manufacturer, distributor, and retailer of branded fashion basic apparel. As of April 30, 2007, American Apparel operated 153 retail stores in 12 countries, including the United States, Canada, Mexico, England, Germany, France, Italy, Switzerland, the Netherlands, Israel, Japan and South Korea. American Apparel also operates a leading wholesale business that supplies t-shirts and other casual wear to distributors and screen printers. In addition to its retail stores and wholesale operations, American Apparel operates an online retail e-commerce website at www.americanapparelstore.com. See the section entitled “Business of American Apparel.”

Acquisition Structure

Under the terms of the Acquisition Agreement:

•	immediately prior to the acquisition, Mr. Charney will purchase all of the outstanding capital stock and membership interests of the American Apparel companies owned by Mr. Lim (“Lim Buyout”);

•	immediately prior to the acquisition, all of the membership interests of LLC will be transferred to AAI;

•	AAI will be merged with and into Merger Sub, with Merger Sub surviving the merger as a wholly owned subsidiary of Endeavor; and

•	all of the outstanding capital stock of each of the CI companies will be acquired by Endeavor, with all of the CI companies surviving the transaction as wholly owned subsidiaries of Endeavor.

The stockholders owning all of the outstanding voting stock or membership interests of each of the American Apparel companies have approved and adopted the Acquisition Agreement in accordance with the applicable corporate or company laws of each such company’s jurisdiction of formation.

See the section entitled “The Acquisition Proposal.”

Acquisition Consideration

In return for all of the capital stock in each of the American Apparel companies, Mr. Charney will receive from Endeavor up to an aggregate of 32,258,065 shares of Endeavor common stock, subject to adjustment, including in circumstances where American Apparel’s net debt at the close of business on the date two business days prior to the closing of the acquisition is more than $110,000,000 and/or if Mr. Charney fails to consummate the Lim Buyout. Following the consummation of the acquisition, Endeavor will pay an aggregate of $2.5 million of cash bonuses to existing American Apparel employees. See the section entitled “The Acquisition Agreement—Acquisition Consideration.”

Lim Buyout

Mr. Charney shall purchase all of Mr. Lim’s equity interests in the American Apparel companies at or prior to consummation of the acquisition. The purchase price shall be $60 million plus an additional cash price determined by the date on which the Lim Buyout is completed. In the event that the Lim Buyout is not consummated by Mr. Charney prior to closing of the acquisition for any reason, Endeavor shall affect the Lim Buyout as part of the acquisition by reducing the number of shares of Endeavor common stock to be issued to Mr. Charney and paying Mr. Lim cash for all of his equity interests in the American Apparel companies. If the acquisition were to be consummated on July 30, 2007, and Endeavor was required to affect the Lim Buyout on the same date, the number of shares issued to Mr. Charney, as reduced, would be 24,134,335 and Endeavor would pay Mr. Lim $62,958,904. See the section entitled “The Acquisition Agreement—Acquisition Consideration—Lim Buyout.”

Post-Closing Ownership of Endeavor common stock

As a result of the acquisition, and assuming that there is no adjustment to the number of shares issued based on American Apparel’s net debt and that:

•

no Endeavor stockholder demands that Endeavor convert its shares to cash as permitted by Endeavor’s certificate of incorporation, and that the Lim Buyout is consummated by Mr. Charney, Mr. Charney will own approximately 61.8% of the outstanding Endeavor common stock and the current stockholders of Endeavor will own approximately 38.2% of the outstanding Endeavor common stock immediately after the closing of the acquisition;

•

assuming 19.99% of the common stock issued in Endeavor’s initial public offering votes against the acquisition and such stock is converted into cash, and the Lim Buyout is consummated by Mr. Charney, Mr. Charney will own approximately 65.9% of the outstanding Endeavor common stock and the current stockholders of Endeavor will own approximately 34.1% of the outstanding common stock of Endeavor immediately following the closing;

•

assuming none of the Endeavor common stock is converted into cash and Endeavor consummates the Lim Buyout instead of Mr. Charney (at an assumed price of $62,958,904 as of July 30, 2007), Mr. Charney will own approximately 54.8% of the outstanding Endeavor common stock and the current stockholders of Endeavor will own approximately 45.2% of the outstanding common stock of Endeavor immediately following the closing.

•

assuming 19.99% of the outstanding Endeavor common stock votes against the acquisition and such stock is converted into cash, and Endeavor consummates the Lim Buyout instead of Mr. Charney (at an assumed price of $62,958,904 as of July 30, 2007), Mr. Charney will own approximately 59.1% of the outstanding Endeavor common stock and the current stockholders of Endeavor will own approximately 40.9% of the outstanding common stock of Endeavor immediately following the closing.

Escrow Agreement

At the closing of the acquisition, 8,064,516 of the Endeavor shares to be issued to Mr. Charney will be placed in escrow until the later of (a) the first anniversary of the closing of the acquisition and (b) the thirtieth day after the date that Endeavor files its Annual Report on Form 10-K for the year ended December 31, 2007, as a fund for the payment of indemnification claims that may be made by Endeavor as a result of any breaches of American Apparel’s covenants, representations and warranties in the Acquisition Agreement and certain lawsuits to which American Apparel is a party. See the section entitled “The Acquisition Agreement—Escrow Agreement.”

Other Proposals

In addition to voting on the acquisition, the stockholders of Endeavor will vote on proposals to change its name to “American Apparel, Inc.,” to increase the number of shares of common stock it is authorized to issue from 75,000,000 to 120,000,000, to amend its charter to delete certain provisions that will no longer be operative after the acquisition and to approve the performance equity plan. In addition, if, based on the tabulated vote at the time of the special meeting, Endeavor is not authorized to consummate the acquisition, the stockholders of Endeavor will vote on the adjournment proposal. See the sections entitled “Name Change Amendment Proposal,” “Capitalization Amendment Proposal,” “Article Sixth Amendment Proposal,” “2007 Equity Plan Proposal” and “The Adjournment Proposal.”

Lock-Up Agreement

Mr. Charney has agreed not to sell any of the shares of Endeavor common stock he receives in the acquisition before the third anniversary of the closing of the acquisition, subject to certain exceptions. See the section entitled “The Acquisition Agreement—Lock-up Agreement.”

Post-Acquisition Executive Officers and Employment Agreements

At the closing of the acquisition Mr. Charney, who is currently the chief executive officer of AAI, will become Endeavor’s chief executive officer and president. None of Endeavor’s other current officers will continue with Endeavor after the acquisition. All of the current officers of American Apparel will continue in their positions with American Apparel following the acquisition. Mr. Charney will enter into an employment agreement with Endeavor and American Apparel, effective as of the closing of the acquisition. See the section entitled “Directors and Executive Officers of Endeavor Following the Acquisition—Employment Agreements.”

Post-Acquisition Board of Directors

After the acquisition, the board of directors of Endeavor will have nine members comprised of four persons designated by Mr. Charney, four persons designated by certain of Endeavor’s current stockholders and one person mutually designated by the parties in accordance with a voting agreement that will be executed by the parties immediately prior to closing. The voting agreement will provide that the parties thereto will vote their shares of Endeavor common stock in favor of such designees to serve as directors of Endeavor through the annual meeting of stockholders of Endeavor to be held in 2010. See the section entitled “The Acquisition Agreement—Election of Directors; Voting Agreement.”

Federal Income Tax Consequences

The acquisition will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code and no gain or loss will be recognized by Endeavor or American Apparel as a result of the acquisition. Further, no gain or loss will be recognized by non-converting stockholders of Endeavor as a result of the acquisition. See the section entitled “The Acquisition Proposal—Material Federal Income Tax Consequences of the Acquisition.”

Opinion of Jefferies & Company, Inc.

In connection with the acquisition, Endeavor’s board of directors received an opinion from Jefferies & Company, Inc., or Jefferies, as to (i) the fairness to the holders of Endeavor common stock (other than any affiliates of Endeavor), from a financial point of view and as of the date of Jefferies’ opinion, of the consideration of approximately 32.3 million shares of Endeavor common stock to be paid by Endeavor pursuant to the Acquisition Agreement, and (ii) whether the fair market value of American Apparel was at least equal to 80% of Endeavor’s net assets. The full text of Jefferies’ opinion, which sets forth the assumptions made, matters considered and limitations on the scope of review undertaken by Jefferies in rendering its opinion, is attached to this proxy statement as Annex E.

Endeavor encourages stockholders to read this opinion carefully and in its entirety. Jefferies’ opinion addresses only the fairness to the holders of Endeavor common stock (other than any affiliates of Endeavor), from a financial point of view and as of the date of Jefferies’ opinion, of the consideration of approximately 32.3 million shares of Endeavor common stock to be paid by Endeavor pursuant to the Acquisition Agreement, and whether the fair market value of American Apparel was at least equal to 80% of Endeavor’s net assets, and does not address any other aspect of the acquisition. Jefferies’ opinion does not constitute a recommendation as to how any holder of Endeavor common stock should vote on the acquisition or any matter related thereto.

Recommendation of Endeavor Board of Directors

Endeavor’s board of directors:

•

has unanimously determined that the acquisition proposal and each of the name change amendment, the capitalization amendment, the Article Sixth amendment and the performance equity plan proposals are advisable and in the best interests of Endeavor and its stockholders;

•	has unanimously approved the acquisition proposal and each of the name change amendment, the capitalization amendment, the Article Sixth amendment and the performance equity plan proposals;

•	unanimously recommends that Endeavor’s common stockholders vote “FOR” the acquisition proposal;

•	unanimously recommends that Endeavor’s common stockholders vote “FOR” the name change amendment proposal;

•	unanimously recommends that Endeavor’s common stockholders vote “FOR” the capitalization amendment proposal;

•	unanimously recommends that Endeavor’s common stockholders vote “FOR” the Article Sixth amendment proposal;

•	unanimously recommends that Endeavor’s common stockholders vote “FOR” the proposal to approve the performance equity plan; and

•	if necessary, unanimously recommends that Endeavor’s common stockholders vote “FOR” the proposal to approve an adjournment of the special meeting.

American Apparel Stockholders Approval

All of the stockholders of the American Apparel companies have approved the acquisition by written consent for purposes of the corporate and company laws of the State of California, the laws of the applicable provinces of Canada and Canadian federal law. Accordingly, no further action by the American Apparel stockholders is needed to approve the acquisition.

Reasons for the Acquisition

Endeavor believes that American Apparel is positioned for continued growth in its markets and believes that a business combination with American Apparel will provide Endeavor stockholders with an opportunity to participate in an enterprise with significant growth potential. American Apparel had annual growth rate in revenues of approximately 38.3% from revenues of approximately $205.5 million in 2005 to revenues of approximately $284.3 million in 2006, and annual growth rate in EBITDA of approximately 31.9% from

EBITDA of approximately $18.5 million in 2005 to EBITDA of approximately $24.4 million in 2006. A discussion of American Apparel’s use of EBITDA and a reconciliation of American Apparel’s EBITDA to net income, the most comparable GAAP measure, is contained in “Selected Summary Historical and Pro Forma Consolidated Financial Information—Non-GAAP Financial Measures.”

To evaluate American Apparel’s transition from a private company to a public company upon consummation of the acquisition, Endeavor measures, in part, American Apparel’s growth in terms of EBITDA as adjusted for certain agreed upon adjustments, including workers compensation and inventory obsolescence. Giving effect to these adjustments, American Apparel had growth in pro forma adjusted EBITDA of approximately 33.3% from pro forma adjusted EBITDA of approximately $24.3 million in 2005 to pro forma adjusted EBITDA of approximately $32.4 million in 2006 and growth in pro forma adjusted EBITDA of approximately 66.1% from pro forma adjusted EBITDA of approximately $5.8 million in the first three months of 2006 to pro forma adjusted EBITDA of approximately $9.5 million in the first three months of 2007. A discussion of Endeavor’s use of EBITDA after giving effect to these adjustments and a reconciliation of such pro forma adjusted EBITDA to net income, the most comparable GAAP measure, is contained in “The Acquisition Proposal—Use of Pro Forma Adjusted EBITDA.”

Risk Factors

In analyzing the proposed acquisition, Endeavor considered the risk factors identified in “Risk Factors” and notes that, among other risks, American Apparel had aggregate existing net debt as defined in the Acquisition Agreement of approximately $117.3 million as of March 31, 2007, American Apparel will need to negotiate waivers with respect to its current noncompliance with certain covenants under its existing bank and credit facilities and American Apparel is involved in certain litigations and claims. See the section entitled “American Apparel’s Management Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources.”

In evaluating the acquisition proposal, as well as the name change amendment, the capitalization amendment, the Article Sixth amendment and the performance equity plan proposals, you should carefully read this proxy statement and consider the factors discussed in the section entitled “Risk Factors.”

Certain Waiver and Modifications

Endeavor has waived certain requirements set forth in the Acquisition Agreement, including with respect to the requirement that American Apparel provide projections to Endeavor that American Apparel’s pro forma adjusted EBITDA in 2007 will be at least $50 million. Endeavor also has agreed to allow additional adjustments to American Apparel’s pro forma adjusted EBITDA calculations for 2006. See the section entitled “The Acquisition Agreement—Certain Waivers and Modifications.”

QUESTIONS AND ANSWERS ABOUT THE PROPOSALS

Q.	Why am I receiving this proxy statement?	A.	Endeavor and American Apparel have agreed to a business combination under the terms of the Agreement and Plan of Reorganization, dated as of December 18, 2006, as described in this proxy statement. This agreement is referred to as the “Acquisition Agreement.” A copy of the Acquisition Agreement is attached to this proxy statement as Annex A, and we encourage you to read it in its entirety.

In order to complete the acquisition, Endeavor stockholders must vote in favor of (i) the Acquisition Agreement, (ii) an amendment to Endeavor’s certificate of incorporation to change the name of Endeavor from “Endeavor Acquisition Corp.” to “American Apparel, Inc.” and (iii) an amendment to Endeavor’s certificate of incorporation to increase the number of shares of authorized common stock from 75,000,000 to 120,000,000. Endeavor stockholders also will be asked to vote to approve (a) an amendment to Endeavor’s certificate of incorporation to make certain modifications to Article Sixth thereof and (b) the performance equity plan, but such approvals are not conditions to the acquisition. The performance equity plan has been approved by Endeavor’s board of directors and will be effective upon consummation of the acquisition, if approved by the stockholders. Endeavor’s amended and restated certificate of incorporation, as it will appear if all amendments proposed hereby are approved, is attached to this proxy statement as Annex B. The performance equity plan is attached to this proxy statement as Annex C.

Endeavor will hold a special meeting of its stockholders to obtain these approvals. This proxy statement contains important information about the proposed acquisition, the other proposals and the special meeting of Endeavor stockholders. You should read it carefully.

Your vote is important. We encourage you to vote as soon as possible after carefully reviewing this proxy statement.

Q.	Do I have conversion rights?	A.	If you hold shares of common stock issued in Endeavor’s IPO, then you have the right to vote against the acquisition proposal and demand that Endeavor convert such shares into a pro rata portion of the trust account in which a substantial portion of the net proceeds of Endeavor’s IPO are held. We sometimes refer to these rights to vote against the acquisition and demand conversion of the shares into a pro rata portion of the trust account as “conversion rights.”

Q.	How do I exercise my conversion rights?	A.

If you wish to exercise your conversion rights, you must (i) vote against the acquisition proposal, (ii) demand that Endeavor convert your shares into cash, (iii) continue to hold your shares through the closing of the acquisition and (iv) then deliver your shares to our transfer agent. In lieu of delivering your stock certificate, you may deliver your shares to the transfer agent electronically using Depository Trust Company’s DWAC (Deposit Withdrawal at Custodian) System.

Any action that does not include an affirmative vote against the acquisition will prevent you from exercising your conversion rights. Your vote on any proposal other than the acquisition proposal will have no impact on your right to seek conversion.

You may exercise your conversion rights either by checking the box on the proxy card or by submitting your request in writing to Endeavor at the address listed at the end of this section. If you (i) initially vote for the acquisition proposal but then wish to vote against it and exercise your conversion rights or (ii) initially vote against the acquisition proposal and wish to exercise your conversion rights but do not check the box on the proxy card providing for the exercise of your conversion rights or do not send a written request to Endeavor to exercise your conversion rights, or (iii) initially vote against the acquisition but later wish to vote for it, you may request Endeavor to send you another proxy card on which you may indicate your intended vote and, if that vote is against the acquisition proposal, exercise your conversion rights by checking the box provided for such purpose on the proxy card. You may make such request by contacting Endeavor at the phone number or address listed at the end of this section.

Any corrected or changed proxy card or written demand of conversion rights must be received by Endeavor prior to the special meeting. No demand for conversion will be honored unless the holder’s stock certificate has been delivered to Endeavor’s transfer agent prior to the special meeting.

If, notwithstanding your negative vote, the acquisition is completed, then you will be entitled to receive a pro rata portion of the trust account, including any interest earned thereon, calculated as of two business days prior to the anticipated date of the consummation of the acquisition. As of the record date, there was approximately $ in the trust account, which would amount to approximately $ per share upon conversion. If you exercise your conversion rights, then you will be exchanging your shares of Endeavor common stock for cash and will no longer own these shares.

Exercise of your conversion rights does not result in either the conversion or a loss of your warrants. Your warrants will continue to be outstanding and exercisable following a conversion of your common stock unless we do not consummate the acquisition.

Q.	Do I have appraisal rights if I object to the acquisition?	A.	Endeavor stockholders do not have appraisal rights in connection with the acquisition under the General Corporation Law of the State of Delaware (“DGCL”).

Q.	What happens to the funds deposited in the trust account after consummation of the acquisition?	A.	After consummation of the acquisition, Endeavor stockholders properly electing to exercise their conversion rights will receive their pro rata portion of the funds in the trust account. The balance of the funds in the trust account will be released to Endeavor and will become funds of the consolidated companies.

Q.	What happens if the acquisition is not consummated?	A.	Endeavor must liquidate if it does not consummate a business combination by December 21, 2007. In any liquidation, the funds held in the trust account, plus any interest earned thereon, together with any remaining out-of-trust net assets, will be distributed pro rata to the holders of Endeavor’s common stock acquired in Endeavor’s IPO. Holders of Endeavor common stock acquired prior to the IPO, including all of Endeavor’s officers and directors, have waived any right to any liquidation distribution with respect to those shares.

Q.	When do you expect the acquisition to be completed?	A.	It is currently anticipated that the acquisition will be consummated promptly following the Endeavor special meeting on , 2007. For a description of the conditions to completion of the acquisition, see the sections entitled “The Acquisition Agreement—Conditions to the Closing of the Acquisition.”

Q.	What do I need to do now?	A.	Endeavor urges you to read carefully and consider the information contained in this proxy statement, including the annexes, and to consider how the acquisition will affect you as a stockholder of Endeavor. You should then vote as soon as possible in accordance with the instructions provided in this proxy statement and on the enclosed proxy card.

Q.	How do I vote?	A.	If you are a holder of record of Endeavor common stock at the close of business on , 2007, which is the record date for the special meeting, you may vote in person at the special meeting or by submitting a proxy for the special meeting. You may submit your proxy by completing, signing, dating and returning the enclosed proxy card in the accompanying pre-addressed postage paid envelope. If you hold your shares in “street name,” which means your shares are held of record by a broker, bank or nominee, you must provide the record holder of your shares with instructions on how to vote your shares.

Q.	If my shares are held in “street name,” will my broker, bank or nominee automatically vote my shares for me?	A.	No. Your broker, bank or nominee cannot vote your shares on any proposal unless you provide instructions on how to vote in accordance with the information and procedures provided to you by your broker, bank or nominee.

Q.	Can I change my vote after I have mailed my signed proxy or direction form?	A.	Yes. Send a later-dated, signed proxy card to Endeavor’s secretary at the address of Endeavor’s corporate headquarters prior to the date of the special meeting or attend the special meeting in person and vote. You also may revoke your proxy by sending a notice of revocation to Endeavor’s secretary, which must be received by Endeavor’s secretary prior to the special meeting.

Q.	Do I need to send in my stock certificates?	A.	Endeavor stockholders who do not elect to have their shares converted into a pro rata share of the trust account should not submit their stock certificates now or after the acquisition, because their shares will not be converted or exchanged in the acquisition. Endeavor stockholders who vote against the acquisition and exercise their conversion rights must deliver their shares to Endeavor’s transfer agent (either physically or electronically) after the meeting.

Q.	What should I do if I receive more than one set of voting materials?	A.	You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a holder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive in order to cast a vote with respect to all of your Endeavor shares.

Q.	Who can help answer my questions?	A.	If you have questions about the acquisition or if you need additional copies of the proxy statement or the enclosed proxy card you should contact:

Martin Dolfi Endeavor Acquisition Corp. 7 Times Square, 17th Floor New York, New York 10036 Tel: (212) 683-5350

You may also obtain additional information about Endeavor from documents filed with the SEC by following the instructions in the section entitled “Where You Can Find More Information.”

If you intend to vote against the acquisition and seek conversion of your shares, you will need to deliver your shares (either physically or electronically) to Endeavor’s transfer agent at the address below after the meeting. If you have questions regarding the certification of your position or delivery of your shares, please contact:

Mark Zimkind Continental Stock Transfer & Trust Company 17 Battery Place, 8th Floor New York, New York 10004 Telephone: (212) 845-3287

SELECTED SUMMARY HISTORICAL AND PRO FORMA

CONSOLIDATED FINANCIAL INFORMATION

We are providing the following selected financial information to assist you in your analysis of the acquisition.

AAI’s consolidated statements of operations for the three months ended March 31, 2007 (unaudited) and March 31, 2006 (unaudited) and years ended December 31, 2006 (audited) and December 31, 2005 (unaudited) and consolidated balance sheets as of March 31, 2007 (unaudited), December 31, 2006 (audited) and December 31, 2005 (unaudited), are included elsewhere in this proxy statement.

The CI companies’ combined statements of operations for the three months ended March 31, 2007 (unaudited) and March 31, 2006 (unaudited) and years ended December 31, 2006 (audited) and December 31, 2005 (unaudited) and combined balance sheets as of March 31, 2007 (unaudited), December 31, 2006 (audited) and December 31, 2005 (unaudited), are included elsewhere in this proxy statement.

Endeavor’s statements of operations for the three months ended March 31, 2007 (unaudited) and March 31, 2006 (unaudited), year ended December 31, 2006 (audited) and period from July 22, 2005 (Inception) to December 31, 2005 (audited) and balance sheets as of March 31, 2007 (unaudited), December 31, 2006 (audited) and December 31, 2005 (audited), are included elsewhere in this proxy statement.

In the opinion of each of Endeavor’s and American Apparel’s management, the respective unaudited financial statements include all adjustments (consisting of normal recurring adjustments) that are necessary for a fair presentation of such consolidated financial statements.

The selected financial information of AAI, the CI companies and Endeavor is only a summary and should be read in conjunction with each company’s historical consolidated financial statements and related notes and “Other Information About Endeavor” and “American Apparel’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained elsewhere in this proxy statement. The information presented may not be indicative of the future performance of Endeavor, AAI or the CI companies or the combined company resulting from the acquisition.

American Apparel, Inc. and Subsidiaries (AAI)

Selected Historical Consolidated Financial Information (a)

(in thousands of dollars)

	Three Months Ended March 31,		Year Ended December 31,
	2007	2006	2006	2005
	(unaudited)	(unaudited)		(unaudited)
Consolidated Statements of Operations:
Net sales	$69,033	$55,944	$264,691	$192,178
Cost of sales	30,836	29,042	138,385	99,754

Gross profit	38,197	26,902	126,306	92,424

Operating expenses	32,328	24,671	117,006	82,116

Income from operations	5,869	2,231	9,300	10,308
Interest expense	3,674	2,408	10,797	6,006
Other expense (income)	(111)	170	(1,208)	325
Income (loss) before income taxes	2,306	(348)	(289)	3,975
Income tax expense (benefit)	597	(35)	1,335	392

Net income (loss)	$1,709	$(313)	$(1,624)	$3,583

	March 31,		December 31,
	2007	2006	2006	2005
	(unaudited)	(unaudited)		(unaudited)
Consolidated Balance Sheets Data:
Total assets	$162,832	$134,882	$148,157	$124,254
Total current liabilities	139,481	106,567	126,418	87,285
Total long-term liabilities	10,261	14,128	10,037	23,023
Stockholders’ equity	13,090	14,187	11,702	13,946

	Three Months Ended March 31,		Year Ended December 31,
	2007	2006	2006	2005
	(unaudited)	(unaudited)		(unaudited)
Other Cash Flow Data:
Cash Flow (used in) from operations	$(20,835)	$(4,505)	$9,063	$(348)
Cash Flow used in investing activities	(1,948)	(4,784)	(15,232)	(18,078)
Cash Flow from financing activities	24,642	6,959	6,001	19,716
Effect on cash from exchange rates	46	36	177	(149)

Net change in cash	$1,905	$(2,294)	$(9)	$1,141

Other Consolidated Data (unaudited):
EBITDA (b)	$8,506	$4,273	$19,938	$15,368

(a)	These financial statements do not include the results of operations or financial condition of the CI companies, which are audited separately, and set forth separately in this proxy.
(b)	See “—Non-GAAP Financial Measures.”

The American Apparel Group of Canada (CI)

Selected Historical Combined Financial Information (a)

(in thousands of dollars)

	Three Months Ended March 31,
	2007	2007	2006	2006
	CDN $	USD $ (c)	CDN $	USD $ (c)
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Combined Statements of Operations:
Net sales	$8,364	$7,139	$6,945	$6,016
Cost of sales	3,092	2,639	2,539	2,199

Gross profit	5,272	4,500	4,406	3,817

Operating expenses	4,885	4,169	4,173	3,615

Income from operations	386	330	234	203
Interest expense	335	286	245	212
Other expense (income)	—	—	—	—
Income (loss) before income taxes	52	44	(11)	(9)
Income tax expense	74	63	19	16

Net loss	$(23)	$(19)	$(30)	$(25)

	March 31,
	2007	2007	2006	2006
	CDN $	USD $ (c)	CDN $	USD $ (c)
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Combined Balance Sheet Data:
Total assets	$18,541	$16,059	$17,279	$14,794
Total current liabilities	8,725	7,557	10,805	9,251
Total long-term liabilities	7,959	6,893	4,972	4,257
Shareholders’ equity	1,858	1,609	1,502	1,286

	Three Months Ended March 31,
	2007	2007	2006	2006
	CDN $	USD $ (c)	CDN $	USD $ (c)
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Other Cash Flow Data:
Cash Flow (used in) from operations	$(823)	$(702)	$41	$36
Cash Flow used in investing activities	(122)	(104)	(385)	(333)
Cash Flow from financing activities	666	568	98	85
Effect on cash from exchange rates	—	2	—	2

Net change in cash	$(280)	$(236)	$(246)	$(210)

	Three Months Ended March 31,
	2007	2007	2006	2006
	CDN $	USD $ (c)	CDN $	USD $ (c)
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Other Data (unaudited):
EBITDA (b)	$932	$796	$619	$535

(a)	These financial statements do not include the results of operations or financial condition of AAI, which are audited separately and set forth separately in this proxy statement.
(b)	See “—Non-GAAP Financial Measures.”
(c)	Canadian dollars presented as of March 31, 2007 and 2006 were converted at an exchange rate of $0.8661 and $0.8568, respectively. Canadian dollars presented for the three months ended March 31, 2007 and 2006 were converted at an exchange rate of $0.8535 and $0.8662, respectively.

The American Apparel Group of Canada (CI)

Selected Historical Combined Financial Information (a)

(in thousands of dollars)

	Year Ended December 31,
	2006	2006	2005	2005
	CDN $	USD $ (c)	CDN $	USD $ (c)
			(unaudited)	(unaudited)
Combined Statements of Operations:
Net sales	$34,658	$30,546	$29,283	$24,166
Cost of sales	12,528	11,042	11,119	9,176

Gross profit	22,130	19,504	18,164	14,990

Operating expenses	20,797	18,330	17,391	14,352

Income from operations	1,333	1,175	773	638
Interest expense	1,151	1,014	642	530
Income before income taxes	182	161	131	108
Income tax expense	271	239	138	114

Net loss	$(89)	$(78)	$(7)	$(6)

	December 31,
	2006	2006	2005	2005
	CDN $	USD $ (c)	CDN $	USD $ (c)
			(unaudited)	(unaudited)
Combined Balance Sheets Data:
Total assets	$18,082	$15,534	$17,297	$14,834
Total current liabilities	8,287	7,119	10,756	9,225
Total long-term liabilities	8,093	6,953	5,073	4,351
Shareholders’ equity	1,702	1,462	1,468	1,259

	Year Ended December 31,
	2006	2006	2005	2005
	CDN $	USD $ (c)	CDN $	USD $ (c)
			(unaudited)	(unaudited)
Other Cash Flow Data:
Cash Flow from (used in) operations	$(519)	$(457)	$129	$106
Cash Flow used in investing activities	(1,881)	(1,658)	(3,908)	(3,225)
Cash Flow from financing activities	2,814	2,480	4,025	3,322
Effect on cash from exchange rates	—	(9)	—	8

Net change in cash	$414	$356	$246	$211

	Year Ended December 31,
	2006	2006	2005	2005
	CDN $	USD $ (c)	CDN $	USD $ (c)
			(unaudited)	(unaudited)
Other Data (unaudited):
EBITDA (b)	$5,324	$4,693	$4,217	$3,475

(a)	These financial statements do not include the results of operations or financial condition of AAI, which are audited separately and set forth separately in this proxy statement.
(b)	See “—Non-GAAP Financial Measures.”
(c)	Canadian dollars presented as of December 31, 2006 and 2005 were converted at an exchange rate of $0.8590 and $0.8576, respectively. Canadian dollars presented for the year ended December 31, 2006 and 2005 were converted at an exchange rate of $0.8813 and $0.8103, respectively.

Endeavor Acquisition Corp.

Selected Historical Financial Information

(in thousands of dollars, except share data)

	Three Months Ended March 31,		Year Ended December 31, 2006	Period from July 22, 2005 (Inception) to December 31, 2005
	2007	2006
	(unaudited)	(unaudited)
Statements of Operations:
Selling, general & administrative expenses	$271	$222	$1,101	$63

Income (loss) from operations	(271)	(222)	(1,101)	(63)
Interest expense	—	—	—	—
Dividend and interest income	1,034	855	(3,974)	(118)

Income before provision for income taxes	$763	$633	$2,873	$55

Provision for income taxes	—	119	3	1

Net income	$763	$514	$2,870	$54
Accretion of trust fund relating to common stock subject to possible conversion	(206)	(171)	(794)	(24)

Net income available to common stockholders	$557	$343	$2,076	$30

Weighted average shares outstanding	16,678,713	16,647,408	16,668,534	4,670,245
Basic and diluted net income per share	$0.03	$0.02	$0.12	$0.01

	March 31,		December 31,
	2007	2006	2006	2005
	(unaudited)	(unaudited)
Balance Sheets Data:
Total assets	$126,655	$125,546	$125,546	$113,640
Total current liabilities	605	260	260	64
Common stock subject to possible conversion	25,228	25,022	25,022	22,461
Stockholders’ equity	100,821	100,264	100,264	91,115

	Three Months Ended March 31,		Year Ended December 31, 2006	Period from July 22, 2005 (Inception) to December 31, 2005
	2007	2006
	(unaudited)	(unaudited)
Cash Flow Data:
Cash Flow from (used in) operations	$981	$737	$3,137	$(68)
Cash Flow used in investing activities	(1,032)	(9,695)	(12,809)	(112,308)
Cash Flow from financing activities	73	8,840	8,694	113,521

Net change in cash	22	(118)	$(978)	$1,145

Non-GAAP Financial Measures

Use of EBITDA

American Apparel presents EBITDA because it believes it provides an important measure of its financial performance. American Apparel defines EBITDA as net income (loss) before:

•	interest expense;

•	income taxes;

•	depreciation and amortization; and

•	related-party management fees.

American Apparel’s management uses EBITDA as an important financial measure to assess the ability of American Apparel’s assets to generate cash sufficient to pay interest on its indebtedness, meet capital expenditure and working capital requirements, and otherwise meet its obligations as they become due. American Apparel’s management believes that the presentation of EBITDA included in this proxy statement provides useful information regarding American Apparel’s results of operations because it assists in analyzing and benchmarking the performance and value of American Apparel’s business. In particular, EBITDA is one of the key measures used by Endeavor with respect to the proposed acquisition in the valuation of American Apparel as described in the sections of this proxy statement entitled “The Acquisition Proposal—Endeavor’s Board of Directors’ Reasons for Approval of the Acquisition.” In addition, EBITDA is an important valuation tool used by potential investors when assessing the relative performance of a company in comparison to other companies in the same industry.

Although American Apparel uses EBITDA as a financial measure to assess the performance of its business, there are material limitations to using a measure such as EBITDA, as adjusted, including the difficulty associated with using it as the sole measure to compare the results of one company to another and the inability to analyze significant items that directly affect a company’s net income (loss) or operating income because it does not include certain material costs, such as interest and taxes, necessary to operate its business. In addition, American Apparel’s calculation of EBITDA may not be consistent with similarly titled measures of other companies and should be viewed in conjunction with measures that are computed in accordance with GAAP. American Apparel’s management compensates for these limitations in considering EBITDA in conjunction with its analysis of other GAAP financial measures, such as net income (loss).

American Apparel had growth in EBITDA of approximately 97.8% from EBITDA of approximately $4.6 million in the first three months of 2006 to EBITDA of approximately $9.1 million in the first three months of 2007.

American Apparel had growth in EBITDA of approximately 21.1% from EBITDA of approximately $18.5 million in 2005 to EBITDA of approximately $24.4 million in 2006.

Reconciliation of American Apparel’s Combined Condensed EBITDA

The following table presents a reconciliation of American Apparel’s EBITDA to its net income, the most directly comparable GAAP financial measure, on a historical basis, for the periods presented:

	Three Months Ended March 31,		Year Ended December 31,
	2007	2006	2006	2005
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Net income (loss)	$1,504	$(518)	$(1,884)	$3,253
Income taxes	660	(19)	1,574	506
Interest expense	3,960	2,620	11,811	6,536
Depreciation and amortization	2,907	2,546	10,899	6,328
Related-party management fee	85	—	2,045	1,896

EBITDA	$9,116	$4,629	$24,445	$18,519

Reconciliation of AAI’s EBITDA

The following table presents a reconciliation of the AAI’s EBITDA to its net income, the most directly comparable GAAP financial measure, on a historical basis, for the periods presented:

	Three Months Ended March 31,		Year Ended December 31,
	2007	2006	2006	2005
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Net income (loss)	$1,709	$(313)	$(1,624)	$3,583
Income taxes	597	(35)	1,335	392
Interest expense	3,674	2,408	10,797	6,006
Depreciation and amortization	2,526	2,213	9,430	5,387

EBITDA	$8,506	$4,273	$19,938	$15,368

Reconciliation of the CI companies’ EBITDA

The following table presents a reconciliation of the CI companies’ EBITDA to their net income, the most directly comparable GAAP financial measure, on a historical basis, for the periods presented:

	Three Months Ended March 31,
	2007	2007	2006	2006
	CDN $	USD $	CDN $	USD $
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Net loss	$(23)	$(19)	$(30)	$(26)
Income taxes	74	63	19	16
Interest expense	335	286	245	212
Depreciation and amortization	446	381	385	333
Related party management fee	100	85	—	—

EBITDA	$932	$796	$619	$535

The following table presents a reconciliation of the CI companies’ EBITDA to their net income, the most directly comparable GAAP financial measure, on a historical basis, for the periods presented:

	Year Ended December 31,
	2006	2006	2005	2005
	CDN $	USD $	CDN $	USD $
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Net loss	$(89)	$(77)	$(7)	$(6)
Income taxes	271	239	138	114
Interest expense	1,151	1,014	642	530
Depreciation and amortization	1,671	1,473	1,146	941
Related party management fee	2,320	2,045	2,298	1,896

EBITDA	$5,324	$4,694	$4,217	$3,475

Selected Unaudited Pro Forma Combined Financial Information

The acquisition will be accounted for as a “reverse merger” and recapitalization since the stockholders of American Apparel will own a majority of the outstanding shares of the common stock immediately following the completion of the transaction. American Apparel will be deemed to be the accounting acquirer in the transaction and, consequently, the transaction is treated as a recapitalization of American Apparel. Accordingly, the assets and liabilities and the historical operations that will be reflected in the Endeavor financial statements after consummation of the acquisition will be those of American Apparel and will be recorded at the historical cost basis of American Apparel. Endeavor’s assets, liabilities and results of operations will be consolidated with the assets, liabilities and results of operations of American Apparel upon consummation of the acquisition.

We have presented below selected unaudited pro forma condensed combined financial information that reflects recapitalization accounting and is intended to provide you with a better picture of what Endeavor’s businesses might have looked like had AAI, the CI companies and Endeavor actually been combined as of the periods indicated. You should not rely on the selected unaudited pro forma condensed combined financial information as being indicative of the historical results that would have occurred had the companies been combined or the future results that may be achieved after the acquisition. The following selected unaudited pro forma condensed combined financial information has been derived from, and should be read in conjunction with, the unaudited pro forma condensed combined financial statements and related notes thereto included elsewhere in this proxy statement.

We are providing this information to aid you in your analysis of the financial aspects of the acquisition. The following unaudited selected pro forma condensed combined statement of operations combines Endeavor’s historical statement of operations for the three months ended March 31, 2007 and the year ended December 31, 2006 with those of AAI and the CI companies for the three months ended March 31, 2007 and the year ended December 31, 2006, in each case giving effect to the acquisition as if it had occurred on January 1, 2006. The following unaudited selected pro forma condensed combined balance sheet combines Endeavor’s historical balance sheet and those of AAI and the CI companies as of March 31, 2007, giving effect to the transactions described in the Acquisition Agreement as if they had occurred on March 31, 2007.

The unaudited pro forma adjustments are based upon available information and assumptions that we believe are reasonable. The unaudited pro forma condensed combined statements of operations and the pro forma condensed combined balance sheet do not purport to represent the results of operations that would have occurred had such transactions been consummated on the dates indicated or the financial position for any future date or period.

The following information, which is included elsewhere in this proxy statement, should be read in conjunction with the pro forma condensed combined financial information:

•	accompanying notes to the unaudited pro forma condensed combined information;

•	separate historical consolidated financial statements of AAI and the CI companies for the year ended December 31, 2006;

•	separate historical financial statements of Endeavor for the year ended December 31, 2006;

•	separate historical unaudited consolidated financial statements of AAI and the CI companies for the three months ended March 31, 2007; and

•	separate historical unaudited financial statements of Endeavor for the three months ended March 31, 2007.

The following selected financial data is derived from the pro forma condensed combined financial statement included elsewhere in this proxy statement, which has been prepared using four different assumptions with respect to the number of outstanding shares of Endeavor stock and cash immediately following the acquisition, as follows:

•

assuming no conversions and Mr. Charney consummates the Lim Buyout—this presentation assumes that no stockholders of Endeavor seek to convert their shares into a pro rata share of the trust account and Mr. Charney purchases all of Mr. Lim’s equity interest in the American Apparel companies using his own resources;

•

assuming maximum conversions and Mr. Charney consummates the Lim Buyout—this presentation assumes stockholders of Endeavor owning 19.99% of the stock sold in Endeavor’s initial public offering seek conversion and Mr. Charney purchases all of Mr. Lim’s equity interest in the American Apparel companies using his own resources;

•

assuming no conversions and Endeavor consummates the Lim Buyout—this presentation assumes that no stockholders of Endeavor seek to convert their shares into a pro rata share of the trust account and Endeavor purchases all of Mr. Lim’s equity interest in the American Apparel companies using a portion of the trust fund (estimated at $62,958,904 assuming a closing on July 30, 2007); and

•

assuming maximum conversions and Endeavor consummate the Lim Buyout—this presentation assumes that no stockholders of Endeavor seek to convert their shares into a pro rata share of the trust account and Endeavor purchases all of Mr. Lim’s equity interest in the American Apparel companies using a portion of the trust fund (estimated at $62,958,904 assuming the acquisition closes on July 30, 2007).

SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

ASSUMING LIM BUYOUT AFFECTED BY MR. CHARNEY

MARCH 31, 2007

(in thousands of dollars, except per share data)

	Endeavor Acquisition Corp.	American Apparel, Inc.	CI Companies	CI Companies	Pro Forma Adjustments No Conversion	Pro Forma Combined No Conversion	Pro Form Adjustments Maximum Allowable Conversion	Pro Form Combined Maximum Allowable Conversion
	USD $	USD $	CDN $	USD $	USD $	USD $	USD $	USD $
Total assets	$126,655	$162,832	$18,541	$16,059	$(10,784)	$294,761	$(25,228)	$269,533

Current liabilities	605	98,481	8,725	7,557	(7,184)	99,459	—	99,459
Common stock, subject to possible conversion	25,228				—	25,228	(25,228)	—
Long-term debt, net of current portion	—	41,260	7,032	6,090	—	47,350	—	47,350
Capital lease obligations, net of current position	—	2,994	115	100	—	3,094	—	3,094
Deferred rent	—	7,007	811	702	—	7,709	—	7,709
Total stockholders’ equity	126,049	13,030	1,858	1,609	(3,600)	137,149	—	111,921

Total liabilities and stockholders’ equity	$126,655	$162,832	$18,541	$16,058	$(10,784)	$294,761	$(25,228)	$264,533

See “Unaudited Pro Forma Condensed Combined Financial Statements.”

SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

AND PER SHARE DATA

ASSUMING LIM BUYOUT AFFECTED BY MR. CHARNEY

THREE MONTHS ENDED, MARCH 31, 2007

(in thousands of dollars)

	Endeavor Acquisition Corp.	American Apparel, Inc.	CI Companies	CI Companies	Pro Forma Adjustment No Conversion	Pro Forma Combined No Conversion
	USD $	USD $	CDN $	USD $	USD $	USD $
Net sales	$—	$69,033	$8,364	$7,139	$(2,670)	$73,502
Cost of goods sold	—	30,836	3,093	2,640	(2,485)	30,991

Gross profit	—	38,197	5,271	4,499	(185)	42,511

Selling, general and administrative	271	32,328	4,885	4,169	(85)	36,683

Income (loss) from operations	(271)	5,869	386	330	(100)	5,828

Interest and other (income) expense	(1,034)	3,563	335	286	473	3,288

Income (loss) before income taxes	763	2,306	51	44	(473)	2,540

Income tax provision (benefit)	—	597	74	63	—	660

Net income (loss)	763	1,709	(23)	(19)	(573)	1,880
Accretion of trust fund, relating to Common Stock subject to possible conversion	206	—	—	—	(206)	—

Net income (loss) available to common stockholders	$557	$1,709	$(23)	$(19)	$(367)	$1,879

See “Unaudited Pro Forma Condensed Combined Financial Statements.”

SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

AND PER SHARE DATA

ASSUMING LIM BUYOUT AFFECTED BY MR. CHARNEY

YEAR ENDED DECEMBER 31, 2006

(in thousands of dollars)

	Endeavor Acquisition Corp.	American Apparel, Inc.	CI Companies	CI Companies	Pro Forma Adjustment No Conversion	Pro Forma Combined No Conversion
	USD $	USD $	CDN $	USD $	USD $	USD $
Net sales	$—	$264,691	$34,658	$30,546	$(10,972)	$284,265
Cost of sales	—	138,385	12,527	11,042	(10,790)	138,637

Gross profit	—	126,306	22,130	19,505	(182)	145,629

Selling, general and administrative	1,101	117,006	20,797	18,330	(1,991)	134,446

Income (loss) from operations	(1,101)	9,300	1,333	1,175	1,809	11,183

Interest and other (income) expense	(3,974)	9,589	1,151	1,014	3,033	9,662

Income (loss) before income taxes	2,873	289	182	160	(1,224)	1,520
Income tax provision (benefit)	2	1,335	271	239	—	(1,577)

Net income (loss)	2,870	(1,624)	(89)	(78)	(1,224)	(56)
Accretion of trust fund, relating to Common Stock subject to possible conversion	794	—	—	—	(794)	—

Net income (loss) available to common stockholders	$2,076	$(1,624)	$(89)	$(78)	$(430)	$(56)

See “Unaudited Pro Forma Condensed Combined Financial Statements.”

SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

ASSUMING LIM BUYOUT AFFECTED BY ENDEAVOR

MARCH 31, 2007

(in thousands of dollars)

	Endeavor Acquisition Corp.	American Apparel, Inc.	CI Companies	CI Companies	Pro Forma Adjustments No Conversion	Pro Forma Combined- No Conversion	Pro Forma Adjustments Maximum Allowable Conversion	Pro Forma Combined Maximum Allowable Conversion
	USD $	USD $	CDN $	USD $	USD $	USD $	USD $	USD $
Total assets	$126,655	$162,832	$18,541	$16,059	$(73,743)	$231,802	$(25,228)	$206,574

Current Liabilities:
Long-term debt, net of current portion		260	7,032	6,090	—	6,350	—	6,350
Capital lease obligations, net of current position		2,994	115	100	—	3,094	—	3,094
Deferred rent		7,007	811	702	—	7,709	—	7,709

Stockholders’ equity
Total stockholders’ equity	100,822	13,090	1,858	1,609	(66,559)	74,190	—	48,962

Total liabilities and stockholders’ equity	$126,655	$162,832	$18,541	$16,058	$(73,743)	$231,802	$(25,228)	$206,574

See “Unaudited Pro Forma Condensed Combined Financial Statements.”

SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF

OPERATIONS

AND PER SHARE DATA

ASSUMING LIM BUYOUT AFFECTED BY ENDEAVOR

THREE MONTHS ENDED, MARCH 31, 2007

(in thousands of dollars, except per share data)

	Endeavor Acquisition Corp.	American Apparel, Inc.	CI Companies	CI Companies	Pro Form Adjustment No Conversion	Pro Forma Combined No Conversion
	USD $	USD $	CDN $	USD $	USD $	USD $
Net sales	$—	$69,033	$8,364	$7,139	$(2,670)	$73,502
Cost of goods sold	—	30,836	3,093	2,640	(2,485)	30,991

Gross profit	—	38,197	5,271	4,499	(185)	42,511

Selling, general and administrative	271	32,328	4,885	4,169	(85)	36,683

Income (loss) from operations	(271)	5,869	386	330	(100)	5,828

Interest and other (income) expense	(1,034)	3,563	335	286	473	3,288

Income (loss) before income taxes	763	2,306	51	44	(573)	2,540
Income tax provision (benefit)	—	597	74	63	—	660

Net income (loss)	763	1,709	(23)	(19)	(573)	1,880
Accretion of trust fund, relating to Common Stock subject to possible conversion	206	—	—	—	(206)	—

Net income (loss) available to common stockholders	$557	$1,709	$(23)	$(19)	$(367)	$1,879

See “Unaudited Pro Forma Condensed Combined Financial Statements.”

SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

AND PER SHARE DATA

ASSUMING LIM BUYOUT AFFECTED BY ENDEAVOR

YEAR ENDED, DECEMBER 31, 2006

(in thousands of dollars, except per share data)

	Endeavor Acquisition Corp.	American Apparel, Inc.	CI Companies	CI Companies	Pro Forma Adjustment No Conversion	Pro Forma Combined No Conversion
	USD $	USD $	CDN $	USD $	USD $	USD $
Net sales	$—	$264,691	$34,658	$30,546	$(10,972)	$284,265
Cost of goods sold	—	138,385	12,527	11,042	(10,790)	138,637

Gross profit	—	126,306	22,130	19,505	(182)	145,629

Selling, general and administrative	1,101	117,006	20,797	18,330	(1,991)	134,446

Income (loss) from operations	(1,101)	9,300	1,333	1,175	1,809	11,183

Interest and other (income) expense	(3,974)	9,589	1,151	1,014	3,033	9,662

Income (loss) before income taxes	2,873	(289)	182	160	(1,224)	1,520
Income tax provision (benefit)	2	1,335	271	239	—	(1,577)

Net income (loss)	2,870	(1,624)	(89)	(78)	(1,224)	(56)
Accretion of trust fund, relating to Common Stock subject to possible conversion	794	—	—	—	(794)	—

Net income (loss) available to common stockholders	$2,076	$(1,624)	$(89)	$(78)	$(430)	$(56)

See “Unaudited Pro Forma Condensed Combined Financial Statements.”

Comparative Per Share Data

The following table sets forth unaudited pro forma combined per share ownership information of AAI, the CI companies and Endeavor after giving effect to the acquisition, assuming both no conversions and maximum conversions by Endeavor stockholders. You should read this information in conjunction with the selected summary historical financial information included elsewhere in this proxy statement, and the historical financial statements of AAI, the CI companies and Endeavor and related notes that are included elsewhere in this proxy statement. The unaudited AAI, the CI companies and Endeavor pro forma combined per share information is derived from, and should be read in conjunction with, the unaudited pro forma condensed combined financial information and related notes included elsewhere in this proxy statement.

The unaudited pro forma combined earnings per share information below does not purport to represent the earnings per share which would have actually occurred had the companies been combined, nor earnings per share for any future date or period. The unaudited pro forma combined book value per share information below does not purport to represent what the value of AAI, the CI companies and Endeavor would have actually been had the companies been combined.

	AAI	CI	Endeavor	Unaudited Pro Forma Combined Company
	(in thousands, except per share data)
Number of shares of common stock outstanding upon consummation of the acquisition (assuming no adjustment to the number of shares issued based on American Apparel’s net debt):
Assuming no conversions and Mr. Charney affects Lim Buyout				52,169
Assuming maximum conversions and Mr. Charney affects Lim Buyout				48,937
Assuming no conversions and Endeavor affects Lim Buyout				44,045
Assuming maximum conversions and Endeavor affects Lim Buyout				40,813

Book value—historical at March 31, 2007	$13,090	$1,609	$126,049
Book value—pro forma at March 31, 2007:
Assuming no conversions and Mr. Charney affects Lim Buyout				$140,049
Assuming maximum conversions and Mr. Charney affects Lim Buyout				$114,821
Assuming no conversions and Endeavor affects Lim Buyout				$77,090
Assuming maximum conversions and Endeavor affects Lim Buyout				$51,862

Earnings per share—historical three months ended March 31, 2007		$0.03
Earnings per share—historical year ended December 31, 2006		$0.10
Earnings per share—pro forma three months ended March 31, 2007:
Assuming no conversions and Mr. Charney affects Lim Buyout—basic and diluted			$0.04
Assuming no conversions and Endeavor affects Lim Buyout—basic and diluted			$0.04
Assuming maximum conversions and Mr. Charney affects Lim Buyout—basic and diluted			$0.04
Assuming maximum conversions and Endeavor affects Lim Buyout—basic and diluted			$0.04

Earnings per share—pro forma year ended December 31, 2006:
Assuming no conversions and Mr. Charney affects Lim Buyout—basic and diluted				$(0.03)
Assuming no conversions and Endeavor affects Lim Buyout—basic and diluted				$(0.03)
Assuming maximum conversions and Mr. Charney affects Lim Buyout—basic and diluted				$(0.03)
Assuming maximum conversions and Endeavor affects Lim Buyout—basic and diluted				$(0.03)

RISK FACTORS

You should carefully consider the following risk factors, together with all of the other information included in this proxy statement, before you decide whether to vote or instruct your vote to be cast to adopt the acquisition proposal.

Risks Related to Endeavor’s Business and Operations

Following the Acquisition of American Apparel

The value of your investment in Endeavor following consummation of the acquisition will be subject to the significant risks inherent in operating in the retail apparel market, as well as risks that may arise in connection with the integration of the various companies. You should carefully consider the risks and uncertainties described below and other information included in this proxy statement. If any of the events described below occur, Endeavor’s post-acquisition business and financial results could be adversely affected in a material way. This could cause the trading price of its common stock to decline, perhaps significantly, and you therefore may lose all or part of your investment.

We must successfully gauge fashion trends and changing consumer preferences in order to succeed generally and to effectively manage our inventory.

Our success will be largely dependent upon our ability to gauge the fashion tastes of our customers and to provide merchandise that satisfies customer demand in a timely manner. The retail apparel business fluctuates according to changes in consumer preferences dictated, in part, by fashion and season. To the extent we misjudge the market for our merchandise or the products suitable for our market, our sales will be adversely affected and the markdowns required to sell the resulting excess inventory will adversely affect our operating results. Some of our past product offerings have not been well received by our customer base. Merchandise misjudgments could have a material adverse effect on our image with our customers and on our operating results. Fluctuations in the apparel retail market affect the inventory owned by apparel retailers, since merchandise usually must be manufactured in advance of the season and frequently before fashion trends are evidenced by customer purchases. In addition, the cyclical nature of the retail apparel business will require us to carry a significant amount of inventory, especially prior to peak selling seasons when we build up our inventory levels. As a result, we will be vulnerable to demand and pricing shifts and to suboptimal selection and timing of merchandise production. If sales do not meet expectations, too much inventory may cause excessive markdowns and, therefore, lower than planned margins.

Our business will be highly competitive and our market share may be adversely impacted at any time by the significant number of competitors in our industry.

The retail apparel industry, in general, and the imprintable apparel market, specifically, are fragmented and highly competitive. Prices of certain products we manufacture, particularly t-shirts, are determined based on market conditions, including the price of raw materials. There can be no assurance that we will be able to compete successfully in the future. We will compete with national and local department stores, specialty and discount store chains, independent retail stores and Internet businesses that market similar lines of merchandise. We will face a variety of competitive challenges, including:

•	anticipating and quickly responding to changing consumer demands;

•	maintaining favorable brand recognition and effectively marketing our products to consumers in several diverse market segments;

•	developing innovative, high-quality products in sizes, colors and styles that appeal to consumers;

•	sourcing raw materials and manufacturing merchandise efficiently;

•	competitively pricing our products and achieving customer perception of value;

•	providing strong and effective marketing support; and

•	maintaining high levels of consumer traffic to our retail stores.

We will also face competition in European, Asian and Canadian markets from established regional and national chains. Our success in these markets depends on determining a sustainable profit formula to build brand loyalty and gain market share in these challenging retail environments.

Purchases of retail apparel merchandise are generally discretionary and therefore are particularly susceptible to decline in poor economic conditions.

The outlook for the United States and world economy is uncertain and is directly affected by global factors that are beyond our control. Such factors include disposable consumer income, oil prices, recession and fears of recession, war and fears of war, terrorist attacks, inclement weather, consumer debt, interest rates, sales tax rates, consumer confidence in future economic conditions and political conditions, and consumer perceptions of personal well-being and security. Consumers are generally more willing to make discretionary purchases, including purchases of fashion products, during periods in which favorable economic conditions prevail. If economic conditions change, our business, financial condition and results of operations could be adversely affected. We cannot predict the indirect effects such as rising oil and freight prices, consumer spending or other economic factors such as natural disasters will have on our results of operations.

Our growth strategy relies in part on the opening of new stores and the remodeling of existing stores each year, which may strain our resources and adversely impact the performance of our existing store base.

Our growth strategy depends in part on the opening of new American Apparel retail stores, the remodeling of existing stores in a timely manner and the operation of these stores in a cost-efficient manner. Successful implementation of this portion of our growth strategy depends on a number of factors including, but not limited to, our ability to:

•	obtain suitable store locations and negotiate acceptable leases for these locations;

•	complete store design and remodeling projects on time and on budget;

•	supply our stores with proper types and quantities of merchandise; and

•	hire and train qualified store managers and sales people.

Additionally, new stores that we open may place increased demands on our existing operational, managerial and administrative resources, which could cause us to operate less effectively. Furthermore, it is possible that by opening a new store in an existing market, we could adversely affect the previously existing stores in that market by drawing away foot traffic from the previously existing store.

Expanding our business internationally is an important part of our overall growth strategy and our success in this regard is subject to numerous risks, any of which could delay or prevent successful penetration into international markets.

As we expand internationally, we will need to effectively and efficiently open and operate stores in international locations. Our international growth will be limited unless we can:

•	identify suitable markets and sites for store locations;

•	negotiate acceptable lease terms;

•	hire, train and retain competent store personnel;

•	gain acceptance from foreign customers;

•	manage inventory effectively to meet the needs of new and existing stores on a timely basis;

•	expand infrastructure to accommodate growth;

•	generate sufficient operating cash flows or secure adequate capital on commercially reasonable terms to fund our expansion plan;

•	manage foreign exchange risks effectively;

•	address existing and changing legal, regulatory and political environments in target foreign markets; and

•	manage international growth, if any, in a manner that does not unduly strain our financial, operating and management resources.

We anticipate that we will incur significant costs related to starting up and maintaining additional foreign operations. Costs may include, and will not be limited to, obtaining prime locations for stores, setting up foreign offices and distribution facilities and hiring experienced management.

We expect to experience fluctuations in our comparable store sales and margins, which could make it difficult to gauge our growth at any specific period of time.

Our success will depend, in part, upon our ability to improve sales, as well as gross margins and operating margins, at American Apparel’s existing stores. American Apparel’s comparable store sales have fluctuated significantly in the past on an annual, quarterly and monthly basis, and we expect that they will continue to fluctuate in the future. For example, over the past two years, American Apparel’s quarterly comparable store sales have ranged from an increase of 64.4% in the first quarter of 2005 to an increase of 0.1% in the second quarter of 2006. American Apparel’s comparable store sales in 2006 increased 4.8% from 2005. A variety of factors affect comparable store sales, including fashion trends, competition, current economic conditions, the timing of release of new merchandise and promotional events, changes in our merchandise mix, the success of marketing programs and weather conditions. These factors may cause our comparable store sales results to differ materially from American Apparel’s prior periods and from our expectations. Our ability to deliver strong comparable store sales results and margins will depend in large part on accurately forecasting demand and fashion trends, selecting effective marketing techniques, providing an appropriate mix of merchandise for our customer base, managing inventory effectively, using more effective pricing strategies, and optimizing store performance.

We will be dependent on key personnel, and our ability to grow and compete will be harmed if we do not retain the continued services of such personnel, or we fail to identify, hire and retain additional qualified personnel.

We will be dependent on the efforts of American Apparel’s management team, and the loss of services of one or more members of this team, each of whom have substantial experience in the apparel industry, could have an adverse effect on our business. American Apparel’s senior officers closely supervise all aspects of the American Apparel business, in particular the design and production of merchandise and the operation of the American Apparel stores. If any member of American Apparel’s management leaves, such departure could have an adverse effect on our operations and could adversely affect our ability to design new products and to maintain and grow the distribution channels for our products. The loss of Mr. Charney would be particularly harmful as he is considered intimately connected to American Apparel’s brand identity and is the principal driving force behind American Apparel’s core concepts. In addition, if we experience material growth following the acquisition, we will need to attract and retain additional qualified personnel. The market for qualified and talented design and marketing personnel in the apparel industry is intensely competitive. If we are unable to attract or retain qualified personnel as needed, our growth will be hampered and our operating results could be materially adversely affected.

Cost increases in the materials or labor used to manufacture our products could negatively impact our business and financial condition.

The manufacture of American Apparel’s products is labor intensive and utilizes raw materials supplied by third parties. An important part of American Apparel’s branding and marketing is that its products are made in the United States. If the cost of labor materially increases, our financial results could be materially adversely affected and our ability to compete against companies with lower labor costs could be hampered. Material increases in labor costs in the United States could also force us to move all or a portion of our manufacturing overseas, which could adversely affect the American Apparel brand identity. Similarly, increases in the prices we pay to the suppliers of the raw materials used in the manufacturing of our products could adversely affect our financial condition and ability to compete and could force us to seek to offset increased raw material costs by relocating all or a portion of our manufacturing overseas to locations with lower labor costs.

Unionization of employees at our facilities could result in increased risk of work stoppages and high labor costs.

American Apparel’s employees are not party to any collective bargaining agreement or union. If employees at our manufacturing or distribution facilities were to unionize, our relationship with our employees could be adversely affected. We would also face an increased risk of work stoppages and higher labor costs. Accordingly, unionization of our employees could have a material adverse impact on our operating costs and financial condition and could force us to raise prices on our products, curtail operations and/or relocate all or a portion of our operations overseas.

Many of American Apparel’s workers are documented immigrants and authorized to work in the United States; however, changes in immigration and labor laws could affect such labor force.

Many of American Apparel’s workers are documented immigrants, authorized to work in the United States. Changes to existing U.S. immigration laws or labor laws could affect this labor force and could make it harder for members of such force to remain or legally work in the United States. Any changes in U.S. laws having such an affect could make it harder for American Apparel to maintain and expand its work force, which would be adverse to American Apparel’s manufacturing capabilities and harm American Apparel’s operations and financial results.

Our manufacturing operations will be located in higher-cost geographic locations, placing us at a disadvantage to competitors that have a higher percentage of their operations overseas.

Despite the general industry-wide migration of manufacturing operations to lower-cost locations, such as Central America, the Caribbean Basin and Asia, American Apparel’s textile manufacturing operations are still located in the United States, which is a higher-cost location relative to these offshore locations. In addition, American Apparel’s competitors generally source or produce a greater portion of their textiles from regions with lower costs than American Apparel, which will place us at a cost disadvantage. This can enable our competitors to exert pricing pressure in the industry by using their manufacturing cost savings to reduce prices of their products.

Reliance on third party shippers to deliver merchandise to stores and customers could result in business disruption.

The efficient operation of American Apparel’s stores and wholesale business depends on the timely receipt of merchandise from its distribution centers. Independent third party transportation companies deliver a substantial portion of American Apparel’s merchandise to our stores. These shippers may not continue to ship our products at current pricing or terms. These shippers may employ personnel represented by labor unions. Disruptions in the delivery of merchandise or work stoppages by employees or contractors of these third parties could delay the timely receipt of merchandise. There can be no assurance that such stoppages or disruptions will not occur in the future. Any failure by these third parties to respond adequately to our distribution needs would disrupt our operations and could have a material adverse effect on our financial condition and results of operations.

Elimination of U.S. import protections would eliminate an important barrier to competition with respect to merchandise produced in lower labor cost locations, which could place us at a disadvantage.

Our products will be subject to foreign competition. Foreign producers of apparel often have significant labor cost advantages, which can enable them to sell their products at relatively lower prices. However, in the past, foreign competitors have been faced with significant U.S. government import restrictions. The extent of import protection afforded to domestic apparel producers has been, and is likely to remain, subject to political considerations, and is therefore unpredictable. Given the number of foreign producers, the substantial elimination of import protections that protect domestic apparel producers such as American Apparel could materially adversely affect our business.

Because American Apparel utilizes foreign suppliers and sells into foreign markets, we will be subject to numerous risks associated with international business that could increase our costs or disrupt the supply of its products, resulting in a negative impact on our business and financial condition.

American Apparel’s international operations subject it to risks, including:

•	economic and political instability,

•	restrictive actions by foreign governments,

•	greater difficulty enforcing intellectual property rights and weaker laws protecting intellectual property rights,

•	changes in import duties or import or export restrictions,

•	fluctuations in currency exchange rates, which could negatively affect profit margins,

•	timely shipping of product and unloading of product through West Coast ports, as well as timely truck delivery to American Apparel’s warehouses,

•	complications complying with the laws and policies of the United States affecting the importation of goods, including duties, quotas, and taxes, and

•	complications in complying with trade and foreign tax laws.

Any of these events or circumstances could disrupt the supply of our products or increase our expenses.

Litigation exposure could exceed expectations and have a material adverse effect on our financial condition and results of operations.

American Apparel is subject to regulatory inquiries, claims and suits that arise in the ordinary course of business and is currently involved in litigation incidental to the conduct of its business, including inquiries and civil actions arising from employment matters. American Apparel’s management believes these matters are generally without merit, but there can be no assurance that we would not incur substantial costs to defend them or substantial liability in the event one or more of these matters are decided against us. We are unable to assess the specific maximum potential financial exposure that could result from these matters. Our estimates of the viability of these claims or the financial exposure in which they could result could change from time to time as the matters proceed through their course, as facts are established and various judicial determinations are made. Should management’s current evaluation that currently pending matters are without merit prove incorrect, we could have material financial exposure, which would have a material adverse effect upon our financial condition and results of operations.

The process of upgrading American Apparel’s information technology infrastructure may disrupt our operations.

American Apparel has performed an evaluation of its information technology systems and requirements and is in the beginning stages of implementing upgrades to its information technology systems supporting the business. These upgrades will involve replacing legacy systems with successor systems, making changes to legacy systems or acquiring new systems with new functionality. There are inherent risks associated with replacing and changing these systems, including accurately capturing data and system disruptions. We believe that American Apparel is taking appropriate action to mitigate the risks through testing, training and staging implementation, as well as securing appropriate commercial contracts with third-party vendors supplying such replacement technologies. Information technology system disruptions, if not anticipated and appropriately mitigated, could have a material adverse effect on our financial condition and results of operations. Additionally, there is no assurance that a successfully implemented system will produce its intended benefits.

We will have potentially adverse exposure to credit risks on our wholesale sales.

American Apparel is exposed to the risk of financial non-performance by its customers, primarily in its wholesale business. Sales to wholesale customers represented 56% of total sales for the year ended December 31, 2006 and 51% of total sales for the three months ended March 31, 2007. American Apparel’s extension of credit involves considerable use of judgment and is based on an evaluation of each customer’s financial condition and payment history. American Apparel monitors its credit risk exposure by periodically obtaining credit reports and updated financials on its customers. American Apparel maintains an allowance for doubtful accounts for potential credit losses based upon historical trends and other available information. However, the inability to collect on sales to significant customers or a group of customers could have a material adverse effect on our results of operations.

Our online retail operations will face risks that could have a material adverse effect on its financial condition and results of operations.

Our online retail operations approximately 5% of sales for the year ending December 31, 2007 will be subject to numerous risks that could have a material adverse effect on our operational results. Risks include, but are not limited to, the following:

•	a diversion of sales from our retail stores, which may impact comparable store sales figures;

•	difficulty in recreating the in-store experience on a web site; and

•

risks related to the failure of the systems that operate the web sites and their related support systems, including computer viruses, theft of customer information, telecommunication failures and electronic break-ins and similar disruptions.

We will incur significant increased costs as a result of operating as a public company, our management will be required to devote substantial time to new compliance initiatives and we will be required to remedy deficiencies in American Apparel’s internal control over financial reporting identified by its auditors.

While we are a public company, our compliance costs to date have not been substantial in light of our limited operations. American Apparel has never operated as a public company. As a public company with substantial operations, we will incur increased legal, accounting and other expenses. In addition, the Sarbanes-Oxley Act of 2002, as well as new rules subsequently implemented by the SEC and the American Stock Exchange, have imposed various new requirements on public companies, including requiring changes in corporate governance practices. Our management and other personnel will need to devote a substantial amount of time to these compliance initiatives. Moreover, these rules and regulations will increase our legal and financial compliance costs and will make some activities more time-consuming and costly.

In addition, the Sarbanes-Oxley Act requires, among other things, that we report on the effectiveness of our internal control over financial reporting and disclosure controls and procedures. We must perform system and process evaluation and testing of our internal control over financial reporting to allow management and our independent registered public accounting firm to report on the effectiveness of our internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act. After the acquisition, the added complexity and geographical scope of our operations will substantially increase our costs in complying with Section 404. Our testing, or the subsequent testing by our independent registered public accounting firm, may reveal deficiencies in our internal control over financial reporting that are deemed to be material weaknesses. Additionally, American Apparel’s auditors have identified certain deficiencies in American Apparel’s internal control over financial reporting that will need to be remedied. Our compliance with Section 404 will require that we incur substantial accounting expense and expend significant management time on compliance-related issues current management has. If we are not able to comply with the requirements of Section 404, or if we or our independent registered public accounting firm identifies deficiencies in our internal control over financial reporting that are deemed to be material weaknesses, the market price of our stock could decline and we could be subject to sanctions or investigations by the American Stock Exchange.

American Apparel has significant indebtedness and a failure to generate significant cash flow could render it unable to service such obligations.

As of March 31, 2007, American Apparel had aggregate indebtedness of approximately $117.3 million. American Apparel’s ability to service this indebtedness will be dependent on its ability to generate cash from internal operations sufficient to make required payments on such indebtedness. American Apparel’s business may not generate sufficient cash flow from operations and future borrowings may not be available to American Apparel under these facilities in an amount sufficient to enable American Apparel to pay this indebtedness and fund operating and liquidity requirements prior to the closing of the acquisition. American Apparel may need to refinance all or a portion of this indebtedness on or before maturity. However, American Apparel may not be able to refinance any of this indebtedness on commercially reasonable terms, or at all.

Endeavor’s and American Apparel’s financial statements contain a statement indicating that their respective ability to continue as a going concern is dependent on consummation of the acquisition.

As of June 5, 2007, each of Endeavor’s and American Apparel’s cash and working capital were insufficient to fund their respective operations for the next 12 months. The report of each of their independent registered public accounting firms on their respective financial statements includes an explanatory paragraph stating that their respective ability to continue as a going concern is dependent on the consummation of the acquisition. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

American Apparel is currently in breach of various restrictive covenants under its existing credit and banking facilities, which, if not cured or waived, could lead to a default under such facilities.

American Apparel’s senior secured revolving credit facility and secured second lien loan impose significant covenants on American Apparel and its operations. The agreements governing the respective credit facilities require American Apparel to achieve specified financial and operating results and maintain compliance with specified financial ratios and satisfy other financial condition tests. American Apparel’s ability to comply with these ratios may be affected by events beyond its control. American Apparel’s breach of any of these restrictive covenants or its inability to comply with the required financial ratios could result in a default under the agreements governing these credit facilities. As of March 31, 2007, American Apparel was in breach of various covenants under both of these facilities. While the consummation of the acquisition is conditioned upon a cure or waiver of these breaches, in the case of continued or future repeated breaches, the lenders under the credit facilities may elect to declare all borrowings outstanding, together with all accrued interest and other fees, to be immediately due and payable. If American Apparel is unable to repay outstanding borrowings when due, the lenders under the revolving credit facility will also have the right to proceed against collateral, which includes all of American Apparel’s available cash, granted to them to secure the indebtedness. If the indebtedness under the senior secured revolving credit facility and the secured second lien loan were to be accelerated, American Apparel cannot assure that its assets would be sufficient to repay in full that indebtedness and other indebtedness of American Apparel.

The market for real estate in desirable retail store locations is competitive, which could hamper our ability to open new stores.

Our ability to obtain real estate to open new stores in desirable locations depends upon the availability of real estate that meets our criteria, which includes, among other items, projected foot traffic, square footage, demographics and whether we are able to negotiate lease terms that meet our operating budget. In addition, we must be able to effectively renew our existing store leases from time to time. Failure to secure real estate in desirable locations on economically beneficial terms or to renew leases on existing store locations on economically beneficial terms could have a material adverse effect on our results of operations.

A number of American Apparel’s retail store leases are subject to consents in the event of a change in control.

A number of American Apparel’s retail store leases are subject to consents in the event of a change in control. The acquisition may constitute a change in control of American Apparel. Should we be unable to obtain these consents from our lessors, the loss of these retail locations could have a materially adverse impact on our financial condition. See “Risks Related to the Acquisition.”

Endeavor’s outstanding warrants and options may be exercised in the future, which would increase the number of shares eligible for future resale in the public market and result in dilution to Endeavor’s stockholders.

Outstanding redeemable warrants to purchase an aggregate of 16,160,745 shares of common stock issued in Endeavor’s IPO will become exercisable after the consummation of the acquisition. These will be exercised only if the $6.00 per share exercise price is below the market price of Endeavor’s common stock. As of the record date, the last sale price of a share of Endeavor common stock was $            , thereby creating incentive for warrant holders to exercise their warrants. Endeavor also has outstanding options to purchase 350,000 shares of its common stock and other warrants to purchase an additional 350,000 shares of its common stock. Immediately following the closing of the acquisition, assuming no conversions and that Mr. Charney affects the Lim Buyout, Endeavor will have 52,168,810 shares outstanding. Giving effect to the foregoing assumptions, as well as the exercise of all of the outstanding warrants and options (and warrants underlying such options), there would be 69,029,555 shares outstanding. This substantial dilution would more than double the number of shares eligible for resale in the public market. Sales of substantial numbers of such shares in the public market could adversely affect the market price of such shares.

There will be a substantial number of shares of Endeavor’s common stock available for sale in the future that may increase the volume of common stock available for sale in the open market and may cause a decline in the market price of Endeavor’s common stock.

The consideration to be issued in the acquisition to the American Apparel stockholders will include 32,258,065 shares of Endeavor common stock that will be issued at the closing, such shares being subject to downward adjustment based on American Apparel’s net debt and/or Mr. Charney’s failure to affect the Lim Buyout. These shares are initially not being registered and will be restricted from public sale under the securities laws. All of these shares will be subject to the lock-up agreement and cannot be sold publicly until the expiration of the restricted period under the lock-up agreements and under Rule 144 promulgated under the Securities Act of 1933. The presence of this additional number of shares of common stock eligible for trading in the public market after the lapse of the restrictions may have an adverse effect on the market price of Endeavor’s common stock.

Endeavor’s working capital will be reduced if Endeavor stockholders exercise their right to convert their shares into cash. This would reduce Endeavor’s cash reserve after the acquisition.

Pursuant to Endeavor’s certificate of incorporation, holders of shares issued in Endeavor’s IPO may vote against the acquisition and demand that we convert their shares calculated as of two business days prior to the anticipated date of the consummation of the acquisition, into a pro rata share of the trust account where a substantial portion of the net proceeds of the IPO are held. Endeavor and American Apparel will not consummate the acquisition if holders of 3,232,149 or more shares of common stock issued in Endeavor’s IPO exercise these conversion rights. To the extent the acquisition is consummated and holders have demanded to so convert their shares, there will be a corresponding reduction in the amount of funds available to the combined company following the acquisition. As of                 , 2007, the record date, assuming the acquisition proposal is adopted, the maximum amount of funds that could be disbursed to Endeavor’s stockholders upon the exercise of their conversion rights is approximately $            , or approximately 20% of the funds then held in the trust account. Any payment upon exercise of conversion rights will reduce Endeavor’s cash after the acquisition, which may limit Endeavor’s ability to implement American Apparel’s business plan.

If Endeavor is required to consummate the Lim Buyout instead of Mr. Charney, the cash available to the combined companies for use in operations and expansion would be significantly reduced.

In the event that Endeavor consummates the Lim Buyout instead of Mr. Charney, it will purchase all of Mr. Lim’s equity interests in the American Apparel companies for cash in the approximate amount of $62,958,904, assuming a close date of July 30, 2007, and will reduce the number of shares of Endeavor common stock issued to Mr. Charney by approximately 8,123,730. As a result, significantly less money would be available to the combined companies from the trust following consummation of the acquisition for use in the operations of American Apparel, funding American Apparel’s growth strategy and reducing American Apparel’s debt. This could result in American Apparel reducing its expansion efforts and could diminish American Apparel’s ability to replace existing credit facilities or negotiate improved terms thereon.

If Endeavor stockholders fail to vote or abstain from voting on the acquisition proposal, they may not exercise their conversion rights to convert their shares of common stock of Endeavor into a pro rata portion of the trust account as of the record date.

Endeavor stockholders holding shares of Endeavor common stock issued in Endeavor’s IPO who affirmatively vote against the acquisition proposal may, at the same time, demand that we convert their shares into a pro rata portion of the trust account, calculated as of two business days prior to the anticipated date of the consummation of the acquisition. Endeavor stockholders who seek to exercise this conversion right must affirmatively vote against the acquisition and tender their shares (either physically or electronically) to Endeavor’s transfer agent after the special meeting. Any Endeavor stockholder who fails to vote or who abstains from voting on the acquisition proposal or who fails to tender their shares as required may not exercise his or her conversion rights and will not receive a pro rata portion of the trust account for conversion of his or her shares.

The financial information for American Apparel for 2005 currently contained in this proxy statement is unaudited and may materially differ from the audited financial statements for the same period to be delivered by American Apparel.

The financial information presented in this proxy statement for American Apparel for the year ended December 31, 2005 is unaudited. It is a condition to closing of the acquisition that American Apparel deliver to Endeavor for inclusion in the definitive proxy statement audited financial statements for the year ended December 31, 2005. When delivered, this proxy statement will be amended to include such audited financial statements. The results for and financial condition of American Apparel indicated by these audited financial statements may materially differ from that presented in the unaudited financial statements for 2005 currently included in this proxy statement. Accordingly, you are urged to read, when available, the definitive proxy statement which will contain audited financial statements for American Apparel for the year ended December 31, 2005 before making any voting decision in connection with the special meeting of stockholders.

If we are unable to maintain listing of Endeavor’s securities on the American Stock Exchange or any stock exchange, it may be more difficult for Endeavor’s stockholders to sell their securities.

Endeavor’s units, common stock and warrants are currently traded on the American Stock Exchange. In connection with the acquisition, it is likely that the American Stock Exchange may require Endeavor to file a new initial listing application and meet its initial listing requirements as opposed to its more lenient continued listing requirements. We cannot assure you that Endeavor will be able to meet those initial listing requirements at that time. If the American Stock Exchange delists Endeavor’s securities from trading on its exchange, and Endeavor is unable to obtain listing on Nasdaq, Endeavor could face significant material adverse consequences, including:

•	a limited availability of market quotations for its securities;

•	a limited amount of news and analyst coverage for Endeavor;

•	a decreased ability to issue additional securities or obtain additional financing in the future; and

•

the foregoing factors could lead to reduced market prices for Endeavor’s Common Stock, which could lead to a determination that its common stock is a “penny stock,” which would require brokers trading in its common stock to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for Endeavor’s common stock.

Our ability to request indemnification from American Apparel’s stockholders for damages arising out of the acquisition is limited to those claims where damages exceed $250,000 and are only indemnifiable to the extent that damages exceed $250,000.

At the closing of the acquisition, 8,064,516 shares of Endeavor common stock to be issued to Mr. Charney will be deposited in escrow as the sole remedy for the obligation of the American Apparel stockholders to indemnify and hold harmless Endeavor for any damages, whether as a result of any third party claim or otherwise, and which arise as a result of or in connection with the breach of representations and warranties and agreements and covenants of American Apparel. Claims for indemnification may only be asserted by Endeavor once the damages exceed $250,000 in the aggregate and are indemnifiable only to the extent that damages exceed $250,000. Accordingly, it is possible that Endeavor will not be entitled to indemnification even if American Apparel is found to have breached its representations and warranties contained in the acquisition agreement if such breach would only result in damages to Endeavor of less than $250,000.

Endeavor’s current directors and executive officers own shares of common stock and warrants that will become worthless if the acquisition is not approved. Consequently, they may have a conflict of interest in determining whether particular changes to the terms of the business combination with American Apparel or waivers of conditions are appropriate.

All of Endeavor’s officers and directors or their affiliates beneficially own stock in Endeavor, which they purchased prior to Endeavor’s IPO. Endeavor’s executives and directors and their affiliates are not entitled to receive any of the cash proceeds that may be distributed upon Endeavor’s liquidation with respect to shares they acquired prior to Endeavor’s IPO. Therefore, if the acquisition is not approved and Endeavor is forced to liquidate, such shares held by such persons will be worthless, as will all of the warrants, and such shares and warrants cannot be sold by them prior to the consummation of the acquisition. In addition, if Endeavor liquidates prior to the consummation of a business combination, Eric Watson and Jonathan Ledecky, Endeavor’s chairman of the board and chief executive officer, respectively, will be personally liable to pay the debts and obligations, if any, to vendors and other entities that are owed money by Endeavor for services rendered or products sold to Endeavor, or to any target business, to the extent such creditors bring claims that would otherwise require payment from moneys in the trust account.

These personal and financial interests of Endeavor’s directors and officers may have influenced their decision to approve the business combination with American Apparel . In considering the recommendations of Endeavor’s board of directors to vote for the acquisition proposal and other proposals, you should consider these interests. Additionally, the exercise of Endeavor’s directors’ and executive officers’ discretion in agreeing to changes or waivers in the terms of the business combination may result in a conflict of interest when determining whether such changes to the terms of the business combination or waivers of conditions are appropriate and in Endeavor’s stockholders’ best interest.

Waivers and modifications to the terms of the Acquisition Agreement have been allowed, including with respect to certain financial thresholds that American Apparel was required to meet, which required Endeavor’s board to re-evaluate and reaffirm its approval of the transaction. The parties are also discussing changes to certain of the other terms of the Acquisition Agreement. Any changes that may be made to the terms of the acquisition could materially alter the value of the transaction to American Apparel’s stockholder, on the one hand, and/or the stockholders of Endeavor, on the other hand, and you should base your decision on how to vote on the proposals on the information contained in the definitive proxy statement.

Under the terms of the Acquisition Agreement, a condition to Endeavor consummating the acquisition was that American Apparel had EBITDA of at least $30 million for the year ended December 31, 2006 after giving effect to up to an aggregate of $5 million of adjustments for deferred rent, legal, litigation and workers’ compensation expenses. In April 2007, Endeavor agreed to allow certain adjustments above the original $5 million basket to accommodate an approximate $3.5 million inventory obsolescence reserve established in connection with American Apparel’s 2006 audit and the acquisition. As a result, Endeavor’s board was required to re-evaluate the acquisition based on these modifications and voted to reaffirm its approval of the transaction.

Complex transactions, such as the proposed acquisition, are often subject to modification and the parties are discussing the modification of certain of the terms of the Acquisition Agreement. Any such modifications of the terms of the acquisition, including any changes to closing conditions, modifications to consideration or changes to other material terms could materially alter the value of the transaction to American Apparel’s stockholder, Mr. Charney, on the one hand, and/or Endeavor’s stockholders, on the other hand. In the event the parties agree to modify the terms of the Acquisition Agreement, those terms will be reflected in the definitive proxy statement. You should base your decision on how to vote on the proposals on the information contained in the definitive proxy statement.

If we are unable to complete the business combination with American Apparel and are forced to dissolve and liquidate, third parties may bring claims against us and as a result, the proceeds held in trust could be reduced and the per share liquidation price received by stockholders could be less than $             per share.

As of             , 2007, the record date, Endeavor held $             in the trust account, or approximately $             per share of Endeavor common stock. If we are unable to complete the business combination with American Apparel by December 21, 2007 and are forced to dissolve and liquidate, third parties may bring claims against us. Although we have obtained waiver agreements from the vendors and service providers we have engaged and owe money to, and the prospective target businesses we have negotiated with, whereby such parties have waived any right, title, interest or claim of any kind they may have in or to any monies held in the trust fund, there is no guarantee that they will not seek recourse against the trust fund notwithstanding such agreements. Furthermore, there is no guarantee that a court will uphold the validity of such agreements. Accordingly, the proceeds held in trust could be subject to claims that could take priority over those of Endeavor’s public stockholders. Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in Endeavor’s bankruptcy estate and subject to the claims of third parties with priority over the claims of Endeavor’s stockholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you we will be able to return to Endeavor’s public stockholders at least $             per share.

Completion of the acquisition may be subject to the receipt of consents and approvals from, or the making of filings with, government entities that could delay completion of the acquisition or impose conditions that could have a material adverse effect on the combined company or that could cause abandonment of the acquisition.

The acquisition may be subject to review by the Antitrust Division of the U.S. Department of Justice (“Department of Justice”) and the U.S. Federal Trade Commission (“Federal Trade Commission”) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), and the related rules and regulations that have been issued by the Federal Trade Commission. Under the HSR Act, Endeavor and American Apparel may be required to make pre-merger notification filings and to await the expiration of the statutory waiting period prior to completing the merger. In connection with a review, at the end of an initial 30-day waiting period we could receive a request for additional information regarding the acquisition from either the Department of Justice or the Federal Trade Commission. Such a request would extend the initial waiting period under the statute during which time either the Department of Justice or the Federal Trade Commission is permitted to review a proposed transaction until 30 days after the parties have substantially complied with the request, unless the Department of Justice or the Federal Trade Commission chooses to terminate that period early.

The Department of Justice and the Federal Trade Commission frequently scrutinize the legality under the antitrust laws of transactions such as the merger. At any time before or after the merger, the Department of Justice or the Federal Trade Commission could take any action under the antitrust laws that it either considers necessary or desirable in the public interest, including seeking to enjoin the merger. Private parties as well as state attorneys general and foreign antitrust regulators may also bring legal actions under the antitrust laws under certain circumstances. There is a possibility that such an injunction may be imposed. In addition to the foregoing, we may face similar requirements under the laws of Canada and its provinces. Neither Endeavor nor American Apparel is obligated to complete the acquisition if a waiting period under the HSR Act in connection with the acquisition has not expired or a voluntary agreement exists between either party and the Department of Justice or the Federal Trade Commission pursuant to which the party has agreed not to consummate the acquisition for any period.

If we do not consummate the business combination with American Apparel by December 21, 2007 and are forced to dissolve and liquidate, payments from the trust account to Endeavor’s public stockholders may be delayed.

If we do not consummate the business combination with American Apparel by December 21, 2007, we will dissolve and liquidate. We anticipate that, promptly after such date, the following would occur:

•

Endeavor’s board of directors will convene and adopt a specific plan of dissolution and liquidation, which it will then vote to recommend to Endeavor’s stockholders; at such time it will also cause to be prepared a preliminary proxy statement setting out such plan of dissolution and liquidation as well as the board’s recommendation of such plan;

•	we will promptly file Endeavor’s preliminary proxy statement with the Securities and Exchange Commission;

•

if the Securities and Exchange Commission does not review the preliminary proxy statement, then, 10 days following the filing of such preliminary proxy statement, we will mail the definitive proxy statement to Endeavor’s stockholders, and 10 to 20 days following the mailing of such definitive proxy statement, we will convene a meeting of Endeavor’s stockholders, at which they will vote on Endeavor’s plan of dissolution and liquidation; and

•

if the Securities and Exchange Commission does review the preliminary proxy statement, we currently estimate that we will receive their comments 30 days after the filing of such proxy statement. We would then mail the definite proxy statement to Endeavor’s stockholders following the conclusion of the comment and review process (the length of which we cannot predict with any certainty, and which may be substantial) and we will convene a meeting of Endeavor’s stockholders at which they will vote on Endeavor’s plan of dissolution and liquidation.

We expect that all costs associated with the implementation and completion of Endeavor’s plan of dissolution and liquidation will be funded by any remaining net assets not held in the trust account, although we cannot assure you that there will be sufficient funds for such purpose. If such funds are insufficient, we anticipate that Endeavor’s management will advance us the funds necessary to complete such dissolution and liquidation (currently anticipated to be no more than approximately $50,000) and not seek reimbursements thereof.

We will not liquidate the trust account unless and until Endeavor’s stockholders approve Endeavor’s plan of dissolution and liquidation. Accordingly, the foregoing procedures may result in substantial delays in Endeavor’s liquidation and the distribution to Endeavor’s public stockholders of the funds in Endeavor’s trust account and any remaining net assets as part of Endeavor’s plan of dissolution and liquidation.

Endeavor’s stockholders may be held liable for claims by third parties against us to the extent of distributions received by them.

If we are unable to complete the business combination with American Apparel, we will dissolve and liquidate pursuant to Section 275 of the DGCL. Under Sections 280 through 282 of the DGCL, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in dissolution. Pursuant to Section 280, if the corporation complies with certain procedures intended to ensure that it makes reasonable provisions for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of a stockholder with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of stockholder would be barred after the third anniversary of the dissolution. Although we will seek stockholder approval to liquidate the trust account to Endeavor’s public stockholders as part of Endeavor’s plan of dissolution and liquidation, we will seek to conclude this process as soon as possible and as a result do not intend to comply with those procedures. Because we will not be complying with those procedures, we are required, pursuant to Section 281 of the DGCL, to adopt a plan that will provide for Endeavor’s payment, based on facts known to us at such time, of (i) all existing claims, (ii) all pending claims and (iii) all claims that may be potentially brought against us within the subsequent 10 years. Accordingly, we would be required to provide for any creditors known to us at that time or those that we believe could be potentially brought against us within the subsequent 10 years prior to distributing the funds held in the trust to stockholders. We cannot assure you that we will properly assess all claims that may be potentially brought against us. As such, Endeavor’s stockholders could potentially be liable for any claims to the extent of distributions received by them in dissolution (but no more) and any liability of Endeavor’s stockholders may extend well beyond the third anniversary of such dissolution. Accordingly, we cannot assure you that third parties will not seek to recover from Endeavor’s stockholders amounts owed to them by us.

Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us that are not dismissed, any distributions received by stockholders in Endeavor’s dissolution might be viewed under applicable debtor/creditor or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by Endeavor’s stockholders in Endeavor’s dissolution. Furthermore, because we intend to distribute the proceeds held in the trust account to Endeavor’s public stockholders as soon as possible after Endeavor’s dissolution, this may be viewed or interpreted as giving preference to Endeavor’s public stockholders over any potential creditors with respect to access to or distributions from Endeavor’s assets. Furthermore, Endeavor’s board of directors may be viewed as having breached their fiduciary duties to Endeavor’s creditors or may have acted in bad faith, and thereby exposing itself and Endeavor’s company to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors or complying with certain provisions of the DGCL with respect to Endeavor’s dissolution and liquidation. We cannot assure you that claims will not be brought against us for these reasons.

Voting control by the combined companies’ executive officers, directors and other affiliates may limit your ability to influence the outcome of director elections and other matters requiring stockholder approval.

Upon consummation of the acquisition, the persons who are parties to the voting agreement, Mr. Charney and the Endeavor Inside Stockholders, will own approximately 73.6% of Endeavor’s voting stock, assuming maximum conversions and that Mr. Charney affects the Lim Buyout. These persons have agreed to vote for each other’s designees to Endeavor’s board of directors through director elections in 2010. Accordingly, they will be able to control the election of directors and, therefore, Endeavor’s policies and direction during the term of the voting agreement. This concentration of ownership and voting agreement could have the effect of delaying or preventing a change in Endeavor’s control or discouraging a potential acquirer from attempting to obtain control of us, which in turn could have a material adverse effect on the market price of Endeavor’s common stock or prevent Endeavor’s stockholders from realizing a premium over the market price for their shares of common stock.

FORWARD-LOOKING STATEMENTS

We believe that some of the information in this proxy statement constitutes forward-looking statements within the definition of the Private Securities Litigation Reform Act of 1995. However, the safe-harbor provisions of that act do not apply to statements made in this proxy statement. You can identify these statements by forward-looking words such as “may,” “expect,” “anticipate,” “contemplate,” “believe,” “estimate,” “intends,” and “continue” or similar words. You should read statements that contain these words carefully because they:

•	discuss future expectations;

•	contain projections of future results of operations or financial condition; or

•	state other “forward-looking” information.

We believe it is important to communicate Endeavor’s expectations to Endeavor’s stockholders. However, there may be events in the future that we are not able to predict accurately or over which we have no control. The risk factors and cautionary language discussed in this proxy statement provide examples of risks, uncertainties and events that may cause actual results to differ materially from the expectations described by us or American Apparel in such forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this proxy statement.

All forward-looking statements included herein attributable to any of Endeavor, American Apparel or any person acting on either party’s behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable laws and regulations, Endeavor and American Apparel undertake no obligations to update these forward-looking statements to reflect events or circumstances after the date of this proxy statement or to reflect the occurrence of unanticipated events.

Before you grant your proxy or instruct how your vote should be cast or vote on the adoption of the proposals, you should be aware that the occurrence of the events described in the “Risk Factors” section and elsewhere in this proxy statement could have a material adverse effect on Endeavor and American Apparel.

SPECIAL MEETING OF ENDEAVOR STOCKHOLDERS

General

We are furnishing this proxy statement to Endeavor stockholders as part of the solicitation of proxies by Endeavor’s board of directors for use at the special meeting of Endeavor stockholders to be held on                 , 2007, and at any adjournment or postponement thereof. This proxy statement is first being furnished to Endeavor’s stockholders on or about                 , 2007 in connection with the vote on the acquisition proposal, the certificate of incorporation amendments and performance equity plan proposal. This document provides you with the information you need to know to be able to vote or instruct your vote to be cast at the special meeting.

Date, Time and Place

The special meeting of stockholders will be held on                 , 2007, at 10:00 a.m., eastern time, at the offices of Graubard Miller, Endeavor’s general counsel, at The Chrysler Building, 405 Lexington Avenue, 19th Floor, New York, New York 10174.

Purpose of the Endeavor Special Meeting

At the special meeting, we are asking holders of Endeavor common stock to:

•	approve and adopt the Acquisition Agreement and the transactions contemplated thereby (acquisition proposal);

•	approve an amendment to Endeavor’s certificate of incorporation to change Endeavor’s name from “Endeavor Acquisition Corp.” to “American Apparel, Inc.” (name change amendment proposal);

•

approve an amendment to Endeavor’s certificate of incorporation to increase the number of authorized shares of Endeavor’s common stock from 75,000,000 to 120,000,000 (capitalization amendment proposal);

•

approve an amendment to Endeavor’s certificate of incorporation to remove the preamble and sections A through D, inclusive, of Article Sixth from the certificate of incorporation from and after the closing of the acquisition, as these provisions will no longer be applicable to us, and to redesignate section E of Article Sixth, which relates to the staggered board, as Article Sixth (Article Sixth amendment proposal);

•

approve the adoption of the 2007 performance equity plan (performance equity plan proposal) under which 2,710,000 shares shall be reserved for issuance for options and other awards that may be granted thereunder; and

•

approve a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation of proxies if, based upon the tabulated vote at the time of the special meeting, Endeavor is not authorized to consummate the acquisition (adjournment proposal).

Recommendation of Endeavor Board of Directors

Endeavor’s board of directors:

•	has unanimously determined that the acquisition proposal and each of the other proposals are advisable and in the best interests of Endeavor and its stockholders;

•

has unanimously approved the acquisition proposal and each of the name change amendment, the capitalization amendment, the Article Sixth amendment, the performance equity plan and adjournment proposals;

•	unanimously recommends that Endeavor’s common stockholders vote “FOR” the acquisition proposal;

•	unanimously recommends that Endeavor’s common stockholders vote “FOR” the name change amendment proposal;

•	unanimously recommends that Endeavor’s common stockholders vote “FOR” the capitalization amendment proposal;

•	unanimously recommends that Endeavor’s common stockholders vote “FOR” the Article Sixth amendment proposal;

•	unanimously recommends that Endeavor’s common stockholders vote “FOR” the proposal to approve the performance equity plan; and

•	if necessary, unanimously recommends that Endeavor’s common stockholders vote “FOR” the adjournment proposal.

Record Date; Who is Entitled to Vote

We have fixed the close of business on                 , 2007, as the “record date” for determining the Endeavor stockholders entitled to notice of and to attend and vote at the special meeting. As of the close of business on             , there were 19,910,745 shares of Endeavor’s common stock outstanding and entitled to vote. Each share of Endeavor’s common stock is entitled to one vote per share at the special meeting.

Pursuant to agreements with us, the 3,750,000 shares of Endeavor’s common stock held by the Endeavor Inside Stockholders will be voted on the acquisition proposal in accordance with the majority of the votes cast at the special meeting.

Quorum

The presence, in person or by proxy, of a majority of all the outstanding shares of common stock constitutes a quorum at the special meeting. Abstentions and broker non-votes will count as present for purposes of establishing a quorum.

Abstentions and Broker Non-Votes

If you do not give your broker voting instructions, under the rules of the NASD, your broker may not vote your shares on the acquisition proposal, or any of the name change amendment, capitalization amendment, Article Sixth amendment, performance equity plan, or adjournment proposals. Since a stockholder must affirmatively vote against the acquisition proposal to have conversion rights, individuals who fail to vote or who abstain from voting may not exercise their conversion rights. Beneficial holders of shares held in “street name” that are voted against the acquisition may exercise their conversion rights, provided that, prior to the meeting, they have their shares certificated and deliver the certificates to Endeavor’s transfer agent. See the information set forth in “Special Meeting of Endeavor Stockholders—Conversion Rights.”

Vote of Endeavor’s Stockholders Required

The approval of the acquisition proposal will require the affirmative vote of the holders of a majority of the shares of Endeavor common stock sold in the IPO present in person or represented by proxy and entitled to vote at the special meeting. Abstentions will have the same effect as a vote “AGAINST” the acquisition proposal and broker non-votes, while considered present for the purpose of establishing a quorum, will have no effect on the acquisition proposal. You cannot seek conversion unless you affirmatively vote against the acquisition proposal.

The name change amendment, the capitalization amendment and the Article Sixth amendment proposals will require the affirmative vote of the holders of a majority of Endeavor common stock outstanding on the record date. Because each of these proposals to amend Endeavor’s charter requires the affirmative vote of a majority of the shares of common stock outstanding, abstentions and shares not entitled to vote because of a broker non-vote will have the same effect as a vote against these proposals. In order to consummate the acquisition, each of the name change amendment and the capitalization amendment proposals must be approved by the stockholders. For both of the name change amendment and the capitalization amendment to be implemented, the acquisition proposal must be approved by the stockholders.

The approval of the performance equity plan and adjournment proposals will require the affirmative vote of the holders of a majority of Endeavor’s common stock represented and entitled to vote at the meeting. Abstentions will have the same effect as a vote “AGAINST” the performance equity plan and adjournment proposals and broker non-votes, while considered present for the purpose of establishing a quorum, will have no effect on the performance equity plan or adjournment proposals.

Endeavor’s initial stockholders who purchased their shares of common stock prior to Endeavor’s IPO, and which include all of Endeavor’s directors and executive officers and their affiliates and are referred to collectively in this proxy statement as the “Endeavor Inside Stockholders,” currently own an aggregate of approximately 18.8% of the outstanding shares of Endeavor common stock. Each of the Endeavor Inside Stockholders has agreed to vote all of the shares they purchased prior to the IPO on the acquisition proposal in accordance with the vote of the majority of the votes cast by the holders of shares issued in the IPO. Accordingly, their vote will have no effect on the outcome of the acquisition proposal. The Endeavor Inside Stockholders also have indicated that they intend to vote such shares in favor of all other proposals being presented at the special meeting. The Endeavor Inside Stockholders also have indicated that they intend to vote any shares they acquire after the IPO for all of the proposals. As of the record date, the Endeavor Inside Stockholders have not acquired any additional shares of Endeavor common stock since the IPO.

Voting Your Shares

Each share of Endeavor common stock that you own in your name entitles you to one vote. Your proxy card shows the number of shares of Endeavor’s common stock that you own.

There are two ways to vote your shares of Endeavor common stock at the special meeting:

•

You can vote by signing and returning the enclosed proxy card. If you vote by proxy card, your “proxy,” whose name is listed on the proxy card, will vote your shares as you instruct on the proxy card. If you sign and return the proxy card but do not give instructions on how to vote your shares, your shares will be voted as recommended by Endeavor’s board “FOR” the adoption of the acquisition proposal, the name change amendment, the capitalization amendment, the Article Sixth amendment and the performance equity plan proposals. Votes received after a matter has been voted upon at the special meeting will not be counted.

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You can attend the special meeting and vote in person. We will give you a ballot when you arrive. However, if your shares are held in the name of your broker, bank or another nominee, you must get a proxy from the broker, bank or other nominee. That is the only way we can be sure that the broker, bank or nominee has not already voted your shares.

IF YOU DO NOT VOTE YOUR SHARES OF ENDEAVOR’S COMMON STOCK IN ANY OF THE WAYS DESCRIBED ABOVE, IT WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE ADOPTION OF THE ACQUISITION PROPOSAL, BUT WILL NOT HAVE THE EFFECT OF A DEMAND FOR CONVERSION OF YOUR SHARES INTO A PRO RATA SHARE OF THE TRUST ACCOUNT IN WHICH A SUBSTANTIAL PORTION OF THE PROCEEDS OF ENDEAVOR’S IPO ARE HELD.

Revoking Your Proxy

If you give a proxy, you may revoke it at any time before the vote is taken at the meeting by doing any one of the following:

•	you may send another proxy card with a later date;

•	you may notify Endeavor (Attention: Martin Dolfi) in writing before the special meeting that you have revoked your proxy; or

•	you may attend the special meeting, revoke your proxy, and vote in person, as indicated above.

Who Can Answer Your Questions About Voting Your Shares

If you have any questions about how to vote or direct a vote in respect of your shares of Endeavor’s common stock, you may call                     , Endeavor’s proxy solicitor, at (            )             , or Martin Dolfi at Endeavor at (212) 683-5350.

No Additional Matters May Be Presented at the Special Meeting

This special meeting has been called only to consider the adoption of the acquisition proposal, the name change amendment, the capitalization amendment, the Article Sixth amendment and the performance equity plan proposals. Under Endeavor’s bylaws, other than procedural matters incident to the conduct of the meeting, no other matters may be considered at the special meeting if they are not included in the notice of the meeting.

Conversion Rights

Any of Endeavor’s stockholders holding shares of Endeavor common stock issued in Endeavor’s IPO as of the record date who affirmatively votes these shares against the acquisition proposal may also demand that we convert his or her shares into a pro rata portion of the trust account calculated as of two business days prior to the anticipated date of the consummation of the acquisition. Any holders seeking such conversion must affirmatively vote against the acquisition proposal. Abstentions and broker non-votes do not satisfy this requirement. Additionally, holders demanding conversion must deliver their shares (either physically or electronically using Depository Trust Company’s DWAC (Deposit Withdrawal at Custodian System) to our transfer agent promptly after the meeting. If you hold the shares in street name, you will have to coordinate with your broker to have your shares certificated or delivered electronically. Shares that have not been tendered (either physically or electronically) in accordance with these procedures will not be converted into cash.

The closing price of Endeavor’s common stock on                 , 2007 (the record date) was $            per share, pro rata cash held in the trust account on the record date was approximately $            . Prior to exercising conversion rights, Endeavor’s stockholders should verify the market price of Endeavor’s common stock as they may receive higher proceeds from the sale of their common stock in the public market than from exercising their conversion rights if the market price per share is higher than the conversion price. We cannot assure Endeavor stockholders that they will be able to sell their shares of Endeavor common stock in the open market, even if the market price per share is higher than the conversion price stated above, as there may not be sufficient liquidity in Endeavor’s securities when its stockholders wish to sell their shares.

If the holders of approximately 3,230,149 or more shares of common stock issued in Endeavor’s IPO (an amount equal to 20% or more of those shares), vote against the acquisition and properly demand conversion of their shares, we will not be able to consummate the acquisition.

If you exercise your conversion rights, then you will be exchanging your shares of our common stock for cash and will no longer own those shares. You will be entitled to receive cash for these shares only if you affirmatively vote against the acquisition proposal, properly demand conversion, and deliver your shares (either physically or electronically) to our transfer agent promptly after the meeting.

Appraisal Rights

Stockholders of Endeavor do not have appraisal rights in connection the acquisition under the DGCL.

Proxy Solicitation Costs

We are soliciting proxies on behalf of Endeavor’s board of directors. This solicitation is being made by mail but also may be made by telephone or in person. We and our directors and officers may also solicit proxies in person, by telephone or by facsimile or email.

We have hired              to assist in the proxy solicitation process. We will pay              a fee of approximately $             plus reasonable out-of pocket charges and a flat fee of $             per outbound proxy solicitation call. Such fee will be paid with non-trust account funds.

We will ask banks, brokers and other institutions, nominees and fiduciaries to forward its proxy materials to their principals and to obtain their authority to execute proxies and voting instructions. We will reimburse them for their reasonable expenses.

Endeavor Inside Stockholders

At the close of business on the record date, the Endeavor Inside Stockholders beneficially owned and were entitled to vote 3,750,000 shares or approximately 18.8% of the then outstanding shares of Endeavor’s common stock, which includes all of the shares held by Endeavor’s directors and executive officers and their affiliates. Among the Endeavor Inside Stockholders is Eric Watson, Endeavor’s current chairman of the board, and Jonathan Ledecky, Endeavor’s current chief executive officer. All of the Endeavor Inside Stockholders have agreed to vote their shares on the acquisition proposal in accordance with the majority of the votes cast by the holders of shares issued in Endeavor’s IPO. The Endeavor Inside Stockholders also have indicated that they intend to vote their Original Shares in favor of all other proposals being presented at the meeting. These Endeavor Inside Stockholders have also indicated they intend to vote any shares they acquired after the IPO for all of the proposals. As of the record date, the Endeavor Inside Stockholders have not acquired any additional shares of Endeavor common stock since the IPO. All of the Endeavor Inside Stockholders also agreed, in connection with the IPO, to place their shares in escrow until December 15, 2008.

THE ACQUISITION PROPOSAL

The discussion in this document of the acquisition and the principal terms of the Acquisition Agreement by and among Endeavor, Merger Sub, each of the American Apparel companies, and the American Apparel stockholders is subject to, and is qualified in its entirety by reference to, the Acquisition Agreement. A copy of the Acquisition Agreement is attached as Annex A to this proxy statement.

General Description of the Acquisition

The Acquisition Agreement provides for a business combination transaction in which:

•	American Apparel will merge into the Merger Sub, with Merger Sub surviving the merger as a wholly owned subsidiary of Endeavor and Endeavor changing its name to “American Apparel, Inc.”;

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Endeavor or a wholly-owned subsidiary of Endeavor (the “Canadian Newco”) will acquire all of the outstanding capital stock of each of the CI companies, and each such company will become a wholly-owned subsidiary of Endeavor; and

•	Merger Sub will be renamed “American Apparel (USA), Inc.” after completion of the acquisition.

In return for all of the capital stock in each of the American Apparel companies, Mr. Charney will receive from Endeavor up to an aggregate of 32,258,065 shares of Endeavor common stock, subject to adjustment, including in circumstances where American Apparel’s net debt at the close of business on the date two business days prior to the closing of the acquisition is more than $110,000,000 and/or if Mr. Charney fails to consummated the Lim Buyout. Following the consummation of the acquisition, Endeavor will pay an aggregate of $2.5 million of cash bonuses to existing American Apparel employees. See the section entitled “The Acquisition Agreement—Acquisition Consideration.”

As a result of the acquisition, and assuming that there is no adjustment to the number of shares issued based on American Apparel’s net debt and that:

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no Endeavor stockholder demands that Endeavor convert its shares to cash as permitted by Endeavor’s certificate of incorporation, and that the Lim Buyout is consummated by Mr. Charney, Mr. Charney will own approximately 61.8% of the outstanding Endeavor common stock and the current stockholders of Endeavor will own approximately 38.2% of the outstanding Endeavor common stock immediately after the closing of the acquisition;

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assuming 19.99% of the common stock issued in Endeavor’s initial public offering votes against the acquisition and such stock is converted into cash, and the Lim Buyout is consummated by Mr. Charney, Mr. Charney will own approximately 65.9% of the outstanding Endeavor common stock and the current stockholders of Endeavor will own approximately 34.1% of the outstanding common stock of Endeavor immediately following the closing;

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assuming none of the Endeavor common stock is converted into cash and Endeavor consummates the Lim Buyout instead of Mr. Charney (at an assumed price of $62,958,904 as of July 30, 2007), Mr. Charney will own approximately 54.8% of the outstanding Endeavor common stock and the current stockholders of Endeavor will own approximately 45.2% of the outstanding common stock of Endeavor immediately following the closing.

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assuming 19.99% of the outstanding Endeavor common stock votes against the acquisition and such stock is converted into cash, and Endeavor consummates the Lim Buyout instead of Mr. Charney (at an assumed price of $62,958,904 as of July 30, 2007), Mr. Charney will own approximately 59.1% of the outstanding Endeavor common stock and the current stockholders of Endeavor will own approximately 40.9% of the outstanding common stock of Endeavor immediately following the closing.

Background of the Acquisition

The terms of the Acquisition Agreement are the result of arm’s-length negotiations between representatives of Endeavor and American Apparel. The following is a discussion of the background of these negotiations, the Acquisition Agreement and related transactions.

Endeavor was formed on July 22, 2005 to effect an acquisition, capital stock exchange, asset acquisition or other similar business combination with an operating business. Endeavor completed its IPO on December 21, 2005, raising gross proceeds, including proceeds from the exercise of the underwriters’ over-allotment option, of approximately $129,285,959. Of these proceeds, approximately $121,030,234 were placed in a trust account immediately following the IPO and, in accordance with Endeavor’s certificate of incorporation, will be released either upon the consummation of a business combination or upon the liquidation of Endeavor. As of March 31, 2007, the trust account had $126,145,536 contained therein. Endeavor must liquidate unless it has consummated a business combination by December 21, 2007. As of                  2007, the record date, approximately $             was held in deposit in the trust account.

Promptly following Endeavor’s IPO, Endeavor contacted several investment banks, including Jefferies, private equity firms, consulting firms, legal and accounting firms and numerous business associates. Through these efforts, Endeavor identified and reviewed information with respect to more than 100 acquisition opportunities based on the acquisition criteria disclosed in the IPO prospectus that Endeavor developed during the process of completing its IPO. Among these opportunities, Endeavor focused on companies that had the best combination of the following characteristics:

•	demonstrated revenue generation,

•	compelling growth prospects,

•	attractive profit margins (current or potential),

•	talented management with an interest in continuing at the company,

•	reasonable valuation expectations,

•	the ability to deploy capital productively,

•	a willingness to operate as a publicly-traded company, and

•	an understanding and acceptance of Endeavor’s structure, acquisition process and timing.

As discussed below, Endeavor entered into discussions with several companies that it believed met most or all of the foregoing criteria. It exchanged information with these companies, including business plans and financial information and held bilateral management presentations. Although Endeavor investigated these opportunities in varying depth, none resulted in the execution of any preliminary letter of intent or memorandum of understanding. Endeavor declined to move forward on some opportunities because it did not believe the financial characteristics, business dynamics, management teams, attainable valuations and/or deal structures were suitable. There were also companies that were not interested in pursuing a deal with Endeavor based on its publicly-traded status, capital structure or ability to close with sufficient certainty or speed or which decided to accept competitive bids from other acquirers.

On January 13, 2006, Mr. Ledecky, Endeavor’s chief executive officer, met with representatives of an investment banking firm that had no prior relationship with Endeavor to discuss potential transactions that might be available to Endeavor. The investment bankers noted that their company had a relationship with a private equity firm that owned a branded restaurant chain with franchising operations that was headquartered in Los Angeles, California. In February 2006, a preliminary meeting between representatives of Endeavor and this potential target company were schedule for March 2006. On March 11, 2006, Mr. Ledecky met with a representative of the target business in Washington D.C. to discuss a potential transaction and how the target company might be able to grow its operations post-acquisition. In May and June 2006, additional meetings were held among principals of Endeavor, including Mr. Ledecky, principals of the potential target company and principals of the private equity firm that owned such company and information was exchanged between the participants. These meetings resulted in an initial valuation of the target company being set at $125 million. The private equity firm thereafter arranged for Mr. Ledecky and Mr. Watson, Endeavor’s chairman of the board, to visit the target company’s headquarters in California and conduct due diligence meetings. These meetings occurred on July 2, 3 and 4, 2006. As the process continued, Endeavor was advised by the private equity firm that owned the target company that another private investment firm had made an offer on the target business for cash with a proposed immediate closing. Discussions between Endeavor and this target company were terminated.

On March 14, 2006, Mr. Ledecky met with representatives from the same investment banking firm it met with on January 13, 2006, to discuss additional potential transactions that may be available to Endeavor. The investment bankers noted that a well-known national chain of weight loss centers headquartered in California was for sale by its private equity owners. It was further noted that another investment bank was handling the sale on behalf of the owners and that a formal process for such sale had commenced. This formal process included an existing offering memorandum and the need for any potential bidder to make a qualifying bid to pursue due diligence. At the March 14, 2006 meeting, Mr. Ledecky instructed the investment bank with whom he was meeting to contact the investment bank representing the target company owners to obtain an offering memorandum and to commence structuring a bid to qualify for further due diligence. The preliminary bid communicated to the target company group was in the $600-$650 million range and Endeavor was allowed to proceed with further due diligence. On April 24, 2006, Messrs Ledecky and Watson met with the entire senior management team of the target company and representatives of the target company’s investment bank. Endeavor received a full presentation by senior management and conducted extensive on-site due diligence along with representatives from a large institutional hedge fund willing to co-invest with Endeavor. Mr. Ledecky then held several telephonic meetings with members of the target company’s management team during May 2007. On June 19, 2006, the target company announced that it had agreed to be acquired by one of the leading global conglomerates in the food industry for $600 million.

On July 17, 2006, Mr. Ledecky met with representatives of another investment banking firm that had no prior relationship with Endeavor to discuss potential transactions that might be available to Endeavor. The investment bankers noted they had as a client that is a restaurant chain headquartered in California that had strong regional brand recognition on the West Coast. On August 14, 2006, Mr. Ledecky conducted initial due diligence on the target company and its brand, which included visits to several of the target company’s California locations. On September 9, 2006, Mr. Ledecky met in Dallas, Texas with a representative of the investment bank that had identified the target company to Endeavor and a member of the board of directors of the target company to discuss Endeavor and its structure and information related to Endeavor’s continuing due diligence process. On September 26, 27 and 28, 2006, meeting were held in the target company’s California headquarters between the target company’s entire senior management, Messrs. Ledecky and Watson and representatives of the investment bank . Endeavor proposed the basic terms of a proposed transaction, including an initial valuation of the target company of between $150 million and $200 million. The meetings were adjourned and it was agreed that the target company would consider the proposal. On October 10, 2006, Endeavor was notified by the target company’s investment bankers that the target company did not believe it was well-positioned to make the transition from a private company to a public company. Discussions were then terminated.

On July 18, 2006, Mr. Ledecky met in New York with principal shareholders of a regional ethanol producer headquartered in the Midwestern United States and representatives of the investment banking firm representing the target company. In July 2006, Mr. Edward Mathias, a member of the board of directors of Endeavor, held an additional meeting with one of the principal shareholders of the target company. On July 27, 2006, an additional meeting was in New York among principals of Endeavor, including Mr. Ledecky, a principal shareholder of the target company and members of management of the target company. During the following two weeks, due diligence and valuation discussions were held and a proposed purchase price for the target company in the $150-200 million range was discussed. On August 8, 2006, a meeting was held in New York with a principal shareholder of the target company and representatives of certain investment banks that Endeavor had worked with in connection with other potential targets. The principal shareholder indicated that a purchase price in the $200-250 million range would be necessary to buy the target company. Endeavor, in consultation with the investment bankers determined that this price was not in the best interests of Endeavor. Discussions with the target company were then terminated.

In July 2006, Mr. Ledecky met with Endeavor consultant Mr. Martin Dolfi to discuss deal flow. He discussed with Mr. Dolfi the philosophy espoused by Mr. Peter Lynch to “invest in what you know.” Mr. Ledecky then asked for examples of products that Mr. Dolfi used and enjoyed. Mr. Dolfi indicated that he enjoyed the clothing sold at American Apparel. As a way to reinforce the discussion, Mr. Ledecky instructed Mr. Dolfi to research the American Apparel company. Mr. Dolfi returned in August 2006 with a research book presentation on American Apparel. Mr. Ledecky then instructed Mr. Dolfi to determine whether American Apparel had a business development officer. Mr. Dolfi reached Mr. Adrian Kowalewski of American Apparel and on September 26, 2006 a meeting among Messrs. Watson, Ledecky and Kowalewski took place at American Apparel’s Los Angeles headquarters. Mr. Kowalewski gave Messrs. Watson and Ledecky a tour of the facilities and answered preliminary questions.

In early October 2006, Mr. Watson was contacted by a private equity owner of a leading fashion accessory company. Endeavor had an initial exchange of information with the target company, and during October 2006, held several telephonic meetings with representatives of the target company. On October 20, 2006, Endeavor made an initial bid for the target company of approximately 175 million British Pounds Sterling. However, in early November 2006, Endeavor was advised that the target company had elected to accept a bid from another party.

On a regular basis throughout October 2006, Messrs. Dolfi and Kowalewski held discussions and exchanged information about American Apparel. Valuation discussions of a general nature took place as the two companies exchanged information.

On October 25, 2006, Mr. Ledecky received a call from Mr. Charney, American Apparel’s chief executive officer and founder. During this conversation, Mr. Ledecky shared information about Endeavor and answered questions regarding Endeavor’s philosophy with respect to seeking target companies and for the operations and growth of a target post-acquisition. Messrs. Ledecky and Charney also discussed the structural issues surrounding a blank check company. Mr. Charney then invited Messrs. Ledecky and Watson to visit him the following day in Montreal, Canada.

On October 26, 2006, Messrs. Watson and Ledecky visited Mr. Charney in Montreal, Canada and during this visit reviewed American Apparel’s history and operations, as well as its on-line and information technology operations, and toured several of American Apparel’s Montreal retail locations. Messrs. Watson, Ledecky and Charney met again over dinner to discuss the companies and their respective backgrounds in greater detail.

From November 13 to November 17, 2006, Mr. Dolfi toured American Apparel’s California facilities and retail locations and conducted financial and general due diligence. From November 20 to November 22, 2006, Messrs. Charney and Ledecky met in New York City in a series of meetings to negotiate the general terms of the transaction. These meetings also included tours of American Apparel’s various New York City retail stores and operations.

On November 22, 2006, Messrs. Charney and Ledecky, together with Mr. Keith Miller (an advisor to Mr. Charney) and Mr. Michael Rapp of Broadband Capital Management LLC, an underwriter of Endeavor’s IPO, met in Mr. Rapp’s offices in New York to discuss the potential transaction and to provide Messrs. Miller and Charney with additional information on special purpose acquisition companies (“SPACs”).

On November 22, 2006, a letter of intent was executed by Endeavor and American Apparel. The terms of the letter of intent provided for (i) the issuance to Mr. Charney of $190 million of Endeavor common stock valued at $7.75 per share (i.e., 24,516,129 shares), (ii) payment of $60 million to Mr. Charney to be used at closing of the acquisition to repurchase all of Mr. Lim’s equity interests in American Apparel and the assumption of American Apparel’s debt, which was not to exceed $80 million at closing of the acquisition. The number of shares issuable to Mr. Charney was subject to downward adjustment in the event American Apparel’s EBITDA for 2006 was less than $40 million or its projected 2007 EBITDA was less than $57 million, in each case as adjusted for deferred rent, litigation and other appropriate items.

On November 23, 2006, Endeavor delivered to American Apparel an extensive due diligence request list. Endeavor began to focus its resources on compiling and reviewing in detail the due diligence materials received from American Apparel. Endeavor provided copies of all diligence information received by Endeavor to its counsel, Graubard Miller, for review and legal due diligence. Additionally, Endeavor instructed Graubard Miller to begin preparation of the first draft of a definitive acquisition agreement consistent with the terms of the letter of intent. Throughout the due diligence process, Endeavor and its counsel had numerous telephone conversations with individuals at American Apparel in order to discuss issues relating to the potential transaction.

During the week of December 4, 2006, a series of all-day meetings were held at American Apparel’s headquarters in Los Angeles. The Endeavor due diligence team included Messrs. Ledecky and Dolfi and consultants from Bendon, an apparel company controlled by Mr. Watson. Representatives of Jefferies, which we subsequently retained in connection with rendering a fairness opinion, were also in attendance. During this visit to American Apparel’s facilities, Endeavor interviewed more than 30 American Apparel employees across the various departments of American Apparel. Endeavor also held meetings with the audit partner of American Apparel’s outside certified public accountant. Endeavor also conducted a series of meetings with consultants hired by American Apparel to interface with its senior lenders and subordinated debt lenders. Endeavor conducted telephonic meetings with all of American Apparel’s secured lenders, in each instance, with American Apparel’s chief financial officer, Ken Cieply.

Endeavor’s due diligence also included numerous calls with Marcum & Kliegman LLP, both with and without representatives from American Apparel on the phone, where American Apparel’s financial statements, financial reporting systems and significant accounting policies were discussed. Marcum & Kliegman did not provide any report, opinion or appraisal materially relating to the transaction. Marcum & Kliegman is the independent outside auditor for Endeavor and became the independent outside auditor for American Apparel after the Acquisition Agreement was executed. Marcum & Kliegman maintains separate audit teams for each of Endeavor and American Apparel, which teams are independent of one another.

On numerous occasions through the process, Endeavor’s board of directors discussed the terms of the letter of intent and proposed business combination with American Apparel. All of Endeavor’s directors received a copy of the letter of intent as well as financial, operational and descriptive information about American Apparel. The directors were continuously updated as to the status of the due diligence and negotiations, and copies of the most recent drafts of the significant transaction documents were delivered to the directors in connection with their consideration of the proposed business combination with American Apparel.

Throughout the period from November 23, 2006 through December 18, 2006 succeeding drafts of the transaction documents were prepared in response to comments and suggestions of the parties and their counsel, with management and counsel for both companies engaging in numerous negotiating sessions. Included in the various transaction documents, in addition to the Acquisition Agreement, were an escrow agreement, voting agreement, lock-up agreements, and an employment agreement for Mr. Charney.

Representatives of Endeavor met with Mr. Charney at the offices of Graubard Miller numerous times during the period from December 11 through December 18, 2006 in order to resolve open items and to discuss the progress of the transaction. During these discussions, negotiations were conducted to revise the terms of the acquisition. It was agreed that the parties would prefer that the acquisition consideration be solely in the form of stock in order to preserve as much of Endeavor’s cash as possible so it would be available to American Apparel after the closing of the business combination to fund American Apparel’s operations and growth plans and provide American Apparel with flexibility with respect to its existing credit facilities. It was also agreed by the parties that keeping the acquisition consideration solely in the form of stock would fully align the interests of Mr. Charney with the stockholders of the post-business combination and evidence his belief in the future potential of American Apparel. However, it was also determined that the purchase of Mr. Lim’s equity interest in American Apparel could be accomplished only with cash. It was decided that Mr. Charney would be given the opportunity to purchase Mr. Lim’s position prior to closing, and if this could not be accomplished, that Endeavor would purchase Mr. Lim for cash as further described in this proxy statement. Increases to American Apparel’s indebtedness were noted and it was agreed that if American Apparel’s net debt was more than $110,000,000 when acquired by Endeavor, the number of shares of Endeavor common stock to be issued in the acquisition would be lowered as described in this proxy statement. As part of this negotiation, the parties agreed to eliminate a share reduction based on EBITDA, but to have EBITDA targets remain a waiveable condition to consummation of the deal. The draft of the Acquisition Agreement was revised to reflect these modified terms.

On December 18, 2006, a meeting of the board of directors of Endeavor was held. All directors attended, as did, by invitation telephonically, David Alan Miller, Esq., Brian L. Ross, Esq. and Jeffrey M. Gallant. Esq. of Graubard Miller. Prior to the meeting, copies of the most recent drafts of the significant transaction documents, in substantially final form, were delivered to all participants. Messrs. Watson and Ledecky discussed at length with Endeavor’s board the different analyses used to determine whether the acquisition consideration to be paid by Endeavor was fair from a financial point of view to Endeavor’s stockholders, as well as to determine the fair market value of American Apparel. After considerable review and discussion, the Acquisition Agreement and related documents were unanimously approved, and the board determined to recommend the approval of the acquisition to the stockholders of Endeavor. However, the board specifically conditioned such approval on Endeavor obtaining, prior to soliciting the vote of stockholders on the acquisition, an opinion from an investment bank to the effect that the consideration to be paid by Endeavor pursuant to the Acquisition Agreement is fair, from a financial point of view, to the holders of Endeavor common stock and that the fair market value of American Apparel was at least equal to 80% of Endeavor’s net assets.

The Acquisition Agreement was signed on December 18, 2006. Immediately thereafter, Endeavor and American Apparel issued a joint press release announcing the execution of the Acquisition Agreement and discussing the terms of the Acquisition Agreement, and on December 20, 2006, Endeavor filed a Current Report on Form 8-K discussing in greater detail the terms of the Acquisition Agreement and American Apparel’s business.

On May 9, 2007, representatives of Jefferies made a presentation to Endeavor’s board of directors concerning the financial terms of the acquisition and delivered to the board Jefferies’ opinion to the effect that, as of that date and based upon and subject to the various considerations and assumptions set forth in its opinion, the consideration of approximately 32.3 million shares of Endeavor common stock to be paid by Endeavor pursuant to the Acquisition Agreement was fair from a financial point of view, to the holders of Endeavor common stock, other than affiliates of Endeavor, and that the fair market value of American Apparel was at least equal to 80% of Endeavor’s net assets. For a more detailed description of the Jefferies’ opinion, see the section entitled “The Acquisition Proposal—Opinion of Jefferies & Company, Inc.”

There are no finders’ fees payable in connection with the acquisition.

Endeavor’s Board of Directors’ Reasons for Approval of the Acquisition

General

The final agreed-upon consideration in the Acquisition Agreement was determined by several factors. Endeavor’s board of directors reviewed industry and financial data, including certain valuation analyses and metrics compiled by management, in order to determine that the consideration to be paid by Endeavor in the acquisition was fair and that the acquisition was in the best interests of Endeavor’s stockholders.

In order to enable the board of directors of Endeavor to evaluate the proposed acquisition, Endeavor’s management conducted a due diligence review with respect to American Apparel that included:

•	a general analysis of American Apparel’s industry;

•	tours of American Apparel’s manufacturing facilities and principal offices in Los Angeles, California;

•	on-site visits to various American Apparel retail stores;

•	a valuation analysis of American Apparel; and

•	reviews of historic financial statements and information and financial projections provided by American Apparel.

The Endeavor board of directors considered a wide variety of factors in connection with its evaluation of the acquisition. In light of the complexity of those factors, the Endeavor board of directors did not consider it practicable to, nor did it attempt to, quantify or otherwise assign relative weights to the specific factors it considered in reaching its decision. In addition, individual members of the Endeavor board may have given different weight to different factors.

The historical financial information and financial projections provided to Endeavor by American Apparel in November and December 2006 included:

•	unaudited financial statements for the year ended June 30, 2004 and the six months ended December 31, 2004;

•	unaudited financial statements for the year ended December 31, 2005;

•	unaudited financial statements for the ten-month period ended October 31, 2006; and

•	financial projections for the year ending December 31, 2007.

Initial board approval

As of December 18, 2006, the date on which Endeavor’s board of directors first met to vote upon the acquisition of American Apparel, American Apparel had provided Endeavor with estimates that American Apparel’s revenues for the year ending December 31, 2006 would be approximately $275 million, a 36.5% increase from revenues of $216 million for the year ended December 31, 2005. As of December 18, 2006, American Apparel had also provided Endeavor with projections that American Apparel’s revenues for the year ending December 31, 2007 would be at least $355 million, a 29% increase from the $275 million of revenues then expected for the year ending December 31, 2006. American Apparel had advised that the growth in revenues evidenced by these estimates and projections would be driven by anticipated growth in same store sales and the opening of additional retail locations, as well as increases in online sales. As of December 18, 2006, American Apparel was projecting approximately $30 million of EBITDA for 2006, giving effect to various non-cash and one-time adjustments (of up to $5 million in the aggregate) prescribed by the Acquisition Agreement and $50 million of EBITDA for 2007, subject to similar adjustments. American Apparel had advised Endeavor that the projected increase in EBITDA from 2006 to 2007 would be driven primarily by the projected increase in revenues and improvements in EBITDA margins as selling, general and administrative and research and development expenses were forecast to decrease as a percentage of sales as they were spread across a larger base of revenues.

Based on the foregoing information and procedures, the board of directors of Endeavor unanimously approved the Acquisition Agreement. In considering the acquisition, the Endeavor board of directors gave considerable weight to the following factors:

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American Apparel’s record of growth and potential for future growth. Endeavor believes that American Apparel has a well-established and growing brand and has in place the core infrastructure for strong business operations that will enable American Apparel to achieve growth both organically and through accretive strategic acquisitions. Endeavor’s belief in American Apparel’s growth potential is based in part on American Apparel’s historical growth rate. American Apparel had experienced a compounded annual growth rate of approximately 62% in revenues from approximately $40 million in 2002 to estimated revenues of $275 million in 2006, while it experienced a compounded annual growth rate of approximately 69% in EBITDA from approximately $4 million to more than $30 million over the same period.

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American Apparel’s ability to broaden distribution. American Apparel has demonstrated continued organic growth in core US, European and Asian markets, with more than 140 company-owned retail stores worldwide as of December 18, 2006. American Apparel also has demonstrated an ability to expand distribution to additional channels, including though wholesale operations to other apparel providers and online sales to American Apparel customers.

•

“American Apparel” is a recognizable brand targeted toward an emerging demographic. The American Apparel brand has received a large amount of coverage in the print and broadcast media, including on television such as The Today Show, Nightline, 60 Minutes, Charlie Rose and Dateline. This brand and the products which are marketed under the brand are targeted toward the young adult market, which is one of the largest emerging market demographics.

•

The experience of American Apparel’s management. An important factor to Endeavor’s board of directors in evaluating an acquisition target was whether the target had a management team with specialized knowledge of the markets within which it operates and the ability to lead a company in a rapidly changing environment. Endeavor’s board of directors believes that American Apparel’s management, and Mr. Charney in particular, have experience and talent in the apparel industry as demonstrated by the background of the members of American Apparel’s management and American Apparel’s ability to develop new product offerings in fashion basics, as well as new categories.

•

American Apparel’s vertically integrated business model. American Apparel’s business model utilizes American Apparel’s own manufacturing facilities and exploits the company’s U.S.–based design and manufacturing operations to provide speed to market, which allows American Apparel to produce product quickly when specific demand is identified and to supervise quality control. This allows American Apparel to focus on year-round styles, minimize risk of producing ahead of demand and maintain the quality production identified with the brand.

Valuation

The board considered the valuation of American Apparel in relation to its growth potential and found it to be attractive when compared to other companies in its industries. The board looked at comparable companies and based on the valuation of these companies, the board calculated the expected initial valuation of American Apparel in the public market. Endeavor presented information regarding certain publicly-traded companies that compete in American Apparel’s markets to the board, including the following companies:

•	Abercrombie & Fitch Co.

•	American Eagle Outfitters

•	Bebe Stores

•	Chico’s

•	Delias

•	Guess?

•	H&M

•	Inditex

•	J. Crew Group

•	Urban Outfitters

•	Zumez

This analysis revealed that the median valuation of the aforementioned comparable companies was approximately 2.4 times expected 2006 revenues, 13.6 times expected 2006 EBITDA and 11.5 times projected 2007 EBITDA. Based on these multiples, American Apparel would have a value range of between $408 million (based on 2006 EBITDA) and $660 million (based on 2006 revenues). Based on American Apparel’s 2007 EBITDA projections available to the board of directors of Endeavor at December 18, 2006, American Apparel had a value of $575 million.

Endeavor’s board calculated that the valuation of maximum consideration payable to American Apparel’s stockholders amounted to approximately $383.5 million, comprised of:

•	$250 million of Endeavor common stock (32,258,065 shares at a price of $7.75 per share on December 18, 2006),

•	$110 million of assumed American Apparel indebtedness,

•	$21 million of stock awards available for grant to American Apparel employees under the 2007 performance equity plan to be adopted in connection with the acquisition, and

•	$2.5 million of cash bonuses to be paid to key American Apparel employees following closing of the acquisition.

The board noted that if Mr. Charney failed to consummate the Lim Buyout, Endeavor would consummate the Lim Buyout by paying Mr. Lim approximately $60 million and reducing the number of shares issued in the acquisition by an amount equal to the cash paid to Mr. Lim divided by $7.75. Accordingly, the total valuation of consideration payable to American Apparel would remain the same.

Since the value of the consideration to be paid by Endeavor in the acquisition would be significantly below the valuation determined from the comparable company analysis, the board determined at its December 18th meeting that the consideration to be paid to American Apparel was fair and that the acquisition was in the best interests of Endeavor’s stockholders and approved the acquisition. However, the board specifically conditioned such approval on Endeavor obtaining, prior to soliciting the vote of stockholders on the acquisition, an opinion from an investment bank to the effect that the consideration to be paid by Endeavor pursuant to the Acquisition Agreement is fair, from a financial point of view, to the holders of Endeavor common stock and that the fair market value of American Apparel was at least equal to 80% of Endeavor’s net assets.

Important events subsequent to initial board approval

On April 2, 2007, the board of directors of Endeavor met for an update on the acquisition and to be presented with certain revised financial information with respect to American Apparel. The board was advised that American Apparel had approximately $285 million of revenues for the year ended December 31, 2006. At the same time, the board was advised that, as a result of comments received during the audit of its financial statements, management of American Apparel proposed additional write-downs on American Apparel’s inventory for 2006 considering the inventory levels. As a result, the board was told that American Apparel was seeking to implement non-cash and additional adjustments to 2006 EBITDA beyond the aggregate $5 million adjustments originally agreed to by Endeavor in the Acquisition Agreement. The board agreed with the rationale presented and voted to allow the additional adjustments. Total adjustments to 2006 EBITDA allowed by Endeavor were approximately $7.6 million and are set forth in “—Use of Pro Forma Adjusted EBITDA.” The board was also advised that American Apparel had revised its EBITDA projections for 2007 from $50 million to $40 million as a result of various factors, including its determination to slow down new store openings until such time as it receives the capital infusion it will receive as a result of the acquisition. In this regard, the board voted to allow Endeavor to waive the requirement that American Apparel deliver formal EBITDA projections for 2007 and 2008 prior to closing of the acquisition.

At the April 2nd meeting, Endeavor’s board re-evaluated the acquisition based on American Apparel’s actual 2006 revenues of $285 million, the pro forma 2006 EBITDA of $30 million and revised 2007 projected EBITDA of $40 million. The board utilized the same processes and metrics as when it first approved the acquisition on December 18, 2006, including the multiples derived from other publicly traded retail apparel companies—2.4 times expected 2006 revenues, 13.6 times expected 2006 EBITDA and 11.5 times projected 2007 EBITDA. Based on the revised financial information and projections of American Apparel, the board determined that American Apparel would have a value range of between $408 million (based on 2006 EBITDA) and $684 million (based on 2006 revenues). Based on American Apparel’s revised 2007 EBITDA projections, American Apparel had a value of $460 million. The board found that the acquisition was still advisable and affirmed its approval of the Acquisition Agreement and the acquisition based on the revised financial information presented to it.

On May 9, 2007, Jefferies delivered to Endeavor’s board of directors its opinion based on the same financial information and revised EBITDA and financial projections considered by the board in April 2007 when it affirmed the acquisition. For a more detailed description of the Jefferies’ opinion, see the section entitled “The Acquisition Proposal—Opinion of Jefferies & Company, Inc.”

Other factors considered by Endeavor’s board

Endeavor’s board also considered other factors in evaluating the acquisition with American Apparel, including the following:

American Apparel’s competitive position and market acceptance of its products. American Apparel’s reputation in its industry, within its distribution channels and among its end customers was considered by the board to be one of the favorable factors in concluding that its competitive position was strong. As part of its due diligence investigation, Endeavor visited numerous American Apparel retail locations. In addition, Endeavor conducted phone interviews with several of American Apparel’s key customers as well as other industry experts. Endeavor reported to the board that feedback from these sources on the company and its products was very strong.

Costs associated with effecting the business combination. The board determined that the costs associated with effecting the acquisition with American Apparel would be of the same order of magnitude as would be encountered with most other business combinations. In addition, it was favorably viewed by the board that all of American Apparel’s key employees would stay in place to operate the post- acquisition company and that there would therefore be relatively minimal integration issues following the acquisition.

Potential adverse factors considered. The board evaluated several potential adverse factors in its consideration of the acquisition of American Apparel. These included pending litigation against American Apparel (see Business of American Apparel—Legal Proceedings) and American Apparel’s non-compliance with certain terms of its financing facilities (see American Apparel’s Management Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources). As part of its due diligence investigation, Endeavor reviewed all of the outstanding and pending litigation against American Apparel, spoke at length to American Apparel’s management and attorneys and determined that none of these items were likely to materially impact the company. Several claims were scheduled to be settled in the near-term and the potential damages in the other claims were currently viewed as insignificant relative to the size of American Apparel’s business. It also was noted that a condition to consummation of the acquisition is that American Apparel’s breaches under the financing facilities be waived. It also was noted that Endeavor believed it could choose to repay or replace these financing facilities after closing without materially impacting its ability to achieve its business and growth plan.

Satisfaction of 80% Test

It is a requirement that any business acquired by Endeavor have a fair market value equal to at least 80% of Endeavor’s net assets at the time of acquisition, which assets shall include the amount in the trust account. Based on the financial analysis of American Apparel generally used to approve the transaction, the Endeavor board of directors determined that this requirement was met. Endeavor estimates that its net assets at the closing of the acquisition will be approximately $             million, after deduction of the costs of the acquisition that may be paid from the funds in the trust account upon closing of the acquisition and assuming that no Endeavor stockholders vote against the acquisition and seek conversion of their Endeavor shares into cash, of which 80% is $             million.

As described above, the board valued American Apparel at approximately $             million based on its comparable company analysis and significant transaction experience. This value substantially exceeds the $             million value required to meet the 80% test. The board noted that it based its calculation on the most conservative projections it had received from American Apparel and used valuation multiples for companies that had significantly less growth potential than American Apparel, and thus it felt comfortable with its decision.

The Endeavor board of directors believes, because of the financial skills and background of several of its members, it was qualified to perform the valuation analysis described above and to conclude that the acquisition of American Apparel met this requirement. The Endeavor board members have a significant number of years of experience in the private equity/venture capital and investment banking industries and have been involved in numerous transactions of a similar nature to the one contemplated between Endeavor and American Apparel. Notwithstanding this, the board specifically conditioned such approval on Endeavor obtaining, prior to soliciting the vote of stockholders on the acquisition, an opinion from an investment bank to the effect that the consideration to be paid by Endeavor pursuant to the Acquisition Agreement is fair, from a financial point of view, to the holders of Endeavor common stock and that the fair market value of American Apparel was at least equal to 80% of Endeavor’s net assets.

Use of Pro Forma Adjusted EBITDA

In evaluating American Apparel, Endeavor realized that American Apparel would be required to transition from a private company to a public company upon consummation of the acquisition. Accordingly, Endeavor measures, in part, American Apparel’s growth in terms of EBITDA as adjusted for certain mutually agreed upon adjustments, including workers compensation and inventory obsolescence.

Under the terms of the Acquisition Agreement, a condition to Endeavor consummating the acquisition was that American Apparel have EBITDA of at least $30 million for the year ended December 31, 2006 after giving effect to up to an aggregate of $5 million of adjustments for deferred rent, legal, litigation and workers’ compensation expenses. In April 2007, Endeavor agreed to allow certain adjustments above the original $5 million basket to accommodate an approximate $3.5 million inventory obsolescence reserve established in connection with American Apparel’s 2006 audit and the acquisition. Similar adjustments were utilized in connection with calculations of American Apparel’s pro forma adjusted EBITDA for the three months ended March 31, 2007. The pro forma adjusted EBITDA calculations, including the specific adjustments made to derive such calculations, are set forth in the tables below.

Q1 2007 Pro Forma Adjusted EBITDA as Compared to Q1 2006 Pro Forma Adjusted EBITDA

American Apparel had growth in EBITDA of approximately 97.8% from EBITDA of approximately $4.6 million in the first three months of 2006 to EBITDA of approximately $9.1 million in the first three months of 2007. Allowing for the non-cash, non-recurring items and one-time adjustments described above and set forth in the tables below, American Apparel had growth in adjusted EBITDA of approximately 63.8% from adjusted EBITDA of approximately $5.8 million in the first three months of 2006 to adjusted EBITDA of approximately $9.5 million in the first three months of 2007.

2006 Pro Forma Adjusted EBITDA as Compared to 2005 Pro Forma Adjusted EBITDA

American Apparel had growth in EBITDA of approximately 31.9% from EBITDA of approximately $18.5 million in 2005 to EBITDA of approximately $24.4 million in 2006. Allowing for the non-cash, non-recurring items and adjustments described above and set forth in the tables below, American Apparel had growth in pro forma adjusted EBITDA of approximately 33.5% from pro forma adjusted EBITDA of approximately $24.2 million in 2005 to pro forma adjusted EBITDA of approximately $32.3 million in 2006.

Calculation and Reconciliation of American Apparel’s Pro Forma Adjusted EBITDA

The following table presents a calculation of American Apparel’s pro forma adjusted EBITDA and reconciliation to its net income, the most directly comparable GAAP financial measure, on a historical basis, for the periods presented:

	Three Months Ended March 31,		Year Ended December 31,
	2007	2006	2006	2005
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Net income (loss)	$1,504	$(518)	$(1,884)	$3,253
Income taxes	660	(19)	1,574	506
Interest expense	3,960	2,620	11,811	6,536
Depreciation and amortization	2,907	2,546	10,899	6,328

Related-party management fee	85	—	2,045	1,896

EBITDA	$9,116	$4,629	$24,445	$18,519

Add-backs in non-cash/non-recurring items:
Deferred rent	$387	542	2,071	3,954
Litigation expense	—	575	1,120	1,196

Total add-backs	378	1,117	3,191	5,150

Adjusted EBITDA	$9,503	$5,746	$27,636	$23,669

Exclusions allowed under terms of acquisition:
Workers compensation adjustment	—	—	$550	$—
Inventory obsolescence	—	—	3,488	600
Business combination expenses not capitalized	45	—	—	—

Total exclusions	$45	$—	$4,038	$600

Adjusted EBITDA with exclusions	$9,548	$5,746	$31,674	$24,269
Additional add-backs:
Legal fees related to abandoned financing attempts	$—	$4	$277	$—
Accounting fees related to abandoned financing attempts	—	—	138	—
Financial consulting fees related to senior debt defaults	—	—	287	—

Total add-backs	$—	$4	$702	$—

Pro Forma Adjusted EBITDA	$9,548	$5,750	$32,376	$24,269

Calculation and Reconciliation of AAI’s Pro Forma Adjusted EBITDA

The following table presents a calculation of AAI’s pro forma adjusted EBITDA and reconciliation to its net income, the most directly comparable GAAP financial measure, on a historical basis, for the periods presented:

	Three Months Ended March 31,		Year Ended December 31,
	2007	2006	2006	2005
	(unaudited)	(unaudited)		(unaudited)
Net income (loss)	$1,709	$(313)	$(1,624)	$3,583
Income taxes	597	(35)	1,335	392
Interest expense	3,674	2,408	10,797	6,006
Depreciation and amortization	2,526	2,213	9,430	5,387

EBITDA	$8,506	$4,273	$19,938	$15,368

Add-backs for non-cash/non-recurring items:
Deferred rent	$352	$469	$1,771	$3,508
Litigation expenses	—	—	1,120	1,196

Total add-backs	352	469	2,891	4,704
Adjusted EBITDA	$8,858	$4,742	$22,829	$20,072

Exclusions allowed under terms of acquisition:
Workers compensation adjustment	$—		$550
Inventory obsolescence	—	—	3,484	600

Total exclusions	$—	$—	$4,034	$600
Cap	$—		$5,000
Less of exclusions or cap	$—	$—	$4,034	$600

Pro Forma Adjusted EBITDA	$8,858	$4,742	$31,863	$20,672

Calculation and Reconciliation of the CI companies’ Adjusted Pro Forma EBITDA

The following table presents a calculation of the CI companies’ pro forma adjusted EBITDA and reconciliation to their net income, the most directly comparable GAAP financial measure, on a historical basis, for the periods presented:

	Three Months Ended March 31,
	2007	2007	2006	2006
	CDN $	USD $ (a)	CDN $	USD $ (a)
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Net loss	$(23)	$(19)	$(30)	$(26)
Income taxes	74	63	19	16
Interest expense	335	286	245	212
Depreciation and amortization	446	381	385	333
Related party management fee	100	85	—	—

EBITDA	$932	$796	$619	$535

Add-backs for non-cash/non-recurring items:
Deferred rent	$39	$33	$65	$56
Litigation expenses	—	—	—	—

Total add-backs	39	33	65	56
Adjusted EBITDA	$972	$829	$684	$591

Exclusions allowed under terms of acquisition:
Workers compensation adjustment	$—	$—	—
Inventory obsolescence	—	—	—	—

Total exclusions	$—	$—	$—	$—
Cap	$—	$—	$—	$—
Less of exclusions or cap	$—	$—	$—	$—

Pro Forma Adjusted EBITDA	$972	$829	$684	$591

(a)	Canadian dollars presented as of March 31, 2007 and 2006 were converted at an exchange rate of $0.8661 and $0.8568, respectively. Canadian dollars presented for the three months ended March 31, 2007 and 2006 were converted at an exchange rate of $0.8535 and $0.8662, respectively.

The following table presents a calculation of the CI companies’ pro forma adjusted EBITDA and reconciliation to their net income, the most directly comparable GAAP financial measure, on a historical basis, for the periods presented:

	Year Ended December 31,
	2006	2006	2005	2005
	CDN $	USD $ (a)	CDN $	USD $ (a)
			(unaudited)	(unaudited)
Net loss	$(89)	$(77)	$(7)	$(6)
Income taxes	271	239	138	114
Interest expense	1,151	1,014	642	530
Depreciation and amortization	1,671	1,473	1,146	941
Related party management fee	2,320	2,045	2,298	1,896

EBITDA	$5,324	$4,694	$4,217	$3,475

Add-backs for non-cash/non-recurring items:
Deferred rent	$366	$323	$328	$271
Litigation expenses	—	—	—	—

Total add-backs	366	323	328	271
Adjusted EBITDA	$5,690	$5,016	$4,545	$3,746

Exclusions allowed under terms of acquisition:
Workers compensation adjustment	$—	$—	$—	$—
Inventory obsolescence	—	—	—	—

Total exclusions	—	$—	—	$—
Cap	—	$—	—	$—
Less of exclusions or cap	$—	$—	$—	$—

Pro Forma Adjusted EBITDA	$5,690	$5,016	$4,545	$3,746

(a)	Canadian dollars presented as of December 31, 2006 and 2005 were converted at an exchange rate of $0.8590 and $0.8576, respectively. Canadian dollars presented for the twelve months ended December 31, 2006 and 2005 were converted at an exchange rate of $0.8813 and $0.8103, respectively.

Interests of Endeavor’s Directors and Officers in the Acquisition

In considering the recommendation of the board of directors of Endeavor to vote for the proposals to approve the Acquisition Agreement, as well as the certificate of incorporation amendments and the performance equity plan proposals, you should be aware that certain members of the Endeavor board have agreements or arrangements that provide them with interests in the acquisition that differ from, or are in addition to, those of Endeavor stockholders generally. In particular:

•

if the acquisition is not approved and Endeavor is unable to complete another business combination by December 21, 2007, Endeavor will be required to liquidate. In such event, the 3,750,000 shares of common stock held by Endeavor’s officers and directors that were acquired prior to the IPO for an aggregate purchase price of $25,000 will be worthless because Endeavor’s initial stockholders are not entitled to receive any liquidation proceeds with respect to such shares. Such shares had an aggregate market value of $             based on the last sale price of $             on the American Stock Exchange on             , 2007, the record date.

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Through the record date, Endeavor has borrowed an aggregate of $             from Messrs. Watson and Ledecky, Endeavor’s current chairman of the board and president, respectively, and their affiliates. These loans are unsecured, non-interest bearing and will be repaid on the earlier of the consummation by Endeavor of a business combination or upon demand by Messrs. Ledecky and Watson; provided, however, that if a business combination is not consummated, Endeavor will be required to repay the loans only to the extent it has sufficient funds available to it outside of the trust account.

•

If Endeavor liquidates prior to the consummation of a business combination, Messrs. Watson and Ledecky will be personally liable to pay debts and obligations, if any, to vendors and other entities that are owed money by Endeavor for services rendered or products sold to Endeavor, or to any target business, to the extent such creditors bring claims that would otherwise require payment from moneys in the trust account. This arrangement was entered into to ensure that, in the event of liquidation, the trust account is not reduced by claims of creditors.

Recommendation of Endeavor’s Board of Directors

After careful consideration, Endeavor’s board of directors determined unanimously that each of the acquisition proposal and the name change amendment, the capitalization amendment, the Article Sixth amendment and the performance equity plan proposals are advisable and in the best interests of Endeavor and its stockholders. Endeavor’s board of directors has approved and declared advisable the acquisition, the name change amendment, the capitalization amendment, the Article Sixth amendment and the performance equity plan and unanimously recommends that you vote or give instructions to vote “FOR” each of the proposals to approve the acquisition proposal, the name change amendment, the capitalization amendment, the Article Sixth amendment and the performance equity plan.

The foregoing discussion of the information and factors considered by the Endeavor board of directors is not meant to be exhaustive, but includes the material information and factors considered by the Endeavor board of directors.

Opinion of Jefferies & Company, Inc.

Endeavor’s board of directors engaged Jefferies solely to render an opinion in connection with Endeavor’s acquisition of American Apparel. On May 9, 2007, Jefferies delivered to Endeavor’s board of directors its opinion to the effect that, as of that date and based upon and subject to the various considerations and assumptions set forth in its opinion, (i) the consideration of approximately 32.3 million shares of Endeavor common stock to be paid by Endeavor pursuant to the Acquisition Agreement was fair, from a financial point of view, to the holders of Endeavor common stock, other than affiliates of Endeavor, and (ii) the fair market value of American Apparel was at least equal to 80% of Endeavor’s net assets. Jefferies’ opinion assumed no adjustment to the number of shares to be issued based on American Apparel’s net debt.

The full text of Jefferies’ opinion, which sets forth the assumptions made, matters considered and limitations on the scope of review undertaken by Jefferies in rendering its opinion, is attached to this proxy statement as Annex E. Endeavor encourages stockholders to read Jefferies’ opinion carefully and in its entirety. Jefferies’ opinion addresses only the fairness to the holders of Endeavor common stock, from a financial point of view and as of the date of Jefferies’ opinion, of the consideration of approximately 32.3 million shares of Endeavor common stock to be paid by Endeavor pursuant to the Acquisition Agreement, and whether the fair market value of American Apparel was at least equal to 80% of Endeavor’s net assets, and does not address any other aspect of the acquisition. Jefferies’ opinion does not constitute a recommendation as to how any holder of Endeavor common stock should vote on the acquisition or any matter related thereto.

In connection with its opinion, Jefferies, among other things:

•	reviewed the Acquisition Agreement;

•	reviewed certain publicly available financial and other information about Endeavor and American Apparel;

•

reviewed certain information furnished to it by American Apparel’s management, including historical financial information and financial forecasts and analyses relating to the business, operations and prospects of American Apparel, which information included (i) limited forecast information relating to American Apparel’s Canadian business, Jefferies having been advised that more detailed financial forecasts for that business were not available, and (ii) certain adjustments to American Apparel’s historical consolidated earnings before interest, taxes, depreciation and amortization that were prepared by the management of American Apparel and also agreed to by Endeavor’s management;

•	reviewed certain information furnished to it by Endeavor’s management relating to Endeavor;

•	held discussions with members of senior management of Endeavor and American Apparel concerning the matters described in the three preceding paragraphs;

•

reviewed the share trading price history for Endeavor common stock for the period ending December 18, 2006, and considered the implied value of the consideration to be paid pursuant to the Acquisition Agreement based upon the closing price of Endeavor common stock as of that date;

•	reviewed the valuation multiples for certain publicly traded companies that Jefferies deemed relevant in lines of business similar to the American Apparel;

•	compared the proposed financial terms of the acquisition with the financial terms of certain other transactions that Jefferies deemed relevant;

•	reviewed and compared the net asset value of Endeavor to the indicated fair market value of American Apparel; and

•	conducted such other financial studies, analyses and investigations as Jefferies deemed appropriate.

In Jefferies’ review and analysis and in rendering its opinion, Jefferies assumed and relied upon, but did not assume any responsibility to independently investigate or verify, the accuracy and completeness of all financial and other information that was supplied or otherwise made available to it by Endeavor and American Apparel or that was publicly available (including, without limitation, the information described above), or that was otherwise reviewed by it. In its review, Jefferies did not obtain any independent evaluation or appraisal of any of the assets or liabilities of, nor did Jefferies conduct a physical inspection of any of the properties or facilities of, Endeavor or American Apparel, nor was Jefferies furnished with any such evaluations of appraisals or such physical inspections, nor did Jefferies assume any responsibility to obtain any such evaluations or appraisals.

With respect to the financial forecasts provided to and examined by it, Jefferies’ opinion noted that projecting future results of any company is inherently subject to uncertainty. Endeavor and American Apparel informed Jefferies, however, and Jefferies assumed, that such financial forecasts were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of American Apparel as to the future financial performance of American Apparel, and Jefferies relied solely upon such financial forecasts prepared by the management of American Apparel. Jefferies expressed no opinion as to American Apparel’s financial forecasts or the assumptions on which they are made.

Jefferies’ opinion was based on economic, monetary, regulatory, market and other conditions existing and which could be evaluated as of the date of its opinion. Jefferies noted, however, that in rendering its opinion it analyzed the implied value of the consideration based upon the closing price of Endeavor common stock as of December 18, 2006, which was the date immediately prior to the date of the public announcement of the acquisition. Jefferies expressly disclaimed any undertaking or obligation to advise any person of any change in any fact or matter affecting Jefferies’ opinion of which Jefferies became aware after the date of its opinion.

Jefferies made no independent investigation of any legal or accounting matters affecting Endeavor or American Apparel, and Jefferies assumed the correctness in all respects material to Jefferies’ analysis of all legal and accounting advice given to Endeavor and its board of directors, including, without limitation, advice as to the legal, accounting and tax consequences of the terms of, and transactions contemplated by, the Acquisition Agreement to Endeavor and its stockholders. In addition, Jefferies relied on certain adjustments to American Apparel’s historical consolidated cash flow figures that were prepared by the management of American Apparel. Jefferies also assumed that in the course of obtaining the necessary regulatory or third party approvals, consents and releases for the acquisition, no delay, limitation, restriction or condition will be imposed that would have an adverse effect on Endeavor, American Apparel or the contemplated benefits of the acquisition.

Jefferies’ opinion was for the use and benefit of Endeavor’s board of directors of Endeavor in its consideration of the acquisition, and Jefferies’ opinion did not address the relative merits of the transactions contemplated by the Acquisition Agreement as compared to any alternative transaction or opportunity that might be available to Endeavor, nor did it address the underlying business decision by Endeavor to engage in the acquisition or the terms of the Acquisition Agreement or the documents referred to therein. Jefferies’ opinion did not constitute a recommendation as to how any holder of shares of Endeavor common stock should vote on the acquisition or any matter related thereto. In addition, Jefferies was not asked to address, and its opinion did not address, the fairness to, or any other consideration of, the holders of any class of securities, creditors or other constituencies of the acquisition, other than the holders of shares of Endeavor common stock. Jefferies expressed no opinion as to the price at which shares of Endeavor common stock will trade at any time.

In preparing its opinion, Jefferies performed a variety of financial and comparative analyses. The preparation of a fairness opinion is a complex process involving various determinations as to the most appropriate and relevant quantitative and qualitative methods of financial analysis and the applications of those methods to the particular circumstances and, therefore, is not necessarily susceptible to partial analysis or summary description. Jefferies believes that its analyses must be considered as a whole. Considering any portion of Jefferies’ analyses or the factors considered by Jefferies, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying the conclusion expressed in Jefferies’ opinion. In addition, Jefferies may have given various analyses more or less weight than other analyses, and may have deemed various assumptions more or less probable than other assumptions, so that the range of valuation resulting from any particular analysis described below should not be taken to be Jefferies’ view of Endeavor actual value. Accordingly, the conclusions reached by Jefferies are based on all analyses and factors taken as a whole and also on the application of Jefferies’ own experience and judgment.

In performing its analyses, Jefferies made numerous assumptions with respect to industry performance, general business, economic, monetary, regulatory, market and other conditions and other matters, many of which are beyond Endeavor’s and Jefferies’ control. The analyses performed by Jefferies are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. In addition, analyses relating to the per share value of Endeavor common stock do not purport to be appraisals or to reflect the prices at which shares of Endeavor common stock may actually be sold. The analyses performed were prepared solely as part of Jefferies’ analysis of the fairness, from a financial point of view, of the consideration to be paid by Endeavor pursuant to the acquisition, and were provided to Endeavor’s board of directors in connection with the delivery of Jefferies’ opinion.

The following is a summary of the material financial and comparative analyses performed by Jefferies in connection with Jefferies’ delivery of its opinion. The financial analyses summarized below include information presented in tabular format. In order to fully understand Jefferies’ financial analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data described below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Jefferies’ financial analyses.

Transaction Overview. Based upon approximately 32.3 million shares of Endeavor common stock to be issued pursuant to the Acquisition Agreement and the closing price of $7.55 per share of Endeavor common stock as of December 18, 2006 (one day prior to announcement of the acquisition), Jefferies noted that the acquisition consideration implied a total equity value of approximately $243.5 million. Assuming $110.0 million of indebtedness and $2.5 million of cash bonus payments to American Apparel’s management, Jefferies noted that the acquisition consideration implied a total enterprise value of approximately $356.0 million, which is referred to below as the Implied Consideration Value.

Historical Trading Analysis. Jefferies reviewed the trading history of Endeavor since its IPO on December 15, 2005, including the trading history of its common stock which, on March 6, 2006, began trading separately from the units in which it was originally sold.

Comparable Public Company Analysis. Using publicly available information, Jefferies reviewed the share price trading history of a group consisting of the following five specialty retailers, which are referred to as the “Specialty Retailer Companies”, and a group consisting of the following three wholesale apparel manufacturers, which are referred to as the “Wholesale Apparel Manufacturer Companies”:

Specialty Retailer Companies

•	Abercrombie & Fitch Co.;

•	Aeropostale, Inc.;

•	American Eagle Outfitters, Inc.;

•	J. Crew Group, Inc.; and

•	Urban Outfitters, Inc.,

Wholesale Apparel Manufacturer Companies

•	Delta Apparel, Inc.;

•	Gildan Activewear, Inc.; and

•	Hanesbrands, Inc.

In its analysis, Jefferies derived multiples for the selected companies as of May 4, 2007, calculated as follows:

•	the enterprise value divided by LTM EBITDA, which is referred to as “Enterprise Value/LTM EBITDA,”

•	the enterprise value divided by estimated EBITDA for fiscal year 2007, which is referred to as “Enterprise Value/2007E EBITDA,” and

•	the enterprise value divided by estimated EBITDA for fiscal year 2008, which is referred to as “Enterprise Value/2008E EBITDA.”

This analysis indicated the following:

Comparable Public Company Multiples

Specialty Retailer Companies

	Low	High	Median	Mean	American Apparel*
Enterprise Value/LTM EBITDA	8.5x	19.1x	9.7x	12.6x	11.5x
Enterprise Value/2007E EBITDA	7.5x	14.6x	8.5x	10.5x	8.9x
Enterprise Value/2008E EBITDA	6.6x	12.9x	7.3x	9.0x	7.2x

*	Implied by Implied Consideration Value

Wholesale Apparel Manufacturer Companies

	Low	High	Median	Mean	American Apparel*
Enterprise Value/LTM EBITDA	8.3x	9.2x	8.7x	8.7x	11.5x
Enterprise Value/2007E EBITDA	7.8x	18.6x	8.9x	11.8x	8.9x
Enterprise Value/2008E EBITDA	6.5x	14.0x	8.2x	9.6x	7.2x

*	Implied by Implied Consideration Value

Using a reference range of 12.0x to 14.0x Specialty Retailer Companies’ 2006 EBITDA and 8.0x to 10.0x Wholesale Apparel Manufacturer Companies’ 2006 EBITDA, Jefferies determined an implied blended multiple for American Apparel ranging from 11.0x to 13.0x. The implied blended multiple range was calculated from the reference range on a sum-of-the-parts basis based upon approximately 75% of American Apparel’s projected EBITDA resulting from its retail business and approximately 25% of its projected EBITDA resulting from its wholesale business. Using financial information provided by American Apparel’s management, this analysis indicated a range of implied total enterprise values of approximately $340.4 million to $402.2 million, compared to the Implied Consideration Value of approximately $356.0 million.

Using a reference range of 10.0x to 12.0x Specialty Retailer Companies’ 2007E EBITDA and 7.5x to 9.5x Wholesale Apparel Manufacturer Companies’ 2007E EBITDA, Jefferies determined an implied blended multiple for American Apparel ranging from 9.4x to 11.4x. The implied blended multiple range was calculated from the reference range on a sum-of-the-parts basis based upon the mix of American Apparel’s projected EBITDA from its retail and wholesale businesses described above. Using financial projections provided by American Apparel’s management, this analysis indicated a range of implied total enterprise values of approximately $375.0 million to $455.0 million, compared to the Implied Consideration Value of approximately $356.0 million.

Using a reference range of 8.0x to 10.0x Specialty Retailer Companies’ 2008E EBITDA and 6.5x to 8.5x Wholesale Apparel Manufacturer Companies’ 2008E EBITDA, Jefferies determined an implied blended multiple for American Apparel ranging from 7.6x to 9.6x. The implied blended multiple range was calculated from the reference range on a sum-of-the-parts basis based upon the mix of American Apparel’s projected EBITDA from its retail and wholesale businesses described above. Using financial projections provided by American Apparel’s management, this analysis indicated a range of implied total enterprise values of approximately $375.5 million to $474.0 million, compared to the Implied Consideration Value of approximately $356.0 million.

No company utilized in the comparable company analysis is identical to American Apparel. In evaluating the selected companies, Jefferies made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond Endeavor’s and Jefferies’ control. Mathematical analysis, such as determining the median, is not in itself a meaningful method of using comparable company data.

Comparable Transaction Analysis. Using publicly available and other information, Jefferies examined the following seven transactions involving specialty apparel retailers announced since 2003 with transaction values greater than $90.0 million and less than $1.1 billion, which are referred to as the “Specialty Retailer Transactions.” The Specialty Retailer Transactions considered and the month and year each transaction was announced were as follows:

Specialty Retailer Transactions

Target	Acquiror	Month and Year Announced
Fat Face Limited	Bridgepoint Capital Limited	March 2007
ROC Apparel Group, LLC	Iconix Brand Group, Inc.	March 2007
Kate Spade, LLC	Liz Claiborne, Inc.	November 2006
The J. Jill Group, Inc.	The Talbots, Inc.	February 2006
Maurices, Inc.	The Dress Barn, Inc.	November 2004
Barneys New York, Inc.	Jones Apparel Group, Inc.	November 2004
The White House, Inc.	Chico’s FAS, Inc.	July 2003

Using publicly available and other information, Jefferies also examined the following seven transactions involving wholesale apparel manufacturers announced since 2003 with transaction values greater than $90.0 million and less than $1.1 billion, which are referred to as the “Wholesale Apparel Manufacturer Transactions.” The Wholesale Apparel Manufacturer Transactions considered and the month and year each transaction was announced were as follows:

Wholesale Apparel Manufacturer Transactions

Target	Acquiror	Month and Year Announced
Cutter & Buck, Inc.	New Wave Group AB	April 2007
Americana International Limited	HgCapital	March 2007
VF Intimates, LP	Fruit of the Loom, Inc.	January 2007
Russell Corp.	Berkshire Hathaway, Inc.	April 2006
Haggar Corp.	Consortium of Buyers led by Infinity Associates	August 2005
Alpha Shirt Holdings, Inc.	Broder Bros., Co.	July 2003
Nautica Enterprises, Inc.	VF Corporation	July 2003

Using publicly available estimates and other information for each of these transactions, Jefferies reviewed the transaction value as a multiple of the target company’s LTM EBITDA immediately preceding announcement of the transaction, which is referred to below as “Transaction Value/LTM EBITDA.”

Specialty Retailer Transactions

	Mean	Median	American Apparel*
Transaction Value/LTM EBITDA	11.3x	11.0x	11.3x

*	Implied by Implied Consideration Value

Wholesale Apparel Manufacturer Transactions

	Mean	Median	American Apparel*
Transaction Value/LTM EBITDA	8.5x	8.7x	11.3x

*	Implied by Implied Consideration Value

Using a reference range of 10.0x to 12.0x Specialty Retailer Companies’ 2006 EBITDA and 8.0x to 10.0x Wholesale Apparel Manufacturer Companies’ 2006 EBITDA, Jefferies determined an implied blended multiple for American Apparel ranging from 9.5x to 11.5x. The implied blended multiple range was calculated from the reference range on a sum-of-the-parts basis based upon the mix of American Apparel’s projected EBITDA from its retail and wholesale businesses described above. Using financial information provided by American Apparel’s management, this analysis indicated a range of implied total enterprise values of approximately $293.9 million to $355.8 million, compared to the Implied Consideration Value of approximately $356.0 million.

No transaction utilized as a comparison in the comparable transaction analysis is identical to the acquisition. In evaluating the acquisition, Jefferies made numerous judgments and assumptions with regard to industry performance, general business, economic, market, and financial conditions and other matters, many of which are beyond Endeavor’s and Jefferies’ control. Mathematical analysis, such as determining the average or the median, is not in itself a meaningful method of using comparable transaction data.

Discounted Cash Flow Analysis. Jefferies performed a discounted cash flow analysis to estimate the present value of the free cash flows of American Apparel through the fiscal year ending December 31, 2011 using American Apparel management’s financial projections, using discount rates ranging from 14.0% to 16.0%, and exit multiples ranging from 8.0x to 9.0x. This analysis indicated a range of implied equity values of approximately $559.4 million to $696.5 million, and a range of implied total enterprise values of approximately $671.9 million to $809.0 million, compared to the Implied Consideration Value of approximately $356.0 million.

Net Asset Analysis. Jefferies reviewed and estimated Endeavor’s net assets based on its stockholders’ equity as of December 31, 2006 and compared that to American Apparel’s indicated range of equity values using each of the methodologies described above. Jefferies noted that the fair market value of American Apparel exceeded 80% of Endeavor’s net asset value for each of these analyses.

Jefferies’ opinion was one of many factors taken into consideration by Endeavor’s board of directors in making its determination on the acquisition and should not be considered determinative of the views of Endeavor’s board of directors with respect to the acquisition.

Jefferies was selected by Endeavor’s board of directors based on Jefferies’ qualifications, expertise and reputation. Jefferies is an internationally recognized investment banking and advisory firm. Jefferies, as part of its investment banking business, is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements, financial restructurings and other financial services.

Pursuant to an engagement letter between Endeavor and Jefferies dated March 17, 2007, Endeavor agreed to pay Jefferies a fee in the amount of $600,000 for its services. Of this amount, $300,000 was payable upon delivery of Jefferies’ opinion and the balance is payable upon the earliest to occur of the consummation of the acquisition, abandonment of the acquisition, or termination of the engagement letter. In addition, Endeavor has agreed to reimburse Jefferies for reasonable expenses incurred, including reasonable fees and disbursements of Jefferies’ legal counsel. Endeavor also has agreed to indemnify Jefferies and certain related parties against liabilities, including liabilities under federal securities laws, arising out of or in connection with the services rendered and to be rendered by it under its engagement.

In the ordinary course of Jefferies’ business, Jefferies and its affiliates may trade or hold securities of Endeavor and/or its affiliates for Jefferies’ own account and for the accounts of Jefferies’ customers and, accordingly, may at any time hold long or short positions in those securities. In addition, Jefferies may seek to, in the future, provide financial advisory and financing services to Endeavor, American Apparel or entities that are affiliated with Endeavor or American Apparel, for which Jefferies would expect to receive compensation.

Material Federal Income Tax Consequences of the Acquisition

The following section is a summary of the opinion of Graubard Miller, counsel to Endeavor, regarding material United States federal income tax consequences of the acquisition to holders of Endeavor common stock. This discussion addresses only those Endeavor security holders that hold their securities as a capital asset within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”), and does not address all the United States federal income tax consequences that may be relevant to particular holders in light of their individual circumstances or to holders that are subject to special rules, such as:

•	financial institutions;

•	investors in pass-through entities;

•	tax-exempt organizations;

•	dealers in securities or currencies;

•	traders in securities that elect to use a mark to market method of accounting;

•	persons that hold Endeavor common stock as part of a straddle, hedge, constructive sale or conversion transaction; and

•	persons who are not citizens or residents of the United States.

The Graubard Miller opinion is based upon the Code, applicable treasury regulations thereunder, published rulings and court decisions, all as currently in effect as of the date hereof, and all of which are subject to change, possibly with retroactive effect. Tax considerations under state, local and foreign laws, or federal laws other than those pertaining to the income tax, are not addressed.

Neither Endeavor nor American Apparel intends to request any ruling from the Internal Revenue Service as to the United States federal income tax consequences of the acquisition.

It is the opinion of Graubard Miller that the acquisition will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code and no gain or loss will be recognized by Endeavor or American Apparel as a result of the acquisition. It is also the opinion of Graubard Miller that no gain or loss will be recognized by Endeavor or by the stockholders of Endeavor if their conversion rights are not exercised.

It is also the opinion of Graubard Miller that a stockholder of Endeavor who exercises conversion rights and effects a termination of the stockholder’s interest in Endeavor will be required to recognize gain or loss upon the exchange of that stockholder’s shares of common stock of Endeavor for cash. Such gain or loss will be measured by the difference between the amount of cash received and the tax basis of that stockholder’s shares of Endeavor common stock. This gain or loss will be a capital gain or loss if such shares were held as a capital asset on the date of the acquisition and will be a long-term capital gain or loss if the holding period for the share of Endeavor common stock is more than one year. The tax opinion issued to Endeavor by Graubard Miller, its counsel, is attached to this proxy statement as Annex H. Graubard Miller has consented to the use of its opinion in this proxy statement.

This discussion is intended to provide all material United States federal income tax consequences of the acquisition to Endeavor and its stockholders who hold their stock as a capital asset. This discussion is not a complete analysis or description of all potential United States federal tax consequences of the acquisition to other holders who are subject to special rules. It does not address tax consequences that may vary with, or are contingent on, your individual circumstances. In addition, the discussion does not address any non-income tax or any foreign, state or local tax consequences of the acquisition. Accordingly, you are strongly urged to consult with your tax advisor to determine the particular United States federal, state, local or foreign income or other tax consequences to you of the acquisition.

The tax opinion issued to Endeavor by Graubard Miller, its counsel, is attached to this proxy statement as Annex F. Graubard Miller has consented to the use of its opinion in this proxy statement.

Anticipated Accounting Treatment

The acquisition will be accounted for as a “reverse merger” and recapitalization since the stockholders of American Apparel will own a majority of the outstanding shares of the common stock immediately following the completion of the transaction. American Apparel will be deemed to be the accounting acquirer in the transaction and, consequently, the transaction is treated as a recapitalization of American Apparel. Accordingly, American Apparel’s assets, liabilities and results of operations will become the historical financial statements of the registrant, and Endeavor’s assets, liabilities and results of operations will be consolidated with AA effective as of the acquisition date. The CI companies will be retroactively consolidated with AAI as they are entities under common control.

Regulatory Matters

The acquisition and the transactions contemplated by the Acquisition Agreement may be subject to approval under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, certain filings with the State of Delaware and equivalent approvals under the federal laws of Canada and its provinces.

THE ACQUISITION AGREEMENT

The following summary of the material provisions of the Acquisition Agreement is qualified by reference to the complete text of the Acquisition Agreement, a copy of which is attached as Annex A to this proxy statement as it may be amended. All stockholders are encouraged to read the Acquisition Agreement in its entirety for a more complete description of the terms and conditions of the acquisition.

General; Structure of Acquisition

On December 18, 2006, Endeavor entered into the Acquisition Agreement with each of the American Apparel companies and all of the stockholders of the American Apparel companies. Merger Sub, a wholly owned subsidiary of Endeavor, formed to effectuate the acquisition is also a party to the Acquisition Agreement. In the acquisition:

•	AAI will merge into the Merger Sub, with Merger Sub surviving the merger as a wholly owned subsidiary of Endeavor;

•	Endeavor will change its name to “American Apparel, Inc.” and Merger Sub will change its name to “American Apparel (USA), Inc.”; and

•

Endeavor or a wholly-owned subsidiary of Endeavor (the “Canadian Newco”) will acquire all of the outstanding capital stock of each of the CI companies, and each such company will become a wholly-owned subsidiary of Endeavor.

The American Apparel stockholders approved and adopted the Acquisition Agreement, as amended, and the transactions contemplated thereby by virtue of the execution of the Acquisition Agreement. Accordingly, no further action is required to be taken by American Apparel stockholders to approve the acquisition.

Closing and Effective Time of the Acquisition

The closing of the acquisition will take place promptly following the satisfaction of the conditions described below under “The Acquisition Agreement—Conditions to the Closing of the Acquisition,” unless Endeavor and American Apparel agree in writing to another time. The acquisition is expected to be consummated promptly after the special meeting of Endeavor’s stockholders described in this proxy statement.

After completion of the acquisition:

•	the name of Endeavor will be “American Apparel, Inc.”;

•	the corporate headquarters and principal executive offices of Endeavor will be located at 747 Warehouse Street, Los Angeles, California 90021, which is American Apparel’s corporate headquarters; and

•

Endeavor and American Apparel will cause the common stock, warrants and units of Endeavor outstanding prior to the acquisition, which are traded on the American Stock Exchange, to continue trading on the American Stock Exchange or to be quoted on either the Nasdaq Global Market or Nasdaq Capital Market. The symbols for our securities will change to new symbols determined by the board of directors and the trading medium that are reasonably representative of the corporate name or business of Endeavor.

Acquisition Consideration

Generally

Pursuant to the Acquisition Agreement, the American Apparel stockholders, in exchange for all of the securities of American Apparel outstanding immediately prior to the Acquisition, will receive from Endeavor an aggregate of 32,258,065 shares of Endeavor common stock, such shares being subject to downward adjustment based on American Apparel’s net debt at closing.

Reduction of Shares Based on Net Debt

If American Apparel’s net debt as defined in the Acquisition Agreement at the close of business on the date two business days prior to the closing of the acquisition is more than $110,000,000, the number of shares Mr. Charney will receive will be reduced by that number of shares equal to the quotient derived by dividing (i) the difference between the Closing Date net debt and $110,000,000 by (ii) $7.75 (rounded up to the nearest shares); provided, however, that if Closing Date net debt is equal to or less than $110,000,000, there shall be no reduction. “Net debt” is defined in the Acquisition Agreement to mean American Apparel’s combined indebtedness (i.e., all indebtedness for borrowed money and capitalized leases and equivalents and other obligations evidenced by promissory notes or similar instruments, as well as cash overdrafts), less American Apparel’s combined cash and cash equivalents (i.e., all short-term money market instruments and treasury bills and similar instruments).

Lim Buyout

Mr. Charney shall purchase all of Mr. Lim’s equity interests in the American Apparel companies in the Lim Buyout at or prior to consummation of the acquisition. The purchase price shall be $60 million plus an additional cash price (“Additional Purchase Price”) equal to (x) $60 million divided by 365, (y) multiplied by 0.20, (z) multiplied by the number of days after May 1, 2007 the Lim Buyout is consummated. The $60 million purchase price plus any Additional Purchase Price is referred to as the “Lim Payment Amount.” In the event that the Lim Buyout is not consummated by Mr. Charney prior to closing of the acquisition for any reason, Endeavor shall affect the Lim Buyout as part of and conditioned upon the consummation of the acquisition by reducing the number of shares of Endeavor common stock to be issued to Mr. Charney by the number equal to the Lim Payment Amount divided by $7.75 and paying to Mr. Lim the Lim Payment Amount in cash. If the acquisition was consummated on July 30, 2007, and Endeavor was required to affect the Lim Buyout on the same date, the number of shares issued to Mr. Charney, as reduced, would be 24,134,335 and Endeavor would pay Mr. Lim $62,958,904.

Post-Closing ownership of Endeavor common stock

As a result of the acquisition, and assuming that there is no adjustment to the number of shares issued based on American Apparel’s net debt and that:

•

no Endeavor stockholder demands that Endeavor convert its shares to cash as permitted by Endeavor’s certificate of incorporation, and that the Lim Buyout is consummated by Mr. Charney, Mr. Charney will own approximately 61.8% of the outstanding Endeavor common stock and the current stockholders of Endeavor will own approximately 38.2% of the outstanding Endeavor common stock immediately after the closing of the acquisition;

•

assuming 19.99% of the common stock issued in Endeavor’s initial public offering votes against the acquisition and such stock is converted into cash, and the Lim Buyout is consummated by Mr. Charney, Mr. Charney will own approximately 65.9% of the outstanding Endeavor common stock and the current stockholders of Endeavor will own approximately 34.1% of the outstanding common stock of Endeavor immediately following the closing;

•

assuming none of the Endeavor common stock is converted into cash and Endeavor consummates the Lim Buyout instead of Mr. Charney (at an assumed price of $62,958,904 as of July 30, 2007), Mr. Charney will own approximately 54.8% of the outstanding Endeavor common stock and the current stockholders of Endeavor will own approximately 45.2% of the outstanding common stock of Endeavor immediately following the closing.

•

assuming 19.99% of the outstanding Endeavor common stock votes against the acquisition and such stock is converted into cash, and Endeavor consummates the Lim Buyout instead of Mr. Charney (at an assumed price of $62,958,904 as of July 30, 2007), Mr. Charney will own approximately 59.1% of the outstanding Endeavor common stock and the current stockholders of Endeavor will own approximately 40.9% of the outstanding common stock of Endeavor immediately following the closing.

Escrow Agreement

8,064,516 shares of the Endeavor common stock received by the American Apparel stockholders will be placed into escrow to secure the indemnity rights of Endeavor under the Acquisition Agreement. The escrow will be governed by the terms of an escrow agreement, a copy of which is attached to this proxy statement as Annex F.

Lock-Up Agreement

Mr. Charney has entered into a lock-up agreement to not sell or otherwise transfer any of the shares of Endeavor common stock received by him in the acquisition until the third anniversary of the closing of the acquisition, subject to certain exceptions, such as transfers to family members who agree to be similarly bound by the terms of the lock-up. The lock-up agreement alleviates any potential dilutive impact of such shares upon the market price of Endeavor common stock during the periods the restrictions apply.

Employment Agreements

A condition to the closing of the acquisition is that Mr. Charney, American Apparel’s current chief executive officer, shall enter into an employment agreement with Endeavor and/or American Apparel, effective upon the consummation of the acquisition. The employment agreement is attached to this proxy statement as Annex I. For a summary of the employment agreement, see the section entitled “Directors and Executive Officers of Endeavor Following the Acquisition—Employment Agreements.” We encourage you to read the employment agreements in their entirety.

It also is a condition to the consummation of the acquisition that the parties identify persons to serve as the chief operating officer, chief financial officer and chief information officer of Endeavor and that these persons enter into reasonably acceptable employment agreements with Endeavor and commence their employment effective as of the closing of the acquisition.

Election of Directors; Voting Agreement

Certain of the Endeavor Inside Stockholders and Mr. Charney, the sole American Apparel principal stockholder who will become a stockholder of Endeavor upon consummation of the acquisition, have entered into a voting agreement. The voting agreement provides that Mr. Charney, on the one hand, and such Endeavor Inside Stockholders, on the other hand, will each designate four directors and mutually designate one additional directors to Endeavor’s board. Each of the parties to the voting agreement will vote for such designees as directors of Endeavor until immediately following the election that will be held in 2010. Endeavor will be obligated to provide for its board of directors to be comprised of nine members and to enable the election to the board of directors of the persons designated by the parties to the voting agreement. The voting agreement is attached to this proxy statement as Annex D. We encourage you to read the voting agreement in its entirety.

Immediately upon the consummation of the acquisition, the directors of Endeavor will be Mr. Charney             ,             ,             ,              and             . Under the terms of the voting agreement, Mr. Charney, on the one hand, and the Endeavor Inside Stockholders who are party to the voting agreement, on the other hand, have agreed to vote for the designees to Endeavor’s board of directors through the election in 2009 as follows:

•	in the class to stand for reelection in 2008 .

•	in the class to stand for reelection in 2009 .

•	in the class to stand for reelection in 2010 .

Endeavor’s directors do not currently receive any cash compensation for their services as members of the board of directors. However, in the future, non-employee directors may receive certain cash fees and stock-based awards as the Endeavor board of directors may determine.

Registration Rights Agreement

Pursuant to the Acquisition Agreement, Endeavor and Mr. Charney will enter into a registration rights agreement to provide Mr. Charney certain rights relating to the registration of shares of Endeavor common stock that he will receive in connection with the acquisition. Under the registration rights agreement, Mr. Charney is afforded both demand and piggyback registration rights. The registration rights agreement is attached to this proxy statement as Annex G. We encourage you to read the registration rights agreement in its entirety.

Representations and Warranties

The Acquisition Agreement contains representations and warranties of each of American Apparel and Endeavor relating, among other things, to:

•	proper corporate organization and similar corporate matters;

•	capital structure of each constituent company;

•	the authorization, performance and enforceability of the Acquisition Agreement;

•	licenses and permits;

•	taxes;

•	financial information and absence of undisclosed liabilities;

•	holding of leases and ownership of other properties, including intellectual property;

•	contracts;

•	title to properties and assets;

•	environmental matters;

•	title to and condition of other assets;

•	absence of certain changes;

•	employee matters;

•	compliance with laws;

•	product liability and product recalls;

•	litigations; and

•	compliance with applicable provisions of securities laws.

Mr. Charney has represented and warranted, among other things, as to his accredited investor status.

Covenants

Endeavor and American Apparel have each agreed to take such actions as are necessary, proper or advisable to consummate the acquisition. Each of them has also agreed, subject to certain exceptions, to continue to operate its respective businesses in the ordinary course prior to the closing and not to take the following actions without the prior written consent of the other party:

•

waive any stock repurchase rights, accelerate, amend or (except as specifically provided for in the Acquisition Agreement) change the period of exercisability of options or restricted stock, or reprice options granted under any employee, consultant, director or other stock plans or authorize cash payments in exchange for any options granted under any of such plans;

•

grant any severance or termination pay to any officer or employee except pursuant to applicable law, written agreements outstanding, or policies, or adopt any new severance plan, or amend or modify or alter in any manner any severance plan, agreement or arrangement;

•

transfer or license to any person or otherwise extend, amend or modify any material rights to any intellectual property of American Apparel or Endeavor, as applicable, or enter into grants to transfer or license to any person future patent rights, other than in the ordinary course of business consistent with past practices provided that in no event will American Apparel or Endeavor license on an exclusive basis or sell any intellectual property of the American Apparel or Endeavor, as applicable;

•

declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any capital stock or split, combine or reclassify any capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock (other than certain distributions to stockholders of American Apparel, a subchapter S corporation, in connection with income taxes as prescribed by the Acquisition Agreement);

•

purchase, redeem or otherwise acquire, directly or indirectly, any shares of capital stock of American Apparel and Endeavor, as applicable, including repurchases of unvested shares at cost in connection with the termination of the relationship with any employee or consultant pursuant to stock option or purchase agreements in effect on the date hereof;

•

issue, deliver, sell, authorize, pledge or otherwise encumber, or agree to any of the foregoing with respect to, any shares of capital stock or any securities convertible into or exchangeable for shares of capital stock, or subscriptions, rights, warrants or options to acquire any shares of capital stock or any securities convertible into or exchangeable for shares of capital stock, or enter into other agreements or commitments of any character obligating it to issue any such shares or convertible or exchangeable securities;

•	amend its certificate of incorporation or bylaws;

•

acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the business of Endeavor or American Apparel , as applicable, or enter into any joint ventures, strategic partnerships or alliances or other arrangements that provide for exclusivity of territory or otherwise restrict such party’s ability to compete or to offer or sell any products or services;

•

sell, lease, license, encumber or otherwise dispose of any properties or assets, except sales of inventory in the ordinary course of business and the sale, lease or disposition of assets (other than through licensing) of property or assets that are not material to its business;

•

except for borrowing under American Apparel’s existing credit facilities in the ordinary course of business or any new borrowing arrangements entered into by American Apparel for the purpose of operating the business in the ordinary course or replacing currently existing borrowing, in the approximate amount of $15 million with C3 Capital Partners and syndicated lenders, incur any indebtedness for borrowed money in excess of $25,000 in the aggregate or guarantee any such indebtedness of another person, issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of Endeavor or American Apparel, as applicable, enter into any “keep well” or other agreement to maintain any financial statement condition or enter into any arrangement having the economic effect of any of the foregoing, nor shall American Apparel modify or terminate any of its existing credit facilities;

•

adopt or amend any employee benefit plan, policy or arrangement, any employee performance equity plan, or enter into any employment contract or collective bargaining agreement (other than offer letters and letter agreements entered into in the ordinary course of business consistent with past practice with employees who are terminable “at will”), pay any special bonus or special remuneration to any director or employee, or increase the salaries or wage rates or fringe benefits (including rights to severance or indemnification) of its directors, officers, employees or consultants, except in the ordinary course of business consistent with past practices;

•

pay, discharge, settle or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), or litigation (whether or not commenced prior to the date of the Acquisition Agreement) other than the payment, discharge, settlement or satisfaction, in the ordinary course of business consistent with past practices or in accordance with their terms, or liabilities previously disclosed in financial statements to the other party in connection with the Acquisition Agreement or incurred since the date of such financial statements, or waive the benefits of, agree to modify in any manner, terminate, release any person from or knowingly fail to enforce any confidentiality or similar agreement to which the American Apparel is a party or of which American Apparel is a beneficiary or to which Endeavor is a party or of which Endeavor is a beneficiary, as applicable;

•

except in the ordinary course of business consistent with past practices, modify, amend or terminate any material contract of American Apparel or Endeavor, as applicable, or waive, delay the exercise of, release or assign any material rights or assign any material rights or claims thereunder;

•	except as required by applicable U.S. or Canada GAAP, revalue any of its assets or make any change in accounting methods, principles or practices;

•

except in the ordinary course of business consistent with past practices, incur or enter into any agreement, contract or commitment requiring such party to pay in excess of $250,000 in any 12 month period;

•	engage in any action that could reasonably be expected to cause the acquisition to fail to qualify as a “reorganization” under Section 368(a) of the Code;

•	settle any litigation to which any director, officer of stockholder of such company is a party or, in the case of American Apparel , where the consideration given is other than monetary;

•

make or rescind any tax elections that, individually or in the aggregate, could be reasonably likely to adversely affect in any material respect the tax liability or tax attributes of such party, settle or compromise any material income tax liability or, except as required by applicable law, materially change any method of accounting for tax purposes or prepare or file any return in a manner inconsistent with past practice;

•	form, establish or acquire any subsidiary except as contemplated by the Acquisition Agreement;

•

permit any person to exercise any of its discretionary rights under any plan to provide for the automatic acceleration of any outstanding options, the termination of any outstanding repurchase rights or the termination of any cancellation rights issued pursuant to such plans;

•	make capital expenditures except in accordance with prudent business and operational practices consistent with prior practice;

•	make or omit to take any action which would be reasonably anticipated to have a material adverse effect;

•	enter into any transaction with or distribute or advance any assets or property to any of its officers, directors, partners, stockholders or other affiliates; or

•	agree in writing or otherwise agree, commit or resolve to take any of the foregoing actions.

The Acquisition Agreement also contains additional covenants of the parties, including covenants providing for:

•

each party to use commercially reasonable efforts to obtain all necessary approvals from stockholders, governmental agencies and other third parties that are required for the consummation of the transactions contemplated by the Acquisition Agreement;

•

American Apparel to maintain insurance polices providing insurance coverage for its business and its assets in the amounts and against the risks as are commercially reasonable for the businesses and risks covered;

•	the protection of confidential information of the parties and, subject to the confidentiality requirements, the provision of reasonable access to information;

•	Endeavor to prepare and file this proxy statement;

•	American Apparel to provide audited financial statements for the fiscal years ending December 31, 2006, 2005 and 2004 by specified dates;

•	American Apparel to provide certain EBITDA projections for 2007 and 2008;

•	American Apparel’s EBITDA for 2006 and projected EBITDA for 2007 and 2008 to meet or exceed certain prescribed levels;

•

the American Apparel stockholders to release and forever discharge American Apparel and its directors, officers, employees and agents, from any and all rights, claims, demands, judgments, obligations, liabilities and damages arising out of or resulting from such stockholder’s status as a holder of an equity interest in American Apparel , and employment, service, consulting or other similar agreement entered into with American Apparel prior to the consummation of the Acquisition Agreement;

•

making commercially reasonable efforts to negotiate with American Apparel’s creditors to eliminate any personal guarantees given by American Apparel stockholders for the liabilities of American Apparel;

•

American Apparel and the American Apparel stockholders to waive their rights to make claims against Endeavor to collect from the trust account established for the benefit of the Endeavor stockholders who purchased their securities in Endeavor’s IPO for any moneys that may be owed to them by Endeavor for any reason whatsoever, including breach by Endeavor of the Acquisition Agreement or its representations and warranties therein;

•

the American Apparel stockholders to repay to American Apparel at or prior to the consummation of the acquisition, all direct and indirect indebtedness and other obligations owed by them to American Apparel;

•

each stockholder of American Apparel to agree that he or she shall not, after the consummation of the acquisition and prior to third anniversary after the closing of the acquisition the shares of Endeavor common stock or she receives as a result of the acquisition other than as permitted pursuant to his or her lock-up agreement;

•	each party to use commercially reasonable efforts to secure the consent of third parties as necessary to consummate the acquisition as contemplated by the Acquisition Agreement;

•

Endeavor and American Apparel to use their reasonable best efforts to maintain listing for trading on the American Stock Exchange or to obtain listing on either the Nasdaq Global Market or Nasdaq Capital Market for Endeavor common stock and warrants. If such listing is not maintained or obtained as of the closing of the acquisition, Endeavor and American Apparel will continue to use their best efforts after closing of the acquisition to obtain such listing;

•

Endeavor to maintain current policies of directors’ and officers’ liability insurance with respect to claims arising from facts and events that occurred prior to the consummation of the acquisition for a period of six years after the consummation of the acquisition;

•

Mr. Charney, Mr. Lim and any other stockholders of the American Apparel companies to refrain from competing with the combined companies for a period of four years following consummation of the acquisition.

Conditions to the Closing of the Acquisition

General conditions

Consummation of the Acquisition Agreement and the related transactions is conditioned on the Endeavor stockholders, at a special meeting called for these purposes, (i) adopting the Acquisition Agreement and approving the acquisition, (ii) approving the change of Endeavor’s name, and (iii) approving the increase of the authorized shares of Endeavor’s common stock from 75,000,000 to 120,000,000. The Endeavor stockholders will also be asked to approve the performance equity plan and to approve the removal of all of the provisions of Article Sixth of Endeavor’s certificate of incorporation other than the paragraph relating to Endeavor’s classified board of directors. The consummation of the acquisition is not dependent on the approval of either of such actions.

The acquisition will be consummated only if holders of twenty percent (20%) or more of the shares of Endeavor common stock issued in Endeavor’s IPO and outstanding immediately before the consummation of the acquisition shall not have properly exercised their rights to convert their shares into a pro rata share of the trust account in accordance with Endeavor’s certificate of incorporation.

In addition, the consummation of the transactions contemplated by the Acquisition Agreement is conditioned upon normal closing conditions in a transaction of this nature, including:

•

the delivery by each party to the other party of a certificate to the effect that the representations and warranties of the delivering party are true and correct in all material respects as of the closing and all covenants contained in the Acquisition Agreement have been materially complied with by the delivering party;

•	the receipt of necessary consents and approvals by third parties and the completion of necessary proceedings;

•

Endeavor’s common stock being quoted on the American Stock Exchange or listed for trading on either the Nasdaq Global Market or Nasdaq Capital Market and there being no action or proceeding pending or threatened against Endeavor by the National Association of Securities Dealers, Inc. (NASD) to prohibit or terminate the quotation of Endeavor’s common stock on the American Stock Exchange or the trading thereof on Either the Nasdaq Global Market or Nasdaq Capital Market; and

•	no order, stay, judgment or decree being issued by any governmental authority preventing, restraining or prohibiting in whole or in part, the consummation of such transactions.

American Apparel’s conditions to closing

The obligations of American Apparel to consummate the transactions contemplated by the Acquisition Agreement, in addition to the general conditions described above, are conditioned upon each of the following, among other things:

•	there shall have been no material adverse effect with respect to Endeavor since the date of the Acquisition Agreement;

•

American Apparel shall have received from Graubard Miller, counsel to Endeavor, a legal opinion, which among other things, opines on the validity and enforceability of the Acquisition Agreement and the transactions contemplated thereby; substantially in the form annexed to the Acquisition Agreement, which is customary for transactions of this nature;

•

Endeavor shall have executed and delivered an employment agreement for Mr. Charney on the terms described in this proxy statement and such employment agreement shall be in full force and effect as of the closing of the acquisition;

•

American Apparel shall have received from Graubard Miller, counsel to Endeavor, a legal opinion, which among other things, opines on the validity and enforceability of the Acquisition Agreement and the transactions contemplated thereby, substantially in the form annexed to the Acquisition Agreement, which is customary for transactions such as the acquisition; and

•

the trust fund established for the benefit of the holders of Endeavor’s public common stock shall contain no less than $124,042,336 and shall be dispersed to Endeavor immediately upon the closing, less (i) any amounts that may be paid to Mr. Lim by Endeavor, (ii) amounts paid to Endeavor stockholders who have elected to convert their shares to cash in accordance with Endeavor’s certificate of incorporation, (iii) repayment of any interest-free loans made by certain stockholders of Endeavor to fund necessary operating expenses of Endeavor prior to closing, and (iv) expenses incurred by Endeavor in connection with the business combination that are not otherwise paid with Endeavor’s assets held outside of the trust fund.

Endeavor’s conditions to closing

The obligations of Endeavor to consummate the transactions contemplated by the Acquisition Agreement, in addition to the general conditions described above, are conditioned upon each of the following, among other things:

•	there shall have been no material adverse effect with respect to American Apparel since the date of the Acquisition Agreement;

•

all of the financial statements of American Apparel as audited or reviewed by Marcum & Kliegman shall be materially the same as the financials that were delivered to Endeavor prior to the execution of the Acquisition Agreement;

•

the employment agreement between American Apparel and Mr. Charney shall have been executed by Mr. Charney and such employment agreement be in full force and effect; as of the closing of the acquisition;

•

the parties shall have identified persons to serve as the chief operating officer, chief financial officer and chief information officer of Endeavor and that these persons shall have entered into reasonably acceptable employment agreements with Endeavor and commenced their employment effective as of the closing of the acquisition;

•

Endeavor shall have received from Buchanan Ingersoll & Rooney PC, counsel to American Apparel , a legal opinion, which among other things, opines on the validity and enforceability of the Acquisition Agreement and the transactions contemplated thereby; substantially in the form annexed to the Acquisition Agreement, which is customary for transactions of this nature;

•

the voting agreement between certain stockholders of Endeavor and Mr. Charney and Endeavor shall be in full force and effect, and the Endeavor designees shall have been elected to Endeavor’s board of directors;

•	Mr. Charney, Mr. Lim and any and all other stockholders of the American Apparel companies shall have repaid any and all amounts owed by them to American Apparel;

•

all financial statements and EBITDA projections described earlier shall have been delivered by American Apparel and shall project in good faith that American Apparel shall have EBITDA in 2007 and 2008 of at least certain prescribed amounts;

•	all of the LLC interests shall have been transferred to AAI;

•

Endeavor shall have received an opinion from a qualified investment bank addressed to Endeavor’s board of directors that, as of the date of the opinion, the consideration being given by Endeavor in the acquisition is fair, from a financial point of view, to the stockholders of Endeavor and that the fair market value of American Apparel is at least equal to 80% of the net assets of Endeavor at the time of the transaction; and

•	American Apparel shall have obtained all necessary authorization under the applicable laws of Canada and its provinces, including a Section 116 Certificate.

Indemnification

As the sole remedy for the obligation of the American Apparel stockholders to indemnify and hold harmless Endeavor for any damages, whether as a result of any third party claim or otherwise, which arise as a result of or in connection with the breach of representations, warranties, agreements and covenants of American Apparel, at the closing of the acquisition, 8,064,516 shares of Endeavor common stock to be issued to the American Apparel stockholders as acquisition consideration will be deposited in escrow. Claims for indemnification may be asserted by Endeavor once the damages exceed $250,000 and are indemnifiable to the extent that damages exceed $250,000. Any shares of Endeavor common stock remaining in the indemnity escrow fund on the later of (a) the first anniversary of the closing of the acquisition and (b) the thirtieth day after the date that Endeavor files its Annual Report on Form 10-K for the year ended December 31, 2007, or for such further period as may be required pursuant to the Escrow Agreement, shall be released to the persons entitled to them. For purposes of satisfying an indemnification claim, shares of Endeavor common stock will be valued at the average reported last sale price for the ten trading days ending on the last day prior to the day that the claim is paid. The escrow agreement is attached to this proxy statement as Annex F. We encourage you to read the escrow agreement in its entirety.

The board of directors of Endeavor has appointed              to take all necessary actions and make all decisions pursuant to the escrow agreement regarding Endeavor’s right to indemnification under the Acquisition Agreement. If              ceases to so act, Endeavor’s board of directors shall appoint as a successor a person who was a director of Endeavor prior to the closing who would qualify as an “independent” director of Endeavor and who had no relationship with American Apparel prior to the closing.             , and any successor, is charged with making determinations whether Endeavor may be entitled to indemnification, and may make a claim for indemnification by giving notice to Mr. Charney, with a copy to the escrow agent, specifying the details of the claim. Mr. Charney may accept the claim or dispute it. If the claim is disputed by Mr. Charney and not ultimately resolved by negotiation, it shall be determined by arbitration. Upon a claim and its value becoming established by the parties or through arbitration, it is payable from the shares placed in escrow or cash substituted therefor.

Termination

The Acquisition Agreement provides that it may be terminated at any time, but not later than the closing, as follows:

•	by mutual written consent of Endeavor and American Apparel;

•

by either party if a governmental entity shall have issued an order, decree or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the acquisition, which order, decree, ruling or other action is final and nonappealable;

•

by either party if the other party has breached any of its covenants or representations and warranties in any material respect and has not cured its breach within 30 days of the notice of an intent to terminate, provided that the terminating party is itself not in breach;

•

by Endeavor by written notice to American Apparel without any cure period, if (i) American Apparel’s financial statements do not conform with Section 6.3(n) of the Acquisition Agreement or otherwise do not comply with the conditions set forth thereunder or are not otherwise produced and delivered in accordance with Section 5.1 of the Acquisition Agreement, (ii) American Apparel’s audited financial statements for 2006 are not delivered to Endeavor on or prior to March 31, 2007, (iii) a statement of American Apparel’s EBITDA for 2006 is not delivered to Endeavor within five business days after the delivery of American Apparel’s 2006 audited financial statements, (iv) 2006 EBITDA is not at least $30,000,000 (subject to exclusions of up to $5 million prescribed in the Acquisition Agreement),

(v) projections for American Apparel’s 2007 and 2008 EBITDA are not delivered to Endeavor within five business days after the delivery of American Apparel’s 2006 audited financial statements, (vi)American Apparel’s projected 2007 EBITDA is not at least $50,000,000 (subject to exclusions of up to $5 million prescribed in the Acquisition Agreement) or (vii) American Apparel’s projected 2008 EBITDA is not at least $70,000,000 (subject to exclusions set forth in the Acquisition Agreement ) or (vii) the Fairness Opinion is not received by Endeavor’s board on or prior to January 30, 2007;

•

by either party if, at the Endeavor stockholder meeting, the Acquisition Agreement and the transactions contemplated thereby shall fail to be approved and adopted by the affirmative vote of the holders of Endeavor’s common stock, or the holders of 20% or more of the shares issued in Endeavor’s IPO properly exercise their conversion rights; and

•	by either party if the acquisition has not been consummated by December 15, 2007.

If permitted under the applicable law, either American Apparel or Endeavor may waive any inaccuracies in the representations and warranties made to such party contained in the Acquisition Agreement and waive compliance with any agreements or conditions for the benefit of itself or such party contained in the Acquisition Agreement. The condition requiring that the holders of fewer than 20% of the shares of Endeavor common stock issued in its IPO affirmatively vote against the acquisition proposal and properly demand conversion of their shares into cash may not be waived. We cannot assure you that all of the conditions will be satisfied or waived. Endeavor’s board of directors will resolicit stockholder approval of the acquisition if either party waives a material condition to the acquisition agreement (other than those waivers granted to date and described in “The Acquisition Agreement—Certain Waivers and Modifications”) or such changes in the terms of the acquisition render the disclosure previously provided materially misleading.

Certain Waivers and Modifications

As noted above, American Apparel was required to demonstrate pro forma adjusted EBITDA of at least $30 million for the fiscal year ending December 31, 2006. Adjustments contemplated by the Acquisition Agreement included deferred rent, legal and litigation expenses, and workers’ compensation adjustments not to exceed $5 million in the aggregate. The pro forma adjusted 2006 EBITDA calculations set forth in this proxy statement include certain adjustments in excess of the $5 million basket provided by the terms of the Acquisition Agreement. Endeavor has allowed these additional adjustments in order to accommodate an inventory obsolescence reserve of approximately $3.5 million established in connection with American Apparel’s 2006 audit for the year ended December 31, 2006 and the acquisition.

Endeavor has also waived the original pro forma adjusted EBITDA projection requirements for 2007 and 2008 contained in the Acquisition Agreement. This is due to changes in the original timing assumptions used by American Apparel in its projections for receipt of both additional interim bank debt financing and the equity financing that the parties believe will be available to American Apparel upon consummation of the acquisition.

Effect of Termination

In the event of proper termination by either Endeavor or American Apparel , the Acquisition Agreement will become void and have no effect, without any liability or obligation on the part of Endeavor or American Apparel, except that:

•	the confidentiality obligations set forth in the Acquisition Agreement will survive;

•

the waiver by American Apparel and the American Apparel stockholders of all rights against Endeavor to collect from the trust account any moneys that may be owed to them by Endeavor for any reason whatsoever, including but not limited to a breach of the Acquisition Agreement, and the acknowledgement that neither American Apparel nor the American Apparel stockholders will seek recourse against the trust account for any reason whatsoever, will survive;

•	the rights of the parties to bring actions against each other for breach of the Acquisition Agreement will survive; and

•	the fees and expenses incurred in connection with the Acquisition Agreement and the transactions contemplated thereby will be paid by the party incurring such expenses.

The Acquisition Agreement does not provide for specific penalties or payments in the event of a material breach by a party of its covenants or warranties or a refusal or wrongful failure of the other party to consummate the acquisition. In such event, the non-wrongful party would be entitled to assert its legal rights for breach of contract against the wrongful party.

Fees and Expenses

All fees and expenses incurred in connection with the Acquisition Agreement and the transactions contemplated thereby will be paid by the party incurring such expenses whether or not the Acquisition Agreement is consummated.

Confidentiality; Access to Information

Endeavor and American Apparel will afford to the other party and its financial advisors, accountants, counsel and other representatives prior to the completion of the acquisition reasonable access during normal business hours, upon reasonable notice, to all of their respective properties, books, records and personnel to obtain all information concerning the business, including the status of product development efforts, properties, results of operations and personnel, as each party may reasonably request. Endeavor and American Apparel will maintain in confidence any non-public information received from the other party, and use such non-public information only for purposes of consummating the transactions contemplated by the Acquisition Agreement.

Amendments

The Acquisition Agreement may be amended by the parties thereto at any time by execution of an instrument in writing signed on behalf of each of the parties.

Extension; Waiver

At any time prior to the closing, any party to the Acquisition Agreement may, in writing, to the extent legally allowed:

•	extend the time for the performance of any of the obligations or other acts of the other parties to the agreement;

•	waive any inaccuracies in the representations and warranties made to such party contained in the Acquisition Agreement or in any document delivered pursuant to the Acquisition Agreement; and

•	waive compliance with any of the agreements or conditions for the benefit of such party contained in the Acquisition Agreement.

Public Announcements

Endeavor and American Apparel have agreed that until closing or termination of the Acquisition Agreement, the parties will:

•	cooperate in good faith to jointly prepare all press releases and public announcements pertaining to the Acquisition Agreement and the transactions governed by it; and

•

not issue or otherwise make any public announcement or communication pertaining to the Acquisition Agreement or the transaction without the prior consent of the other party, which shall not be unreasonably withheld by the other party, except as may be required by applicable laws or court process.

Arbitration

Any disputes or claims arising under or in connection with the Acquisition Agreement or the transactions contemplated thereunder will be resolved by binding arbitration. Arbitration will be commenced by the filing by a party of an arbitration demand with the American Arbitration Association (“AAA”). The arbitration will be governed and conducted by applicable AAA rules, and any award or decision shall be conclusive and binding on the parties. Each party consented to the exclusive jurisdiction of the federal and state courts located in the State of Delaware, New Castle County, for such purpose. The arbitration shall be conducted in Wilmington, Delaware. Each party shall pay its own fees and expenses for the arbitration, except that any costs and charges imposed by the AAA and any fees of the arbitrator shall be assessed against the losing party.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(IN THOUSANDS OF DOLLARS)

The following unaudited pro forma condensed combined balance sheet combines Endeavor’s historical balance sheet and those of AAI and the CI companies as of March 31, 2007, giving effect to the transactions described in the Acquisition Agreement as if they had occurred on March 31, 2007. The following unaudited pro forma condensed combined statements of operations combine Endeavor’s historical statement of operations for the three months ended March 31, 2007 and the year ended December 31, 2006 with those of AAI and the CI companies for the three months ended March 31, 2007 and the year ended December 31, 2006, in each case giving effect to the acquisition as if it had occurred on January 1, 2006.

The acquisition will be accounted for as a “reverse merger” and recapitalization since the stockholders of American Apparel will own a majority of the outstanding shares of the common stock immediately following the completion of the transaction. American Apparel will be deemed to be the accounting acquirer in the transaction and, consequently, the transaction is treated as a recapitalization of American Apparel. Accordingly, the assets and liabilities and the historical operations that are reflected in the financial statements are those of American Apparel and are recorded at the historical cost basis of American Apparel. Endeavor’s assets, liabilities and results of operations will be consolidated with the assets, liabilities and results of operations of American Apparel after consummation of the acquisition. The CI companies’ financial results will be retroactively combined with those of AAI as they are entities under common control.

The pro forma adjustments give effect to events that are directly attributable to the transactions discussed below that have a continuing impact on the operations of Endeavor and are based on available data and certain assumptions that management believes are factually supportable.

The unaudited pro forma condensed combined financial statements described above should be read in conjunction with Endeavor’s historical financial statements and those of AAI and the CI companies and the related notes thereto. The pro forma adjustments are preliminary and the unaudited pro forma information is not necessarily indicative of the financial position or results of operations that may have actually occurred had the acquisition taken place on the dates noted, or of Endeavor’s future financial position or operating results.

On December 18, 2006 Endeavor entered into an agreement and plan of reorganization by which it will acquire American Apparel. In exchange for all of the securities of American Apparel, Endeavor will issue 32,258,065 shares of its common stock, subject to downward adjustment based on American Apparel’s net debt immediately prior to closing of the acquisition. Mr. Charney shall purchase all of the outstanding capital stock and membership interest of the various American Apparel companies owned by Mr. Lim prior to the closing of the acquisition. In the event that the Lim Buyout is not consummated by Mr. Charney prior to closing of the acquisition for any reason, Endeavor shall affect the Lim Buyout as part of the acquisition by reducing the number of shares of Endeavor common stock to be issued to Mr. Charney in the acquisition and paying Mr. Lim cash for all of his equity interests in American Apparel.

The purchase price payable to Mr. Lim shall be $60 million plus an additional cash price (“Additional Purchase Price”) equal to $60 million divided by 365, multiplied by 0.20, multiplied by the number of days after May 1, 2007 until the Lim Buyout is consummated. The $60 million purchase price plus any Additional Purchase Price is referred to as the “Lim Payment Amount.” In the event that the Lim Buyout is not consummated by Mr. Charney prior to the closing of the acquisition for any reason, Endeavor shall affect the Lim Buyout as part of and conditioned upon the consummation of the acquisition by reducing the number of shares of Endeavor common stock to be issued to Mr. Charney by the number equal to the Lim Payment Amount divided by $7.75 and paying to Mr. Lim the Lim Payment Amount in cash. If the acquisition is consummated on July 30, 2007, and Endeavor is required to affect the Lim Buyout on the same date, the number of shares issued to Mr. Charney, as reduced, would be 24,134,335 and Endeavor would pay Mr. Lim $62,958,904.

Consummation of the acquisition is conditioned upon, among other things, the Endeavor stockholders adopting and approving the acquisition agreement. If Endeavor stockholders owning 20% or more of Endeavor common stock sold in the IPO vote against the acquisition and exercise their right to convert their shares of Endeavor common stock issued in the IPO into a pro rata portion of the funds held in the trust account, then the acquisition cannot be consummated. Consequently, up to 3,232,148 shares of Endeavor common stock, representing 19.99% of the 16,160,745 shares of Endeavor common stock issued in Endeavor’s IPO are subject to possible conversion in this manner. This would represent an aggregate maximum conversion liability of approximately $25.2 million as of March 31, 2007. As indicated in the pro forma balance sheets which follow, Endeavor would have adequate cash resources to satisfy this liability, even if Endeavor is the party required to affect the Lim Buyout.

The following unaudited pro forma financial statements have been prepared using four different assumptions with respect to the number of outstanding shares of Endeavor stock and cash, as follows:

•

assuming no conversions and Mr. Charney consummates the Lim Buyout—this presentation assumes that no stockholders of Endeavor seek to convert their shares into a pro rata share of the trust account and Mr. Charney purchases all of Mr. Lim’s equity interest in the American Apparel companies using his own resources;

•

assuming maximum conversions and Mr. Charney consummates the Lim Buyout—this presentation assumes stockholders of Endeavor owning 19.99% of the stock sold in Endeavor’s initial public offering seek conversion and Mr. Charney purchases all of Mr. Lim’s equity interest in the American Apparel companies using his own resources;

•

assuming no conversions and Endeavor consummates the Lim Buyout—this presentation assumes that no stockholders of Endeavor seek to convert their shares into a pro rata share of the trust account and Endeavor purchases all of Mr. Lim’s equity interest in the American Apparel companies using a portion of the trust fund (estimated at $62,958,904 assuming a closing on July 30, 2007); and

•

assuming maximum conversions and Endeavor consummate the Lim Buyout—this presentation assumes that no stockholders of Endeavor seek to convert their shares into a pro rata share of the trust account and Endeavor purchases all of Mr. Lim’s equity interest in the American Apparel companies using a portion of the trust fund (estimated at $62,958,904 assuming the acquisition closes on July 30, 2007).

We are providing this information to aid you in your analysis of the financial aspects of the acquisition. The unaudited pro forma condensed combined financial statements described above should be read in conjunction with Endeavor’s historical financial statements and those of AAI and the CI companies and the related notes thereto. The pro forma adjustments are preliminary and the unaudited pro forma information is not necessarily indicative of the financial position or results of operations that may have actually occurred had the acquisition taken place on the dates noted, or of Endeavor’s future financial position or operating results.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

ASSUMING LIM BUYOUT AFFECTED BY MR. CHARNEY

MARCH 31, 2007

(in thousands of dollars)

	Endeavor Acquisition Corp.	American Apparel, Inc.	CI Companies	CI Companies	Notes	Pro Forma Adjustments No Conversion	Pro Forma Combined No Conversion	Pro Form Adjustments Maximum Allowable Conversion	Pro Form Combined Maximum Allowable Conversion
	USD $	USD $	CDN $	USD $		USD $	USD $	USD $	USD $
	Note 1	Note 2	Note 3	Note 3
Assets
Current Assets
Cash and cash equivalents	$189	$5,105	$380	$328	9	$110,592	$116,214	$(25,228)	$90,986
Cash held in Trust Fund	126,146	—	—	—	7,8,9	(126,146)	(0)	—	—
Accounts receivable		16,260	1,666	1,443	4	—	17,703	—	17,703
Due from U.S. Affiliate			844	731		(731)
Prepaid expenses and other current assets	94	2,488	270	234		—	2,816	—	2,816
Inventories, net	—	85,911	8,352	7,234	6	(185)	92,960	—	92,960
Deferred tax asset	—	336	153	133	11	5,686	6,155	—	6,155

Total current assets	126,429	110,100	11,665	10,103		(10,784)	235,849	(25,228)	210,621
Property and equipment, net	4	43,124	6,292	5,450		—	48,577	—	48,578
Deferred tax asset			319	276			276		276
Intangible assets, net	—	975	—	—		—	975	—	975
Goodwill	—	950	—	—		—	950	—	950
Other assets	222	7,683	265	230		—	8,135	—	8,135

Total assets	$126,655	$162,832	$18,541	$16,059		$(10,784)	$294,762	$(25,228)	$269,534

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

ASSUMING LIM BUYOUT AFFECTED BY MR. CHARNEY (continued)

MARCH 31, 2007

(in thousands of dollars)

	Endeavor Acquisition Corp.	American Apparel, Inc.	CI Companies	CI Companies	Notes	Pro Forma Adjustments No Conversion	Pro Form Combined No Conversion	Pro Forma Adjustments Maximum Allowable Conversion	Pro Forma Combined Maximum Allowable Conversion
	USD $	USD $	CDN $	USD $		USD $	USD $	USD $	USD $
	Note 1	Note 2	Note 3	Note 3
Liabilities and stockholders’ equity
Current liabilities
Cash overdraft	$—	$2,479	$—	$—		$—	$2,479	$—	$2,479
Current portion of long-term debt	150	93,765	5,343	4,628	7	(9,354)	89,189	—	89,189
Notes payable		9,354	—	—			9,354		9,354
Accounts payable	—	18,218	769	666		—	18,884	—	18,884
Accrued expenses	455	10,453	1,834	1,588		—	12,497	—	12,497
Due to Canadian Affiliate	—	731	—	—	4	(731)	—	—	—
Income taxes payable	—	1,330	689	597	11	2,901	4,828	—	4,828
Current portion of capital lease obligations	—	3,151	90	78		—	3,229	—	3,229

Total current liabilities	605	139,481	8,725	7,557		(7,184)	140,459	—	140,459
Common stock, subject to possible conversion	25,228	—	—	—	—		25,228	(25,228)	—
Long-term debt, net of current portion	—	260	7,032	6,090		—	6,350	—	6,350
Capital lease obligations, net of current position	—	2,994	115	100		—	3,094	—	3,094
Deferred rent	—	7,007	811	702		—	7,709	—	7,709

Total liabilities	25,833	149,742	16,683	14,449		(7,184)	182,840	(25,228)	157,612
Stockholders’ equity
Common stock par value
Common stock and additional paid-in capital	97,134	5,706	761	660	6,8,11,12	(7,506)	95,994	—	95,994
Due from stockholders	—	(911)	—	—	8	1,306	395	—	395
Accumulated other comprehensive income (loss)	—	359	—	—			359	—	359
Retained earnings	3,688	7,936	1,097	950	12	2,600	15,174	—	15,174

Total stockholders’ equity	100,822	13,090	1,858	1,610		(3,600)	111,922	—	111,922

Total liabilities and stockholders’ equity	$126,655	$162,832	$18,541	$16,059		$(10,784)	$294,762	$(25,228)	$269,534

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

AND PER SHARE DATA

ASSUMING LIM BUYOUT AFFECTED BY MR. CHARNEY

THREE MONTHS ENDED, MARCH 31, 2007

(in thousands of dollars, except per share data)

	Endeavor Acquisition Corp.	American Apparel, Inc.	CI Companies	CI Companies	Notes	Pro Forma Adjustment No Conversion	Pro Forma Combined No Conversion
	USD $ Note 1	USD $ Note 2	CDN $ Note 3	USD $ Note 3		USD $	USD $
Net sales	$—	$69,033	$8,364	$7,139	5, 6	$(2,670)	$73,502
Cost of sales	—	30,836	3,093	2,640	5, 6	(2,485)	30,991

Gross profit	—	38,197	5,271	4,499		(185)	42,511

Selling, general and administrative	271	32,328	4,885	4,169	10	(85)	36,683

Income (loss) from operations	(271)	5,869	386	330		(100)	5,828

Interest and other (income) expense
Interest expense	—	3,674	335	286	10	(561)	3,399
Foreign currency (gain) loss	—	46	—	—		—	46
Other (income) expense	—	(157)	—	—		—	(157)
Dividend income	(1,034)	—	—	—	10	1,034	—

	(1,034)	3,563	335	286		473	3,288

Income (loss) before income taxes	763	2,306	51	44		(473)	2,540

Income tax provision (benefit)	—	597	74	63		—	660

Net income (loss)	763	1,709	(23)	(19)		(473)	1,880

Accretion of trust fund, relating to Common Stock
subject to possible conversion	206	—	—	—	10	(206)	—

Net income (loss) available to common stockholders	$557	$1,709	$(23)	$(19)		$(367)	$1,880

Pro Forma Combined—No Conversion
Weighted average number of shares	19,910,745				13	32,258,065	52,168,810

Basic and diluted net income per share	$0.03						$0.04

Pro Forma Combined—No Conversion

To reflect a reduction in shares issued due to the excess debt limit of $110,000:

Weighted average Number of Shares					14	(941,935)	51,226,875

Basic and diluted net income per share							$0.04

Pro Forma Combined—Maximum Conversion					15	(3,232,149)	47,994,726

Weighted average—Number of Shares

Basic and diluted net income per share							$0.05

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

ASSUMING LIM BUYOUT AFFECTED BY MR. CHARNEY

MARCH 31, 2007

(in thousands of dollars)

Note 1	Derived from the unaudited financial statements of Endeavor Acquisition Corp. as of March 31, 2007.

Note 2	Derived from the unaudited consolidated financial statements of American Apparel, Inc. as of March 31, 2007.

Note 3	Derived from the unaudited combined financial statements of The American Apparel Group of Canada as of March 31, 2007. Canadian dollars converted to US dollars — Average rate of $0.8535 for the pro forma statement of operations and the actual rate on March 31, 2007 of $0.8661 for the pro forma balance sheet.

Note 4	Reflects the elimination of affiliated payable/receivable between American Apparel, Inc. and The American Apparel Group of Canada.

	Decrease	Due from U.S. Affiliate	$(731)
	Decrease	Due to Canadian Affiliate	731

Note 5	Reflects the elimination of sales and cost of sales between American Apparel, Inc. and The American Apparel Group of Canada.

	Decrease	Net sales	$2,670
	Decrease	Cost of sales	(2,485)

Note 6	Reflects the profit in the ending inventory of The American Apparel Group of Canada.

	Decrease	Inventory	$(185)
	Increase	Cost of sales	185

Note 7	Reflects the repayment of loans made to American Apparel by certain of its directors, officers and employees at the time of the acquisition. Related party ($360, $2,540) and unrelated party ($6,454) notes payable.

	Decrease	Cash held in trust fund	$(9,354)
	Decrease	Current portion of long-term debt	9,354

Note 8	Distributions to AAI stockholders for personal tax liabilities for prior periods

	Decrease	Cash held in trust fund	$(6,200)
	Decrease	Additional Paid In Capital	7,111
	Decrease	Due from stockholders	(911)

Note 9	Reclass cash held in trust

	Decrease	Cash held in trust fund	$(110,592)
	increase	Cash and cash equivalents	110,592

Note 10	To eliminate dividend income earned on IPO proceeds which would have been applied to the asset acquisition as of January 1, 2007, interest expense on long-term indebtedness paid off with the proceeds and management fees.

	Decrease	Dividend income	$1,034
	Decrease	Interest expense	(561)
	Decrease	Accretion of trust fund, relating to common stock	(206)
	Decrease	Management fee	(85)

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

ASSUMING LIM BUYOUT AFFECTED BY MR. CHARNEY

MARCH 31, 2007 (Continued)

(in thousands of dollars)

Note 11	To record increased state and federal income tax charges (tax status changed from Sub Chapter S Corporation to a C Corporation) for the period ending March 31, 2007.

	Increase	Deferred tax asset	$5,686
	Increase	Income tax provision (Benefit)	(2,901)

Note 12	To record stock recapitalization upon amortization

	Increase	Common stock and additional paid-in capital	$11,624
	Decrease	Retained earnings	11,624

Note 13	To record stock issued to Mr. Charney from the purchase of AAI and CI.

In return for all of the capital stock in each of the American Apparel companies, Mr. Charney will receive from Endeavor up to an aggregate of 32,258,065 shares of Endeavor common stock, subject to adjustment, including in circumstances where American Apparel’s net debt at the close of business on the date two business days prior to the closing of the acquisition is more than $110,000,000 and/or if Mr. Charney fails to consummate the Lim Buyout.

Note 14	To record stock reduction to Mr. Charney due to the excess debt limit of $110,000 calculated as follows:

	Total Interest Bearing Indebtedness at March 31, 2007		$117,300
	Maximum Accounts under the Agreement		110,000

	Excess		7,300

	Factor		7.75

	Share Reduction		941,935

	If American Apparel’s net debt, as defined in the Acquisition Agreement, at the close of business on the date two business days prior to the closing of the acquisition is more than $110,000,000, the number of shares Mr. Charney will receive will be reduced by that number of shares equal to the quotient derived by dividing (i) the difference between the closing date net debt and $110,000,000 by (ii) $7.75 (rounded up to the nearest shares); provided, however, that if closing date net debt is equal to or less than $110,000,000, there shall be no reduction.

Assuming maximum conversions:

Note 15	To record maximum conversion of 19.99% of outstanding shares (3,232,149 shares)

	Decrease	Common Stock, subject to possible conversion	$25,228
	Decrease	Cash and cash equivalents	(25,228)

	3,232,149 shares purchased at $7.75 per share

Additional Consideration:

Following the consummation of the acquisition, Endeavor will pay an aggregate of $2.5 million of cash bonuses to existing American Apparel employees. See the section entitled “The Acquisition Agreement—Acquisition Consideration.”

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT

OF OPERATIONS AND PER SHARE DATA

ASSUMING LIM BUYOUT AFFECTED BY MR. CHARNEY

YEAR ENDED, DECEMBER 31, 2006

(in thousands of dollars, except per share data)

	Endeavor Acquisition Corp.	American Apparel, Inc.	CI Companies	CI Companies	Notes	Pro Forma Adjustment No Conversion	Pro Forma Combined No Conversion
	USD $	USD $	CDN $	USD $		USD $	USD $
	Note 1	Note 2	Note 3	Note 3
Net sales	$—	$264,691	$34,658	$30,546	4	(10,972)	$284,265
Cost of sales	—	138,385	12,527	11,042	4	(10,790)	138,637

Gross profit	—	126,306	22,131	19,504		(182)	145,628

Selling, general and administrative	1,101	117,006	20,797	18,330	5	(1,991)	134,446

Income (loss) from operations	(1,101)	9,300	1,333	1,174		1,809	11,182

Interest and other (income) expense
Interest expense	—	10,797	1,151	1,014	5	(941)	10,870
Foreign currency (gain) loss	—	(601)	—	—			(601)
Other (income) expense	—	(607)	—	—			(607)
Dividend income	(3,974)	—	—	—	5	3,974	—

	(3,974)	9,589	1,151	1,014		3,033	9,662

Income (loss) before income taxes	2,873	289	182	160		(1,224)	1,520
Income tax provision (benefit)	3	1,335	271	239	6	—	1,577

Net income (loss)	2,870	(1,624)	(89)	(79)		(1,224)	(57)
Accretion of trust fund, relating to Common Stock subject to possible conversion	794	—	—	—		(794)	—

Net income (loss) available to common stockholders	$2,076	$(1,624)	$(89)	$(79)		$999	$1,372

Pro Forma Combined—No Conversion:
Weighted average number of shares	19,910,745				7	32,358,865	52,168,810
Basic and diluted net income per share	$0.10						$0.03

Pro Forma Combined—Maximum Conversion:
Weighted average number of shares					8	(3,232,148)	48,936,662

Basic and diluted net income percentage							$0.03

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

ASSUMING LIM BUYOUT AFFECTED BY MR. CHARNEY

DECEMBER 31, 2006

(in thousands of dollars)

Note 1	Derived from the audited balance sheet of Endeavor Acquisition Corp. as of December 31, 2006.

Note 2	Derived from the audited consolidated balance sheet of American Apparel, Inc. as of December 31, 2006.

Note 3	Derived from the combined audited balance sheet of The American Apparel Group of Canada as of December 31, 2006. Canadian dollars converted to US dollars at the rate of CAN $1.1653 to US $1.00.

Note 4	Reflects the elimination of sales, cost of sales and ending inventory profits between American Apparel, Inc. and The American Apparel Group of Canada.

	Decrease	Net sales	$10,972
	Decrease	Cost of sales	(10,790)

Note 5	To eliminate dividend income earned on IPO proceeds which would have been applied to the asset acquisition as of January 1, 2006, interest expense on long-term indebtedness paid off with the proceeds and management fees.

	Decrease	Dividend income	$3,974
	Decrease	Interest expense	(941)
	Decrease	Accretion of trust fund, relating to common stock	(974)
	Decrease	Management fee	(1,991)

Note 6	To record income tax benefit assuming American Apparel, Inc. was a corporation for the entire year.

	Increase	Income tax provision (Benefit)	$1,429

Note 7	To record stock issued to Mr. Charney from the purchase of AAI and CI.

	In return for all of the capital stock in each of the American Apparel companies, Mr. Charney will receive from Endeavor up to an aggregate of 32,258,065 shares of Endeavor common stock, subject to adjustment, including in circumstances where American Apparel’s net debt at the close of business on the date two business days prior to the closing of the acquisition is more than $110,000,000 and/or if Mr. Charney fails to consummate the Lim Buyout.

Assuming Buyout of Sam Lim and maximum conversions:

Note 8	To record maximum conversion of 19.99% of outstanding shares 3,232,149 shares purchased at $7.75 per share

Additional Consideration:

Following the consummation of the acquisition, Endeavor will pay an aggregate of $2.5 million of cash bonuses to existing American Apparel employees. See the section entitled “The Acquisition Agreement—Acquisition Consideration.”

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

ASSUMING LIM BUYOUT AFFECTED BY ENDEAVOR

MARCH 31, 2007

(in thousands of dollars)

	Endeavor Acquisition Corp.	American Apparel, Inc.	CI Companies	CI Companies	Notes	Pro Forma Adjustments No Conversion	Pro Forma Combined-No Conversion	Pro Forma Adjustments Maximum Allowable Conversion	Pro Forma Combined Maximum Allowable Conversion
	USD $	USD $	CDN $	USD $		USD $	USD $	USD $	USD $
	Note 1	Note 2	Note 3	Note 3
Assets
Current Assets
Cash and cash equivalents	$189	$5,105	$380	$329	11,12	$47,633	$53,256	$(25,228)	$28,028
Cash held in Trust Fund	126,146	—	—	—	7,8,9,10	(126,146)	(0)	—	(0)
Accounts receivable	—	16,260	1,666	1,443	4		17,703	—	17,703
Due from U.S. Affiliate	—	—	844	731	—	(731)	—	—	—
Prepaid expenses and other current assets	94	2,488	270	234		—	2,816	—	2,816
Inventories, net	—	85,911	8,352	7,234	6	(185)	92,960	—	92,960
Deferred tax asset	—	336	153	133	12	5,686	6,155	—	6,155

Total current assets	126,429	110,100	11,665	10,103		(73,743)	172,889	(25,228)	147,661
Property and equipment, net	4	43,124	6,292	5,450		—	48,577	—	48,577
Deferred tax asset	—	—	319	276		—	276	—	276
Intangible assets, net	—	975	—	—		—	975	—	975
Goodwill	—	950	—	—		—	950	—	950
Other assets	222	7,683	265	230		—	8,135	—	8,135

Total assets	$126,655	$162,832	$18,541	$16,059		$(73,743)	$231,802	$(25,228)	$206,574

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

ASSUMING LIM BUYOUT AFFECTED BY ENDEAVOR

MARCH 31, 2007 (Continued)

(in thousands of dollars)

	Endeavor Acquisition Corp.	American Apparel, Inc.	CI Companies	CI Companies	Notes	Pro Forma Adjustments No Conversion	Pro Forma Combined No Conversion	Pro Forma Adjustments Maximum Allowable Conversion	Notes	Pro Forma Combined Maximum Allowable Conversion
	USD $	USD $	CDN $	USD $		USD $	USD $	USD $		USD $
	Note 1	Note 2	Note 3	Note 4
Liabilities and stockholders’ equity
Current liabilities
Cash overdraft	$—	$2,479	$—	$—		$—	$2,479	$—		$2,479
Current portion of long-term debt	150	103,119	5,343	4,628	7	(9,354)	98,543	—		98,543
Accounts payable	—	18,218	769	666		—	18,884	—		18,884
Accrued expenses	455	10,453	1,834	1,588		—	12,497	—		12,497
Due to Canadian Affiliate	—	731	—	—	4	(731)	—	—		—
Income taxes payable	—	1,330	689	597	12	2,901	1,927	—		1,927
Current portion of capital lease obligations	—	3,151	90	78		—	3,229	—		3,229

Total current liabilities	605	139,481	8,725	7,557		(7,184)	140,459	—		140,459
Long-term debt, net of current portion		260	7,032	6,090		—	6,350	—		6,350
Capital lease obligations, net of current position		2,994	115	100		—	3,094	—	3,094
Deferred rent		7,007	811	702		—	7,709	—		7,709

Total liabilities	605	149,742	16,683	14,449		(7,184)	154,711			154,711
Stockholders’ equity
Common stock, subject to possible conversion	25,228	—	—	—	12	—	25,228	(25,228)	12	—
Common stock and additional paid-in capital	97,133	5,706	761	660	8,9	(55,846)	47,653	—		47,653
Due from stockholders	—	(911)	—	—	8	911	0	—		0
Accumulated other comprehensive income (loss)	—	359	—	—		—	359	—		359
Retained earnings	3,688	7,936	1,097	950	13	(11,624)	950	—		950

Total stockholders’ equity	126,049	13,090	1,858	1,609		(66,559)	74,189	(25,228)		48,962

Total liabilities and stockholders’ equity	$126,655	$162,832	$18,541	$16,058		$(73,743)	$231,802	$(25,228)		$206,574

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS AND PER SHARE DATA

ASSUMING LIM BUYOUT AFFECTED BY ENDEAVOR

THREE MONTHS ENDED, MARCH 31, 2007

(in thousands of dollars, except per share data)

	Endeavor Acquisition Corp.	American Apparel, Inc.	CI Companies	CI Companies	Notes	Pro Form Adjustment No Conversion	Pro Forma Combined No Conversion
	USD $	USD $	CDN $	USD $		USD $	USD $
	Note 1	Note 2	Note 3	Note 3
Net sales	$—	$69,033	$8,364	$7,139	5	$(2,670)	$73,502
Cost of sales	—	30,836	3,093	2,640	5	(2,485)	30,991

Gross profit	—	38,197	5,271	4,499		(185)	42,511

Selling, general and administrative	271	32,328	4,885	4,169	11	(85)	36,683

Income (loss) from operations	(271)	5,869	386	330		(100)	5,828

Interest and other (income) expense
Interest expense		3,674	335	286	11	(561)	3,399
Foreign currency (gain) loss		46	—	—			46
Other (income) expense		(157)	—	—			(157)
Dividend income	(1,034)	—	—	—	11	1,034	(0)

	(1,034)	3,563	335	286		473	3,288

Income (loss) before income taxes	763	2,306	51	44		(573)	2,540
Income tax provision (benefit)	—	597	74	63		—	660

Net income (loss)	763	1,709	(23)	(19)		(573)	1,880
Accretion of trust fund, relating to Common Stock subject to possible conversion	206	—	—	—	11	(206)	—

Net income (loss) available to common stockholders	$557	$1,709	$(23)	$(19)		$(367)	$1,880

Pro Forma Combined—No Conversion:
Weighted average number of shares	19,910,745				14	24,134,335	44,045,080

Basic and diluted net income per share	$0.03						$0.04

Pro Forma Combined—No Conversion:
To reflect a reduction in shares due to the excess debt limit of $110,000;
Weighted average number of shares					15	(941,935)	43,103,145

Basic and diluted net income per share							$0.04

Pro Forma Combined Maximum Conversion:
Weighted average number of shares					16	(3,232,149)	39,870,996

Basic and diluted net income per share							$0.05

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

ASSUMING LIM BUYOUT AFFECTED BY ENDEAVOR

MARCH 31, 2007

(in thousands of dollars)

Note 1	Derived from the unaudited financial statements of Endeavor Acquisition Corp. as of March 31, 2007.

Note 2	Derived from the unaudited consolidated financial statements of American Apparel, Inc. as of March 31, 2007.

Note 3	Derived from the unaudited combined financial statements of The American Apparel Group of Canada as of March 31, 2007. Canadian dollars converted to US dollars – Average rate of $0.8535 and the actual rate on March 31, 2007 of $0.8661.

Note 4	Reflects the elimination of affiliated payable/receivable between American Apparel, Inc. and The American Apparel Group of Canada.

	Decrease	Due from U.S. Affiliate	$(731)
	Decrease	Due to Canadian Affiliate	731

Note 5	Reflects the elimination of sales and cost of sales between American Apparel, Inc. and The American Apparel Group of Canada.

	Decrease	Net sales	$2,662
	Decrease	Cost of sales	(2,485)

Note 6	Reflects the profit in the ending inventory of The American Apparel Group of Canada.

	Decrease	Inventory	$(185)
	Increase	Cost of sales	185

Note 7	Reflects the repayment of loans made to American Apparel by certain of its directors, officers and employees at the time of the acquisition. Related party ($360, $2,540) and unrelated party ($6,454) notes payable.

	Decrease	Cash held in trust fund	$(9,354)
	Decrease	Current portion of long-term debt	9,354

Note 8	Distributions to AAI stockholders and personal tax liabilities for prior periods

	Decrease	Cash held in trust fund	$(6,200)
	Decrease	Additional Paid In Capital	7,111
	Decrease	Due from stockholders	(911)

Note 9	Reflects Endeavor’s buyout of Lim on July 30, 2007

	Decrease	Cash held in trust fund	$(62,959)
	Increase	Additional Paid In Capital	62,959

Note 10	Reclass cash held in trust

	Decrease	Cash held in trust fund	$(47,633)
	Increase	Cash and cash equivalents	47,633

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

ASSUMING LIM BUYOUT AFFECTED BY ENDEAVOR

MARCH 31, 2007 (Continued)

(in thousands of dollars)

Note 11	To eliminate dividend income earned on IPO proceeds which would have been applied to the asset acquisition as of January 1, 2007, interest expense on long-term indebtedness paid off with the proceeds and management fees.

	Decrease	Dividend income	$1,034
	Decrease	Interest expense	(561)
	Decrease	Accretion of trust fund, relating to common stock	(206)
	Decrease	Management fee	(85)
Note 12	To record increased state and federal income tax changes (tax status changed from Sub Chapter S Corporation to a C Corporation) for the period ending March 31, 2007.

	Increase	Deferred tax asset	$5,686
	Increase	Income tax provision (benefit)

Note 13	To record recapitalization upon acquisition

	Increase	Common stock and additional paid-in cash	$11,624
	Decrease	Retained earnings	11,624

Note 14	To record stock issued to Mr. Charney from the purchase of AAI and CI.

In return for all of the capital stock in each of the American Apparel companies, Mr. Charney will receive from Endeavor up to an aggregate of 32,258,065 shares of Endeavor common stock, subject to adjustment, including in circumstances where American Apparel’s net debt at the close of business on the date two business days prior to the closing of the acquisition is more than $110,000,000 and/or if Mr. Charney fails to consummate the Lim Buyout. If the acquisition is consummated on July 30, 2007, and Endeavor is required to affect the Lim Buyout on the same date, the number of shares issued to Mr. Charney, as reduced, would be 24,134,335 and Endeavor would pay Mr. Lim $62,958,904.

Note 15	To record stock reduction to Mr. Charney due to the excess debt limit of $110,000 calculated as follows:

	Total Interest Bearing Indebtedness at March 31, 2007		$117,300

	Maximum allowed under the agreement		110,000

		Excess	7,300
		Factor	7.75

	Share reduction		941,935

	If American Apparel’s net debt as defined in the Acquisition Agreement at the close of business on the date two business days prior to the closing of the acquisition is more than $110,000,000, the number of shares Mr. Charney will receive will be reduced by that number of shares equal to the quotient derived by dividing (i) the difference between the closing date net debt and $110,000,000 by (ii) $7.75 (rounded up to the nearest shares); provided, however, that if closing date net debt is equal to or less than $110,000,000, there shall be no reduction.

Assuming Buyout of Sam Lim and maximum conversions:

Note 16	To record maximum conversion of 19.99% of outstanding shares

	Decrease	Common Stock, subject to possible conversion	$25,228
	Decrease	Cash and cash equivalents	(25,228)

	3,232,149 shares purchased at $7.75 per share

Additional Consideration:

Following the consummation of the acquisition, Endeavor will pay an aggregate of $2.5 million of cash bonuses to existing American Apparel employees. See the section entitled “The Acquisition Agreement—Acquisition Consideration.”

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS AND PER SHARE DATA

ASSUMING LIM BUYOUT AFFECTED BY ENDEAVOR

YEAR ENDED, DECEMBER 31, 2006

(in thousands of dollars, except per share data)

	Endeavor Acquisition Corp.	American Apparel, Inc.	CI Companies	CI Companies	Notes	Pro Forma Adjustment No Conversion	Pro Forma Combined No Conversion
	USD $	USD $	CDN $	USD $		USD $	USD $
	Note 1	Note 2	Note 3	Note 3
Net sales	$—	$264,691	$34,658	$30,546	4	(10,972)	$284,265
Cost of goods sold	—	138,385	12,527	11,042	4	(10,790)	138,637

Gross profit	—	126,306	22,131	19,505		(182)	145,628

Selling, general and administrative	1,101	117,006	20,797	18,330	5	(1,991)	134,446

Income (loss) from operations	(1,101)	9,300	1,334	1,175		1,809	11,182

Interest and other (income) expense
Interest expense		10,797	1,151	1,014	5	(941)	10,870
Foreign currency (gain) loss		(601)	—	—			(601)
Other (income) expense		(607)	—				(607)
Dividend income	(3,974)	—	—	—	5	3,974	(0)

	(3,974)	9,589	1,151	1,014		3,033	9,662

Income (loss) before income taxes	2,873	(289)	182	160		(1,224)	1,520

Income tax provision (benefit)	2	1,335	271	239	6	1,429	148

Net income (loss)	2,870	(1,624)	(89)	(79)		205	(57)
Accretion of trust fund, relating to Common Stock subject to possible conversion	794	—	—	—	5	(794)	—

Net income (loss) available to common stockholders	$2,076	$(1,624)	$(89)	$(79)		$(430)	$(57)

Pro Forma Combined–No Conversion:
Weighted average number of shares	19,910,745				7	24,134,335	44,045,080
Basic and diluted net income per share	$0.10						$0.03

Pro Forma Combined–Maximum Conversion:
Weighted average number of shares					8	(3,232,148)	40,812,932

Basic and diluted net income per share							$0.03

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

ASSUMING LIM BUYOUT AFFECTED BY ENDEAVOR

DECEMBER 31, 2006

(in thousands of dollars)

Note 1	Derived from the audited balance sheet of Endeavor Acquisition Corp. as of December 31, 2006.

Note 2	Derived from the audited consolidated balance sheet of American Apparel, Inc. as of December 31, 2006.

Note 3	Derived from the combined audited balance sheet of The American Apparel Group of Canada as of December 31, 2006. Canadian dollars converted to US dollars at the rate of CAN $1.1653 to US $1.00.

Note 4	Reflects the elimination of affiliated payable/receivable between American Apparel, Inc. and The American Apparel Group of Canada.

	Decrease	Net sales	$10,972
	Decrease	Cost of sales	(10,790)

Note 5	To eliminate dividend income earned on IPO proceeds which would have been applied to the asset acquisition as of January 1, 2006, interest expense on long-term indebtedness paid off with the proceeds and management fees.

	Decrease	Dividend income	$3,974
	Decrease	Interest expense	(941)
	Decrease	Accretion of trust fund, relating to common stock	(974)
	Decrease	Management fee	(1,991)

Note 6	To record income tax benefit assuming AA was a corporation for the entire year.

	Increase	Income tax provision (benefit)	$1,429

Note 7

To record stock issued to Mr. Charney fro the purchase of AAI and CI.

In return for all of the capital stock in each of the American Apparel companies, Mr. Charney will receive from Endeavor up to an aggregate of 32,258,065 shares of Endeavor common stock, subject to adjustment, including in circumstances where American Apparel’s net debt at the close of business on the date two business days prior to the closing of the acquisition is more than $110,000,000 and/or if Mr. Charney fails to consummate the Lim Buyout. If the acquisition is consummated on July 30, 2007, and Endeavor is required to affect the Lim Buyout on the same date, the number of shares issued to Mr. Charney, as reduced, would be 24,134,335 and Endeavor would pay Mr. Lim $62,958,904.

Assuming Buyout of Sam Lim and maximum conversions:

Note 8	To record maximum conversion of 19.99% of outstanding shares

	Decrease	Common stock, subject to possible conversion	$25,228
	Decrease	Cash and cash equivalents	(25,228)

	32,232,149 shares purchased at $7.75 per share

Additional Consideration:

Following the consummation of the acquisition, Endeavor will pay an aggregate of $2.5 million of cash bonuses to existing American Apparel employees. See the section entitled “The Acquisition Agreement—Acquisition Consideration.”

NAME CHANGE AMENDMENT PROPOSAL

Pursuant to the Acquisition Agreement, we will change Endeavor’s corporate name from “Endeavor Acquisition Corp.” to “American Apparel, Inc.” upon consummation of the acquisition. The acquisition will not be consummated unless the proposal to change Endeavor’s name is approved at the meeting. If the acquisition proposal is not approved, the name change amendment will not be presented at the meeting.

In the judgment of Endeavor’s board of directors, the change of Endeavor’s corporate name is desirable to reflect Endeavor’s acquisition of American Apparel . The American Apparel name has been a recognized name in retail clothing industry for several years and has meaningful brand identity.

The approval of the name change amendment will require the affirmative vote of the holders of a majority of the outstanding shares of Endeavor common stock on the record date.

Stockholders will not be required to exchange outstanding stock certificates for new stock certificates if the amendment is adopted.

ENDEAVOR’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT ENDEAVOR’S STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE NAME CHANGE AMENDMENT. THE ACQUISITION PROPOSAL WILL NOT BE IMPLEMENTED IF THE NAME CHANGE AMENDMENT IS NOT APPROVED.

CAPITALIZATION AMENDMENT PROPOSAL

Pursuant to the Acquisition Agreement, we will increase the number of authorized shares of Endeavor common stock from 75,000,000 to 120,000,000 upon consummation of the acquisition. The acquisition will not be consummated unless the proposal to increase Endeavor’s capitalization is approved at the meeting. If the acquisition proposal is not approved, the capitalization amendment will not be presented at the meeting.

In the judgment of Endeavor’s board of directors, the increase in Endeavor’s capitalization is desirable and in Endeavor’s stockholders’ best interests. Currently, we have 19,910,745 shares of Endeavor’s common stock outstanding and we will be issuing up to an additional 32,258,065 shares of common stock upon consummation of the acquisition. Additionally, we have reserved 16,160,745 shares of common stock issuable upon exercise of warrants and 700,000 shares issuable upon exercise of the unit purchase option (and the warrants included therein) issued in Endeavor’s IPO. We will also need to reserve 2,710,000 shares of common stock in connection with Endeavor’s performance equity plan proposal discussed below. The authorization of additional shares of common stock will enable us to have the flexibility to authorize the issuance of shares of common stock in the future for financing Endeavor’s business, for acquiring other businesses, for forming strategic partnerships and alliances and for stock dividends and stock splits. As of the date of this proxy statement, Endeavor has no agreements or understandings with respect to any such financing, acquisition, strategic partnership, alliance, dividend or split.

While the board of Endeavor believes it in the best interest of Endeavor and its stockholders to increase Endeavor’s operating flexibility by increasing the amounts of its available capitalization, it should be noted that if the capitalization amendment proposal is approved, Endeavor will have a significant number of shares of capital stock available for use and unreserved for a specific purpose. This will enable the board of directors of Endeavor to issue a significant number of shares of common stock in their discretion without stockholder approval. Any such issuance could have a material dilutive effect on the then existing holders of Endeavor common stock. In addition, the board could utilize the available and unreserved common stock to prevent or discourage parties from seeking to acquire Endeavor or its common stock, including in a tender offer or other takeover bid that might otherwise enhance the value of the holdings of Endeavor stockholders.

The approval of the capitalization amendment will require the affirmative vote of the holders of a majority of the outstanding shares of Endeavor common stock on the record date.

ENDEAVOR’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT ENDEAVOR’S STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE CAPITALIZATION AMENDMENT. THE ACQUISITION PROPOSAL WILL NOT BE IMPLEMENTED IF THE CAPITALIZATION AMENDMENT IS NOT APPROVED.

ARTICLE SIXTH AMENDMENT PROPOSAL

Pursuant to the Acquisition Agreement, we will remove the preamble and sections A through D, inclusive, of Article Sixth of Endeavor’s certificate of incorporation and redesignate section E of Article Sixth as Article Sixth upon consummation of the acquisition. If the acquisition proposal is not approved, the Article Sixth amendment will not be presented at the meeting.

The current Article SIXTH of Endeavor’s certificate of incorporation reads as follows:

SIXTH: The following provisions (A) through (E) shall apply during the period commencing upon the filing of this Certificate of Incorporation and terminating upon the consummation of any “Business Combination,” and may not be amended prior to the consummation of any Business Combination. A “Business Combination” shall mean the acquisition by the Corporation, whether by merger, capital stock exchange, asset or stock acquisition or other similar type of transaction, of an operating business in the healthcare, or healthcare related, industry (“Target Business”).

A. Prior to the consummation of any Business Combination, the Corporation shall submit such Business Combination to its stockholders for approval regardless of whether the Business Combination is of a type which normally would require such stockholder approval under the GCL. In the event that a majority of the IPO Shares (defined below) cast at the meeting to approve the Business Combination are voted for the approval of such Business Combination, the Corporation shall be authorized to consummate the Business Combination; provided that the Corporation shall not consummate any Business Combination if 20% or more in interest of the holders of IPO Shares exercise their conversion rights described in paragraph B below.

B. In the event that a Business Combination is approved in accordance with the above paragraph (A) and is consummated by the Corporation, any stockholder of the Corporation holding shares of Common Stock (“IPO Shares”) issued in the Corporation’s initial public offering (“IPO”) of securities who voted against the Business Combination may, contemporaneous with such vote, demand that the Corporation convert his IPO Shares into cash. If so demanded, the Corporation shall, promptly after consummation of the Business Combination, convert such shares into cash at a per share conversion price equal to the quotient determined by dividing (i) the amount in the Trust Fund (as defined below), inclusive of any interest thereon, calculated as of two business days prior to the consummation of the Business Combination, by (ii) the total number of IPO Shares. “Trust Fund” shall mean the trust account established by the Corporation at the consummation of its IPO and into which a certain amount of the net proceeds of the IPO are deposited.

C. In the event that the Corporation does not consummate a Business Combination by the later of (i) 18 months after the consummation of the IPO or (ii) 24 months after the consummation of the IPO in the event that either a letter of intent, an agreement in principle or a definitive agreement to complete a Business Combination was executed but was not consummated within such 18 month period (such later date being referred to as the “Termination Date”), the officers of the Corporation shall take all such action necessary to dissolve and liquidate the Corporation as soon as reasonably practicable. In the event that the Corporation is so dissolved and liquidated, only the holders of IPO Shares shall be entitled to receive liquidating distributions and the Corporation shall pay no liquidating distributions with respect to any other shares of capital stock of the Corporation.

D. A holder of IPO Shares shall be entitled to receive distributions from the Trust Fund only in the event of a liquidation of the Corporation or in the event he demands conversion of his shares in accordance with paragraph B, above. In no other circumstances shall a holder of IPO Shares have any right or interest of any kind in or to the Trust Fund.

E. The Board of Directors shall be divided into three classes: Class A, Class B and Class C. The number of directors in each class shall be as nearly equal as possible. At the first election of directors by the incorporator, the incorporator shall elect a Class C director for a term expiring at the Corporation’s third Annual Meeting of Stockholders. The Class C director shall then appoint additional Class A, Class B and Class C directors, as necessary. The directors in Class A shall be elected for a term expiring at the first Annual Meeting of Stockholders, the directors in Class B shall be elected for a term expiring at the second Annual Meeting of Stockholders and the directors in Class C shall be elected for a term expiring at the third Annual Meeting of Stockholders. Commencing at the first Annual Meeting of Stockholders, and at each annual meeting thereafter, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election. Except as the GCL may otherwise require, in the interim between annual meetings of stockholders or special meetings of stockholders called for the election of directors and/or the removal of one or more directors and the filling of any vacancy in that connection, newly created directorships and any vacancies in the Board of Directors, including unfilled vacancies resulting from the removal of directors for cause, may be filled by the vote of a majority of the remaining directors then in office, although less than a quorum (as defined in the Corporation’s Bylaws), or by the sole remaining director. All directors shall hold office until the expiration of their respective terms of office and until their successors shall have been elected and qualified. A director elected to fill a vacancy resulting from the death, resignation or removal of a director shall serve for the remainder of the full term of the director whose death, resignation or removal shall have created such vacancy and until his successor shall have been elected and qualified.

Article SIXTH of Endeavor’s amended and restated certificate of incorporation will be restated as follows:

SIXTH: The Board of Directors shall be divided into three classes: Class A, Class B and Class C. The number of directors in each class shall be as nearly equal as possible. The directors in Class A shall be elected for a term expiring at the first annual meeting of stockholders, the directors in Class B shall be elected for a term expiring at the second annual meeting of stockholders and the directors in Class C shall be elected for a term expiring at the third annual meeting of stockholders. Commencing at the first annual meeting of stockholders, and at each annual meeting thereafter, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election. Except as the GCL may otherwise require, in the interim between annual meetings of stockholders or special meetings of stockholders called for the election of directors and/or the removal of one or more directors and the filling of any vacancy in that connection, newly created directorships and any vacancies in the Board of Directors, including unfilled vacancies resulting from the removal of directors for cause, may be filled by the vote of a majority of the remaining directors then in office, although less than a quorum (as defined in the Corporation’s Bylaws), or by the sole remaining director. All directors shall hold office until the expiration of their respective terms of office and until their successors shall have been elected and qualified. A director elected to fill a vacancy resulting from the death, resignation or removal of a director shall serve for the remainder of the full term of the director whose death, resignation or removal shall have created such vacancy and until his successor shall have been elected and qualified.

In the judgment of Endeavor’s board of directors, the Article Sixth amendment is desirable, as sections A through D relate to the operation of Endeavor as a blank check company prior to the consummation of a business combination. Such sections will not be applicable upon consummation of the acquisition.

The approval of the Article Sixth amendment will require the affirmative vote of the holders of a majority of the outstanding shares of Endeavor common stock on the record date.

ENDEAVOR’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT ENDEAVOR’S STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE ARTICLE SIXTH AMENDMENT.

2007 PERFORMANCE EQUITY PLAN PROPOSAL

Background

Endeavor’s “2007 Performance Equity Plan” has been approved by Endeavor’s board of directors and will take effect upon consummation of the acquisition, provided that it is approved by the stockholders at the special meeting. We are submitting the plan to Endeavor’s stockholders for their approval in order to comply with American Stock Exchange policy and so that options granted under the plan may qualify for treatment as incentive stock options.

The plan reserves 2,710,000 shares of Endeavor common stock for issuance in accordance with its terms. The purpose of the plan is to enable Endeavor to offer its employees, officers, directors and consultants whose past, present and/or potential contributions to Endeavor have been, are or will be important to the success of Endeavor, an opportunity to acquire a proprietary interest in Endeavor. The various types of incentive awards that may be provided under the plan will enable Endeavor to respond to changes in compensation practices, tax laws, accounting regulations and the size and diversity of its business.

All officers, directors and employees of American Apparel and Endeavor will be eligible to be granted awards under the plan. No allocations of shares that may be subject to awards have been made in respect of the executive officers or any other group. All awards will be subject to the recommendations of the compensation committee and approval by the board of directors or the compensation committee.

A summary of the principal features of the plan is provided below, but is qualified in its entirety by reference to the full text of the plan, which is attached to this proxy statement as Annex C.

Administration

The plan will be administered by Endeavor’s board or compensation committee thereof. Subject to the provisions of the plan, the board or committee determines, among other things, the persons to whom from time to time awards may be granted, the specific type of awards to be granted, the number of shares subject to each award, share prices, any restrictions or limitations on the awards, and any vesting, exchange, deferral, surrender, cancellation, acceleration, termination, exercise or forfeiture provisions related to the awards.

Stock Subject to the Plan

Shares of stock subject to other awards that are forfeited or terminated will be available for future award grants under the plan. If a holder pays the exercise price of a stock option by surrendering any previously owned shares of common stock or arranges to have the appropriate number of shares otherwise issuable upon exercise withheld to cover the withholding tax liability associated with the stock option exercise, then in the Board’s or the committee’s discretion, the number of shares available under the plan may be increased by the lesser of the number of such surrendered shares and shares used to pay taxes and the number of shares purchased under the stock option.

Under the plan, on a change in the number of shares of Endeavor’s common stock as a result of a dividend on shares of common stock payable in shares of common stock, common stock split or reverse split or other extraordinary or unusual event that results in a change in the shares of common stock as a whole, the board or committee may determine whether the change requires equitably adjusting the terms of the award or the aggregate number of shares reserved for issuance under the plan.

Eligibility

Endeavor may grant awards under the plan to employees, officers, directors and consultants who are deemed to have rendered, or to be able to render, significant services to Endeavor and who are deemed to have contributed, or to have the potential to contribute, to Endeavor’s success. Notwithstanding anything to the contrary, the Company shall not grant to any one holder in any one calendar year awards for more than 200,000 shares in the aggregate.

Types of Awards

Options. The plan provides both for “incentive” stock options as defined in Section 422 of the Internal Revenue Code of 1986, as amended, and for options not qualifying as incentive options, both of which may be granted with any other stock-based award under the plan. The board or committee determines the exercise price per share of common stock purchasable under an incentive or non-qualified stock option, which may not be less than 100% of the fair market value on the day of the grant or, if greater, the par value of a share of common stock. However, the exercise price of an incentive stock option granted to a person possessing more than 10% of the total combined voting power of all classes of Endeavor’s stock may not be less than 110% of the fair market value on the date of grant. The number of shares covered by incentive stock options that may be exercised by any participant during any calendar year cannot have an aggregate fair market value in excess of $100,000, measured at the date of grant.

An incentive stock option may only be granted within a ten-year period from the date of the consummation of acquisition and may only be exercised within ten years from the date of the grant, or within five years in the case of an incentive stock option granted to a person who, at the time of the grant, owns common stock possessing more than 10% of the total combined voting power of all classes of Endeavor’s stock. Subject to any limitations or conditions the board or committee may impose, stock options may be exercised, in whole or in part, at any time during the term of the stock option by giving written notice of exercise to us specifying the number of shares of common stock to be purchased. The notice must be accompanied by payment in full of the purchase price, either in cash or, if provided in the agreement, in Endeavor’s securities or any combination of the two.

Generally, stock options granted under the plan may not be transferred other than by will or by the laws of descent and distribution and all stock options are exercisable during the holder’s lifetime, or in the event of legal incapacity or incompetency, the holder’s guardian or legal representative. However, a holder, with the approval of the board or committee, may transfer a non-qualified stock option by gift to a family member of the holder, by domestic relations order to a family member of the holder or by transfer to an entity in which more than fifty percent of the voting interests are owned by family members of the holder or the holder, in exchange for an interest in that entity.

Generally, if the holder is an employee, no stock options granted under the plan may be exercised by the holder unless he or she is employed by Endeavor or a subsidiary of Endeavor at the time of the exercise and has been so employed continuously from the time the stock options were granted. However, in the event the holder’s employment is terminated due to disability, the holder may still exercise his or her vested stock options for a period of 12 months or such other greater or lesser period as the board or committee may determine, from the date of termination or until the expiration of the stated term of the stock option, whichever period is shorter. Similarly, should a holder die while employed by us or a subsidiary, his or her legal representative or legatee under his or her will may exercise the decedent holder’s vested stock options for a period of 12 months from the date of his or her death, or such other greater or lesser period as the board or committee may determine or until the expiration of the stated term of the stock option, whichever period is shorter. If the holder’s employment is terminated for any reason other than death, disability or normal retirement, the stock option will automatically terminate, except that if the holder’s employment is terminated by us without cause or due to normal retirement, then the portion of any stock option that has vested on the date of termination may be exercised for the lesser of three months after termination of employment, or the balance of the stock option’s term.

Stock Appreciation Rights. Under the plan, Endeavor may grant stock appreciation rights to participants who have been, or are being, granted stock options under the plan as a means of allowing the participants to exercise their stock options without the need to pay the exercise price in cash. In conjunction with non-qualified stock options, stock appreciation rights may be granted either at or after the time of the grant of the non-qualified stock options. In conjunction with incentive stock options, stock appreciation rights may be granted only at the time of the grant of the incentive stock options. A stock appreciation right entitles the holder to receive a number of shares of common stock having a fair market value equal to the excess fair market value of one share of common stock over the exercise price of the related stock option, multiplied by the number of shares subject to the stock appreciation rights. The granting of a stock appreciation right will not affect the number of shares of common stock available for awards under the plan. The number of shares available for awards under the plan will, however, be reduced by the number of shares of common stock acquirable upon exercise of the stock option to which the stock appreciation right relates.

Restricted Stock. Under the plan, Endeavor may award shares of restricted stock either alone or in addition to other awards granted under the plan. The board or committee determines the persons to whom grants of restricted stock are made, the number of shares to be awarded, the price if any to be paid for the restricted stock by the person receiving the stock from us, the time or times within which awards of restricted stock may be subject to forfeiture, the vesting schedule and rights to acceleration thereof, and all other terms and conditions of the restricted stock awards.

Restricted stock awarded under the plan may not be sold, exchanged, assigned, transferred, pledged, encumbered or otherwise disposed of, other than to us, during the applicable restriction period. In order to enforce these restrictions, the plan requires that all shares of restricted stock awarded to the holder remain in Endeavor’s physical custody until the restrictions have terminated and all vesting requirements with respect to the restricted stock have been fulfilled. Other than regular cash dividends and other cash equivalent distributions as we may designate, pay or distribute, we will retain custody of all distributions made or declared with respect to the restricted stock during the restriction period. A breach of any restriction regarding the restricted stock will cause a forfeiture of the restricted stock and any retained distributions. Except for the foregoing restrictions, the holder will, even during the restriction period, have all of the rights of a stockholder, including the right to receive and retain all regular cash dividends and other cash equivalent distributions as we may designate, pay or distribute on the restricted stock and the right to vote the shares.

Deferred Stock. Under the plan, Endeavor may award shares of deferred stock either alone or in addition to other awards granted under the plan. The board or committee determines the eligible persons to whom, and the time or times at which, deferred stock will be awarded, the number of shares of deferred stock to be awarded to any person, the duration of the period during which, and the conditions under which, receipt of the stock will be deferred, and all the other terms and conditions of deferred stock awards.

Deferred stock awards granted under the plan may not be sold, exchanged, assigned, transferred, pledged, encumbered or otherwise disposed of other than to Endeavor during the applicable deferral period. The holder shall not have any rights of a stockholder until the expiration of the applicable deferral period and the issuance and delivery of the certificates representing the common stock. The holder may request to defer the receipt of a deferred stock award for an additional specified period or until a specified event. This request must generally be made at least one year prior to the expiration of the deferral period for the deferred stock award.

Stock Reload Options. Under the plan, Endeavor may grant stock reload options to a holder who tenders shares of common stock to pay the exercise price of a stock option or arranges to have a portion of the shares otherwise issuable upon exercise withheld to pay the applicable withholding taxes. A stock reload option permits a holder who exercises a stock option by delivering stock owned by the holder for a minimum of six months to receive a new stock option at the current market price for the same number of shares delivered to exercise the option. The board or committee determines the terms, conditions, restrictions and limitations of the stock reload options. The exercise price of stock reload options shall be the fair market value as of the date of exercise of the underlying option. Unless otherwise determined, a stock reload option may be exercised commencing one year after it is granted and expires on the expiration date of the underlying option.

Other Stock-Based Awards. Under the plan, Endeavor may grant other stock-based awards, subject to limitations under applicable law, that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, shares of common stock, as deemed consistent with the purposes of the plan. These other stock-based awards may be in the form of purchase rights, shares of common stock awarded that are not subject to any restrictions or conditions, convertible or exchangeable debentures or other rights convertible into shares of common stock and awards valued by reference to the value of securities of, or the performance of, one of Endeavor’s subsidiaries. These other stock-based awards may be awarded either alone, in addition to, or in tandem with any other awards under the plan or any of Endeavor’s other plans.

Accelerated Vesting and Exercisability. Unless otherwise provided in the grant of an award, if any “person,” as defined in Sections 13(d) and 14(d) of the Securities and Exchange Act of 1934, as amended (“Exchange Act”), is or becomes the “beneficial owner,” as referred in Rule 13d-3 under the Exchange Act, directly or indirectly, of Endeavor’s securities representing 50% or more of the combined voting power of Endeavor’s then outstanding voting securities in one or more transactions, and Endeavor’s board of directors does not authorize or approve the acquisition, then the vesting periods with respect to awards granted and outstanding under the plan will be accelerated and will immediately vest, and each participant of an award will have the immediate right to purchase and receive all shares of Endeavor’s common stock subject to the award in accordance with the terms set forth in the plan and in the corresponding award agreements.

Unless otherwise provided in the grant of an award, the compensation committee may, in the event of an acquisition of substantially all of Endeavor’s assets or at least 50% of the combined voting power of Endeavor’s then outstanding securities in one or more transactions, including by way of merger or reorganization, which has been approved by Endeavor’s board of directors, accelerate the vesting of any and all awards granted and outstanding under the plan.

Repurchases. Unless otherwise provided in the grant of an award, the compensation committee may, in the event of an acquisition of substantially all of Endeavor’s assets or at least 50% of the combined voting power of Endeavor’s then outstanding securities in one or more transactions, including by way of merger or reorganization, which has been approved by Endeavor’s board of directors, require a holder of any award granted under the plan to relinquish the award to Endeavor upon payment by Endeavor to the holder of cash in an amount equal to the fair market value of the award or $0.01 per share for awards that are out-of-the money.

Competition; Solicitation of Customers and Employees; Disclosure of Confidential Information

If a holder’s employment with Endeavor or a subsidiary of Endeavor is terminated for any reason whatsoever and within 12 months after the date of termination, the holder either:

•	accepts employment with any competitor of, or otherwise engages in competition with, Endeavor,

•

solicits any of Endeavor’s customers or employees to do business with or render services to the holder or any business with which the holder becomes affiliated or to which the holder renders services, or

•	uses or discloses to anyone outside Endeavor any of Endeavor’s confidential information or material in violation of Endeavor’s policies or any agreement between Endeavor and the holder,

the board or the committee may require the holder to return to Endeavor the economic value of any award that was realized or obtained by the holder at any time during the period beginning on the date that is 12 months prior to the date the holder’s employment with Endeavor is terminated.

Withholding Taxes

Upon the exercise of any award granted under the plan, the holder may be required to remit to Endeavor an amount sufficient to satisfy all federal, state and local withholding tax requirements prior to delivery of any certificate or certificates for shares of common stock.

Term and Amendments

Unless terminated by the board, the plan shall continue to remain effective until no further awards may be granted and all awards granted under the plan are no longer outstanding. Notwithstanding the foregoing, grants of incentive stock options may be made only until ten years from the date of the consummation of the acquisition. The board may at any time, and from time to time, amend the plan, provided that no amendment will be made that would impair the rights of a holder under any agreement entered into pursuant to the plan without the holder’s consent.

Federal Income Tax Consequences

The following discussion of the federal income tax consequences of participation in the plan is only a summary of the general rules applicable to the grant and exercise of stock options and other awards and does not give specific details or cover, among other things, state, local and foreign tax treatment of participation in the plan. The information contained in this section is based on present law and regulations, which are subject to being changed prospectively or retroactively.

Incentive stock options. Participants will recognize no taxable income upon the grant or exercise of an incentive stock option. The participant will realize no taxable income when the incentive stock option is exercised if the participant has been an employee of Endeavor or any of Endeavor’s subsidiaries at all times from the date of the grant until three months before the date of exercise, one year if the participant is disabled. The excess, if any, of the fair market value of the shares on the date of exercise of an incentive stock option over the exercise price will be treated as an item of adjustment for a participant’s taxable year in which the exercise occurs and may result in an alternative minimum tax liability for the participant. Endeavor will not qualify for any deduction in connection with the grant or exercise of incentive stock options. Upon a disposition of the shares after the later of two years from the date of grant or one year after the transfer of the shares to a participant, the participant will recognize the difference, if any, between the amount realized and the exercise price as long-term capital gain or long-term capital loss, as the case may be, if the shares are capital assets.

If common stock acquired upon the exercise of an incentive stock option is disposed of prior to the expiration of the holding periods described above: the participant will recognize ordinary compensation income in the taxable year of disposition in an amount equal to the excess, if any, of the lesser of the fair market value of the shares on the date of exercise or the amount realized on the disposition of the shares, over the exercise price paid for the shares; and Endeavor will qualify for a deduction equal to any amount recognized, subject to the limitation that the compensation be reasonable.

In the case of a disposition of shares earlier than two years from the date of the grant or in the same taxable year as the exercise, where the amount realized on the disposition is less than the fair market value of the shares on the date of exercise, there will be no adjustment since the amount treated as an item of adjustment, for alternative minimum tax purposes, is limited to the excess of the amount realized on the disposition over the exercise price, which is the same amount included in regular taxable income.

Non-incentive stock options.

With respect to non-incentive stock options:

•	upon grant of the stock option, the participant will recognize no income provided that the exercise price was not less than the fair market value of Endeavor’s common stock on the date of grant;

•

upon exercise of the stock option, if the shares of common stock are not subject to a substantial risk of forfeiture, the participant will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price, and Endeavor will qualify for a deduction in the same amount, subject to the requirement that the compensation be reasonable; and

•	Endeavor will be required to comply with applicable federal income tax withholding requirements with respect to the amount of ordinary compensation income recognized by the participant.

On a disposition of the shares, the participant will recognize gain or loss equal to the difference between the amount realized and the sum of the exercise price and the ordinary compensation income recognized. The gain or loss will be treated as capital gain or loss if the shares are capital assets and as short-term or long-term capital gain or loss, depending upon the length of time that the participant held the shares.

If the shares acquired upon exercise of a non-incentive stock option are subject to a substantial risk of forfeiture, the participant will recognize ordinary income at the time when the substantial risk of forfeiture is removed, unless the participant timely files under Section 83(b) of the Code to elect to be taxed on the receipt of shares, and Endeavor will qualify for a corresponding deduction at that time. The amount of ordinary income will be equal to the excess of the fair market value of the shares at the time the income is recognized over the amount, if any, paid for the shares.

Stock appreciation rights. Upon the grant of a stock appreciation right, the participant recognizes no taxable income and Endeavor receives no deduction. The participant recognizes ordinary income and Endeavor receives a deduction at the time of exercise equal to the cash and fair market value of common stock payable upon the exercise.

Restricted stock. A participant who receives restricted stock will recognize no income on the grant of the restricted stock and Endeavor will not qualify for any deduction. At the time the restricted stock is no longer subject to a substantial risk of forfeiture, a participant will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the restricted stock at the time the restriction lapses over the consideration paid for the restricted stock. A participant’s shares are treated as being subject to a substantial risk of forfeiture so long as his or her sale of the shares at a profit could subject him or her to a suit under Section 16(b) of the Exchange Act. The holding period to determine whether the participant has long-term or short-term capital gain or loss begins when the restriction period expires, and the tax basis for the shares will generally be the fair market value of the shares on this date.

A participant may elect under Section 83(b) of the Code, within 30 days of the transfer of the restricted stock, to recognize ordinary compensation income on the date of transfer in an amount equal to the excess, if any, of the fair market value on the date of transfer of the shares of restricted stock, as determined without regard to the restrictions, over the consideration paid for the restricted stock. If a participant makes an election and thereafter forfeits the shares, no ordinary loss deduction will be allowed. The forfeiture will be treated as a sale or exchange upon which there is realized loss equal to the excess, if any, of the consideration paid for the shares over the amount realized on such forfeiture. The loss will be a capital loss if the shares are capital assets. If a participant makes an election under Section 83(b), the holding period will commence on the day after the date of transfer and the tax basis will equal the fair market value of shares, as determined without regard to the restrictions, on the date of transfer.

On a disposition of the shares, a participant will recognize gain or loss equal to the difference between the amount realized and the tax basis for the shares.

Whether or not the participant makes an election under Section 83(b), Endeavor generally will qualify for a deduction, subject to the reasonableness of compensation limitation, equal to the amount that is taxable as ordinary income to the participant, in the taxable year in which the income is included in the participant’s gross income. The income recognized by the participant will be subject to applicable withholding tax requirements.

Dividends paid on restricted stock that is subject to a substantial risk of forfeiture generally will be treated as compensation that is taxable as ordinary compensation income to the participant and will be deductible by Endeavor, subject to the reasonableness limitation. If, however, the participant makes a Section 83(b) election, the dividends will be treated as dividends and taxable as ordinary income to the participant, but will not be deductible by Endeavor.

Deferred stock. A participant who receives an award of deferred stock will recognize no income on the grant of the award. However, he or she will recognize ordinary compensation income on the transfer of the deferred stock, or the later lapse of a substantial risk of forfeiture to which the deferred stock is subject, if the participant does not make a Section 83(b) election, in accordance with the same rules as discussed above under the caption “Restricted Stock.”

Other stock-based awards. The federal income tax treatment of other stock-based awards will depend on the nature and restrictions applicable to the award.

Certain Awards Deferring or Accelerating the Receipt of Compensation. Section 409A of the Code, enacted as part of the American Jobs Creation Act of 2004, imposes certain new requirements applicable to “nonqualified deferred compensation plans.” If a nonqualified deferred compensation plan subject to Section 409A fails to meet, or is not operated in accordance with, these new requirements, then all compensation deferred under the plan may become immediately taxable. Stock appreciation rights and deferred stock awards that may be granted under the plan may constitute deferred compensation subject to the Section 409A requirements. It is Endeavor’s intention that any award agreement governing awards subject to Section 409A will comply with these new rules.

Recommendation and Vote Required

Approval of Endeavor’s performance equity plan will require the affirmative vote of the holders of a majority of the outstanding shares of Endeavor’s common stock represented in person or by proxy and entitled to vote at the meeting.

ENDEAVORS BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT ENDEAVOR’S STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE 2007 PERFORMANCE EQUITY PLAN.

THE ADJOURNMENT PROPOSAL

The adjournment proposal allows Endeavor’s board of directors to submit a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation of proxies in the event, based on the tabulated votes, there are not sufficient votes at the time of the special meeting to approve the consummation of the acquisition. In no event will Endeavor solicit proxies to adjourn the special meeting or consummate the acquisition beyond the date by which it may properly do so under its certificate of incorporation and Delaware law.

Consequences if Adjournment Proposal Is Not Approved

If an adjournment proposal is presented to the meeting and is not approved by the stockholders, Endeavor’s board of directors may not be able to adjourn the special meeting to a later date in the event, based on the tabulated votes, there are not sufficient votes at the time of the special meeting to approve the consummation of the acquisition. In such event, Endeavor will be required to liquidate.

Required Vote

Adoption of the adjournment proposal requires the affirmative vote of a majority of the issued and outstanding shares of Endeavor’s common stock represented in person or by proxy at the meeting. Adoption of the adjournment proposal is not conditioned upon the adoption of any of the other proposals.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE APPROVAL OF AN ADJOURNMENT PROPOSAL, IF PRESENTED.

OTHER INFORMATION RELATED TO ENDEAVOR

Business of Endeavor

Endeavor was formed on July 22, 2005, to effect a merger, capital stock exchange, asset acquisition or other similar business combination with an unidentified operating business. Prior to executing the Acquisition Agreement with American Apparel, Endeavor’s efforts were limited to organizational activities, completion of its IPO and the evaluation of possible business combinations.

Offering Proceeds Held in Trust

Endeavor consummated its IPO on December 21, 2005. The net proceeds of the offering, including the exercise of the underwriters’ over-allotment option, and after payment of underwriting discounts and expenses were approximately $129 million. Of that amount, approximately $121 million was placed in the trust account and invested in government securities. The remaining proceeds have been used by Endeavor in its pursuit of a business combination. The trust account will not be released until the earlier of the consummation of a business combination or the liquidation of Endeavor. The trust account contained approximately $             as of             , 2007, the record date.

If the acquisition with American Apparel is consummated, the trust account will be released to Endeavor and used to pay various losses and expenses and other payments required in connection with the acquisition including:

•	amounts payable to Mr. Lim for direct purchase by Endeavor of his equity ownership of American Apparel, in the event Mr. Charney fails to affect the Lim Buyout;

•	amounts owed to stockholders of Endeavor who do not approve the acquisition and elect to convert their shares of common stock into their pro rata share of the trust account;

•	professional fees; and

•	other transaction costs

The remaining proceeds could potentially be used to pay off the existing debt of American Apparel; fund working capital increases going forward; acquire other businesses; pay dividends; or repurchase Endeavor common stock or warrants. Even if the existing debt is paid down, it is likely that American Apparel will continue to maintain available lines of credit on an asset-backed basis in order to fund working capital needs in the future.

Fair Market Value of Target Business

Pursuant to Endeavor’s certificate of incorporation, the initial target business that Endeavor acquires must have a fair market value equal to at least 80% of Endeavor’s net assets at the time of such acquisition. Endeavor’s board of directors determined that this test was met in connection with its acquisition of American Apparel. Further, Endeavor has received an opinion from Jefferies to the effect that the fair market value of American Apparel was at least equal to 80% of Endeavor’s net assets.

Stockholder Approval of Business Combination

The approval of the acquisition proposal will require the affirmative vote of holders of a majority of the shares of Endeavor common stock sold in Endeavor’s IPO that are present in person or represented by proxy and entitled to vote at the special meeting. If the holders of 20% or more of the shares of the common stock issued in Endeavor’s IPO both vote against the acquisition proposal and properly demand that Endeavor convert their shares into a pro rata portion of Endeavor’s trust account, calculated as of two business days prior to the anticipated date of the consummation of the acquisition, then the acquisition will not be consummated and Endeavor will be forced to liquidate. The Endeavor Inside Stockholders have agreed to vote their common stock they purchased prior to the IPO on the acquisition proposal in accordance with the vote of holders of a majority of the outstanding shares of Endeavor’s common stock. The Endeavor Inside Stockholders also have indicated that they intend to vote their Original Shares in favor of all other proposals being presented at the meeting. These Endeavor Inside Stockholders have also indicated they intend to vote any shares they acquired after the IPO for all of the proposals. As of the record date, the Endeavor Inside Stockholders have not acquired any additional shares of Endeavor common stock since the IPO.

Liquidation if No Business Combination

Endeavor’s certificate of incorporation provides for mandatory liquidation of Endeavor in the event that Endeavor does not consummate a business combination within 18 months from the date of consummation of its IPO, or 24 months from the consummation of the IPO if certain extension criteria have been satisfied. Such dates are June 21, 2007 and December 21, 2007, respectively. Endeavor signed a letter of intent with American Apparel on November 22, 2006 and signed a definitive acquisition agreement with American Apparel on December 18, 2006. As a result of having signed the letter of intent, Endeavor satisfied the extension criteria and now has until December 21, 2007 to complete the acquisition.

If Endeavor does not complete the acquisition by December 21, 2007, Endeavor will be dissolved pursuant to Section 275 of the Delaware General Corporation Law. In connection with such dissolution, the expected procedures of which are set forth below, Endeavor will distribute to all of its public stockholders, in proportion to their respective equity interests, an aggregate sum equal to the amount in the trust account, inclusive of any interest, plus remaining assets. The Endeavor Inside Stockholders have waived their rights to participate in any liquidation distribution with respect to shares of common stock owned by them immediately prior to the IPO. There will be no distribution from the trust account with respect to Endeavor’s warrants.

It is anticipated that, if Endeavor is unable to complete the business combination with American Apparel, the following will occur:

•

Endeavor’s board of directors will convene and adopt a specific plan of dissolution and liquidation, which it will then vote to recommend to Endeavor’s stockholders; at such time it will also cause to be prepared a preliminary proxy statement setting out such plan of dissolution and liquidation as well as the board’s recommendation of such plan;

•	Endeavor will promptly file a preliminary proxy statement with the Securities and Exchange Commission;

•

if the Securities and Exchange Commission does not review the preliminary proxy statement, then, 10 days following the filing of such preliminary proxy statement, Endeavor will mail the definitive proxy statement to its stockholders, and 10 to 20 days following the mailing of such definitive proxy statement, Endeavor will convene a meeting of its stockholders, at which they will vote on the plan of dissolution and liquidation; and

•

if the Securities and Exchange Commission does review the preliminary proxy statement, Endeavor currently estimates that it would receive their comments 30 days after the filing of such proxy statement. Endeavor would then mail the definitive proxy statement to its stockholders following the conclusion of the comment and review process (the length of which cannot be predicted with any certainty, and which may be substantial) and Endeavor will convene a meeting of its stockholders at which they will vote on the plan of dissolution and liquidation.

Endeavor expects that all costs associated with the implementation and completion of Endeavor’s plan of dissolution and liquidation will be funded by any remaining net assets not held in the trust account, although Endeavor cannot assure you that there will be sufficient funds for such purpose. If such funds are insufficient, it is anticipated that Endeavor’s management will advance the funds necessary to complete such dissolution and liquidation (currently anticipated to be no more than approximately $50,000).

Endeavor will not liquidate the trust account unless and until its stockholders approve such plan of dissolution and liquidation. Accordingly, the foregoing procedures may result in substantial delays in Endeavor’s liquidation and the distribution to its public stockholders of the funds in the trust account and any remaining net assets as part of Endeavor’s plan of dissolution and liquidation.

If Endeavor were to expend all of the net proceeds of the IPO, other than the proceeds deposited in the trust account, the per share liquidation price as of             , 2007, the record date, would be approximately $            , or $            less than the per-unit offering price of $8.00 in Endeavor’s IPO. The proceeds deposited in the trust account could, however, become subject to the claims of Endeavor’s creditors and there is no assurance that the actual per share liquidation price will not be less than $            , due to those claims. If Endeavor liquidates prior to the consummation of a business combination, Mr. Watson and Mr. Ledecky, chairman of the board and president, respectively, of Endeavor will be personally liable to pay debts and obligations to vendors and other entities that are owed money by Endeavor for services rendered or products sold to Endeavor, or to any target business, to the extent such creditors bring claims that would otherwise require payment from moneys in the trust account. There is no assurance, however, that they would be able to satisfy those obligations. However, because Endeavor was obligated to have, and subsequently did have, all vendors and service providers that we engaged and owe money to, and the prospective target businesses we had negotiated with, waive any right, title, interest or claim of any kind they may have had in or to any monies held in the trust account, Endeavor believes the likelihood of Messrs. Watson and Ledecky having to pay any such debts and obligations is minimal. Nevertheless, we cannot assure you that the per share distribution from the trust fund, if Endeavor liquidates, will not be less than $            , plus interest, then held in the trust fund due to claims of creditors.

Additionally, if Endeavor is forced to file a bankruptcy case or an involuntary bankruptcy case is filed against Endeavor that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in the bankruptcy estate and subject to the claims of third parties with priority over the claims of Endeavor’s stockholders. Also, in any such case, any distributions received by stockholders in Endeavor’s dissolution might be viewed under applicable debtor/creditor or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by Endeavor’s stockholders in the dissolution. Furthermore, because Endeavor intends to distribute the proceeds held in the trust account to its public stockholders as soon as possible after dissolution, this may be viewed or interpreted as giving preference to the public stockholders over any potential creditors with respect to access to or distributions from Endeavor’s assets. In addition, Endeavor’s board of directors may be viewed as having breached their fiduciary duties to Endeavor’s creditors or may have acted in bad faith, thereby exposing itself and Endeavor’s company to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors or complying with certain provisions of the DGCL with respect to the dissolution and liquidation. We cannot assure you that claims will not be brought against Endeavor for these reasons.

To the extent any bankruptcy or other claims deplete the trust account, we cannot assure you we will be able to return to Endeavor’s public stockholders at least $             per share.

Under Sections 280 through 282 of the DGCL, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. Pursuant to Section 280, if the corporation complies with certain procedures intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. Although Endeavor will seek stockholder approval to liquidate the trust account to its public stockholders as part of its plan of dissolution and liquidation, Endeavor will seek to conclude this process as soon as possible and as a result do not intend to comply with those procedures. Because we will not be complying with the foregoing provisions, Section 281(b) of the DGCL requires Endeavor to adopt a plan that will provide for Endeavor’s payment, based on facts known to it at such time, of (i) all existing claims, (ii) all pending claims and (iii) all claims that may be potentially brought against us within the subsequent 10 years. However, because Endeavor is a blank check company, rather than an operating company, and its operations have been limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from Endeavor’s vendors and service providers to which Endeavor owes money and potential target businesses, from all of which Endeavor has received agreements waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account. As a result, the claims that could be made against Endeavor will be significantly limited and the likelihood that any claim would result in any liability extending to the trust is remote. Nevertheless, such agreements may or may not be enforceable. As such, Endeavor’s stockholders could potentially be liable for any claims to the extent of distributions received by them in a dissolution and any liability of Endeavor’s stockholders may extend beyond the third anniversary of such dissolution. Accordingly, we cannot assure you that third parties will not seek to recover from Endeavor’s stockholders amounts owed to them by Endeavor.

Facilities

Endeavor maintains executive offices at 7 Times Square, 17th Floor, New York, New York, 10036. The cost for this space is included in a $7,500 per-month fee that Ironbound Partners Fund LLC (“Ironbound Partners) charges Endeavor for general and administrative services. Ironbound Partners is an affiliate of Jonathan Ledecky, Endeavor’s president and secretary. Endeavor believes, based on rents and fees for similar services in the New York, New York area, that the fees charged by Ironbound Partners are at least as favorable as Endeavor could have obtained from an unaffiliated person. Endeavor considers its current office space adequate for current operations.

Employees

Endeavor has two executive officers, each of whom also serves on Endeavor’s board of directors. These individuals are not obligated to contribute any specific number of hours per week and devote only as much time as they deem necessary to Endeavor’s affairs. Endeavor does not intend to have any full time employees prior to the consummation of the acquisition.

Periodic Reporting and Audited Financial Statements

Endeavor has registered its securities under the Securities Exchange Act of 1934 and has reporting obligations, including the requirement to file annual and quarterly reports with the SEC. In accordance with the requirements of the Securities Exchange Act of 1934, Endeavor’s annual reports contain financial statements audited and reported on by Endeavor’s independent accountants. Endeavor has filed with the Securities and Exchange Commission a Form 10-K covering the fiscal year ended December 31, 2006 and its most recent Form 10-Q covering the fiscal quarter ended March 31, 2007.

Legal Proceedings

There are no legal proceedings pending against Endeavor.

Plan of Operations

The following discussion should be read in conjunction with Endeavor’s audited December 31, 2006 and unaudited March 31, 2007 financial statements and related notes thereto included elsewhere in this proxy statement.

Endeavor was formed on July 22, 2005 to serve as a vehicle to effect a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business. Endeavor intends to utilize cash derived from the proceeds of its recently completed public offering, its capital stock, debt or a combination of cash, capital stock and debt, in effecting a business combination.

Endeavor consummated its initial public offering on December 21, 2005. All activity from July 22, 2005 through December 21, 2005 related to Endeavor’s formation and its initial public offering. Since December 21, 2005, Endeavor has been searching for prospective target businesses to acquire.

Endeavor had net income of $763,452 for the three months ended March 31, 2007 (unaudited) consisting of $1,034,195 of dividend interest income, offset by $270,743 of general, selling and administrative expenses.

Endeavor had net income of $2,870,136 for the year ended December 31, 2006 consisting of $3,974,013 of dividend interest income, offset by $1,101,412 of general, selling and administrative expenses and $2,465 of income tax expense.

For the period from July 22, 2005 (inception) to March 31, 2007 (unaudited), Endeavor had net income of $3,687,903 consisting of $5,126,407 of dividend interest income, offset by $1,438,504 of general, selling and administrative expenses.

Endeavor had net income of $54,315 for the period July 22, 2005 (inception) to December 31, 2005 consisting of $4,092,212 of dividend interest income, offset by $63,233 of general, selling and administrative expenses and $651 of income tax expense.

Upon consummation of Endeavor’s initial public offering (“Offering”), $121,030,234 of the net proceeds was deposited in trust, with the remaining net proceeds of $1,316,746 becoming available to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. Endeavor has used substantially all of the net proceeds of our initial public offering not held in trust to identify and evaluate prospective acquisition candidates, select the target business, and structure, negotiate and consummate the business combination. Endeavor intends to utilize our cash, including the funds held in the trust fund, capital stock, debt or a combination of the foregoing to effect a business combination. To the extent that Endeavor’s capital stock or debt securities are used in whole or in part as consideration to effect a business combination, the proceeds held in the trust fund as well as any other available cash will be used to finance the operations of the target business.

At March 31, 2007, Endeavor had current assets (excluding cash held in the trust fund) of $283,014 and current liabilities of $605,157, leaving us with working capital deficit of $322,143, net of $126,145,536 of cash held in trust.

As indicated in Endeavor’s accompanying financial statements, such financial statements have been prepared assuming that Endeavor will continue as a going concern. As discussed elsewhere in this proxy statement, Endeavor is required to consummate a business combination by December 21, 2007. The possibility that the acquisition of American Apparel will not be consummated raises substantial doubt about Endeavor’s ability to continue as a going concern, and the financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Endeavor is obligated to pay to Ironbound Partners a monthly fee of $7,500 for general and administrative services.

In connection with our initial public offering, Endeavor issued an option, for $100, to Ladenburg Thalmann to purchase 350,000 Units at an exercise price of $10.00 per Unit, with each Unit consisting of one share of common stock and one warrant. Endeavor accounted for the fair value of the option, inclusive of the receipt of the $100 cash payment, as an expense of the public offering resulting in a charge directly to stockholders’ equity. Endeavor estimated that the fair value of this option was approximately $703,500 ($2.01 per Unit) using a Black-Scholes option-pricing model. The fair value of the option granted to Ladenburg Thalmann was estimated as of the date of grant using the following assumptions: (1) expected volatility of 52.7%, (2) risk-free interest rate of 4.43%, (3) expected life of two years and 30 days and (4) dividend rate of zero. The option may be exercised for cash or on a “cashless” basis, at the holder’s option, such that the holder may use the appreciated value of the option (the difference between the exercise prices of the option and the underlying warrants and the market price of the units and underlying securities) to exercise the option without the payment of any cash.

Endeavor reimburses its officers and directors for any reasonable out-of-pocket expenses incurred by them in connection with certain activities on Endeavor’s behalf such as identifying and investigating possible target businesses and business combinations. From Endeavor’s inception in July 2005, through the record date, Endeavor has reimbursed its officers and directors in the aggregate amount of approximately $            for expense incurred by them on Endeavor’s behalf.

Off-Balance Sheet Arrangements

There were no off-balance sheet arrangements during the period from July 22, 2005 (inception) through December 31, 2006, that have or are reasonably likely to have a current or future effect on Endeavor’s financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to Endeavor.

BUSINESS OF AMERICAN APPAREL

Overview

American Apparel is a vertically-integrated manufacturer, distributor, and retailer of branded fashion basic apparel. As of April 30, 2007, American Apparel operated 153 retail stores in 12 countries, including the United States, Canada, Mexico, England, Germany, France, Italy, Switzerland, the Netherlands, Israel, Japan and South Korea. American Apparel also operates a leading wholesale business that supplies t-shirts and other casual wear to distributors and screen printers. In addition to its retail stores and wholesale operations, American Apparel operates an online retail e-commerce website at www.americanapparelstore.com.

American Apparel operates principally out of its 800,000 square foot facility in downtown Los Angeles, which houses its executive offices, as well as its cutting, sewing, and distribution operations. American Apparel operates a knitting facility in Los Angeles, as well as a dyeing and finishing facility in Hawthorne, California. The company’s domestic manufacturing operations allow American Apparel to quickly respond to customer demand and react faster to changing fashion trends. The company’s products are noted for their quality and fit, and the company’s edgy, distinctive branding has differentiated it in the marketplace. “American Apparel®” is a registered trademark of American Apparel, Inc.

Core Business Strengths

American Apparel has relied on a number of core business strengths that it believes have contributed to its past success and will contribute to its future growth:

Design Vision

American Apparel’s design vision and aesthetic is intended to appeal to young, metropolitan adults by providing them with a core line of iconic, timeless styles offered year-round in a wide variety of colors at reasonable prices. Since its founding, American Apparel has operated with the belief that there is a large potential market among young adults for well-designed, high-quality reasonably-priced fashion basics. Led by Mr. Charney, the company’s in-house creative team has carefully developed the company’s product line and brand image.

Advertising and Branding

American Apparel attracts customers through internally-developed, edgy, high-impact, visual advertising campaigns which use print, outdoor, in-store, and electronic communication vehicles. These advertising campaigns communicate a distinct brand image that differentiates the company from its competitors and seek to establish a connection with the company’s customers. The company’s retail stores are an important part of American Apparel’s branding, and convey a modern, internationalist lifestyle. At various times, the company has also drawn attention to the “Made in USA” nature of its products and the “Sweatshop Free” environment in which the company’s garments are produced.

Speed to Market

The company’s vertically integrated business model, where manufacturing and various other elements of the company’s business processes are located in downtown Los Angeles, allows the company to play a role in originating and defining new and innovative trends in fashion, while enabling the company to quickly respond to market and customer demand for classic and new products. For the company’s wholesale segment, being able to fulfill large orders with quick turn around allows American Apparel to win business that might otherwise go to competitors. The ability to respond to the market quickly means that the company’s retail segment can deliver on-trend apparel in a timely manner, adhere to a policy of not discounting product at its retail stores and maximize sales on popular styles that may have otherwise sold out.

Quality

American Apparel has prided itself on its use of quality fabrics. American Apparel has a stringent quality control department that oversees the production of its garments and, with the recent acquisition of its own dyeing operation, American Apparel has the ability to exercise control over the entire process of creating its expanding line of clothing and accessories.

Broad Appeal

While initially targeted towards young, metropolitan adults in North America, the clean, simple styles and quality of the company’s garments have helped American Apparel appeal to various demographics across the world. The company believes that its appeal has been augmented by, and should continue to benefit from, the growing trend toward casual attire.

Growth Strategy

American Apparel has developed a growth strategy that is designed to capitalize on its strengths. The principal elements of this growth strategy are:

New Store Expansion

American Apparel is committed to expanding its presence in the North America while significantly increasing its store footprint in markets throughout Europe and Asia. American Apparel evaluates proposed sites based on traffic patterns, co-tenancies, average sales per square foot achieved by neighboring stores, lease economics, demographic characteristics and other factors considered important regarding the specific location. The company’s experience in overseas markets to date suggests that American Apparel’s brand concept is readily transferable.

New Merchandise Introduction

As American Apparel expands beyond its original product offering of t-shirts, the company is expanding the options available to its expanding customer base. American Apparel has strategically expanded its product offerings and intends to continue to introduce new merchandise to complement its existing products and draw in new customers, including denim, sweaters, jackets, and other products.

Continue In-Sourcing Manufacturing Processes

American Apparel has explored making strategic acquisitions to consolidate its manufacturing operations and continue to produce high quality products. In 2005, the company acquired a dyeing and finishing facility in Hawthorne, California. American Apparel believes that bringing certain elements of its production process in-house affords the company the opportunity to exert higher quality control while also lowering production costs. American Apparel intends to continue to pursue strategic opportunities to further consolidate its operations while maintaining its “Made in USA” status.

Improve Information Systems

American Apparel plans to implement an enterprise resources planning (“ERP”) system to replace, enhance and integrate many elements of its current information systems. The company currently operates a number of unrelated information technology systems which has resulted in operational inefficiencies and increased cost. It is anticipated that the implementation of this new system will be a multi-phased project, with the first phase covering manufacturing and production planning, and an estimated “go-live” date sometime in the first calendar quarter of 2008. Beyond the implementation of this ERP system, American Apparel believes that a continued focus on enhancing its information system will help optimize operations.

Manufacturing Operations

American Apparel conducts all of its manufacturing operations in the Los Angeles metropolitan area, and principally at its cutting and sewing facility in downtown Los Angeles.

American Apparel purchases yarn which is sent to knitters to be knit into greige fabric. The company currently conducts knitting operations in-house at its knitting facility in Los Angeles. The company operates circular and flat knitting machines at this facility, producing jersey, piqué, fleece and ribbing using cotton and cotton/polyester yarns. The company also utilizes third-party commission knitters. The company’s knitting facility knits approximately a third of the total fabric used in American Apparel’s garments, and employs a staff of approximately 70 people, as of March 31, 2007.

Knitted greige fabric produced at the Los Angeles facility or other commission knitters is batched for bleaching and dyeing and is taken to the company’s dyeing and finishing facility, or other local commission dyers. In some cases, dyed fabric is transferred to subcontractors for fabric laundering. The company’s dyeing and finishing facility dyes approximately a third of the total fabric used in American Apparel’s garments, and employs a staff of approximately 115 people, as of March 31, 2007.

All fabric is shipped to the company’s primary manufacturing facility in downtown Los Angeles where it is inspected and eventually cut on manual and automated cutting tables, and subsequently sewn into finished garments. Some fabric is purchased directly from third parties, along with all trims. Garments are sewn by teams of sewing operators typically ranging from 5-15 operators, depending on the complexity of a particular garment. Each sewing operator performs a different sewing operation on a garment before passing it to the next operator. Sewing operators are compensated on a modified piece-rate basis. Quality control personnel inspect finished garments for defects and reject any defective merchandise. American Apparel also manufactures some hosiery in-house at this facility, where it does knitting, inspection, and packing, and uses off-site contractors for washing and boarding. Approximately 2,300 employees are directly involved in the cutting, sewing, and hosiery operations at the downtown Los Angeles facility, as of March 31, 2007.

American Apparel maintains a warehouse and distribution center at its downtown Los Angeles facility where it stores fabric rolls, trims, and finished goods. The company also maintains warehouses in Montreal, Quebec, and Dusseldorf, Germany.

Retail

The retail segment consists of 153 retail stores in 12 countries, including the United States, Canada, Mexico, England, Germany, France, Italy, Switzerland, the Netherlands, Israel, Japan and Korea. American Apparel opened its first retail location in October 2003, in the Echo Park neighborhood of Los Angeles, California. American Apparel’s retail segment principally targets young adults aged 21 to 32 through its unique assortment of fashionable clothing and accessories and its compelling in-store experience. American Apparel has established a reputation with its customers, who are culturally sophisticated, creative and independent-minded. The product offering includes women’s and men’s basic apparel and accessories, as well as new lines for children and pets. Stores average approximately 3,000 square feet of selling space. Our stores are located in large metropolitan areas, emerging neighborhoods, and select university communities.

American Apparel seeks to instill enthusiasm and dedication in store management personnel and sales associates through regular communication with the stores. Store personnel receive minimum hourly compensation and receive discretionary incentive compensation based on meeting sales and profitability benchmarks.

Wholesale

The wholesale segment sells to over a dozen authorized distributors and 10,000 screen printers and advertising specialty companies. These screen printers and advertising specialty companies decorate our blank product with corporate logos, brands and other images. Our decorator customers then sell imprinted sportswear and accessories to a highly diversified range of end-consumers, including companies, sporting venues, concert promoters, athletic leagues, and educational institutions, among others. In order to better serve customers, the company allows customers to order products by the piece, by the dozen, or in full case quantities. American Apparel also, to a lesser extent, fulfills custom and private-label orders.

American Apparel operates a call center out of its Los Angeles headquarters. The call center is staffed with approximately 40 customer service representatives initiating sales calls, answering incoming phone calls, emails, and faxes assisting customers in placing orders, checking stock levels, looking for price quotes or requesting adjustments. On average, the call center receives 800 calls daily and operates from Monday to Friday, 7am to 6pm.

While American Apparel operates primarily on a “make-to-stock” basis, manufacturing and maintaining a sufficient inventory of products to meet future demand, the company’s in-house manufacturing capacity also allows American Apparel to fulfill large orders in a timely fashion. The company levers its inventory position with a quick turn-around on customer orders. Credit approved orders to be shipped by ground service are generally shipped the same day when received before 4:30pm PT while those to be shipped by air are generally shipped the same day when received by 3:30pm PT. The majority of the company’s wholesale and internet consumer orders are processed within these parameters.

You can find more information about the financial results of each segment in Note 21 to the annual audited December 31, 2006 consolidated financial statements included in this proxy statement.

Brand, Advertising, and Marketing

American Apparel’s advertising and direct marketing initiatives have been developed to elevate brand awareness, increase customer acquisition and retention and support key growth strategies. American Apparel’s in-house creative team works to create edgy, high-impact, provocative ads which are produced year-round and are featured in leading national and local lifestyle publications, on billboards, and on specialty online websites. While the primary intent of this advertising is to support American Apparel’s retail and online retail segments, the company’s wholesale segment also benefits from the greater overall brand awareness generated by this advertising.

For the wholesale segment, American Apparel takes advantage of industry trade shows as an opportunity to expand and enhance customer relationships, exhibit its product offerings and share new promotions with customers. American Apparel participates in approximately two dozen trade shows annually. The company also produces an annual print catalog of its wholesale products, designed to be of the standard of high-end consumer retail catalogs with attractive models, appealing photographs and a clear display of products.

Product Development

American Apparel employs an in-house staff of designers and creative professionals whose mandate it is to develop compelling garments. Led by Mr. Charney, this team takes its inspiration from classic styles of the past, as well as the latest emerging trends in fashion seen on the streets of some of the most fashion-forward neighborhoods in the world. Even after a new style is launched, the company’s design team will often continue to update or renew it.

Intellectual Property

American Apparel trademarks and service marks, and certain other trademarks, have been registered, or are the subject of pending trademark applications with the United States Patent and Trademark Office and with the registries of many foreign countries and/or are protected by common law. In the United States, American Apparel is the registered owner of the “American Apparel,” “Classic Girl,” “Standard American,” “Classic Baby,” and “Sustainable Edition” trademarks, among others.

Competition; Customers

The specialty retail, online retail and the wholesale apparel businesses are each highly competitive. The apparel industry is characterized by rapid shifts in fashion, consumer demand, and competitive pressures, resulting in both price and demand volatility. American Apparel believes that its emphasis on quality fashion basics mitigates these factors.

American Apparel’s retail segment competes on the basis of, among other things, the location of the stores, the breadth, quality, style, and availability of merchandise, the level of customer service offered and price. While American Apparel believes that the fit and quality of its garments, as well as the broad variety of colors and styles of casual fashion basics that it offers, helps differentiate it, it competes against a wide variety of smaller, independent specialty stores, as well as department stores and national and international specialty chains. These competitors include The Gap, Urban Outfitters, H&M, Club Monaco, and French Connection. Many of American Apparel’s competitors have substantially greater name recognition as well as financial, marketing, and other resources.

Our wholesale business competes with numerous wholesale companies based on the quality, fashion, availability, and price of our wholesale product offerings. These competitors include Gildan Activewear, Hanes, Russell Athletic and Fruit of the Loom. Many of our wholesale business competitors have greater name recognition and financial and other resources.

Along with certain retail segment factors noted above, other key competitive factors for our online retail operations include the success or effectiveness of customer mailing lists, response rates, merchandise delivery and web site design and availability. Our online retail operations compete against numerous web sites, many of which may have a greater volume of web traffic, and greater financial, marketing and other resources.

Seasonality

American Apparel experiences seasonality in its operations. Historically, sales during the second and third fiscal quarters have generally been the highest, with sales during the first fiscal quarter the lowest. This reflects the combined impact of the seasonality of the wholesale and retail segments. Generally, the company’s retail segment has not experienced the same pronounced sales seasonality around the back-to-school and year-end holiday selling seasons as other retailers.

Employees

As of March 31, 2007, American Apparel employed a work force of approximately 5,800 employees worldwide. To ensure the company’s long-term success, American Apparel must attract, develop and retain skilled employees. This includes, but is not limited to manufacturing, retail, sales, creative, and executive employees. Competition for such employees can be intense. American Apparel’s success is dependent to a significant degree on the continued contributions of key employees, including Mr. Charney.

American Apparel views its employees as long-term investments and adheres to a philosophy of providing employees with decent working conditions in a technology-driven environment which allows the company to attain improved efficiency, while inspiring employee loyalty. American Apparel has emphasized its compensation structure and benefits package for manufacturing employees, which includes above-market wages, company-subsidized health insurance, free English language classes, free massage, free parking, as well as other benefits. The company also provides for a well-lit working environment that is properly ventilated and heated or cooled in its manufacturing facilities. These working conditions, as well as the company’s compensation and benefits package, are key elements in achieving the company’s desire to be an “employer of choice” in the Los Angeles area. American Apparel tries to provide for year-round employment, in contrast to the seasonality in production volumes experienced by other apparel companies which often result in seasonal layoffs. None of the employees are covered by a collective bargaining agreement. American Apparel has never had a strike or work stoppage and believes that its relations with its employees are excellent.

Information Technology

American Apparel is committed to utilizing technology to enhance its competitive position. The company’s information systems provide data for production, merchandising, distribution, retail stores and financial systems. The core business systems, which consist of both purchased and internally developed software, are accessed over a company-wide network providing corporate employees with access to key business applications.

To support the company’s growth, American Apparel has initiated a strategic review of its information systems. The company plans to implement the ERP system to replace, enhance and integrate many elements of its current information systems. The company currently operates a number of unrelated information technology systems that have resulted in operational inefficiencies and in some cases have increased costs. It is anticipated that the implementation of this new system will be a multi-phased project, with the first phase covering manufacturing and production planning, with an estimated “go-live” date sometime in the first quarter of calendar 2008. If the company fails to properly execute or misses critical deadlines in the implementation of this new system, it could experience serious disruption and harm to the business.

American Apparel dedicates a significant portion of its information technology resources to web services, which includes the operation of the corporate website at www.americanapparel.net and the online retail site at www.americanapparelstore.com.

Properties

The following table sets forth the location and use of each of our principal non-retail properties, which are all leased:

Location	Use
Los Angeles, California	Executive offices, sewing, cutting, and distribution
Los Angeles, California	Knitting facility
Hawthorne, California	Dyeing and finishing facilities
Montreal, Quebec	Executive offices, distribution
Dusseldorf, Germany	Offices, distribution
London, England	Offices
Tokyo, Japan	Offices
Seoul, South Korea	Offices

All of American Apparel’s retail stores are well maintained and in good operating condition. The company’s retail stores are typically leased for a term of five to ten years with renewal options for an additional five to ten years. Most of these leases provide for base rent, as well as maintenance and common area charges, real estate taxes and certain other expenses. Selling space of opened stores will sometimes change due to store renovations that modify space utilization, use of staircases, cash registers configuration, and other factors. As well, a number of American Apparel store locations have undergone expansions in the past several years. The following table shows the location of each of our existing retail stores, as of April 30, 2007:

Domestic Locations (93)

Arizona (2)

Tempe

Tuscon

California (22)

Berkeley

Camarillo

Cherokee

Echo Park

Haight Ashbury

Hillcrest

Hollywood

Huntington Beach

Little Tokyo

La Jolla

Los Feliz

Melrose

Pacific Beach

Palo Alto

Robertson

Santa Ana

Santa Barbara

Santa Cruz

Santa Monica

Union Street

Westwood Village

West Hollywood

Colorado (3)

Belmar

Colorado (cont’d.)

Boulder

Larimer

Connecticut (1)

South Norwalk

District of Columbia (1)

Lincoln Square

Florida (7)

Coconut Grove

Coral Gables

Gainesville

Key West

Lincoln Road

Ocean Drive

Sunset Drive

Georgia (4)

Buckhead

Georgia Tech

Little Five Points

Savannah

Illinois (5)

Evanston

Gold Coast

Lakeview

Lincoln Park

Illinois (cont’d.)

Wicker Park

Louisiana (1)

New Orleans

Maryland (2)

Baltimore

Silver Spring

Massachusetts (2)

Cambridge

Newbury Street

Michigan (3)

Ann Arbor

East Lansing

Royal Oak

Nevada (1)

Las Vegas

New Jersey (1)

Hoboken

New York (16)

Broadway

Carroll Gardens

Chelsea

Columbia University

New York (cont’d.)

Columbus Circle

Court Street

Flatiron

Gramercy Park

Lower East Side

Park Slope

Soho

Tribeca

Upper East Side

West Village

Williamsburg

Woodbury Commons

North Carolina (1)

Charlotte

Ohio (3)

Cincinnati

Cleveland

Columbus

Oregon (3)

Eugene

Hawthorne Blvd.

Stark Street

Pennsylvania (4)

Sansom Commons

Shadyside

Univ. of Pittsburgh

Pennsylvania (cont’d.)

Walnut Street

Rhode Island (1)

Providence

South Carolina (2)

Charleston

Columbia

Tennessee (2)

Memphis

Nashville

Texas (2)

Dallas

Houston

Vermont (1)

Burlington

Virginia (1)

Richmond

Washington (2)

Capitol Hill

University Way

International Locations (60)

Canada (25) Alberta (2) Calgary Edmonton British Columbia (4) Burnaby Granville South Granville West 4th Street Nova Scotia (1) Halifax Ontario (8) Bloor Street Church Street College Street Kingston

Ontario (cont’d.)

Ottawa

Queen Street

Yonge & Dundas

Yonge & Eglington

Quebec (10)

Cote-des-Neiges

Cours Mont-Royal

Mont-Royal Est

Pointe-Claire

Sainte-Foy

Sherbrooke

St-Denis

Ste-Catherine

Ste-Catherine Est

St-Laurent

Mexico (2)

Mexico City

Playa del Carmen

Europe (22)

France (6)

Beurepaire

Marais – Men’s

Marais – Women’s

Marche St-Honore

Saint-Germain

Vielle du Temple

Germany (10)

Berlin 1

Berlin 2

Berlin 3

Cologne

Dusseldorf

Frankfurt

Hamburg

Munich 1&2

Stuttgart

	Netherlands (2) Amsterdam Rotterdam Switzerland (1) Zurich United Kingdom (3) Carnaby Street Portobello Road Shoreditch Israel (1) Tel Aviv	Asia (10) Japan (5) Daikanyama Shibuya Azabu Osaka Tenjin Korea (5) Busan Cheong-Ju Hong-Dae Myung-Dong Kangnam

Stores Opened by Year

	United States	Canada	International	Total
2003
Opened	3	0	0	3

Total at Year End	3	0	0	3

2004
Opened	22	9	3	34

Total at Year End	25	9	3	37

2005
Opened	41	11	15	67

Total at Year End	66	20	18	104

2006
Opened	29	5	12	46
Closed	(3)	0	0	(3)

Total at Year End	92	25	30	147

2007
Opened	1	0	5	6

Total as of April 30, 2007	93	25	35	153

Comparable Same Store Sales

Comparable same store sales are defined as the change in sales for stores that have been open for more than one year over the comparable period of the previous year. The table below shows the comparable same store sales of American Apparel, including the number of stores included in the comparison at the end of each period and the increase from the prior comparable period.

	For the Quarter Ended
	March 31	June 30	September 30	December 31	For the year
2005	64%	56%	41%	41%	45%
Stores	6	10	18	31
2006	16%	0%	3%	5%	5%
Stores	43	50	64	83
2007	17%
Stores	104

Environmental Regulation

American Apparel’s operations are subject to various environmental and occupational health and safety laws and regulations. Because the company monitors, controls and manages environmental issues, American Apparel believes it is in compliance in all material respects with the regulatory requirements of those jurisdictions in which its facilities are located as it does receive compliance confirmations from those jurisdictions on a regular basis. In line with its commitment to the environment as well as to the health and safety of our employees, American Apparel will continue to make expenditures to comply with these requirements, and does not believe that compliance will have a material adverse effect on its business. As is the case with manufacturers in general, if a release of hazardous substances occurs on or from its properties or any associated offsite disposal locations, or if contamination from prior activities is discovered at any of its properties, American may be held liable. While the amount of such liability could be material, American Apparel seeks to conduct its operations in a manner that reduces such risks.

Legal Proceedings

American Apparel is subject to regulatory inquiries, claims and suits that arise in the ordinary course of business and is, from time to time, involved in litigation incidental to the conduct of its business. Additionally, from time to time, American Apparel is the subject of labor related claims filed by current and former employees with the courts and regulatory agencies. The company conducts extensive internal investigations of all allegations brought against it and cooperates with external regulatory investigations.

During the first quarter of 2007, American Apparel was contacted in writing on behalf of two former employees with respect to potential claims against the company. One communication concerned possible age discrimination against a male employee and the other concerned possible sexual harassment of a female employee. American Apparel promptly conducted an internal investigation of the age discrimination issue and found no evidence to support any such claim. Further, American Apparel responded to the communication relating to the harassment claim requesting sufficient information to allow the company to investigate. There have been no developments in either of these matters since early 2007.

Additionally, on or about September 19, 2005, Ms. Mary Nelson, a former employee in the sales department at American Apparel commenced a suit in a case captioned as Mary Nelson v. American Apparel, Inc., et al., Case Number BC333028, filed in Superior Court of the State of California for the County of Los Angeles, Central District, wherein she alleges she was wrongfully terminated, was subjected to harassment and discrimination based upon her gender and other claims related to her employment. American Apparel has denied all of Ms. Nelson’s allegations of wrongdoing. American Apparel intends to aggressively defend this matter.

American Apparel will seek to mediate allegations of misappropriation of image, infringement on the rights of publicity of another and copyright infringement relating to one or more of its past advertisements. At this time, American Apparel is unable to determine the outcome of such mediation or the effect it may have on the financial condition of the company.

American Apparel’s management intends to investigate all of the aforesaid matters and, as appropriate, engage in a vigorous defense. Although the outcome of these claims cannot be determined with certainty, American Apparel is of the opinion that these claims will not have a material adverse impact on American Apparel’s financial position, results of operations or liquidity. However, management’s assessment of American Apparel’s exposure could change as the claims proceed or if additional facts become known in the future.

AMERICAN APPAREL’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The information contained in this section has been derived from consolidated financial statements of AAI and the combined financial statements of CI companies. Information contained here should be read together with Endeavor’s financial statements and related notes included elsewhere in this proxy statement. All amounts are in thousands of US dollars unless specifically noted.

The following discussion is intended to assist in the assessment of significant changes and trends related to the results of operations and financial condition of American Apparel. This discussion and analysis should be read in conjunction with AAI’s consolidated financial statements and notes thereto included, as well as in conjunction with the CI companies’ combined financials statements and notes thereto included.

American Apparel’s business has grown organically in all of its markets. AAI designs, manufactures and distributes apparel for women, men, children and pets through its retail and web-based stores, and wholesale customers throughout the United States of America and internationally, except for Canada where the CI companies sell AAI’s products through their retail stores, and distribute goods to third party wholesale companies.

American Apparel’s revenue is driven by its ability to design and market desirable products, identify business opportunities and secure new as well as renew existing distribution channels. American Apparel’s income from operations is derived from its ability to generate revenue and collect cash in excess of labor, material and other inventory manufacturing costs as well as selling, general and administrative costs.

US and Canadian dollar amounts set forth in “American Apparel’s Management’s Discussion and Analysis of Financial Conditions and Results of Operations” are in thousands (000s) unless otherwise indicated.

Nature of Operations

AAI is a manufacturer and distributor of blank t-shirts and other comfort apparel for men, women, children and pets. AAI sells its products through a wholesale distribution channel, a consumer e-commerce web site, as well as direct to consumers through its 93 retail stores located in the United States and 60 stores internationally, including Canada. AAI maintain corporate offices, primary manufacturing and distribution facility, knitting and dye house in Los Angles, California. AAI also maintains a portion of its yarn at outside knitting facilities and a portion of its greige goods at outside dye houses. AAI operates through numerous subsidiaries.

The CI companies include the accounts of various companies, incorporated under either the Canada Business Corporations Act, or laws of Quebec or laws of Ontario. These companies sell American Apparel garments through 25 Canadian retail outlets under the name of American Apparel and are referred to as the retail companies. One additional CI company is engaged in the distribution of American Apparel products to third party wholesale customers while another owns a rental property occupied by the companies.

Critical Accounting Estimates and Policies

Complete descriptions of American Apparel’s significant accounting policies are outlined in Note 1 of the Notes to Consolidated Financial Statements included in this proxy statement.

The preparation of financial statements in conformity with GAAP in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Management bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. American Apparel’s critical accounting estimates and policies include:

•	sales returns and allowances;

•	allowance for doubtful accounts; inventory valuation and obsolescence;

•	valuation and recoverability of long-lived and indefinite-lived intangible assets including the values assigned to acquired intangible assets, goodwill, and property, plant and equipment;

•	income taxes;

•	foreign currency; and

•	accruals for the outcome of current litigation.

In general, estimates are based on historical experience, on information from third party professionals and on various other sources and assumptions that are believed to be reasonable under the facts and circumstances at the time such estimates are made. On a continual basis, management reviews its estimates utilizing currently available information, changes in facts and circumstances, historical experience and reasonable assumptions. After such reviews, and if deemed appropriate, those estimates are adjusted accordingly. Actual results may vary from these estimates and assumptions under different and/or future circumstances. American Apparel’s management considers an accounting estimate to be critical if:

•	it requires assumptions to be made that were uncertain at the time the estimate was made; and

•

changes in the estimate, or the use of different estimating methods that could have been selected, could have a material impact on American Apparel’s consolidated results of operations or financial condition.

Revenue Recognition

American Apparel recognizes product sales revenue when title and risk of loss have transferred to the customer, there is persuasive evidence of an arrangement, shipment and passage of title has occurred, the sales price is fixed or determinable and collectibility is reasonably assured. Revenue from wholesale and consumer e-commerce product sales are recorded at the time the product is shipped to the customer. With respect to its own retail store operations American Apparel recognizes revenue upon the sale of its products to retail customers. American Apparel’s net sales represent gross sales invoiced to customers, less certain related charges for discounts, returns, and other promotional allowances. Allowances provided for these items are presented in the consolidated financial statements primarily as reductions to sales and cost of sales (see “Sales Returns and Other Allowances” discussed below for further information). American Apparel recognizes the sales from gift cards, gift certificates and store credits as they are redeemed for merchandise.

Sales Returns and Other Allowances

Allowances For Sales Returns—American Apparel analyzes sales returns in accordance with Statement of Financial Accounting Standard (“SFAS”) No. 48 “Revenue Recognition When Right of Return Exists” (“SFAS 48”). American Apparel is able to make reasonable and reliable estimates of product returns for both its wholesale and retail segments based upon historical experience. American Apparel also monitors the buying patterns of the end-users of its products based on sales data received by its retail outlets. Estimates for sales returns are based on a variety of factors including actual returns based on expected return data communicated to it by customers. Accordingly, American Apparel believes that its historical returns analysis is an accurate basis for its allowance for sales returns. Actual results could differ from those estimates.

As with any set of assumptions and estimates, there is a range of reasonably likely amounts that may be calculated for each allowance above. However, American Apparel believes that there would be no significant difference in the amounts reported using other reasonable assumptions than what was used to arrive at each allowance. American Apparel regularly reviews the factors that influence its estimates and, if necessary, make adjustments when it believes that actual product returns, credits and other allowances may differ from established reserves. Actual experience associated with any of these items may be significantly different than American Apparel’s estimates.

Trade Receivables

American Apparel carries its trade receivables at net realizable value. On a periodic basis, American Apparel evaluates its trade receivables and establishes an allowance for doubtful accounts based on a history of past bad debt expense, collections and current credit conditions.

American Apparel performs on-going credit evaluations of its customers and adjusts credit limits based upon payment history and the customer’s current credit worthiness, as determined by the review of their current credit information. Collections and payments from customers are continuously monitored. American Apparel maintains an allowance for doubtful accounts, which is based upon historical experience as well as specific customer collection issues that have been identified. While such bad debt expenses have historically been within expectations and allowances established, American Apparel cannot guarantee that it will continue to experience the same credit loss rates that it has in the past. If the financial condition of customers were to deteriorate, resulting in an impairment of their ability to make payments, additional allowances may be required.

Inventories

Inventories are stated at the lower of cost or market. Cost is primarily determined on the first-in, first-out (FIFO) method. AAI identifies potentially excess and slow-moving inventories by evaluating turn rates, inventory levels and other factors. Excess quantities are identified through evaluation of inventory aging, review of inventory turns and historical sales experiences. At times however, AAI will purposefully engage in inventory build up at a rate that outpaces sales. This is done during the first quarter in anticipation of peak selling season which occurs during the summer months of the second and third quarter of the year. At such times, AAI will consider the timing of inventory buildup in order to determine whether the buildup warrants additional reserves for inventory obsolescence. If the inventory buildup precedes the selling season, management maintains the existing provision for inventory obsolescence until the peak selling season has passed and the accumulated sales data provide a better basis for an update of management’s estimate of this provision. AAI has evaluated the current level of inventories considering historical sales and other factors and, based on this evaluation, has recorded adjustments to cost of goods sold to adjust inventories to net realizable value. These adjustments are estimates, which could vary significantly, either favorably or unfavorably, from actual requirements if future economic conditions, customer demand or competition differ from expectations.

The CI companies records assets under capital leases at cost. Amortization is calculated using the declining balance basis at rates designed to depreciate the cost of the assets under capital lease over their estimated useful lives. Annual amortization and depreciation rates applied to assets under capital leases are the same as those applied to respective categories of assets owned by the CI companies.

Goodwill and Other Intangible Assets

Goodwill and other intangible assets acquired in a business combination and determined to have an indefinite useful life are not amortized, but instead tested for impairment at least annually in accordance with the provisions of SFAS No. 142, “Goodwill and Other Intangible Assets” (“SFAS 142”). The SFAS 142 goodwill impairment model is a two-step process. The first step compares the fair value of a reporting unit that has goodwill assigned to its carrying value. American Apparel estimates the fair value of a reporting unit by using a discounted cash flow model. If the fair value of the reporting unit is determined to be less than its carrying value, a second step is performed to compute the amount of goodwill impairment, if any. Step two allocates the fair value of the reporting unit to the reporting unit’s net assets other than goodwill. The excess of the fair value of the reporting unit over the amounts assigned to its net assets other than goodwill is considered the implied fair value of the reporting unit’s goodwill. The implied fair value of the reporting unit’s goodwill is then compared to the carrying value of its goodwill. Any shortfall represents the amount of goodwill impairment.

Long-Lived Assets

American Apparel periodically reviews the values assigned to long-lived assets, such as property, plant and equipment, intangibles and goodwill. The associated depreciation and amortization periods are reviewed on an annual basis.

Impairment of Long-Lived Assets

American Apparel follows the provisions of SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (“SFAS 144”). SFAS 144 requires evaluation of the need for an impairment charge relating to long-lived assets whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The estimated future undiscounted cash flows associated with the asset would be compared to the asset’s carrying amount to determine if a write down to a new depreciable basis is required. If required, an impairment charge is recorded based on an estimate of future discounted cash flows.

American Apparel considers the following to be some examples of important indicators that may trigger an impairment review: (i) significant under-performance or loss of key contracts acquired in an acquisition relative to expected historical or projected future operating results; (ii) significant changes in the manner or use of the acquired assets or in American Apparel’s overall strategy with respect to the manner or use of the acquired assets or changes in American Apparel’s overall business strategy; (iii) significant negative industry or economic trends; (iv) increased competitive pressures; (v) a significant decline in American Apparel’s stock price for a sustained period of time; and (vi) regulatory changes.

American Apparel periodically evaluates acquired businesses for potential impairment indicators. Judgment regarding the existence of impairment indicators is based on market conditions and operational performance of the acquired businesses. Future events could cause American Apparel to conclude that impairment indicators exist, and therefore that goodwill and other intangible assets as well as other long lived assets are impaired. Such evaluations for impairment are significantly impacted by estimates of future revenues, costs and expenses and other factors. A significant change in cash flows in the future could result in an impairment of long lived assets.

Foreign Currency

In preparing the consolidated financial statements, the financial statements of the foreign subsidiaries are translated from the functional currency, generally the local currency, into U.S. Dollars. This process results in exchange rate gains and losses, which, under the relevant accounting guidance, are included as a separate component of stockholders’ equity under the caption “Accumulated other comprehensive income.”

Under the relevant accounting guidance, the functional currency of each foreign subsidiary is determined based on management’s judgment and involves consideration of all relevant economic facts and circumstances affecting the subsidiary. Generally, the currency in which the subsidiary transacts a majority of its transactions, including billings, financing, payroll and other expenditures, would be considered the functional currency, but any dependency upon the parent and the nature of the subsidiary’s operations must also be considered.

If a subsidiary’s functional currency is deemed to be the local currency, then any gain or loss associated with the translation of that subsidiary’s financial statements is included in accumulated other comprehensive income. However, if the functional currency is deemed to be the U.S. Dollar, then any gain or loss associated with the remeasurement of these financial statements from the local currency to the functional currency would be included within the statement of operations. If American Apparel disposes of subsidiaries, then any cumulative translation gains or losses would be recorded into the statement of operations. If American Apparel determines that there has been a change in the functional currency of a subsidiary to the U.S. Dollar, any translation gains or losses arising after the date of change would be included within the statement of operations.

Based on an assessment of the factors discussed above, American Apparel considers the relevant subsidiary’s local currency to be the functional currency for each of its foreign subsidiaries.

Income Taxes

American Apparel records the estimated future tax effects of temporary differences between the tax bases of assets and liabilities and amounts reported in the accompanying consolidated balance sheets, as well as tax credit carrybacks and carryforwards. American Apparel periodically reviews the recoverability of deferred tax assets recorded on the balance sheet and provides valuation allowances as management deems necessary. Management makes judgments as to the interpretation of the tax laws that might be challenged upon an audit and cause changes to previous estimates of tax liability. In addition, American Apparel operates within multiple taxing jurisdictions and is subject to audit in these jurisdictions. In management’s opinion, adequate provisions for income taxes have been made for all years. If actual taxable income by tax jurisdiction varies from estimates, additional allowances or reversals of reserves may be necessary.

Contingencies

American Apparel is subject to proceedings, lawsuits and other claims related to various matters. American Apparel is required to assess the likelihood of any adverse judgments or outcomes to these matters as well as potential ranges of probable losses. Management determines the amount of reserves needed, if any, for each individual issue based on its knowledge and experience and discussions with legal counsel. The required reserves may change in the future due to new developments in each matter, the ultimate resolution of each matter or changes in approach, such as a change in settlement strategy, in dealing with these matters. American Apparel currently does not believe that these matters will have a material adverse affect on its consolidated financial position, results of operations or cash flows.

American Apparel has been able to grow its annual revenues by approximately 37.7% over the past year through a combination of all of the above factors. During fiscal year 2006, American Apparel has expanded the number of products offered at wholesale and retail, and has also added new wholesale customers. During 2006 American Apparel increased its number of retail stores from 66 to 93 within United States. Internationally, including Canada, American Apparel increased its number of retail stores from 38 to 60.

Most notably, during 2006 American Apparel established its first retail store in Israel, while boosting its presence in continental Europe, where the number of retail stores grew from 9 to 19 and South Korea where retail stores grew from 1 to 5.

Once the acquisition is completed, American Apparel’s growth strategy will be to re-accelerate the number of retail locations. While there can be no assurance , American Apparel believes that there is a significant potential to expand its retail presence, with up to 800 worldwide locations in the current store format possible. In addition, American Apparel will continue to strategically expand its wholesale business. Finally, American Apparel will also look to expand the categories of merchandise it offers, specifically for denim, sweaters and accessories. To execute this growth strategy, American Apparel will leverage American Apparel’s brand awareness and its vertical manufacturing experience.

As American Apparel continues to expand through organic growth, internal initiatives and future acquisitions, it will incur additional material expenses. Two of the key areas in which such increased expenses will likely occur are cost of sales as well as new merchandise development. As previously noted, in order to grow retail sales, American Apparel will have to open new retail locations and hire additional retail personnel to service new retail stores. In order to grow the wholesale distribution channel, American Apparel will have to hire new sales personnel to service new geographic territories.

To support new merchandise development, expenses will increase as AAI designs new products in existing and new categories.

Ongoing infrastructure investment also may be required to support growth. This may include expenditures for new buildings, machinery and equipment, as well as expenditures for upgraded information systems and expenditures to enhance the management team.

To reduce the impact of additional material expenses on earnings, American Apparel will have to look for ways to improve productivity of current manufacturing operations and to enhance other operating procedures. One of the initiatives already underway in its planning stage is the implementation of an ERP system that should realize gains in operation efficiencies in a number of enterprise-wide processes including inventory and production management.

Sales

American Apparel’s sales are primarily derived from sales of comfort apparel for men, women and children. American Apparel recognizes merchandise sales revenue when title and risk of loss have transferred to the customer, there is persuasive evidence of an arrangement, shipment and passage of title has occurred, the sales price is fixed or determinable and collectibility is reasonably assured. With respect to its own retail store operations, American Apparel recognizes revenue upon the sale of its products to retail customers.

During 2006, approximately 73% of the combined sales of AAI and the CI companies were made to customers in the United States, 11% to customers in Canada and the remaining 16% to other international customers.

American Apparel keeps an allowance for sales returns. Allowance is based upon historical analysis as well as information communicated by customers.

Results of Operations

American Apparel, Inc.

Condensed Consolidated Statements of Operations

For the Three Months Ended March 31, 2007 and 2006

	Three Months Ended March 31, 2007		Three Months Ended March 31, 2006
	(Unaudited)		(Unaudited)
Net sales	$69,033	100.0%	$55,944	100.0%
Cost of sales	30,836	44.7%	29,042	51.9%

Gross profit	38,197	55.3%	26,902	48.1%

OPERATING EXPENSES
Selling	13,635	19.8%	10,499	18.8%
Warehouse and Distribution	1,503	2.2%	1,505	2.7%
General and Administrative	17,190	24.9%	12,667	22.6%
Operating income	5,869	8.4%	2,230	4.0%
Interest expense	3,674	5.3%	2,408	4.3%
Other (Income) Expense	(111)	(0.1)%	170	0.3%

(LOSS) INCOME BEFORE INCOME TAXES	2,306	(0.1)%	(348)	(0.6)%
Income tax provision (benefit)	597	0.9%	(35)	(0.1)%

NET INCOME (LOSS)	$1,709	2.5%	$(313)	(0.6)%

Three months ended March 31, 2007 compared with three months ended March 31, 2006

Net sales increased $13,089 or 23.4% from approximately $55,944 for the three months ended March 31, 2006 to approximately $69,033 for the three months ended March 31, 2007. This sales increase was primarily attributable to the fact that, during the three months ended March 31, 2007, there were 35 more retail locations open throughout the United States and internationally than were open as of March 31, 2006. Overall, AAI had 128 stores opened throughout United States and internationally as of March 31, 2007. Within the United States, AAI had 93 stores opened as of March 31, 2007, whereas it had 72 stores open as of March 31, 2006. The number of international retail locations increased from 20 stores open as of March 31, 2006 to 35 stores opened as of March 31, 2007.

Of the $13,089 increase in net sales for the three months ended March 31, 2007 as compared to the three months ended March 31, 2006, approximately $5,299 of the total net sales increase is related to the increase in retail sales at its retail locations within the United States. International retail sales contributed another $5,823 to the increase in net sales while the international wholesale channel contributed $2,323 to the increase in net sales. The wholesale channel in the United States saw a decrease in sales of $164 and a decrease in amounts billed to customers for freight of $194 for the three months ended March 31, 2007 as compared to the same 2006 period.

Cost of sales increased from $29,042 for the three months ended March 31, 2006 to $30,836 for the three months ended March 31, 2007, a change of $1,794. As a percentage of sales, Cost of sales decreased from 51.9% for the three months ended March 31, 2006 to 44.7% for the three months ended March 31, 2007. This decrease is due to the fact that the sales mix has changed in favor of retail sales. The retail channel accounts for 49% of net sales for the quarter ended March 31, 2007 compared to 40% of net sales for the quarter ended March 31, 2006. Retail sales have a much higher markup than wholesale sales. The decrease is also due to gains in operational efficiencies resulting from increased production during the three months ended March 31, 2007 as AAI increased production to build up inventory for the summer selling season.

Gross profit increased 7.2% as a percentage of sales from approximately $26,902 for the three months ended March 31, 2006 to approximately $38,197 for the three months ended March 31, 2007. As a percentage of sales, gross profit increased from 48.1% for the three months ended March 31, 2006 to 55.3% for the three months ended March 31, 2007. Increase in gross profit is caused by the higher margins realized on retail sales compared to wholesale sales as discussed above.

Selling expenses increased from approximately $10,498 for the three months ended March 31, 2006 to approximately $13,635 for the three months ended March 31, 2007, an increase of approximately $3,136. Selling expenses generally consist of payroll, insurance, advertising and marketing expenses and sales commissions. The year-to-year first quarter increase was primarily attributable to increased payroll, coupled with other general increases in salaries, advertising and miscellaneous other expenses at foreign subsidiaries.

Warehouse and distribution expenses for the three months ended March 31, 2007 have remained unchanged, compared to the three months ended March 31, 2006. Salaries and benefits of warehouse and distribution staff are the main expense drivers for this category, however, salaries and benefits within this expense category remained flat as the main distribution center did not increase its staffing.

General and administrative expense increased from approximately $12,667 for the three months ended March 31, 2006 to approximately $17,190 for the three months ended March 31, 2007, an increase of approximately $4,523. This increase in general and administrative expenses was primarily caused by an increase in costs required to operate a higher number of retail store locations. These costs include rent expense for leases at new locations, depreciation for new equipment, credit card charges and utilities, among other costs. Increases in these categories contributed approximately $1,200 in additional expenses for the three months ended March 31, 2007 compared to the three months ended March 31, 2006. An additional $2,200 of this increase was incurred as a result of increases in foreign salaries and benefits, depreciation, credit card charges and utilities to support the retail store expansion. A significant contributing factor to the overall increase in administrative expenses were audit fees. During the three months ending March 31, 2007, AAI incurred approximately $1,000 in professional service fees from independent auditors. During the three months ending March 31, 2006, AAI incurred $120 in professional service fees from auditors. Remaining increases in general and administrative expenses were incurred related to the buildup of administrative staff required to support the store expansion and retail sales increases.

Interest expense increased from approximately $2,408 for the three months ended March 31, 2006 to approximately $3,674 for the three months ended March 31, 2007, an increase of approximately 52.6%. This increase in interest expense is related to increased debt and capital lease obligations. Debt and capital lease obligations increased from $70,800 as of March 31, 2006 to $108,200 as of March 31, 2007, which represents an increase of $37,400. This increase in interest expense was attributable to increased borrowing levels in late 2006 and early 2007 to support the growth of the company.

Income tax provision increased from a benefit of approximately $35 for the three months ended March 31, 2006 to a provision of approximately $597 for the three months ended March 31, 2007, as a result of an increase in both foreign and domestic profits. AAI is a subchapter S corporation for federal tax reporting purposes. Therefore, domestic earnings and losses for Federal tax reporting purposes are included in the personal tax returns of the stockholders and taxed according to their personal tax strategies. Accordingly, the company does not incur additional Federal income tax obligations, and the consolidated financial statements do not include a provision for Federal income taxes.

Net income increased from a loss of approximately $313 for the three months ended March 31, 2006 to net income of approximately $1,709 for the three months ended March 31, 2007. This increase was primarily attributable to the increase in net sales and related gross profit described above.

American Apparel, Inc.

Consolidated Statements of Income

For the Twelve Months Ending December 31, 2006 and 2005

	Twelve Months Ended December 31, 2006		Twelve Months Ended December 31, 2005 (Unaudited)
Net sales	$264,691	100.0%	$192,178	100.0%
Cost of sales	138,385	52.3%	99,754	51.9%

Gross profit	126,306	47.7%	92,424	48.1%

OPERATING EXPENSES
Selling	49,320	18.6%	34,164	17.8%
Warehouse and Distribution	6,669	2.5%	8,514	4.4%
General and Administrative	61,017	23.1%	39,438	20.5%
Operating income	9,300	3.5%	10,308	5.4%
Interest expense	10,797	4.1%	6,006	3.1%
Other (Income) Expense	(1,208)	(0.5)%	327	0.2%

(LOSS) INCOME BEFORE INCOME TAXES	(289)	(0.1)%	3,975	2.1
Income tax provision	1,335	0.5%	392	0.2

NET (LOSS) INCOME	$(1,624)	(0.6)%	$3,583	1.9%

Twelve months ended December 31, 2006 compared with twelve months ended December 31, 2005

Net sales increased $72,513 or 37.7% from approximately $192,178 in the twelve months ended December 31, 2005 to approximately $264,691 for the twelve months ended December 31, 2006. This sales increase was primarily attributable to opening 41 new retail locations while closing 3 existing locations during 2006. The number of retail locations in the United States increased from 66 as of December 31, 2005 to 92 as of December 31, 2006. The number of international retail locations increased from 18 as of December 31, 2005 to 30 as of December 31, 2006. Also, the increase in net sales is due to a rise in comparable store sales, which increased 4% in 2006.

Gross profit dollars increased from approximately $92,424 for the twelve months ended December 31, 2005 to approximately $126,306 for the twelve months ended December 31, 2006. This change was attributable to the increase in net sales. Cost of sales increased from approximately $99,754 for the twelve months ended December 31, 2005 to approximately $138,385 for the twelve months ended December 31, 2006. Cost of sales also increased as a percentage of net sales from 51.9% in the twelve months ended December 31, 2005 to 52.3% in the twelve months ended December 31, 2006. Increase in cost of sales as a percentage of net sales is primarily related to the increase in reserve for slow-moving inventory. This reserve increased from $800 to $4,254 as of December 31 2005 and 2006, respectively. The increase in cost of sales was also related to costs not absorbed by production caused by financing constraints in the fourth quarter of fiscal 2006 as well as the increased costs resulting from rapid introduction of multiple new styles for the retail channel. As a result, gross profit decreased as a percentage of sales, from 48.1% for the twelve months ended December 31, 2005 to 47.7% for the twelve months ended December 31, 2006. Other factors that contributed to the increase in cost of goods sold were increased expenses related to freight-out, raw materials, direct and indirect labor, dyeing, workers compensation insurance and rent.

Selling expenses increased from approximately $34,164 for the twelve months ended December 31, 2005 to approximately $49,320 for the twelve months ended December 31, 2006. This increase was primarily attributable to increased rent, payroll, advertising, promotion and catalog expenses associated with opening of new retail stores, higher level of sales and promotional campaigns during fiscal 2006. Selling expenses also increased as a percentage of sales from 17.8% in the twelve months ended December 31, 2005 to 18.6% for the twelve months ended December 31, 2006, as the company spent higher amounts on retail store startup costs and location advertising.

Warehouse and distribution expenses decreased from approximately $8,514 for the twelve months ended December 31, 2005 to approximately $6,669 for the twelve months ended December 31, 2006. As a percentage of sales this decrease represented a drop from 4.4% of sales down to 2.5%. This decrease is primarily related to allocation of rent expenses after an additional warehouse building was occupied during 2006. This allocation resulted in a higher amount of corporate rent expense allocated to general and administrative expenses.

General and administrative expenses increased from approximately $39,438 for the twelve months ended December 31, 2005 to approximately $61,017 for the twelve months ended December 31, 2006. This increase was primarily related to the increase in rent expense for leases at new retail store locations. In addition, other significant increases were evident in salaries and wages, depreciation and amortization, professional fees, credit card service fees and utilities, all related to the buildup required to support store expansion and sales increases.

Interest expense increased from approximately $6,006 for the twelve months ended December 31, 2005 to approximately $10,797 for the twelve months ended December 31, 2006. This increase was primarily attributable to increased borrowing levels in 2006 to support the rapid growth of the company.

Income tax provision increased from approximately $392 for the twelve months ended December 31, 2005 to approximately $1,335 for the twelve months ended December 31, 2006, as a result of an increase in foreign profits. AAI was a subchapter S corporation. Therefore, domestic earnings and losses for Federal tax reporting purposes are included in the personal tax returns of the stockholders and taxed according to their personal tax strategies. Accordingly, the company does not incur additional Federal income tax obligations, and the consolidated financial statements do not include any provision for Federal income taxes.

Net income decreased from approximately $3,583 for the twelve months ended December 31, 2005 to a loss of approximately $1,624 for the twelve months ended December 31, 2006. This decrease was primarily attributable to the increase in selling, general and administrative and interest expense as described above.

The CI Companies

Condensed Combined Statements of Income

For the Three Months Ending March 31, 2007 and 2006

(In CDN $)

	Three Months Ended March 31,
	2007 (Unaudited)		2006 (Unaudited)
Sales	$8,364	100.0%	$6,945	100.0%
Cost of sales	3,093	37.0%	2,539	36.6%
Gross profit	5,272	63.0%	4,406	63.4%
Operating expenses	4,885	58.4%	4,172	60.1%
Income before interest	386	4.6%	234	3.4%
Interest Expense	335	4.0%	245	3.5%
Income before provision for income taxes	51	0.6%	(11)	-0.1%
Provision for income taxes (Note 13)
Current	74	0.9%	62	0.9%
Deferred			(43)	(0.6%)
	74	0.9%	19	0.3%
Net loss for the period	$(23)	(0.3%)	$(30)	(0.4%)

Three months ended March 31, 2007 compared with three months ended March 31, 2006

Net sales for the three months ended March 31, 2007 were approximately $8,364, a $1,419 or 20.4% increase from the sales of approximately $6,945 for the three months ended March 31, 2006.

Retail sales for the period increased to $5,414 from $3,594. This increase of $1,820 is attributable to the increase in comparable store sales of $998, or 28% with the balance of the increase due to the opening of additional stores. The main contributing factor in the increase of retail sales from 2006 to 2007 is due to the greater number of sales promotions offered at our stores.

Wholesale sales decreased to $2,950 in 2007 from $3,351 in 2006 for a total decrease of $401 or 12.0%. This decrease can be attributed to the change of focus to our retail activities from our wholesale operations.

Gross profit dollars increased from approximately $4,406 for the three months ended March 31, 2006 to approximately $5,272 for the three months ended March 31, 2007. Retail gross profit has increased to $3,569, or 66% of sales, for the three months ended March 31, 2007 from $2,484, or 69% of sales, for the three months ended March 31, 2006. The decrease in our retail gross profit percentage for the three months ended March 31, 2007 is mainly attributable to the increase in sales promotions for the three months ended March 31, 2007 versus the three months ended March 31, 2006. Wholesale gross profit decreased to $1,703, or 58% of sales, for the three months ended March 31, 2007 from $1,922, or 57% of sales, for the three months ended March 31, 2006. The decrease in our wholesale gross profit can be attributed mainly to lower sales as noted above. The increase in the over all gross profit to 66% of sales for the three months ended March 31, 2007 from 62% of sales for the three months ended March 31, 2006 can be attributed to a greater percentage of our total sales coming from retail versus wholesale with the higher gross profit percentage earned on retail sales.

Operating expenses increased from approximately $4,173 for the three months ended March 31, 2006 to approximately $4,885 for the three months ended March 31, 2007. Salaries and wages increased by $345 mainly due to the opening of new stores and the increase in sales volume in our existing stores. Rent increased by $139 also due to the opening of new stores. Depreciation and amortization expenses increased from approximately $385 for the three months ended March 31, 2006 to approximately $446 for the three months ended March 31, 2007. This increase was due to the additional capital expenditures necessitated by the opening of new stores in the latter half of 2006.

Interest expenses increased from approximately $245 for the three months ended March 31, 2006 to approximately $335 for the three months ended March 31, 2007. This increase is attributable to the additional financing required for the capital expenditures required for new store openings and the extra inventory needed for these stores.

Income tax provision increased from approximately $19 for the three months ended March 31, 2006 to approximately $74 for the three months ended March 31, 2007 due to increased income.

Net loss decreased from approximately $30 for the three months ended March 31, 2006 to a loss of approximately $22 for the three months ended March 31, 2007. This decrease was primarily attributable to the increase in net sales as described above.

CI Companies

Combined Statements of Income

For the Twelve Months Ending December 31, 2006 and 2005

(In CDN $)

	Year Ended December 31,
	2006		2005 (Unaudited)
Sales	$34,658	100.0%	$29,283	84.5%
Cost of sales	12,528	36.1%	11,119	32.1%
Gross profit	22,130	63.9%	18,164	52.4%
Operating expenses	20,797	60.0%	17,391	50.2%
Income before financial	1,333	3.8%	773	2.2%
Interest	1,151	3.3%	642	1.9%
Income before provision for income taxes	182	0.5%	131	0.4%
Provision for income taxes
Current	496	1.4%	309	0.9%
Deferred	(225)	(0.6%)	(171)	(0.5%)
	271	0.8%	138	0.4%
Net loss	$(89)	(0.3%)	$(7)	0.0%

Twelve months ended December 31, 2006 compared with twelve months ended December 31, 2005

Net sales for the twelve months ended December 31, 2006 were approximately $34,658, a $5,375 or 18.4% increase from the sales of approximately $29,283 for the twelve months ended December 31, 2005.

Retail sales for the year increased to $22,014 from $15,596. This increase of $6,418 is attributable to the increase in comparable store sales of $1,568, or 10% with the balance of the increase due to the opening of additional stores. The increase in comparable sales can be attributed to concentrated efforts to consistently and reliably provide high quality service and product. This has generated loyalty from repeat customers and has sparked interest in consumers new to American Apparel.

Wholesale sales decreased to $12,644 in 2006 from $13,687 in 2005 for a total decrease of $1,043 or 7.6%. This decrease can be attributed to the change of focus to our retail activities from our wholesale operations.

Gross profit dollars increased from approximately $18,164 for the twelve months ended December 31, 2005 to approximately $22,130 for the twelve months ended December 31, 2006. Retail gross profit increased to $16,963, or 77% of sales, for 2006 from $11,840, or 76% of sales, for 2005. Wholesale gross profit decreased to $5,167, or 41% of sales, in 2006 from $6,324, or 46% of sales, in 2005. The decrease in our wholesale gross profit percentage can be attributed mainly to lower pricing due to the highly competitive nature of the industry in Canada. The increase in the over all gross profit to 63% of sales in 2006 from 61% of sales in 2005 can be attributed to a greater percentage of total sales coming from retail with a higher gross profit percentage. In 2006 retail sales accounted for 64% of total sales and in 2005 retail sales accounted for just 53% of total sales.

Operating expenses increased from approximately $17,391 for the twelve months ended December 31, 2005 to approximately $20,797 for the twelve months ended December 31, 2006. Salaries and wages increased by $1,759 mainly due to the opening of five new stores and the increase in sales volume in our existing stores. Rent increased by $1,221 due to the opening of new stores. Advertising and promotion increased by $135 due to our successful efforts to both build awareness and promote new and existing stores. Depreciation and amortization expenses increased from approximately $1,146 for the twelve months ended December 31, 2005 to approximately $1,671 for the twelve months ended December 31, 2006. This increase was due to the additional capital expenditures necessitated by the opening of new stores in 2006.

Interest expenses increased from approximately $642 for the twelve months ended December 31, 2005 to approximately $1,151 for the twelve months ended December 31, 2006. This increase is attributable to the additional financing required for the capital expenditures incurred in opening of new stores and the additional inventory required to stock the new stores.

Income tax provision increased from approximately $138 for the twelve months ended December 31, 2005 to approximately $271 for the twelve months ended December 31, 2006.

Net loss increased from approximately $7 for the twelve months ended December 31, 2005 to a loss of approximately $89 for the twelve months ended December 31, 2006. This increase was primarily attributable to the increase in salaries, rent and interest as described above.

Liquidity and Capital Resources

American Apparel generally funds its operations and working capital needs through cash generated from operations and borrowings under its credit facilities, term loans and promissory notes.

The typical cash flow cycle from operations is as follows:

•

Yarn inventory is purchased to meet expected demand plus a safety stock. The yarn supplied from the United States and Mexico is generally purchased directly from the yarn mills while yarn from Pakistan and other countries is purchased through yarn brokers. Payment terms for these vendors average 60 days from the date the product ships from the mill in the United States or Mexico and from other sources, from the US warehouse or US entry point of direct shipments. Increased sales have resulted in increased levels of inventory, and therefore an increase in the amount of cash required to fund inventory levels. The growth in the number of worldwide retail stores has resulted in increased levels of finished goods inventory at retail and back up inventory at the distribution centers. The need to respond quickly to trends and product demand has also resulted in higher inventory levels at the intermediate stages, greige goods and dyed fabrics, to permit faster product completion in our vertically integrated manufacturing system. The seasonality of our products in both the retail and wholesale channels would generally result in an overall inventory buildup in the first quarter to be positioned properly to support sales in the second and third quarters.

•

Sales to wholesale customers generally have payment terms of 30 days. The increased sales have resulted in an increase in the level of accounts receivable, and therefore have increased the amount of cash required to fund working capital.

A summary of inventory and trade accounts receivable for AAI were as follows:

	March 31, 2007 (Unaudited)	December 31, 2006	December 31, 2005 (Unaudited)
Inventory	85,911	76,470	67,534
Trade Receivables	15,620	13,969	11,616

As of March 31, 2007, and December 31, 2006 and 2005, AAI maintained an allowance for doubtful accounts of $2,053, $2,163 and $1,286, respectively. For the same periods, AAI’s provision for slow moving inventories was $4,254, $4,254 and $800, respectively.

A summary of inventory and accounts receivable for the CI companies (in CDN$):

	March 31, 2007 (unaudited)	December 31, 2006	December 31, 2005 (Unaudited)
Inventory	8,352	8,161	7,393
Trade Receivables	1,666	1,317	2,536

As of March 31, 2007, and December 31, 2006 and 2005, the CI companies maintained an allowance for doubtful accounts of CDN$31, CDN$30 and CDN$32, respectively.

American Apparel has been able to fund its increased working capital through an asset-based line of credit with a bank. The lender follows a borrowing base formula that allows advances based on the levels of accounts receivable and inventory and various other conditions. In addition, American Apparel also has term loans with banks and various notes payable.

A major portion of capital expenditures for American Apparel are for production machinery and information systems. Decisions to purchase equipment and machinery are based upon the planning for required inventory levels. Certain types of equipment are more efficient at production of certain styles so that the desired inventory mix may also influence the decisions made regarding the types of equipment and machinery that are being purchased.

Another major portion of capital expenditures are made for leasehold improvement costs related to retail store openings as well as for continuing store operations. These leasehold improvements are capitalized of the shorter of either the life of the lease or the useful lives of improvements.

As of December 31, 2006, AAI had a working capital deficiency aggregating $29,415. As of December 31, 2006, AAI also failed to meet certain debt covenants relating to its financing agreements with its bank and then current second lien lender. As a result of these covenant violations, AAI is (or was) in default of provisions stipulated in its financing agreements. Therefore, these financial institutions have (or had) the right to require payment in full of all outstanding debt (approximately $68,400 at December 31, 2006). As a result, on December 31, 2006 a certain portion of the outstanding long term debt was reclassified from long term liabilities to current liabilities.

AAI’s management has actively pursued additional debt/equity financing and is in the process of renegotiating its loan covenants under its existing credit facilities. AAI obtained additional financing from a new second lien lender during January 2007. In connection with this financing the amounts due to the original second lien lender and certain term loans with its bank were paid in full. In addition, on December 18, 2006, American Apparel entered into the Acquisition Agreement with Endeavor.

Going forward, American Apparel’s management believes that it will be successful in obtaining additional funding and if necessary, negotiating waivers to certain loan covenants with its existing lenders. However, no assurance can be provided that American Apparel will obtain the additional funding or that its lenders will grant waivers if there are further covenant violations.

American Apparel’s strategy for funding its business going forward is a combination of the following: increased profitability; increased borrowing lines as required with traditional lenders (asset-based); and utilization of the proceeds available from the business combination with Endeavor to fund its business as well as potential acquisitions. These proceeds could potentially be used to pay off the existing debt; fund working capital increases; fund acquisitions of other businesses and pay dividends to current AAI stockholders for their income tax liabilities. Even if the existing debt is paid down, it is likely that AAI will continue to maintain available lines of credit on an asset-backed basis in order to fund working capital needs in the future.

Cash Flow Overview – AAI

Net cash provided by operations of AAI was approximately $9,063 for the year ended December 31, 2006 compared to the net cash used by operations of ($348) for the year ended December 31, 2005. AAI has generated positive cash flow from operations for the year ended December 31, 2006 but recorded a net loss for the year due to increased operating expenses, specifically selling and general and administrative expenses.

Net cash used in investing activities of AAI was approximately ($15,232) and ($18,078) for the years ended December 31, 2006 and 2005, respectively. The major investing activity is for capital expenditures, primarily manufacturing machinery and equipment as well as leasehold improvements at retail stores and the manufacturing plant.

Net cash provided by financing of AAI activities was approximately $6,001 and $19,716 for the years ended December 31, 2006 and 2005 respectively. The primary source of funds during the past three years has been borrowings under lines of credit, notes payable to unrelated parties and term loans. These borrowings have been made in order to fund the working capital increases that have occurred as a result of the rapid expansion of AAI. These proceeds were used to support the repayments of exiting debt and fund the investing activities related to the purchase of machinery and equipment and leasehold improvements.

Cash Flow Overview—The CI Companies (in CDN$)

Net cash used in operations of the CI companies was approximately $(519) for the year ended December 31, 2006 compared to the net cash provided by operations of $128 for the year ended December 31, 2005.

Net cash used in investing activities of the CI companies was approximately ($1,881) and ($3,908) for the years ended December 31, 2006 and 2005 respectively. The major investing activity is for capital expenditures, primarily leasehold improvements related to retail stores. Decrease in cash outflow for investments in leasehold improvements is a result of a lower number of new stores opened in Canada in 2006 compared to 2005. During 2006, five new stores were opened while during 2005 eleven new stores were opened.

Net cash provided by financing activities of the CI companies’ activities was approximately $2,814 and $4,025 for the years ended December 31, 2006 and 2005 respectively. Cash inflow provided by financing activities was reduced primarily because a lower amount of new debt was issued while a significant amount of long term debt was repaid in 2006.

Obligations Overview—AAI

Debt Agreements

The following is an overview of AAI’s long term and current debt. Payments due on these obligations are summarized in the table of contractual obligations below.

At December 31, 2006, the revolving credit facility with a bank provided for borrowings up to $57,500. Borrowings under the facility are subject to certain advance provisions established by the bank and are collateralized by all assets of AAI. Interest under the agreement is at LIBOR (5.30% at December 31, 2006) plus 2.5% or the bank’s prime rate (8.25% at December 31, 2006) plus 2.25%, at AAI’s option. The interest rate was 10.5% at December 31, 2006. The facility expires in January 2010. The average borrowings during the year were $46,500. AAI’s stockholders personally guaranteed the borrowings. On January 18, 2007, AAI negotiated an increase in the size of its credit facility to $62,500. Among other requirements, this facility agreement includes a subjective acceleration clause and requires AAI to maintain a lock box. Currently, AAI is not in compliance with certain financial ratio covenants.

At December 31, 2006, AAI had two term loans with a bank. The first loan is payable in monthly installments of $417, including interest at prime plus 1% through September 2007. The balance at December 31, 2006 was $3,750. The second loan was payable in monthly installments of $48, including interest at prime (8.25% at December 31, 2006) plus 1% through March 2010. The balance at December 31, 2006 was $1,872. Both of these loans were secured by related equipment. On January 18, 2007, AAI completed a $41 million secured debt financing with a private investment firm. A portion of the financing proceeds was used to pay off both of these loans without any prepayment penalty. Since the new debt is in default, these term loans are presented as current liabilities on AAI’s consolidated financial statements.

At December 31, 2006, AAI had two term loans with a financial institution. The first loan is payable in monthly installments of $5, including interest at prime (8.25% at December 31, 2006) plus 1% through October 2007. The balance at December 31, 2006 was $52. The second loan is payable in monthly installments of $22, including interest at prime plus 1% through December 2008. The balance at December 31, 2006 was $391. Both of these loans are secured by related equipment.

At December 31, 2006, AAI had various promissory notes payable in monthly installments aggregating $24, including interest ranging from 4.6% to 11.9% and maturing at various dates through August 2011. The notes are collateralized by equipment.

At December 31, 2006, AAI had two leasehold improvement term loans. The first loan is payable in monthly installments of $3 through March 2010, including interest at a rate of 8%. The balance at December 31, 2006 was $114. The second loan is Payable in monthly interest only payments at 9% through April 2007. The balance at December 31, 2006 was $958.

Unsecured notes payable to certain unrelated individuals are due upon demand with interest ranging from 12% to 24% per annum. The balance outstanding at December 31, 2006 is $6,259, which is personally guaranteed by a stockholder of AAI.

Unsecured notes payable to certain individuals related to a stockholder of AAI are due upon demand with interest ranging from 12% to 18% per annum. The balance outstanding at December 31, 2006 is $2,391.

AAI has a financing agreement for borrowings of $12,500 with an unrelated third party, (the “current second lien lender”). Interest on the loan is at a rate of 17%. AAI pays monthly interest payments at a rate of 11% on the current outstanding principal balance. The remaining unpaid portion of all monthly interest is added to the principal balance. The balance outstanding at December 31, 2006 was $14,201, which includes accrued interest aggregating $1,701. On January 18, 2007, the Company completed a $41 million secured debt financing with a private investment firm (Note 23). A portion of the financing proceeds was used to pay off this loan plus the accrued interest without any prepayment penalty. Since the new debt is in default, these notes are presented as current liabilities on AAI’s balance sheet. This note was subordinated to the bank. The agreement contained default and covenant provisions similar to the current bank agreement. At December 31, 2006, AAI was not in compliance with certain financial ratio covenants.

AAI has unsecured notes payable with a related party (relative of a stockholder), which are due upon demand with interest at 18%. The balance outstanding at December 31, 2006 is $180. The note is subordinated to the interest of the bank which holds AAI’s current revolving credit facility.

AAI has an unsecured note payable to a stockholder which is due on demand with interest at 12%. The balance outstanding at December 31, 2006 is $180. The note is subordinated to the interest of the bank.

AAI leases certain equipment under capital lease arrangements expiring at various times through 2011. The assets and liabilities under capital leases are recorded at the lower of the present values of the minimum lease payments or the fair values of the assets.

On January 18, 2007, AAI completed a $41 million secured debt financing with a private investment firm. The proceeds of the financing were used to repay AAI’s subordinated notes payable held by its then current second lien holder of $15,000 (including principal, interest and fees), and to repay its term loans with its bank of $5,600. Net proceeds related to the secured debt financing amounted to approximately $18 million. Indebtedness under the agreement bears interest at 16% per annum, payable monthly and matures on November 30, 2008. The agreement requires AAI to meet certain financial covenants. In the event AAI is in default under the agreement the interest rate increases to 21% per annum and the private investment firm has the right to demand payment in full of all outstanding indebtedness. Currently AAI is not in compliance with certain financial ratio covenants. The agreement does not allow any prepayments prior to January 18, 2008. Subsequent to that date, any prepayment must include a prepayment premium equal to 3% of the amount prepaid.

Contractual Obligations Summary

The following table summarizes AAI’s contractual commitments as of December 31, 2006, which relate to future minimum payments due under non-cancelable licenses, leases, long-term debt and advertising commitments:

		Payments due by period
Contractual Obligations	Total	Less than 1 year	1-3 years	4-5 years	More than 5 years
Long term debt	$55,929	$55,624	$282	$23	$—
Current debt	23,211	23,211	—	—	—
Capital lease obligations	6,989	3,397	3,127	465	—
Operating lease obligations	163,454	25,284	44,660	34,441	59,069
Advertising Commitments	1,963	1,963	—	—	—

Total	$251,546	$109,479	$48,069	$34,929	$59,069

As of March 31, 2007 and December 31, 2006, AAI failed to meet certain debt covenants related to its financing agreements with its bank as well as its then current second lien lender. As a result, AAI is in default of provisions stipulated in certain financing agreements. Lenders on these defaulted agreements have the right to demand full payment of related outstanding debt. Therefore, certain portions of the long term debt shown above have been reclassified to current liabilities. These matters raise substantial doubt about the AAI’s ability to continue as a going concern.

American Apparel’s management is actively pursuing additional debt/equity financing and is in the process of negotiating the loan covenants under its existing credit facilities. As a result of these efforts, AAI obtained additional financing from a new second lien lender during January 2007. In connection with this financing the amounts due to the original second lien lender and certain term loans with its bank were paid in full. In addition, on December 18, 2006 AAI entered into the Acquisition Agreement with Endeavor, which is currently a blank check company listed on the American Stock Exchange.

American Apparel’s management believes that AAI’s cash flows from operations, cash on hand, equity financing from the business combination with Endeavor should the acquisition actually be consummated and other available borrowings will be sufficient to meet working capital and capital expenditure requirements and provide adequate liquidity to meet anticipated operating needs for at least the next 12 months. Cash requirements for working capital for the period beyond are expected to be met by a combination of the cash proceeds from operations as well as the continued use of bank facilities to meet working capital requirements. However, should the business combination not be consummated, then American Apparel may not have adequate funds for its operations during the next twelve months.

Obligations Overview—The CI Companies (in CDN$)

Long Term and Current Debt

The following is an overview of the CI companies’ long term and current debt. Payments due on these obligations are summarized in the table of contractual obligations below.

The CI companies have a line of credit facility with maximum borrowings of $4,500, due on demand, bearing interest at the bank’s prime rate plus 1% per annum payable monthly. This line of credit is secured by a $5,000 moveable hypothec and provides for a charge on the CI companies’ accounts receivable, inventory and all other moveable assets and by Section 427 under the Bank Act of Canada on inventory.

The bank’s agreement contains various covenants which require the CI companies to maintain certain financial ratios and commitments as defined by the bank. As at December 31, 2006, the CI companies were not in compliance with certain of these covenants.

Certain of the CI companies have provided unlimited corporate guarantees to secure this credit facility. These guarantees are secured by either moveable hypothecs in the amount of $3,200 or general assignment agreements.

In addition to the line of credit facility, the CI companies have the following long term debt:

•

Various bank term loans, repayable in monthly capital installments aggregating $37 plus interest at rates ranging from the bank’s prime rate plus 2% to the bank’s prime rate plus 3% per annum, maturing at dates ranging from 2008 to 2011. Aggregate balance of these loans was $1,323 at December 31, 2006.

•

Loan of $450 U.S. from a member of the immediate family of the stockholder, being a director of a company, bearing interest at 18% and without terms of repayment. The loan has been subordinated in favor of the bank. This loan will not be repaid prior to January 1, 2008. Balance of this loan was $524 at December 31, 2006.

•

Loan of $5,097 U.S. from the stockholder, non-interest bearing and without terms of repayment. An amount of $2,394 has been subordinated in favor of the bank. The stockholder has agreed to subordinate an additional $1,508. This loan will not be repaid prior to January 1, 2008. Balance of this loan was $5,097 at December 31, 2006.

•

Mortgage maturing November 2009, bearing interest at 4.85% per annum. The mortgage is secured by the building and is repayable in monthly installments of $2, combining principal and interest. Balance of this loan was $408 at December 31, 2006.

•

Loan from a member of the immediate family of the stockholder, and a director of a company, bearing interest at 15% and without terms of repayment. The loan has been subordinated in favor of the bank. This loan will not be repaid prior to January 1, 2008. Balance of this loan was $300 at December 31, 2006.

•	Loan from an individual, bearing interest at 14%, repayable in blended monthly payments of $21,366, maturing in 2007. Balance of this loan was $219 at December 31, 2006.

Contractual Obligations Summary

The following table summarizes the CI companies’ contractual commitments as of December 31, 2006, which relate to future minimum payments due under non-cancelable licenses, leases and other debt (in CDN$):

		Payments due by period
Contractual Obligations	Total	Less than 1 year	1-3 years	4-5 years	More than 5 years
Long term debt, excluding interest	$1,950	$687	$717	$193	$353
Interest	489	121	102	29	237
Capital lease obligations	48	39	9	—	—
Operating lease obligations	21,749	3,457	6,046	4,714	7,532

Total	$23,747	$4,183	$6,772	$4,907	$7,885

Non-GAAP Discussion

In addition to its GAAP results, American Apparel considers non-GAAP measures of its performance. EBITDA, as defined below, is an important supplemental financial measure of American Apparel’s performance that is not required by, or presented in accordance with, GAAP. EBITDA represents net income (loss) before income taxes, minority interest in net income of affiliates, interest expense, and depreciation and amortization. American Apparel’s management uses EBITDA as a financial measure to assess the ability of its assets to generate cash sufficient to pay interest on its indebtedness, meet capital expenditure and working capital requirements, pay taxes, and otherwise meet its obligations as they become due. American Apparel’s management believes that the presentation of EBITDA provides useful information regarding American Apparel’s results of operations because they assist in analyzing and benchmarking the performance and value of American Apparel’s business. American Apparel believes that EBITDA is useful to stockholders as a measure of comparative operating performance, as it is less susceptible to variances in actual performance resulting from depreciation and amortization and more reflective of changes in pricing decisions, cost controls and other factors that affect operating performance.

EBITDA also is used by American Apparel’s management for multiple purposes, including:

•	to calculate and support various coverage ratios with American Apparel’s lenders

•	to allow lenders to calculate total proceeds they are willing to loan to American Apparel based on its relative strength compared to its competitors

•

to more accurately compare American Apparel’s operating performance from period to period and company to company by eliminating differences caused by variations in capital structures (which affect relative interest expense), tax positions and amortization of intangibles.

In addition, EBITDA is an important valuation tool used by potential investors when assessing the relative performance of a company in comparison to other companies in the same industry. Although American Apparel uses EBITDA as a financial measure to assess the performance of its business, there are material limitations to using a measure such as EBITDA, including the difficulty associated with using it as the sole measure to compare the results of one company to another and the inability to analyze significant items that directly affect a company’s net income (loss) or operating income because it does not include certain material costs, such as interest and taxes, necessary to operate its business. In addition, American Apparel’s calculation of EBITDA may not be consistent with similarly titled measures of other companies and should be viewed in conjunction with measures that are computed in accordance with GAAP. American Apparel’s management compensates for these limitations in considering EBITDA in conjunction with its analysis of other GAAP financial measures, such as net income (loss).

American Apparel’s management assesses its financial performance in a number of ways, of which Combined Condensed EBITDA performance is one factor. Combined Condensed EBITDA is the sum of the AAI EBITDA and the CI EBITDA, net of inter-company eliminations. In general terms, American Apparel has been attempting to increase sales and Combined Condensed EBITDA each year, with the overall goal being to increase the percentage growth in Combined Condensed EBITDA at a faster rate than the sales growth percentage. In terms of that one factor, American Apparel’s performance in 2006 as compared to 2005 showed year over year sales growth of 37.7%, and EBITDA growth of 29.7% and 68.1% for AAI and the CI companies, respectively.

Reconciliation of American Apparel’s Combined Condensed EBITDA

The following table presents a reconciliation of American Apparel’s EBITDA to its net income (loss), the most directly comparable GAAP financial measure, on a historical basis, for the periods presented:

	Three Months Ended March 31,		Year Ended December 31,
	2007	2006	2006	2005
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Net income (loss)	$1,504	$(518)	$(1,884)	$3,253
Income taxes	660	(19)	1,574	506
Interest expense	3,960	2,620	11,811	6,536
Depreciation and amortization	2,906	2,546	10,899	6,328

Related-party management fee	85	—	2,045	1,896

EBITDA	$9,116	$4,629	$24,445	$18,519

Reconciliation of AAI’s EBITDA

The following table presents a reconciliation of the AAI’s EBITDA to its net income (loss) for, the most directly comparable GAAP financial measure, on a historical basis, for the periods presented:

	Three Months Ended March 31,		Year Ended December 31,
	2007	2006	2006	2005
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Net income (loss)	$1,709	$(313)	$(1,624)	$3,583
Income taxes	597	(35)	1,335	392
Interest expense	3,674	2,408	10,797	6,006
Depreciation and amortization	2,526	2,213	9,430	5,387

EBITDA	$8,506	$4,273	$19,938	$15,368

Reconciliation of the CI companies’ EBITDA

The following table presents a reconciliation of the CI companies’ EBITDA to their net income (loss), the most directly comparable GAAP financial measure, on a historical basis, for the periods presented:

	Three Months Ended March 31,
	2007	2007	2006	2006
	CDN $	USD $	CDN $	USD $
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Net loss	$(23)	$(19)	$(30)	$(26)
Income taxes	74	63	19	16
Interest expense	335	286	245	212
Depreciation and amortization	446	381	385	333
Related party management fee	100	85	—	—

EBITDA	$932	$796	$619	$535

The following table presents a reconciliation of the CI companies’ EBITDA to their net income (loss), the most directly comparable GAAP financial measure, on a historical basis, for the periods presented:

	Year Ended December 31,
	2006	2006	2005	2005
	CDN $	USD $	CDN $	USD $
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Net loss	$(89)	$(77)	$(7)	$(6)
Income taxes	271	239	138	114
Interest expense	1,151	1,014	642	530
Depreciation and amortization	1,671	1,473	1,146	941
Related party management fee	2,320	2,045	2,298	1,896

EBITDA	$5,324	$4,694	$4,217	$3,475

Quantitative and Qualitative Disclosures about Market Risk

American Apparel’s exposure to market risk is limited to interest rate risk associated with American Apparel’s credit facilities and foreign currency exchange risk associated with American Apparel’s foreign operations.

Based on AAI’s interest rate exposure on variable rate borrowings at December 31, 2006, a one percentage point increase in average interest rates on AAI’s borrowings would increase future interest expense by approximately $68 per month. AAI determined these amounts based on approximately $82,051 of variable rate borrowings at December 31, 2006, multiplied this amount by 1% and divided by twelve. AAI is currently not using any interest rate collars or hedges to manage or reduce interest rate risk. As a result, any increase in interest rates on AAI’s variable rate borrowings would increase interest expense and reduce net income.

The majority of AAI’s operating activities are conducted in US dollars. Approximately 18% of AAI’s sales are denominated in other currencies such as Euros, or British Pounds Sterling. Nearly all of AAI’s production costs and material costs are denominated in US dollars although the majority of the yarn is sourced from outside the United States. A 10% change in the exchange rate of the US dollar with respect to the foreign countries where the company operates, in a scenario where the US dollar would appreciate against other currencies could have a significant impact on AAI’s earnings. We have estimated that for 2006, such a gain in the value of the US$ would have resulted in a decrease of approximately $3,000 in net income due to the United States being the source for the goods being sold as well as the effect on retail margins which is the primary sales channel in those markets. We have not, however, factored in our ability to raise prices in those markets to compensate for such an increase in the effective cost of our products in foreign markets.

While the CI companies purchases from AAI are denominated in US dollars, its operating activities and all of its sales are denominated in Canadian dollars. A 10% change in the exchange rate of the US dollar with respect to the Canadian dollar, in a scenario where the US dollar would appreciate against the Canadian dollar could have a significant impact on the CI companies’ earnings. We have estimated that for 2006, such a gain in the value of the US$ would have resulted in a decrease of approximately $1,000 in net income of the CI companies due to the United States being the source for the goods being sold as well as the effect on retail margins which is the primary sales channel for the CI companies. We have not, however, factored in our ability to raise prices in the Canadian market to compensate for such an increase in the effective cost of our products in Canada.

DIRECTORS AND EXECUTIVE OFFICERS OF ENDEAVOR FOLLOWING THE ACQUISITION

At the effective time of the acquisition, the board of directors and executive officers of Endeavor will be as follows:

Name	Age	Position
Chairman of the board and director
Dov Charney		Chief executive officer, president and director
Chief financial officer and treasurer
Chief operating officer
Chief information officer
Director
Director
Director
Director
Director
Director
Director

Dov Charney, 38, is founder of AAI and has served as a director, chief executive officer and president of AAI since its formation in 2002 and has been a managing member of LLC since its formation in 1998. Prior to starting American Apparel, Mr. Charney founded American Heavy, Inc., an apparel company located in Columbia, South Carolina, in 1989, and served as its founder and chief executive officer until 1996.

Meetings and Committees of the Board of Directors of Endeavor

During the fiscal year ended December 31, 2006, Endeavor’s board of directors held five meetings. Although Endeavor does not have any formal policy regarding director attendance at annual stockholder meetings, Endeavor will attempt to schedule its annual meetings so that all of its directors can attend. Endeavor expects its directors to attend all board and committee meetings and to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities.

Independence of Directors

Endeavor will adhere to the rules of the American Stock Exchange in determining whether a director is independent. The board of directors of Endeavor also will consult with Endeavor’s counsel to ensure that the board’s determinations are consistent with those rules and all relevant securities and other laws and regulations regarding the independence of directors. The American Stock Exchange listing standards define an “independent director” generally as a person, other than an officer of a company, who does not have a relationship with the company that would interfere with the director’s exercise of independent judgment. Consistent with these considerations, the board of directors of Endeavor has affirmatively determined that, upon appointment to the board of directors of Endeavor on the closing of the acquisition,                      will be the independent directors of Endeavor for the ensuing year.

Audit Committee

Effective December 21, 2005, Endeavor established an audit committee of the board of directors, which consists of Edward J. Mathias, as chairman, Jay H. Nussbaum and Richard Y. Roberts, each of whom is an independent director under the American Stock Exchange’s listing standards. Following the consummation of the acquisition, the members of the audit committee will be                     ,                      and                     .

The audit committee’s duties, which are specified in our Audit Committee Charter, include, but are not limited to:

•

reviewing and discussing with management and the independent auditor the annual audited financial statements, and recommending to the board whether the audited financial statements should be included in our Form 10-K;

•	discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of our financial statements;

•	discussing with management and the independent auditor the effect on our financial statements of (i) regulatory and accounting initiatives and (ii) off-balance sheet structures;

•	discussing with management major financial risk exposures and the steps management has taken to monitor and control such exposures, including our risk assessment and risk management policies;

•

reviewing disclosures made to the audit committee by our principal executive officer and principal financial officer during their certification process for our Form 10-Ks and Form 10-Qs about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in our internal controls;

•	verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

•

reviewing and approving all related-party transactions including analyzing the shareholder base of each target business so as to ensure that we do not consummate a business combination with an entity that is affiliated with our management;

•	inquiring and discussing with management our compliance with applicable laws and regulations;

•	pre-approving all audit services and permitted non-audit services to be performed by our independent auditor, including the fees and terms of the services to be performed;

•	appointing or replacing the independent auditor;

•	reviewing proxy disclosure to ensure that it is in compliance with SEC rules and regulations;

•

determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work; and

•

establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies.

Financial Experts on Audit Committee

The audit committee will at all times be composed exclusively of “independent directors” who are “financially literate” as defined under the American Stock Exchange’s listing standards. The American Stock Exchange’s listing standards define “financially literate” as being able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement.

In addition, we must certify to the American Stock Exchange that the committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication. The board of directors has determined that Edward J. Mathias satisfies the American Stock Exchange’s definition of financial sophistication and also qualifies as an “audit committee financial expert,” as defined under rules and regulations of the SEC.

Auditor Fees

The firm of Marcum & Kliegman LLP acts as Endeavor’s independent registered public accounting firm. The following is a summary of fees paid by Endeavor to Marcum & Kliegman LLP for services rendered.

Audit Fees

During the fiscal year ended December 31, 2006, audit fees for Endeavor’s independent registered public accounting firm were $37,000.

During the period from July 22, 2005 (inception) to December 31, 2005, fees for Endeavor’s independent registered public accounting firm were $70,000 for the services they performed in connection with Endeavor’s IPO, including the financial statements included in the Form 8-K filed with the SEC on December 21, 2005 and the audit of Endeavor’s December 31, 2005 Annual Report on Form 10-K.

Related Fees

During 2006, Endeavor’s independent registered public accounting firm rendered audit related services amounting to $14,000 related to the American Apparel transaction.

Tax Fees

During 2006, Endeavor’s independent registered public accounting firm rendered services to Endeavor for tax compliance, tax advice and tax planning in the amount of $3,500.

All Other Fees

During 2005 and 2006, there were no fees billed for products and services provided by Endeavor’s independent registered public accounting firm other than those set forth above.

Audit Committee Approval

Since Endeavor’s audit committee was not formed until December 2005, the audit committee did not pre-approve all of the foregoing services although any services rendered prior to the formation of Endeavor’s audit committee were approved by Endeavor’s board of directors. However, in accordance with Section 10A(i) of the Securities Exchange Act of 1934, before Endeavor engages its independent accountant to render audit or non-audit services on a going-forward basis, the engagement will be approved by our audit committee.

Code of Ethics

In December 2005, our board of directors adopted a code of ethics that applies to our directors, officers and employees as well as those of our subsidiaries. Requests for copies of our code of ethics should be sent in writing to Endeavor Acquisition Corp., 7 Times Square, 17th Floor, New York, New York 10036.

Compensation Committee Information

Upon consummation of the acquisition, the board of directors of Endeavor will establish a compensation committee with             ,             and             as its initial members, each an independent director under the American Stock Exchange’s listing requirements. The purpose of the compensation committee will be to review and approve compensation paid to Endeavor’s officers and to administer American Apparel’s incentive compensation plans, including authority to make and modify awards under such plans. Initially, the only plan will be the 2007 performance equity plan.

Nominating Committee Information

Nominating Committee

Effective December 2005, Endeavor established a nominating committee of the board of directors, which consists of Kerry Kennedy, as chairman, and Robert B. Hersov, each of whom is an independent director under the American Stock Exchange’s listing standards. Following the acquisition, the members will be             ,             and             , each an independent director under the American Stock Exchange’s listing standards.

The nominating committee is responsible for overseeing the selection of persons to be nominated to serve on our board of directors. The nominating committee considers persons identified by its members, management, shareholders, investment bankers and others. The guidelines for selecting nominees, which are specified in the Nominating Committee Charter, generally provide that persons to be nominated should be actively engaged in business endeavors, have an understanding of financial statements, corporate budgeting and capital structure, be familiar with the requirements of a publicly traded company, be familiar with industries relevant to our business endeavors, be willing to devote significant time to the oversight duties of the board of directors of a public company, and be able to promote a diversity of views based on the person’s education, experience and professional employment. The nominating committee evaluates each individual in the context of the board as a whole, with the objective of recommending a group of persons that can best implement our business plan, perpetuate our business and represent shareholder interests. The nominating committee may require certain skills or attributes, such as financial or accounting experience, to meet specific board needs that arise from time to time. The nominating committee does not distinguish among nominees recommended by shareholders and other persons.

There have been no material changes to the procedures by which security holders may recommend nominees to our board of directors.

Election of Directors; Voting Agreement

The Endeavor Inside Stockholders and Mr. Charney have entered into a voting agreement. The voting agreement provides that Mr. Charney, on the one hand, and such Endeavor Inside Stockholders, on the other hand, will each designate two directors and mutually designate three additional directors to Endeavor’s board. Each of the parties to the voting agreement will vote for such designees as directors of Endeavor until immediately following the election that will be held in 2010. Endeavor will be obligated to have a board of directors comprised of seven members and to enable the election to the board of directors of the persons designated by the parties to the voting agreement. The voting agreement is attached to this proxy statement as Annex D. We encourage you to read the voting agreement in its entirety.

Immediately upon the consummation of the acquisition, the directors designated by Endeavor will be             ,            and            . Under the terms of the voting agreement, Mr. Charney, on the one hand, and the Endeavor Inside Stockholders, on the other hand, have agreed to vote for the designees to Endeavor’s board of directors through the election in 2010 as follows:

•	in the class to stand for reelection in 2008— .

•	in the class to stand for reelection in 2009— , , and .

•	in the class to stand for reelection in 2010— and .

Endeavor’s directors do not currently receive any cash compensation for their services as members of the board of directors. However, in the future, non-employee directors may receive certain cash fees and stock awards that the Endeavor board of directors may determine to pay.

Executive Compensation

No executive officer of Endeavor has received any cash or non-cash compensation for services rendered to Endeavor. Each executive officer has agreed not to take any compensation prior to the consummation of a business combination.

Commencing December 21, 2005 and ending upon the consummation of the acquisition, Endeavor has paid and will continue to pay Ironbound Partners, an affiliate of Mr. Ledecky, a fee of $7,500 per month fee for providing Endeavor with office space and certain office and secretarial services. Other than this $7,500 per-month fee, no compensation of any kind, including finders and consulting fees, have been or will be paid to any of Endeavor’s officers for services rendered prior to the closing of the acquisition. However, Endeavor’s executive officers are reimbursed for any out-of-pocket expenses incurred in connection with activities on Endeavor’s behalf such as identifying potential target business and performing due diligence on suitable business combinations. As of the record date, an aggregate of approximately $            has been reimbursed to them for such expenses.

Upon consummation of the acquisition, Endeavor will operate in the retail apparel industry. In connection with the acquisition of American Apparel, Endeavor will enter into an employment agreement with Mr. Charney for him to serve as Endeavor’s chief executive officer. It also is anticipated that Endeavor will hire and enter into employment agreements with a chief financial officer, chief information officer and chief technology officer.

The policies of Endeavor with respect to the compensation of the aforementioned executive officers and other executive officers following the acquisition will be administered by Endeavor’s board in consultation with its compensation committee. This committee will be formed from the independent directors on Endeavor’s board following consummation of the acquisition.             ,             and             shall serve as its members.             will be the initial chairperson of this committee. The compensation policies followed by Endeavor will be intended to provide for compensation that is sufficient to attract, motivate and retain executives of outstanding ability and potential and to establish an appropriate relationship between executive compensation and the creation of shareholder value. To meet these goals, the compensation committee will be charged with recommending executive compensation packages to Endeavor’s board of directors.

It is anticipated that performance-based and equity-based compensation will be an important foundation in executive compensation packages as Endeavor believes it is important to maintain a strong link between executive incentives and the creation of shareholder value. Endeavor believes that performance and equity-based compensation can be an important component of the total executive compensation package for maximizing shareholder value while, at the same time, attracting, motivating and retaining high-quality executives. The employment agreements to be entered into by future executive officers of Endeavor and the adoption of the proposed 2007 performance equity plan reflect and will reflect what Endeavor believes is a focus on performance- and equity-based compensation. Since Endeavor will not have a compensation committee until completion of the acquisition, Endeavor has not yet adopted any formal guidelines for allocating total compensation between equity compensation and cash compensation for executives hired in the future.

Compensation Discussion and Analysis

Overall, Endeavor will seek to provide total compensation packages that are competitive in terms of potential value to its executives, and which are tailored to the unique characteristics and needs of Endeavor within its industry in order to create an executive compensation program that will adequately reward its executives for their roles in creating value for Endeavor shareholders. Endeavor intends to be competitive with other similarly situated companies in its industry following completion of the acquisition.

The compensation decisions regarding Endeavor’s executives will be based on Endeavor’s need to attract individuals with the skills necessary for Endeavor to achieve its business plan, to reward those individuals fairly over time, and to retain those individuals who continue to perform at or above Endeavor’s expectations.

It is anticipated that Endeavor’s executives’ compensation will have three primary components—salary, cash incentive bonus and stock-based awards. Endeavor will view the three components of executive compensation as related but distinct. Although Endeavor’s compensation committee will review total compensation, Endeavor does not believe that significant compensation derived from one component of compensation should negate or reduce compensation from other components. Endeavor anticipates determining the appropriate level for each compensation component based in part, but not exclusively, on its view of internal equity and consistency, individual performance and other information deemed relevant and timely. Since Endeavor’s compensation committee will not be formed until consummation of the acquisition, Endeavor has not adopted any formal or informal policies or guidelines for allocating compensation between long-term and currently paid out compensation, between cash and non-cash compensation, or among different forms of compensation.

In addition to the guidance provided by its compensation committee, Endeavor may utilize the services of third parties from time to time in connection with the hiring and compensation awarded to executive employees. This could include subscriptions to executive compensation surveys and other databases.

Endeavor’s compensation committee will be charged with performing an annual review of Endeavor’s executive officers’ cash compensation and equity holdings to determine whether they provide adequate incentives and motivation to executive officers and whether they adequately compensate the executive officers relative to comparable officers in other companies.

Benchmarking of Cash and Equity Compensation

Endeavor believes it is important when making compensation-related decisions to be informed as to current practices of similarly situated publicly held companies in the health, safety and wellness industries. Endeavor expects that the compensation committee will stay apprised of the cash and equity compensation practices of publicly held companies in the health, safety and wellness and related industries through the review of such companies’ public reports and through other resources. It is expected that any companies chosen for inclusion in any benchmarking group would have business characteristics comparable to Endeavor, including revenues, financial growth metrics, stage of development, employee headcount and market capitalization. While benchmarking may not always be appropriate as a stand-alone tool for setting compensation due to the aspects of Endeavor post-acquisition business and objectives that may be unique to Endeavor, Endeavor generally believes that gathering this information will be an important part of its compensation-related decision-making process.

Compensation Components

Base Salary. Generally, Endeavor, working with the compensation committee, anticipates setting executive base salaries at levels comparable with those of executives in similar positions and with similar responsibilities at comparable companies. Endeavor will seek to maintain base salary amounts at or near the industry norms while avoiding paying amounts in excess of what Endeavor believes is necessary to motivate executives to meet corporate goals. It is anticipated base salaries will generally be reviewed annually, subject to terms of employment agreements, and that the compensation committee and board will seek to adjust base salary amounts to realign such salaries with industry norms after taking into account individual responsibilities, performance and experience.

Annual Bonuses. Endeavor intends to utilize cash incentive bonuses for executives to focus them on achieving key operational and financial objectives within a yearly time horizon. Near the beginning of each year, the board, upon the recommendation of the compensation committee and subject to any applicable employment agreements, will determine performance parameters for appropriate executives. At the end of each year, the board and compensation committee will determine the level of achievement for each corporate goal.

The performance parameters for which executive officers are eligible to receive cash bonuses under the terms of the employment agreements to be executed in connection with the consummation of the acquisition will be set by the compensation committee each year, within 45 days of approval of such year’s annual budget.

Endeavor will structure cash incentive bonus compensation so that it is taxable to its employees at the time it becomes available to them. At this time, it is not anticipated that any executive officer’s annual cash compensation will exceed $1 million, and Endeavor has accordingly not made any plans to qualify for any compensation deductions under Section 162(m) of the Internal Revenue Code.

Equity Awards. Endeavor also will use stock options and other stock-based awards to reward long-term performance. Endeavor believes that providing a meaningful portion of its executives’ total compensation package in stock options and other stock-based awards will align the incentives of its executives with the interests of Endeavor’s shareholders and with Endeavor’s long-term success. The compensation committee and board will develop their equity award determinations based on their judgments as to whether the complete compensation packages provided to Endeavor’s executives, including prior equity awards, are sufficient to retain, motivate and adequately award the executives.

Equity awards will be granted through Endeavor’s 2007 performance equity plan, which was adopted by Endeavor board and is being submitted to the stockholder of Endeavor for their consideration at the special meeting. All of Endeavor’s employees, directors, officers and consultants will be eligible to participate in the 2007 performance equity plan. The material terms of the 2007 Performance Equity Plan are further described in the section of this proxy statement entitled “2007 performance equity plan Proposal.” No awards have been made under the plan as of the date of this proxy statement. It is anticipated that all options granted under the plan in the future will have an exercise price at least equal to the fair market of Endeavor’s common stock on the date of grant.

Endeavor will account for any equity compensation expense under the rules of SFAS 123R, which requires a company to estimate and record an expense for each award of equity compensation over the service period of the award. Accounting rules also will require Endeavor to record cash compensation as an expense at the time the obligation is accrued. Until Endeavor achieves sustained profitability, the availability to it of a tax deduction for compensation expense is not material to its financial position.

Severance Benefits. Endeavor currently has no severance benefits plan. Endeavor may consider the adoption of a severance plan for executive officers and other employee in the future. The employment agreements to be entered into by the persons who will initially serve as executive officers of Endeavor following consummation of the acquisition provide fore certain rights and obligations in the event of the termination of employment as more fully described in the section of this proxy statement entitled “Employment Agreements.”

Other Compensation. Endeavor will establish and maintain various employee benefit plans, including medical, dental, life insurance and 401(k) plans. These plans will be available to all salaried employees and will not discriminate in favor of executive officers. Endeavor may extend other perquisites to its executives that are not available to our employees generally.

Employment Agreement and Non-Competition Covenants

In connection with the consummation of the acquisition, Mr. Charney will enter into a three year employment agreement with Endeavor. Under the terms of the employment agreement, Mr. Charney will serve full-time as the chief executive officer of Endeavor and American Apparel for an initial term of three years. The employment agreement provides that Mr. Charney will receive an annual base salary of $1.00.

Each of Messrs. Charney and Lim has agreed in the Acquisition Agreement to refrain from competing with Endeavor or American Apparel or soliciting their respective employees or customers for a period of four years from the closing of the acquisition.

BENEFICIAL OWNERSHIP OF SECURITIES

Security Ownership of Certain Beneficial Owners and Management

The following tables set forth information regarding the beneficial ownership of Endeavor’s common stock as of May 31, 2007 and after consummation of the acquisition by:

•	each person known by us to be the beneficial owner of more than 5% of Endeavor’s outstanding shares of common stock either on May 31, 2007 or after the consummation of the acquisition;

•	each of Endeavor’s current executive officers and directors;

•	each person who will become director upon consummation of the acquisition;

•	all Endeavor’s current executive officers and directors as a group; and

•	all of Endeavor’s executive officers and directors as a group after the consummation of the acquisition.

Ownership assuming Mr. Charney affects Lim Buyout

The following table assumes that Mr. Charney affects the Lim Buyout and shows beneficial ownership after the consummation of the acquisition if (i) none of the shares of common stock sold in Endeavor’s initial public offering are converted and (ii) 19.99% of the shares of common stock sold in Endeavor’s initial public offering are converted:

	Beneficial Ownership of Endeavor Common Stock on May 31, 2007			Beneficial Ownership of Endeavor Common Stock after Acquisition Consummation Assuming Maximum Conversions			Beneficial Ownership of Endeavor Common Stock after Acquisition Consummation Assuming no Conversions
Name and Address of Beneficial Owner (1)	Number of Shares		Percent of Class before Acquisition	Number of Shares		Percent of Class after Acquisition	Number of Shares		Percent of Class after Acquisition
Jonathan J. Ledecky	1,775,000		8.9%	1,775,000		3.6%	1,775,000		3.4%
Eric J. Watson	1,775,000	(2)	8.9%	1,775,000	(2)	3.6%	1,775,000	(2)	3.4%
Jay H. Nussbaum	40,000		*	40,000		*	40,000		*
Kerry Kennedy (3)	40,000		*	40,000		*	40,000		*
Robert B. Hersov (4)	40,000		*	40,000		*	40,000		*
Edward J. Mathias (5)	40,000		*	40,000		*	40,000		*
Richard Y. Roberts (6)	40,000		*	40,000		*	40,000		*
T. Rowe Price Associates, Inc. (7)	1,557,600	(8)	7.8%	1,557,600	(8)	3.2%	1,557,600	(8)	3.0%
JLF Asset Management, L.L.C. (9)	1,027,467	(10)	5.2%	1,027,467	(10)	2.1%	1,027,467	(10)	2.0%
Fir Tree, Inc. (11)	1,964,200	(11)	9.9%	1,964,200	(11)	4.0%	1,964,200	(11)	3.8%
Prentice Capital Management, LP (13)	1,000,000	(14)	5.0%	1,000,000	(14)	2.0%	1,000,000	(14)	1.9%
Steven A. Cohen (15)	1,751,550	(16)	8.7%	1,751,550	(16)	3.6%	1,751,550	(16)	3.4%
Gilder, Gagnon, Howe & Co. LLC (17)	1,082,043	(18)	5.4%	1,082,043	(18)	2.2%	1,082,043	(18)	2.1%
FMR Corp. (19)	2,709,133	(20)	13.6%	2,709,133	(20)	5.5%	2,709,133	(20)	5.2%
Morgan Stanley	2,885,652	(21)	13.6%	2,885,652	(21)	5.5%	2,885,625	(21)	5.2%
Dov Charney	*		*	32,258,665		65.9%	32,258,665		61.8%
Director #2	*		*	*		*	*		*
Director #3	*		*	*		*	*		*
Director #4	*		*	*		*	*		*
Director #5	*		*	*		*	*		*
Director #6	*		*	*		*	*		*

	Beneficial Ownership of Endeavor Common Stock on May 31, 2007		Beneficial Ownership of Endeavor Common Stock after Acquisition Consummation Assuming Maximum Conversions		Beneficial Ownership of Endeavor Common Stock after Acquisition Consummation Assuming no Conversions
Name and Address of Beneficial Owner (1)	Number of Shares	Percent of Class before Acquisition	Number of Shares	Percent of Class after Acquisition	Number of Shares	Percent of Class after Acquisition
Director #7	*	*	*	*	*	*
Director #8	*	*	*	*	*	*
Director #9	*	*	*	*	*	*
Chief financial officer	*	*	*	*	*	*
Chief operating officer	*	*	*	*	*	*
Chief information officer	*	*	*	*	*	*
All existing directors and executive officers as a group (seven individuals)	3,750,000	18.8%	3,750,000	7.7%	3,750,000	7.2%
All new directors and executive officers as a group ( individuals)	*	*

*	Less than one percent.

Ownership assuming Endeavor affects Lim Buyout

The following table assumes that Endeavor affects the Lim Buyout (with an assumed closing date of July 30, 2007 at a price of $62,958,904) and shows beneficial ownership after the consummation of the acquisition if (i) none of the shares of common stock sold in Endeavor’s initial public offering are converted and (ii) 19.99% of the shares of common stock sold in Endeavor’s initial public offering are converted:

	Beneficial Ownership of Endeavor Common Stock on May 31, 2007			Beneficial ownership of Endeavor common Stock after acquisition Consummation Assuming Maximum Conversions			Beneficial ownership of Endeavor common common stock after acquisition consummation assuming no conversions
Name and Address of Beneficial Owner (1)	Number of shares		% of class before acquisition	Number of shares		% of class after acquisition	Number of shares		Percent of Class after Acquisition
Jonathan J. Ledecky	1,775,000		8.9%	1,775,000		4.3%	1,775,000		4.0%
Eric J. Watson	1,775,000	(2)	8.9%	1,775,000	(2)	4.3%	1,775,000	(2)	4.0%
Jay H. Nussbaum	40,000		*	40,000		*	40,000		*
Kerry Kennedy (3)	40,000		*	40,000		*	40,000		*
Robert B. Hersov (4)	40,000		*	40,000		*	40,000		*
Edward J. Mathias (5)	40,000		*	40,000		*	40,000		*
Richard Y. Roberts (6)	40,000		*	40,000		*	40,000		*
T. Rowe Price Associates, Inc. (7)	1,557,600	(8)	7.8%	1,557,600	(8)	3.8%	1,557,600	(8)	3.5%
JLF Asset Management, L.L.C. (9)	1,027,467	(10)	5.2%	1,027,467	(10)	2.5%	1,027,467	(10)	2.3%
Fir Tree, Inc. (11)	1,964,200	(11)	9.9%	1,964,200	(11)	4.8%	1,964,200	(11)	4.5%
Prentice Capital Management, LP (13)	1,000,000	(14)	5.0%	1,000,000	(14)	2.5%	1,000,000	(14)	2.3%
Steven A. Cohen (15)	1,751,550	(16)	8.7%	1,751,550	(16)	5.4%	1,751,550	(16)	4.0%
Gilder, Gagnon, Howe & Co. LLC (17)	1,082,043	(18)	5.4%	1,082,043	(18)	2.7%	1,082,043	(18)	2.5%
FMR Corp. (19)	2,709,133	(20)	13.6%	2,709,133	(20)	6.6%	2,709,133	(20)	6.2%

	Beneficial Ownership of Endeavor Common Stock on May 31, 2007			Beneficial ownership of Endeavor common Stock after acquisition Consummation Assuming Maximum Conversions			Beneficial ownership of Endeavor common common stock after acquisition consummation assuming no conversions
Name and Address of Beneficial Owner (1)	Number of shares		% of class before acquisition	Number of shares		% of class after acquisition	Number of shares		Percent of Class after Acquisition
Morgan Stanley	2,885,652	(21)	13.6%	2,885,652	(21)	13.6%	2,885,652	(21)	6.2%
Dov Charney	*		*	32,258,665		59.1%	32,258,665		54.8%
Director #2	*		*	*		*	*		*
Director #3	*		*	*		*	*		*
Director #4	*		*	*		*	*		*
Director #5	*		*	*		*	*		*
Director #6	*		*	*		*	*		*
Director #7	*		*	*		*	*		*
Director #8	*		*	*		*	*		*
Director #9	*		*	*		*	*		*
Chief financial officer	*		*	*		*	*		*
Chief operating officer	*		*	*		*	*		*
Chief information officer	*		*	*		*	*		*
All existing directors and executive officers as a group (seven individuals)	3,750,000		18.8%	3,750,000		9.2%	3,750,000		8.5%
All new directors and executive officers as a group (12 individuals)	*		*

*	Less than one percent.
(1)	Unless otherwise indicated, the business address of each of the individuals is 7 Times Square, 17th Floor, New York, New York 10036.
(2)	These shares are held by Tower Trust, a trust established for the benefit of Mr. Watson and his family.
(3)	Ms. Kennedy’s business address is c/o Robert F. Kennedy Center, 1367 Connecticut Avenue N.W., Suite 200, Washington, D.C. 20036.
(4)	Mr. Hersov’s business address is NetJets Europe, Ltd., Grundstrasse 12, 6343 Rotkreuz, Switzerland.
(5)	Mr. Mathias’ business address is c/o The Carlyle Group, 1001 Pennsylvania Avenue, NW, Washington, DC 20004.
(6)	Mr. Roberts’ business address is Roberts, Raheb & Gradler, 805 15th Street, NW, Suite 1101, Washington, DC 20005.
(7)	The business address of T. Rowe Price Associates is 100 E. Pratt Street, Baltimore, Maryland 21202.
(8)	Represents shares of common stock held by T. Rowe Price Associates, Inc. and T. Rowe Price New Horizons Fund, Inc. The foregoing information was derived from a Schedule 13G/A filed with the SEC on February 13, 2007.
(9)	The business address of JLF Asset Management, L.L.C. is 2775 via de la Valle, Suite 204, Del Mar, CA 92014.
(10)	Jeffrey L. Feinberg is the managing member of JLF Asset Management, L.L.C. The foregoing information was derived from a Schedule 13G filed with the SEC on January 29, 2007.
(11)	The business address of Fir Tree, Inc. is 535 Fifth Avenue, 31st Floor, New York, New York 10017.
(12)	Represents (i) 1,452,519 shares of common stock held by Sapling, LLC and (ii) 511,681 shares of common stock held by Fir Tree Recovery Master Fund, L.P. Fir Tree, Inc. is the investment manager of both entities. The foregoing information was derived from a Schedule 13G filed with the SEC on March 17, 2006.
(13)	The business address of Prentice Capital Management, LP is 623 Fifth Avenue, 32nd Floor, New York, New York 10022.

(14)	Represents shares held by investment funds for which Prentice Capital Management serves as investment manager. The foregoing information was derived from a Schedule 13G filed with the SEC on May 17, 2006.
(15)	The business address of Mr. Cohen is 72 Cummings Point Road, Stamford, Connecticut 06902.
(16)	Represents shares of common stock held by entities controlled by Mr. Cohen. The foregoing information was derived from a Schedule 13G/A filed with the SEC on February 14, 2007.
(17)	The business address of Gilder, Gagnon, Howe & Co. LLC is 1775 Broadway, 26th Floor, New York, New York 10019.
(18)	Represents 997,758 shares of common stock held in customer accounts over which partners and/or employees of Gilder, Gagnon, Howe & Co. LLC have discretionary authority to dispose of or direct the disposition of the shares, 55,543 shares of common stock held in accounts owned by the partners of Gilder, Gagnon, Howe & Co. LLC and their families, and 28,742 shares of common stock held in the account of the profit-sharing plan of Gilder, Gagnon, Howe & Co. LLC. The foregoing information was derived from a Schedule 13G filed with the SEC on March 12, 2007.
(19)	The business address of FMR Corp. is 82 Devonshire Street, Boston, Massachusetts 02109.
(20)	Represents shares of common stock under control of FMR Corp. and Edward C. Johnson 3d., its chairman. The foregoing information was derived from a Schedule 13G filed with the SEC on March 12, 2007.
(21)	The business address of Morgan Stanley is 180 Madison Avenue, Suite 2305, New York, New York 10016.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Endeavor Related Party Transactions

In July 2005, we issued 6,250,000 shares of our common stock to the Endeavor Inside Stockholders, comprised of the individuals set forth below for $25,000 in cash, at a purchase price of $0.004 share, as follows:

Stockholders	Number of Shares
Tower Trust	3,045,000
Jonathan J. Ledecky	3,045,000
Jay H. Nussbaum	40,000
Kerry Kennedy	40,000
Robert B. Hersov	40,000
Edward J. Mathias	40,000

On July 28, 2005, Messrs. Watson and Ledecky advanced an aggregate of $225,000 to us, on a non-interest bearing basis, for payment of offering expenses on our behalf. These amounts were repaid out of proceeds of our initial public offering.

In November 2005, each of Mr. Ledecky and Tower Trust transferred 20,000 shares of common stock to Richard Y. Roberts, a director of ours, for $0.004 per share (for an aggregate purchase price of $160). Additionally, in November 2005, Mr. Ledecky and Tower Trust contributed to us a total of 2,500,000 shares of common stock, effectively increasing the average purchase price to $0.0067 per share, and reducing the number of shares of our common stock held by the Endeavor Inside Stockholders to 3,750,000 shares.

We also entered into a registration rights agreement with the Endeavor Inside Stockholders pursuant to which the holders of the majority of their aggregate shares will be entitled to make up to two demands that we register these shares pursuant to an agreement to be signed prior to or on the date of this prospectus. The holders of the majority of these shares may elect to exercise these registration rights at any time commencing three months prior to the date on which these shares of common stock are released from escrow. In addition, these stockholders have certain “piggy-back” registration rights on registration statements filed subsequent to the date on which these shares of common stock are released from escrow. We will bear the expenses incurred in connection with the filing of any such registration statements.

Each of the Endeavor Inside Stockholders also entered into a letter agreement with us and Ladenburg Thalmann pursuant to which, among other things:

•	each agreed to vote all of the shares originally issued to him in accordance with the majority of the IPO Shares if we solicit approval of our stockholders for a business combination;

•	if we fail to consummate a business combination by December 21, 2007, each agreed to take all reasonable actions within his power to cause us to liquidate as soon as reasonably practicable;

•	each waived any and all rights he may have to receive any distribution of cash, property or other assets as a result of such liquidation with respect to his Founder Shares;

•

each agreed to present to us for our consideration, prior to presentation to any other person or entity, any suitable opportunity to acquire an operating business, until the earlier of our consummation of a business combination, our liquidation or until such time as he ceases to be an officer or director of ours, subject to any pre-existing fiduciary obligations he might have. To that effect, Robert B. Hersov has pre-existing contractual and fiduciary obligations to Shine Media Acquisition Corp. Shine Media Acquisition Corp. is a blank check company formed to acquire a direct or indirect interest in an operating business in the media and advertising industry in the People’s Republic of China.

Mr. Hersov will honor his pre-existing contractual and fiduciary obligations to Shine Media Acquisition Corp. and present all suitable business opportunities that he may identify to it. Accordingly, he may not present opportunities to us that otherwise may be attractive to Shine Media Acquisition Corp. unless such entity has declined to accept such opportunities;

•	each agreed that he and his affiliates will not be entitled to receive and will not accept any compensation for services rendered to us prior to the consummation of our business combination; and

•	each agreed that he and his affiliates will not be entitled to receive or accept a finder’s fee or any other compensation in the event he or his affiliates originate a business combination.

Pursuant to an escrow agreement between Endeavor, the Endeavor Inside Stockholders and Continental Stock Transfer & Trust Company (“Continental”), all of the shares listed above were placed in escrow, with Continental acting as escrow agent, pursuant to an escrow agreement, until the earliest of:

•	December 21, 2008;

•	Endeavor’s liquidation;

•

such date, following a business combination, that we consummated a liquidation, merger, stock exchange or other similar transaction which results in all of Endeavor’s stockholders having the right to exchange their shares of common stock for cash, securities or other property subsequent to Endeavor’s consummating a business combination with a target business;

•	such date, following a business combination, as the last sales price of our common stock equals or exceeds $15.00 per share for any 20 trading days within any 30-trading day period.

During the escrow period, these shares cannot be sold, but the holders thereof will retain all other rights as stockholders, including, without limitation, the right to vote their shares of common stock and the right to receive cash dividends, if declared. If dividends are declared and payable in shares of common stock, such dividends will also be placed in escrow. If Endeavor is unable to effect a business combination and liquidate, none of Endeavor’s Founders will receive any portion of the liquidation proceeds with respect to common stock owned by them prior to Endeavor’s initial public offering.

Ironbound Partners, an affiliate of Mr. Ledecky, has agreed that, through the acquisition of a target business, it will make available to us a small amount of office space and certain office and secretarial services, as we may require from time to time. We have paid and will continue to pay Ironbound Partners $7,500 per month for these services.

Other than the $7,500 per-month administrative fee and reimbursable out-of-pocket expenses payable to our officers and directors, no compensation or fees of any kind, including finders and consulting fees, will be paid to any of our Founders or to any of their respective affiliates for services rendered to us prior to or with respect to the business combination.

We will reimburse our officers and directors for any reasonable out-of-pocket business expenses incurred by them in connection with certain activities on our behalf such as identifying and investigating possible target businesses and business combinations.

From consummation of our IPO through the record date, Endeavor has borrowed an aggregate of $             from Messrs. Watson and Ledecky. These loans are unsecured, non-interest bearing and will be repaid on the earlier of the consummation by Endeavor of a business combination or upon demand by Messrs. Ledecky and Watson; provided, however, that if a business combination is not consummated, Endeavor will be required to repay the loans only to the extent if has sufficient funds available to it outside of the trust account.

All ongoing and future transactions between Endeavor and any of its officers and directors or their respective affiliates, will be on terms believed by Endeavor to be no less favorable than are available from unaffiliated third parties and will require prior approval in each instance by a majority of the members of Endeavor’s board who do not have an interest in the transaction.

American Apparel Related Party Transactions

Financing Agreement with U.S. Bank National Association

Each of LLC, Mr. Charney and Mr. Lim are guarantors of AAI’s obligations under that certain Financing Agreement among U.S. Bank National Association, a national banking association as Agent (“US Bank”), the lenders party thereto and certain affiliates of AAI dated as of October 31, 2005, as amended from time to time. Pursuant to such guarantees, each of LLC and Messrs. Charney and Lim have guaranteed all of AAI’s obligations under the US Bank Financing Agreement.

Lim Buyout Agreement

Each of AAI and Messrs. Charney and Lim are parties to an agreement, dated as of November 9, 2006, pursuant to which Mr. Charney shall purchase all of the outstanding capital stock and membership interests of the American Apparel companies held by Mr. Lim in the Lim Buyout for $60 million in cash, plus an additional cash price equal to (1) $60 million divided by 365, (2) multiplied by 0.20, (3) multiplied by the number of days after May 1, 2007 the Lim Buyout is consummated. The purchase price for the Lim Buyout shall be referred to as the “Lim Payment Amount.” In the event that the Lim Buyout is not consummated by Mr. Charney prior to closing of the acquisition for any reason, Endeavor shall affect the Lim Buyout as part of and conditioned upon the consummation of the acquisition by reducing the number of shares of Endeavor common stock Mr. Charney is to receive by the number equal to the Lim Payment Amount divided by $7.75 and paying to Mr. Lim the Lim Payment Amount in cash for the surrender of his capital stock of the American Apparel companies and such cash payment shall be deemed part of the consideration paid by Endeavor for the acquisition. In connection with the exercise of the option, AAI and Mr. Charney are required to obtain a release from US Bank pursuant to which Mr. Lim will be released from his personal guarantee under the US Bank Financing Agreement.

Unsecured Indebtedness

American Apparel is currently indebted to its stockholders, certain key employees, and/or relatives of its stockholders in an aggregate principal amount of approximately $4.2 million. All of the unsecured indebtedness is due on demand by the holder of the underlying notes. Upon consummation of the acquisition, these amounts will be immediately paid. The specifics of each of the notes issued to the related parties are as follows:

Name of Noteholder	Principal Amount of Note Outstanding as of the date hereof		Annual Interest Rate
Moshe Safdie & Associates (architecture firm principally owned by Mr. Charney’s uncle)		$1,500,000	18%, paid monthly
Sylvia Safdie (Mr. Charney’s mother)	$ $	243,044 456,566	18%, compounded monthly 12%, compounded monthly
Maya Charney (Mr. Charney’s sister)		$50,068	12%, compounded monthly
Gabriel Safdie (Mr. Charney’s uncle)		$100,000	18%, paid monthly
Lillian Safdie (Mr. Charney’s grandmother)		$10,995	12%, compounded monthly
Israel Charney (Mr. Charney’s uncle)		$30,000	12%, paid monthly
Martin Bailey (officer of AAI)		$100,000	18%
Adrian Kowalewski (employee of AAI)		$35,000	18%
Rod Kazazi (employee of AAI)		$100,000	18%
Sam Lim		$180,000	12%, paid monthly (subordinated)
Morris Charney (Mr. Charney’s father)	$ $	180,000 1,099,990	18%, paid monthly (subordinated) 18%
Dov Charney		$188,486	18%
Morris Charney (Mr. Charney’s father)		$448,832	18%
Dov Charney		$4,384,299	14%
Morris Charney (Mr. Charney’s father)		$259,538	18%
Morris Safdie & Associates (architecture firm principally owned by Mr. Charney’s uncle)		$997,405	12%

Property Leases

Mr. Charney and/or AAI have guaranteed the obligations of American Apparel under various property leases, including:

•	New York store at 712 Broadway, New York, NY for up to approximately $820,000 million in aggregate obligations;

•	New York store at 183 E. Houston St. New York, NY 10002 for up to approximately $430,000 in aggregate obligations;

•	New York store at 1090 Third Ave., New York, NY for up to approximately $190,000 in aggregate obligations;

•	Chicago store at 1563 N. Milwaukee Ave., Chicago, IL for up to approximately $213,000 in aggregate obligations;

•	Los Angeles store at 6922 Hollywood Blvd., Los Angeles, CA for up to approximately $2.2 million in aggregate obligations; and

•	Montreal store at 3521, 3523 and 3525 St. Laurent Blvd., Montreal Quebec HTX2T6 for up to approximately C$514,000 in aggregate obligations.

In December 2005, American Apparel entered into an operating lease, which commenced on November 15, 2006, for its knitting facility with American Central Plaza, LLC. Mr. Charney and Mr. Lim’s spouse each hold a 25% membership interest in American Central Plaza. The remaining members of American Central Plaza are not affiliated with American Apparel. The monthly lease payments are $48 and the lease expires in November 2011, with a five year extension, at the option of American Apparel. A number of the property leases entered into by American Apparel require the consent of the lessor in the event of a change of control.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities and Exchange Act of 1934, as amended, requires Endeavor directors, officers and persons owning more than 10% of Endeavor’s common stock to file reports of ownership and changes of ownership with the SEC. Based on its review of the copies of such reports furnished to Endeavor, or representations from certain reporting persons that no other reports were required, Endeavor believes that all applicable filing requirements were complied with during the fiscal years ended December 31, 2005 and 2006 and as required through March 31, 2007.

DESCRIPTION OF ENDEAVOR COMMON STOCK AND OTHER SECURITIES

General

The certificate of incorporation of Endeavor authorizes the issuance of 75,000,000 shares of common stock, par value $.0001, and 1,000,000 shares of preferred stock, par value $.0001. As of the record date,              of common stock were outstanding and no shares of preferred stock were outstanding.

Common Stock

The holders of common stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders. In connection with the vote required for any business combination, all of the existing stockholders, including all officers and directors of Endeavor, have agreed to vote their respective shares of common stock owned by them immediately prior to the IPO in accordance with the vote of the public stockholders owning a majority of the shares of Endeavor’s outstanding common stock. This voting arrangement does not apply to shares included in units purchased in the IPO or purchased following the IPO in the open market by any of Endeavor’s stockholders, officers and directors. Endeavor’s stockholders, officers and directors may vote their shares in any manner they determine, in their sole discretion, with respect to any other items that come before a vote of Endeavor’s stockholders.

Endeavor will proceed with the acquisition only if the stockholders who own at least a majority of the shares of common stock sold in the IPO vote in favor of the acquisition and stockholders owning less than 20% of the shares sold in the IPO exercise conversion rights discussed below.

Endeavor’s board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.

If Endeavor is required to liquidate, the holders of Endeavor common stock purchased in the IPO will be entitled to share ratably in the trust account, inclusive of any interest, and any net assets remaining available for distribution to them after payment of liabilities. Holders of common stock issued prior to Endeavor’s IPO have agreed to waive their rights to share in any distribution with respect to common stock owned by them prior to the IPO if Endeavor is forced to liquidate.

Holders of Endeavor common stock do not have any conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock, except that the holders of Endeavor common stock acquired in the IPO have the right to have their shares of common stock converted to cash equal to their pro rata share of the trust account if they vote against the acquisition, properly demand conversion and the acquisition is approved and completed. Holders of common stock who convert their stock into their share of the trust account still have the right to exercise the warrants that they received as part of the units.

Preferred Stock

The certificate of incorporation of Endeavor authorizes the issuance of 1,000,000 shares of a blank check preferred stock with such designations, rights and preferences as may be determined from time to time by Endeavor’s board of directors. Accordingly, Endeavor’s board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock, although Endeavor has entered into an underwriting agreement which prohibits Endeavor, prior to a business combination, from issuing preferred stock which participates in any manner in the proceeds of the trust account, or which votes as a class with the common stock on a business combination. Endeavor may issue some or all of the preferred stock to effect a business combination. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of Endeavor. There are no shares of preferred stock outstanding and Endeavor does not currently intend to issue any preferred stock.

Warrants

Endeavor currently has outstanding 16,160,745 redeemable common stock purchase warrants. Each warrant entitles the registered holder to purchase one share of Endeavor’s common stock at a price of $6.00 per share, subject to adjustment as discussed below, at any time commencing on the completion of the acquisition. The warrants expire on December 14, 2009 at 5:00 p.m., New York City time. Endeavor may call the warrants for redemption;

•	in whole and not in part;

•	at a price of $.01 per warrant at any time after the warrants become exercisable;

•	upon not less than 30 days’ prior written notice of redemption to each warrant holder; and

•

if, and only if, the reported last sale price of the common stock equals or exceeds $11.50 per share, for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to warrant holders.

Under the terms of the Acquisition Agreement, Endeavor has agreed that in connection with any redemption of the warrants, Endeavor would afford all of the holders thereof the right and opportunity to exercise their warrants on a “cashless” basis utilizing the value of such warrants based on the difference between the then current market price per share of Endeavor common stock and the pre-share exercise price of the warrants.

The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or Endeavor’s recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of common stock at a price below the exercise price.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified check payable to Endeavor, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No warrants will be exercisable unless at the time of exercise a prospectus relating to common stock issuable upon exercise of the warrants is current and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of a warrant agreement, Endeavor has agreed to maintain a current prospectus relating to common stock issuable upon exercise of the warrants until the expiration of the warrants. However, there is no assurance that Endeavor will be able to do so. The warrants may be deprived of any value and the market for the warrants may be limited if the prospectus relating to the common stock issuable upon the exercise of the warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside. If Endeavor is unable to deliver securities pursuant to the exercise of a warrant because a registration statement under the Securities Act of 1933, as amended, with respect to the Endeavor common stock is not effective, then in no event would Endeavor be obligated to pay cash or other consideration to the holders of warrants or otherwise “net-cash settle” any warrant exercise.

PRICE RANGE OF ENDEAVOR SECURITIES

Endeavor’s units, common stock and warrants are traded on American Stock Exchange under the symbols EDA-U, EDA and EDA-WT, respectively. Each unit is comprised of one share of common stock and one warrant. The units commenced public trading on December 16, 2005, and the common stock and warrants commenced public trading on March 6, 2006. The following table sets forth the range of high and low closing bid prices for the units, common stock and warrants for the periods indicated.

	Units		Common Stock		Warrants
	High	Low	High	Low	High	Low
2007:
Second Quarter (through June 5, 2007)			12.49	9.92
First Quarter			12.06	9.18
2006:
First Quarter	9.00	8.16	7.58	7.15	1.49	1.01
Second Quarter	9.00	7.92	7.55	7.25	1.55	0.96
Third Quarter	8.60	8.15	7.49	7.10	1.25	1.06
Fourth Quarter	12.00	8.10	9.31	7.28	3.05	1.02
2005:
Fourth Quarter (commencing December 16, 2005)	8.10	7.98	—	—	—	—

Holders of Endeavor common stock, warrants and units should obtain current market quotations for their securities. The market price of Endeavor common stock, warrants and units could vary at any time before the acquisition.

In connection with the acquisition, Endeavor and American Apparel will use their reasonable best efforts to maintain listing for trading on the American Stock Exchange of Endeavor’s common stock, warrants and units. Endeavor believes it will meet the American Stock Exchange listing requirements upon consummation of the acquisition.

Holders

As of                 , 2007, there were                  holders of record of Endeavor units,                  holders of record of Endeavor common stock and                  holders of record of Endeavor warrants. Endeavor believes that the beneficial holders of the units, common stock and warrants to be in excess of 400 persons each.

APPRAISAL RIGHTS

Endeavor stockholders do not have appraisal rights in connection the acquisition or the issuance of Endeavor common stock pursuant to the acquisition under the DGCL.

STOCKHOLDER PROPOSALS

The Endeavor 2008 annual meeting of stockholders will be held on or about                 , 2008 unless the date is changed by the board of directors. If you are a stockholder and you want to include a proposal in the proxy statement for the year 2008 annual meeting, you need to provide it to us by no later than                 , 2008. You should direct any proposals to our secretary at Endeavor’s principal office which will be in                     . If you want to present a matter of business to be considered at the year 2008 annual meeting, under Endeavor’s by-laws you must give timely notice of the matter, in writing, to our secretary. To be timely, the notice has to be given between                      and                     . If Endeavor’s is liquidated as a result of not consummating a business combination transaction before December 21, 2007, there will be no annual meeting in 2008.

INDEPENDENT AUDITORS

The consolidated financial statements of AAI and its subsidiaries at December 31, 2006 and for the year then ended included in this proxy statement, have been audited by Marcum & Kliegman LLP, an independent registered public accounting firm, as set forth in their report appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The combined financial statements of the CI companies at December 31, 2006 and for the year then ended included in this proxy statement, have been audited by Schlesinger Newman Goldman, S.E.N.C.R.L./LLP, an independent registered public accounting firm, as set forth in their report appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The financial statements of Endeavor at December 31, 2006, and 2005, the year ended December 31 2006 and the period from July 22, 2005 (inception) to December 31, 2005 included in this proxy statement have been audited by Marcum & Kliegman LLP, an independent registered public accounting firm, as set forth in their report appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Representatives of Marcum & Kliegman LLP will be present at the stockholder meeting or will be available by telephone with the opportunity to make statements and to respond to appropriate questions.

WHERE YOU CAN FIND MORE INFORMATION

Endeavor files reports, proxy statements and other information with the SEC as required by the Securities Exchange Act of 1934, as amended. You may read and copy reports, proxy statements and other information filed by Endeavor with the SEC at the SEC public reference room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also obtain copies of the materials described above at prescribed rates by writing to the SEC, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549. You may access information on Endeavor at the SEC web site containing reports, proxy statements and other information at: http://www.sec.gov.

Information and statements contained in this proxy statement or any annex to this proxy statement are qualified in all respects by reference to the copy of the relevant contract or other annex filed as an exhibit to this proxy statement.

All information contained in this document relating to Endeavor has been supplied by Endeavor, and all such information relating to American Apparel has been supplied by American Apparel. Information provided by one another does not constitute any representation, estimate or projection of the other.

If you would like additional copies of this document or if you have questions about the acquisition, you should contact via phone or in writing:

Mr. Martin Dolfi

Endeavor Acquisition Corp.

7 Times Square, 17th Floor

New York, New York 10036

212-683-5350 telephone

212-486-9094 telecopy

INDEX TO FINANCIAL STATEMENTS

Page
American Apparel and Subsidiaries

Consolidated Balance Sheet As of March 31, 2007 (Unaudited) and December 31, 2006	F-2
Consolidated Statement of Operations For the Three Months Ending March 31, 2007 (Unaudited)	F-3
Consolidated Statement of Cash Flows For the Three Months Ending March 31, 2007 (Unaudited)	F-5
Notes to Consolidated Financial Statements (Unaudited)	F-6
Report of Independent Registered Public Accounting Firm	F-25
Consolidated Balance Sheet December 31, 2006	F-26
Consolidated Statement of Operations For the Year Ended December 31, 2006	F-28
Consolidated Statement of Cash Flows For the Year Ended December 31, 2006	F-30
Notes to Consolidated Financial Statements For the Year Ended December 31, 2006	F-31
Consolidated Balance Sheet December 31, 2005	F-52
Consolidated Statement of Operations Year Ended December 31, 2005	F-53
Consolidated Statement of Stockholders’ Equity Year Ended December 31, 2005	F-54
Consolidated Statement of Cash Flow Year Ended December 31, 2005	F-55
Notes to Consolidated Financial Statements (Unaudited)	F-56

American Apparel Canada Group Companies

Combined Interim Balance Sheets As At March 31, 2007 and March 31, 2006 (in Canadian dollars) (unaudited)	F-67
Combined Interim Statements of Operations For The Periods Ended March 31, 2007 and March 31, 2006 (in Canadian Dollars) (unaudited)	F-68
Combined Interim Statements of Cash Flows For The Periods Ended March 31, 2007 and March 31, 2006 (in Canadian Dollars) (unaudited)	F-69
Notes To The Combined Interim Financial Statements As At March 31, 2007 and March 31, 2006 (in Canadian Dollars) (unaudited)	F-70
Report of Independent Registered Public Accounting Firm	F-85
Combined Balance Sheets As At December 31, 2006 and December 31, 2005 (in Canadian Dollars)	F-86
Combined Statements of Additional Paid In Capital And Retained Earnings For The Year Ended December 31, 2006 and December 31, 2005 (in Canadian Dollars)	F-87
Combined Statements of Operations For The Year Ended December 31, 2006 and December 31, 2005 (in Canadian Dollars)	F-88
Combined Statements of Cash Flows For The Year Ended December 31, 2006 and December 31, 2005 (in Canadian dollars)	F-89
Notes to Combined Financial Statements (in Canadian dollars) As At December 31, 2006 and December 31, 2005	F-90

Endeavor Acquisition Corp.
Condensed Balance Sheets	F-105
Condensed Statements of Operations (unaudited) For the Three Months Ended March 31, 2007 and 2006, And the Period July 22, 2005 (inception) to March 31, 2007	F-106
Condensed Statement of Stockholders’ Equity (unaudited) For the Period July 22, 2005 (inception) to March 31, 2007	F-107
Condensed Statements of Cash Flows (unaudited) For the Three Months Ended March 31, 2007 and 2006 and For the Period July 22, 2005 (inception) to March 31, 2007	F-108
Notes To Unaudited Condensed Financial Statements For The Three Months Ended March 31, 2007 And 2006 And The Period July 22, 2005 (inception) To March 31, 2007	F-109
Report of Independent Registered Public Accounting Firm	F-115
Balance Sheet	F-116
Statement of Operations	F-117
Statement of Changes in Stockholders’ Equity From July 22, 2005 (Inception) to December 31, 2006	F-118
Statement of Cash Flows	F-119
Notes to Financial Statements	F-120
Signatures	F-127

American Apparel, Inc. and Subsidiaries

Consolidated Balance Sheets

As of March 31,

(Unaudited)

(Dollars and Shares In Thousands)

	2007	2006
ASSETS
CURRENT ASSETS
Cash	$5,105	$909
Receivables
Trade, net of allowances of $2,053 and $1,127	15,620	16,826
Due from Canadian Affiliate	—	1,761
Other	640	808
Prepaid expenses and other current assets	2,488	911
Income tax receivable		45
Inventories, net	85,911	71,083
Deferred tax asset	336	—

Total current assets	110,100	92,343
PROPERTY AND EQUIPMENT, net	43,124	36,810
INTANGIBLE ASSETS, net	1,388	359
GOODWILL	950	950
OTHER ASSETS	7,270	4,420

Total assets	$162,832	$134,882

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Cash overdraft	$2,479	$1,824
Current portion of bank debt	93,765	52,503
Notes payable to unrelated parties	6,454	3,146
Notes payable to related parties	2,540	903
Subordinated notes payable to unrelated party	—	13,577
Subordinated notes payable to related parties	360	360
Accounts payable	18,218	25,545
Accrued expenses	10,453	5,945
Due to Canadian Affiliate	731	—
Income taxes payable	1,330	—
Current portion of capital lease obligations	3,151	2,764

Total current liabilities	$139,481	$106,567

LONG-TERM BANK DEBT, net of current portion	260	4,853

CAPITAL LEASE OBLIGATIONS, net of current portion	2,993	3,932

DEFERRED RENT	7,008	5,343

TOTAL LIABILITIES	149,742	120,695

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY
Common stock, no par value,
1,000 shares authorized,	—	—
100 shares issued and outstanding
Additional paid-in capital	5,706	5,706
Due from stockholders	(642)	(276)
Accumulated other comprehensive income	359	742
Retained earnings	7,667	8,015

TOTAL STOCKHOLDERS’ EQUITY	13,090	14,187

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$162,832	$134,882

The accompanying notes are an integral part of these consolidated financial statements.

American Apparel, Inc. and Subsidiaries

Consolidated Statements of Operations

For the Three Months Ended March 31,

(Unaudited)

(Dollars In Thousands)

	2007	2006
NET SALES (including sales to the Canadian affiliate of $2,661 and $2,506, respectively)	$69,033	$55,944
COST OF SALES (including cost of sales to the Canadian affiliate of $2,485 and $2,432, respectively)	30,836	29,042

Gross profit	38,197	26,902

OPERATING EXPENSES
Selling	13,635	10,499
Warehouse and distribution	1,503	1,505
General and administrative (including related party rent expense of $95 and $0, respectively)	17,190	12,667

	32,328	24,671

INCOME FROM OPERATIONS	5,869	2,231

INTEREST AND OTHER (INCOME) EXPENSE
Interest expense (including related party interest expense of $179 and $40, respectively)	3,674	2,408
Foreign currency loss (gain)	46	(43)
Other (income) expense	(157)	214

TOTAL INTEREST AND OTHER (INCOME) EXPENSE	3,563	2,579

INCOME (LOSS) BEFORE INCOME TAXES	2,306	(348)
INCOME TAX PROVISION (BENEFIT)	597	(35)

NET INCOME (LOSS)	$1,709	$(313)

The accompanying notes are an integral part of these consolidated financial statements.

American Apparel, Inc. and Subsidiaries

Consolidated Statement of Stockholders Equity

For the Three Months Ended March 31, 2007

(Unaudited)

(Dollars and Shares In Thousands)

	Outstanding Shares	Amount	Additional Paid-in Capital	Due from Stockholders	Accumulated other Comprehensive Income	Retained Earnings	Stockholders’ Equity	Comprehensive (Loss) Income
BALANCE, January 1, 2007	100	$—	$5,706	$(553)	$322	$6,227	$11,702	(1,153)
Advances to stockholders	—	—	—	(89)	—	—	(89)
Distributions to stockholders	—	—	—	—	—	(269)	(269)
Components of comprehensive (loss) income:
Net income	—	—	—	—	—	1,709	1,709	1,709
Foreign currency translation	—	—	—	—	37	—	37	37

BALANCE, March 31, 2007	100	$—	$5,706	$(642)	$359	$7,667	$13,090	$593

The accompanying notes are an integral part of these consolidated financial statements.

American Apparel, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

For the Three Months Ended March 31,

(Unaudited)

(Dollars In Thousands)

	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES
Cash received from customers (including cash received from sales to Canadian affiliate of $3,739 and $3,726, respectively)	$66,267	$49,362
Cash paid to suppliers, employees and others	(83,331)	(50,843)
Taxes paid	(173)	(273)
Interest paid	(3,666)	(2,409)
Other	68	(615)

Net cash used in operating activities	(20,835)	(4,505)

CASH FLOWS USED IN INVESTING ACTIVITIES
Purchases of property and equipment	(1,948)	(4,784)

CASH FLOWS FROM FINANCING ACTIVITIES
Cash overdraft from financial institution	(483)	(1,859)
Borrowings under revolving credit facility, net	2,804	3,148
Advances to stockholders	(89)	(118)
Distribution to stockholders	(269)	(219)
Advances from Canadian affiliate, net	1,969	626
Borrowings of notes payable to related party	150	28
Borrowings under notes payable to unrelated parties	721	192
Repayment of notes payable to unrelated parties	(489)	(108)
(repayments of) Borrowing under subordinated note payable to unrelated party, net	(14,157)	202
Borrowings under term loans and notes payable	41,070	10,233
Repayment of term loans and notes payable	(5,803)	(4,379)
Repayment of capital lease obligations	(796)	(787)

Net cash provided by financing activities	24,628	6,959

EFFECT OF EXCHANGE RATE ON CASH	46	36

NET CHANGE IN CASH	1,891	(2,294)
CASH, beginning of period	3,214	3,206

CASH, end of period	$5,105	$909

RECONCILIATION OF NET INCOME (LOSS) TO NET CASH USED IN OPERATING ACTIVITIES
Net income (loss)	$1,709	$(313)
Depreciation and amortization	2,526	2,213
Foreign Currency transaction (gain) loss	(46)	43
Deferred rent	352	469
Bad debt expense	—	177
Increase (decrease) in cash due to changes in operating assets and liabilities
Trade receivable	(2,549)	(6,417)
Inventories	(9,426)	(3,492)
Prepaid expenses and other current assets	(714)	575
Other assets	(1,163)	(1,032)
Accounts payable	(12,184)	7,870
Accrued expenses	591	(4,074)
Income taxes payable	23	(481)

Net cash used-in operating activities	$(20,835)	$(4,505)

NON-CASH INVESTING AND FINANCING ACTIVITIES
Property and equipment acquired under a capital lease	$952	$508

The accompanying notes are an integral part of these consolidated financial statements.

American Apparel, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

as at March 31, 2007

(Unaudited)

(Dollars In Thousands)

NOTE 1—Organization and Business

American Apparel, Inc. (“AA”), a California corporation is a manufacturer and distributor of blank t-shirts and other comfort apparel for men, women and children. AA sells its products through a wholesale distribution channel, an e-commerce web site, as well as direct to end users through its 93 retail stores located in the United States and 31 stores internationally. AA, collectively with its subsidiaries is referred to as the “Company”.

The Company maintains its corporate offices, primary manufacturing and distribution facility, knitting and dye house in Los Angeles, California. The Company also maintains a portion of its yarn at outside knitting facilities and a portion of its greige goods at outside dye houses.

The wholly-owned operating subsidiaries of the Company are:

Sales

•	United States: American Apparel Retail, Inc. (“AAR”) operates retail stores. American Apparel Retail 1090 Third NYC, Inc., a wholly-owned subsidiary of AAR, operates a retail store in New York.

•	Mexico: American Apparel Mexico, S DE RL DE CU (“AAM”) operates retail stores. American Apparel Mexico Labor, LLC operates a payroll company used to provide services exclusively for AAM.

•	Continental Europe: American Apparel Deutschland GmbH operates retail stores and distributes American Apparel products.

•	United Kingdom: American Apparel (Carnaby) Limited operates retail stores. American Apparel (UK) Limited distributes American Apparel products.

•	Israel: American Apparel Retail (Israel), Ltd. operates a retail store.

•	Japan: American Apparel Japan operates retail stores and distributes American Apparel products.

•	Korea: American Apparel Korea Co., Ltd. operates retail stores, distributes, and franchises American Apparel products.

Manufacturing

•	KCL Knitting, LLC is engaged in textile manufacturing. The operating agreement under which KCL conducts its business provides that the term of their existence should continue until December 31, 2050.

•	American Apparel Dyeing and Finishing, Inc. operates a fabric dyeing and finishing plant.

NOTE 2—Going Concern and Management’s Plan

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of asset amounts or the classifications of liabilities that might be necessary should the Company be unable to continue as a going concern. As of March 31, 2007 and 2006, the Company has a working capital deficiency of $29,381 and $14,224, respectively. As of March 31, 2007, the Company failed to meet certain debt covenants

American Apparel, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

as at March 31, 2007

(Unaudited)

(Dollars In Thousands)

relating to its financing agreements with its bank and a private investment firm (Note 10). As a result of these covenant violations, the Company is in default of provisions stipulated in its financing agreements. Therefore, these financial institutions have the right to require payment in full of all outstanding debt (approximately $92,373 at March 31, 2007). Accordingly, certain outstanding debt has been reclassified from long term liabilities to current liabilities. These matters raise substantial doubt about the Company’s ability to continue as a going concern.

Management is actively pursuing additional debt/equity financing and is in the process of negotiating its loan covenants under its existing credit facilities. On December 19, 2006 the Company entered into a definitive merger agreement with Endeavor Acquisition Corp. (see Note 23), a blank check company listed on the American Stock Exchange.

Management believes that it will be successful in obtaining additional funding and in negotiating the loan covenants with its existing lenders. However, no assurance can be provided that the Company will obtain the additional funding or negotiate required modifications to its loan covenants. To the extent the Company is unsuccessful; it may find it necessary to curtail or cease its operations.

NOTE 3—Summary of Significant Accounting Policies

Principles of Consolidation and Basis of Presentation

The consolidated financial statements include the accounts of American Apparel, Inc. and all of its direct or indirect wholly-owned subsidiaries as outlined in Note 1: American Apparel Retail, Inc., KCL Knitting, LLC, American Apparel Dyeing and Finishing, Inc., American Apparel Deutschland GmbH, American Apparel (UK) Limited, American Apparel (Carnaby) Limited, American Apparel Retail 1090, Third NYC, Inc., American Apparel Mexico S DE RL DE CU, American Apparel Mexico Labor, LLC, American Apparel Japan, American Apparel Korea, Co., Ltd., and American Apparel Retail (Israel), Ltd. All intercompany accounts and transactions have been eliminated upon consolidation.

The financial information in this Report reflects, in the opinion of management, all adjustments of a normal recurring nature necessary to present fairly the results for the interim period. Quarterly operating results are not necessarily indicative of the results that may be expected for other interim periods or the year ending December 31, 2007.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Management bases its estimates on historical experience and on various assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. The most significant estimates include; sales returns and other allowances, allowance for doubtful accounts, inventory valuation and obsolescence, valuation and recoverability of long-lived intangible assets including the values assigned to acquired assets, goodwill, property and equipment, income taxes; and accruals for the outcome of current litigation.

American Apparel, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

as at March 31, 2007

(Unaudited)

(Dollars In Thousands)

On a continual basis, management reviews its estimates utilizing currently available information, changes in facts and circumstances, historical experience and reasonable assumptions. After such reviews, and if deemed appropriate, those estimates are adjusted accordingly. Actual results could differ from those estimates.

Revenue Recognition

The Company recognizes product sales revenue when title and risk of loss have transferred to the customer, there is persuasive evidence of an arrangement, shipment and passage of title has occurred, the sales price is fixed or determinable and collectibility is reasonably assured. Revenue from product sales are recorded at the time the product is shipped to the customer. With respect to its own retail store operations, the Company recognizes revenue upon the sale of its products to retail customers. The Company’s net sales represent gross sales invoiced to customers, less certain related charges for discounts, returns, and other promotional allowances. Allowances provided for these items are presented in the consolidated financial statements primarily as reductions to sales and cost of sales (see “Sales Returns and Other Allowances” discussed below for further information).

The Company recognizes the sales from gift cards, gift certificates and store credits as they are redeemed for merchandise. Prior to redemption, the Company maintains an unearned revenue liability for gift cards, gift certificates and store credits until the Company is released from such liability. The Company’s gift cards, gift certificates and store credits do not have expiration dates. The unearned revenue for gift cards, gift certificates and store credits are recorded in accrued expenses in the amount of $536 and $255 at March 31, 2007 and 2006, respectively.

Sales Returns and Other Allowances

Allowances For Sales Returns—The Company analyzes sales returns in accordance with Statement of Financial Accounting Standard (“SFAS”) No. 48 “Revenue Recognition When Right of Return Exists” (“SFAS 48”). The Company is able to make reasonable and reliable estimates of product returns for both its wholesale and retail segments based on the Company’s past history. The Company also monitors the buying patterns of the end-users of its products based on sales data received by its retail outlets. Estimates for sales returns are based on a variety of factors including actual returns based on expected return data communicated to it by customers. Accordingly, the Company believes that its historical returns analysis is an accurate basis for its allowance for sales returns. Actual results could differ from those estimates.

As with any set of assumptions and estimates, there is a range of reasonably likely amounts that may be calculated for each allowance above. However, the Company believes that there would be no significant difference in the amounts reported using other reasonable assumptions than what was used to arrive at each allowance. The Company regularly reviews the factors that influence its estimates and, if necessary, makes adjustments when it believes that actual product returns, credits and other allowances may differ from established reserves. Actual experience associated with any of these items may be significantly different than the Company’s estimates.

Concentrations of Credit Risk

Financial instruments which potentially subject the Company to credit risk consist primarily of cash (the amounts of which may, at times, exceed Federal Deposit Insurance Corporation limits on insurable amounts) and trade accounts receivable, relating substantially to the Company’s wholesale segment. The Company mitigates its risk by investing in or through major financial institutions. The Company has approximately $3,910 and $1,722 held in foreign banks at March 31, 2007 and 2006, respectively.

American Apparel, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

as at March 31, 2007

(Unaudited)

(Dollars In Thousands)

The Company performs on-going credit evaluations of its customers and adjusts credit limits based upon payment history and the customer’s current credit worthiness, as determined by the review of their current credit information. Collections and payments from customers are continuously monitored. The Company maintains an allowance for doubtful accounts, which is based upon historical experience as well as specific customer collection issues that have been identified. While such bad debt expenses have historically been within expectations and allowances established, the Company cannot guarantee that it will continue to experience the same credit loss rates that it has in the past. If the financial condition of customers were to deteriorate, resulting in an impairment of their ability to make payments, additional allowances may be required.

Inventories

Inventories are stated at the lower of cost or market. Cost is primarily determined on the first-in, first-out (FIFO) method. The cost elements of inventories include materials, labor and overhead. For the three months ending March 31, 2007 and 2006 no one supplier provided more than 10% of the Company’s raw material purchases.

The Company identifies potentially excess and slow-moving inventories by evaluating turn rates, inventory levels and other factors. Excess quantities are identified through evaluation of inventory agings, review of inventory turns and historical sales experiences. The Company provides lower of cost or market reserves for such identified excess and slow-moving inventories. At March 31, 2007 and 2006 the Company had a reserve for slow-moving inventories of $4,284 and $800, respectively.

Property and Equipment

Property and equipment are carried at cost. Depreciation is provided on a straight-line basis over the estimated useful lives of the related assets. The costs of normal maintenance and repairs are charged to expense in the year incurred. Expenditures which significantly improve or extend the life of an asset are capitalized and depreciated over the asset’s remaining useful life. Amortization of leasehold improvements is computed using the straight-line method over the shorter of the estimated useful lives of the related assets or the lease term. Upon sale or disposition, the related cost and accumulated depreciation are removed from the accounts and the resulting gain or loss, if any, is reflected in operations.

Goodwill and Other Intangible Assets

Goodwill represents the excess of purchase price over the fair value of identifiable net assets of companies acquired. Goodwill and other intangible assets acquired in a business combination and determined to have an indefinite useful life are not amortized, but instead tested for impairment at least annually in accordance with the provisions of SFAS No. 142, “Goodwill and Other Intangible Assets” (“SFAS 142”). The SFAS 142 goodwill impairment model is a two-step process. The first step compares the fair value of a reporting unit that has goodwill assigned to its carrying value. The Company estimates the fair value of a reporting unit by using a discounted cash flow model. If the fair value of the reporting unit is determined to be less than its carrying value, a second step is performed to compute the amount of goodwill impairment, if any. Step two allocates the fair value of the reporting unit to the reporting unit’s net assets other than goodwill. The excess of the fair value of the reporting unit over the amounts assigned to its net assets other than goodwill is considered the implied fair value of the reporting unit’s goodwill. The implied fair value of the reporting unit’s goodwill is then compared to the carrying value of its goodwill. Any shortfall represents the amount of goodwill impairment.

Other definite lived intangibles are amortized on a straight-line basis over periods not exceeding 10 years.

American Apparel, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

as at March 31, 2007

(Unaudited)

(Dollars In Thousands)

Impairment of Long-Lived Assets

The Company follows the provisions of SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (“SFAS 144”). SFAS 144 requires evaluation of the need for an impairment charge relating to long-lived assets whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The estimated future undiscounted cash flows associated with the asset would be compared to the asset’s carrying amount to determine if a write down to a new depreciable basis is required. If required, an impairment charge is recorded based on an estimate of future discounted cash flows.

Foreign Currency

The financial statements of international subsidiaries are translated into U.S. Dollars using the exchange rate at each balance sheet date for assets and liabilities and an average exchange rate for each period for revenues, expenses, gains and losses. Foreign currency transaction gains and losses are charged or credited to operations as incurred. Where the local currency is the functional currency (which is determined based on management’s judgment and involves consideration of all relevant economic facts and circumstances affecting the subsidiary) translation adjustments are recorded as a separate component of stockholders’ equity. For the three months ended March 31, 2007 and 2006 the Company recognized foreign currency transaction gains (losses) of $46 and ($43), respectively.

Income Taxes

The stockholders of American Apparel, Inc. and its U.S. subsidiaries, American Apparel Retail, Inc., American Apparel Retail 1090 Third NYC, Inc., and American Apparel Dyeing and Finishing, Inc. elected subchapter S corporation status. Earnings and losses for Federal tax reporting purposes are included in the personal tax returns of the stockholders. Accordingly, the Company does not incur additional Federal income tax obligations, and the consolidated financial statements do not include a provision for Federal income taxes. American Apparel, Inc. expects to pay the necessary distributions to satisfy the stockholders’ estimated personal income tax liabilities based upon the Company’s taxable income. As defined in the definitive merger agreement with Endeavor Acquisition Corp. (“Endeavor”) (Note 23), upon consummation of the merger, the stockholders will receive distributions to satisfy the stockholders estimated tax liabilities, as defined per the agreement. This distribution will be for the Company’s taxable income for the period commencing January 1, 2006 through the effective date of the merger agreement. The distribution amount will be less all previous distributions made by the Company. State income taxes are provided at applicable statutory rates multiplied by pre-tax income. The Company files income tax returns in various states. Some of these states accept subchapter S corporation status, while in some states, the Company is taxed at C Corporation tax rates and in the remaining states, the Company is taxed at reduced rates applicable to S corporations.

American Apparel Deutschland GmbH, American Apparel (UK) Limited, American Apparel (Carnaby) Limited, American Apparel Mexico S DE RL DE CU, American Apparel Mexico Labor, LLC, American Apparel Japan, American Apparel Korea Co., Ltd. and American Apparel Retail (Israel), Ltd. are foreign domiciled entities subject to foreign income taxes on earnings in their respective jurisdictions.

KCL Knitting, LLC (“KCL”) is a limited liability company, classified as a pass-through entity for federal income tax purposes, which provides for profits and losses to be reported by American Apparel, Inc.

American Apparel, Inc. has unrecognized built-in gains of approximately $26 million resulting from its S corporation election. If any of the assets creating the unrecognized built-in gains are sold in the ten-year period

American Apparel, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

as at March 31, 2007

(Unaudited)

(Dollars In Thousands)

Income Taxes—continued

ending July 1, 2014, AA is liable for Federal income taxes on those gains. The gain is determined by using the tax basis of the assets compared with the fair value of those assets at the time of the S corporation election. No deferred income taxes have been provided as the built-in gain relates primarily to intangible assets that are not expected to be sold within the ten year holding period.

The foreign entities have elected to be consolidated with the US entities for federal tax purposes. As such, all of the operations are included in the determination of the taxable income of American Apparel, Inc. The foreign taxes may be treated as foreign tax credits at the stockholder level as American Apparel, Inc. is taxed as an S corporation for federal tax purposes.

The Company recognizes deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Deferred tax liabilities and assets are determined based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. The Company estimates the degree to which tax assets and credit carryforwards will result in a benefit based on expected profitability by tax jurisdiction. A valuation allowance for such tax assets and loss carryforwards is provided when it is determined that such assets will more likely than not go unused.

If it becomes more likely than not that a tax asset will be used, the related valuation allowance on such assets would be reversed. Management makes judgments as to the interpretation of the tax laws that might be challenged upon an audit and cause changes to previous estimates of tax liability. In addition, the Company operates within multiple taxing jurisdictions and is subject to audit in these jurisdictions.

In management’s opinion, adequate provisions for income taxes have been made for all years. If actual taxable income by tax jurisdiction varies from estimates, additional allowances or reversals of reserves may be necessary.

Fair Value of Financial Instruments

The Company’s financial instruments include cash, accounts receivable, accounts payable, revolving line of credit, and long-term debt. The Company estimates that carrying amounts of all financial instruments described above to approximate fair value based upon current market conditions, maturity dates, and other factors.

Advertising, Promotion and Catalog

The Company expenses the production costs of advertising the first time the advertising takes place. The advertising expenses for the three months ended March 31, 2007 and 2006 amounted to $1,325 and $1,511, respectively and were included in selling expense in the Consolidated Statements of Operations. The Company has cooperative advertising arrangements with certain vendors in its US wholesale segment. For the three months ended March 31, 2007 and 2006, cooperative advertising expenses were $93 and $93, respectively.

Shipping and Handling Costs

The Company incurs shipping and handling costs in its operations. These costs, included in Cost of Sales in the Consolidated Statements of Operations, are $1,618 and $1,169 for the three months ended March 31, 2007 and 2006, respectively. Of this amount, $902 and $1,096 has been billed to customers and is included in Net Sales for the three months ended March 31, 2007 and 2006, respectively.

American Apparel, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

as at March 31, 2007

(Unaudited)

(Dollars In Thousands)

Deferred Rent, Rent Expense and Tenant Allowances

The Company occupies its retail stores and combined corporate office, manufacturing, and distribution center under operating leases generally with terms of one to ten years. Some leases contain renewal options for periods ranging from five to fifteen years under substantially the same terms and conditions as the original leases. Most of the store leases require payment of a specified minimum rent, a contingent rent based on a percentage of the store’s net sales in excess of a specified threshold, plus defined escalating rent provisions. The Company straight-lines and recognizes its rent expense over the term of the lease (including probable lease renewals), plus the construction period prior to occupancy of the retail location, using a mid-month convention. Also included in rent expense are payments of real estate taxes, insurance and certain common area and maintenance costs in addition to the future minimum operating lease payments. All other pre-opening costs are expensed as incurred.

Start-up Costs

The Company expenses as incurred all retail store start-up and organization costs, including travel, training, recruiting, salaries and other operating costs.

Web Site Development Costs

The Company capitalizes applicable costs incurred during the application and infrastructure development stage and expenses incurred during the planning and operating stage. As of March 31, 2007 and 2006, the Company had capitalized website development costs of $273 and $0, respectively, which are included in property and equipment in the accompanying Consolidated Balance Sheets.

Self-insurance accruals

The Company self-insures a significant portion of expected losses under the workers’ compensation program. Accrued liabilities are recorded based on the Company’s estimates of the ultimate costs to settle incurred claims, both reported and unreported.

Comprehensive Income

In accordance with SFAS No. 130, “Reporting Comprehensive Income”, the Company is required to display comprehensive income and its components as part of its complete set of financial statements (Note 17). Comprehensive income represents the change in stockholders’ equity resulting from transactions other than stockholder investments and distributions. Included in accumulated other comprehensive income are changes in equity that are excluded from the Company’s net loss, specifically, unrealized gains on foreign currency translation adjustments.

Seasonality

The company experiences seasonality in its operations. Historically, sales during the second and third fiscal quarters have generally been the highest, with sales during the first fiscal quarter the lowest. This reflects the combined impact of the seasonality of the wholesale and retail segments. Generally, the company’s retail segment has not experienced the same pronounced sales seasonality as other retailers.

Accounting Pronouncements-Newly Issued

In June 2006, the Financial Accounting Standards Board (“FASB”) issued Interpretation No. 48 “Accounting for Uncertainty in Income Taxes-an Interpretation of FASB Statement No. 109” (the “Interpretation”). The Interpretation establishes for all entities a minimum threshold for financial statement recognition of the benefit of tax positions, and requires certain expanded disclosures. The Interpretation is effective for fiscal years beginning after December 31, 2006, and is to be applied to all open tax years as of the date of effectiveness. The adoption of FASB Interpretation No. 48 did not have a material effect on the Company’s consolidated financial statements (Note 18).

American Apparel, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

as at March 31, 2007

(Unaudited)

(Dollars In Thousands)

In September 2006, the FASB issued SFAS No. 157 “Fair Value Measurements”, which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. Adoption is required for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Early adoption of SFAS No. 157 is encouraged. The Company is currently evaluating the expected effect of SFAS No. 157 on its consolidated financial statements and is currently not yet in a position to determine such effects.

In February 2007, the FASB issued SFAS No. 159 “The Fair Value Option for Financial Assets and Financial Liabilities—Including an amendment of FASB Statement No. 115” (“SFAS No. 159”), which permits entities to choose to measure many financial instruments and certain other items at fair value. The fair value option established by this Statement permits all entities to choose to measure eligible items at fair value at specified election dates. A business entity shall report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date. Adoption is required for fiscal years beginning after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year that begins on or before November 15, 2007, provided the entity also elects to apply the provisions of SFAS No. 157. The Company is currently evaluating the expected effect of SFAS No. 159 on its consolidated financial statements and is currently not yet in a position to determine such effects.

The FASB ratified the consensuses reached in Emerging Issues Task Force (“EITF”) Issue No. 06-3, “How Taxes Collected from Customers and Remitted to Governmental Authorities Should Be Presented in the Income Statement (That Is, Gross versus Net Presentation)” (“EITF 06-3”). The EITF reached a consensus that the scope of the Issue includes any tax assessed by a governmental authority that is both imposed on and concurrent with a specific revenue-producing transaction between a seller and a customer, and may include, but is not limited to, sales, use, value added, and some excise taxes. The presentation of taxes within the scope of this Issue on either a gross or a net basis is an accounting policy decision that should be disclosed. Furthermore, for taxes reported on a gross basis, a company should disclose the aggregate amount of those taxes in interim and annual financial statements for each period for which an income statement is presented if that amount is significant. The disclosures required under this consensus should be applied retrospectively to interim and annual financial statements for all periods presented, if those amounts are significant. The Company adopted EITF 06-3 on January 1, 2007. The adoption of EITF 06-3 did not have a significant impact on its consolidated financial position or results of operations. The Company currently records its sales net of any value added or sales tax.

All other recently issued accounting pronouncements are not expected to have a material impact on the Company’s consolidated financial statements.

NOTE 4—Variable Interest Entities

In January 2003, the FASB issued Interpretation No. 46, “Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51” (“FIN 46”). In December 2003, the FASB modified FIN 46 to make certain technical corrections and address certain implementation issues that had arisen. FIN 46R provides a new framework for identifying variable interest entities (“VIEs”) and determining when a company should include the assets, liabilities, non-controlling interests and results of activities of a VIE in its consolidated financial statements.

In general, a VIE is a corporation, partnership, limited liability corporation, trust or any other legal structure used to conduct activities or hold assets that either (1) has an insufficient amount of equity to carry out its

American Apparel, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

as at March 31, 2007

(Unaudited)

(Dollars In Thousands)

principle activities without additional subordinated financial support, (2) has a group of equity owners that are unable to make significant decisions about its activities, or (3) has a group of equity owners that do not have the obligation to absorb losses or the right to receive returns generated by its operations.

The Company identified an affiliate in Canada (“Canadian Affiliate”) that is determined to be a VIE under the provisions of FIN 46R. The Company determined it is not the primary beneficiary of the VIE and, as a result, has not consolidated the entity.

The Canadian Affiliate, which is indirectly owned by one of the Company’s 50% owners, has been in business since 1994. The Canadian Affiliate through its combined group of related companies operates 20 retail stores in Canada that sell the Company’s products. The Canadian Affiliate’s total assets at March 31, 2007 and 2006 were approximately $16,059 USD and $14,794 USD, respectively, and its total equity was $1,609 USD and $1,286 USD, respectively. The Company sells the Canadian Affiliate merchandise on credit, with payment due 60 days from delivery.

NOTE 5—Inventories, net

The components of inventories at March 31 are as follows:

	2007	2006
Raw materials	$24,268	$22,853
Work in process	1,768	1,676
Finished goods	59,875	46,554

Total	$85,911	$71,083

NOTE 6—Property and Equipment

The components of property and equipment at March 31 are as follows:

	2007	2006	Depreciation and Amortization Period (Years)
Machinery and equipment	$18,850	$16,327	5-7 years
Furniture and fixtures	8,738	6,506	5 years
Computers and software	8,555	6,663	3-5 years
Automobiles	327	84	3 years
Leasehold Improvements	28,495	19,518	Shorter of the life of lease or useful life
Construction in progress	697	803

	65,662	49,901
Accumulated depreciation and amortization	(22,538)	(13,091)

Total	$43,124	$36,810

For the three months ended March 31, 2007 and 2006, depreciation and amortization expense relating to property and equipment (including capitalized leases) was $2,448 and $2,144, respectively. At March 31, 2007 and 2006, property and equipment includes $6,833 and $8,720 for assets held under capital leases, respectively.

American Apparel, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

as at March 31, 2007

(Unaudited)

(Dollars In Thousands)

NOTE 7—Goodwill and Other Intangible Assets

Goodwill

There were no changes in the carrying amount of goodwill by segment for the three months ended March 31, 2007 and 2006. Goodwill related to the acquisition of American Apparel Dyeing & Finishing, Inc. on June 2, 2005, and was assigned to the U.S. wholesale segment.

Intangible Asset, net

The carrying amounts of intangible assets at March 31, are as follows:

	2007 Carrying Amount	2006 Carrying Amount	Amortization Period (Years)
Definite lived intangible assets:
Key money store leases	$512	$126	Life of lease
Lease rights	665	284	Life of lease
Deferred financing charges	413	—	Life of finance agreement

	1,590	410
Accumulated Amortization	(202)	(51)

Total	$1,388	$359

Key money is the amount of funds paid to a landlord or tenant to acquire the rights of tenancy under a commercial property lease for a certain property. Key money represents the “right to lease” with an automatic right of renewal. This right can be subsequently sold by the Company or can be recovered should the landlord refuse to allow the automatic right of renewal to be exercised. Key money is amortized over the respective lease terms.

Lease rights are costs incurred to acquire the right to lease a specific property. A majority of our lease rights are related to premiums paid to landlords. Lease rights are recorded at cost and are amortized over the estimated useful term of the respective leases.

Aggregate amortization expense of other definite lived intangible assets included in the Consolidated Statement of Operations under the caption “General and administrative” expenses for the three months ended March 31, 2007 and 2006 was approximately $78 and $69.

NOTE 8—Other Assets

The components of other assets at March 31 are as follows:

	2007	2006
Lease security deposits	$5,058	$4,356
Worker’s Compensation deposit	1,940	—
Other	272	64

Total	$7,270	$4,420

American Apparel, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

as at March 31, 2007

(Unaudited)

(Dollars In Thousands)

NOTE 9—Accrued Expenses

The components of accrued expenses at March 31 are as follows:

	2007	2006
Accrued compensation and related taxes	$3,034	$1,835
Worker’s Compensation self-insurance reserves	2,847	1,333
Sales, value added tax, property taxes	1,662	1,018
Accrued interest	660	106
Gift certificates	536	257
Other	1,714	1,396

Total	$10,453	$5,945

NOTE 10—Long-term Bank Debt

Long-term bank debt at March 31 consists of the following:

	2007	2006
Credit Line Facility
Revolving Credit Facility, maturing January 2010—all current (a)	$51,373	$45,073

Term Loans and Notes Payable
Term loan with bank, maturing September 2007 (b)	—	7,500
Term loan with bank, maturing March 2010 (b)	—	2,304
Term loan with bank, maturing October 2007 (c)	36	99
Term loan with bank, maturing December 2008 (c)	351	539
Term loan with private investment firm, maturing November 2008 (d)	41,000	—
Various notes payable (e)	137	602
Leasehold improvement note, maturing March 2010 (f)	114	143
Leasehold improvement note, maturing April 2007 (f)	1,014	1,096

	42,652	12,283

Total Long-Term Bank Debt	94,025	57,356
Less current portion of bank debt	93,765	52,503

Long-Term Bank Debt, net of current portion	$260	$4,853

(a)

At March 31, 2007 and 2006, the revolving credit facility with a bank provided for borrowings up to $62,500 and $55,000, respectively. Borrowings under the facility are subject to certain advance provisions established by the bank and are collateralized by all assets of the Company. Interest under the agreement is at LIBOR (5.32% plus 2% and 4.83% plus 3% at March 31, 2007 and 2006, respectively) or the bank’s prime rate (8.25% and 7.75% at March 31, 2007, and 2006, respectively) plus 2.25%, at the Company’s option. The interest rate was 7.32% at March 31, 2007. The facility expires in January 2010. The average borrowings during the three months ended March 31, 2007 and 2006 were $48,651 and $44,925, respectively. Stockholders of the Company personally guaranteed the borrowings. On January 18, 2007, the

American Apparel, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

as at March 31, 2007

(Unaudited)

(Dollars In Thousands)

Company negotiated an increase in the size of its credit facility to $62,500. Among other requirements, this facility agreement includes a subjective acceleration clause and requires the Company to maintain a lock box. Currently, the Company is not in compliance with certain financial ratio covenants.

(b)	At March 31, 2006, the Company had two term loans with a bank. The first loan was payable in monthly installments of $417, including interest at prime plus 1% through September 2007. The balance at March 31, 2006 was $7,500. The second loan was payable in monthly installments of $48, including interest at prime (7.75% at March 31, 2006) plus 1% through March 2010. The balance at March 31, 2006 was $2,304. Both of these loans were secured by related equipment. On January 18, 2007, the Company completed a $41,000 secured debt financing with a private investment firm (see (e) below). A portion of the financing proceeds was used to pay off both of these loans without any prepayment penalty. Since the new debt is in default, these term loans are presented as current liabilities in the accompanying Consolidated Balance Sheet.
(c)	At March 31, 2007 and 2006, the Company has two term loans with a financial institution. The first loan is payable in monthly installments of $5, including interest at prime (8.25% and 7.75% at March 31, 2007 and 2006) plus 1% through October 2007. The balances at March 31, 2007 and 2006 were $36 and $99. The second loan is payable in monthly installments of $22, including interest at prime plus 1% through December 2008. The balances at March 31, 2007 and 2006 were $351 and $539. Both of these loans are secured by related equipment.
(d)	At March 31, 2007 the Company has a term loan agreement with a private investment firm with at balance of $41,000. Indebtedness under the agreement bears interest at 16% per annum, payable monthly and matures on November 30, 2008. The agreement requires the Company to meet certain financial covenants. In the event the Company is in default under the agreement, the interest rate increases to 21% per annum and the private investment firm has the right to demand payment in full of all outstanding indebtedness. Currently the Company is not in compliance with certain financial ratio covenants. Accordingly, this debt has been reclassified from long term liabilities to current liabilities. The agreement does not allow any prepayments prior to January 18, 2008 and subsequent to that date, any prepayment shall include a prepayment premium equal to 3% of the amount prepaid.
(e)	At March 31, 2007 and 2006, the Company had various promissory notes payable in monthly installments aggregating $18 and $51, including interest ranging from 4.6% to 11.9% and maturing at various dates through August 2011. The notes are collateralized by equipment.
(f)	At March 31, 2007 and 2006, the Company had two leasehold improvement term loans. The first loan is payable in monthly installments of $3 through March 2010, including interest at a rate of 8%. The balances at March 31, 2007 and 2006 were $114 and $143.

The second loan is Payable in monthly interest only payments at 9% through April 2007. The balances at March 31, 2007 and 2006 were $1,014 and $1,096, respectively.

NOTE 11—Notes Payable to Unrelated Parties

Unsecured notes payable to certain unrelated individuals are due upon demand with interest ranging from 10% to 24% per annum. The balances outstanding at March 31, 2007 and 2006 were $6,413 and $3,146, respectively. Notes are personally guaranteed by a stockholder.

NOTE 12—Notes Payable to Related Parties

Unsecured notes payable to certain individuals related to a stockholder are due upon demand with interest ranging from 12% to 18% per annum. The balances outstanding at March 31, 2007 and 2006 were $2,540 and $903, respectively.

American Apparel, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

as at March 31, 2007

(Unaudited)

(Dollars In Thousands)

NOTE 13—Subordinated Notes Payable to Unrelated Party

The Company had a financing agreement for borrowings of $12,500 with an unrelated third party, (the “current second lien lender”). Interest on the loan was at a rate of 17%. The Company paid monthly interest payments at a rate of 11% on the current outstanding principal balance. The remaining unpaid portion of all monthly interest was added to the principal balance. The balance outstanding at March 31, 2006 was $13,577, which included accrued interest aggregating $1,701. On January 18, 2007, the Company completed a $41,000 secured debt financing with a private investment firm (Note 10). A portion of the financing proceeds was used to pay off this loan plus the accrued interest without any prepayment penalty.

NOTE 14—Subordinated Notes Payable to Related Parties

The Company has unsecured notes payable with a related party (relative of a stockholder), which are due upon demand with interest at 18%. The balance outstanding at March 31, 2007 and 2006 was $180. The note is subordinated to the interest of the bank which holds the Company’s current revolving credit facility.

The Company has an unsecured note payable to a stockholder which is due on demand with interest at 12%. The balance outstanding at March 31, 2007 and 2006 was $180. The note is subordinated to the interest of the bank.

NOTE 15—Capital Lease Obligations

The Company leases certain equipment under capital lease arrangements expiring at various times through 2011. The assets and liabilities under capital leases are recorded at the lower of the present values of the minimum lease payments or the fair values of the assets. The interest rates pertaining to these capital leases range from 6.00% to 18.00% (average interest rate is 11.9%).

Minimum future payments under these capital leases at March 31 are:

	2007	2006
Total future minimum lease payments	$6,975	$7,599
Less: amounts representing interest	(831)	(903)

Net minimum lease payments	6,144	6,696
Current portion	(3,151)	(2,764)

Long-term portion	$2,993	$3,932

NOTE 16—Related Party Transactions

In December 2005, the Company entered into an operating lease, which commenced on November 15, 2006, for its knitting facility with a related company, which is partially owned by the stockholders of the Company. The monthly lease payments are $48 and the lease expires in November 2016.

NOTE 17—Comprehensive Income

Total comprehensive income for the Company includes net income (loss) and the effects of foreign currency translation, which are charged or credited to the accumulated other comprehensive income account within stockholders’ equity. Total comprehensive income for the three months ended March 31 is as follows:

	2007	2006
Net income (loss), as reported	$1,709	$(313)
Changes in:
Foreign currency translation adjustments	37	891

Total Comprehensive Income	$1,746	$578

American Apparel, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

as at March 31, 2007

(Unaudited)

(Dollars In Thousands)

The change in the cumulative foreign currency translation adjustment primarily relates to the Company’s investment in its foreign subsidiaries and fluctuations in exchange rates between their local functional currencies and the U.S. Dollar.

The Company does not record deferred income taxes relating to accumulated other comprehensive income due to their Subchapter S election in the U.S. and the foreign entities taxes as disregarded entities.

NOTE 18—Income Taxes

On January 1, 2007 the Company adopted the provisions of the Financial Accounting Standards Board (“FASB”) Interpretation No. 48, “Accounting for Uncertainty in Income Taxes—an Interpretation of FASB No. 109” (“FIN No. 48”). FIN No. 48 addresses the determination of how tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under Fin No. 48, the Company must recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position are measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate resolution. The Company did not recognize any additional liabilities for uncertain tax positions as a result of the implementation of FIN No. 48. We had no unrecognized tax benefits as of the date of adoption or as of March 31, 2007.

The Company’s uncertain tax positions are related to tax years that remain subject to examination by the relevant taxing authorities. The Company is currently open to audit under the statute of limitations by the Internal Revenue Service for the fiscal year ended June 30, 2004 and the calendar years ended December 31, 2004 through December 31, 2006. The Company and its subsidiaries’ state and foreign tax returns are also open to audit under similar statute of limitations for the same tax years. The Company does not expect its unrecognized tax benefit position to change during the next twelve months. Management is currently unaware of any issues under review that could result in significant payments, accruals or material deviations from its position.

The Company accrues interest on unrecognized tax benefits as a component of income tax expense. Penalties, if incurred, would be recognized as a component of income tax expense. The Company had no such accrued interest or penalties included in the accrued liabilities associated with unrecognized tax benefits as of the date of adoption or as of March 31, 2007. The Company does not expect its unrecognized tax benefit position to change during the next twelve months. Management is currently unaware of any issues under review that could result in significant payments, accruals or material deviations from its position.

Pursuant to Internal Revenue Code Sections 382 and 383, the annual use of the Company’s general business credit carryforwards may be limited if there is greater than a 50% cumulative change in ownership.

The difference between the federal statutory rate of 34% and the effective tax rate of about 26% and 10% for the three months ended March 31, 2007 and 2006, respectively, is due to applying the annual expected effective tax rate to the interim period. The difference between the statutory rate and the effective tax rate is due to the impact of the Company’s S Corporation status for federal income tax purposes with no federal tax imposed, state income taxes, and foreign taxes.

American Apparel, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

as at March 31, 2007

(Unaudited)

(Dollars In Thousands)

For the three months ending March 31, Income tax expense differs from the amount computed by applying the federal statutory tax rate of 34% to loss before income taxes as shown below:

	2007	2006
Computed expected income tax expense	$443	$272
Reduced Federal tax rate for S Corporations	(443)	(272)
State income taxes, net of Federal income tax benefit	53	100
California enterprise zone tax credits	(708)	(708)
Change in valuation allowance	708	708
Foreign taxes	544	(135)

Income Tax Expense	$597	$(35)

NOTE 19—Commitments

Operating Leases

The Company conducts retail operations under operating leases, which expire at various dates through 2020. Future minimum rental payments, including related party lease (Note 16) (excluding real estate tax and maintenance costs) for retail locations and other leases that have initial or noncancelable lease terms in excess of one year at March 31, 2007 are as follows:

Twelve months ending March 31,	Amount
2008	$26,466
2009	24,802
2010	21,036
2011	18,745
2012	13,368
Thereafter	56,114

Total	$160,531

Operating lease rent expense (including real estate taxes and maintenance costs) and leases on a month to month basis were approximately $7,025 and $5,503 for the three months ending March 31, 2007 and 2006, respectively. The Company did not incur any contingent rent during the same period. Rent expense is included in cost of sales and general and administrative expenses in the accompanying Consolidated Statements of Operations.

Sales Tax

The Company has been contacted by the California State Board of Equalization in regard to scheduling a Sales and Use Tax audit for the period January 1, 2002 through December 31, 2004. No provision has been made for any future assessment, if any, which might be determined by the State Board of Equalization at the outcome of the audit.

California Franchise Tax Board

The Company has been contacted by the California Franchise Tax Board in regard to scheduling an audit related to California Enterprise Zone Tax Credits taken by the Company for the 2001 and 2002 income tax years.

American Apparel, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

as at March 31, 2007

(Unaudited)

(Dollars In Thousands)

No provision has been made for any future assessment, if any, which might be determined by the California Franchise Tax Board at the outcome of the audit. However, the California Enterprise Zone Tax Credits have a full valuation allowance at December 31, 2006 (Note 18).

Advertising

At March 31, 2007 and 2006 the Company had approximately $199 and $80 in open advertising commitments, respectively, which primarily relate to print advertisements in various newspapers and magazines during 2007 and 2006 respectively.

NOTE 20—Workers’ Compensation Self-Insurance Reserves

Self Insurance Reserves

The workers’ compensation liability is based on the insurance company’s estimate of losses for claims incurred, but not paid at year end. Funding is made directly to the providers and/or claimants by the insurance company. To guarantee performance under the workers’ compensation program, as of March 31, 2007 and 2006, the Company has issued standby letters of credit in the amount of $3,256 and $3,256, respectively, with two insurance companies being the beneficiaries, through US Bank along with cash deposits of $1,940 as of March 31, 2007. There were no cash deposits as of March 31, 2006. At March 31, 2007 and 2006, the Company recorded a reserve of $2,847 and $1,333 respectively for potential losses on existing claims as such amounts are believed to be probable and reasonably estimable.

NOTE 21—Business Segment and Geographic Area Information

Segment Information

The Company’s management reporting system evaluates performance based on a number of factors; however, the primary measures of performance are the net sales and income or loss from operations of each segment, as these are the key performance indicators reviewed by management. Operating income or loss for each segment does not include corporate general and administrative expenses, interest expense and other miscellaneous income/expense items. Corporate general and administrative expenses include, but are not limited to: human resources, legal, finance, IT and various other corporate level activity related expenses. Such unallocated expenses remain within corporate. The accounting policies of all operating segments are the same as those described in the summary of significant accounting policies in Note 3.

The Company reports the following segments: US Wholesale, US Retail and All Other. All of the Company’s sales fall into one of these segments. The US Wholesale consists of sales of undecorated apparel products made to third party embellishers and other apparel manufacturers directly as well as through distributors including sales to its Canadian Affiliate that operates 26 retail stores plus wholesale operations. Internet sales are also recorded in the US wholesale segment. US Retail is comprised of 93 Company owned retail stores operating in the United States selling the Company’s apparel products directly to consumers. The All Other segment comprises the international subsidiaries in Israel, continental Europe, the United Kingdom, Mexico, Japan and Korea, which operate 31 retail stores along with wholesale operations. None of these operations meet any of the quantitative thresholds for separate disclosure, as defined in SFAS No. 131, “Disclosures About Segments of an Enterprise and Related Disclosures.”

American Apparel, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

as at March 31, 2007

(Unaudited)

(Dollars In Thousands)

The following table represents key financial information of the Company’s business segments:

	For the three months ended March 31, 2007
	US Wholesale	US Retail	All Other	Consolidated
Net sales to external customers	$32,062	$21,217	$15,754	$69,033
Income from operations	7,511	2,827	2,028	12,366
Depreciation and amortization	1,219	988	319	2,526
Capital Expenditures	848	39	1,061	1,948
Deferred rent	(37)	364	25	352

	For the three months ended March 31, 2006
	US Wholesale	US Retail	All Other	Consolidated
Net sales to external customers	32,767	15,918	7,259	55,944
Income from operations	5,065	1,380	(87)	6,358
Depreciation and amortization	1,193	779	241	2,213
Capital Expenditures	763	2,861	1,160	4,784
Deferred rent	(12)	519	(38)	469

Reconciliation to Income (Loss) Before Income Taxes for the three months ended March 31,

	2007	2006
Consolidated Income from operations of reportable segments	$12,366	$6,358
Corporate expenses	(6,497)	(4,128)
Interest expense	(3,674)	(2,408)
Other income (loss)	157	(213)
Foreign currency loss (gain)	(46)	43

Consolidated Income (Loss) Before Income Taxes	$2,306	$(348)

	2007	2006
Net sales by location of customer
United States	$53,278	$38,390
Germany	8,328	3,930
Canada	—	10,295
United Kingdom	3,492	1,486
Japan	1,811	765
Other foreign countries	2,124	1,078

Total Consolidated Sales	$69,033	$55,944

American Apparel, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

as at March 31, 2007

(Unaudited)

(Dollars In Thousands)

Long-lived assets—Property and equipment, as of March 31.

	2007	2006
United States	$36,246	$32,178
Germany	3,765	1,763
Japan	1,395	1,032
Korea	616	294
United Kingdom	933	810
France	—	—
Other foreign countries	169	733

Consolidated Long-lived Assets	$43,124	$36,810

Identifiable assets by segment
US wholesale	$118,382	$107,908
US retail	32,074	20,845
All other	12,376	6,129

Total	$162,832	$134,882

Foreign subsidiaries accounted for the following percentages of assets and total liabilities as of March 31,

	2007	2006
Total assets	8%	5%
Total liabilities	4%	4%

Product Revenue

For the three months ended March 31,

	2007	2006
Net sales by class of customer:
Wholesale	$35,441	$35,284
Retail	33,592	20,660

Total Consolidated Sales	$69,033	$55,944

NOTE 22—Litigation

The Company is subject to various claims and contingencies in the ordinary course of its business, including those related to litigation, business transactions, employee-related matters and taxes, among others. When the Company is aware of a claim or potential claim, it assesses the likelihood of any loss or exposure. If it is probable that a loss will result and the amount of the loss can be reasonably estimated, the Company will record a liability for the loss. The liability recorded includes probable and estimable legal costs associated with the claim or potential claim. If the loss is not probable or the amount of the loss cannot be reasonably estimated, the Company discloses the claim if the likelihood of a potential loss is reasonably possible and the amount involved could be material.

American Apparel, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

as at March 31, 2007

(Unaudited)

(Dollars In Thousands)

The Company is currently involved in matters with a few ex-employees who have filed various claims against the Company with the courts and regulatory agencies, which relate to alleged labor law violations, sexual harassment and other vague employment claims. Since these matters are currently in discovery and still in the early stages, no determination can be made at this time as to their final outcome, nor can the range of potential loss be estimated.

A complaint has also been filed against the Company by a customer who is claiming that the Company improperly recorded personal information at the point of sale at one of the Company’s retail locations. Since this matter is currently in discovery and still in the early stages, no determination can be made at this time as to its final outcome, nor can the range of potential loss be estimated.

The Company is currently seeking to mediate allegations of misappropriation of image, infringement on the rights of publicity of another and copyright infringement relating to one or more of its past advertisements. At this time, the company is unable to determine either the final outcome of such mediation or able to estimate the range of potential loss.

The above mentioned complaints seek unspecified judgments and attorney’s fees and costs. Although the outcome of such items cannot be determined with certainty, the Company is of the opinion that the final outcome of these matters are either without merit or will not have a material adverse impact on its consolidated financial position or results of operations. Management intends to defend itself vigorously against the allegations in these complaints.

NOTE 23—Proposed Merger

On December 18, 2006, the Company signed a definitive merger agreement with Endeavor, a blank check company publicly listed on the American Stock Exchange. Upon consummation of the merger, the Company would become a wholly-owned subsidiary of Endeavor. However, since one of the stockholders of the Company would own a majority of the outstanding common stock of Endeavor, the merger is expected to be accounted for as a reverse acquisition. For accounting purposes, the transaction would be accounted for as a recapitalization of the Company. As part of the merger, the Canadian Affiliate is also being acquired by Endeavor.

The merger is subject to customary closing conditions, and is expected to close in the second half of 2007. As part of the agreement, the Company is required to achieve certain financial targets set forth in the agreement. However, the Company is not in compliance with the financial targets. The Company and Endeavor can terminate the agreement at any time if mutually agreed. The agreement will terminate if a closing does not occur by December 15, 2007, and is subject to the approval of Endeavor’s stockholders. There can be no assurances that the merger will be completed.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

and Stockholders

of American Apparel, Inc.

We have audited the accompanying consolidated balance sheet of American Apparel, Inc. and subsidiaries (the “Company”) as of December 31, 2006, and the related consolidated statements of operations, changes in stockholders’ equity and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of American Apparel, Inc. and subsidiaries, as of December 31, 2006, and the results of its operations and its cash flows for the year then ended in conformity with United States generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company is in violation of various loan covenants and has a working capital deficiency as of December 31, 2006 aggregating $29.4 million. These conditions raise substantial doubt about its ability to continue as a going concern. Management’s plans concerning those matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.

New York, New York

March 22, 2007

American Apparel, Inc. and Subsidiaries

Consolidated Balance Sheet

(dollars in thousands)

December 31, 2006

ASSETS
CURRENT ASSETS
Cash	$3,214
Receivables
Trade, net of allowances of $2,163	13,969
Other	1,344
Prepaid expenses and other current assets	1,670
Inventories, net	76,470
Deferred tax asset	336

TOTAL CURRENT ASSETS		$97,003

PROPERTY AND EQUIPMENT, Net		42,469

INTANGIBLE ASSETS, Net		1,062

GOODWILL		950

OTHER ASSETS		6,673

TOTAL ASSETS		$148,157

The accompanying notes are an integral part of these consolidated financial statements.

American Apparel, Inc. and Subsidiaries

Consolidated Balance Sheet

(dollars and shares in thousands) (Continued)

December 31, 2006

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Cash overdraft	$2,962
Current portion of bank debt	55,624
Notes payable to unrelated parties	6,259
Notes payable to related parties	2,391
Subordinated notes payable to unrelated party	14,201
Subordinated notes payable to related parties	360
Accounts payable	30,136
Accrued expenses	9,935
Due to Canadian Affiliate	336
Income taxes payable	1,303
Current portion of capital lease obligations	2,911

Total Current Liabilities		$126,418

LONG-TERM BANK DEBT, Net of current portion		305

CAPITAL LEASE OBLIGATIONS, Net of current portion		3,078

DEFERRED RENT		6,654

TOTAL LIABILITIES		136,455

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY
Common stock, no par value, 1,000 shares authorized, 100 shares issued and outstanding	—
Additional paid-in capital	5,706
Due from stockholders	(553)
Accumulated other comprehensive income	322
Retained earnings	6,227

TOTAL STOCKHOLDERS’ EQUITY		11,702

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY		$148,157

The accompanying notes are an integral part of these consolidated financial statements.

American Apparel, Inc. and Subsidiaries

Consolidated Statement of Operations

(dollars in thousands)

For the Year Ended December 31, 2006

NET SALES (including sales to the Canadian Affiliate of $10,295)		$264,691

COST OF SALES (including cost of sales for the Canadian Affiliate of $10,113)		138,385

GROSS PROFIT		126,306

OPERATING EXPENSES
Selling	$49,320
Warehouse and distribution	6,669
General and administrative (including related party rent expense of $380)	61,017

		117,006

INCOME FROM OPERATIONS		9,300

INTEREST AND OTHER (INCOME) EXPENSE
Interest expense (including related party interest expense of $14)	10,797
Foreign currency gain	(601)
Other income	(607)

		9,589

LOSS BEFORE INCOME TAXES		(289)

INCOME TAX PROVISION		1,335

NET LOSS		$(1,624)

The accompanying notes are an integral part of these consolidated financial statements.

American Apparel, Inc. and Subsidiaries

Consolidated Statement of Stockholders Equity

(dollars and shares in thousands)

For the Year Ended December 31, 2006

	Outstanding Shares	Amount	Additional Paid-In Capital	Due from Stockholders	Accumulated Other Comprehensive Income (Loss)	Retained Earnings	Stockholders’ Equity	Total Comprehensive Income (Loss)
BALANCE, January 1, 2006	100	$—	$5,706	$(1,368)	$(149)	$9,757	$13,946
Reclassification of prior year distributions to stockholders	—		—	1,210	—	(1,210)	—
Advances to stockholders	—		—	(395)	—	—	(395)
Distributions to stockholders	—		—	—	—	(696)	(696)
Components of comprehensive income:
Net loss					—	(1,624)	(1,624)	$(1,624)
Foreign currency translation	—		—	—	471	—	471	471

BALANCE, December 31, 2006	100	$—	$5,706	$(553)	$322	$6,227	$11,702	$(1,153)

The accompanying notes are an integral part of these consolidated financial statements.

American Apparel, Inc. and Subsidiaries

Consolidated Statement of Cash Flows

(dollars in thousands)

For the Year Ended December 31, 2006

CASH FLOWS FROM OPERATING ACTIVITIES
Cash received from customers (including cash received from sales to Canadian Affiliate of $10,295)	$262,967
Cash paid to suppliers, employees and others	(244,063)
Interest paid	(9,607)
Taxes paid	(845)
Other	611

NET CASH PROVIDED BY OPERATING ACTIVITIES		$9,063

CASH FLOWS USED IN INVESTING ACTIVITIES
Purchases of property and equipment		(15,232)

CASH FLOWS FROM FINANCING ACTIVITIES
Cash overdraft from financial institution	(722)
Borrowings under revolving credit facility, net	6,643
Distributions to stockholders	(696)
Advances to stockholders	(395)
Advances to Canadian Affiliate, net	(1,776)
Borrowings under notes payable to unrelated parties	4,406
Borrowings of notes payable to related parties	1,826
Repayment of notes payable to unrelated parties	(1,089)
Borrowing under subordinated note payable to related party	180
Borrowings under term loans and notes payable	7,479
Repayment of term loans and notes payable	(6,714)
Repayment of capital lease obligations	(3,141)

NET CASH PROVIDED BY FINANCING ACTIVITIES		6,001

EFFECT OF EXCHANGE RATE ON CASH		177

NET CHANGE IN CASH		9
CASH—Beginning		3,205

CASH—Ending		$3,214

RECONCILIATION OF NET LOSS TO NET CASH PROVIDED BY OPERATING ACTIVITIES
Net loss		(1,624)
Depreciation and amortization	$9,430
Impairment charge	221
Foreign currency transaction gain	(601)
Inventory reserve	3,454
Bad debt expense	1,121
Deferred tax benefit	(348)
Deferred rent	1,771
Increase (decrease) in cash due to changes in operating assets and liabilities
Trade receivable	(1,598)
Inventories	(12,010)
Prepaid expenses	(278)
Other assets	(4,596)
Accounts payable	11,896
Accrued expenses	1,387
Income taxes payable	838

Total Adjustment		10,687

NET CASH PROVIDED BY OPERATING ACTIVITIES		$9,063

NON-CASH INVESTING AND FINANCING ACTIVITIES
Property and equipment acquired under a capital lease		$2,156

The accompanying notes are an integral part of these consolidated financial statements.

American Apparel, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(dollars in thousands)

For the Year Ended December 31, 2006

NOTE 1—Organization and Business

American Apparel, Inc. (“AA”), a California corporation is a vertically-integrated manufacturer, distributor and retailer of branded fashion basic apparel for men, women and children. AA sells its products through a wholesale distribution channel supplying t-shirts and other casual wear to distributors and screen printers, as well as direct to end users through its 93 retail stores located in the United States and 31 stores internationally. In addition, AA operates an online retail e-commerce website. AA, collectively with its subsidiaries is referred to as the “Company”.

The Company maintains its corporate offices, primary manufacturing and distribution facility, knitting and dye house in Los Angeles, California. The Company also maintains a portion of its yarn at outside knitting facilities and a portion of its greige goods at outside dye houses.

The wholly-owned operating subsidiaries of the Company are:

Sales

•	United States: American Apparel Retail, Inc. (“AAR”) operates retail stores. American Apparel Retail 1090 Third NYC, Inc., a wholly-owned subsidiary of AAR, operates a retail store in New York.

•	Mexico: American Apparel Mexico, S DE RL DE CU (“AAM”) operates retail stores. American Apparel Mexico Labor, LLC operates a payroll company used to provide services exclusively for AAM.

•	Continental Europe: American Apparel Deutschland GmbH operates retail stores and distributed American apparel products.

•	United Kingdom: American Apparel (Carnaby) Limited operates retail stores. American Apparel (UK) Limited distributes American Apparel products.

•	Israel: American Apparel Retail (Israel), Ltd. operates a retail store.

•	Japan: American apparel Japan operates retail stores and distributes American Apparel products.

•	Korea: American Apparel Korea Co., Ltd. operates retail stores, distributes, and franchises American Apparel products.

Manufacturing

•	KCL Knitting, LLC is engaged in textile manufacturing. The operating agreement under which KCL conducts its business provides that the term of their existence should continue until December 31, 2050.

•	American Apparel Dyeing and Finishing, Inc. operates a fabric dyeing and finishing plant.

NOTE 2—Going Concern and Management’s Plan

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of asset amounts or the classifications of liabilities that might be necessary should the Company be unable to continue as a going concern. As of December 31, 2006, the Company has a working capital deficiency

American Apparel, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

(dollars in thousands)

For the Year Ended December 31, 2006

aggregating $29,415. As of December 31, 2006, the Company failed to meet certain debt covenants relating to its financing agreements with its bank (Note 10) and the current second lien lender (Note 13). As a result of these covenant violations, the Company is in default of provisions stipulated in its financing agreements. Therefore, these financial institutions have the right to require payment in full of all outstanding debt (approximately $68,400 at December 31, 2006). Accordingly, certain outstanding debt has been reclassified from long term liabilities to current liabilities. These matters raise substantial doubt about the Company’s ability to continue as a going concern.

Management is actively pursuing additional debt/equity financing and is in the process of negotiating its loan covenants under its existing credit facilities. As discussed in Note 23, the Company obtained additional financing from a new second lien lender during January 2007. In connection with this financing the amounts due to the current second lien lender and certain term loans with its bank were paid in full. In addition, on December 19, 2006 the Company entered into a definitive Acquisition Agreement with Endeavor Acquisition Corp. (see Note 23), a blank check company listed on the American Stock Exchange.

Management believes that it will be successful in obtaining additional funding and in negotiating the loan covenants with its existing lenders. However, no assurance can be provided that the Company will obtain the additional funding or negotiate required modifications to its loan covenants. To the extent the Company is unsuccessful; it may find it necessary to curtail or cease its operations.

NOTE 3—Summary of Significant Accounting Policies

Principles of Consolidation and Basis of Presentation

The consolidated financial statements include the accounts of American Apparel, Inc. and the following direct or indirect wholly-owned subsidiaries: American Apparel Retail, Inc., KCL Knitting, LLC, American Apparel Dyeing and Finishing, Inc., American Apparel Deutschland GmbH, American Apparel (UK) Limited, American Apparel (Carnaby) Limited, American Apparel Retail 1090, Third NYC, Inc., American Apparel Mexico S DE RL DE CU, American Apparel Mexico Labor, LLC, American Apparel Japan, American Apparel Korea, Co., Ltd., and American Apparel Retail (Israel), Ltd. All intercompany accounts and transactions have been eliminated upon consolidation.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Management bases its estimates on historical experience and on various assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. The most significant estimates include; sales returns and other allowances, allowance for doubtful accounts, inventory valuation and obsolescence, valuation and recoverability of long-lived intangible assets including the values assigned to acquired assets, goodwill, property and equipment, income taxes; and accruals for the outcome of current litigation.

On a continual basis, management reviews its estimates utilizing currently available information, changes in facts and circumstances, historical experience and reasonable assumptions. After such reviews, and if deemed appropriate, those estimates are adjusted accordingly. Actual results could differ from those estimates.

American Apparel, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

(dollars in thousands)

For the Year Ended December 31, 2006

Revenue Recognition

The Company recognizes product sales revenue when title and risk of loss have transferred to the customer, there is persuasive evidence of an arrangement, shipment and passage of title has occurred, the sales price is fixed or determinable and collectibility is reasonably assured. Revenue from product sales are recorded at the time the product is shipped to the customer. With respect to its own retail store operations, the Company recognizes revenue upon the sale of its products to retail customers. The Company’s net sales represent gross sales invoiced to customers, less certain related charges for discounts, returns, and other promotional allowances. Allowances provided for these items are presented in the consolidated financial statements primarily as reductions to sales and cost of sales (see “Sales Returns and Other Allowances” discussed below for further information).

The Company recognizes the sales from gift cards, gift certificates and store credits as they are redeemed for merchandise. Prior to redemption, the Company maintains an unearned revenue liability for gift cards, gift certificates and store credits until the Company is released from such liability. The Company’s gift cards, gift certificates and store credits do not have expiration dates. The unearned revenue for gift cards, gift certificates and store credits are recorded in accrued expenses in the amount of $496 at December 31, 2006.

Sales Returns and Other Allowances

Allowances For Sales Returns—The Company analyzes sales returns in accordance with Statement of Financial Accounting Standard (“SFAS”) No. 48 “Revenue Recognition When Right of Return Exists” (“SFAS 48”). The Company is able to make reasonable and reliable estimates of product returns for both its wholesale and retail segments based on the Company’s past history. The Company also monitors the buying patterns of the end-users of its products based on sales data received by its retail outlets. Estimates for sales returns are based on a variety of factors including actual returns based on expected return data communicated to it by customers. Accordingly, the Company believes that its historical returns analysis is an accurate basis for its allowance for sales returns. Actual results could differ from those estimates.

As with any set of assumptions and estimates, there is a range of reasonably likely amounts that may be calculated for each allowance above. However, the Company believes that there would be no significant difference in the amounts reported using other reasonable assumptions than what was used to arrive at each allowance. The Company regularly reviews the factors that influence its estimates and, if necessary, makes adjustments when it believes that actual product returns, credits and other allowances may differ from established reserves. Actual experience associated with any of these items may be significantly different than the Company’s estimates.

Concentrations of Credit Risk

Financial instruments which potentially subject the Company to credit risk consist primarily of cash (the amounts of which may, at times, exceed Federal Deposit Insurance Corporation limits on insurable amounts) and trade accounts receivable, relating substantially to the Company’s wholesale segment. The Company mitigates its risk by investing in or through major financial institutions. The Company has approximately $2,100 held in foreign banks at December 31, 2006.

The Company performs on-going credit evaluations of its customers and adjusts credit limits based upon payment history and the customer’s current credit worthiness, as determined by the review of their current credit information. Collections and payments from customers are continuously monitored. The Company maintains an

American Apparel, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

(dollars in thousands)

For the Year Ended December 31, 2006

allowance for doubtful accounts, which is based upon historical experience as well as specific customer collection issues that have been identified. While such bad debt expenses have historically been within expectations and allowances established, the Company cannot guarantee that it will continue to experience the same credit loss rates that it has in the past. If the financial condition of customers were to deteriorate, resulting in an impairment of their ability to make payments, additional allowances may be required.

Inventories

Inventories are stated at the lower of cost or market. Cost is primarily determined on the first-in, first-out (FIFO) method. The cost elements of inventories include materials, labor and overhead. During 2006 no one supplier provided more than 10% of the Company’s raw material purchases.

The Company identifies potentially excess and slow-moving inventories by evaluating turn rates, inventory levels and other factors. Excess quantities are identified through evaluation of inventory agings, review of inventory turns and historical sales experiences. The Company provides lower of cost or market reserves for such identified excess and slow-moving inventories. During the year ended December 31, 2006, the Company increased their reserve by $3,454, which resulted in a reserve for slow-moving inventories of $4,254 as of December 31, 2006.

Property and Equipment

Property and equipment are carried at cost. Depreciation is provided on a straight-line basis over the estimated useful lives of the related assets. The costs of normal maintenance and repairs are charged to expense in the year incurred. Expenditures which significantly improve or extend the life of an asset are capitalized and depreciated over the asset’s remaining useful life. Amortization of leasehold improvements is computed using the straight-line method over the shorter of the estimated useful lives of the related assets or the lease term. Upon sale or disposition, the related cost and accumulated depreciation are removed from the accounts and the resulting gain or loss, if any, is reflected in operations.

Goodwill and Other Intangible Assets

Goodwill represents the excess of purchase price over the fair value of identifiable net assets of companies acquired. Goodwill and other intangible assets acquired in a business combination and determined to have an indefinite useful life are not amortized, but instead tested for impairment at least annually in accordance with the provisions of SFAS No. 142, “Goodwill and Other Intangible Assets” (“SFAS 142”). The SFAS 142 goodwill impairment model is a two-step process. The first step compares the fair value of a reporting unit that has goodwill assigned to its carrying value. The Company estimates the fair value of a reporting unit by using a discounted cash flow model. If the fair value of the reporting unit is determined to be less than its carrying value, a second step is performed to compute the amount of goodwill impairment, if any. Step two allocates the fair value of the reporting unit to the reporting unit’s net assets other than goodwill. The excess of the fair value of the reporting unit over the amounts assigned to its net assets other than goodwill is considered the implied fair value of the reporting unit’s goodwill. The implied fair value of the reporting unit’s goodwill is then compared to the carrying value of its goodwill. Any shortfall represents the amount of goodwill impairment.

Other definite lived intangibles are amortized on a straight-line basis over periods not exceeding 10 years.

American Apparel, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

(dollars in thousands)

For the Year Ended December 31, 2006

Impairment of Long-Lived Assets

The Company follows the provisions of SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (“SFAS 144”). SFAS 144 requires evaluation of the need for an impairment charge relating to long-lived assets whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The estimated future undiscounted cash flows associated with the asset would be compared to the asset’s carrying amount to determine if a write down to a new depreciable basis is required. If required, an impairment charge is recorded based on an estimate of future discounted cash flows. During fiscal 2006, the Company recognized impairment charges of $221 on assets to be held and used. The impairment charges related primarily to leasehold improvements and furniture and fixtures for certain U.S. retail stores and were included in the Consolidated Statement of Operations under the caption “General and administrative” expenses in 2006.

Foreign Currency

The financial statements of international subsidiaries are translated into U.S. Dollars using the exchange rate at each balance sheet date for assets and liabilities and an average exchange rate for each period for revenues, expenses, gains and losses. Foreign currency transaction gains and losses are charged or credited to operations as incurred. Where the local currency is the functional currency (which is determined based on management’s judgment and involves consideration of all relevant economic facts and circumstances affecting the subsidiary) translation adjustments are recorded as a separate component of stockholders’ equity. During fiscal 2006, the Company recognized foreign currency transaction gains of $601.

Income Taxes

The stockholders of American Apparel, Inc. and its U.S. subsidiaries, American Apparel Retail, Inc., American Apparel Retail 1090 Third NYC, Inc., and American Apparel Dyeing and Finishing, Inc. elected subchapter S corporation status. Earnings and losses for Federal tax reporting purposes are included in the personal tax returns of the stockholders. Accordingly, the Company does not incur additional Federal income tax obligations, and the consolidated financial statements do not include a provision for Federal income taxes. American Apparel, Inc. expects to pay the necessary distributions to satisfy the stockholders’ estimated personal income tax liabilities based upon the Company’s taxable income. As of December 31, 2006, the estimated tax liabilities of the stockholders attributable to the taxable income of the Company approximated $6,200. As defined in the definitive Acquisition Agreement with Endeavor Acquisition Corp. (“Endeavor”) (Note 23), upon consummation of the merger, the stockholders will receive distributions to satisfy the stockholders estimated tax liabilities, as defined per the agreement. This distribution will be for the Company’s taxable income for the period commencing January 1, 2006 through the effective date of the Acquisition Agreement. The distribution amount will be less all previous distributions made by the Company. State income taxes are provided at applicable statutory rates multiplied by pre-tax income. The Company files income tax returns in various states. Some of these states accept subchapter S corporation status, while in some states, the Company is taxed at C Corporation tax rates and in the remaining states, the Company is taxed at reduced rates applicable to S corporations.

Income Taxes

American Apparel Deutschland GmbH, American Apparel (UK) Limited, American Apparel (Carnaby) Limited, American Apparel Mexico S DE RL DE CU, American Apparel Mexico Labor, LLC, American Apparel Japan, American Apparel Korea Co., Ltd. and American Apparel Retail (Israel), Ltd. are foreign domiciled entities subject to foreign income taxes on earnings in their respective jurisdictions.

American Apparel, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

(dollars in thousands)

For the Year Ended December 31, 2006

KCL Knitting, LLC (“KCL”) is a limited liability company, classified as a pass-through entity for federal income tax purposes, which provides for profits and losses to be reported by American Apparel, Inc.

American Apparel, Inc. has unrecognized built-in gains of approximately $26 million resulting from its S corporation election. If any of the assets creating the unrecognized built-in gains are sold in the ten-year period ending July 1, 2014, AA is liable for Federal income taxes on those gains. The gain is determined by using the tax basis of the assets compared with the fair value of those assets at the time of the S corporation election. No deferred income taxes have been provided as the built-in gain relates primarily to intangible assets that are not expected to be sold within the ten year holding period.

The foreign entities have elected to be consolidated with the US entities for federal tax purposes. As such, all of the operations are included in the determination of the taxable income of American Apparel, Inc. The foreign taxes may be treated as foreign tax credits at the stockholder level as American Apparel, Inc. is taxed as an S corporation for federal tax purposes.

The Company recognizes deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Deferred tax liabilities and assets are determined based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. The Company estimates the degree to which tax assets and credit carryforwards will result in a benefit based on expected profitability by tax jurisdiction. A valuation allowance for such tax assets and loss carryforwards is provided when it is determined that such assets will more likely than not go unused. If it becomes more likely than not that a tax asset will be used, the related valuation allowance on such assets would be reversed. Management makes judgments as to the interpretation of the tax laws that might be challenged upon an audit and cause changes to previous estimates of tax liability. In addition, the Company operates within multiple taxing jurisdictions and is subject to audit in these jurisdictions. In management’s opinion, adequate provisions for income taxes have been made for all years. If actual taxable income by tax jurisdiction varies from estimates, additional allowances or reversals of reserves may be necessary.

Fair Value of Financial Instruments

The Company’s financial instruments include cash, accounts receivable, accounts payable, revolving line of credit, and long-term debt. The Company estimates that carrying amounts of all financial instruments described above to approximate fair value based upon current market conditions, maturity dates, and other factors.

Advertising, Promotion and Catalog

The Company expenses the production costs of advertising the first time the advertising takes place. The advertising expenses for the year ended December 31, 2006 amounted to $6,605 and was included in selling expense in the Consolidated Statement of Operations. The Company has cooperative advertising arrangements with certain vendors in its US wholesale segment. Cooperative advertising expense was $376 for the year ended December 31, 2006.

Shipping and Handling Costs

The Company incurs shipping and handling costs in its operations. These costs, included in Cost of sales in the Consolidated Statement of Operations, are $7,011 for the year ended December 31, 2006. Of this amount, $4,775 has been billed to customers and is included in Net Sales for the year ended December 31, 2006.

American Apparel, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

(dollars in thousands)

For the Year Ended December 31, 2006

Deferred Rent, Rent Expense and Tenant Allowances

The Company occupies its retail stores and combined corporate office, manufacturing, and distribution center under operating leases generally with terms of one to ten years. Some leases contain renewal options for periods ranging from five to fifteen years under substantially the same terms and conditions as the original leases. Most of the store leases require payment of a specified minimum rent, a contingent rent based on a percentage of the store’s net sales in excess of a specified threshold, plus defined escalating rent provisions. The Company straight-lines and recognizes its rent expense over the term of the lease (including probable lease renewals), plus the construction period prior to occupancy of the retail location, using a mid-month convention. Also included in rent expense are payments of real estate taxes, insurance and certain common area and maintenance costs in addition to the future minimum operating lease payments. All other pre-opening costs are expensed as incurred.

Start-up Costs

The Company expenses as incurred all retail store start-up and organization costs, including travel, training, recruiting, salaries and other operating costs.

Web Site Development Costs

The Company capitalizes applicable costs incurred during the application and infrastructure development stage and expenses incurred during the planning and operating stage. During 2006, the Company capitalized website development costs approximating $273, which is included in property and equipment in the accompanying Consolidated Balance Sheet.

Self-insurance accruals

The Company self-insures a significant portion of expected losses under its workers’ compensation program. Accrued liabilities are recorded based on the Company’s estimates of the ultimate costs to settle incurred claims, both reported and unreported.

Comprehensive Income

In accordance with SFAS No. 130, “Reporting Comprehensive Income”, the Company is required to display comprehensive income and its components as part of its complete set of financial statements. Comprehensive income represents the change in stockholders’ equity resulting from transactions other than stockholder investments and distributions. Included in accumulated other comprehensive income are changes in equity that are excluded from the Company’s net loss, specifically, unrealized gains on foreign currency translation adjustments.

Accounting Pronouncements-Newly Issued

In May 2005, SFAS No. 154, “Accounting Changes and Error Corrections—replacement of APB Opinion No. 20 and FASB Statement No. 3,” was issued. SFAS No. 154 changes the accounting for and reporting of a change in accounting principle by requiring retrospective application to prior periods’ financial statements of changes in accounting principle unless impracticable. SFAS No. 154 is effective for accounting changes made in fiscal years beginning after December 15, 2005. The adoption of SFAS No. 154 did not have a material impact on the Company’s consolidated results of operations, financial position or cash flows.

American Apparel, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

(dollars in thousands)

For the Year Ended December 31, 2006

In June 2006, the Financial Accounting Standards Board (“FASB”) issued Interpretation No. 48 “Accounting for Uncertainty in Income Taxes-an Interpretation of FASB Statement No. 109” (the “Interpretation”). The Interpretation establishes for all entities a minimum threshold for financial statement recognition of the benefit of tax positions, and requires certain expanded disclosures. The Interpretation is effective for fiscal years beginning after December 31, 2006, and is to be applied to all open tax years as of the date of effectiveness. The Company is in the process of evaluating the impact of the application of the Interpretation to its consolidated financial statements and is currently not yet in a position to determine such effects.

In September 2006, the FASB issued SFAS No. 157 “Fair Value Measurements”, which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. Adoption is required for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Early adoption of SFAS No. 157 is encouraged. The Company is currently evaluating the expected effect of SFAS No. 157 on its consolidated financial statements and is currently not yet in a position to determine such effects.

In September 2006, the Staff of the Securities and Exchange Commission issued Staff Accounting Bulletin No. 108 (“SAB 108”) which provides interpretive guidance on how the effects of the carryover or reversal of prior year misstatements should be considered in quantifying a current year misstatement. SAB 108 is effective for fiscal years ending on or after November 15, 2006. The adoption of SAB 108 did not have a material impact on the Company’s consolidated financial position, results of operations or cash flows.

In February 2007, the FASB issued SFAS No. 159 “The Fair Value Option for Financial Assets and Financial Liabilities—Including an amendment of FASB Statement No. 115” (“SFAS No. 159”), which permits entities to choose to measure many financial instruments and certain other items at fair value. The fair value option established by this Statement permits all entities to choose to measure eligible items at fair value at specified election dates. A business entity shall report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date. Adoption is required for fiscal years beginning after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year that begins on or before November 15, 2007, provided the entity also elects to apply the provisions of SFAS No. 157. The Company is currently evaluating the expected effect of SFAS No. 159 on its consolidated financial statements and is currently not yet in a position to determine such effects.

The FASB ratified the consensuses reached in Emerging Issues Task Force (“EITF”) Issue No. 06-3, “How Taxes Collected from Customers and Remitted to Governmental Authorities Should Be Presented in the Income Statement (That Is, Gross versus Net Presentation)” (“EITF 06-3”). The EITF reached a consensus that the scope of the Issue includes any tax assessed by a governmental authority that is both imposed on and concurrent with a specific revenue-producing transaction between a seller and a customer, and may include, but is not limited to, sales, use, value added, and some excise taxes. The presentation of taxes within the scope of this Issue on either a gross or a net basis is an accounting policy decision that should be disclosed. Furthermore, for taxes reported on a gross basis, a company should disclose the aggregate amount of those taxes in interim and annual financial statements for each period for which an income statement is presented if that amount is significant. The disclosures required under this consensus should be applied retrospectively to interim and annual financial statements for all periods presented, if those amounts are significant. The Company will adopt EITF 06-3 on January 1, 2007. The Company does not anticipate that the adoption will have a significant impact on its consolidated financial position or results of operations. The Company currently records its sales net of any value added or sales tax.

American Apparel, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

(dollars in thousands)

For the Year Ended December 31, 2006

In November 2004, the FASB issued SFAS No. 151, “Inventory Costs—an amendment of ARB 43, Chapter 4.” SFAS No. 151 clarifies that abnormal amounts of idle facility expenses, freight, handling costs and spoilage should be recognized as current-period charges and requires the allocation of fixed production overheads to inventory based on the normal capacity of the production facilities. The provisions of SFAS No. 151 must be applied prospectively to the Company’s inventory costs incurred after January 1, 2006. The adoption of SFAS No. 151 did not have a material impact on the Company’s consolidated financial position or results of operations.

All other recently issued accounting pronouncements are not expected to have a material impact on the Company’s consolidated financial statements.

NOTE 4—Variable Interest Entities

In January 2003, the FASB issued Interpretation No. 46, “Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51” (“FIN 46”). In December 2003, the FASB modified FIN 46 to make certain technical corrections and address certain implementation issues that had arisen. FIN 46R provides a new framework for identifying variable interest entities (“VIEs”) and determining when a company should include the assets, liabilities, non-controlling interests and results of activities of a VIE in its consolidated financial statements.

In general, a VIE is a corporation, partnership, limited liability corporation, trust or any other legal structure used to conduct activities or hold assets that either (1) has an insufficient amount of equity to carry out its principle activities without additional subordinated financial support, (2) has a group of equity owners that are unable to make significant decisions about its activities, or (3) has a group of equity owners that do not have the obligation to absorb losses or the right to receive returns generated by its operations.

The Company identified an affiliate in Canada (“Canadian Affiliate”) that is determined to be a VIE under the provisions of FIN 46R. The Company determined it is not the primary beneficiary of the VIE and, as a result, has not consolidated the entity.

The Canadian Affiliate, which is indirectly owned by one of the Company’s 50% owners, has been in business since 1994. The Canadian Affiliate through its combined group of related companies operates 25 retail stores in Canada that sell the Company’s products. The Canadian Affiliate’s total assets at December 31, 2006 were approximately $15,534 USD and its total equity was $1,462 USD. The Company sells the Canadian Affiliate merchandise on credit, with payment due 60 days from delivery.

NOTE 5—Inventories, net

The components of inventories are as follows:

December 31, 2006
Raw materials	$21,991
Work in process	1,532
Finished goods	52,947

Total	$76,470

American Apparel, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

(dollars in thousands)

For the Year Ended December 31, 2006

NOTE 6—Property and Equipment

The components of property and equipment are as follows:

	December 31, 2006	Depreciation and Amortization Period (Years)
Machinery and equipment	$18,268	5-7 years
Furniture and fixtures	8,292	5 years
Computers and software	8,134	3-5 years
Automobiles	319	3 years
Leasehold Improvements	27,298	Shorter of the life of lease or useful life
Construction in progress	334

	62,645
Accumulated depreciation and amortization	(20,176)

Total	$42,469

Depreciation and amortization expense relating to property and equipment (including capitalized leases) was $9,355 at December 31, 2006. Property and equipment includes $12,941 for assets held under capital leases at December 31, 2006. Accumulated amortization for these capital leases at December 31, 2006 was $6,019.

NOTE 7—Goodwill and Other Intangible Assets

Goodwill

There were no changes in the carrying amount of goodwill by segment for the year ended December 31, 2006. Goodwill related to the acquisition of American Apparel Dyeing & Finishing, Inc. on June 2, 2005, and was assigned to the U.S. wholesale segment.

Intangible Asset, net

The carrying amounts of intangible assets at December 31, 2006 are as follows:

	Gross Carrying Amount	Accumulated Amortization	Amortization Period (Years)
Definite lived intangible assets:
Key money store leases	$500	$48	Life of lease
Lease rights	665	55	Life of lease

Total	$1,165	$103

Key money is the amount of funds paid to a landlord or tenant to acquire the rights of tenancy under a commercial property lease for a certain property. Key money represents the “right to lease” with an automatic right of renewal. This right can be subsequently sold by the Company or can be recovered should the landlord refuse to allow the automatic right of renewal to be exercised. Key money is amortized over the respective lease terms.

American Apparel, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

(dollars in thousands)

For the Year Ended December 31, 2006

Lease rights are costs incurred to acquire the right to lease a specific property. A majority of our lease rights are related to premiums paid to landlords. Lease rights are recorded at cost and are amortized over the estimated useful term of the respective leases.

Aggregate amortization expense of other definite lived intangible assets included in the Consolidated Statement of Operations under the caption “General and administrative” expenses for the year ended December 31, 2006 was approximately $75. Assuming no changes in the Company’s definite lived intangible assets, estimated amortization expense for each of the five succeeding fiscal years is as follows:

For the Years Ending December 31,	Amount
2007	$123
2008	123
2009	123
2010	123
2011	123

NOTE 8—Other Assets

The components of other assets are as follows:

December 31, 2006
Lease security deposits	$4,934
Worker’s Compensation deposit	1,455
Other	284

Total	$6,673

NOTE 9—Accrued Expenses

The components of accrued expenses are as follows:

December 31, 2006
Accrued compensation and related taxes	$2,565
Worker’s Compensation self-insurance reserves	2,787
Sales, value added tax, property taxes	1,373
Other	3,210

Total	$9,935

American Apparel, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

(dollars in thousands)

For the Year Ended December 31, 2006

NOTE 10—Long-term Bank Debt

Long-term bank debt consists of the following:

December 31, 2006
Credit Line Facility
Revolving Credit Facility, maturing January 2010 – all current (a)	$48,568

Term Loans and Notes Payable
Term loan with bank, maturing September 2007 (b)	3,750
Term loan with bank, maturing March 2010 (b)	1,872
Term loan with bank, maturing October 2007 (c)	52
Term loan with bank, maturing December 2008 (c)	391
Various notes payable (d)	224
Leasehold improvement note, maturing March 2010 (e)	114
Leasehold improvement note, maturing April 2007 (e)	958

7,361

Total Long-Term Bank Debt	55,929
Less current portion of bank debt	55,624

Long-Term Bank Debt, net of current portion	$305

(a)	At December 31, 2006, the revolving credit facility with a bank provided for borrowings up to $57,500. Borrowings under the facility are subject to certain advance provisions established by the bank and are collateralized by all assets of the Company. Interest under the agreement is at LIBOR (5.30% at December 31, 2006) plus 2.5% or the bank’s prime rate (8.25% at December 31, 2006) plus 2.25%, at the Company’s option. The interest rate was 10.5% at December 31, 2006. The facility expires in January 2010. The average borrowings during the year were $46,500. Stockholders of the Company personally guaranteed the borrowings. On January 18, 2007, the Company negotiated an increase in the size of its credit facility to $62,500. Among other requirements, this facility agreement includes a subjective acceleration clause and requires the Company to maintain a lock box. Currently, the Company is not in compliance with certain financial ratio covenants.
(b)	At December 31, 2006, the Company had two term loans with a bank. The first loan is payable in monthly installments of $417, including interest at prime plus 1% through September 2007. The balance at December 31, 2006 was $3,750. The second loan was payable in monthly installments of $48, including interest at prime (8.25% at December 31, 2006) plus 1% through March 2010. The balance at December 31, 2006 was $1,872. Both of these loans were secured by related equipment. On January 18, 2007, the Company completed a $41 million secured debt financing with a private investment firm (see Note 23). A portion of the financing proceeds was used to pay off both of these loans without any prepayment penalty. Since the new debt is in default, these term loans are presented as current liabilities in the accompanying Consolidated Balance Sheet.
(c)	At December 31, 2006, the Company had two term loans with a financial institution. The first loan is payable in monthly installments of $5, including interest at prime (8.25% at December 31, 2006) plus 1% through October 2007. The balance at December 31, 2006 was $52. The second loan is payable in monthly installments of $22, including interest at prime plus 1% through December 2008. The balance at December 31, 2006 was $391. Both of these loans are secured by related equipment.

American Apparel, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

(dollars in thousands)

For the Year Ended December 31, 2006

(d)	At December 31, 2006, the Company had various promissory notes payable in monthly installments aggregating $24, including interest ranging from 4.6% to 11.9% and maturing at various dates through August 2011. The notes are collateralized by equipment.
(e)	At December 31, 2006, the Company had two leasehold improvement term loans. The first loan is payable in monthly installments of $3 through March 2010, including interest at a rate of 8%. The balance at December 31, 2006 was $114. The second loan is Payable in monthly interest only payments at 9% through April 2007. The balance at December 31, 2006 was $958.

Required principal payments of long-term debt are as follows:

Year Ending December 31,	Amount
2007	$55,624
2008	238
2009	44
2010	17
2011	6

$55,929

NOTE 11—Notes Payable to Unrelated Parties

Unsecured notes payable to certain unrelated individuals are due upon demand with interest ranging from 10% to 24% per annum. The balance outstanding at December 31, 2006 is $6,259, which is personally guaranteed by a stockholder.

NOTE 12—Notes Payable to Related Parties

Unsecured notes payable to certain individuals related to a stockholder are due upon demand with interest ranging from 12% to 18% per annum. The balance outstanding at December 31, 2006 is $2,391.

NOTE 13—Subordinated Notes Payable to Unrelated Party

The Company has a financing agreement for borrowings of $12,500 with an unrelated third party, (the “current second lien lender”). Interest on the loan is at a rate of 17%. The Company pays monthly interest payments at a rate of 11% on the current outstanding principal balance. The remaining unpaid portion of all monthly interest shall be added to the principal balance. The balance outstanding at December 31, 2006 was $14,201, which includes accrued interest aggregating $1,701. On January 18, 2007, the Company completed a $41 million secured debt financing with a private investment firm (Note 23). A portion of the financing proceeds was used to pay off this loan plus the accrued interest without any prepayment penalty. Since the new debt is in default, these notes are presented as current liabilities in the accompanying Consolidated Balance Sheet.

This note was subordinated to the bank (Note 10). The agreement contained default and covenant provisions similar to its current bank agreement. At December 31, 2006, the Company was not in compliance with certain financial ratio covenants.

American Apparel, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

(dollars in thousands)

For the Year Ended December 31, 2006

NOTE 14—Subordinated Notes Payable to Related Parties

The Company has unsecured notes payable with a related party (relative of a stockholder), which are due upon demand with interest at 18%. The balance outstanding at December 31, 2006 is $180. The note is subordinated to the interest of the bank which holds the Company’s current revolving credit facility.

The Company has an unsecured note payable to a stockholder which is due on demand with interest at 12%. The balance outstanding at December 31, 2006 is $180. The note is subordinated to the interest of the bank.

NOTE 15—Capital Lease Obligations

The Company leases certain equipment under capital lease arrangements expiring at various times through 2011. The assets and liabilities under capital leases are recorded at the lower of the present values of the minimum lease payments or the fair values of the assets.

As of December 31, 2006 minimum future payments under these capital leases are:

Year Ending December 31,	Amount
2007	$3,397
2008	2,138
2009	989
2010	364
2011	101
Total future minimum lease payments	6,989
Less: amounts representing interest	(1,000)

Net minimum lease payments	5,989
Current portion	2,911

Long-term portion	$3,078

The interest rates pertaining to these capital leases range from 3.3% to 22.5% (average interest rate is 13.0%).

NOTE 16—Related Party Transactions

In December 2005, the Company entered into an operating lease, which commenced on November 15, 2006, for its knitting facility with a related company, which is partially owned by the stockholders of the Company. The monthly lease payments are $48 and the lease expires in November 2011, with a five year extension, at the option of the Company.

NOTE 17—Comprehensive Income (Loss)

Total comprehensive income (loss) for the Company includes net loss and the effects of foreign currency translation, which are charged or credited to the accumulated other comprehensive income (loss) account within stockholders’ equity. Total comprehensive income for the year ended December 31 is as follows:

2006
Net loss, as reported	$(1,624)
Changes in:
Foreign currency translation adjustments	471

Total Comprehensive Loss	$(1,153)

American Apparel, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

(dollars in thousands)

For the Year Ended December 31, 2006

The change in the cumulative foreign currency translation adjustment primarily relates to the Company’s investment in its foreign subsidiaries and fluctuations in exchange rates between their local functional currencies and the U.S. Dollar.

The Company does not record deferred income taxes relating to accumulated other comprehensive income due to their Subchapter S election in the U.S. and the foreign entities taxed as disregarded entities.

NOTE 18—Income Taxes

Income tax expense (benefit) for the year ended December 31, 2006 consists of:

	Current	Deferred	Total
State	$328	$(348)	$(20)
Foreign	1,355	—	1,355

Total	$1,683	$(348)	$1,335

Income tax expense differs from the amount computed by applying the federal statutory tax rate of 34% to loss before income taxes as shown below:

Year Ended December 31, 2006
Computed expected income tax benefits	$(700)
Reduced Federal tax rate for S Corporations	700
State income taxes, net of Federal income tax benefit	(20)
California enterprise zone tax credits	(2,833)
Change in valuation allowance	2,833
Foreign taxes	1,355

Income Tax Expense	$1,335

The tax effects of temporary differences that give rise to deferred tax assets and deferred tax liabilities at December 31, 2006 are presented below:

Deferred tax assets:
Allowance for doubtful accounts	$50
Deferred rent	124
Accrued worker’s compensation	57
Inventory capitalization for tax purposes	42
Inventory reserve	121
Accrued liabilities	14
California enterprise zone tax credit	6,963

Total gross deferred tax assets	7,371
Less valuation allowance	(6,963)

Net deferred tax assets	408

Deferred tax liabilities:
Prepaid expenses	(56)
Fixed assets	(16)

Total gross deferred tax liabilities	(72)

Net deferred tax assets and liabilities	$336

American Apparel, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

(dollars in thousands)

For the Year Ended December 31, 2006

At December 31, 2006, the Company has available state tax credit carryforwards of $6,963 that may be utilized to offset future California state tax attributable to the tax on income earned if any, within a particular designated Enterprise Zone. These credits do not expire.

Management believes that it is more likely than not that the Company will realize the benefits related to these deductible temporary differences, except for the benefit to be derived from the utilization of the California Enterprise Zone tax credits. Consequently, the Company has provided a valuation allowance of $6,963 for the year ended December 31, 2006. The valuation allowance increased by $2,833 from the prior year.

NOTE 19—Commitments and Contingencies

Operating Leases

The Company conducts retail operations under operating leases, which expire at various dates through 2020. Future minimum rental payments, including related party lease (Note 16) (excluding real estate tax and maintenance costs) for retail locations and other leases that have initial or noncancelable lease terms in excess of one year at December 31, 2006 are as follows for the year ending December 31:

Year Ending December 31,	Amount
2007	$25,284
2008	24,345
2009	20,315
2010	17,862
2011	16,579
Thereafter	59,069

Total	$163,454

Operating lease rent expense (including real estate taxes and maintenance costs) and leases on a month to month basis were approximately $26,316 during 2006. The Company did not incur any contingent rent during the year ended December 31, 2006. Rent expense is included in cost of sales and general and administrative expenses in the accompanying Consolidated Statement of Operations.

Sales Tax

The Company has been contacted by the California State Board of Equalization in regard to scheduling a Sales and Use Tax audit for the period January 1, 2002 through December 31, 2004. No provision has been made for any future assessment, if any, which might be determined by the State Board of Equalization at the outcome of the audit.

California Franchise Tax Board

The Company has been contacted by the California Franchise Tax Board in regard to scheduling an audit related to California Enterprise Zone Tax Credits taken by the Company for the 2001 and 2002 income tax years. No provision has been made for any future assessment, if any, which might be determined by the California Franchise Tax Board at the outcome of the audit. However, the California Enterprise Zone Tax Credits have a full valuation allowance at December 31, 2006 (Note 18).

American Apparel, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

(dollars in thousands)

For the Year Ended December 31, 2006

Advertising

The Company has approximately $1,963 in open advertising commitments at December 31, 2006, which primarily relate to print advertisements in various newspapers and magazines during 2007.

NOTE 20—Workers’ Compensation Self-Insurance Reserves

Self Insurance Reserves

The Company uses a combination of third-party insurance and/or self-insurance for a number of risks including workers’ compensation and general liability claims. General liability costs relate primarily to litigation that arises from store operations. Self-insurance reserves include estimates of both claims filed carried at their expected ultimate settlement value and claims incurred but not yet reported. The Company’s estimated claim amounts are discounted using a rate with a duration that approximates the duration of the Company’s self-insurance reserve portfolio. The Company’s liability reflected on the Consolidated Balance Sheet represents an estimate of the ultimate cost of claims incurred as of the balance sheet date. In estimating this liability, the Company utilizes loss development factors based on Company-specific data to project the future development of incurred losses. Loss estimates are adjusted based upon actual claim settlements and reported claims. These projections are subject to a high degree of variability based upon future inflation rates, litigation trends, legal interpretations, benefit level changes and claim settlement patterns. Although the Company does not expect the amounts ultimately paid to differ significantly from its estimates, self-insurance reserves could be affected if future claim experience differs significantly from the historical trends and the assumptions applied.

The workers’ compensation liability is based on the insurance company’s estimate of losses for claims incurred, but not paid at year end. Funding is made directly to the providers and/or claimants by the insurance company. To guarantee performance under the workers’ compensation program, the Company has issued standby letters of credit in the amount of $3,256, with the insurance companies being the beneficiary, through US Bank along with cash deposits of $1,455. At December 31, 2006, the Company recorded a reserve of $2,787 for potential losses on existing claims as such amounts are believed to be probable and reasonably estimatable.

NOTE 21—Business Segment and Geographic Area Information

Segment Information

The Company’s management reporting system evaluates performance based on a number of factors; however, the primary measures of performance are the net sales and income or loss from operations of each segment, as these are the key performance indicators reviewed by management. Operating income or loss for each segment does not include corporate general and administrative expenses, interest expense and other miscellaneous income/expense items. Corporate general and administrative expenses include, but are not limited to: human resources, legal, finance, IT and various other corporate level activity related expenses. Such unallocated expenses remain within corporate. The accounting policies of all operating segments are the same as those described in the summary of significant accounting policies in Note 3.

The Company reports the following segments: US Wholesale, US Retail and All Other. All of the Company’s sales fall into one of these segments. The US Wholesale consists of sales of undecorated apparel products made to third party embellishers and other apparel manufacturers directly as well as through distributors including sales to its Canadian Affiliate that operates 26 retail stores plus wholesale operations. Internet sales are also recorded in the US wholesale segment. US Retail is comprised of 93 Company owned retail stores operating

American Apparel, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

(dollars in thousands)

For the Year Ended December 31, 2006

in the United States selling the Company’s apparel products directly to consumers. The All Other segment comprises the international subsidiaries in Israel, continental Europe, the United Kingdom, Mexico, Japan and Korea, which operate 31 retail stores along with wholesale operations. None of these operations meet any of the quantitative thresholds for separate disclosure, as defined in SFAS No. 131, “Disclosures About Segments of an Enterprise and Related Disclosures”.

The following table represents key financial information of the Company’s business segments:

	US Wholesale	US Retail	All Other	Consolidated
Net sales to external Customers	$138,056	$80,210	$46,425	$264,691
Income from operations	14,221	11,510	4,719	30,450
Depreciation and amortization	4,852	3,709	869	9,430
Capital Expenditures	4,288	8,589	2,355	15,232
Deferred rent	2	1,641	128	1,771
Reconciliation to Loss Before Income Taxes
Consolidated Income from operations of reportable segments				$30,450
Corporate expenses				(21,150)
Interest expense				(10,797)
Other income				607
Foreign currency gain				601

Consolidated Loss Before Income Taxes				$(289)

Net sales by location of customer
United States				$207,971
Germany				14,585
Canada				10,295
United Kingdom				10,031
Japan				6,499
Other foreign countries				15,310

Total Consolidated Sales				$264,691

Long-lived assets—Property and equipment
United States				$36,618
Germany				1,782
Japan				1,241
Korea				661
United Kingdom				974
France				875
Other foreign countries				318

Consolidated Long-lived Assets				$42,469

Identifiable assets by segment
US wholesale				$107,123
US retail				30,411
All other				10,623

Total				$148,157

American Apparel, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

(dollars in thousands)

For the Year Ended December 31, 2006

Foreign subsidiaries accounted for the following percentages of assets and total liabilities as of December 31, 2006:

Total assets	7%
Total liabilities	4%

Product Revenue

Net sales by class of customer:
Wholesale	$149,396
Retail	115,295

Total Consolidated Sales	$264,691

NOTE 22—Litigation

The Company is subject to various claims and contingencies in the ordinary course of its business, including those related to litigation, business transactions, employee-related matters and taxes, among others. When the Company is aware of a claim or potential claim, it assesses the likelihood of any loss or exposure. If it is probable that a loss will result and the amount of the loss can be reasonably estimated, the Company will record a liability for the loss. The liability recorded includes probable and estimable legal costs associated with the claim or potential claim. If the loss is not probable or the amount of the loss cannot be reasonably estimated, the Company discloses the claim if the likelihood of a potential loss is reasonably possible and the amount involved could be material.

The Company is currently involved in matters with a few ex-employees who have filed various claims against the Company with the courts and regulatory agencies, which relate to alleged labor law violations, sexual harassment and other vague employment claims. Since these matters are currently in discovery and still in the early stages, no determination can be made at this time as to their final outcome, nor can the range of potential loss be estimated.

A complaint has also been filed against the Company by a customer who is claiming that the Company improperly recorded personal information at the point of sale at one of the Company’s retail locations. Since this matter is currently in discovery and still in the early stages, no determination can be made at this time as to its final outcome, nor can the range of potential loss be estimated.

The above mentioned complaints seek unspecified judgments and attorney’s fees and costs. Although the outcome of such items cannot be determined with certainty, the Company is of the opinion that the final outcome of these matters are either without merit or will not have a material adverse impact on its consolidated financial position or results of operations. Management intends to defend itself vigorously against the allegations in these complaints.

NOTE 23—Subsequent Events

On December 18, 2006, the Company signed a definitive Acquisition Agreement with Endeavor, a blank check company publicly listed on the American Stock Exchange. Upon consummation of the merger, the Company would become a wholly-owned subsidiary of Endeavor. However, since one of the stockholders of the

American Apparel, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

(dollars in thousands)

For the Year Ended December 31, 2006

Company would own a majority of the outstanding common stock of Endeavor, the merger is expected to be accounted for as a reverse acquisition. For accounting purposes, the transaction would be accounted for as a recapitalization of the Company. As part of the merger, the Canadian Affiliate is also being acquired by Endeavor.

The merger is subject to customary closing conditions, and is expected to close in the second half of 2007. As part of the agreement, the Company is required to achieve certain financial targets set forth in the agreement. However, the Company is not in compliance with the financial targets. The Company and Endeavor can terminate the agreement at any time if mutually agreed. The agreement will terminate if a closing does not occur by December 15, 2007, and is subject to the approval of Endeavor’s stockholders. There can be no assurances that the merger will be completed.

On January 18, 2007, the Company completed a $41 million secured debt financing with a private investment firm. The proceeds of the financing were used to repay the Company’s subordinated notes payable with it current second lien holder (Note 13) of $15,000 (including principal, interest and fees), and repay its term loans with its bank (Note 10) of $5,600. Net proceeds related to the secured debt financing amounted to approximately $18 million. Indebtedness under the agreement bears interest at 16% per annum, payable monthly and matures on November 30, 2008. The agreement requires the Company to meet certain financial covenants. In the event the Company is in default under the agreement the interest rate increases to 21% per annum and the private investment firm has the right to demand payment in full of all outstanding indebtedness. Currently the Company is not in compliance with certain financial ratio covenants. The agreement does not allow any prepayments prior to January 18, 2008 and subsequent to that date, any prepayment shall include a prepayment premium equal to 3% of the amount prepaid.

AMERICAN APPAREL, INC. and SUBSIDIARIES

Unaudited Financial Statements

Year Ended December 31, 2005

AMERICAN APPAREL, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET

(DOLLARS AND SHARES IN THOUSANDS)

DECEMBER 31, 2005

(Unaudited)
ASSETS
CURRENT ASSETS
Cash	$3,206
Receivables
Trade, net of allowances of $1,286	11,616
Related party	1,440
Other	705
Prepaid expenses	1,433
Inventories	67,534

Total current assets	85,934

PROPERTY AND EQUIPMENT, net	33,475
DEPOSITS	3,129
GOODWILL	950
OTHER ASSETS	766

TOTAL ASSETS	$124,254

LIABILITIES AND STOCKHOLDERS EQUITY

CURRENT LIABILITIES
Cash overdraft	$3,686
Line of credit	41,925
Accounts payable	18,254
Accrued expenses	10,053
Income taxes payable	430
Notes payable to unrelated parties	3,912
Note payable to related parties	490
Current portion of long-term obligations	7,790
Subordinated note payable to related parties	745

Total Current Liabilities	87,285

TERM LOANS, net of current portion	334
CAPITAL LEASE OBLIGATIONS, net of current portion	4,153
LONG-TERM DEBT, net of current portion	287
SUBORDINATED NOTE PAYABLE TO UNRELATED PARTY	13,376
DEFERRED RENT	4,873

STOCKHOLDERS’ EQUITY
Common stock, no par value,
1,000 shares authorized, 100 shares issued and outstanding	—
Additional paid-in capital	5,706
Due from stockholders	(1,368)
Accumulated other comprehensive loss	(149)
Retained earnings	9,757

Total Stockholders’ Equity	13,946

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$124,254

The accompanying notes are an integral part of these consolidated financial statements.

AMERICAN APPAREL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF OPERATIONS

(DOLLARS IN THOUSANDS)

YEAR ENDED DECEMBER 31, 2005

(Unaudited)
NET SALES	$192,178
COST OF SALES	99,754

Gross profit	92,424

OPERATING EXPENSES
Selling	34,164
Warehouse and distribution	8,514
General and Administrative	39,438

82,116

Income from operations	10,308

INTEREST AND OTHER EXPENSE
Interest Expense	6,006
Other Expense	327

6,333

INCOME BEFORE INCOME TAXES	3,975
INCOME TAX PROVISION	392

NET INCOME	$3,583

The accompanying notes are an integral part of these consolidated financial statements.

AMERICAN APPAREL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY

(DOLLARS AND SHARES IN THOUSANDS)

YEAR ENDED DECEMBER 31, 2005

	Common Stock, no par value 1,000,000 shares authorized
(Unaudited)	Outstanding Shares	Amount	Additional Paid- in Capital	Due from Stockholders	Accumulated Other Comprehensive Loss	Retained Earnings	Stockholders’ Equity
BALANCE, December 31, 2004	100	$—	$5,706	$(1,197)	—	$7,954	$12,463
Distributions to stockholders	—	—	—	—	—	(1,780)	(1,780)
Advances to stockholders	—	—	—	(171)	—	—	(171)
Foreign currency translation	—	—	—	—	(149)	—	(149)
Net income	—	—	—	—	—	3,583	3,583

BALANCE, December 31, 2005	100	$0	$5,706	$(1,368)	$(149)	$9,757	$13,946

The accompanying notes are an integral part of these consolidated financial statements.

AMERICAN APPAREL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOW

(DOLLARS IN THOUSANDS)

YEAR ENDED DECEMBER 31, 2005

(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
Cash received from customers	$191,529
Cash paid to suppliers, employees and others	(186,070)
Interest paid	(5,401)
Other	(406)

Net cash used by operating activities	(348)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(16,278)
Purchase of net assets under business acquisition	(1,800)

Net cash used by investing activities	(18,078)

CASH FLOWS FROM FINANCING ACTIVITIES
Change in matured funds from factor, net	382
Cash overdraft from financial institution	2,385
Borrowings under line of credit, net	10,220
Distributions to stockholders	(1,780)
Advances to stockholders	(171)
Repayment of notes payable to related parties	(24)
Borrowings under notes payable to unrelated parties	1,760
Repayment of notes payable to unrelated parties	(577)
Borrowing under subordinated note payable to related party	135
Borrowing under subordinated notes payable to unrelated parties	5,798
Borrowings under term loans	5,525
Repayment of term loans	(1,403)
Borrowings under long-term debt	150
Repayment of long-term debt	(609)
Repayment of capital lease obligations	(2,075)

Net cash provided by financing activities	19,716

NET CHANGE IN CASH	1,290

EFFECT OF EXCHANGE RATE ON CASH	(149)
CASH, beginning of year	2,065

CASH, end of year	$3,206

RECONCILIATION OF NET INCOME TO NET CASH USED BY OPERATING ACTIVITIES
Net income	$3,583
Depreciation and amortization	5,387
Impairment of property and equipment	606
Deferred rent	3,507
Bad debt expense	576
Increase (decrease) in cash due to changes in assets and liabilities
Accounts receivable	(753)
Inventories	(19,744)
Prepaid expenses	(1,217)
Other assets	(1,891)
Accounts payable	2,369
Accrued expenses	6,917
Income taxes payable	312

$(348)
NON-CASH INVESTING AND FINANCING ACTIVITIES
Property and equipment acquired under a capital lease	$5,527
Business acquisition notes payable	$655

The accompanying notes are an integral part of these consolidated financial statements.

AMERICAN APPAREL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

NOTE 1—NATURE OF BUSINESS

American Apparel, Inc., a California corporation, designs, manufactures and distributes men’s and women’s apparel primarily to retailers located throughout the United States of America and Canada.

American Apparel Retail, Inc. and Subsidiaries, a wholly-owned subsidiary of American Apparel, Inc. operates retail stores throughout the United States of America, Mexico, Israel, and Asia. American Apparel 1090, a wholly-owned subsidiary of American Apparel Retail, Inc. operates a retail store in New York. American Apparel Mexico, a wholly-owned subsidiary of American Apparel Retail, Inc. operates retail stores in Mexico. American Apparel Mexico Labor, a wholly-owned subsidiary of American Apparel Retail, Inc. operates a payroll company used to provide services exclusively for American Apparel Mexico. American Apparel Japan and American Apparel Israel, wholly-owned subsidiaries of American Apparel Retail, Inc. operate retail stores in Japan and Israel, respectively. American Apparel Korea, a wholly-owned subsidiary of American Apparel Retail, Inc. operates a retail store and distributes American Apparel products throughout Korea.

American Apparel Deutschland GmbH, American Apparel UK (Limited) and American Apparel (Carnaby), wholly-owned subsidiaries of American Apparel, Inc. operate retail stores and distribute American Apparel products throughout Europe.

KCL Knitting, LLC (“KCL”), a wholly-owned subsidiary of American Apparel, Inc. is engaged in textile manufacturing. The operating agreement under which KCL conducts its business provides that the term of their existence should continue until December 31, 2050.

American Apparel Dyeing and Finishing, Inc., a wholly-owned subsidiary of American Apparel, Inc. operates a dye and fabric processing and finishing plant.

NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of consolidation—The consolidated financial statements include the accounts of American Apparel, Inc., American Apparel Retail, Inc., KCL Knitting, LLC, American Apparel Dyeing and Finishing, Inc., American Apparel Deutschland GmbH, American Apparel UK (Limited), American Apparel (Carnaby), American Apparel 1090, American Apparel Mexico, American Apparel Mexico Labor, American Apparel Japan, American Apparel Korea, and American Apparel Israel, (collectively, the “Company”). All intercompany accounts and transactions have been eliminated upon consolidation.

Use of estimates—The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates. The Company’s significant accounting estimates include receivable reserves, self insurance accrual, depreciable lives of long-lived assets, long-lived asset impairment, inventory reserves and reserves for sales returns.

Revenue recognition—The Company recognizes revenue for sales to resellers or sales made on a wholesale basis when products are shipped, which is the time title passes to the purchaser. The Company recognizes revenue at the point of sale at its retail stores. Revenues are recorded net of estimated returns, chargebacks and allowances for other deductions. Estimated reductions to revenue for customer returns are based upon historical return rates.

Statement of cash flows—For purposes of cash flows, the Company considers all highly liquid investments with a maturity of three months or less when purchased by the Company to be cash equivalents.

AMERICAN APPAREL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (Continued)

Accounts receivable—The Company carries its accounts receivable at invoiced amounts less allowances for doubtful accounts and other deductions. The Company does not accrue interest on its trade receivables. Management evaluates the ability to collect accounts receivable based on a combination of factors. A reserve for doubtful accounts is maintained based on the length of time receivables are past due or the status of customers’ financial position.

Inventories—Inventories are stated at the lower of cost (first-in, first-out basis) or market. Reserves are provided for estimated obsolescence or slow moving inventory equal to the difference between the cost and the estimated net realizable value.

Depreciation and amortization—Property and equipment are stated at cost, net of accumulated depreciation and amortization. Depreciation and amortization of property and equipment is provided using the straight-line method over estimated useful lives of five to seven years. Leasehold improvements are amortized using the straight-line method over the lesser of the asset life or lease term. Depreciation and amortization expense for the year ended December 31, 2005 amounted to $5,387.

Impairment of long-lived assets—The Company evaluates long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. If the estimated future cash flows (undiscounted and without interest charges) from the use of an asset are less than the carrying value, a write-down would be recorded to reduce the related asset to its estimated fair value. Impairment expense for the year ended December 31, 2005 amounted to $606.

Income taxes—American Apparel, Inc., American Apparel Retail, Inc., American Apparel 1090, Inc., and American Apparel Dyeing and Finishing, Inc. elected subchapter S corporation status. Earnings and losses for Federal tax reporting purposes are included in the personal tax returns of the stockholders and taxed according to their personal tax strategies. Accordingly, the Company does not incur additional Federal income tax obligations, and the consolidated financial statements do not include a provision for Federal income taxes. American Apparel, Inc. expects to pay the necessary distributions to satisfy the stockholders’ estimated personal income tax liabilities based upon the Company’s taxable income. State taxes are provided at applicable statutory rates multiplied by pre-tax income.

American Apparel Deutschland GmbH, American Apparel UK (Limited), American Apparel (Carnaby), American Apparel Mexico, American Apparel Mexico Labor, American Apparel Japan, American Apparel Korea, and American Apparel Israel are foreign domiciled entities subject to foreign income taxes on earnings in their respective jurisdictions.

KCL Knitting (“KCL”) is a limited liability company, classified as pass-through entity for federal income tax purposes, which provide for profits and losses to be reported at the individual member level for income tax purposes. State and local income taxes are provided using the statutory tax rates applicable to limited liability companies.

American Apparel, Inc. has unrecognized built-in gains resulting from its S corporation election. If any of the assets creating the unrecognized built-in gains are sold in the ten-year period ending July 1, 2014, American Apparel, Inc. is liable for Federal income taxes on those gains. The gain is determined by using the tax basis of the assets compared with the fair value of those assets at the time of the S corporation election.

At December 31, 2005, the Company has enterprise zone tax credits of approximately $4,100. The related deferred tax asset has a 100% valuation allowance as it is not expected to be realized.

AMERICAN APPAREL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (Continued)

Concentration of credit risk—Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash and accounts receivable. At times, cash balances may be in excess of Federal Deposit Insurance Corporation insurance limits. Concentrations of risk with respect to receivables are limited due to the diversity of the Company’s customer base. The Company conducts on-going credit evaluations but does not obtain collateral or other forms of security. The Company believes its credit policies do not result in significant adverse risk and historically has not experienced significant credit related losses.

Valuation of financial instruments—The Company’s financial instruments include cash, accounts receivable, accounts payable, revolving line of credit, and long-term debt. The Company estimates the carrying amounts of all financial instruments described above to approximate fair value based upon current market conditions, maturity dates, and other factors.

Advertising—Advertising costs are generally expensed as incurred. Advertising expense for the year ended December 31, 2005 amounted to $4,702.

Shipping and handling fees and costs—Shipping and handling fees billed to customers are recorded as revenues. The costs associated with shipping goods to customers (freight-out) are included in shipping expense. Freight-out for the year ended December 31, 2005 amounted to $4,609.

Start-up activities—All start-up and pre-opening costs, which include supplies, payroll, benefits, rent, and utilities, are expensed as incurred.

Deferred rent—Rental expense is recorded on a straight-line basis starting on the possession date. The difference between the average rental amount charged to expense and the amount payable under the lease is recorded as deferred rent. From time to time, the Company may receive tenant improvement allowances from its lessors. These amounts are recorded as deferred rent and amortized over the lease term as a reduction of rent expense.

Self-insurance accruals—The Company self-insures a significant portion of expected losses under the workers’ compensation program. Accrued liabilities are recorded based on the Company’s estimates of the ultimate costs to settle incurred claims, both reported and unreported.

Foreign currency—The financial statements of the Company’s foreign operations are translated into U.S. dollars. Assets and liabilities are translated at current exchange rates while income and expense accounts are translated at the average rates in effect during the year. Resulting translation adjustments are accumulated as a component of other comprehensive income or loss. Foreign currency gains and losses resulting from transactions denominated in foreign currencies are included in the statement of income.

New accounting standard—In November 2004, the Financial Accounting Standards Board issued SFAS No 151, “Inventory Costs—An Amendment of Accounting Research Bulletin No. 43, Chapter 4” (“SFAS 151”). SFAS 151 clarifies that abnormal amounts of idle facility expense, freight, handling costs and spoilage should be expensed as incurred and not included in overhead. The provisions of SFAS 151 must be applied prospectively to the Company’s inventory costs incurred after January 1, 2006.

NOTE 3—VARIABLE INTEREST ENTITIES

In January 2003, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards Board Interpretation No. 46, “Consolidation of Variable Interest Entities”, and Interpretation of ARB No. 41 (“FIN 46”). In December 2003, the FASB modified FIN 46 to make certain technical corrections and

AMERICAN APPAREL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (Continued)

address certain implementation issues that had arisen. FIN 46R provides a new framework for identifying variable interest entities (VIEs) and determining when a company should include the assets, liabilities, non-controlling interests and results of activities of a VIE in its consolidated financial statements.

In general, a VIE is a corporation, partnership, limited liability corporation, trust or any other legal structure used to conduct activities or hold assets that either (1) has an insufficient amount of equity to carry out its principle activities without additional subordinated financial support, (2) has a group of equity owners that are unable to make significant decisions about its activities, or (3) has a group of equity owners that do not have the obligation to absorb losses or the right to receive returns generated by its operations.

The Company identified an affiliate in Canada that is determined to be a VIE under the provisions of FIN 46R. The Company determined it is not the primary beneficiary of the VIE and, as a result, has not consolidated the entity.

The Canadian company has been in business since 1994. The Canadian company through its combined group of related companies operates 20 retail stores in Canada that sell the Company’s products. The Canadian entities’ sales for the year ended December 31, 2005 were approximately $25,000 USD, and total assets at December 31, 2005 were approximately $14,000 USD. The Company sells the Canadian affiliate merchandise on credit, with payment due 60 days from delivery. The open account balance at December 31, 2005 was approximately $1,400.

NOTE 4—BUSINESS ACQUISITIONS

American Apparel Dyeing and Finishing, Inc., a wholly owned subsidiary of American Apparel, Inc. entered into an agreement on June 2, 2005 with E&J Textile Group to purchase all of the assets of a dye and fabric processing and finishing plant. The assets purchased include all of the facility’s tangible personal property. In addition, American Apparel Dyeing and Finishing, Inc. purchased the lease agreement for the premises and equipment leases.

The purchase price of the dye house facility amounted to $1,800. A payment was made at closing in the amount of approximately $1,224. Of this payment, approximately $900 was financed by a third party financial institution. The remaining balance of approximately $576 is to be paid by future services rendered to the seller. In addition to the purchase price, costs in the amount of approximately $371 were incurred. Prior to the acquisition, American Apparel Dyeing and Finishing, Inc. did not commence operations.

The following table summarizes the estimated fair values of assets purchased at the date of acquisition as of June 2, 2005:

Goodwill	$950
Fixed assets	600
Leasehold improvements	250

Total assets acquired	$1,800

On September 16, 2005, American Apparel Retail, Inc. acquired the net assets of an unrelated third party Company, distributor and franchiser of American Apparel products. The acquired Company, American Apparel Korea, Inc. became a wholly-owned subsidiary of American Apparel Retail, Inc. The purchase price of the Company amounted to approximately $655, payable by a promissory note at an interest rate of 9% per annum through September 2006.

AMERICAN APPAREL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (Continued)

The following table summarizes the estimated fair values of assets acquired at the date of acquisition as of September 16, 2005:

Prepaids	$53
Fixed assets	65
Deposits	69
Inventory	467

Total assets acquired	$655

In addition to these acquired net assets, the purchase price included 10 franchising contracts with retail stores throughout Korea. These franchising agreements are exclusively for the right to sell American Apparel Korea, Inc. products. Franchising agreements are all for the term of one year with an option to renew.

NOTE 5—DUE FROM FACTOR

The Company has entered into a factoring agreement whereby it assigns a portion of its accounts receivable to a factor. The factor charges a commission on the net sales factored. The factor provides credit administration and assumes credit risk for all receivables assigned without recourse. The Company’s factoring agreement expires in April 2006. Under inter-creditor agreements, the factored receivables are assigned to a bank (Note 9). There is no balance due from factor at December 31, 2005.

NOTE 6—DUE FROM STOCKHOLDERS

Unsecured advances to the stockholders bear interest at 2% per annum and are payable upon demand. The amounts due from the stockholders have been presented as deductions from stockholders’ equity in the consolidated financial statements.

NOTE 7—INVENTORIES, net

The components of inventories are as follows:

Raw materials	$22,142
Work in process	1,906
Finished goods	43,486

$67,534

NOTE 8—PROPERTY AND EQUIPMENT

The components of property and equipment are as follows:

Machinery and equipment	$15,626
Furniture and fixtures	6,019
Computers	6,417
Automobiles	80
Leasehold improvements	17,030

45,172
Accumulated depreciation and amortization	(11,697)

$33,475

AMERICAN APPAREL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (Continued)

NOTE 9—LINE OF CREDIT

The Company has a credit facility with a bank providing for borrowings up to $55,000. Borrowings under the facility are subject to certain advance provisions established by the bank and are collateralized by all assets of the Company. Interest under the agreement will be at LIBOR plus 2.5% or the bank’s prime rate, at the Company’s option. The facility expires in January 2010. At December 31, 2005, outstanding borrowings amount to $41,925.

Stockholders of the Company personally guaranteed the borrowings. The credit agreement is subject to various covenants relating to the maintenance of specific financial ratios. At December 31, 2005, the Company was not in compliance with certain covenants. Additionally, at December 31, 2006, the Company was not in compliance with certain covenants. The Company received a waiver related to the December 31, 2006 covenant violations.

NOTE 10—NOTES PAYABLE TO UNRELATED PARTIES

Unsecured notes payable to certain unrelated individuals are due upon demand with interest ranging from 9% to 14% per annum. The balance outstanding at December 31, 2005 is $3,912, of which $468 is personally guaranteed by a stockholder.

NOTE 11—NOTES PAYABLE TO RELATED PARTIES

Unsecured notes payable to certain individuals related to a stockholder are due upon demand with interest ranging from 12% to 15% per annum. The balance outstanding at December 31, 2005 is $490, of which $42 is personally guaranteed by a stockholder.

NOTE 12—TERM LOANS

Term loan with a bank, payable in monthly installments of $417, including interest at prime plus 1% through October 2006. Loan is secured by related equipment	$4,167
Unsecured term loan with a related party, payable in monthly installments of $2, including interest at a rate of 11.99% per annum through May 2007	24
Term loan with a bank, payable in monthly principal installments of $5, with a variable interest rate at prime plus 1% through October 2007. Loan is secured by various equipment	120
Term loan with a bank. The Company may borrow up to $573 through January 21, 2006. Subsequent to January 21, 2006, the loan is payable in monthly installments of principal with a variable interest rate of prime plus 1% through December 2009. Loan is secured by various equipment	400

4,711
Current portion	(4,377)

Long-term portion	$334

AMERICAN APPAREL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (Continued)

Scheduled annual principal maturities are as follows:

Years ending December 31,
2006	$4,377
2007	196
2008	138

$4,711

NOTE 13—LONG-TERM DEBT

Various promissory notes, payable in monthly installments of $53 including interest ranging from 2.9% to 10. 5% through November 2007. The notes are collateralized by equipment	$737
Leasehold improvement build-out loan of $ 150 payable in monthly installments of $3, including interest at 8%	143

880
Current portion	(593)

Long-term portion	$287

Scheduled annual principal maturities are as follows:

Years ending December 31,
2006	$593
2007	205
2008	35
2009	37
2010	10

$880

NOTE 14—CAPITAL LEASE OBLIGATIONS

The Company leases certain equipment under capital lease arrangements. Minimum lease payments for future years ending December 31, are as follows:

2006	$3,476
2007	2,807
2008	1,438
2009	404
2010	18

Total future minimum lease payments	8,143
Amount representing interest	(1,170)

Present value of minimum lease payments	6,973
Current portion	(2,820)

Long-term portion	$4,153

AMERICAN APPAREL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (Continued)

Cost of equipment under capital leases and the related accumulated amortization amounted to $10,253 and $3,000 respectively, at December 31, 2005. Amortization expense amounted to $1,710 for the year ended December 31, 2005.

NOTES 15—SUBORDINATED NOTES PAYABLE

The Company has a financing agreement for borrowings of $7,500 with an unrelated third party, (the “current second lien lender”). Interest on the loan is at a rate of 17% per annum, which commenced in November 2004. The Company pays monthly interest payments at a rate of 11% for the outstanding principal balance and accrued interest. On October 1, 2009, the Company must pay 50% of the outstanding principal balance of the loan, including all unpaid interest. On October 1, 2010, the Company must pay the entire remaining outstanding balance of the loan, including all unpaid interest.

During the first year of the financing agreement, the Lender has the discretion to make additional advances up to $5,000 to the Company. Advances shall be at least $1,000 and in increments of $1,000. On the fifth anniversary of an advance, the Company must pay the entire outstanding principal balance, including all accrued interest.

The Company paid the Lender, a closing fee in the amount of $112 at the commencement of the financing agreement. The Company is obligated to pay the Lender, a closing fee related to any advances in an amount of 1.5% of the balance.

In January and March 2005, the Company received advances of $1,000 and $4,000, respectively, from the Lender. This additional financing was used for working capital needs. The balance outstanding at December 31, 2005 was $13,376.

The note is subordinated to the bank (Note 9). The agreement contains default and covenant provisions similar to the line of credit bank agreement. At December 31, 2005, the Company was not in compliance with certain financial ratio covenants.

NOTE 16—SUBORDINATED NOTES PAYABLE TO RELATED PARTIES

The Company has a revolving line of credit with a related party (relative of a stockholder), for borrowings up to $500. Borrowings on this line are secured by a lien on all of the assets of the Company. The line bears interest at 12% and borrowings on the line are due on demand. The balance outstanding at December 31, 2005 is $180. Borrowings on this line of credit are subordinated to the interest of the bank.

The Company has unsecured notes payable with a related party (relative of a stockholder), which are due upon demand with interest ranging from 12% to 15%. The balance outstanding at December 31, 2005 is $385. The notes are subordinated to the interest of the bank.

The Company has an unsecured note payable to a stockholder which is due on demand with interest at 12%. The balance outstanding at December 31, 2005 is $180. The note is subordinated to the interest of the bank.

NOTE 17—RELATED PARTY TRANSACTIONS

The Company sold merchandise to a related corporation, (indirectly owned by one of the Company’s 50% owners), amounting to approximately $10,850 during the year ended December 31, 2005. During the year ended December 31, 2005, the Company incurred expenses of approximately $1,003 for various goods and services provided by Quebec, Inc. Amounts due from Quebec, Inc. amounted to approximately $1,440 at December 31, 2005.

AMERICAN APPAREL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (Continued)

NOTE 18—COMMITMENTS

The Company leases an operating facility and various retail stores under non-cancelable operating leases with expiration dates ranging from month-to-month to May 2020. In addition, the Company rents its main operating facility and other facilities, including warehouse space and showrooms under non-cancelable operating leases with expiration dates through December 31, 2008. The Company has an option for lease renewals for various retail stores. Most leases also provide for payment of operating expenses, real estate taxes and additional rent based on a percentage of sales. For the year ended December 31, 2005, the Company did not incur contingent rental expenses. Rent expense for the year ended December 31, 2005 amounted to $14,993.

Future minimum payments under the non-cancelable operating leases are as follows:

Years ending December 31,
2006	$19,687
2007	20,864
2008	20,561
2009	16,844
2010	14,503
Thereafter	58,131

$150,589

Included in the lease commitment schedule is approximately $17,500 of aggregate non-cancelable operating lease commitments entered into subsequent to December 31, 2005 through April 2006.

NOTE 19—WORKERS’ COMPENSATION INSURANCE

The Company maintains a self-insurance program for workers’ compensation. The liability is based on the insurance company’s estimate of losses for claims incurred, but not paid at year end. Funding is made directly to the providers and/or claimants by the insurance company. To guarantee performance under the workers’ compensation program, the Company has two standby letters of credit in the amount combined of $3,300, with the insurance companies being the beneficiary, through US Bank (Note 9). At December 31, 2005, the Company recorded a reserve of approximately $1,589 for potential losses on existing claims as such amounts are believed to be probable and reasonably estimable.

NOTE 20—BUSINESS SEGMENT AND GEOGRAPHIC AREA INFORMATION

The Company’s management reporting system evaluates performance based on a number of factors; however, the primary measures of performance are the net sales, gross profit and income or loss from operations of each segment, as this is the key performance indicator(s) reviewed by management. Operating income or loss for each segment does not include corporate general and administrative expenses, interest expense and other miscellaneous income/expense items. Corporate general and administrative expenses include, but are not limited to: human resources, legal, finance, IT, and various other corporate level activity related expenses. Such unallocated expenses remain within corporate. Corporate also includes the manufacturing assets of the Company and, accordingly, certain items associated with these activities, remain unallocated in the corporate segment. The accounting policies of all operating segments are the same as those described in the summary of significant accounting policies in Note 3.

The Company reports the following segments: US Wholesale, US Retail, and All Other. All of the Company’s sales fall into one of these three segments. The US Wholesale consists of sales of undecorated

AMERICAN APPAREL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (Continued)

apparel products made to third party embellishers and other apparel manufactures directly as well as through distributors including sales to a non-consolidated related corporation in Canada owned by a stockholder that operates 26 retail stores plus a wholesale operation. US Retail is comprised of 93 Company owned retail stores operating in the Unites States selling the Company’s apparel products directly to consumers. The All Other segment comprises the international subsidiaries in Israel, continental Europe, the United Kingdom, Mexico, Japan and Korea, which operate 31 retail stores along with wholesale operations. None of these operations meet any of the quantitative thresholds for separate disclosure, as defined in SFAS 131, “Disclosures About Segments of an Enterprise and Related Disclosures”.

The following table represents key financial information of the Company’s business segments:

	US Wholesale	US Retail	All Other	Consolidated
Net Sales to external customers	$132,274	$45,530	$14,374	$192,178
Income from operations	$8,183	$9,145	$(489)	$16,839
Depreciation and amortization	$3,824	$1,246	$317	$5,387
Capital Expenditures	$6,610	$11,110	$4,085	$21,805

NOTE 21—CONTINGENCIES

Sales tax—The Company has been contracted by the State Board of Equalization in regard to scheduling a Sales and Use Tax audit for the period January 1, 2002 through December 31, 2004. No provision has been made for any future assessment, if any, which might be determined by the State Board of Equalization at the outcome of the audit.

California Franchise Tax Board—The Company has been contacted by the California Franchise Tax Board in regard to scheduling an audit related to California Enterprise Zone Tax Credits taken by the Company for the 2001 and 2002 income tax years. No provision has been made for any future assessment, if any, which might be determined by the California Franchise Tax Board at the outcome of the audit.

Litigation—The Company is from time to time, involved in litigation incidental to the conduct of its business. The Company believes that the outcome of such litigation will not have a material adverse effect on its results of operations or financial condition.

NOTE 22—SUBSEQUENT EVENTS

Term Loan—During March 2006, the Company entered into an agreement for a new term loan with a bank amounting to $7,500. This term loan was utilized to pay off an existing term loan balance (Note 12). Net proceeds related to the new term loan amounted to approximately $4,200. At December 31, 2006, the Company was not in compliance with certain covenants. The Company received a waiver for the covenant violations at December 31, 2006.

Financed Debt—During March 2006, the Company entered into a financed equipment agreement with a bank amounting to $2,300. At December 31, 2006, the Company was not in compliance with certain covenants. The Company received a waiver for the covenant violations at December 31, 2006.

Capital Leases—The Company entered into various capital lease agreements for equipment amounting to approximately $2,400.

AMERICAN APPAREL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (Continued)

Notes Payable to Unrelated Parties—The Company entered into unsecured notes payable amounting to approximately $1,800 with certain individuals related to a stockholder which are due upon demand with interest ranging from 16% to 18% per annum. Of this amount, approximately $700 is personally guaranteed by a stockholder. Approximately $775 of these notes payable has been paid back to the related parties.

Subordinated Note Payable—On January 18, 2007, the Company entered into a financing agreement for borrowings of $41,000 with a private investment firm. Interest on the loan is at a rate of 16% per annum. The Company pays monthly interest payments for the outstanding principal balance. On January 18, 2009, the Company must pay all of the outstanding principal balance of the loan, including all unpaid interest. The note is subordinated to the bank debt (Note 9). The note is subject to various restrictive financial ratio covenants.

The funds were used to pay down approximately $19,200 of the Company’s credit facility (Note 9), to pay off $5,600 of the term loan that was funded by a bank during March 2006, to payoff $2,300 of the financed equipment debt that was funded by a bank during March 2006, and to pay off the $15,000 subordinated note payable with its current second lien holder (Note 15). The Company paid the Lender a closing fee, in the amount of approximately $1,200, at the commencement of the financing agreement.

Definitive Merger Agreement—On December 18, 2006, the Company signed a definitive Acquisition Agreement with Endeavor Acquisition Corp. (“Endeavor”), a specified purpose acquisition Company will become a wholly-owned subsidiary of Endeavor.

The merger is subject to customary closing conditions and is expected to close in the second half of 2007. As part of the agreement, the Company is required to achieve certain financial targets set forth in the agreement. The Company and Endeavor can terminate the agreement at any time if mutually agreed. The agreement will terminate if a closing does not occur by December 15, 2007, and is subject to the approval of Endeavor’s shareholders.

Option Agreement—On November 9, 2006, an option agreement was entered into by the Company and its stockholders. A 50% stockholder (“purchasing stockholder”) and the Company purchased an option from the other 50% stockholder (“selling stockholder”) to purchase all of the shares of the Company held by the selling stockholder. In the event the Option is not exercised on or before May 1, 2007, this agreement shall terminate.

Credit Facility—On January 18, 2007, the Company’s credit facility with a bank increased to $62,500. Borrowings under the facility are subject to certain advance provisions established by the bank and are collateralized by all assets of the Company (Note 9). The facility expires in November 2008. The credit facility is subject to various restrictive financial ratio covenants.

THE AMERICAN APPAREL GROUP OF CANADA

COMBINED INTERIM BALANCE SHEETS

AS AT MARCH 31, 2007 AND MARCH 31, 2006

(in Canadian dollars)

(unaudited)

	2007	2006
ASSET

Current
Cash	$380,190	$—
Accounts receivable (Note 4)	1,665,611	2,091,338
Accounts receivable—U.S. affiliate (Note 12c)	844,083	—
Inventory	8,352,251	8,045,916
Current portion of deferred tax asset (Note 13)	153,000	78,000
Current portion of other assets	269,935	207,401

	11,665,070	10,422,655
Property and equipment (Note 5)	6,292,375	6,406,531
Deferred tax asset (Note 13)	319,000	212,000
Other assets	264,977	237,946

	$18,541,422	17,279,132

LIABILITIES
Current
Bank indebtedness (Note 6)	$3,560,000	3,801,127
Accounts payable	768,928	763,766
Accounts payable—U.S. affiliate (Note 12b)	—	2,055,000
Accrued liabilities	380,194	335,090
Accrued liabilities—shareholder (Note 12d)	998,827	2,149,217
Accrued payroll and vacation pay	454,857	386,953
Income taxes payable	688,724	362,583
Current portion of deferred lease inducements	65,930	60,272
Current portion of capital lease obligations (Note 7)	24,570	59,729
Current portion of long-term debt (Note 8)	629,722	742,169
Current portion of long-term debt—related parties (Note 9)	1,152,900	88,798

	8,724,652	10,804,704

Deferred rent	811,324	470,470

Deferred lease inducements	111,374	171,647

Capital lease obligations (Note 7)	4,618	29,188

Long-term debt (Note 8)	1,144,945	1,639,112

Long-term debt—related parties (Note 9)	5,886,617	2,661,996

SHAREHOLDER’S EQUITY
Capital stock (Note 10)	1,710	1,710
Additional paid in capital	758,865	321,305
Retained earnings	1,097,317	1,179,000

	1,857,892	1,502,015

	$18,541,422	$17,279,132

Additional Paid in Capital
Balance, beginning of period	$580,444	$257,447
Imputed interest on shareholder loans (Note 9b)	178,421	63,858

Balance, end of period	$758,865	$321,305

Retained Earnings
Balance, beginning of period	$1,120,182	$1,208,974
Net loss for the period	(22,865)	(29,974)

Balance, end of period	$1,097,317	$1,179,000

THE AMERICAN APPAREL GROUP OF CANADA

COMBINED INTERIM STATEMENTS OF OPERATIONS

FOR THE PERIODS ENDED MARCH 31, 2007 AND MARCH 31, 2006

(in Canadian dollars)

(unaudited)

	2007	2006
Sales	$8,363,943	$6,945,421
Cost of sales (including purchases from the U.S. affiliate of $3,118,000; 2006—$2,894,000)	3,092,328	2,539,233

Gross profit	5,271,615	4,406,188
Operating expenses (including management fees charged by the shareholder of $100,000; 2006—$Nil, and related party consulting fees of $47,575; 2006—$42,550)	4,885,119	4,172,572

Income before interest	386,496	233,616
Interest (including imputed interest on shareholder loans of $178,421; 2006—63,858 and related party interest of $37,000; 2006—$36,000)	335,361	244,590

Income before provision for income taxes	51,135	(10,974)

Provision for income taxes (Note 13)
Current	74,000	62,000
Deferred	—	(43,000)

	74,000	19,000

Net loss for the period	$(22,865)	$(29,974)

THE AMERICAN APPAREL GROUP OF CANADA

COMBINED INTERIM STATEMENTS OF CASH FLOWS (NOTE 14)

FOR THE PERIODS ENDED MARCH 31, 2007 AND MARCH 31, 2006

(in Canadian dollars)

(unaudited)

	2007	2006
Operating activities
Net loss for the period	$(22,865)	$(29,974)
Items not affecting cash:
Depreciation and amortization	445,553	384,830
Amortization of deferred lease inducement	(9,410)	(15,068)
Imputed interest on shareholder loans	178,421	63,858
Deferred tax provision	—	(43,000)
Deferred rent	39,494	65,028

	631,193	425,674
(Increase) decrease in accounts receivable	(348,975)	444,289
(Increase) in accounts receivable—U.S. affiliate	(345,688)	—
(Increase) in inventory	(190,688)	(652,661)
(Increase) decrease in other assets	(176,731)	24,176
(Decrease) in accounts payable	(453,126)	(1,492,014)
Increase in accounts payable—U.S. affiliate	—	1,023,000
Increase (decrease) in accrued liabilities	26,454	(372,685)
(Decrease) increase in accrued liabilities—shareholder	(134,330)	449,217
Increase in accrued payroll and vacation pay	94,967	110,064
Increase in income taxes payable	74,010	47,931
Lease inducement received	—	34,357

Cash (used in) provided by operating activities	(822,914)	41,348

Investing activities
Additions to property and equipment	(122,368)	(385,230)

Cash used in investing activities	(122,368)	(385,230)

Financing activities
(Decrease) increase in bank indebtedness	(260,563)	255,483
Repayment of capital lease obligations	(15,632)	(13,541)
Repayment of long-term debt	(175,495)	(157,697)
Issuance of long-term debt—related parties	1,117,352	14,131

Cash provided by financing activities	665,662	98,376

Decrease in cash	(279,620)	(245,506)
Cash, beginning of period	659,810	245,506

Cash, end of period	$380,190	$—

THE AMERICAN APPAREL GROUP OF CANADA

NOTES TO THE COMBINED INTERIM FINANCIAL STATEMENTS

AS AT MARCH 31, 2007 AND MARCH 31, 2006

(in Canadian dollars)

(unaudited)

NOTE 1    Basis of Presentation and Nature of Business

These combined financial statements include the accounts of the commonly owned companies 9001-9134 Quebec Inc., 9133-1090 Quebec Inc., 9137-4033 Quebec Inc., 9140-8880 Quebec Inc., 9154-1128 Quebec Inc., 9156-4526 Quebec Inc., 1614652 Ontario Ltd., 2061560 Ontario Ltd., 2061555 Ontario Ltd., 2061561 Ontario Ltd., 1646837 Ontario Ltd., 2083497 Ontario Inc., 6294057 Canada Inc., 6294049 Canada Inc., 6338941 Canada Inc., 6362851 Canada Inc., 4300840 Canada Inc. and American Apparel Holdings Inc., herein referred to as The American Apparel Group of Canada. All significant intercompany accounts and transactions have been eliminated upon combining these entities.

These companies are incorporated under the Canada Business Corporations Act except for 9001-9134 Quebec Inc., 9133-1090 Quebec Inc., 9137-4033 Quebec Inc., 9140-8880 Quebec Inc., 9154-1128 Quebec Inc., 9156-4526 Quebec Inc. which are incorporated under the laws of Quebec and 1614652 Ontario Ltd., 2061560 Ontario Ltd., 2061555 Ontario Ltd., 2061561 Ontario Ltd., 1646837 Ontario Ltd. and 2083497 Ontario Inc., which are incorporated under the laws of Ontario. These companies sell garments in Canada through retail outlets primarily under the name of American Apparel, herein referred to as the retail companies, other than 9001-9134 Quebec Inc., which is engaged in the distribution of garments. American Apparel Holdings Inc. owns a rental property occupied by the companies.

On December 18, 2006, American Apparel, Inc. (“U.S. affiliate”) a company partially owned by the shareholder, together with the American Apparel Group of Canada (together referred to as “American Apparel”), entered into a definitive merger agreement with Endeavor Acquisition Corp. (“Endeavour”), a blank check company publicly traded on the American Stock Exchange. Upon consummation of the merger, Endeavor would acquire all of the outstanding capital stock of each of the Canadian companies of American Apparel and each would become a wholly-owned subsidiary of Endeavor. The merger is subject to customary closing conditions, and is expected to close in the second half of 2007. As part of the agreement, American Apparel is required to achieve certain financial targets. However, American Apparel is not in compliance with the financial targets. American Apparel and Endeavor can terminate the agreement at any time if mutually agreed. The agreement will terminate if a closing does not occur by December 15, 2007 and is subject to approval by the shareholders of Endeavor. There can be no assurance that the merger will be completed.

NOTE 2    Trade Name and Source of Supply

These interim combined financial statements have been prepared based on accounting principles applicable to a going concern, which assumes these companies will continue in operation for the foreseeable future and will be able to realize on their assets and discharge their liabilities in the normal course of operations. However, the companies’ existing business operating structure relies on the use of the trade name “American Apparel” and in sourcing principally all of its purchases from American Apparel, Inc. (Note 12 a) and b)), whose financial condition casts doubt on the validity of this assumption.

As at March 31, 2007, American Apparel, Inc. has a working capital deficiency and has failed to meet certain debt covenants relating to its financing agreements with its bank and the current second lien lender. As a result of these covenant violations, American Apparel, Inc. is in default of provisions stipulated in its financing agreements. Therefore, these financial institutions have the right to require payment in full of all outstanding debt owed to them. Management is in the process of negotiating its loan covenants under its existing credit facilities and is actively pursuing additional debt and equity financing, including the definitive merger agreement

THE AMERICAN APPAREL GROUP OF CANADA

NOTES TO THE COMBINED INTERIM FINANCIAL STATEMENTS (Continued)

AS AT MARCH 31, 2007 AND MARCH 31, 2006

(in Canadian dollars)

(unaudited)

described in Note 1. While management is expending its best efforts in obtaining additional funding and in negotiating the loan covenants with its existing lenders, no assurance can be provided that American Apparel, Inc. will obtain the additional funding or negotiate required modifications to its loan covenants. To the extent that American Apparel, Inc. is unsuccessful, the impact on these companies may be significant and would cast doubt on their ability to continue as going concerns.

In addition, a company in the American Apparel Group of Canada is also in violation of certain financial covenants with their current banker as described in Note 6. Traditionally, these covenant violations have been resolved and waived by the bank during the subsequent financial year through the subrogation of additional shareholder loans.

These interim combined financial statements do not reflect adjustments that would be necessary if the going concern assumption were not appropriate. If the going concern assumption were not appropriate for these interim combined financial statements, then adjustments, which could be material, would be necessary in the carrying values of assets and liabilities, the reported revenues and expenses, and the balance sheet classifications used.

NOTE 3    Summary of Significant Accounting Policies

The following is a summary of significant accounting policies followed in the preparation of the accompanying financial statements:

a)	Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

b)	Inventory valuation

Inventory consists of finished goods and is valued at the lower of cost and net realizable value, determined on a first-in, first-out basis. Cost includes merchandise costs, duty and freight. Net realizable value is assessed using current demand information and historical experience. Inventory levels are reviewed in order to identify slow moving inventory and broken assortments, and markdowns are used to clear such inventory.

c)	Property and equipment

Property and equipment are recorded at cost. Depreciation is provided for on a declining balance basis at rates designed to depreciate the cost of the property and equipment over their useful lives. The annual depreciation rates used are as follows:

Building	4%
Rolling stock	30%
Computer equipment and software	30%
Furniture and equipment	20%

Leasehold improvements are amortized on a straight-line basis over five years, which approximates the terms of the related lease.

THE AMERICAN APPAREL GROUP OF CANADA

NOTES TO THE COMBINED INTERIM FINANCIAL STATEMENTS (Continued)

AS AT MARCH 31, 2007 AND MARCH 31, 2006

(in Canadian dollars)

(unaudited)

d)	Impairment of long-lived assets

The companies regularly review the carrying value of their long-lived assets. Whenever events or changes in circumstances indicate that the carrying amount of their assets might not be recoverable, the companies, using their best estimates based on reasonable and supportable assumptions and projections, adjust the carrying value of the related assets. Based upon the review of stores’ performances, no impairment charges were necessary.

e)	Deferred lease inducements

Certain lease agreements provide for the companies to receive lease inducements from landlords to assist in the financing of certain property. Lease inducements are recorded as a deferred credit and amortized as a reduction of rent expense over the term of the related lease.

f)	Leased premises

The companies’ record rent expense on a straight-line basis over the term of the lease. Accordingly, reasonably assured rent escalations and free-rent periods granted are deferred and amortized over the term of the lease. The difference between the recognized rent expense and amounts payable under the lease is recorded as a deferred rent liability. Operating expenses are recognized in the period in which the applicable costs are incurred. Percentage rents are recognized when the required level of sales has been achieved.

g)	Assets under capital lease

Assets under capital lease are recorded at cost. The company provides for depreciation using the declining balance basis at rates designed to depreciate the cost of the assets under capital lease over their estimated useful lives. The annual depreciation rates used are as follows:

Computer equipment and software	30%
Furniture and equipment	20%

h)	Income taxes

The companies follow the asset and liability method of accounting for income taxes. Under this method, income taxes must reflect the expected future tax consequences of temporary differences between the accounting basis of assets and liabilities and their tax basis. Deferred tax assets and liabilities are determined for each temporary difference based on the currently enacted tax rates expected to apply when the underlying income or expense items will be realized. A valuation allowance is recorded against any deferred tax asset if it is more likely than not the asset will not be realized. The effect of the changes in tax rates on deferred tax assets and liabilities is recognized in income in the year the changes occur.

i)	Revenue recognition

Revenue from merchandise sales is net of returns and allowances, excluding sales taxes. The companies recognize product sales revenue when title and risk of loss have transferred to the customer,

THE AMERICAN APPAREL GROUP OF CANADA

NOTES TO THE COMBINED INTERIM FINANCIAL STATEMENTS (Continued)

AS AT MARCH 31, 2007 AND MARCH 31, 2006

(in Canadian dollars)

(unaudited)

there is persuasive evidence of an arrangement, shipment and passage of title has occurred, the sales price is fixed or determinable and collectibility is reasonably assured. Revenue from product sales are recorded at the time the product is shipped to the customer. With respect to their retail store operations, the companies recognize revenue upon the sale of their products to retail customers. Revenue is not recorded on the issuance of gift cards. A current liability is recorded upon issuance and revenue is recognized when the gift card is redeemed for merchandise.

j)	Cost of sales

Cost of sales includes merchandise costs, duty and freight.

k)	Shipping and handling costs

Salaries and wages related to shipping and handling are included in operating expenses.

l)	Advertising costs

Advertising and promotion costs are expensed as incurred.

m)	Store opening costs

Expenditures associated with the opening of new stores, such as occupancy costs, payroll, advertising and promotion are expensed as incurred.

n)	Foreign currency translation

Monetary assets and liabilities of the companies which are denominated in foreign currencies are translated at year end exchange rates. Other assets and liabilities are translated at rates in effect at the date the assets were acquired and liabilities incurred. Revenue and expenses are translated at the rates of exchange in effect at their transaction dates. The resulting gains or losses are included in operations.

o)	Accounting pronouncement—newly issued

In May 2005, SFAS No. 154, “Accounting Changes and Error Corrections—replacement of APB Opinion No. 20 and FASB Statement No. 3,” was issued. SFAS No. 154 changes the accounting for and reporting of a change in accounting principle by requiring retrospective application to prior periods’ financial statements of changes in accounting principle unless impracticable. SFAS No. 154 is effective for accounting changes made in fiscal years beginning after December 15, 2005. The adoption of SFAS No. 154 did not have a material impact on the companies’ combined results of operations, financial position or cash flows.

In June 2006, the Financial Accounting Standards Board (“FASB”) issued Interpretation No. 48 “Accounting for Uncertainty in Income Taxes-an Interpretation of FASB Statement No. 109” (the “Interpretation”). The Interpretation establishes for all entities a minimum threshold for financial statement recognition of the benefit of tax positions, and requires certain expanded disclosures. The Interpretation is effective for fiscal years beginning after December 31, 2006, and is to be applied to all

THE AMERICAN APPAREL GROUP OF CANADA

NOTES TO THE COMBINED INTERIM FINANCIAL STATEMENTS (Continued)

AS AT MARCH 31, 2007 AND MARCH 31, 2006

(in Canadian dollars)

(unaudited)

open tax years as of the date of effectiveness. The companies are in the process of evaluating the impact of the application of the Interpretation to their combined financial statements and are currently not yet in a position to determine such effects.

In September 2006, the FASB issued SFAS No. 157 “Fair Value Measurements”, which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. Adoption is required for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Early adoption of SFAS No. 157 is encouraged. The companies are currently evaluating the expected effect of SFAS No. 157 on their combined financial statements and are currently not yet in a position to determine such effects.

In September 2006, the Staff of the Securities and Exchange Commission issued Staff Accounting Bulletin No. 108 (“SAB 108”) which provides interpretive guidance on how the effects of the carryover or reversal of prior year misstatements should be considered in quantifying a current year misstatement. SAB 108 is effective for fiscal years ending on or after November 15, 2006. The adoption of SAB 108 did not have a material impact on the companies’ combined financial position, results of operations or cash flows.

In February 2007, the FASB issued SFAS No. 159 “The Fair Value Option for Financial Assets and Financial Liabilities—Including an amendment of FASB Statement No. 115” (“SFAS No. 159”), which permits entities to choose to measure many financial instruments and certain other items at fair value. The fair value option established by this Statement permits all entities to choose to measure eligible items at fair value at specified election dates. A business entity shall report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date. Adoption is required for fiscal years beginning after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year that begins on or before November 15, 2007, provided the entity also elects to apply the provisions of SFAS No. 157. The companies are currently evaluating the expected effect of SFAS No. 159 on their combined financial statements and are currently not yet in a position to determine such effects.

The FASB ratified the consensuses reached in Emerging Issues Task Force (“EITF”) Issue No. 06-3, “How Taxes Collected from Customers and Remitted to Governmental Authorities Should Be Presented in the Income Statement (That Is, Gross versus Net Presentation)” (“EITF 06-3”). The EITF reached a consensus that the scope of the Issue includes any tax assessed by a governmental authority that is both imposed on and concurrent with a specific revenue-producing transaction between a seller and a customer, and may include, but is not limited to, sales, use, value added, and some excise taxes. The presentation of taxes within the scope of this Issue on either a gross or a net basis is an accounting policy decision that should be disclosed. Furthermore, for taxes reported on a gross basis, a company should disclose the aggregate amount of those taxes in interim and annual financial statements for each period for which an income statement is presented if that amount is significant. The disclosures required under this consensus should be applied retrospectively to interim and annual financial statements for all periods presented, if those amounts are significant. The companies have adopted EITF 06-3 on January 1, 2007. The adoption did not have a significant impact on their combined financial position or results of operations as at March 31, 2007. The companies record their sales net of any value added or sales tax.

All other recently issued accounting pronouncements are not expected to have material impact on the companies’ combined financial statements.

THE AMERICAN APPAREL GROUP OF CANADA

NOTES TO THE COMBINED INTERIM FINANCIAL STATEMENTS (Continued)

AS AT MARCH 31, 2007 AND MARCH 31, 2006

(in Canadian dollars)

(unaudited)

NOTE 4    Accounts Receivable

	2007	2006
Trade accounts receivable	$1,696,562	$2,135,163
Less:
Allowance for doubtful accounts	(30,951)	(43,825)

	$1,665,611	$2,091,338

NOTE 5    Property and Equipment

	2007
	Cost	Accumulated Depreciation and Amortization	Net Book Value
Building	$585,000	$53,924	$531,076
Furniture and equipment	1,267,509	391,089	876,420
Computer equipment and software	1,386,008	647,957	738,051
Leasehold improvements	6,694,427	2,606,162	4,088,265
Rolling stock	96,817	38,254	58,563

	$10,029,761	$3,737,386	$6,292,375

The above include assets under capital lease having an aggregate cost of $177,555 and an aggregate net book value of $77,874.

	2006
	Cost	Accumulated Depreciation and Amortization	Net Book Value
Building	$585,000	$31,797	$553,203
Furniture and equipment	1,047,636	172,022	875,614
Computer equipment and software	1,123,308	389,339	733,969
Leasehold improvements	5,584,211	1,385,881	4,198,330
Rolling stock	65,464	20,049	45,415

	$8,405,619	$1,999,088	$6,406,531

The above include assets under capital lease having an aggregate cost of $177,555 and an aggregate net book value of $107,011.

NOTE 6    Bank Indebtedness

	2007	2006
Bank indebtedness arising from outstanding cheques	$—	$241,127
Line of credit	3,560,000	3,560,000

	$3,560,000	$3,801,127

THE AMERICAN APPAREL GROUP OF CANADA

NOTES TO THE COMBINED INTERIM FINANCIAL STATEMENTS (Continued)

AS AT MARCH 31, 2007 AND MARCH 31, 2006

(in Canadian dollars)

(unaudited)

A company has a line of credit facility with maximum borrowings of $4,500,000, due on demand, bearing interest at the bank’s prime rate (5.5% at March 31, 2007) plus 1% per annum payable monthly. This line of credit is secured by a $5,000,000 moveable hypothec, which provides for a charge on the company’s accounts receivable, inventory and all other moveable assets and by Section 427 Security under the Bank Act of Canada on inventory.

The bank’s agreement contains various covenants which require the company to maintain certain financial ratios and commitments as defined by the bank. As at March 31, 2007, the company is not in compliance with certain of these covenants. However, the shareholder has undertaken to subrogate an additional amount of approximately $1,508,000 in favor of the bank.

Certain of the companies have provided unlimited corporate guarantees to secure this credit facility. These guarantees are secured by either moveable hypothecs in the amount of $3,200,000 or general assignment agreements. The shareholder has provided the bank with an unlimited guarantee. A member of the immediate family of the shareholder has provided the bank with a guarantee in the amount of $450,000 U.S.

NOTE 7    Capital Lease Obligations

	2007	2006
a) Lease, repayable in monthly installments of $3,446 including capital and interest at a rate of 14.59% per annum, maturing in 2007, secured by computer software having a net book value of approximately $36,000 (2006—$51,000).	$3,405	$41,212

b) Leases, bearing interest at rates of approximately 15.27%, repayable in blended monthly payments aggregating $750 and due in 2007, secured by furniture and equipment having a net book value of approximately $14,000 (2006—$18,000).	4,775	12,402

c) Lease, repayable in monthly installments of $1,519 including capital and interest at a rate of 13.60% per annum, maturing in 2008, secured by furniture and equipment having a net book value of approximately $28,000 (2006—$35,000).	21,008	35,303

	29,188	88,917
Deduct:
Current portion	24,570	59,729

	$4,618	$29,188

Total payments of obligations under capital lease are as follows:

	Capital	Interest	Total
2007	$24,570	$2,117	$26,687
2008	4,618	101	4,719

	$29,188	$2,218	$31,406

THE AMERICAN APPAREL GROUP OF CANADA

NOTES TO THE COMBINED INTERIM FINANCIAL STATEMENTS (Continued)

AS AT MARCH 31, 2007 AND MARCH 31, 2006

(in Canadian dollars)

(unaudited)

NOTE 8    Long-Term Debt

	2007	2006
a) Various bank term loans, repayable in monthly capital installments aggregating $36,663 plus interest at rates ranging from the bank’s prime (5.5% at March 31, 2007) rate plus 2% to the bank’s prime rate plus 3% per annum, maturing at dates ranging from 2008 to 2011	$1,206,590	$1,486,725

b) Mortgage maturing November 2009, bearing interest at 4.85% per annum. The mortgage is secured by the building and is repayable in monthly installments of $2,462, combining principal and interest. An individual has provided the bank with a guarantee to secure this loan.	405,787	415,393

c) Loan from an individual, bearing interest at 14%, repayable in blended monthly payments of $21,366, maturing in 2007	162,290	379,163

d) Loan from an individual, bearing interest at 6% per annum, repaid during 2006	—	100,000

	1,774,667	2,381,281
Deduct:
Current portion	629,722	742,169

	$1,144,945	$1,639,112

The bank term loans are secured by moveable hypothecs in the amount of $3,200,000 or general assignment agreements for certain of the companies.

One of the companies has provided unlimited guarantees of these term bank loans. These guarantees are secured by moveable hypothecs in the amount of $5,000,000.

Principal payments due in the next five years are as follows:

2008	$629,722
2009	398,765
2010	280,392
2011	98,877
2012	16,807
Thereafter	350,104

$1,774,667

THE AMERICAN APPAREL GROUP OF CANADA

NOTES TO THE COMBINED INTERIM FINANCIAL STATEMENTS (Continued)

AS AT MARCH 31, 2007 AND MARCH 31, 2006

(in Canadian dollars)

(unaudited)

NOTE 9    Long-Term Debt—Related Parties

	2007	2006

a) Loan of $450,000 U.S. from a member of the immediate family of the shareholder, being a director of a company, bearing interest at 18% and without terms of repayment. The loan has been subordinated in favour of the bank. This loan will not be repaid prior to April 1, 2008	$518,805	$526,500

b) Loan from the shareholder, including an amount of $2,393,800 U.S. ($2,759,812 CDN) (2006—$1,568,800 U.S. $1,835,496 CDN), non-interest bearing and without terms of repayment. An amount of $2,393,800 U.S. has been subordinated in favor of the bank, and the shareholder has undertaken to subrogate an additional $1,508,000 CDN. Interest of $178,421 (2006—$63,858) has been imputed at an average interest rate of 14% (2006—14%), and has been credited as an addition to paid in capital. This loan will not be repaid prior to April 1, 2008	5,067,812	1,835,496

c) Loan from a member of the immediate family of the shareholder, being a director of a company, bearing interest at 15% and without terms of repayment. The loan has been subordinated in favour of the bank. This loan will not be repaid prior to April 1, 2008	300,000	300,000

d) Demand loan of $1,000,000 U.S. from a company controlled by a relative of the shareholder, bearing interest at 18% per annum and without terms of repayment	1,152,900	—

e) Loan from a member of the immediate family of the shareholder, bearing interest at 12% per annum, repaid in the year	—	88,798

	7,039,517	2,750,794
Deduct:
Current portion	1,152,900	88,798

	$5,886,617	$2,661,996

THE AMERICAN APPAREL GROUP OF CANADA

NOTES TO THE COMBINED INTERIM FINANCIAL STATEMENTS (Continued)

AS AT MARCH 31, 2007 AND MARCH 31, 2006

(in Canadian dollars)

(unaudited)

NOTE 10    Capital Stock

Authorized

The following authorized classes of shares are unlimited in number and without par value:

9001-9134 Quebec Inc.

a)	Class A shares

Voting, participating

b)	Class B shares

Non-voting, participating

c)	Class C shares

Voting, at the rate of 100 votes per share, non-participating, retractable at an amount equal to the consideration for which such shares were issued

d)	Class D shares

Non-voting, non-participating, non-cumulative monthly dividend of 1%, redeemable and retractable at an amount equal to the consideration for which such shares were issued

e)	Class E shares

Non-voting, non-participating, non-cumulative monthly dividend of .75%, redeemable and retractable at an amount equal to the consideration for which such shares were issued

f)	Class F shares

Non-voting, non-participating, non-cumulative annual dividend based on the Bank of Canada prime rate, redeemable and retractable at an amount equal to the consideration for which such shares were issued

Retail Companies

a)	Class A Common shares

Voting, participating

b)	Class B Common shares

Non-voting, participating

c)	Class A Preferred shares

Voting, non-participating, non-cumulative monthly dividend of 1%, redeemable at an amount equal to the consideration for which such shares were issued

THE AMERICAN APPAREL GROUP OF CANADA

NOTES TO THE COMBINED INTERIM FINANCIAL STATEMENTS (Continued)

AS AT MARCH 31, 2007 AND MARCH 31, 2006

(in Canadian dollars)

(unaudited)

d)	Class B Preferred shares

Non-voting, non-participating, non-cumulative monthly dividend of 1%, redeemable at an amount equal to the consideration for which such shares were issued

e)	Class C Preferred shares

Voting, non-participating, non-cumulative monthly dividend of 1%, redeemable and retractable at an amount equal to the consideration for which such shares were issued

f)	Class D Preferred shares

Non-voting, non-participating, non-cumulative monthly dividend of 1%, redeemable and retractable at an amount equal to the consideration for which such shares were issued

American Apparel Holdings Inc.

a)	Class A Common shares

Voting, participating

b)	Class B Common shares

Non-voting, participating

c)	Class A Preferred shares

Voting, non-participating, non-cumulative monthly dividend of 1%, redeemable at an amount equal to the consideration for which such shares were issued

d)	Class B Preferred shares

Non-voting, non-participating, non-cumulative monthly dividend of 1%, redeemable at an amount equal to the consideration for which such shares were issued

e)	Class C Preferred shares

Voting, non-participating, non-cumulative monthly dividend of 1%, redeemable and retractable at an amount equal to the consideration for which such shares were issued

f)	Class D Preferred shares

Non-voting, non-participating, non-cumulative monthly dividend of 1%, redeemable and retractable at an amount equal to the consideration for which such shares were issued

9001-9134 Quebec Inc. has 100 Class A shares issued and outstanding for $10. Each of the retail companies and American Apparel Holdings Inc. has 100 Class A Common shares issued and outstanding for $100 for an aggregate of 1,700 shares and $1,700.

THE AMERICAN APPAREL GROUP OF CANADA

NOTES TO THE COMBINED INTERIM FINANCIAL STATEMENTS (Continued)

AS AT MARCH 31, 2007 AND MARCH 31, 2006

(in Canadian dollars)

(unaudited)

NOTE 11    Commitments

The minimum rentals payable under long-term operating leases exclusive of certain operating costs for which the companies are responsible are approximately as follows:

2008	$3,295,000
2009	3,074,000
2010	2,802,000
2011	2,564,000
2012	2,513,000
Thereafter	10,286,000

$24,534,000

Operating lease rent expenses (including real estate taxes) was approximately $1,170,000 (2006—$1,031,000). The companies did not incur any contingent rent during the period. Rent expense is included in operating expenses. Certain lessors have registered security in support of the companies’ obligations.

NOTE 12    Related Party Transactions

a)	The companies operate under the trade name “American Apparel”, the right of which belongs to American Apparel, Inc. Nominal fees are paid for the use of this name.

b)	Purchases of approximately $2,662,000 U.S. (2006—$2,507,000 U.S.) were made from American Apparel, Inc. The accounts payable—U.S. affiliate of $Nil (2006—$1,761,000 U.S.) relate to these purchases and are subject to normal trade terms.

c)	A company paid expenses on behalf of American Apparel, Inc. in the amount of $1,111,481 (2006—$274,141). The accounts receivable—U.S. affiliate ($733,000 U.S.; 2006—$Nil) relate to these charges.

d)	During the period, certain companies were charged management fees by the shareholder in the amount of $100,000 (2006—Nil). The accrued liabilities—shareholder relate to these charges and those of prior years.

e)	During the period, a company paid consulting fees to an immediate family member of the shareholder, being a director, in the amount of $47,575 (2006—$42,550).

f)	During the period, a company paid interest to an immediate family member of the shareholder, being a director, in the amount of approximately $37,000 (2006—$36,000).

g)	The shareholder has provided a guarantee to the landlord of one of the companies. No fee has been paid for this guarantee.

These transactions are in the normal course of operations and were recorded at the exchange amount, which is the consideration established and agreed upon by the related parties.

THE AMERICAN APPAREL GROUP OF CANADA

NOTES TO THE COMBINED INTERIM FINANCIAL STATEMENTS (Continued)

AS AT MARCH 31, 2007 AND MARCH 31, 2006

(in Canadian dollars)

(unaudited)

NOTE 13    Income Taxes

The companies’ income tax provision has been determined as follows:

	2007	2006
Net income (loss) for the period for accounting purposes	$51,135	$(10,974)

Temporary differences arising from:
Depreciation and amortization	30,297	(25,996)
Eliminated intercompany profit on inventory	(126,842)	95,582
Deferred rent	39,493	65,208
Unrealized foreign exchange gain	28,000	—

Permanent differences arising from:
Non-deductible items	212,171	67,608

Net Income for Income Tax Purposes	$234,254	$191,428

Combined basic federal and provincial income tax at approximately 32%	$74,000	$62,000

The components of the deferred tax asset are as follows:

	2007	2006
Deferred tax asset arising from:
Current
Eliminated intercompany profit on inventory	$153,000	$78,000

Long-term
Depreciation and amortization	$65,750	$61,907
Deferred rent	253,250	150,093

	$319,000	$212,000

NOTE 14    Supplemental Cash Flow Information

	2007	2006
Cash paid for interest	$155,616	$177,608
Cash paid for income taxes	—	14,069

NOTE 15    Financial Instruments

a)	Credit risk

The companies are not exposed in a material manner to credit risk from any individual customer. The companies review any new customer’s credit history before extending credit and conduct regular reviews of their existing customers’ credit performance. Certain receivables have been insured. An allowance for doubtful accounts is established based upon factors relating to credit risk from specific customers, historical trends and other information.

THE AMERICAN APPAREL GROUP OF CANADA

NOTES TO THE COMBINED INTERIM FINANCIAL STATEMENTS (Continued)

AS AT MARCH 31, 2007 AND MARCH 31, 2006

(in Canadian dollars)

(unaudited)

b)	Forward contracts

A company has purchased forward contracts for $1,500,000 U.S. which have a Canadian value of approximately $1,694,000 for future purchases denominated in U.S. dollars, which mature by November 2007. As at March 31, 2007, the unrealized gain with respect to these contracts amounts to approximately $35,000 CDN. This unrealized gain has been recorded in cost of sales and is included in other assets.

c)	Interest rate risk

Certain companies are exposed to interest rate fluctuations on their bank line of credit and bank loans, as they bear interest at rates ranging from the bank’s prime rate plus 1% to the bank’s prime rate plus 3%.

d)	Fair value disclosure

The carrying amount of accounts receivable, accounts receivable—U.S. affiliate, bank indebtedness, accounts payable, accounts payable—U.S. affiliate, accrued liabilities, accrued liabilities—shareholder, accrued payroll and vacation pay, capital lease obligations, and certain long-term debt related parties approximate their fair values.

The fair value of the long-term debt due to shareholder is less than carrying value, as the amount is non-interest bearing.

As the amount of long-term debt due to the shareholder and a member of the immediate family of the shareholder have no terms of repayment, the fair value cannot be calculated with any degree of certainty.

NOTE 16    Business Segment Information

The companies’ management reporting system evaluates performance based on a number of factors; however, the primary measures of performance are the net sales and income from operations of each segment, as these is the key performance indicator(s) reviewed by management. Operating income or loss for each segment does not include corporate general and administrative expenses and interest expense. Corporate general and administrative expenses include, but are not limited to: human resources, legal, finance, and various other corporate level activity related expenses. Such unallocated expenses remain within corporate. The accounting policies of all operating segments are the same as those described in the summary of significant accounting policies in Note 3.

The following table represents key financial information of the companies’ business segments:

	2007
	Wholesale	Retail	Combined
Net sales to external customers	$2,950,363	$5,413,580	$8,363,943
Income from operations	6,565	581,655	588,220
Depreciation and amortization	72,006	373,547	445,553
Capital expenditures	32,728	89,640	122,368
Deferred rent	—	39,494	39,494

THE AMERICAN APPAREL GROUP OF CANADA

NOTES TO THE COMBINED INTERIM FINANCIAL STATEMENTS (Continued)

AS AT MARCH 31, 2007 AND MARCH 31, 2006

(in Canadian dollars)

(unaudited)

	2006
	Wholesale	Retail	Combined
Net sales to external customers	$3,351,380	$3,594,041	$6,945,421
Income (loss) from operations	321,575	(9,559)	312,016
Depreciation and amortization	75,069	309,761	384,830
Capital expenditures	132,979	252,251	385,230
Deferred rent	—	65,028	65,028

Reconciliation to Income before Income Taxes:

	2007	2006
Combined income from operations of reportable segments	$588,220	$312,016
Corporate expenses	(201,724)	(78,400)
Interest expense	(335,361)	(244,590)

Combined income (loss) before income taxes	$51,135	$(10,974)

Identifiable assets by segment:

	2007	2006
Wholesale	$8,755,132	$8,283,645
Retail	9,786,290	8,995,487

	$18,541,422	$17,279,132

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholder of

The American Apparel Group of Canada

We have audited the accompanying combined balance sheet of The American Apparel Group of Canada as of December 31, 2006 and the combined statements of additional paid up capital and retained earnings, operations and cash flows for the year then ended. These combined financial statements are the responsibility of the companies’ management. Our responsibility is to express an opinion on these combined financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The companies are not required to have, nor were we engaged to perform, an audit of their internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the companies’ internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of The American Apparel Group of Canada as of December 31, 2006 and the combined results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying combined financial statements have been prepared assuming the companies will continue as going concerns. As discussed in Note 2 to the combined financial statements, the companies’ existing operating structure relies on the use of the trade name “American Apparel” and in sourcing principally all of their purchases from American Apparel, Inc. (“U.S. affiliate”), whose financial condition casts doubt on the validity of this assumption. American Apparel, Inc. management’s plans concerning those matters are also described in Note 2. The combined financial statements do not include any adjustments that might result from the outcome of these uncertainties.

/s/ Schlesinger Newman Goldman, S.E.N.C.R.L./LLP

CHARTERED ACCOUNTANTS

Montréal, Québec

February 16, 2007

THE AMERICAN APPAREL GROUP OF CANADA

COMBINED BALANCE SHEETS

AS AT DECEMBER 31, 2006 AND DECEMBER 31, 2005

(in Canadian dollars)

	2006	2005
		(unaudited)
ASSETS
Current
Cash	$659,810	$245,506
Accounts receivable (Note 4)	1,316,636	2,535,627
Accounts receivable—U.S. affiliate (Note 12c)	498,395	—
Inventory	8,161,563	7,393,255
Current portion of deferred tax asset (Note 13)	157,000	47,000
Current portion of other assets	153,638	287,351

	10,947,042	10,508,739

Property and equipment (Note 5)	6,615,560	6,406,131
Deferred tax asset (Note 13)	315,000	200,000
Other assets	204,543	182,172

	$18,082,145	$17,297,042

LIABILITIES
Current
Bank indebtedness (Note 6)	$3,820,563	$3,545,644
Accounts payable	1,222,054	2,255,780
Accounts payable—U.S. affiliate (Note 12b)	—	1,032,000
Accrued liabilities	353,740	707,775
Accrued liabilities—shareholder (Note 12d)	1,133,157	1,700,000
Accrued payroll and vacation pay	359,890	276,889
Income taxes payable	614,714	314,652
Current portion of deferred lease inducements	60,272	53,157
Current portion of capital lease obligations (Note 7)	36,057	57,638
Current portion of long-term debt (Note 8)	686,681	724,371
Current portion of long-term debt—related parties (Note 9)	—	88,799

	8,287,128	10,756,705

Deferred rent	771,830	405,442

Deferred lease inducements	126,442	159,472

Capital lease obligations (Note 7)	8,763	44,820

Long-term debt (Note 8)	1,263,481	1,814,608

Long-term debt—related parties (Note 9)	5,922,165	2,647,864

SHAREHOLDER’S EQUITY
Capital stock (Note 10)	1,710	1,710
Additional paid in capital	580,444	257,447
Retained earnings	1,120,182	1,208,974

	1,702,336	1,468,131

	$18,082,145	$17,297,042

APPROVED:

________________________________

THE AMERICAN APPAREL GROUP OF CANADA

COMBINED STATEMENTS OF ADDITIONAL PAID IN CAPITAL

AND RETAINED EARNINGS

FOR THE YEAR ENDED DECEMBER 31, 2006 AND DECEMBER 31, 2005

(in Canadian dollars)

	2006	2005
		(unaudited)
Additional Paid in Capital
Balance, beginning of year	$257,447	$72,852
Imputed interest on shareholder loans (Note 9b)	322,997	184,595

Balance, end of year	$580,444	$257,447

Retained Earnings
Balance, beginning of year	$1,208,974	$1,215,924
Net loss for the year	(88,792)	(6,950)

Balance, end of year	$1,120,182	$1,208,974

THE AMERICAN APPAREL GROUP OF CANADA

COMBINED STATEMENTS OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2006 AND DECEMBER 31, 2005

(in Canadian dollars)

	2006	2005
		(unaudited)
Sales	$34,657,769	$29,283,204

Cost of sales (including purchases from the U.S. affiliate of $12,507,000; 2005—$12,400,000)	12,527,636	11,119,236

Gross profit	22,130,133	18,163,968

Operating expenses (including management fees charged by the shareholder of $2,320,000; 2005—$2,298,306 and related party consulting fees of $101,429; 2005—$106,442)	20,797,020	17,391,142

Income before financial	1,333,113	772,826

Interest (including imputed interest on shareholder loans of $322,997; 2005—$184,595 and related party interest of $186,000; 2005—$51,000)	1,150,842	642,234

Income before provision for income taxes	182,271	130,592

Provision for income taxes (Note 13)
Current	496,063	308,542
Deferred	(225,000)	(171,000)

	271,063	137,542

Net loss for the year	$(88,792)	$(6,950)

THE AMERICAN APPAREL GROUP OF CANADA

COMBINED STATEMENTS OF CASH FLOWS (NOTE 14)

FOR THE YEAR ENDED DECEMBER 31, 2006 AND DECEMBER 31, 2005

(in Canadian dollars)

	2006	2005
		(unaudited)
Operating activities
Net loss for the year	$(88,792)	$(6,950)
Items not affecting cash:
Depreciation and amortization	1,671,451	1,146,287
Amortization of deferred lease inducement	(60,272)	(53,157)
Imputed interest on shareholder loans	322,997	184,595
Deferred tax provision	(225,000)	(171,000)
Deferred rent	366,388	328,135
Gain on disposal of property and equipment	—	(2,752)

	1,986,772	1,425,158

Decrease in accounts receivable	1,218,991	412,098
(Increase) in accounts receivable—U.S. affiliate	(498,395)	—
(Increase) in inventory	(768,308)	(1,945,936)
Decrease in income taxes recoverable	—	20,934
Decrease (increase) in other assets	111,342	(91,624)
(Decrease) increase in accounts payable	(1,033,726)	337,527
(Decrease) in accounts payable—U.S. affiliate	(1,032,000)	(766,000)
(Decrease) increase in accrued liabilities	(354,035)	140,276
(Decrease) in accrued liabilities—shareholder	(566,843)	(100,000)
Increase in accrued payroll and vacation pay	83,001	115,411
Increase in income taxes payable	300,062	314,652
Lease inducements received	34,357	265,786

Cash (used in) provided by operating activities	(518,782)	128,282

Investing activities
Additions to property and equipment	(1,880,880)	(3,917,713)
Proceeds on disposal of property and equipment	—	9,900

Cash used in investing activities	(1,880,880)	(3,907,813)

Financing activities
Increase in bank indebtedness	274,919	846,951
Issuance of long-term debt	172,648	1,822,920
Repayment of long-term debt	(761,465)	(201,540)
Issuance of long-term debt—related parties	4,107,561	1,605,840
Repayment of long-term debt—related parties	(922,059)	—
Repayment of capital lease obligations	(57,638)	(49,934)
Issuance of capital stock	—	800

Cash provided by financing activities	2,813,966	4,025,037

Increase in cash	414,304	245,506

Cash, beginning of year	245,506	—

Cash, end of year	$659,810	$245,506

The American Apparel Group of Canada

Notes to Combined Financial Statements

(in Canadian dollars)

As At December 31, 2006 and December 31, 2005

NOTE 1—Basis of Presentation and Nature of Business

These combined financial statements include the accounts of the commonly owned companies 9001-9134 Quebec Inc., 9133-1090 Quebec Inc., 9137-4033 Quebec Inc., 9140-8880 Quebec Inc., 9154-1128 Quebec Inc., 9156-4526 Quebec Inc., 1614652 Ontario Ltd., 2061560 Ontario Ltd., 2061555 Ontario Ltd., 2061561 Ontario Ltd., 1646837 Ontario Ltd., 2083497 Ontario Inc., 6294057 Canada Inc., 6294049 Canada Inc., 6338941 Canada Inc., 6362851 Canada Inc., 4300840 Canada Inc. and American Apparel Holdings Inc., herein referred to as The American Apparel Group of Canada. All significant intercompany accounts and transactions have been eliminated upon combining these entities.

These companies are incorporated under the Canada Business Corporations Act except for 9001-9134 Quebec Inc., 9133-1090 Quebec Inc., 9137-4033 Quebec Inc., 9140-8880 Quebec Inc., 9154-1128 Quebec Inc., 9156-4526 Quebec Inc. which are incorporated under the laws of Quebec and 1614652 Ontario Ltd., 2061560 Ontario Ltd., 2061555 Ontario Ltd., 2061561 Ontario Ltd., 1646837 Ontario Ltd. and 2083497 Ontario Inc., which are incorporated under the laws of Ontario. These companies sell garments in Canada through retail outlets primarily under the name of American Apparel, herein referred to as the retail companies, other than 9001-9134 Quebec Inc., which is engaged in the distribution of garments. American Apparel Holdings Inc. owns a rental property occupied by the companies.

On December 18, 2006, American Apparel, Inc. (“U.S affiliate”) a company partially owned by the shareholder, together with the American Apparel Group of Canada (together referred to as “American Apparel”), entered into a definitive merger agreement with Endeavor Acquisition Corp. (“Endeavor”), a blank check company publicly traded on the American Stock Exchange. Upon consummation of the merger, Endeavor would acquire all of the outstanding capital stock of each of the Canadian companies of American Apparel and each would become a wholly-owned subsidiary of Endeavor. The merger is subject to customary closing conditions, and is expected to close in the second half of 2007. As part of the agreement, American Apparel is required to achieve certain financial targets. However, American Apparel is not in compliance with the financial targets. American Apparel and Endeavor can terminate the agreement at any time if mutually agreed. The agreement will terminate if a closing does not occur by December 15, 2007 and is subject to approval by the shareholders of Endeavor. There can be no assurance that the merger will be completed.

NOTE 2—Trade Name and Source of Supply

These combined financial statements have been prepared based on accounting principles applicable to a going concern, which assumes these companies will continue in operation for the foreseeable future and will be able to realize on their assets and discharge their liabilities in the normal course of operations. However, the companies’ existing business operating structure relies on the use of the trade name “American Apparel” and in sourcing principally all of its purchases from American Apparel, Inc. (Note 12 a) and b)), whose financial condition casts doubt on the validity of this assumption.

As at December 31, 2006, American Apparel, Inc. has a working capital deficiency and has failed to meet certain debt covenants relating to its financing agreements with its bank and the current second lien lender. As a result of these covenant violations, American Apparel, Inc. is in default of provisions stipulated in its financing agreements. Therefore, these financial institutions have the right to require payment in full of all outstanding debt owed to them. Management is in the process of negotiating its loan covenants under its existing credit facilities and is actively pursuing additional debt and equity financing, including the definitive merger agreement described in Note 1. While management is expending its best efforts in obtaining additional funding and in

The American Apparel Group of Canada

Notes to Combined Financial Statements (Continued)

(in Canadian dollars)

As At December 31, 2006 and December 31, 2005

negotiating the loan covenants with its existing lenders, no assurance can be provided that American Apparel, Inc. will obtain the additional funding or negotiate required modifications to its loan covenants. To the extent that American Apparel, Inc. is unsuccessful, the impact on these companies may be significant and would cast doubt on their ability to continue as going concerns.

In addition, a company in the American Apparel Group of Canada is also in violation of certain financial covenants with their current banker as described in Note 6. Traditionally, these covenant violations have been resolved and waived by the bank during the subsequent financial year through the subrogation of additional shareholder loans.

These combined financial statements do not reflect adjustments that would be necessary if the going concern assumption were not appropriate. If the going concern assumption were not appropriate for these combined financial statements, then adjustments, which could be material, would be necessary in the carrying values of assets and liabilities, the reported revenues and expenses, and the balance sheet classifications used.

NOTE 3—Summary of Significant Accounting Policies

The following is a summary of significant accounting policies followed in the preparation of the accompanying financial statements:

a)	Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

b)	Inventory valuation

Inventory consists of finished goods and is valued at the lower of cost and net realizable value, determined on a first-in, first-out basis. Cost includes merchandise costs, duty and freight. Net realizable value is assessed using current demand information and historical experience. Inventory levels are reviewed in order to identify slow moving inventory and broken assortments, and markdowns are used to clear such inventory.

c)	Property and equipment

Property and equipment are recorded at cost. Depreciation is provided for on a declining balance basis at rates designed to depreciate the cost of the property and equipment over their useful lives. The annual depreciation rates used are as follows:

Building	4%
Rolling stock	30%
Computer equipment and software	30%
Furniture and equipment	20%

Leasehold improvements are amortized on a straight line basis over five years, which approximates the terms of the related lease.

The American Apparel Group of Canada

Notes to Combined Financial Statements (Continued)

(in Canadian dollars)

As At December 31, 2006 and December 31, 2005

d)	Impairment of long-lived assets

The companies regularly review the carrying value of their long-lived assets. Whenever events or changes in circumstances indicate that the carrying amount of their assets might not be recoverable, the companies, using their best estimates based on reasonable and supportable assumptions and projections, adjust the carrying value of the related assets. Based upon the review of certain under-performing stores, a company has recorded impairment charges of $35,989 in 2006. These charges are included in depreciation and amortization.

e)	Deferred lease inducements

Certain lease agreements provide for the companies to receive lease inducements from landlords to assist in the financing of certain property. Lease inducements are recorded as a deferred credit and amortized as a reduction of rent expense over the term of the related lease.

f)	Leased premises

The companies’ record rent expense on a straight-line basis over the term of the lease. Accordingly, reasonably assured rent escalations and free-rent periods granted are deferred and amortized over the term of the lease. The difference between the recognized rent expense and amounts payable under the lease is recorded as a deferred rent liability. Operating expenses are recognized in the period in which the applicable costs are incurred. Percentage rents are recognized when the required level of sales has been achieved.

g)	Assets under capital lease

Assets under capital lease are recorded at cost. The company provides for depreciation using the declining balance basis at rates designed to depreciate the cost of the assets under capital lease over their estimated useful lives. The annual depreciation rates used are as follows:

Computer equipment and software	30%
Furniture and equipment	20%

h)	Income taxes

The companies follow the asset and liability method of accounting for income taxes. Under this method, income taxes must reflect the expected future tax consequences of temporary differences between the accounting basis of assets and liabilities and their tax basis. Deferred tax assets and liabilities are determined for each temporary difference based on the currently enacted tax rates expected to apply when the underlying income or expense items will be realized. A valuation allowance is recorded against any deferred tax asset if it is more likely than not the asset will not be realized. The effect of the changes in tax rates on deferred tax assets and liabilities is recognized in income in the year the changes occur.

i)	Revenue recognition

Revenue from merchandise sales are net of returns and allowances, excluding sales taxes. The companies recognize product sales revenue when title and risk of loss have transferred to the customer,

The American Apparel Group of Canada

Notes to Combined Financial Statements (Continued)

(in Canadian dollars)

As At December 31, 2006 and December 31, 2005

there is persuasive evidence of an arrangement, shipment and passage of title has occurred, the sales price is fixed or determinable and collectibility is reasonably assured. Revenue from product sales are recorded at the time the product is shipped to the customer. With respect to their retail store operations, the companies recognize revenue upon the sale of their products to retail customers. Revenue is not recorded on the issuance of gift cards. A current liability is recorded upon issuance and revenue is recognized when the gift card is redeemed for merchandise.

j)	Cost of sales

Cost of sales includes merchandise costs, duty and freight.

k)	Shipping and handling costs

Salaries and wages related to shipping and handling are included in operating expenses.

l)	Advertising costs

Advertising and promotion costs are expensed as incurred.

m)	Store opening costs

Expenditures associated with the opening of new stores, such as occupancy costs, payroll, advertising and promotion are expensed as incurred.

n)	Foreign currency translation

Monetary assets and liabilities of the companies which are denominated in foreign currencies are translated at year end exchange rates. Other assets and liabilities are translated at rates in effect at the date the assets were acquired and liabilities incurred. Revenue and expenses are translated at the rates of exchange in effect at their transaction dates. The resulting gains or losses are included in operations.

o)	Accounting Pronouncements—Newly Issued

In May 2005, SFAS No. 154, “Accounting Changes and Error Corrections—replacement of APB Opinion No. 20 and FASB Statement No. 3, “ was issued. SFAS No. 154 changes the accounting for and reporting of a change in accounting principle by requiring retrospective application to prior periods’ financial statements of changes in accounting principle unless impracticable. SFAS No. 154 is effective for accounting changes made in fiscal years beginning after December 15, 2005. The adoption of SFAS No. 154 did not have a material impact on the Companies’ combined results of operations, financial position or cash flows.

In June 2006, the Financial Accounting Standards Board (“FASB”) issued Interpretation No. 48 “Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109” (the “Interpretation”). The Interpretation establishes for all entities a minimum threshold for financial statement recognition of the benefit of tax positions, and requires certain expanded disclosures. The Interpretation is effective for fiscal years beginning after December 31, 2006, and is to be applied to all open tax years as of the date of effectiveness. The Companies are in the process of evaluating the impact of the application of the Interpretation to their combined financial statements and are currently not yet in a position to determine such effects.

The American Apparel Group of Canada

Notes to Combined Financial Statements (Continued)

(in Canadian dollars)

As At December 31, 2006 and December 31, 2005

In September 2006, the FASB issued SFAS No. 157 “Fair Value Measurements”, which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. Adoption is required for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Early adoption of SFAS No. 157 is encouraged. The Companies are currently evaluating the expected effect of SFAS No. 157 on their combined financial statements and are currently not yet in a position to determine such effects.

In September 2006, the Staff of the Securities and Exchange Commission issued Staff Accounting Bulletin No. 108 (“SAB 108”) which provides interpretive guidance on how the effects of the carryover or reversal of prior year misstatements should be considered in quantifying a current year misstatement. SAB 108 is effective for fiscal years ending on or after November 15, 2006. The adoption of SAB 108 did not have a material impact on the Companies’ combined financial position, results of operations or cash flows.

In February 2007, the FASB issued SFAS No. 159 “The Fair Value Option for Financial Assets and Financial Liabilities—Including an amendment of FASB Statement No. 115” (“SFAS No. 159”), which permits entities to choose to measure many financial instruments and certain other items at fair value. The fair value option established by this Statement permits all entities to choose to measure eligible items at fair value at specified election dates. A business entity shall report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date. Adoption is required for fiscal years beginning after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year that begins on or before November 15, 2007, provided the entity also elects to apply the provision of SFAS No. 157. The Companies’ are currently evaluating the expected effect of SFAS No. 159 in their combined financial statements and are currently not yet in a position to determine such effects.

The FASB ratified the consensuses reached in Emerging Issues Task Force (“EITF”) Issue No. 06-3, “How Taxes Collected from Customers and Remitted to Governmental Authorities Should be Presented in the Income Statement (That Is, Gross versus Net Presentation)” (“EITF 06-3”). The EITF reached a consensus that the scope of the Issue includes any tax assessed by a governmental authority that is both imposed on and concurrent with a specific revenue-producing transaction between a seller and a customer, and may include, but is not limited to, sales, use, value added, and some excise taxes. The presentation of taxes within the scope of this Issue on either a gross or a net basis is an accounting policy decision that should be disclosed. Furthermore, for taxes reported on a gross basis, a company should disclose the aggregate amount of those taxes in interim and annual financial statements for each period for which an income statement is presented if that amount is significant. The disclosures required under this consensus should be applied retrospectively to interim and annual financial statements for all periods presented, if those amounts are significant. The Companies will adopt EITF 06-3 on January 1, 2007. The Companies do not anticipate that the adoption will have a significant impact on their combined financial position or results of operations. The Companies currently records their sales net of any value added or sales tax.

All other recently issued accounting pronouncements are not expected to have a material impact on the Companies combined financial statements.

The American Apparel Group of Canada

Notes to Combined Financial Statements (Continued)

(in Canadian dollars)

As At December 31, 2006 and December 31, 2005

NOTE 4—Accounts Receivable

	2006	2005 (unaudited)
Trade accounts receivable	$1,347,058	$2,567,248
Less:
Allowance for doubtful accounts	(30,422)	(31,621)

	$1,316,636	$2,535,627

NOTE 5—Property and Equipment

	2006
	Cost	Accumulated Depreciation and Amortization	Net Book Value
Building	$585,000	$48,560	$536,440
Furniture and equipment	1,244,609	408,650	835,959
Computer equipment and software	1,348,921	571,807	777,114
Leasehold improvements	6,643,647	2,230,563	4,413,084
Rolling stock	85,217	32,254	52,963

	$9,907,394	$3,291,834	$6,615,560

The above include assets under capital lease having an aggregate cost of $177,555 and an aggregate net book value of $83,852.

	2005 (unaudited)
	Cost	Accumulated Depreciation and Amortization	Net Book Value
Building	$585,000	$26,208	$558,792
Furniture and equipment	1,009,340	233,550	775,790
Computer equipment and software	1,072,969	304,848	768,121
Leasehold improvements	5,342,478	1,080,747	4,261,731
Rolling stock	57,246	15,549	41,697

	$8,067,033	$1,660,902	$6,406,131

The above include assets under capital lease having an aggregate cost of $177,555 and an aggregate net book value of $123,468.

NOTE 6—Bank Indebtedness

	2006	2005 (unaudited)
Bank indebtedness arising from outstanding cheques	$485,563	$335,644
Line of credit	3,335,000	3,210,000

	$3,820,563	$3,545,644

The American Apparel Group of Canada

Notes to Combined Financial Statements (Continued)

(in Canadian dollars)

As At December 31, 2006 and December 31, 2005

A company has a line of credit facility with maximum borrowings of $4,500,000, due on demand, bearing interest at the bank’s prime rate (6% at December 31, 2006) plus 1% per annum payable monthly. This line of credit is secured by a $5,000,000 moveable hypothec, which provides for a charge on the company’s accounts receivable, inventory and all other moveable assets and by Section 427 Security under the Bank Act of Canada on inventory.

The bank’s agreement contains various covenants which require the company to maintain certain financial ratios and commitments as defined by the bank. As at December 31, 2006, the company is not in compliance with certain of these covenants. However, the shareholder has undertaken to subrogate an additional amount of approximately $1,508,000 in favor of the bank.

Certain of the companies have provided unlimited corporate guarantees to secure this credit facility. These guarantees are secured by either moveable hypothecs in the amount of $3,200,000 or general assignment agreements. The shareholder has provided the bank with an unlimited guarantee. A member of the immediate family of the shareholder has provided the bank with a guarantee in the amount of $450,000 U.S.

NOTE 7—Capital Lease Obligations

		2006	2005 (unaudited)
a)	Lease, repayable in monthly installments of $3,446 including capital and interest at a rate of 14.59% per annum, maturing in 2007, secured by computer software having a net book value of approximately $39,000 (2005—$56,000)	$13,377	$49,837

b)	Leases, bearing interest at rates of approximately 15.27%, repayable in blended monthly payments aggregating $750 and due in 2007, secured by furniture and equipment having a net book value of approximately $15,000 (2005—$19,000)	6,835	14,171

c)	Lease, repayable in monthly installments of $1,519 including capital and interest at a rate of 13.60% per annum, maturing in 2008, secured by furniture and equipment having a net book value of approximately $30,000 (2005—$38,000)	24,608	38,450

		44,820	102,458
Deduct:
Current portion		36,057	57,638

		$8,763	$44,820

Total payments of obligations under capital lease are as follows:

	Capital	Interest	Total
2007	$36,057	$3,269	$39,326
2008	8,763	351	9,114

	$44,820	$3,620	$48,440

The American Apparel Group of Canada

Notes to Combined Financial Statements (Continued)

(in Canadian dollars)

As At December 31, 2006 and December 31, 2005

NOTE 8—Long-Term Debt

		2006	2005 (unaudited)
a)	Various bank term loans, repayable in monthly capital installments aggregating $36,663 plus interest at rates ranging from the bank’s prime rate (6% at December 31, 2006) plus 2% to the bank’s prime rate plus 3% per annum, maturing at dates ranging from 2008 to 2011	$1,322,561	$1,592,431

b)	Mortgage maturing November 2009, bearing interest at 4.85% per annum. The mortgage is secured by the building and is repayable in monthly installments of $2,462, combining principal and interest. An individual has provided the bank with a guarantee to secure this loan	408,231	417,723

c)	Loan from an individual, bearing interest at 14%, repayable in blended monthly payments of $21,366, maturing in 2007	219,370	428,825

d)	Loan from an individual, bearing interest at 6% per annum, repaid in the year	—	100,000

		1,950,162	2,538,979
Deduct:
Current portion		686,681	724,371

		$1,263,481	$1,814,608

The bank term loans are secured by moveable hypothecs in the amount of $3,200,000 or general assignment agreements for certain of the companies.

One of the companies has provided unlimited guarantees of these term bank loans. These guarantees are secured by moveable hypothecs in the amount of $5,000,000.

Principal payments due in the next five years are as follows:

2007	$686,681
2008	429,611
2009	287,490
2010	167,865
2011	25,289
Thereafter	353,226

$1,950,162

The American Apparel Group of Canada

Notes to Combined Financial Statements (Continued)

(in Canadian dollars)

As At December 31, 2006 and December 31, 2005

NOTE 9—Long-Term Debt—Related Parties

		2006	2005 (unaudited)
a)	Loan of $450,000 U.S. from a member of the immediate family of the shareholder, being a director of a company, bearing interest at 18% and without terms of repayment. The loan has been subordinated in favor of the bank. This loan will not be repaid prior to January 1, 2008	$524,430	$523,350

b)	Loans from the shareholder, including an amount of $2,393,800 U.S. (2,789,735 CDN) (2005—$1,568,800 U.S.; 1,824,514 CDN), non-interest bearing and without terms of repayment. An amount of $2,393,800 U.S. has been subordinated in favor of the bank, and the shareholder has undertaken to subrogate an additional $1,508,000 CDN. Interest of $322,997 (2005—$184,595) has been imputed at an average interest rate of 14% (2005—14%), and has been credited as an addition to paid in capital. These loans will not be repaid prior to January 1, 2008	5,097 ,735	1,824,514

c)	Loan from a member of the immediate family of the shareholder, being a director of a company, bearing interest at 15% and without terms of repayment. The loan has been subordinated in favor of the bank. This loan will not be repaid prior to January 1, 2008	300,000	300,000

d)	Loan from a member of the immediate family of the shareholder, bearing interest at 12% per annum, repaid in the year	—	88,799

		5,922,165	2,736,663
Deduct:
Current portion		—	88,799

		$5,922,165	$2,647,864

NOTE 10—Capital Stock

Authorized

The following authorized classes of shares are unlimited in number and without par value:

9001-9134 Quebec Inc.

a)	Class A shares

Voting, participating

b)	Class B shares

Non voting, participating

c)	Class C shares

Voting, at the rate of 100 votes per share, non participating, retractable at an amount equal to the consideration for which such shares were issued

The American Apparel Group of Canada

Notes to Combined Financial Statements (Continued)

(in Canadian dollars)

As At December 31, 2006 and December 31, 2005

d)	Class D shares

Non voting, non participating, non cumulative monthly dividend of 1%, redeemable and retractable at an amount equal to the consideration for which such shares were issued

e)	Class E shares

Non voting, non participating, non cumulative monthly dividend of .75%, redeemable and retractable at an amount equal to the consideration for which such shares were issued

f)	Class F shares

Non voting, non participating, non cumulative annual dividend based on the Bank of Canada prime rate, redeemable and retractable at an amount equal to the consideration for which such shares were issued

Retail Companies

a)	Class A Common shares

Voting, participating

b)	Class B Common shares

Non voting, participating

c)	Class A Preferred shares

Voting, non participating, non cumulative monthly dividend of 1%, redeemable at an amount equal to the consideration for which such shares were issued

d)	Class B Preferred shares

Non voting, non participating, non cumulative monthly dividend of 1%, redeemable at an amount equal to the consideration for which such shares were issued

e)	Class C Preferred shares

Voting, non participating, non cumulative monthly dividend of 1%, redeemable and retractable at an amount equal to the consideration for which such shares were issued

f)	Class D Preferred shares

Non voting, non participating, non cumulative monthly dividend of 1%, redeemable and retractable at an amount equal to the consideration for which such shares were issued

American Apparel Holdings Inc.

a)	Class A Common shares

Voting, participating

The American Apparel Group of Canada

Notes to Combined Financial Statements (Continued)

(in Canadian dollars)

As At December 31, 2006 and December 31, 2005

b)	Class B Common shares

Non voting, participating

c)	Class A Preferred shares

Voting, non participating, non cumulative monthly dividend of 1%, redeemable at an amount equal to the consideration for which such shares were issued

d)	Class B Preferred shares

Non voting, non participating, non cumulative monthly dividend of 1%, redeemable at an amount equal to the consideration for which such shares were issued

e)	Class C Preferred shares

Voting, non participating, non cumulative monthly dividend of 1%, redeemable and retractable at an amount equal to the consideration for which such shares were issued

f)	Class D Preferred shares

Non voting, non participating, non cumulative monthly dividend of 1%, redeemable and retractable at an amount equal to the consideration for which such shares were issued

9001-9134 Quebec Inc. has 100 Class A shares issued and outstanding for $10. Each of the retail companies and American Apparel Holdings Inc. has 100 Class A Common shares issued and outstanding for $100 for an aggregate of 1,700 shares and $1,700.

NOTE 11—Commitments

The minimum rentals payable under long term operating leases exclusive of certain operating costs for which the companies are responsible are approximately as follows:

2007	$3,457,000
2008	3,130,000
2009	2,916,000
2010	2,609,000
2011	2,105,000
Thereafter	7,532,000

$21,749,000

Operating lease rent expense (including real estate taxes) was approximately $4,393,000 (2005—$3,222,000). The companies did not incur any contingent rent during the year. Rent expense is included in operating expenses. Certain lessors have registered security in support of the companies’ obligations.

NOTE 12—Related Party Transactions

a)	The companies operate under the trade name “American Apparel”, the right of which belongs to American Apparel, Inc. Nominal fees are paid for the use of this name.

The American Apparel Group of Canada

Notes to Combined Financial Statements (Continued)

(in Canadian dollars)

As At December 31, 2006 and December 31, 2005

b)	Purchases of approximately $10,972,000 U.S. (2005—$10,309,000 U.S.) were made from American Apparel, Inc. The accounts payable—U.S. affiliate of $Nil (2005—$889,000 U.S.) relate to these purchases and are subject to normal trade terms.

c)	A company paid expenses on behalf of American Apparel, Inc. in the amount of $2,128,941 (2005—$1,520,023). The accounts receivable—U.S. affiliate ($427,660 U.S.; 2005—$Nil) relate to these charges.

d)	During the year, certain companies were charged management fees by the shareholder in the amount of $2,320,000 (2005—$2,298,306). The accrued liabilities—shareholder relate to these charges.

e)	During the year, a company paid consulting fees to an immediate family member of the shareholder, being a director, in the amount of $101,429 (2005—$106,442).

f)	During the year, a company paid interest to an immediate family member of the shareholder, being a director, in the amount of approximately $169,000 (2005—$42,000) and a second immediate family member of the shareholder in the amount of approximately $17,000 (2005—$9,000).

g)	The shareholder has provided a guarantee to the landlord of one of the companies. No fee has been paid for this guarantee.

These transactions are in the normal course of operations and were recorded at the exchange amount, which is the consideration established and agreed upon by the related parties.

NOTE 13—Income Taxes

The companies’ income tax provision has been determined as follows:

	2006	2005 (unaudited)
Net income for the year for accounting purposes	$182,271	$130,592
Temporary differences arising from:
Depreciation and amortization	64,000	165,000
Eliminated intercompany profit on inventory	342,662	64,537
Deferred rent	366,388	328,135
Permanent differences arising from:
Non-deductible items	587,499	281,633

Net Income for Income Tax Purposes	$1,542,820	$969,897

Combined basic federal and provincial income tax at approximately 32%	$496,063	$308,542

The American Apparel Group of Canada

Notes to Combined Financial Statements (Continued)

(in Canadian dollars)

As At December 31, 2006 and December 31, 2005

The components of the deferred tax asset are as follows:

	2006	2005 (unaudited)
Deferred tax asset arising from:
Current
Eliminated intercompany profit on inventory	$157,000	$47,000

Long-Term
Depreciation and amortization	$70,000	$60,000
Deferred rent	245,000	140,000

	$315,000	$200,000

NOTE 14—Supplemental Cash Flow Information

	2006	2005 (unaudited)
Cash paid for interest	$689,489	$356,280
Cash paid for (net of recoveries from) income taxes	196,001	(28,364)

NOTE 15—Financial Instruments

a)	Credit risk

The companies are not exposed in a material manner to credit risk from any individual customer. The companies review any new customer’s credit history before extending credit and conduct regular reviews of their existing customers’ credit performance. Certain receivables have been insured. An allowance for doubtful accounts is established based upon factors relating to credit risk from specific customers, historical trends and other information.

b)	Forward contracts

A company has purchased forward contracts for $1,150,000 U.S. which have a Canadian value of approximately $1,277,000 for future purchases denominated in U.S. dollars, which mature by November 2007. As at December 31, 2006, the unrealized gain with respect to these contracts amounts to approximately $63,000 CDN. This unrealized gain has been recorded in cost of sales and is included in other assets.

c)	Interest rate risk

Certain companies are exposed to interest rate fluctuations on their bank line of credit and bank loans, as they bear interest at rates ranging from the bank’s prime rate plus 1% to the bank’s prime rate plus 3%.

d)	Fair value disclosure

The carrying amount of accounts receivable, accounts receivable—U.S. affiliate, bank indebtedness, accounts payable, accounts payable—U.S. affiliate, accrued liabilities, accrued liabilities—shareholder, accrued payroll and vacation pay, capital lease obligations and certain long-term debt approximate their fair values.

The American Apparel Group of Canada

Notes to Combined Financial Statements (Continued)

(in Canadian dollars)

As At December 31, 2006 and December 31, 2005

The fair value of the long-term debt due to shareholder is less than carrying value, as the amount is non-interest bearing.

As the amount of long-term debt due to the shareholder and a member of the immediate family of the shareholder have no terms of repayment, the fair value cannot be calculated with any degree of certainty.

NOTE 16—Business Segment Information

The companies’ management reporting system evaluates performance based on a number of factors; however, the primary measures of performance are the net sales and income from operations of each segment, as these are the key performance indicators reviewed by management. Operating income or loss for each segment does not include corporate general and administrative expenses and interest expense. Corporate general and administrative expenses include, but are not limited to: human resources, legal, finance and various other corporate level activity related expenses. Such unallocated expenses remain within corporate. The accounting policies of all operating segments are the same as those described in the summary of significant accounting policies in Note 3.

The following table represents key financial information of the companies’ business segment:

		2006
	Wholesale	Retail	Combined
Net sales to external customers	$12,643,985	$22,013,784	$34,657,769
Income from operations	584,013	3,321,108	3,905,121
Depreciation and amortization	314,944	1,296,235	1,611,179
Capital expenditures	239,276	1,641,604	1,880,880
Deferred rent	—	366,388	366,388

		2005 (unaudited)
	Wholesale	Retail	Combined
Net sales to external customers	$13,686,933	$15,596,271	$29,283,204
Income from operations	1,081,176	2,359,800	3,440,976
Depreciation and amortization	271,866	821,264	1,093,130
Capital expenditures	476,672	3,441,041	3,917,713
Deferred rent	—	328,135	328,135

Reconciliation to income before income taxes:

	2006	2005 (unaudited)
Combined income from operations of reportable segments	$3,905,121	$3,440,976
Corporate expenses	(2,572,008)	(2,668,150)
Interest expense	(1,150,842)	(642,234)

Combined income before income taxes	$182,271	$130,592

The American Apparel Group of Canada

Notes to Combined Financial Statements (Continued)

(in Canadian dollars)

As At December 31, 2006 and December 31, 2005

Identifiable assets by segment:

	2006	2005 (unaudited)
Wholesale	$8,481,471	$8,651,391
Retail	9,600,674	8,645,651

Total	$18,082,145	$17,297,042

Endeavor Acquisition Corp.

(a development stage enterprise)

Condensed Balance Sheets

	March 31, 2007	December 31, 2006
	(unaudited)
Assets
Current assets:
Cash	$188,558	$166,527
Cash held in Trust Fund	126,145,536	125,113,007
Prepaid expenses and other current assets	94,456	116,738

Total current assets	126,428,550	125,396,272
Deferred acquisition costs	222,443	145,808
Equipment, net of accumulated depreciation $1,011 and $631, respectively	3,534	3,914

Total assets	$126,654,527	$125,545,994

Liabilities and Stockholders’ Equity
Current liabilities:
Accrued expenses	$455,157	$260,076
Notes payable—related party	150,000	—

Total current liabilities	605,157	260,076

Common Stock, subject to possible conversion, 3,232,032 shares at conversion value	25,228,194	25,021,696

Commitment and Contingencies

Stockholders’ Equity
Preferred stock, $.0001 par value, authorized 1,000,000 shares; none issued
Common stock, $.0001 par value, authorized 75,000,000 shares, issued and outstanding 19,910,745 shares (less 3,232,032 subject to possible conversion)	1,668	1,668
Additional paid-in capital	97,131,605	97,338,103
Earnings accumulated during development stage	3,687,903	2,924,451

Total stockholders’ equity	100,821,176	100,264,222

Total liabilities and stockholders’ equity	$126,654,527	$125,545,994

The accompanying notes are an integral part of these condensed financial statements (unaudited).

Endeavor Acquisition Corp.

(a development stage enterprise)

Condensed Statements of Operations

(unaudited)

For the Three Months Ended March 31, 2007 and 2006,

And the Period July 22, 2005 (inception) to March 31, 2007

	For the three months ended March 31, 2007	For the three months ended March 31, 2006	For the period July 22, 2005 (inception) to March 31, 2007
Revenue	$—	$—	$—
General, selling and administrative expenses	270,743	222,427	1,438,504

Operating loss	(270,743)	(222,427)	(1,438,504)
Dividend and interest income	1,034,195	854,959	5,126,407

Income before provision for income tax	763,452	632,532	3,687,903
Provision for income tax	—	118,951	—

Net income	763,452	513,581	3,687,903
Accretion of Trust Fund relating to Common Stock subject to possible conversion	(206,498)	(170,906)	(1,023,838)

Net income attributable to common stockholders	$556,954	$342,675	$2,664,065

Weighted average shares outstanding	16,678,713	16,647,408

Basic and diluted income per share	$.03	$.02

The accompanying notes are an integral part of these condensed financial statements (unaudited).

Endeavor Acquisition Corp.

(a development stage enterprise)

Condensed Statement of Stockholders’ Equity

(unaudited)

For the Period July 22, 2005 (inception) to March 31, 2007

	Common Stock		Additional paid-in capital	Earnings Accumulated during development stage	Total stockholders’ equity
	Shares	Amount
Balance, July 22, 2005 (inception)	—	$—	$—	$—	$—
Issuance of stock to initial stockholders	3,750,000	375	24,625	—	25,000
Sale of 15,000,000 units, net of underwriters’ discount and offering expenses of $6,503,766 (includes 2,999,999 shares subject to possible conversion)	15,000,000	1,500	113,494,734	—	113,496,234
Proceeds subject to possible conversion of 2,999,999 shares	—	(300)	(22,436,993)	—	(22,437,293)
Proceeds from issuance of option	—	—	100	—	100
Accretion of Trust Fund relating to Common Stock subject to possible conversion	—	—	(23,628)	—	(23,628)
Net income from July 22, 2005 (inception) to December 31, 2005	—	—	—	54,315	54,315

Balance, December 31, 2005	18,750,000	1,575	91,058,838	54,315	91,114,728

Sale of 1,160,745 units, net of underwriters’ discount and offering expenses of $445,726 (includes 232,033 shares subject to possible conversion)	1,160,745	116	8,840,117	—	8,840,233
Proceeds subject to possible conversion of 232,033 shares	—	(23)	(1,767,140)	—	(1,767,163)
Accretion of Trust Fund relating to Common Stock subject to possible conversion	—	—	(793,712)	—	(793,712)
Net income for the year ended December 31, 2006	—	—	—	2,870,136	2,870,136

Balance, December 31, 2006	19,910,745	1,668	97,338,103	2,924,451	100,264,222

Accretion of Trust Fund relating to Common Stock subject to possible conversion	—	—	(206,498)	—	(206,498)
Net income for the three months ended March 31, 2007	—	—	—	763,452	763,452

Balance, March 31, 2007	19,910,745	$1,668	$97,131,605	$3,687,903	$100,821,176

The accompanying notes are an integral part of these condensed financial statements (unaudited).

Endeavor Acquisition Corp.

(a development stage enterprise)

Condensed Statements of Cash Flows

(unaudited)

For the Three Months Ended March 31, 2007 and 2006 and

For the Period July 22, 2005 (inception) to March 31, 2007

	For the three months ended March 31, 2007	For the three months ended March 31, 2006	For the period July 22, 2005 (inception) to March 31, 2007
Cash Flows from Operating Activities
Net income	$763,452	$513,581	$3,687,903
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	380	—	1,011
Changes in operating assets and liabilities:
Decrease (increase) in prepaid expenses and other current assets	22,282	44,500	(94,456)
Increase in accrued expenses	195,081	178,967	455,157

Net cash provided by operating activities	981,195	737,048	4,049,615

Cash Flows from Investing Activities
Cash held in Trust Fund	(1,032,529)	(9,695,192)	(126,145,536)
Purchase of equipment	—	—	(4,545)

Net cash used in investing activities	(1,032,529)	(9,695,192)	(126,150,081)

Cash Flows from Financing Activities
Payment of deferred acquisition costs	(76,635)	—	(222,443)
Proceeds from sale of stock to initial stockholders	—	—	25,000
Gross proceeds from initial public offering	—	—	120,000,000
Gross proceeds from overallotment option	—	9,285,860	9,285,860
Proceeds from issuance of option	—	—	100
Payment of offering costs	—	(445,726)	(6,949,493)
Proceeds from issuance of notes payable—related party	150,000	—	150,000

Net cash provided by financing activities	73,365	8,840,134	122,289,024

Net increase (decrease) in cash	22,031	(118,010)	188,558
Cash at beginning of the period	166,527	1,144,634	—

Cash at end of the period	$188,558	$1,026,624	$188,558

The accompanying notes are an integral part of these condensed financial statements (unaudited).

ENDEAVOR ACQUISITION CORP.

(A DEVELOPMENT STAGE ENTERPRISE)

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2007 AND 2006 AND

THE PERIOD JULY 22, 2005 (INCEPTION) TO MARCH 31, 2007

1.	Interim Financial Information

Endeavor Acquisition Corp.’s (the “Company”) unaudited condensed interim financial statements as of March 31, 2007 and for the period July 22, 2005 (inception) to March 31, 2007 and for the quarter ended March 31, 2007 and 2006, have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and with the instructions to Form 10-Q. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. In addition, the December 31, 2006 balance sheet data was derived from the audited financial statements, but does not include all disclosures required by GAAP. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the interim period presented are not necessarily indicative of the results to be expected for any other interim period or for the full year.

These unaudited condensed interim financial statements should be read in conjunction with the audited financial statements and notes thereto for the fiscal year ended December 31, 2006 included in the Company’s Form 10-K for the fiscal year ended December 31, 2006, filed on March 16, 2007. The accounting policies used in preparing these unaudited condensed financial statements are consistent with those described in the December 31, 2006 audited financial statements except for the adoption of FIN 48 which is discussed in Note 9.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

2.	Organization and Business Operations

The Company was incorporated in Delaware on July 22, 2005 as a blank check company, whose objective is to acquire an operating business.

All activity from July 22, 2005 through December 21, 2005 related to the Company’s formation and initial public offering as described below. Since December 22, 2005, the Company has been searching for a target business to acquire. The Company has selected December 31 as its fiscal year end.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of this Offering, although substantially all of the net proceeds of this Offering are intended to be generally applied toward consummating a business combination with an operating business (“Business Combination”). Furthermore, there is no assurance that the Company will be able to successfully effect a Business Combination. An amount of $121,030,234 of the net proceeds from the initial public offering and the

ENDEAVOR ACQUISITION CORP.

(A DEVELOPMENT STAGE ENTERPRISE)

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS (Continued)

FOR THE THREE MONTHS ENDED MARCH 31, 2007 AND 2006 AND

THE PERIOD JULY 22, 2005 (INCEPTION) TO MARCH 31, 2007

exercise of the underwriters’ overallotment option was deposited and is being held in an interest-bearing trust account (“Trust Account”) until the earlier of (i) the consummation of a Business Combination or (ii) liquidation of the Company. As of March 31, 2007, the balance in the Trust Account was $126,145,536, which includes $5,115,302 of cumulative interest and dividends earned since inception of the Trust Account. Under the agreement governing the Trust Account, funds will only be invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, having a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940. The remaining net proceeds (not held in the Trust Account) may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses.

The Company, after signing a definitive agreement for the acquisition of a target business, will submit such transaction for stockholder approval. In the event that stockholders owning 20% or more of the shares sold in the Offering vote against the Business Combination and exercise their conversion rights described below, the Business Combination will not be consummated.

All of the Company’s stockholders prior to the Offering, including all of the officers and directors of the Company (“Initial Stockholders”), have agreed to vote their 3,750,000 founding shares of common stock in accordance with the vote of the majority in interest of all other stockholders of the Company (“Public Stockholders”) with respect to any Business Combination. After consummation of a Business Combination, these voting safeguards will no longer be applicable.

With respect to a Business Combination which is approved and consummated, any Public Stockholder who voted against the Business Combination may demand that the Company convert their shares. The per share conversion price will equal the amount in the Trust Account, calculated as of two business days prior to the consummation of the proposed Business Combination, divided by the number of shares of common stock held by Public Stockholders at the consummation of the Offering. Accordingly, Public Stockholders holding 19.99% of the aggregate number of shares owned by all Public Stockholders may seek conversion of their shares in the event of a Business Combination. Such Public Stockholders are entitled to receive their per share interest in the Trust Account computed without regard to the shares held by Initial Stockholders. Accordingly, a portion of the net proceeds from the offering (19.99% of the amount held in the Trust Account) amounting to $25,228,194 has been classified as common stock subject to possible conversion in the accompanying March 31, 2007 unaudited condensed balance sheet.

The Company’s Certificate of Incorporation provides for mandatory liquidation of the Company in the event that the Company does not consummate a Business Combination within 18 months from the date of the consummation of the

ENDEAVOR ACQUISITION CORP.

(A DEVELOPMENT STAGE ENTERPRISE)

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS (Continued)

FOR THE THREE MONTHS ENDED MARCH 31, 2007 AND 2006 AND

THE PERIOD JULY 22, 2005 (INCEPTION) TO MARCH 31, 2007

Offering (July 21, 2007), or 24 months from the consummation of the Offering (December 21, 2007) if certain extension criteria have been satisfied. In the event of liquidation, it is likely that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per share in the Offering due to costs related to the Offering and since no value would be attributed to the Warrants contained in the Units sold.

Management does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying condensed unaudited financial statements.

3.	Going Concern and Management Plans	As of March 31, 2007, the Company has negative working capital of $322,143, net of $126,145,536 of which is cash held in the Trust Account. On December 18, 2006, the company entered into an agreement to acquire an operating entity expected to be consummated by the summer of 2007. In order for the Company to continue to fund the operating costs associated with the acquisition, the Company’s officers have agreed to advance the Company enough capital in order to consummate the acquisition. There can be no assurance that the acquisition will be consummated. Should this Business Combination, or another qualifying Business Combination, not be reduced to a definitive agreement and consummated, the Company would be required to return the funds held in the Trust Account to holders of shares issued in the Offering, as a mandatory liquidation, pursuant to a plan of dissolution and liquidation approved by stockholders. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

4.	Notes Payable—Related Party	On March 8, 2007, the Company borrowed funds from two of the Company’s officers. The Company issued two promissory notes in the amount of $75,000 each. The principal balance of these notes shall be repayable on the earlier of the consummation of the Company’s business combination with American Apparel, Inc. or upon demand by the officers. These promissory notes are non-interest bearing.

5.	Earnings Per Share	Basic earnings per share is computed by dividing net income available to common stockholders by the weighted-average number of shares of common stock outstanding during the period. Diluted earnings per share is calculated by dividing net income available to common stockholders by the weighted-average number of shares of common stock and warrants outstanding during the period. Common shares subject to possible conversion of 3,232,032 have been excluded from the calculation of basic earnings per share since such shares, if redeemed, only participate in their pro-rata shares of the trust earnings. The March 31, 2006 earnings per share presentation was revised to conform with this policy and to the current quarterly presentation. The conversion of the outstanding warrants, totaling 16,160,745, is contingent upon the occurrence of future

ENDEAVOR ACQUISITION CORP.

(A DEVELOPMENT STAGE ENTERPRISE)

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS (Continued)

FOR THE THREE MONTHS ENDED MARCH 31, 2007 AND 2006 AND

THE PERIOD JULY 22, 2005 (INCEPTION) TO MARCH 31, 2007

events, and therefore, is not includable in the calculation of diluted earnings per share in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 128, “Earnings per Share.” Options to purchase 350,000 units granted to the representative of the underwriters are not included in diluted earnings per share as their effect is antidilutive.

6.	Commitment and Contingencies

The Company presently occupies office space provided by an affiliate of one of the Company’s executive officers. Such affiliate has agreed that, until the acquisition of a target business by the Company, it will make such office space, as well as certain office and secretarial services, available to the Company, as may be required by the Company from time to time. The Company has agreed to pay such affiliate $7,500 per month for such services commencing on December 15, 2005, the effective date of the Offering. The statement of operations for the quarter ended March 31, 2007 and 2006 each includes $22,500 related to this agreement, whereas for July 22, 2005 (inception) to March 31, 2007, the statement of operations includes $116,250 related to this agreement.

Pursuant to letter agreements with the Company and Ladenburg Thalmann & Co. Inc., the representative of the underwriters in the Offering (“Representative”), the Initial Stockholders have waived their rights to receive distributions with respect to their founding shares upon the Company’s liquidation.

The Initial Stockholders are entitled to registration rights with respect to their founding shares pursuant to an agreement dated December 15, 2005. The holders of the majority of these shares are entitled to make up to two demands that the Company register these shares at any time commencing three months prior to the third anniversary of the effective date of the Offering. In addition, the Initial Stockholders have certain “piggy-back” registration rights on registration statements filed subsequent to the third anniversary of the effective date of the Offering.

The Company hired a consultant on July 17, 2006 to perform services through the later of June 15, 2007 if the Company has not announced an acquisition candidate within the initial 18 month period or December 15, 2007 if the Company has signed a letter of intent with a proposed acquisition candidate within the initial 18 month period. The Company will pay the consultant a base salary of $125,000 per year and the Company will issue to the consultant 12,500 shares of the Company’s common stock upon the closing of the initial business combination by the Company. The Company will also issue to the consultant an additional 12,500 shares of the Company’s common stock six months after closing of the initial business combination by the Company.

7.	Initial Public Offering	On December 21, 2005, the Company sold 15,000,000 units (“Units”) in the Offering at $8.00 per Unit. On January 5, 2006, the Company sold an additional 1,160,745 Units which were subject to the underwriters’ over-allotment option. Each Unit consists of one share of the Company’s common stock, $.0001 par

ENDEAVOR ACQUISITION CORP.

(A DEVELOPMENT STAGE ENTERPRISE)

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS (Continued)

FOR THE THREE MONTHS ENDED MARCH 31, 2007 AND 2006 AND

THE PERIOD JULY 22, 2005 (INCEPTION) TO MARCH 31, 2007

value, and one Redeemable Common Stock Purchase Warrant (“Warrants”). Each Warrant entitles the holder to purchase from the Company one share of common stock at an exercise price of $6.00 commencing the later of the completion of a Business Combination or December 15, 2006 and expiring on December 14, 2009. The Warrants will be redeemable by the Company, at a price of $.01 per Warrant upon 30 days’ notice after the Warrants become exercisable, only in the event that the last sale price of the common stock is at least $11.50 per share for any 20 trading days within a 30 trading day period ending on the third day prior to the date on which notice of redemption is given. There is no cash settlement option for the Warrants. In connection with this Offering, the Company issued an option, for $100, to the Representative to purchase 350,000 Units at an exercise price of $10.00 per Unit. The Company has accounted for the fair value of the option, inclusive of the receipt of the $100 cash payment, as an expense of the public offering resulting in a charge directly to stockholders’ equity. The Company estimated that the fair value of this option is approximately $703,500 ($2.01 per Unit) using a Black-Scholes option-pricing model. The fair value of the option granted to the Representative is estimated as of the date of grant using the following assumptions: (1) expected volatility of 52.7%, (2) risk-free interest rate of 4.43%, (3) expected life of two years and 30 days and (4) dividend rate of zero. The option may be exercised for cash or on a “cashless” basis at the holder’s option, such that the holder may use the appreciated value of the option (the difference between the exercise prices of the option and the underlying Warrants and the market price of the Units and underlying securities) to exercise the option without the payment of any cash. There is no cash settlement option for the underwriters’ purchase options, or for the Warrants contained in the units to be purchased by the underwriters.

8.	Pending Acquisition

On December 18, 2006, the Company entered into an agreement and plan of reorganization (“Agreement”) by which it will acquire American Apparel, Inc. and its affiliated companies (collectively, “American Apparel”). American Apparel is provider of cotton leisure wear geared toward contemporary metropolitan adults and sold through company-owned retail locations and online.

In exchange for a 100% equity of American Apparel, the Company will issue 32,258,065 shares of its common stock (“Transaction Shares”), subject to downward adjustment based on American Apparel’s net debt immediately prior to closing of the acquisition. 8,064,516 of the Transaction Shares will be placed into escrow to secure the Company’s indemnity rights under the Agreement. The Agreement also provides for a $2.5 million cash pool to be available for the granting of bonuses to management employees immediately following the closing of the acquisition. American Apparel also will be permitted to repay at the closing of the acquisition loans made to American Apparel by certain of its directors, officers and employees in an aggregate amount of approximately $5 million. The Company also will adopt a performance equity plan under which an aggregate of approximately 2.7 million shares will be available for grant under options and restricted stock awards to employees.

ENDEAVOR ACQUISITION CORP.

(A DEVELOPMENT STAGE ENTERPRISE)

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS (Continued)

FOR THE THREE MONTHS ENDED MARCH 31, 2007 AND 2006 AND

THE PERIOD JULY 22, 2005 (INCEPTION) TO MARCH 31, 2007

The Company will submit such transaction for stockholder approval. The Company expects that the transaction will be consummated in the Summer of 2007, after the required approval by its stockholders. As of March 31, 2007, the Company has capitalized $222,443 of acquisition costs in connection with this acquisition. There can be no assurance that the acquisition will be completed.

9.	Uncertain Tax Positions	Effective January 1, 2007, the Company adopted the provisions of the Financial Accounting Standards Board (“FASB”) Interpretation No. 48, “Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109” (“FIN 48”). There were no unrecognized tax benefits as of January 1, 2007 and as of March 31, 2007. FIN 48 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. No amounts were accrued for the payment of interest and penalties at January 1, 2007. There was no change to this balance at March 31, 2007. The Company does not expect its unrecognized tax benefit position to change during the next twelve months. Management is currently unaware of any issues under review that could result in significant payments, accruals or material deviations from its position. The adoption of the provisions of FIN 48 did not have a material impact on the Company’s financial position, results of operations and cash flows.

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of

Endeavor Acquisition Corp.

We have audited the accompanying balance sheets of Endeavor Acquisition Corp. (a development stage enterprise) (the “Company”) as of December 31, 2006 and 2005 and the related statements of operations, changes in stockholders’ equity and cash flows for the year ended December 31, 2006, for the period July 22, 2005 (inception) to December 31, 2005 and from July 22, 2005 (inception) to December 31, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Endeavor Acquisition Corp. (a development stage enterprise) as of December 31, 2006 and 2005, and the results of its operations and its cash flows for the year ended December 31, 2006, for the period July 22, 2005 (inception) to December 31, 2005, and from July 22, 2005 (inception) to December 31, 2006, in conformity with United States generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company’s certificate of incorporation provides for mandatory liquidation of the Company in the event that the Company does not consummate a business combination (as defined) prior to July 21, 2007 or December 21, 2007 if certain extension criteria have been satisfied. These conditions raise substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

We have also audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the effectiveness of the Company’s internal control over financial reporting as of December 31, 2006, based on the criteria established in Internal Control Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission and our report dated March 14, 2007 expressed an unqualified opinion on management’s assessment of the effectiveness of the Company’s internal control over financial reporting and an unqualified opinion on the effectiveness of the Company’s internal control over financial reporting.

/s/ Marcum & Kliegman LLP

March 14, 2007
Melville, New York

Endeavor Acquisition Corp.

(a development stage enterprise)

Balance Sheet

	December 31, 2006	December 31, 2005
Assets
Current assets:
Cash	$166,527	$1,114,634
Cash held in Trust Fund	125,113,007	112,308,199
Prepaid expenses	116,738	187,457

Total current assets	125,396,272	113,640,290
Deferred acquisition costs	145,808	—
Equipment, net of accumulated depreciation of $631	3,914	—

Total assets	$125,545,994	$113,640,290

Liabilities and Stockholders’ Equity
Current liabilities—accrued expenses	$260,076	$64,641

Common stock, subject to possible conversion, 3,232,149 and 2,999,999 shares, respectively, at conversion value	25,021,696	22,460,921

Commitment and Contingencies	—	—

Stockholders’ equity
Preferred stock, $.0001 par value, authorized 1,000,000 shares; none issued	—	—
Common stock, $.0001 par value; authorized 75,000,000 shares; total issued and outstanding 19,910,745 and 18,750,000 shares, respectively (less 3,232,149 and 2,999,999, respectively, subject to possible conversion)	1,668	1,575
Additional paid-in capital	97,338,103	91,058,838
Earnings accumulated during development stage	2,924,451	54,315

Total stockholders’ equity	100,264,222	91,114,728

Total liabilities and stockholders’ equity	$125,545,994	$113,640,290

The accompanying notes are an integral part of these financial statements.

Endeavor Acquisition Corp.

(a development stage enterprise)

Statement of Operations

	For the Year Ended December 31, 2006	For the Period from July 22, 2005 (inception) to December 31, 2005	For the Period From July 22, 2005 (inception) to December 31, 2006
Revenue	$—	$—	$—
General, selling and administrative expenses	1,101,412	63,233	1,164,645

Operating loss	(1,101,412)	(63,233)	(1,164,645)
Dividend income	3,974,013	118,199	4,092,212

Income before provision of income tax	2,872,601	54,966	2,927,567
Provision for income tax	2,465	651	3,116

Net income	2,870,136	54,315	2,924,451
Accretion of Trust Fund relating to Common Stock subject to possible conversion	(793,712)	(23,628)	(817,340)

Net income available to common stockholders	$2,076,424	$30,687	$2,107,111

Weighted average shares outstanding	16,668,534	4,670,245	12,836,677

Basic and diluted net income per share	$0.12	$0.01	$0.16

The accompanying notes are an integral part of these financial statements.

Endeavor Acquisition Corp.

(a development stage enterprise)

Statement of Changes in Stockholders’ Equity From July 22, 2005 (Inception)

to December 31, 2006

	Common Stock		Additional Paid-In Capital	Earnings Accumulated During Development Stage	Total Stockholders’ Equity
	Shares	Amount
Balance, July 22, 2005 (inception)	—	$—	$—	$—	$—
Issuance of stock to initial stockholders	3,750,000	375	24,625	—	25,000
Sale of 15,000,000 units, net of underwriters’ discount and offering expenses of $6,503,766 (includes 2,999,999 shares subject to possible conversion)	15,000,000	1,500	113,494,734	—	113,496,234
Proceeds subject to possible conversion of 2,999,999 shares	—	(300)	(22,436,993)	—	(22,437,293)
Proceeds from issuance of options	—	—	100	—	100
Accretion of Trust Fund relating to Common Stock subject to possible conversion	—	—	(23,628)	—	(23,628)
Net income from July 22, 2005 (inception) to December 31, 2005	—	—	—	54,315	54,315

Balance, December 31, 2005	18,750,000	$1,575	$91,058,838	$54,315	$91,114,728
Sale of 1,160,745 units, net of underwriters’ discount and offering expenses of $445,726 (includes 232,150 shares subject to possible conversion)	1,160,745	116	8,840,117	—	8,840,233
Proceeds subject to possible conversion of 232,150 shares	—	(23)	(1,767,140)	—	(1,767,163)
Accretion of Trust Fund relating to Common Stock subject to possible conversion	—	—	(793,712)	—	(793,712)
Net income for the year ended December 31, 2006	—	—	—	2,870,136	2,870,136

Balance, December 31, 2006	19,910,745	$1,668	$97,338,103	$2,924,451	$100,264,222

The accompanying notes are an integral part of these financial statements.

Endeavor Acquisition Corp.

(a development stage enterprise)

Statement of Cash Flows

	For the Year Ended December 31, 2006	For the Period from July 22, 2005 (inception) to December 31, 2005	For the Period from July 22, 2005 (inception to December 31, 2006
Cash Flows from Operating Activities
Net income	$2,870,136	$54,315	$2,924,451
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Changes in operating assets and liabilities:
Depreciation	631	—	631
Decrease (increase) of prepaid expenses	70,719	(187,457)	(116,738)
Increase in accrued expenses	195,435	64,641	260,076

Net cash provided by (used in) operating activities	3,136,921	(68,501)	3,068,420

Cash Flows from Investing Activities
Purchase of equipment	(4,545)	—	(4,545)
Cash held in Trust Fund	(12,804,908)	(112,308,199)	(125,113,107)

Net cash used in investing activities	(12,809,453)	(112,308,199)	(125,117,652)

Cash Flows from Financing Activities
Gross proceeds from initial public offering	—	120,000,000	120,000,000
Payment of deferred acquisition cost	(145,808)	—	(145,808)
Proceeds from sale of shares of common stock	—	25,000	25,000
Proceeds from the overallotment option	9,285,959	—	9,285,959
Proceeds from issuance of option	—	100	100
Payment of offering costs	(445,726)	(6,503,766)	(6,949,492)

Net cash provided by financing activities	8,694,425	113,521,334	122,215,759

Net (decrease) increase in cash	(978,107)	1,144,634	166,527
Cash at beginning of the period	1,144,634	—	—

Cash at end of the period	$166,527	$1,114,634	$166,527

The accompanying notes are an integral part of these financial statements.

Endeavor Acquisition Corp.

(a development stage enterprise)

Notes to Financial Statements

1. Organization	Endeavor Acquisition Corp. (the Company) was incorporated in the State of Delaware on July 22, 2005 as a blank check company, whose objective is to acquire an operating business.

All activity from July 22, 2005 (inception) through December 21, 2005 related to the Company’s formation and initial public offering. Since December 22, 2005, the Company has been searching for a target business to acquire. The Company has selected December 31 as its fiscal year end.

2. Business Operations	The Registration Statement for the Company’s initial public offering (“Offering”) was declared effective December 15, 2005. The Company consummated the Offering on December 21, 2005 and received net proceeds of $113,496,234. In January 2006, the underwriter exercised the overallotment option generating an additional $8,840,233 of net proceeds. The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Offering, although substantially all of the net proceeds of the Offering are intended to be generally applied toward consummating a business combination with an operating business (“Business Combination”). Furthermore, there is no assurance that the Company will be able to successfully effect a Business Combination. An amount of $121,030,234 of the net proceeds from the initial public offering and the exercise of the underwriters’ overallotment option was deposited and is being held in an interest-bearing trust account (“Trust Account”) until the earlier of (i) the consummation of a Business Combination or (ii) liquidation of the Company. As of December 31, 2006, the balance in the Trust Account was $125,113,007, which includes $4,082,773 of dividend income. Under the agreement governing the Trust Account, funds will only be invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, having a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940. The remaining net proceeds (not held in the Trust Account) may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses.

The Company’s Certificate of Incorporation provides for mandatory liquidation of the Company in the event that the Company does not consummate a Business Combination within 18 months from the date of the consummation of the Offering (July 21, 2007), or 24 months from the consummation of the Offering (December 21, 2007) if certain extension criteria have been satisfied. Such extension criteria have been satisfied. In the event of liquidation, it is likely that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per share in the Offering due to costs related to the Offering and since no value would be attributed to the Warrants contained in the Units sold.

All of the Company’s stockholders prior to the Offering, including all of the officers and directors of the Company (“Initial Stockholders”), have agreed to

Endeavor Acquisition Corp.

(a development stage enterprise)

Notes to Financial Statements (Continued)

vote their 3,750,000 founding shares of common stock in accordance with the vote of the majority in interest of all other stockholders of the Company (“Public Stockholders”) with respect to any Business Combination. After consummation of a Business Combination, these voting safeguards will no longer be applicable.

3. Going Concern and Management Plans	As of December 31, 2006, the Company only has working capital of $23,189, net of $125,113,007 of which is cash held in Trust. On December 18, 2006 the Company entered into an agreement to acquire an operating entity expected to be consummated by the summer of 2007. In order for the Company to continue to fund the operating costs associated with the acquisition, the Company’s officers have agreed to advance the Company enough capital in order to consummate the acquisition. There can be no assurance that the acquisition described in Note 10 will be consummated. Should this Business Combination, or another qualifying Business Combination, not be reduced to a definitive agreement and consummated, the Company would be required to return the funds held in the Trust Account to holders of shares issued in the Offering described in Note 5, as a mandatory liquidation, pursuant to a plan of dissolution and liquidation approved by stockholders. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

4. Significant Accounting Policies	Cash and Cash Equivalents The Company considers all highly liquid instruments with maturities of three months or less to be cash equivalents.

Earnings Per Share

Basic earnings per share is computed by dividing net income available to common stockholders by the weighted-average number of shares of common stock outstanding during the period. Diluted earnings per share is calculated by dividing net income available to common stockholders by the weighted-average number of shares of common stock and warrants outstanding during the period. The conversion of the outstanding warrants, totaling 16,160,745, is contingent upon the occurrence of future events, and therefore, is not includable in the calculation of diluted earnings per share in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 128, “Earnings per Share.” Options to purchase 350,000 Units granted to the representative of the underwriters are not included in diluted earnings per share as their effect is antidilutive. Weighted average shares outstanding do not include the common stock subject to possible conversion.

Concentration of Credit Risk

SFAS No. 105, “Disclosure of Information about Financial Instruments with Off-Balance Sheet Risk and Financial Instruments with Concentration of Credit Risk,” requires disclosure of significant concentrations of credit risks

Endeavor Acquisition Corp.

(a development stage enterprise)

Notes to Financial Statements (Continued)

regardless of the degree of risk. At December 31, 2006, financial instruments that potentially expose the Company to credit risk consist of cash. The Company maintains its cash balances in various financial institutions. The Federal Deposit Insurance Endeavor Acquisition Corp.

Corporation insures balances up to $100,000 and the Securities Investor Protection Corporation insures balances up to $500,000. At December 31, 2006, the uninsured balances amounted to approximately $124,916,822. Management believes the risk of loss to be minimal.

Fair Value of Financial Instruments The carrying value of cash, cash held in Trust Fund and accrued expenses are reasonable estimates of the fair values due to their short-term maturity.

Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Cash Held in Trust Account The Company maintains its cash held in the Trust Account in tax free money market funds.

Recently Issued Accounting Pronouncements In February 2006, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 155.

Accounting for Certain Hybrid Financial Instruments (“SFAS 155”), which eliminates the exemption from applying SFAS 133 to interests in securitized financial assets so that similar instruments are accounted for similarly regardless of the form of the instruments. SFAS 155 also allows the election of fair value measurement at acquisition, at issuance, or when a previously recognized financial instrument is subject to a remeasurement event. Adoption is effective for all financial instruments acquired or issued after the beginning of the first fiscal year that begins after September 15, 2006.

Early adoption is permitted. The adoption of SFAS 155 is not expected to have a material effect on the Company’s financial position, results of operations or cash flows.

In March 2006, the FASB issued SFAS No. 156—Accounting for Servicing of Financial Assets (SFAS 156”), which requires all separately recognized servicing assets and servicing liabilities be initially measured at fair value. SFAS 156 permits, but does not require, the subsequent measurement of servicing assets and servicing liabilities at fair value. Adoption is required as

Endeavor Acquisition Corp.

(a development stage enterprise)

Notes to Financial Statements (Continued)

of the beginning of the first fiscal year that begins after September 15, 2006. Early adoption is permitted. The adoption of SFAS 156 is not expected to have a material effect on the Company’s financial position, results of operations or cash flows.

In July 2006, the FASB issued Interpretation No. 48—Accounting for Uncertainty in Income Taxes, an Interpretation of FASB Statement No. 109 (“FIN 48”). FIN 48 clarifies the accounting and reporting for uncertainties in income tax law. This Interpretation prescribes a comprehensive model for the financial statement recognition, measurement, presentation and disclosure of uncertain tax positions taken or expected to be taken in income tax returns. This Interpretation shall be effective for fiscal years beginning after December 15, 2006. The cumulative effects, if any, of applying this Interpretation will be recorded as an adjustment to retained earnings as of the beginning of the period of adoption. The Company has not yet commenced the process of evaluating the expected effect of FIN 48 on its financial statements and is not currently in a position to determine such effects.

In September 2006, the FASB issued SFAS No. 157—Fair Value Measurements (“SFAS No. 157”).

This Statement defines fair value, establishes a framework for measuring fair value and expands disclosure of fair value measurements. SFAS No. 157 applies under other accounting pronouncements that require or permit fair value measurements and accordingly does not require any new fair value measurements. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007. The Company has not evaluated the potential impact, if any, of the adoption of SFAS No. 157 will have on its financial position, results of operations and cash flows.

In September 2006, the Securities and Exchange Commission (“SEC”) issued Staff Accounting Bulletin 108, Considering the Effects on Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements (“SAB 108”). SAB 108 requires registrants to quantify errors using both the income statement method (i.e. iron curtain method) and the rollover method and requires adjustment if either method indicates a material error. If a correction in the current year relating to prior year errors is material to the current year, then the prior year financial information needs to be corrected. A correction to the prior year results that are not material to those years would not require a restatement process where prior financials would be amended. SAB 108 is effective for fiscal years ending after November 15, 2006. The Company has assessed SAB 108 and has concluded that it did not have a material effect on its financial position, results of operations or cash flows.

Income Taxes Deferred income taxes are provided for the differences between the bases of assets and liabilities for financial reporting and income tax purposes. A

Endeavor Acquisition Corp.

(a development stage enterprise)

Notes to Financial Statements (Continued)

valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized. Management did not record the impact of deferred taxes as they were deemed immaterial. The provision for Federal, state and local taxes, which are included in the accompanying statement of operations, amounted to $2,465 for the year ended December 31, 2006, $651 for the period from July 22, 2005 (Inception) to December 31, 2005, and $3,116 from July 22, 2005 (Inception) to December 31, 2006.

5. Initial Public Offering	On December 21, 2005, the Company sold 15,000,000 units (“Units”) in the Offering at $8.00 per Unit. Each Unit consists of one share of the Company’s common stock, and one Redeemable Common Stock Purchase Warrant (“Warrants”). In January 2006, the underwriters exercised the overallotment option and an additional 1,160,745 units were sold. Each Warrant entitles the holder to purchase from the Company one share of common stock at an exercise price of $6.00 commencing the later of the completion of a Business Combination or December 15, 2006 and expiring on December 14, 2009. The Warrants will be redeemable by the Company, at a price of $.01 per Warrant upon 30 days’ notice after the Warrants become exercisable, only in the event that the last sale price of the common stock is at least $11.50 per share for any 20 trading days within a 30 trading day period ending on the third day prior to the date on which notice of redemption is given. In connection with this Offering, the Company issued an option, for $100, to Ladenburg Thalmann & Co. Inc., the representative of the underwriters in the Offering (“Representative”), to purchase 350,000 Units at an exercise price of $10.00 per Unit. The Company has accounted for the fair value of the option, inclusive of the receipt of the $100 cash payment, as an expense of the public offering resulting in a charge directly to stockholders’ equity. The Company estimates that the fair value of this option is approximately $703,500 ($2.01 per Unit) using a Black-Scholes option-pricing model. The fair value of the option granted to the Representative is estimated as of the date of grant using the following assumptions: (1) expected volatility of 52.7%, (2) risk-free interest rate of 4.43% and (3) expected life of two years and 30 days. The option may be exercised for cash or on a “cashless” basis at the holder’s option, such that the holder may use the appreciated value of the option (the difference between the exercise prices of the option and the underlying Warrants and the market price of the Units and underlying securities) to exercise the option without the payment of any cash.

6. Notes Payable, Stockholders	In July 2005, the Company issued an aggregate of $225,000 unsecured promissory note to its executive officers. The notes were non interest-bearing and were paid in full upon the consummation of the Offering from the net proceeds of the Offering.

7. Commitment and Contingencies	The Company presently occupies office space provided by an affiliate of one of the Company’s executive officers. Such affiliate has agreed that, until the consummation of a Business Combination, it will make such office space, as well as certain office and secretarial services, available to the Company, as may be required by the Company from time to time. The Company has agreed to pay such affiliate $7,500 per month for such services commencing on the

Endeavor Acquisition Corp.

(a development stage enterprise)

Notes to Financial Statements (Continued)

effective date of the Offering. The statement of operations for the year ended December 31, 2006, for the period from July 22, 2005 (Inception) to December 31, 2005 and from July 22, 2005 (Inception) to December 31, 2006, includes $90,000, $2,500 and $92,500, respectively, related to this agreement.

Pursuant to letter agreements with the Company and the Representative, the Initial Stockholders have waived their right to receive distributions with respect to their founding shares upon the Company’s liquidation.

The Initial Stockholders are entitled to registration rights with respect to their founding shares pursuant to an agreement dated December 15, 2005. The holders of the majority of these shares are entitled to make up to two demands that the Company register these shares at any time commencing three months prior to the third anniversary of the effective date of the Offering. In addition, the Initial Stockholders have certain “piggy-back” registration rights on registration statements filed subsequent to the third anniversary of the effective date of the Offering.

The Company hired a consultant on July 17, 2006 to perform services through the later of June 15, 2007 if the Company has not announced an acquisition candidate within the initial 18 month period or December 15, 2007 if the Company has signed a letter of intent with a proposed acquisition candidate within the initial 18 month period. The Company will pay the consultant a base salary of $125,000 per year and the Company will issue to the consultant 12,500 shares of the Company’s common stock upon the closing of the initial Business Combination by the Company. The Company will also issue to the consultant an additional 12,500 shares of the Company’s common stock six months after closing of the initial Business Combination by the Company.

8. Preferred Stock	The Company is authorized to issue 1,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors.

9. Common Stock	Effective November 21, 2005, two of the Initial Stockholders contributed an aggregate of 2,500,000 shares of common stock, at no cost, to the Company. All references in the accompanying financial statements to the number of shares of common stock have been retroactively restated to reflect this transaction.

On January 4, 2006 the underwriters informed the Company of their desire to exercise the over-allotment option to the extent of 1,160,745 Units. Gross proceeds amounted to $9,285,959, there was a $445,726 underwriting discount and the remainder of $8,840,233 was deposited in the Trust Account.

At December 31, 2006, 16,860,745 shares of common stock were reserved for issuance upon exercise of redeemable warrants and the underwriters’ unit purchase option.

10. Pending Acquisition	On December 18, 2006, the Company entered into an agreement and plan of reorganization (“Agreement”) by which it will acquire American Apparel,

Endeavor Acquisition Corp.

(a development stage enterprise)

Notes to Financial Statements (Continued)

Inc. and its affiliated companies (collectively, “American Apparel”). American Apparel is provider of cotton leisure wear geared toward contemporary metropolitan adults and sold through company-owned retail locations and online.

In exchange for a 100% equity of American Apparel, the Company will issue 32,258,065 shares of its common stock (“Transaction Shares”), subject to downward adjustment based on American Apparel’s net debt immediately prior to closing of the acquisition. 8,064,516 of the Transaction Shares will be placed into escrow to secure the Company’s indemnity rights under the Agreement. The Agreement also provides for a $2.5 million cash pool to be available for the granting of bonuses to management employees immediately following the closing of the acquisition. American Apparel also will be permitted to repay at the closing of the acquisition loans made to American Apparel by certain of its directors, officers and employees in an aggregate amount of approximately $5 million. The Company also will adopt a performance equity plan under which an aggregate of approximately 2.7 million shares will be available for grant under options and restricted stock awards to employees.

The Company will submit such transaction for stockholder approval. The Company expects that the transaction will be consummated in the Summer of 2007, after the required approval by its stockholders. As of December 31, 2006, the Company has capitalized $145,808 of acquisition costs in connection with this acquisition. There can be no assurance that the acquisition will be completed.

SIGNATURES

Pursuant to the requirements of the Section 13 or 15 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on the 15th day of March 2007.

ENDEAVOR ACQUISITION CORP.

By:	/s/ JONATHAN J. LEDECKY
Name:	Jonathan J. Ledecky
Title:	President and Secretary (Principal Executive Officer)

In accordance with the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Annex A

AGREEMENT AND PLAN OF REORGANIZATION

BY AND AMONG

ENDEAVOR ACQUISITION CORP.,

(“Parent”)

AAI ACQUISITION CORP.,

(“Merger Sub”)

AMERICAN APPAREL INC.,

(“AAI”)

AMERICAN APPAREL, LLC,

(“LLC”)

EACH OF THE CANADIAN COMPANIES SET FORTH ON SCHEDULE A HERETO,

(all of such companies collectively referred to as “CI”)

DOV CHARNEY

(“Stockholder”)

and

WITH RESPECT TO CERTAIN PROVISIONS ONLY,

EACH OF THE STOCKHOLDERS OF CI

(collectively, the “CI Stockholders”)

and

WITH RESPECT TO CERTAIN PROVISIONS ONLY,

SAM LIM

(“Lim”)

DATED AS OF DECEMBER 18, 2006

AGREEMENT AND PLAN OF REORGANIZATION

THIS AGREEMENT AND PLAN OF REORGANIZATION is made and entered into as of December 18, 2006, by and among:

•	Endeavor Acquisition Corp., a Delaware corporation (“Parent”);

•	AAI Acquisition Corp., a California corporation and a wholly-owned subsidiary of Parent (“Merger Sub”);

•	American Apparel Inc., a California corporation (“AAI”);

•	American Apparel, LLC, a California limited liability company (“LLC” and, collectively with AAI and CI, the “Company”);

•

Each of the corporations (each an affiliate of AAI and/or the Stockholder) formed under the laws of the applicable provinces of Canada or the Canada Business Corporation Act as set forth on Schedule A hereto (each such company referred to herein as a “CI company” and all of such companies referred to collectively herein as “CI” or the “CI companies”);

•	Dov Charney, an owner of 50% of the outstanding capital stock of AAI and 50% of the outstanding membership interests of LLC (the “Stockholder”);

•

Sang Ho Lim, the current owner of the remaining 50% of the outstanding capital stock of AAI and the remaining 50% of the outstanding membership interests of LLC (“Lim”), joins this Agreement as a party solely for purposes of Sections 1.1(a), 1.5(a), 1.6, 1.7, 1.8, 1.9, 1.10 1.12(a), 1.12(c), 1.15, 2.3(a), 2.3(c), 2.4(a), 2.4(c), 2.5(b), 2.24, 4.1(f), 4.2, 5.6, 5.8(c), 5.9, 5.11, 5.12, 5.13, 5.14(b), 5.17, 5.26, 5.27, 5.28, Article VIII, Article IX and Article X; and

•

Each person executing the “CI Stockholder Signature Page” to this Agreement, being (a) the owner or (b) the registered nominee or holder representing the owner with no beneficial interest vested in themselves, as the case and context may require herein, of all of the outstanding capital stock of each of the CI companies (“CI Stockholders”), joins this Agreement as a party solely for purposes of Sections 1.1(b), 1.5(a), 1.5(b), 1.6, 1.7, 1.8, 1.9, 1.12, 2.3(b), 2.4(a), 2.4(c), 2.24, 4.1(f), 4.2, 5.6, 5.8(c), 5.9, 5.10, 5.11, 5.12, 5.13, 5.14(b), 5.17, Article VIII, Article IX and Article X.

The term “Agreement” as used herein refers to this Agreement and Plan of Reorganization, as the same may be amended from time to time, and all schedules hereto (including the Company Schedule and the Parent Schedule, as defined in the preambles to Articles II and III hereof, respectively).

RECITALS

A. Upon the terms and subject to the conditions of this Agreement (as defined in Section 1.2) and in accordance with the applicable corporate and limited liability laws of the respective jurisdictions of formation of each of the companies as set forth in the preamble of this Agreement (the “Applicable Corporate Laws”), Parent and the Company intend to enter into a business combination transaction by means of a concurrent (i) merger in which Merger Sub will merge with AAI and be the surviving entity and (ii) acquisition by Parent or a wholly-owned subsidiary of Parent (the “Canadian Newco”), as the case may be, of all of the outstanding capital stock of each of the CI companies, through an exchange of all the issued and outstanding shares of capital stock of each of AAI and each CI company for shares of common stock of Parent.

B. Immediately prior to the closing of the Business Combination (as defined in Section 1.1), all of the then outstanding membership interests of LLC shall be transferred to AAI.

C. Between the date of this Agreement and the Closing, the Stockholder shall purchase from Lim all of Lim’s Company Capital Stock (as defined) and Company Membership Interests (as defined) under the terms of this Agreement and the Lim Option Agreement (as defined), as same may be modified by this Agreement.

D. The Boards of Directors of AAI, each CI company, Parent and Merger Sub and the managers of LLC have determined that the Business Combination is fair to, and in the best interests of, their respective companies and stockholders and members, as applicable.

E. The parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the “Code”).

NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows (defined terms used in this Agreement are listed alphabetically in Article IX, together with the Section and, if applicable, paragraph number in which the definition of each such term is located):

ARTICLE I

THE MERGER AND RELATED ACQUISITIONS

1.1 The Business Combination. At the Effective Time (as defined in Section 1.2) and subject to and upon the terms and conditions of this Agreement and the Applicable Corporate Laws:

(a) AAI shall be merged with and into Merger Sub (the “Merger”), the separate corporate existence of AAI shall cease and Merger Sub shall continue as the surviving corporation. Merger Sub as the surviving corporation after the Merger is hereinafter sometimes referred to as the “U.S. Surviving Corporation.”

(b) All of the outstanding capital stock of each CI company shall be acquired by Parent or Canadian Newco, as the case may be (the “Canada Acquisitions” and, collectively with the Merger, the “Business Combination”), and the separate corporate existence of each CI company shall continue, with each such company a wholly owned subsidiary of Parent or Canadian Newco, as the case may be.

1.2 Effective Time; Closing. Subject to the conditions of this Agreement, the parties hereto shall cause the Business Combination to be consummated by filing as soon as practicable on or after the Closing Date (as herein defined) with each jurisdiction set forth on Schedule 1.2 hereto the certificates, articles, forms and other documentation necessary to consummate the Merger, the Canada Acquisitions and related transactions (including, but not limited to, any notices, stock transfer forms and payment of any transfer, stamp or duty taxes) described on Schedule 1.2 in accordance with the Applicable Corporate Laws (collectively, the “Transaction Certificates”). The time of the last such filing to be properly completed or such later time as may be agreed in

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writing by Parent and the Company shall be referred to herein as the “Effective Time.” Unless this Agreement has been terminated pursuant to Section 8.1, the closing of the Business Combination (the “Closing”) shall take place concurrently at the offices of Graubard Miller, counsel to Parent, 405 Lexington Avenue, New York, New York 10174-1901 at a time and date to be specified by the parties, which shall be no later than the second business day after the satisfaction or waiver of the conditions set forth in Article VI, or at such other time, date and location as the parties hereto agree in writing (the “Closing Date”). Closing signatures may be transmitted by facsimile.

1.3 Effect of the Business Combination. At the Effective Time, the effect of the Business Combination shall be as provided in this Agreement and the provisions of the Applicable Corporate Laws. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time:

(a) All the property, rights, privileges, powers and franchises of AAI and Merger Sub shall vest in U.S. Surviving Corporation, and all debts, liabilities and duties of AAI and Merger Sub shall become the debts, liabilities and duties of U.S. Surviving Corporation; and

(b) Each of the CI companies shall remain in existence and shall continue after the Business Combination as a wholly owned subsidiary of Parent or Canadian Newco, as the case may be.

1.4 Charter Documents.

(a) At the Effective Time:

(i) the Articles of Incorporation of Merger Sub shall be the Articles of Incorporation of U.S. Surviving Corporation.

(ii) the Articles of Incorporation of each CI company shall remain the Articles of Incorporation of such CI company.

(b) At the Effective Time:

(i) the Bylaws of Merger Sub shall be the Bylaws of U.S. Surviving Corporation.

(ii) the Articles of Association of each CI company shall remain the Articles of Association of such CI company.

1.5 Effect on Capital Stock. Subject to the terms and conditions of this Agreement, at the Effective Time, by virtue of the Business Combination and this Agreement and without any action on the part of any party hereto, the following shall occur:

(a) Conversion or Exchange of Company Capital Stock. Other than any shares to be canceled pursuant to Section 1.5(c), and subject to Section 1.5(b) and Section 5.28 of this Agreement, on the Closing Date, (i) all of the shares of capital stock of AAI issued and outstanding immediately prior to the Effective Time held by the holders thereof will be automatically converted into the right to receive, and (ii) all of the shares of capital stock of each CI company will be exchanged for, an aggregate of 32,258,065 shares (“Transaction Shares”) of the common stock, par value $0.0001, of Parent (“Parent Common Stock”). The Transaction Shares are also sometimes referred to herein as the “Transaction Consideration.” The Transaction Shares shall be issued and allocated in accordance with Schedule 1.5(a) hereto and shall be paid solely to the Stockholder (as the beneficial owner, effective as of the Closing, of all of the outstanding capital stock of AAI and each of the CI companies) and his designees; provided, however, that 8,064,516 of the Transaction Shares (“Escrow Shares”) shall be placed in escrow as described in Section 1.11. All of the shares of capital stock of AAI and each CI company and each of their respective Subsidiaries shall be referred to collectively herein as the “Company Capital Stock.”

(b) Net Debt and Reduction of Amount of Transaction Shares.

(i) If the Company’s Net Debt (as defined) at the close of business on the date two business days prior to the Closing Date (“Closing Date Net Debt”) is more than $110,000,000 as determined in accordance with this Agreement, the number of Transaction Shares to be issued at the Closing shall be

3

reduced by that number of shares equal to the Net Debt Transaction Share Reduction Number. The Company shall not incur and debt, other than in the ordinary course of business during the period from the date two business days prior to the Closing Date and the Closing Date.

(ii) The term “Net Debt Transaction Share Reduction Number” shall mean the quotient derived by dividing (i) the difference between the Closing Date Net Debt and $110,000,000 by (ii) $7.75 (rounded up to the nearest share); provided, however, that if Closing Date Net Debt is equal to or less than $110,000,000, the Net Debt Transaction Share Reduction Number shall be zero.

(iii) The term “Net Debt” shall mean the Company’s combined indebtedness (i.e., all indebtedness for borrowed money and capitalized leases and equivalents and other obligations evidenced by promissory notes or similar instruments, as well as cash overdrafts), less the Company’s combined cash and cash equivalents (i.e., all short-term money market instruments and treasury bills and similar instruments).

(iv) From the date hereof through the Closing Date, on the 25th day of each calendar month, the Company shall deliver to Parent a written statement of the Company’s Net Debt as of the end of the immediately preceding calendar month (“Periodic Net Debt Statement”), which shall (a) provide such detailed information as may be reasonably requested by Parent prior to such date, (b) be derived utilizing generally accepted accounting principles and (c) be certified as being true and complete by the Company’s Chief Executive Officer and Chief Accounting Officer. On the business day prior to the scheduled Closing Date, the Company shall deliver to Parent a written statement of the Company’s Net Debt as of the close of business of the immediately prior business day (“Closing Net Debt Statement”), which shall (a) provide such detailed information as may be reasonably requested by Parent prior to such date, (b) be derived utilizing generally accepted accounting principles and (c) be certified as being true and complete by the Company’s Chief Executive Officer and Chief Financial Officer.

(c) Cancellation of Treasury and Parent-Owned Stock. Each share of Company Capital Stock held by the Company or Parent or any direct or indirect wholly-owned subsidiary thereof immediately prior to the Effective Time shall be canceled and extinguished without any conversion or payment in respect thereof.

(d) Adjustments to Exchange Ratios. The numbers of shares of Parent Common Stock that the beneficial holders of the Company Capital Stock are entitled to receive as a result of the Business Combination shall be equitably adjusted to reflect appropriately the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Parent Common Stock), reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to Parent Common Stock or Company Capital Stock occurring on or after the date hereof and prior to the date of issuance or payments thereof.

(e) Fractional Shares. No fraction of a share of Parent Common Stock will be issued by virtue of the Business Combination, and each holder of shares of Company Capital Stock who would otherwise be entitled to a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock that otherwise would be received by such holder) shall, upon compliance with Section 1.6, receive from Parent, in lieu of such fractional share, one (1) share of Parent Common Stock.

1.6 Surrender of Certificates; Uncertificated Shares.

(a) Exchange Procedures. Upon surrender of all of the certificates representing Company Capital Stock (“Company Certificates”) at the Closing, the holders of such Company Certificates shall receive in exchange therefor certificates representing the Transaction Shares into which their shares of Company Capital Stock shall be converted or exchanged at the Effective Time, less the Escrow Shares. Until so surrendered, outstanding Company Certificates will be deemed, from and after the Effective Time, to evidence only the right to receive the applicable portion of the Transaction Shares then issuable under the terms of this Agreement.

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(b) Required Withholding. The Parent and the Surviving Corporations shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable pursuant to this Agreement to any holder or former holder of Company Capital Stock such amounts as are required to be deducted or withheld therefrom under the Code or under any provision of state, local or foreign tax law or under any other applicable legal requirement. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the person to whom such amounts would otherwise have been paid.

(c) No Liability. Notwithstanding anything to the contrary in this Section 1.6, neither Parent, U.S. Surviving Corporation, the Company nor any other party hereto shall be liable to a holder of shares of Parent Common Stock or Company Capital Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

(d) Canadian Tax Clearance Certificate. The following provisions apply in respect of each disposition of the shares of a CI company by CI Stockholders to Parent or Canadian Newco (the “Recipient Party”) pursuant to this Agreement:

(i) Subject to the remaining provisions of this Section 1.6(d), the CI Stockholders will deliver to Recipient Party a certificate issued pursuant to section 116 of the Income Tax Act (Canada) (“Canadian Tax Act”) in respect of the disposition of the shares of the relevant CI company to the Recipient Party (“Section 116 Certificate”).

(ii) If no Section 116 Certificate is delivered to the Recipient Party on or prior to the Closing Date, the Recipient Party shall withhold 25% of the portion of the Transaction Shares that is allocable to the acquisition of the shares of the CI company (such shares hereinafter referred to as the “Canadian Shares” and such portion hereinafter referred to as the “Canadian Allocation”). Such withheld Transaction Shares will be dealt with as provided for in Section 1.6(d)(iv).

(iii) If a certificate issued by the Minister of National Revenue pursuant to subsection 116(2) of the Canadian Tax Act in respect of the sale of the Canadian Shares to the Recipient Party is delivered to the Recipient Party on or prior to the Closing Date specifying a certificate limit in an amount less than the Canadian Allocation, the Recipient Party shall withhold from the Transaction Shares to be delivered at Closing that number of Transaction Shares that has a value equal to 25% of the amount by which the Canadian Allocation exceeds the certificate limit. Such withheld Transaction Shares will be dealt with as provided for in Section 1.6(d)(iv).

(iv) Any Transaction Shares withheld by the Purchaser pursuant to Section 1.6(d)(ii) or Section 1.6(d)(iii) (“Canadian Escrow Shares”) shall not be delivered to the CI stockholder at Closing and shall be held in escrow by Parent and only dealt with as hereinafter provided.

(v) Subject to Section 1.6(d)(vii), if, prior to the 27th day after the end of the month in which the Closing Date occurs (“Due Date”) the CI Stockholder delivers to Recipient Party a Section 116 Certificate, the Recipient Party will deliver such CI Stockholder the Canadian Escrow Shares other than that number of Canadian Escrow Shares that has a value equal to 25% of the amount by which the Canadian Allocation exceeds the certificate limit.

(vi) Subject to Section 1.6(d)(vii), if Recipient Party has withheld Transaction Shares pursuant to Section 1.6(d)(ii) or Section 1.6(d)(iii) and the CI stockholder does not deliver to the Recipient Party, prior to the Due Date, a Section 116 Certificate or delivers a Section 116 Certificate specifying a certificate limit less than the Canadian Allocation, the Recipient Party shall remit to the Receiver General of Canada the amount required to be remitted pursuant to subsection 116(5) of the Canadian Tax Act and shall provide evidence of such remittance to the CI Stockholder. The Recipient Party shall cause to be delivered to the CI Stockholder any remaining portion of the Canadian Escrow Shares.

(vii) The Due Date under Section 1.6(d)(v) and Section 1.6(d)(vi) may be extended to a later date if the Canada Revenue Agency confirms in writing to Recipient Party that Recipient Party may

5

continue to hold the Canadian Escrow Shares without being subject to penalty and interest for late remittance, provided that a copy of such correspondence is delivered to the Recipient Party.

1.7 No Further Ownership Rights in Company Stock. All shares of Parent Common Stock issued in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Capital Stock and there shall be no further registration of transfers on the records of the Surviving Corporations or the Company of shares of Company Capital Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Company Certificates are presented to Parent or any Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

1.8 Lost, Stolen or Destroyed Certificates. In the event that any Company Certificates shall have been lost, stolen or destroyed, Parent shall issue in exchange for such lost, stolen or destroyed Company Certificates, upon the making of an affidavit of that fact by the holder thereof, the certificates representing the shares of Parent Common Stock into which the shares of Company Capital Stock formerly represented by such Company Certificates were converted or exchanged; provided, however, that, as a condition precedent to the issuance of such cash and certificates representing shares of Parent Common Stock, the owner of such lost, stolen or destroyed Company Certificates shall indemnify Parent against any claim that may be made against Parent or U.S. Surviving Corporation with respect to the Company Certificates alleged to have been lost, stolen or destroyed.

1.9 Tax Consequences. It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of Section 368 of the Code. The parties hereto adopt this Agreement as a “plan of reorganization” within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Income Tax Regulations.

1.10 Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest (a) U.S. Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of AAI, LLC and Merger Sub and (b) Parent with the full right, title and possession to all shares of capital stock of each CI company, the officers and directors of AAI, LLC and Merger Sub will take all such lawful and necessary action.

1.11 Escrow. As the sole remedy for the indemnity obligations set forth in Article VII, at the Closing, the Stockholder shall deposit in escrow, to be held from the Closing Date until the later of (i) the first anniversary of the Closing Date and (ii) 30 days after Parent has filed with the SEC its annual report on Form 10-K or 10-KSB for the year ending December 31, 2007 (such period, the “Escrow Period”), and for such further period as may be required pursuant to the Escrow Agreement referred to below, an aggregate of 8,064,516 Escrow Shares, all in accordance with the terms and conditions of the Escrow Agreement to be entered into at the Closing between Parent, the Stockholder and Continental Stock Transfer & Trust Company, as escrow agent (“Escrow Agent”), in the form annexed hereto as Exhibit A (the “Escrow Agreement”).

1.12 Stockholder Matters.

(a) By his, her or its execution of this Agreement, the Stockholder and each of the CI Stockholders and Lim, in his, her or its capacity as a registered or beneficial stockholder of AAI and/or CI, and/or as a member of LLC, hereby approves and adopts this Agreement and authorizes each of AAI, each CI company and LLC, its respective directors, managers and officers to take all actions necessary for the consummation of the Business Combination and the other transactions contemplated hereby pursuant to the terms of this Agreement and its exhibits. Such execution shall be deemed to be action taken by the irrevocable written consent of the Stockholder, the CI Stockholders and Lim for purposes of the Applicable Corporate Laws. The Stockholder, each of the CI Stockholders and Lim also confirms that he, she or it is not entitled to any appraisal, dissenters’ or similar rights pursuant to the Applicable Corporate Laws.

6

(b) The Stockholder and each of the CI Stockholders, severally and not jointly, represents and warrants as follows: (i) all Parent Common Stock to be acquired by such Person pursuant to this Agreement will be acquired for his, her or its account and not with a view towards distribution thereof other than, with respect to any such Persons that are entities, transfers to its stockholders, partners or members; (ii) he, she or it understands that he, she or it must bear the economic risk of the investment in the Parent Common Stock, which cannot be sold by him, her or it unless it is registered under the Securities Act, or an exemption therefrom is available thereunder; (iii) he, she or it has had both the opportunity to ask questions and receive answers from the officers and directors of Parent and all persons acting on Parent’s behalf concerning the business and operations of Parent and to obtain any additional information to the extent Parent possesses or may possess such information or can acquire it without unreasonable effort or expense necessary to verify the accuracy of such information; and (iv) he, she or it has had access to the Parent SEC Reports filed prior to the date of this Agreement. The Stockholder and each of the CI Stockholders acknowledges, as to himself, herself or itself only, that (v) he, she or it is either (A) an “accredited investor” as such term is defined in Rule 501(a) promulgated under the Securities Act or (B) a person possessing sufficient knowledge and experience in financial and business matters to enable it to evaluate the merits and risks of an investment in Parent; and (vi) he, she or it understands that the certificates representing the Parent Common Stock to be received by him, her or it may bear legends to the effect that the Parent Common Stock may not be transferred except upon compliance with (C) the registration requirements of the Securities Act (or an exemption therefrom) and (D) the provisions of this Agreement. Any CI Stockholder that is an entity, for itself, represents, warrants and acknowledges, with respect to each holder of its equity interests, to the same effect as the foregoing provisions of this Section 1.12(b).

(c) The Stockholder, each of the CI Stockholders and Lim, severally and not jointly, represents and warrants that the execution and delivery of this Agreement by such Person does not, and the performance of his, her or its obligations hereunder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any court, administrative agency, commission, governmental or regulatory authority, domestic or foreign (a “Governmental Entity”), except (i) for applicable requirements, if any, of the Securities Act, the Securities Exchange Act of 1934, as amended (“Exchange Act”), state securities laws (“Blue Sky Laws”), and the rules and regulations thereunder, and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect (as defined in Section 10.2(a)) on such Person or the Company or, after the Closing, the Parent, or prevent consummation of the Business Combination or otherwise prevent the parties hereto from performing their obligations under this Agreement.

1.13 Appointed Director for Purposes of Escrow Agreement. At or prior to the Closing, the Board of Directors of Parent shall appoint one of its existing members (“Appointed Director”) who will continue to serve on Parent’s board following consummation of the Business Combination under the terms of the Voting Agreement to act on behalf of Parent and to take all necessary actions and make all decisions following the Closing pursuant to the Escrow Agreement regarding Parent’s rights under Article VII hereof. In the event the Appointed Director resigns from the Board, he shall have the right to appoint another member of the Board of Directors of Parent who was a director of Parent prior to the Closing Date or some other Person who would qualify as an “independent” director of Parent and who has not had any compensatory business relationship with the Company prior to the Closing to serve as his successor in the role of Appointed Director.

1.14 Certain Registration Rights. At the Closing, Parent and the Stockholder shall execute and deliver a Registration Rights Agreement in the form annexed hereto as Exhibit B with respect to registration of the Transaction Shares (the “Registration Rights Agreement”).

1.15 Stub Period Tax Distributions. As soon as practicable after the Closing, there shall be distributed to the Stockholder and Lim as a group, pro ratably among each of them (as the only stockholders of AAI) the aggregate sum of (i) an amount equal to the product of (A) AAI’s net taxable income for the period commencing January 1,

7

2006 and ending on the date of Effective Time and (B) the highest combined marginal federal and state tax rate applicable to individuals residing in the State of California with respect to such income or gain (taking into account the amount and character of the income or gain) minus (ii) all previous distributions made by AAI to the Stockholder and Lim in respect of the 2006 taxable year and the 2007 taxable year, if applicable, prior to the Effective Time (the “Stub Period Tax Distribution”). The Stub Period Tax Distribution shall be allocated between the Stockholder and Lim pro ratably with their respective ownership of AAI (and giving effect to any purchase by the Stockholder of Lim’s interest in AAI prior to the Effective Time). The Stub Period Tax Distribution shall not be deemed to have been made to the Stockholder or Lim in consideration for the Business Combination and shall not be deemed additional “purchase price” paid by Parent for the Business Combination.

ARTICLE II

REPRESENTATIONS AND WARRANTIES REGARDING THE COMPANY

Subject to the exceptions set forth in Schedule 2 attached hereto (the “Company Schedule”), each of the Company and the Stockholder severally and jointly represents and warrants to, and covenants with, Parent and Merger Sub, as set forth below in this Article II. In addition, Lim, solely with respect to himself, represents and warrants to, and covenants with, Parent and Merger Sub as set forth below in Section 2.3(a), 2.3 (c), 2.4(a), 2.4(c), 2.5(b) and 2.24. In addition, each of the CI Stockholders (other than the Stockholder), solely with respect to himself, herself or itself, represents and warrants to, and covenants with, Parent and Merger Sub as set forth below in Sections 2.3(b), 2.4(a), 2.4(c) and 2.24. As used in this Article II, and elsewhere in this Agreement, the term “Company” includes AAI, CI, LLC and their respective Subsidiaries, as hereinafter defined, unless the context clearly otherwise indicates.

2.1 Organization and Qualification.

(a) Each of AAI and each CI company is a corporation, and LLC is a limited liability company, duly organized, validly existing and in good standing under the laws of the state of its formation and has the requisite corporate or limited liability company power, as the case may be, and authority to own, lease and operate its assets and properties and to carry on its business as it is now being or currently planned by the Company to be conducted. The jurisdiction of formation of each of AAI, each CI company and LLC is as set forth on Schedule 2.1(a) hereto. The Company is in possession of all franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals and orders (“Approvals”) necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being or currently planned by the Company to be conducted, except where the failure to have such Approvals could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company. Complete and correct copies of the certificate or articles of incorporation, certificate or articles of formation, by-laws and operating agreements (or other comparable governing instruments with different names) (collectively referred to herein as “Charter Documents”) of each of AAI, each CI company and LLC (and their respective Subsidiaries), as amended and currently in effect, have been heretofore delivered to Parent or Parent’s counsel. The Company is not in violation of any of the provisions of any of the Charter Documents. AAI, LLC and each CI company and their respective Subsidiaries taken together, comprise all of the companies through which all of the American Apparel business or similar or related apparel businesses that are owned and operated jointly by the Stockholder and Lim, including all designing, marketing, branding, manufacturing, distribution and retail store operations in the U.S. and abroad, is operated.

(b) The Company is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company. Each jurisdiction in which the Company is so qualified or licensed is listed in Schedule 2.1(b).

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(c) The minute books of each of AAI, each CI company and LLC contain true, complete and accurate records of all meetings and consents in lieu of meetings of its Board of Directors (and any committees thereof), similar governing bodies and stockholders and members (“Corporate Records”) since the time of their respective organization. Copies of such Corporate Records have been heretofore delivered to Parent or Parent’s counsel.

(d) The stock/equity transfer, warrant and option transfer and ownership records of each of AAI, each CI company and LLC contain true, complete and accurate records of the securities ownership as of the date of such records and the transfers involving the capital stock, equity interests and other securities of such company since the time of its organization. Copies of such records have been heretofore delivered to Parent or Parent’s counsel.

(e) AAI is a duly qualified “S” Corporation within the meaning of Section 1361 et seq. of the Internal Revenue Code of 1986, as amended. A valid election under IRC § 1362(a) to be treated as an “S” corporation is in effect for AAI. Other than in connection with the transactions contemplated hereby, no action has been taken by any shareholder of AAI or AAI to terminate AAI’s status as an “S” corporation.

2.2 Subsidiaries.

(a) The Company does not have any direct or indirect subsidiaries or participations in joint ventures other than those listed in Schedule 2.2 (the “Subsidiaries”). Except as set forth in Schedule 2.2, the Company does not own all of the outstanding equity securities of its respective Subsidiaries, free and clear of all Liens (as defined in Section 10.2(e)). Except for the Subsidiaries, the Company does not own, directly or indirectly, any ownership, equity, profits or voting interest in any Person or has any agreement or commitment to purchase any such interest, and has not agreed and is not obligated to make nor is bound by any written, oral or other agreement, contract, subcontract, lease, binding understanding, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan, commitment or undertaking of any nature, as of the date hereof or as may hereafter be in effect under which it may become obligated to make, any future investment in or capital contribution to any other entity.

(b) Each Subsidiary that is a corporation or limited liability company is duly incorporated or organized, as the case may be, validly existing and in good standing under the laws of its state of incorporation or organization (as listed in Schedule 2.2) and has the requisite corporate or limited liability company power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being or currently planned by the Company to be conducted. Each Subsidiary is in possession of all Approvals necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being or currently planned by the Company to be conducted, except where the failure to have such Approvals could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company or such Subsidiary. Complete and correct copies of the Charter Documents of each Subsidiary, as amended and currently in effect, have been heretofore delivered to Parent or Parent’s counsel. No Subsidiary is in violation of any of the provisions of its Charter Documents.

(c) Each Subsidiary is duly qualified or licensed to do business as a foreign corporation or foreign limited liability company and is in good standing in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company or such Subsidiary. Each jurisdiction in which each Subsidiary is so qualified or licensed is listed in Schedule 2.2.

(d) The minute books of each Subsidiary contain true, complete and accurate records of all meetings and consents in lieu of meetings of its board of directors (and any committees thereof), similar governing bodies and stockholders or membership interest holders since its formation. Copies of the Corporate Records of each Subsidiary have been heretofore been delivered to Parent or Parent’s counsel.

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2.3 Capitalization.

(a) The authorized capital stock of AAI consists of 1,000,000 shares of common stock, of which 100,000 shares are issued and outstanding as of the date of this Agreement, all of which are validly issued, fully paid and nonassessable and are owned by the Stockholder and Lim in the respective amounts set forth on Schedule 2.3(a) hereto. All of such capital stock of AAI is owned by such Persons free and clear of any Liens (as defined) and, giving effect to the Stockholders Agreements Waivers as defined and provided for under Section 5.11(b) of this Agreement, such Person has all right (including under applicable laws governing marital property) to sell and transfer such capital stock as contemplated by this Agreement and upon such sale and transfer, such capital stock shall be acquired by Merger Sub free and clear of any Liens.

(b) The authorized capital stock of each CI company is as set forth on Schedule 2.3(b). All of the outstanding shares of capital stock of each CI company are validly issued, fully paid and nonassessable and are owned by the Persons who are indicated as CI Stockholders on the “CI Stockholders Signature Page” of this Agreement in the respective amounts set forth on Schedule 2.3(b) hereto. All of such capital stock of each CI company is owned by each such Person free and clear of any Liens and, giving effect to the Stockholders Agreements Waivers, such Person has all right (including under applicable laws governing marital property) to sell and transfer such capital stock as contemplated by this Agreement and upon such sale and transfer, such capital stock of each CI company shall be acquired by Parent or its designee free and clear of any Liens. The Stockholder is the ultimate owner of all outstanding shares of capital stock of each of the CI companies either directly or through nominees and has sole right and title to all such capital stock and to vote such capital stock and has the authority, power and capacity to cause his nominees to comply with the terms of this Agreement and the transactions contemplated hereby.

(c) The authorized capitalization of LLC consists of one class of membership interests, 50% of which are owned by the Stockholder and 50% of which are owned by Lim. All of LLC’s membership interests are validly issued, fully paid and nonassessable. All of such membership interests are owned by each such Person free and clear of any Liens and, giving effect to the Stockholders Agreements Waivers, such Person has all right (including under applicable laws governing marital property) to sell and transfer such membership interests as contemplated by this Agreement and upon such sale and transfer, such membership interest shall be acquired by AAI as contemplated by Section 5.26 of this Agreement free and clear of any Liens.

(d) As of the date of this Agreement, (i) no shares of Company Capital Stock or any membership interests of LLC or any Subsidiary (“Company Membership Interests”) are reserved for issuance upon the exercise of outstanding options granted to any person (“Company Stock Options”), and (ii) no shares of Company Capital Stock or Company Membership Interests are reserved for issuance upon the exercise of outstanding warrants or other rights (“Company Warrants”). There are no commitments or agreements of any character to which the Company is bound obligating the Company to accelerate the vesting of any Company Stock Option or Company Warrant as a result of the Business Combination.

(e) All outstanding shares of Company Capital Stock and all Company Membership Interests have been issued in compliance with (x) all applicable securities laws and (in all material respects) other applicable laws and regulations, and (y) all requirements set forth in any applicable Company Contracts (as defined in Section 2.19).

(f) Giving effect to the Stockholders Agreements Waivers, there are no subscriptions, options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which the Company is a party or by which it is bound obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any shares of capital stock or similar ownership interests of the Company or any Subsidiary or obligating the Company to grant, extend, accelerate the vesting of or enter into any such subscription, option, warrant, equity security, call, right, commitment or agreement.

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(g) Except as contemplated by this Agreement, there are no registration rights, and there is no voting trust, proxy, rights plan, antitakeover plan or other agreement or understanding to which the Company is a party or by which the Company is bound with respect to any equity security of any class of the Company.

(h) Giving effect to the Stockholders Agreement waivers, no outstanding shares of Company Capital Stock or Company Membership Interests are unvested or are subject to a repurchase option, risk of forfeiture or other condition under any applicable agreement with the Company.

(i) The authorized and outstanding capital stock of each Subsidiary is as set forth in Schedule 2.3(i) hereto. Except as set forth in Schedule 2.3(i), the Company owns all of the outstanding equity securities and membership interests of each Subsidiary, free and clear of all Liens, either directly or indirectly through one or more other Subsidiaries. There are no outstanding options, warrants or other rights to purchase securities or membership interests of any Subsidiary.

2.4 Authority Relative to this Agreement.

(a) Giving effect to the Stockholders Agreement Waivers, AAI, each CI company, LLC, the Stockholder, each of the CI Stockholders and Lim has all necessary power and authority to execute and deliver this Agreement and to perform its, his or her obligations hereunder and to consummate the transactions contemplated hereby (including the Business Combination).

(b) The execution and delivery of this Agreement and the consummation by each of AAI, each CI company and LLC of the transactions contemplated hereby (including the Business Combination) have been duly and validly authorized by all necessary corporate or limited liability company action on the part of each of AAI, each CI company and LLC (including the approval by its board of directors, managers, members and stockholders, subject in all cases to the satisfaction of the terms and conditions of this Agreement, including the conditions set forth in Article VI), and no other corporate or limited liability company proceedings on the part of the Company or its stockholders or members are necessary to authorize this Agreement or to consummate the transactions contemplated hereby pursuant to the Applicable Corporate Laws and the terms and conditions of this Agreement.

(c) This Agreement has been duly and validly executed and delivered by each of AAI, each CI company, LLC, the Stockholder and each of the CI Stockholders, and assuming the due authorization, execution and delivery thereof by the other parties hereto, constitutes the legal and binding obligation of each such Person, enforceable against each such Person in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

(d) This Agreement has been duly and validly executed and delivered by Lim and, assuming the due authorization, execution and delivery thereof by the other parties hereto, constitutes the legal and binding obligation of Lim, enforceable against him in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

2.5 No Conflict; Required Filings and Consents.

(a) The execution and delivery of this Agreement by each of AAI, each CI Company, LLC, the Stockholder, the CI Stockholders and Lim do not, and the performance of this Agreement by such Persons shall not, (i) conflict with or violate the Company’s Charter Documents, (ii) conflict with or violate any Legal Requirements (as defined in Section 10.2(c)), (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or materially impair the Company’s rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of the Company pursuant to, any Company Contracts, or (iv) result in the triggering, acceleration or increase of any payment to any Person pursuant to any Company Contract,

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including any “change in control” or similar provision of any Company Contract, except, with respect to clauses (ii), (iii) or (iv), for any such conflicts, violations, breaches, defaults, triggerings, accelerations, increases or other occurrences that would not, individually and in the aggregate, have a Material Adverse Effect on the Company.

(b) The execution and delivery of this Agreement by each of AAI, each CI Company, LLC the Stockholder, the CI Stockholders and Lim does not, and the performance of its, his or her obligations hereunder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity or other third party (including, without limitation, lenders and lessors, except (i) for applicable requirements, if any, of the Securities Act, the Exchange Act or Blue Sky Laws, and the rules and regulations thereunder, and appropriate documents received from or filed with the relevant authorities of other jurisdictions in which the Company is licensed or qualified to do business, (ii) for the filing of any notifications required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), and, if applicable, the Competition Act (Canada) and Investment Canada Act (together, the “Canada Acts”) and the expiration of the required waiting periods thereunder, (iii) the consents, approvals, authorizations and permits described in Schedule 2.5(b) hereto, (iv) for the application with the Canada Revenue Agency for the Section 116 Certificate, and (v) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company or, after the Closing, Parent, U.S. Surviving Corporation or the CI companies or prevent consummation of the Business Combination or otherwise prevent the parties hereto from performing their obligations under this Agreement.

2.6 Compliance. The Company has complied with and is not in violation of any Legal Requirements with respect to the conduct of its business, or the ownership or operation of its business, except for failures to comply or violations which, individually or in the aggregate, have not had and are not reasonably likely to have a Material Adverse Effect on the Company. Except as set forth in Schedule 2.6, no written notice of non-compliance with any Legal Requirements has been received by the Company (and the Company has no knowledge of any such notice delivered to any other Person). The Company is not in violation of any term of any Company Contract, except for failures to comply or violations which, individually or in the aggregate, have not had and are not reasonably likely to have a Material Adverse Effect on the Company.

2.7 Financial Statements.

(a) AAI has provided to Parent audited consolidated financial statements (including any related notes thereto) for the fiscal year ended June 30, 2004, the transition six month period ended December 31, 2004 and draft consolidated financial statements (including any related notes thereto) for the fiscal year ended December 31, 2005 and CI has provided to Parent audited combined financial statements for the fiscal years ended December 31, 2004 and 2005 (collectively, the “Annual Financial Statements”). The Annual Financial Statements were prepared in accordance with the published rules and regulations of any applicable Governmental Entity and with generally accepted accounting principles of the United States (“U.S. GAAP”) or Canada (“Canada GAAP”), as applicable, applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and each fairly presents in all material respects the financial position of the applicable companies at the respective dates thereof and the results of its operations and cash flows for the periods indicated.

(b) AAI has provided to Parent a correct and complete copy of the unaudited consolidated financial statements (including any related notes thereto) of AAI for the ten-month period ended October 31, 2006 and CI has provided to Parent a correct and complete copy of the unaudited combined financial statement (including, any notes thereto) of CI for the ten-month period ended October 31, 2006 (collectively, the “Stub Financial Statements”). The Stub Financial Statements comply as to form in all material respects, and were prepared in accordance, with the published rules and regulations of any applicable Governmental Entity and with U.S. GAAP or Canada GAAP, as applicable, applied on a consistent basis throughout the periods

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involved (except as may be indicated in the notes thereto), are consistent with the Annual Financial Statements and fairly present in all material respects the financial position of the applicable companies at the date thereof and the results of its operations and cash flows for the period indicated, except that such statements do not contain notes and are subject to normal audit adjustments.

(c) The books of account, minute books, stock certificate books and stock transfer ledgers and other similar books and records of the Company have been maintained in accordance with good business practice, are complete and correct in all material respects and there have been no material transactions that are required to be set forth therein and which have not been so set forth.

(d) The accounts and notes receivable of the Company reflected on the balance sheets included in the Annual Financial Statements and the Stub Financial Statements (i) arose from bona fide sales transactions in the ordinary course of business and are payable on ordinary trade terms, (ii) are legal, valid and binding obligations of the respective debtors enforceable in accordance with their terms, except as such may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting creditors’ rights generally, and by general equitable principles, (iii) are not subject to any valid set-off or counterclaim except to the extent set forth in such balance sheet contained therein, (iv) are collectible in the ordinary course of business consistent with past practice in the aggregate recorded amounts thereof, net of any applicable reserve reflected in such balance sheet referenced above, and (v) are not the subject of any actions or proceedings brought by or on behalf of the Company. All inventory reflected on the Annual Financial Statements and the Stub Financial Statements were produced in the ordinary course of business consistent with past practice and represents saleable goods.

(e) LLC has not conducted any operations since January 1, 2004 and has not had any revenues, expenses or losses since such date and has no obligations to any party, whether now owing or which would become owed given the passage of time, except as set forth on Schedule 2.7(e), and has not been audited and has not produced financial statements (nor has it been required to under law or contract) since such date. LLC is not a party to any Company Contract (as defined). LLC has no assets or liabilities.

2.8 No Undisclosed Liabilities. Except as set forth in Schedule 2.8 hereto, the Company has no liabilities (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to financial statements that are, individually or in the aggregate, material to the business, results of operations or financial condition of the Company, except: (i) liabilities provided for in or otherwise disclosed in the interim balance sheet included in the Stub Financial Statements or in the notes to the Annual Financial Statements, and (ii) such liabilities arising in the ordinary course of the Company’s business since January 1, 2006, none of which would have a Material Adverse Effect on the Company.

2.9 Absence of Certain Changes or Events. Except as set forth in Schedule 2.9 hereto or in the Stub Financial Statements, since January 1, 2006, there has not been: (i) any Material Adverse Effect on the Company, (ii) any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, stock or property) in respect of, any of the Company’s stock, or any purchase, redemption or other acquisition by the Company of any of the Company’s capital stock or any other securities of the Company or any options, warrants, calls or rights to acquire any such shares or other securities, (iii) any split, combination or reclassification of any of the Company’s capital stock, (iv) any granting by the Company of any increase in compensation or fringe benefits, except for normal increases of cash compensation in the ordinary course of business consistent with past practice, or any payment by the Company of any bonus, except for bonuses made in the ordinary course of business consistent with past practice, or any granting by the Company of any increase in severance or termination pay or any entry by the Company into any currently effective employment, severance, termination or indemnification agreement or any agreement the benefits of which are contingent or the terms of which are materially altered upon the occurrence of a transaction involving the Company of the nature contemplated hereby, (v) entry by the Company into any licensing or other agreement with regard to the acquisition or disposition of any Intellectual Property (as defined in Section 2.18 hereof) other than licenses in the ordinary course of business consistent with past practice or any amendment or consent with respect to any licensing

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agreement filed or required to be filed by the Company with respect to any Governmental Entity, (vi) any material change by the Company in its accounting methods, principles or practices, (vii) any change in the auditors of the Company, (viii) any issuance of capital stock of the Company, (ix) any revaluation by the Company of any of its assets, including, without limitation, writing down the value of capitalized inventory or writing off notes or accounts receivable or any sale of assets of the Company other than in the ordinary course of business, or (x) any agreement, whether written or oral, to do any of the foregoing.

2.10 Litigation.

(a) Schedule 2.10(a) sets forth all claims, suits, actions or proceedings pending or, to the knowledge of the Company, threatened against the Company or any director or officer thereof before any court, government department, commission, agency, instrumentality or authority, or any arbitrator.

(b) Except as disclosed in Schedule 2.10(b) hereto, there are no claims, suits, actions or proceedings pending or, to the knowledge of the Company, threatened against the Company, the Stockholder, any of the CI Stockholders or Lim before any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator that seeks to restrain or enjoin the consummation of the transactions contemplated by this Agreement or which could reasonably be expected, either singularly or in the aggregate with all such claims, actions or proceedings, to have a Material Adverse Effect on the Company or have a Material Adverse Effect on the ability of the parties hereto to consummate the Business Combination.

2.11 Employee Benefit Plans.

(a) Schedule 2.11(a) lists all employee compensation, incentive, fringe or benefit plans, programs, policies, commitments or other arrangements (whether or not set forth in a written document) covering any active or former employee, director or consultant of the Company, or any trade or business (whether or not incorporated) which is under common control with the Company, with respect to which the Company has liability (individually, a “Plan” and, collectively, the “Plans”). All Plans have been maintained and administered in all material respects in compliance with their respective terms and with the requirements prescribed by any and all statutes, orders, rules and regulations which are applicable to such Plans, and all liabilities with respect to the Plans have been properly reflected in the financial statements and records of the Company. No suit, action or other litigation (excluding claims for benefits incurred in the ordinary course of Plan activities) has been brought, or, to the knowledge of the Company, is threatened, against or with respect to any Plan. There are no audits, inquiries or proceedings pending or, to the knowledge of the Company, threatened by any governmental agency with respect to any Plan. All contributions, reserves or premium payments required to be made or accrued as of the date hereof to the Plans have been timely made or accrued. The Company does not have any plan or commitment to establish any new Plan, to modify any Plan (except to the extent required by law or to conform any such Plan to the requirements of any applicable law, in each case as previously disclosed to Parent in writing, or as required by this Agreement), or to enter into any new Plan. Each Plan can be amended, terminated or otherwise discontinued after the Closing in accordance with its terms, without liability to Parent or the Company (other than ordinary administration expenses and expenses for benefits accrued but not yet paid).

(b) Except as disclosed in Schedule 2.11(b) hereto, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any stockholder, director or employee of the Company under any Plan or otherwise, (ii) materially increase any benefits otherwise payable under any Plan, or (iii) result in the acceleration of the time of payment or vesting of any such benefits.

2.12 Labor Matters. The Company is not a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Company and the Company does not know of any activities or proceedings of any labor union to organize any such employees. Any action, complaint or investigation brought

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against the Company by the National Labor Relations Board or any other federal, foreign, state, provincial or local government or agency or administrative body since inception of any of AAI or any CI company is listed on Schedule 2.12 hereto.

2.13 Restrictions on Business Activities. Except as disclosed in Schedule 2.13 hereto, to the Company’s knowledge, there is no agreement, commitment, judgment, injunction, order or decree binding upon the Company or its assets or to which the Company is a party which has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of the Company, any acquisition of property by the Company or the conduct of business by the Company as currently conducted other than such effects, individually or in the aggregate, which have not had and would not reasonably be expected to have a Material Adverse Effect on the Company.

2.14 Title to Property.

(a) All real property owned by the Company (including improvements and fixtures thereon, easements and rights of way) is shown or reflected on the balance sheet of the Company included in the Stub Financial Statements. The Company has good, valid and marketable fee simple title to the real property owned by it, and except as set forth in the Stub Financial Statements or on Schedule 2.14(a) hereto, all of such real property is held free and clear of (i) all leases, licenses and other rights to occupy or use such real property and (ii) all Liens, rights of way, easements, restrictions, exceptions, variances, reservations, covenants or other title defects or limitations of any kind, other than liens for taxes not yet due and payable and such liens or other imperfections of title, if any, as do not materially detract from the value of or materially interfere with the present use of the property affected thereby. Schedule 2.14(a) hereto also contains a list of all options or other contracts under which the Company has a right to acquire any interest in real property.

(b) All leases of real property held by the Company, and all personal property and other property and assets of the Company owned, used or held for use in connection with the business of the Company (the “Personal Property”) are shown or reflected on the balance sheet included in the Audited Financial Statements, other than those entered into or acquired on or after January 1, 2006 in the ordinary course of business. The Company has good and marketable title to the Personal Property owned by it, and all such Personal Property is in each case held free and clear of all Liens, except for Liens disclosed in the Audited Financial Statements or in Schedule 2.14 hereto, none of which liens or encumbrances has or will have, individually or in the aggregate, a Material Adverse Effect on such property or on the present or contemplated use of such property in the businesses of the Company.

(c) All leases pursuant to which the Company leases from others material real or Personal Property are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing material default or event of default of the Company or, to the Company’s knowledge, any other party (or any event which with notice or lapse of time, or both, would constitute a material default), except where the lack of such validity and effectiveness or the existence of such default or event of default could not reasonably be expected to have a Material Adverse Effect on the Company.

(d) The Company is in possession of, or has valid and effective rights to, all properties, assets and rights (including Intellectual Property) required for the conduct of its business in the ordinary course.

2.15 Taxes.

(a) Definition of Taxes. For the purposes of this Agreement, “Tax” or “Taxes” refers to any and all federal, foreign, state, provincial, local and foreign taxes, including, without limitation, gross receipts, income, profits, sales, use, occupation, value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, assessments, governmental charges and duties together with all interest, penalties and additions imposed with respect to any such amounts and any obligations under any agreements or arrangements with any other Person with respect to any such amounts and including any liability of a predecessor entity for any such amounts.

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(b) Tax Returns and Audits. Except as set forth in Schedule 2.15 hereto:

(i) The Company has timely filed all federal, state, local and foreign returns, estimates, information statements and reports relating to Taxes (“Returns”) required to be filed by the with any Tax authority prior to the date hereof, except such Returns which are not material to the Company. All such Returns are true, correct and complete in all material respects. The Company has paid all Taxes shown to be due and payable on such Returns. Each member of the LLC and each stockholder of AII have filed individual Returns as and when required with respect to their ownership of LLC and AAI and has paid all Taxes shown to be due and payable on such Returns.

(ii) All Taxes that the Company is required by law to withhold or collect have been duly withheld or collected, and have been timely paid over to the proper governmental authorities to the extent due and payable.

(iii) The Company (or in the case of LLC or AAI, any LLC member or AAI stockholder) has not been delinquent in the payment of any material Tax nor is there any material Tax deficiency outstanding, proposed or assessed against the Company (or such person), nor has the Company (or any such person) executed any unexpired waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

(iv) To the knowledge of the Company and the Stockholder, no audit or other examination of any Return of the Company (or any LLC member or AAI stockholder) by any Tax authority is presently in progress, nor has the Company or the Stockholder been notified of any request for such an audit or other examination.

(v) No adjustment relating to any Returns filed by the Company (or any LLC member or AAI stockholder) has been proposed in writing, formally or informally, by any Tax authority to the Company or any representative thereof.

(vi) The Company has no liability for any material unpaid Taxes which have not been accrued for or reserved on the Company’s balance sheets included in the Audited Financial Statements or the Stub Financial Statements, whether asserted or unasserted, contingent or otherwise, which is material to the Company, other than any liability for unpaid Taxes that may have accrued since the end of the most recent fiscal year in connection with the operation of the business of the Company in the ordinary course of business, none of which is material to the business, results of operations or financial condition of the Company.

(vii) Neither the Company nor the Stockholder has taken any action and does not know of any fact, agreement, plan or other circumstance that is reasonably likely to prevent the Business Combination from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

(viii) No transaction or arrangement between a CI company and any person with whom the CI company was not dealing at arm’s length within the meaning of the Income Tax Act (Canada) involving the acquisition, delivery, disposition or provision of property or services or the right to use property or services, took place for consideration that is other than the fair market value for such property, services or right and such transaction or arrangement was made on arm’s length terms and conditions. Each CI company has made or obtained records or documents that meet the requirements of paragraphs 247(4)(a) to (c) of the Income Tax Act (Canada) with respect to all transactions and arrangements between such CI company and any non-resident person, within the meaning of the Income Tax Act (Canada), with whom such CI company was not dealing at arm’s length, within the meaning of the Income Tax Act (Canada).

(ix) None of the CI companies is subject to a liability for Taxes of any other person, including without limitation, liability arising under section 160 of the Income Tax Act (Canada). None of the CI companies has (a) made any payment, (b) is obligated to make any payment, or (c) is a party to any agreement under which it could be obligated to make any payment, that will not be deductible in computing its income under the Income Tax Act (Canada) by virtue of section 67 of the Income Tax Act (Canada).

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2.16 Environmental Matters.

(a) Except as disclosed in Schedule 2.16 hereto and except for such matters that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect: (i) the Company has complied with all applicable Environmental Laws (as defined below); (ii) the properties currently operated by the Company (including soils, groundwater, surface water, air, buildings or other structures) are not contaminated with any Hazardous Substances (as defined below); (iii) the properties formerly owned or operated by the Company were not contaminated with Hazardous Substances during the period of ownership or operation by the Company or, to the Company’s knowledge, during any prior period; (iv) the Company is not subject to liability for any Hazardous Substance disposal or contamination on any third party or public property (whether above, on or below ground or in the atmosphere or water); (v) the Company has not been associated with any release or threat of release of any Hazardous Substance; (vi) the Company has not received any notice, demand, letter, claim or request for information alleging that the Company may be in violation of or liable under any Environmental Law; and (vii) the Company is not subject to any orders, decrees, injunctions or other arrangements with any Governmental Entity or subject to any indemnity or other agreement with any third party relating to liability under any Environmental Law or relating to Hazardous Substances.

(b) As used in this Agreement, the term “Environmental Law” means any federal, foreign, state, provincial, local or foreign law, regulation, order, decree, permit, authorization, opinion, common law or agency requirement relating to: (A) the protection, investigation or restoration of the environment, health and safety, or natural resources; (B) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance or (C) noise, odor, wetlands, pollution, contamination or any injury or threat of injury to persons or property.

(c) As used in this Agreement, the term “Hazardous Substance” means any substance that is: (i) listed, classified or regulated pursuant to any Environmental Law; (ii) any petroleum product or by-product, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, radioactive materials or radon; or (iii) any other substance which is the subject of regulatory action by any Governmental Entity pursuant to any Environmental Law.

(d) Schedule 2.16(d) sets forth all environmental studies and investigations completed or in process with respect to the Company and/or its subsidiaries or their respective properties or assets, including all phase reports, that are known to the Company. All such written reports and material documentation relating to any such study or investigation has been provided by the Company to Parent.

2.17 Brokers; Third Party Expenses. The Company has not incurred, nor will it incur, directly or indirectly, any liability for brokerage, finders’ fees, agent’s commissions or any similar charges in connection with this Agreement or any transactions contemplated hereby. Except as disclosed in Schedule 2.17 hereto, no shares of common stock, options, warrants or other securities of either the Company or Parent are payable by the Company, the Stockholder, the CI Stockholders or Lim to any third party by the Company as a result of the Business Combination.

2.18 Intellectual Property.

(a) Schedule 2.18 hereto contains a description of all material Intellectual Property of the Company. For the purposes of this Agreement, the following terms have the following definitions:

“Intellectual Property” shall mean any or all of the following and all worldwide common law and statutory rights in, arising out of, or associated therewith: (i) patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof (“Patents”); (ii) inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know how, technology, technical data and customer lists, and all documentation relating to any of the foregoing; (iii) copyrights, copyrights registrations and

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applications therefor, and all other rights corresponding thereto throughout the world (“Copyrights”); (iv) software and software programs; (v) domain names, uniform resource locators and other names and locators associated with the Internet (vi) industrial designs and any registrations and applications therefor; (vii) trade names, logos, common law trademarks and service marks, trademark and service mark registrations and applications therefor (collectively, “Trademarks”); (viii) all databases and data collections and all rights therein; (ix) all moral and economic rights of authors and inventors, however denominated, and (x) any similar or equivalent rights to any of the foregoing (as applicable).

“Company Intellectual Property” shall mean any Intellectual Property that is owned by, or exclusively licensed to, the Company, including software and software programs developed by or exclusively licensed to the Company (specifically excluding any off the shelf or shrink-wrap software).

“Registered Intellectual Property” means all Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued, filed with, or recorded by any government or other legal authority.

“Company Registered Intellectual Property” means all of the Registered Intellectual Property owned by, or filed in the name of, the Company.

“Company Products” means all current versions of products or service offerings of the Company.

(b) Except as disclosed in Schedule 2.18 hereto, no Company Intellectual Property or Company Product is subject to any material proceeding or outstanding decree, order, judgment, contract, license or stipulation restricting in any manner the use, transfer or licensing thereof by the Company, or which may affect the validity, use or enforceability of such Company Intellectual Property or Company Product, which in any such case could reasonably be expected to have a Material Adverse Effect on the Company.

(c) The Company owns or has enforceable rights to use all Intellectual Property required for the conduct of its business as presently conducted or as presently contemplated to be conducted. Except as disclosed in Schedule 2.18 hereto, the Company owns and has good and exclusive title to each material item of Company Intellectual Property owned by it free and clear of any Liens (excluding non-exclusive licenses and related restrictions granted by it in the ordinary course of business); and the Company is the exclusive owner of all material registered Trademarks and Copyrights used in connection with the operation or conduct of the business of the Company including the sale of any products or the provision of any services by the Company.

(d) The operation of the business of the Company as such business currently is conducted, including the Company’s use of any product, device or process, has not and does not infringe or misappropriate the Intellectual Property of any third party or constitute unfair competition or trade practices under the laws of any jurisdiction and the Company has not received any claims or threats from third parties alleging any such infringement, misappropriation or unfair competition or trade practices.

2.19 Agreements, Contracts and Commitments.

(a) Schedule 2.19(a) hereto sets forth a complete and accurate list of all Material Company Contracts (as hereinafter defined), specifying the parties thereto. For purposes of this Agreement, (i) the term “Company Contracts” shall mean all contracts, agreements, leases, mortgages, indentures, notes, bonds, licenses, permits, franchises, purchase orders, sales orders, and other understandings, commitments and obligations (including without limitation outstanding offers and proposals) of any kind, whether written or oral, to which the Company is a party or by or to which any of the properties or assets of the Company may be bound, subject or affected (including without limitation notes or other instruments payable to the Company) and (ii) the term “Material Company Contracts” shall mean (x) each Company Contract (I) providing for payments (present or future) to the Company in excess of $50,000 in the aggregate or (II) under which or in respect of which the Company presently has any liability or obligation of any nature whatsoever (absolute, contingent or otherwise) in excess of $50,000, (y) each Company Contract that

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otherwise is or may be material to the businesses, operations, assets, condition (financial or otherwise) or prospects of the Company and (z) without limitation of subclause (x) or subclause (y), each of the following Company Contracts:

(i) any mortgage, indenture, note, installment obligation or other instrument, agreement or arrangement for or relating to any borrowing of money from the Company by any officer, director, stockholder or holder of derivative securities of the Company (each such person, an “Insider”);

(ii) any mortgage, indenture, note, installment obligation or other instrument, agreement or arrangement for or relating to any borrowing of money from an Insider by the Company;

(iii) any guaranty, direct or indirect, by the Company, a Subsidiary or any Insider of the Company of any obligation for borrowings, or otherwise, excluding endorsements made for collection in the ordinary course of business;

(iv) any Company Contract of employment or management;

(v) any Company Contract made other than in the ordinary course of business or (x) providing for the grant of any preferential rights to purchase or lease any asset of the Company or (y) providing for any right (exclusive or non-exclusive) to sell or distribute, or otherwise relating to the sale or distribution of, any product or service of the Company;

(vi) any obligation to register any shares of the capital stock or other securities of the Company with any Governmental Entity;

(vii) any obligation to make payments, contingent or otherwise, arising out of the prior acquisition of the business, assets or stock of other Persons;

(viii) any collective bargaining agreement with any labor union;

(ix) any lease or similar arrangement for the use by the Company of real property or personal property (other than any lease of vehicles, office equipment or operating equipment made in the ordinary course of business where the annual lease payments are less than $25,000);

(x) any Company Contract granting or purporting to grant, or otherwise in any way relating to, any mineral rights or any other interest (including, without limitation, a leasehold interest) in real property;

(xi) any Company Contract to which any Insider of the Company is a party; and

(xii) any offer or proposal which, if accepted, would constitute any of the foregoing.

(b) Each Material Company Contract was entered into at arms’ length and in the ordinary course, is in full force and effect and, to the Company’s knowledge, is valid and binding upon and enforceable against each of the parties thereto (except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by principles governing the availability of equitable remedies), except where same has not had and would not reasonably be expected to have a Material Adverse Effect. To the knowledge of the Company, no other party to a Material Company Contract is the subject of a bankruptcy or insolvency proceeding. True, correct and complete copies of all Material Company Contracts and offers and proposals, which, if accepted, would constitute Material Company Contracts (or written summaries in the case of oral Material Company Contracts or oral offers and proposals, which if accepted, would constitute Material Company Contracts), and of all outstanding offers and proposals of the Company have been heretofore delivered to Parent or Parent’s counsel.

(c) Except as set forth in Schedule 2.19(c), neither the Company nor, to the best of the Company’s knowledge, any other party thereto is in breach of or in default under, and no event has occurred which with notice or lapse of time or both would become a breach of or default under, any Company Contract, and no party to any Company Contract has given any written notice of any claim of any such breach, default or

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event, which, individually or in the aggregate, are reasonably likely to have a Material Adverse Effect on the Company. Each Material Company Contract to which the Company is a party or by which it is bound that has not expired by its terms is in full force and effect.

2.20 Insurance. Schedule 2.20 sets forth the Company’s insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors (collectively, the “Insurance Policies”). The insurances provided by such Insurance Policies are adequate in amount and scope for the Company’s business and operations, including any insurance required to be maintained by Company Contracts.

2.21 Governmental Actions/Filings.

(a) Except as set forth in Schedule 2.21(a), the Company has been granted and holds, and has made, all Governmental Actions/Filings (as defined below) (including, without limitation, the Governmental Actions/Filings required for (i) emission or discharge of effluents and pollutants into the air and the water and (ii) the manufacture and sale of all products manufactured and sold by it) necessary to the conduct by the Company of its business (as presently conducted and as presently proposed to be conducted) or used or held for use by the Company, and true, complete and correct copies of which have heretofore been delivered to Parent. Each such Governmental Action/Filing is in full force and effect and, except as disclosed in Schedule 2.21(a) hereto, will not expire prior to December 31, 2008, and the Company is in compliance with all of its obligations with respect thereto. No event has occurred and is continuing which requires or permits, or after notice or lapse of time or both would require or permit, and consummation of the transactions contemplated by this Agreement or any ancillary documents will not require or permit (with or without notice or lapse of time, or both), any modification or termination of any such Governmental Actions/Filings except such events which, either individually or in the aggregate, would not have a Material Adverse Effect upon the Company.

(b) Except as set forth in Schedule 2.21(b), no Governmental Action/Filing is necessary to be obtained, secured or made by the Company to enable it to continue to conduct its businesses and operations and use its properties after the Closing in a manner which is consistent with current practice.

(c) For purposes of this Agreement, the term “Governmental Action/Filing” shall mean any franchise, license, certificate of compliance, authorization, consent, order, permit, approval, consent or other action of, or any filing, registration or qualification with, any federal, foreign, state, provincial, municipal, foreign or other governmental, administrative or judicial body, agency or authority.

2.22 Interested Party Transactions.

(a) Except as set forth in the Schedule 2.22 hereto, no employee, officer, director or stockholder of the Company or a member of his or her immediate family is indebted to the Company, nor is the Company indebted (or committed to make loans or extend or guarantee credit) to any of such Persons, other than (i) for payment of salary for services rendered, (ii) reimbursement for reasonable expenses incurred on behalf of the Company, and (iii) for other employee benefits made generally available to all employees.

(b) Except as set forth in Schedule 2.22, to the Company’s knowledge, none of such individuals has any direct or indirect ownership interest in any Person with whom the Company is affiliated or with whom the Company has a contractual relationship, or in any Person that competes with the Company, except that each employee, stockholder, officer or director of the Company and members of their respective immediate families may own less than 5% of the outstanding stock in publicly traded companies that may compete with the Company.

(c) Except as set forth in Schedule 2.22, to the knowledge of the Company, no officer, director, manager, member or stockholder or any member of their immediate families is, directly or indirectly, interested in any Material Company Contract with the Company (other than such contracts as relate to any such Person’s ownership of capital stock or other securities of the Company or such Person’s employment with the Company).

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(d) The Company is not a guarantor to the debt or other obligations of any of its directors, officers, stockholders, members, employees or affiliates (“Company Guarantees”).

2.23 Board Approval. The board of directors or managers, as they case may be, of each of AAI, each CI company and LLC (including any required committee or subgroup thereof) has, as of the date of this Agreement, duly approved this Agreement and the transactions contemplated hereby.

2.24 Stockholder or Member Approval. The shares of Company Capital Stock owned by the Stockholder, the CI Stockholders and Lim constitute, in the aggregate, all of the outstanding capital stock of each of AAI and each CI company, and the Company Membership Interests owned by the Stockholder and Lim constitute, in the aggregate, all of the outstanding equity interest in LLC, and therefore represents, in each case, the requisite amount of shares necessary for the adoption of this Agreement and the approval of the Business Combination by the stockholders or members of each of AAI, each CI company and LLC in accordance with the Company’s Charter Documents and the Applicable Corporate Laws.

2.25 Product Liability; Product Recalls. The Company never been found liable in a cause of action based on any product liability or related claims and has never been a party to any action alleging same. Schedule 2.25 sets forth a detailed description of each recall of any product of the Company since January 1, 2001.

2.26 Lim Option Agreement. The certain agreement by and between the Stockholder and Lim, dated as of November 9, 2006 (“Lim Option Agreement”), by which the Stockholder has the right, at any time before May 1, 2006, 5:00 PM (PDT), to purchase all of the Company Capital Stock and Company Membership Interests currently owed by Lim is in full force and effect and the Stockholder is not in default thereunder.

2.27 Privacy Matters.

(a) Each of the CI companies carries on and has carried on its business in compliance with all applicable laws including the Personal Information Protection and Electronic Documents Act (Canada), the Personal Information Protection Act (Alberta), and the Personal Information Protection Act (British Columbia) (collectively “Privacy Laws”) relating to the protection of information about an identifiable individual which is protected by Privacy Laws (“Personal Information”) wherever such Personal Information may be situate;

(b) Where consent of an individual to the collection, use or disclosure of Personal Information is required, either by law or in accordance with the Privacy Policies such consent has been obtained in accordance with Privacy Law and with the privacy policies of each of the CI companies (the “Privacy Policies”);

(c) All Personal Information held by the CI companies was collected and is used and disclosed by the CI companies for reasonable and legitimate purposes in accordance with Applicable Law and the Privacy Policies;

(d) The CI companies have not transferred Personal Information to any agent or other third party service provider or contractor for any purpose.

(e) There are no pending or proposed changes to Privacy Laws which would render unlawful or restrict the operations of the CI companies, or any part thereof, or the manufacture, sale, distribution or provision of any products or services by the CI companies; and

(f) No Investigations, Orders or Offences. There are no current or unresolved requests for access to Personal Information and the CI companies have not been the subject of a complaint, audit, review, investigation or inquiry or similar proceeding, made under any Privacy Law.

2.28 Representations and Warranties Complete. The representations and warranties of the Company included in this Agreement and any list, statement, document or information set forth in, or attached to, any

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Schedule provided pursuant to this Agreement or delivered hereunder, are true and complete in all material respects and do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading, under the circumstance under which they were made.

2.29 Survival of Representations and Warranties. The representations and warranties of the Company set forth in this Agreement shall survive the Closing until the end of the Escrow Period.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF PARENT

Subject to the exceptions set forth in Schedule 3 attached hereto (the “Parent Schedule”), Parent represents and warrants to, and covenants with, the Company as follows:

3.1 Organization and Qualification.

(a) Parent is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being or currently planned by Parent to be conducted. Parent is in possession of all Approvals necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being or currently planned by Parent to be conducted, except where the failure to have such Approvals could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent. Complete and correct copies of the Charter Documents of Parent, as amended and currently in effect, have been heretofore delivered to the Company. Parent is not in violation of any of the provisions of Parent’s Charter Documents.

(b) Parent is duly qualified or licensed to do business as a foreign corporation and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent.

3.2 Subsidiaries.

(a) Except for the Merger Sub, which is a wholly-owned subsidiary of Parent, Parent has no Subsidiaries and does not own, directly or indirectly, any ownership, equity, profits or voting interest in any Person or have any agreement or commitment to purchase any such interest, and Parent has not agreed and is not obligated to make nor is bound by any written, oral or other agreement, contract, subcontract, lease, binding understanding, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan, commitment or undertaking of any nature, as of the date hereof or as may hereafter be in effect under which it may become obligated to make, any future investment in or capital contribution to any other entity.

(b) The Merger Sub is a corporation duly incorporated, validly existing and in good standing under the laws of its formation and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being or currently planned by Parent to be conducted. Neither of the Merger Sub is in violation of any of the provisions of its Charter Documents.

(c) The Merger Sub does not have any assets or properties of any kind, does not now conduct and has never conducted any business, and has and will have at the Closing no obligations or liabilities of any nature whatsoever except such obligations and liabilities as are imposed under this Agreement. The representations and warranties with respect to the Merger Sub in Section 3.2 hereof shall apply equally to any Canadian Newco incorporated after the date hereof.

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3.3 Capitalization.

(a) As of the date of this Agreement, the authorized capital stock of Parent consists of 75,000,000 shares of Parent Common Stock and 1,000,000 shares of preferred stock, par value $0.0001 per share (“Parent Preferred Stock”), of which 19,910,745 shares of Parent Common Stock and no shares of Parent Preferred Stock are issued and outstanding, all of which are validly issued, fully paid and nonassessable.

(b) Except as set forth in Schedule 3.3(b), (i) no shares of Parent Common Stock or Parent Preferred Stock are reserved for issuance upon the exercise of outstanding options to purchase Parent Common Stock or Parent Preferred Stock granted to employees of Parent or other parties (“Parent Stock Options”) and there are no outstanding Parent Stock Options; (ii) no shares of Parent Common Stock or Parent Preferred Stock are reserved for issuance upon the exercise of outstanding warrants to purchase Parent Common Stock or Parent Preferred Stock (“Parent Warrants”) and there are no outstanding Parent Warrants; and (iii) no shares of Parent Common Stock or Parent Preferred Stock are reserved for issuance upon the conversion of the Parent Preferred Stock or any outstanding convertible notes, debentures or securities (“Parent Convertible Securities”). All shares of Parent Common Stock and Parent Preferred Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instrument pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. All outstanding shares of Parent Common Stock and all outstanding Parent Warrants have been issued and granted in compliance with (x) all applicable securities laws and (in all material respects) other applicable laws and regulations, and (y) all requirements set forth in any applicable Parent Contracts (as defined in Section 3.19). Parent has heretofore delivered to the Company true, complete and accurate copies of the Parent Warrants, including any and all documents and agreements relating thereto.

(c) The shares of Parent Common Stock to be issued by Parent in connection with the Business Combination, upon issuance in accordance with the terms of this Agreement, will be duly authorized and validly issued and such shares of Parent Common Stock will be fully paid and nonassessable.

(d) Except as set forth in Schedule 3.3(d) or as contemplated by this Agreement or the Parent SEC Reports (as defined in Section 3.7), there are no registrations rights, and there is no voting trust, proxy, rights plan, antitakeover plan or other agreements or understandings to which the Parent is a party or by which the Parent is bound with respect to any equity security of any class of the Parent.

(e) Except as provided for in this Agreement or as set forth in Section 3.3(e), as a result of the consummation of the transactions contemplated hereby, no shares of capital stock, warrants, options or other securities of the Parent are issuable and no rights in connection with any shares, warrants, options or other securities of the Parent accelerate or otherwise become triggered (whether as to vesting, exercisability, convertibility or otherwise).

3.4 Authority Relative to this Agreement. Each of Parent and the Merger Sub has full corporate power and authority to: (i) execute, deliver and perform this Agreement, and each ancillary document that Parent or the Merger Sub has executed or delivered or is to execute or deliver pursuant to this Agreement, and (ii) carry out Parent’s and the Merger Sub’s obligations hereunder and thereunder and, to consummate the transactions contemplated hereby (including the Business Combination). The execution and delivery of this Agreement and the consummation by Parent and the Merger Sub of the transactions contemplated hereby (including the Business Combination) have been duly and validly authorized by all necessary corporate action on the part of Parent and the Merger Sub (including the approval by their respective Boards of Directors), and no other corporate proceedings on the part of Parent or any of the Merger Sub are necessary to authorize this Agreement or to consummate the transactions contemplated hereby, other than the Parent Stockholder Approval (as defined in Section 5.1(a)). This Agreement has been duly and validly executed and delivered by Parent and the Merger Sub and, assuming the due authorization, execution and delivery thereof by the other parties hereto, constitutes the legal and binding obligation of Parent and the Merger Sub, enforceable against Parent and the Merger Sub in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

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3.5 No Conflict; Required Filings and Consents.

(a) The execution and delivery of this Agreement by Parent and the Merger Sub do not, and the performance of this Agreement by Parent and the Merger Sub shall not: (i) conflict with or violate Parent’s or the Merger Sub’s Charter Documents, (ii) conflict with or violate any Legal Requirements, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or materially impair Parent’s or the Merger Sub’s rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the properties or assets of Parent pursuant to, any Parent Contracts, except, with respect to clauses (ii) or (iii), for any such conflicts, violations, breaches, defaults or other occurrences that would not, individually and in the aggregate, have a Material Adverse Effect on Parent.

(b) The execution and delivery of this Agreement by Parent and the Merger Sub do not, and the performance of their respective obligations hereunder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except (i) for applicable requirements, if any, of the Securities Act, the Exchange Act, Blue Sky Laws, and the rules and regulations thereunder, and appropriate documents with the relevant authorities of other jurisdictions in which Parent or Merger Sub is qualified to do business, (ii) for the filing of any notifications required under the HSR Act and the expiration of the required waiting period thereunder, (iii) the filing of the Section 116 Certificate and (iv) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent, or prevent consummation of the Business Combination or otherwise prevent the parties hereto from performing their obligations under this Agreement.

3.6 Compliance. Parent has complied with, and is not in violation of, any Legal Requirements with respect to the conduct of its business, or the ownership or operation of its business, except for failures to comply or violations which, individually or in the aggregate, have not had and are not reasonably likely to have a Material Adverse Effect on Parent. The business and activities of Parent have not been and are not being conducted in violation of any Legal Requirements. Parent is not in default or violation of any term, condition or provision of its Charter Documents. No written notice of non-compliance with any Legal Requirements has been received by Parent.

3.7 SEC Filings; Financial Statements.

(a) Parent has made available to the Company and the Stockholder the CI Stockholders and Lim a correct and complete copy of each report and registration statement filed by Parent with the SEC (the “Parent SEC Reports”), which are all the forms, reports and documents required to be filed by Parent with the SEC prior to the date of this Agreement. All Parent SEC Reports required to be filed by Parent in the twelve (12) month period prior to the date of this Agreement were filed in a timely manner. As of their respective dates the Parent SEC Reports: (i) were prepared in accordance and complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Parent SEC Reports, and (ii) did not at the time they were filed (and if amended or superseded by a filing prior to the date of this Agreement then on the date of such filing and as so amended or superseded) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent set forth in the preceding sentence, Parent makes no representation or warranty whatsoever concerning any Parent SEC Report as of any time other than the date or period with respect to which it was filed.

(b) Except as set forth in Schedule 3.7(b), each set of financial statements (including, in each case, any related notes thereto) contained in Parent SEC Reports, including each Parent SEC Report filed after the date hereof until the Closing, complied or will comply as to form in all material respects with the published

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rules and regulations of the SEC with respect thereto, was or will be prepared in accordance with U.S. GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, do not contain footnotes as permitted by Form 10-QSB of the Exchange Act) and each fairly presents or will fairly present in all material respects the financial position of Parent at the respective dates thereof and the results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were, are or will be subject to normal adjustments which were not or are not expected to have a Material Adverse Effect on Parent taken as a whole.

3.8 No Undisclosed Liabilities. Parent has no liabilities (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to the financial statements included in Parent SEC Reports that are, individually or in the aggregate, material to the business, results of operations or financial condition of Parent, except (i) liabilities provided for in or otherwise disclosed in Parent SEC Reports filed prior to the date hereof, and (ii) liabilities incurred since January 1, 2006 in the ordinary course of business, none of which would have a Material Adverse Effect on Parent.

3.9 Absence of Certain Changes or Events. Except as set forth in Parent SEC Reports filed prior to the date of this Agreement, and except as contemplated by this Agreement, since January 1, 2006, there has not been: (i) any Material Adverse Effect on Parent, (ii) any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, stock or property) in respect of, any of Parent’s capital stock, or any purchase, redemption or other acquisition by Parent of any of Parent’s capital stock or any other securities of Parent or any options, warrants, calls or rights to acquire any such shares or other securities, (iii) any split, combination or reclassification of any of Parent’s capital stock, (iv) any granting by Parent of any increase in compensation or fringe benefits, except for normal increases of cash compensation in the ordinary course of business consistent with past practice, or any payment by Parent of any bonus, except for bonuses made in the ordinary course of business consistent with past practice, or any granting by Parent of any increase in severance or termination pay or any entry by Parent into any currently effective employment, severance, termination or indemnification agreement or any agreement the benefits of which are contingent or the terms of which are materially altered upon the occurrence of a transaction involving Parent of the nature contemplated hereby, (v) entry by Parent into any licensing or other agreement with regard to the acquisition or disposition of any Intellectual Property other than licenses in the ordinary course of business consistent with past practice or any amendment or consent with respect to any licensing agreement filed or required to be filed by Parent with respect to any Governmental Entity, (vi) any material change by Parent in its accounting methods, principles or practices, except as required by concurrent changes in U.S. GAAP, (vii) any change in the auditors of Parent, (vii) any issuance of capital stock of Parent, or (viii) any revaluation by Parent of any of its assets, including, without limitation, writing down the value of capitalized inventory or writing off notes or accounts receivable or any sale of assets of Parent other than in the ordinary course of business.

3.10 Litigation. There are no claims, suits, actions or proceedings pending or to Parent’s knowledge, threatened against Parent, before any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator that seeks to restrain or enjoin the consummation of the transactions contemplated by this Agreement or which could reasonably be expected, either singularly or in the aggregate with all such claims, actions or proceedings, to have a Material Adverse Effect on Parent or have a Material Adverse Effect on the ability of the parties hereto to consummate the Business Combination.

3.11 Employee Benefit Plans. Except as may be contemplated by the Parent Plan (as defined in Section 5.1(b)), Parent does not maintain, and has no liability under, any Plan, and neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any stockholder, director or employee of Parent, or (ii) result in the acceleration of the time of payment or vesting of any such benefits.

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3.12 Labor Matters. Parent is not a party to any collective bargaining agreement or other labor union contract applicable to persons employed by Parent and Parent does not know of any activities or proceedings of any labor union to organize any such employees.

3.13 Restrictions on Business Activities. Since its organization, Parent has not conducted any business activities other than activities directed toward the accomplishment of a business combination. Except as set forth in the Parent Charter Documents, there is no agreement, commitment, judgment, injunction, order or decree binding upon Parent or to which Parent is a party which has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of Parent, any acquisition of property by Parent or the conduct of business by Parent as currently conducted other than such effects, individually or in the aggregate, which have not had and could not reasonably be expected to have, a Material Adverse Effect on Parent.

3.14 Title to Property. Parent does not own or lease any real property or personal property. Except as set forth in Schedule 3.14, there are no options or other contracts under which Parent has a right or obligation to acquire or lease any interest in real property or personal property.

3.15 Taxes. Except as set forth in Schedule 3.15 hereto:

(a) Parent has timely filed all Returns required to be filed by Parent with any Tax authority prior to the date hereof, except such Returns which are not material to Parent. All such Returns are true, correct and complete in all material respects. Parent has paid all Taxes shown to be due on such Returns.

(b) All Taxes that Parent is required by law to withhold or collect have been duly withheld or collected, and have been timely paid over to the proper governmental authorities to the extent due and payable.

(c) Parent has not been delinquent in the payment of any material Tax that has not been accrued for in Parent’s books and records of account for the period for which such Tax relates nor is there any material Tax deficiency outstanding, proposed or assessed against Parent, nor has Parent executed any unexpired waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

(d) No audit or other examination of any Return of Parent by any Tax authority is presently in progress, nor has Parent been notified of any request for such an audit or other examination.

(e) No adjustment relating to any Returns filed by Parent has been proposed in writing, formally or informally, by any Tax authority to Parent or any representative thereof.

(f) Parent has no liability for any material unpaid Taxes which have not been accrued for or reserved on Parent’s balance sheets included in the audited financial statements for the most recent fiscal year ended, whether asserted or unasserted, contingent or otherwise, which is material to Parent, other than any liability for unpaid Taxes that may have accrued since the end of the most recent fiscal year in connection with the operation of the business of Parent in the ordinary course of business, none of which is material to the business, results of operations or financial condition of Parent.

(g) Parent has not taken any action and does not know of any fact, agreement, plan or other circumstance that is reasonably likely to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

3.16 Environmental Matters. Except for such matters that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect: (i) Parent has complied with all applicable Environmental Laws; (ii) Parent is not subject to liability for any Hazardous Substance disposal or contamination on any third party property; (iii) Parent has not been associated with any release or threat of release of any Hazardous Substance; (iv) Parent has not received any notice, demand, letter, claim or request for information alleging that Parent may be in violation of or liable under any Environmental Law; and (v) Parent is not subject to any orders, decrees, injunctions or other arrangements with any Governmental Entity or subject to any indemnity or other agreement with any third party relating to liability under any Environmental Law or relating to Hazardous Substances.

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3.17 Brokers. Except as set forth in Schedule 3.17, Parent has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders’ fees or agent’s commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

3.18 Intellectual Property. Parent does not own, license or otherwise have any right, title or interest in any material Intellectual Property or material Registered Intellectual Property, except non-exclusive rights to the name “Endeavor” and “SPAC”.

3.19 Agreements, Contracts and Commitments.

(a) Except as set forth in the Parent SEC Reports filed prior to the date of this Agreement, and with respect to confidentiality and nondisclosure agreements, there are no contracts, agreements, leases, mortgages, indentures, notes, bonds, liens, license, permit, franchise, purchase orders, sales orders or other understandings, commitments or obligations (including without limitation outstanding offers or proposals) of any kind, whether written or oral, to which Parent is a party or by or to which any of the properties or assets of Parent may be bound, subject or affected, which either (a) creates or imposes a liability greater than $25,000, or (b) may not be cancelled by Parent on 30 days’ or less prior notice (“Parent Contracts”). All Parent Contracts are listed in Schedule 3.19 other than those that are exhibits to the Parent SEC Reports.

(b) Except as set forth in the Parent SEC Reports filed prior to the date of this Agreement, each Parent Contract was entered into at arms’ length and in the ordinary course, is in full force and effect and is valid and binding upon and enforceable against each of the parties thereto. True, correct and complete copies of all Parent Contracts (or written summaries in the case of oral Parent Contracts) and of all outstanding offers or proposals of Parent have been heretofore delivered to the Company.

(c) Neither Parent nor, to the knowledge of Parent, any other party thereto is in breach of or in default under, and no event has occurred which with notice or lapse of time or both would become a breach of or default under, any Parent Contract, and no party to any Parent Contract has given any written notice of any claim of any such breach, default or event, which, individually or in the aggregate, are reasonably likely to have a Material Adverse Effect on Parent. Each agreement, contract or commitment to which Parent is a party or by which it is bound that has not expired by its terms is in full force and effect, except where such failure to be in full force and effect is not reasonably likely to have a Material Adverse Effect on Parent.

3.20 Insurance. Except for directors’ and officers’ liability insurance, Parent does not maintain any Insurance Policies.

3.21 Interested party Transactions. Except as set forth in the Parent SEC Reports filed prior to the date of this Agreement: (a) no employee, officer, director or stockholder of Parent or a member of his or her immediate family is indebted to Parent nor is Parent indebted (or committed to make loans or extend or guarantee credit) to any of them, other than reimbursement for reasonable expenses incurred on behalf of Parent; (b) to Parent’s knowledge, none of such individuals has any direct or indirect ownership interest in any Person with whom Parent is affiliated or with whom Parent has a material contractual relationship, or any Person that competes with Parent, except that each employee, stockholder, officer or director of Parent and members of their respective immediate families may own less than 5% of the outstanding stock in publicly traded companies that may compete with Parent; and (c) to Parent’s knowledge, no officer, director or stockholder or any member of their immediate families is, directly or indirectly, interested in any material contract with Parent (other than such contracts as relate to any such individual ownership of capital stock or other securities of Parent).

3.22 Indebtedness. Parent has no indebtedness for borrowed money.

3.23 American Stock Exchange Quotation. Parent Common Stock is quoted on the American Stock Exchange (“AMEX”). There is no action or proceeding pending or, to Parent’s knowledge, threatened against Parent by the American Stock Exchange with respect to any intention by such entity to prohibit or terminate the quotation of such securities thereon.

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3.24 Board Approval. The Board of Directors of Parent (including any required committee or subgroup of the Board of Directors of Parent) has, as of the date of this Agreement, unanimously (i) declared the advisability of the Business Combination and approved this Agreement and the transactions contemplated hereby, (ii) determined that the Business Combination is in the best interests of the stockholders of Parent, and (iii) determined that the fair market value of the Company is equal to at least 80% of Parent’s net assets.

3.25 Trust Fund. As of the date hereof and at the Closing Date, Parent has and will have no less than $124,043,336 invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 having a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940 in a trust account administered by Escrow Agent (the “Trust Fund”), less any amounts contemplated as being deducted from or reserved against such Trust Fund in Section 5.25 of this Agreement.

3.26 Governmental Filings. Except as set forth in Schedule 3.26, Parent has been granted and holds, and has made, all Governmental Actions/Filings necessary to the conduct by Parent of its business (as presently conducted) or used or held for use by Parent, and true, complete and correct copies of which have heretofore been delivered to the Company. Each such Governmental Action/Filing is in full force and effect and, except as disclosed in Schedule 3.26, will not expire prior to December 31, 2008, and Parent is in compliance with all of its obligations with respect thereto. No event has occurred and is continuing which requires or permits, or after notice or lapse of time or both would require or permit, and consummation of the transactions contemplated by this Agreement or any ancillary documents will not require or permit (with or without notice or lapse of time, or both), any modification or termination of any such Governmental Actions/Filings except such events which, either individually or in the aggregate, would not have a Material Adverse Effect upon Parent.

3.27 WTO Investor. Parent is a “WTO Investor” under the Investment Canada Act.

3.28 Representations and Warranties Complete. The representations and warranties of Parent included in this Agreement and any list, statement, document or information set forth in, or attached to, any Schedule provided pursuant to this Agreement or delivered hereunder, are true and complete in all material respects and do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading, under the circumstance under which they were made.

3.29 Survival of Representations and Warranties. The representations and warranties of Parent set forth in this Agreement shall survive until the Closing.

ARTICLE IV

CONDUCT PRIOR TO THE EFFECTIVE TIME

4.1 Conduct of Business by the Company and Parent. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Closing, each of the Company, the Stockholder, Parent and the Merger Sub shall, except to the extent that the other party shall otherwise consent in writing, carry on its business in the usual, regular and ordinary course consistent with past practices, in substantially the same manner as heretofore conducted and in compliance with all applicable laws and regulations (except where noncompliance would not have a Material Adverse Effect), pay its debts and taxes when due subject to good faith disputes over such debts or taxes, pay or perform other material obligations when due, and use its best efforts consistent with past practices and policies to (i) preserve substantially intact its present business organization, (ii) keep available the services of its present officers and employees and (iii) preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others with which it has significant business dealings. In addition, except as required or permitted by the terms of this Agreement,

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without the prior written consent of the other party, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Closing, each of the Company, the Stockholder, Parent and the Merger Sub shall not do any of the following:

(a) Waive any stock repurchase rights, accelerate, amend or (except as specifically provided for herein) change the period of exercisability of options or restricted stock, or reprice options granted under any employee, consultant, director or other stock plans or authorize cash payments in exchange for any options granted under any of such plans;

(b) Grant any severance or termination pay to any officer or employee except pursuant to applicable law, written agreements outstanding, or policies existing on the date hereof and as previously or concurrently disclosed in writing or made available to the other party, or adopt any new severance plan, or amend or modify or alter in any manner any severance plan, agreement or arrangement existing on the date hereof;

(c) Transfer or license to any person or otherwise extend, amend or modify any material rights to any Intellectual Property of the Company or Parent, as applicable, or enter into grants to transfer or license to any person future patent rights, other than in the ordinary course of business consistent with past practices provided that in no event shall the Company or Parent license on an exclusive basis or sell any Intellectual Property of the Company, or Parent as applicable;

(d) Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any capital stock or split, combine or reclassify any capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock;

(e) Purchase, redeem or otherwise acquire, directly or indirectly, any shares of capital stock of the Company and Parent, as applicable, including repurchases of unvested shares at cost in connection with the termination of the relationship with any employee or consultant pursuant to agreements in effect on the date hereof;

(f) Issue, deliver, sell, authorize, pledge or otherwise encumber, or agree to any of the foregoing with respect to, any shares of capital stock or any securities convertible into or exchangeable for shares of capital stock, or subscriptions, rights, warrants or options to acquire any shares of capital stock or any securities convertible into or exchangeable for shares of capital stock, or enter into other agreements or commitments of any character obligating it to issue any such shares or convertible or exchangeable securities;

(g) Amend its Charter Documents;

(h) Acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the business of Parent or the Company as applicable, or enter into any joint ventures, strategic partnerships or alliances or other arrangements that provide for exclusivity of territory or otherwise restrict such party’s ability to compete or to offer or sell any products or services;

(i) Sell, lease, license, encumber or otherwise dispose of any properties or assets, except (A) sales of inventory in the ordinary course of business consistent with past practice, and (B) the sale, lease or disposition (other than through licensing) of property or assets that are not material, individually or in the aggregate, to the business of such party;

(j) Except for borrowing under the Company’s existing credit facilities in the ordinary course of business or any new borrowing arrangements entered into by the Company for the purpose of operating the business in the ordinary course or replacing currently existing mezzanine borrowing in the approximate amount of $15 million with C3 Capital Partners and syndicated lenders, incur any indebtedness for borrowed money in excess of $25,000 in the aggregate or guarantee any such indebtedness of another person, issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of Parent or the Company, as applicable, enter into any “keep well” or other agreement to

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maintain any financial statement condition or enter into any arrangement having the economic effect of any of the foregoing, nor shall the Company modify or terminate any of its existing credit facilities;

(k) Adopt or amend any employee benefit plan, policy or arrangement, any employee stock purchase or employee stock option plan, or enter into any employment contract or collective bargaining agreement (other than offer letters and letter agreements entered into in the ordinary course of business consistent with past practice with employees who are terminable “at will”), pay any special bonus or special remuneration to any director or employee, or increase the salaries or wage rates or fringe benefits (including rights to severance or indemnification) of its directors, officers, employees or consultants, except in the ordinary course of business consistent with past practices;

(l) Pay, discharge, settle or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), or litigation (whether or not commenced prior to the date of this Agreement) other than the payment, discharge, settlement or satisfaction, in the ordinary course of business consistent with past practices or in accordance with their terms, or liabilities recognized or disclosed in the Stub Financial Statements or in the most recent financial statements included in the Parent SEC Reports filed prior to the date of this Agreement, as applicable, or incurred since the date of such financial statements, or waive the benefits of, agree to modify in any manner, terminate, release any person from or knowingly fail to enforce any confidentiality or similar agreement to which the Company is a party or of which the Company is a beneficiary or to which Parent is a party or of which Parent is a beneficiary, as applicable;

(m) Except in the ordinary course of business consistent with past practices, modify, amend or terminate any Company Contract or Parent Contract, as applicable, or waive, delay the exercise of, release or assign any material rights or claims thereunder;

(n) Except as required by U.S. GAAP, revalue any of its assets or make any change in accounting methods, principles or practices;

(o) Except in the ordinary course of business consistent with past practices, incur or enter into any agreement, contract or commitment requiring such party to pay in excess of $100,000 in any 12 month period;

(p) Engage in any action that could reasonably be expected to cause the Merger to fail to qualify as a “reorganization” under Section 368(a) of the Code;

(q) Settle any litigation to which an Insider is a party or where the consideration given by the Company is other than monetary;

(r) Make or rescind any Tax elections that, individually or in the aggregate, could be reasonably likely to adversely affect in any material respect the Tax liability or Tax attributes of such party, settle or compromise any material income tax liability or, except as required by applicable law, materially change any method of accounting for Tax purposes or prepare or file any Return in a manner inconsistent with past practice;

(s) Form, establish or acquire any subsidiary except as contemplated by this Agreement;

(t) Permit any Person to exercise any of its discretionary rights under any Plan to provide for the automatic acceleration of any outstanding options, the termination of any outstanding repurchase rights or the termination of any cancellation rights issued pursuant to such plans;

(u) Make capital expenditures except in accordance with prudent business and operational practices consistent with prior practice;

(v) Make or omit to take any action which would be reasonably anticipated to have a Material Adverse Effect;

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(w) Enter into any transaction with or distribute or advance any assets or property to any of its officers, directors, partners, stockholders or other affiliates other than the payment of salary and benefits in the ordinary course of business consistent with past practice; or

(x) Agree in writing or otherwise agree, commit or resolve to take any of the actions described in Section 4.1 (a) through (w) above.

4.2 Exclusivity.

(a) Each of the Stockholder, each CI Stockholder and Lim, and the Company shall not, and the Company shall use reasonable best efforts to cause each of its officers, directors, employees, representatives and agents not to, directly or indirectly, (i) encourage, solicit, initiate, engage or participate in negotiations with any person or entity (other than the Parent) concerning any Acquisition Transaction or (ii) take any other action intended or designed to facilitate the efforts of any person or entity (other than Parent) relating to a possible Acquisition Transaction. For purposes of this Agreement, the term “Acquisition Transaction” shall mean any of the following involving the Company or any subsidiary of the Company: (i) any merger, consolidation, share exchange, business combination or other similar transaction; or (ii) any sale, lease, exchange, transfer or other disposition of any of the assets of the Company or Subsidiaries (other than in the normal course of business consistent with past practice) or any shares of the capital stock of the Company or any Subsidiary in a single transaction or series of transactions.

(b) In the event that there is an unsolicited proposal for or an unsolicited indication of a serious interest in entering into, an Acquisition Transaction, communicated to the Company, the Stockholder, any CI Stockholder or Lim or any of their representatives or agents, such party shall immediately (and in no less than 48 hours) give written notice of same to the Parent.

ARTICLE V

ADDITIONAL AGREEMENTS

5.1 Audited Financials; Proxy Statement; Special Meeting.

(a) As soon as practicable after the date hereof (and no later than January 30, 2007), the Company shall deliver to Parent complete financial statements (including, but not limited to, statements or operations, statements of cash flows and balance sheets and notes thereto) for:

(i) AAI on a consolidated basis for the years ended December 31, 2005 and 2004 as audited and reported on by one or more PCOAB-registered accounting firm (“Audited AAI Annual Financials”), and unaudited for the ten months ended October 31, 2006 (“Affirmed AAI Stub Financials”), such PCOAB-registered accounting firms (“Accounting Firms”) to be reasonably satisfactory to Parent (it being acknowledged by Parent that Marcum Kleigman is acceptable);

(ii) CI on a combined basis for the years ended December 31, 2005 and 2004 as audited and reported on by the Accounting Firm (“Audited CI Annual Financials” and, together with the Audited AAI Annual Financials, the “Audited Annual Financials”), and unaudited for the ten months ended October 31, 2006 (“Affirmed CI Stub Financials” and, together with the Affirmed AAI Stub Financials, the “Affirmed Stub Financials”); and

(iii) All other audited and unaudited financial information required for the proxy materials discussed below.

(b) As soon as is reasonably practicable after receipt by Parent from the Company of all financial information required for the proxy materials discussed below (including the Audited Annual Financials and Affirmed Stub Financials) and other information relating to the Company as Parent may reasonably request for its preparation, and the Fairness Opinion (as defined) has been obtained by Parent from a qualified

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investment bank, Parent shall prepare and file with the SEC under the Exchange Act, and with all other applicable regulatory bodies, proxy materials for the purpose of soliciting proxies from holders of Parent Common Stock to vote in favor of: (i) the adoption of this Agreement and the approval of the Business Combination (“Parent Stockholder Approval”); (ii) the change of the name of Parent to a name selected by the Company (the “Name Change Amendment”); (iii) an increase in the number of authorized shares of Parent Common Stock to 120 million shares (the “Capitalization Amendment”); (iv) an amendment to remove the preamble and Sections A through D, inclusive, of Article Sixth from Parent’s Certificate of Incorporation from and after the Closing and to redesignate and restate Section E as Article Sixth and to otherwise ensure that the provisions contemplated by the Voting Agreement are permitted; and (v) the adoption of a Performance Equity Plan in form and substance reasonably acceptable to Parent and the Stockholder (“Parent Plan”), at a meeting of holders of Parent Common Stock to be called and held for such purpose (the “Special Meeting”). The Parent Plan shall provide that an aggregate of 2,710,000 shares of Parent Common Stock shall be reserved for issuance pursuant to the Parent Plan. Such proxy materials shall be in the form of a proxy statement to be used for the purpose of soliciting such proxies from holders of Parent Common Stock (the “Proxy Statement”). The Company shall furnish to Parent on a timely basis all information concerning the Company (or any of the Subsidiaries) as Parent may reasonably request in connection with the preparation of the Proxy Statement. The Company and its counsel shall be given an opportunity to review, comment on and approve (which such approval shall not be unreasonably withheld, delayed or conditioned) the Proxy Statement prior to its filing with the SEC. Parent, with the assistance of the Company, shall promptly respond to any SEC comments on the Proxy Statement and shall otherwise use best efforts to cause the Proxy Statement to be approved for issuance by the SEC as promptly as practicable. Parent shall also take any and all such actions to satisfy the requirements of the Securities Act and the Exchange Act. Prior to the Closing Date, Parent shall use its best efforts to cause the shares of Parent Common Stock to be issued pursuant to the Business Combination to be registered or qualified under all applicable Blue Sky Laws of each of the states and territories of the United States in which it is believed, based on information furnished by the company, holders of the Company Capital Stock reside and to take any other such actions that may be necessary to enable the Parent Common Stock to be issued pursuant to the Business Combination in each such jurisdiction.

(c) As soon as practicable following its approval by the Commission, Parent shall distribute the Proxy Statement to the holders of Parent Common Stock and, pursuant thereto, shall call the Special Meeting in accordance with the Delaware General Corporate Law (“DGCL”) and, subject to the other provisions of this Agreement, solicit proxies from such holders to vote in favor of the adoption of this Agreement and the approval of the Business Combination and the other matters presented to the stockholders of Parent for approval or adoption at the Special Meeting, including, without limitation, the matters described Section 5.1(a).

(d) Parent shall comply with all applicable provisions of and rules under the Exchange Act and all applicable provisions of the DGCL in the preparation, filing and distribution of the Proxy Statement, the solicitation of proxies thereunder, and the calling and holding of the Special Meeting. Without limiting the foregoing, Parent shall ensure that the Proxy Statement does not, as of the date on which it is distributed to the holders of Parent Common Stock, and as of the date of the Special Meeting, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading (provided that Parent shall not be responsible for the accuracy or completeness of any information relating to the Company or any other information furnished by the Company for inclusion in the Proxy Statement). The Company represents and warrants that the information relating to the Company (and the Subsidiaries) supplied by the Company for inclusion in the Proxy Statement will not as of date of its distribution to the holders of Parent Common Stock (or any amendment or supplement thereto) or at the time of the Special Meeting contain any statement which, at such time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or omits to state any material fact required to be stated therein or necessary in order to make the statement therein not false or misleading.

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(e) Parent, acting through its board of directors, shall include in the Proxy Statement the recommendation of its board of directors that the holders of Parent Common Stock vote in favor of the adoption of this Agreement and the approval of the Business Combination, and shall otherwise use best efforts to obtain the Parent Stockholder Approval.

(f) The Company also shall cooperate with Parent and provide all information reasonably requested by Parent in connection with any application or other filing made to maintain or secure listing of Parent’s securities on the American Stock Exchange, Nasdaq, OTC-BB or other exchange or trading market.

5.2 Directors and Officers of Parent and the Surviving Corporations. Subject to limitations imposed under applicable laws, the parties shall take all necessary actions so that the persons listed in Schedule 5.2 (as same shall be completed prior to Closing) are elected to the positions of officers and directors of Parent and U.S. Surviving Corporation, effective immediately after the Closing. The Stockholder and those stockholders of Parent stated to be parties thereto shall enter into a Voting Agreement in the form of Exhibit C hereto concurrently with the execution of this Agreement.

5.3 Public Disclosure. From the date of this Agreement until Closing or termination, the parties shall cooperate in good faith to jointly prepare all press releases and public announcements pertaining to this Agreement and the transactions governed by it, and no party shall issue or otherwise make any public announcement or communication pertaining to this Agreement or the transaction without the prior consent of Parent (in the case of the Company and the Stockholder) or the Company (in the case of Parent and Merger Sub), except as required by any legal requirement or by the rules and regulations of, or pursuant to any agreement of a stock exchange or trading system. Each party will not unreasonably delay, withhold or condition approval from the others with respect to any press release or public announcement. If any party determines with the advice of counsel that it is required to make this Agreement and the terms of the transaction public or otherwise issue a press release or make public disclosure with respect thereto, it shall, at a reasonable time before making any public disclosure, consult with the other party regarding such disclosure, seek such confidential treatment for such terms or portions of this Agreement or the transaction as may be reasonably requested by the other party and disclose only such information as is legally compelled to be disclosed. This provision will not apply to communications by any party to its counsel, accountants and other professional advisors.

5.4 Other Actions.

(a) As promptly as practicable after execution of this Agreement, Parent will prepare and file a Current Report on Form 8-K pursuant to the Exchange Act to report the execution of this Agreement (“Signing Form 8-K”), which the Company may review and comment upon prior to filing. Any language included in such Current Report that reflects the Company’s comments, as well as any text as to which the Company has not commented upon being given a reasonable opportunity to comment, shall, notwithstanding the provisions of Section 5.3, be deemed to have been approved by the Company and may henceforth be used by Parent in other filings made by it with the SEC and in other documents distributed by Parent in connection with the transactions contemplated by this Agreement without further review or consent of the Stockholder or the Company. Promptly after the execution of this Agreement, Parent and the Company shall also issue a press release announcing the execution of this Agreement (“Press Release”).

(b) At least five (5) days prior to Closing, Parent shall prepare a draft Form 8-K announcing the Closing, together with, or incorporating by reference, the financial statements prepared by the Company and such other information that may be required to be disclosed with respect to the Business Combination in any report or form to be filed with the SEC (“Closing Form 8-K”), which shall be in a form reasonably acceptable to the Company and in a format acceptable for EDGAR filing. Prior to Closing, Parent and the Company shall prepare the press release announcing the consummation of the Business Combination hereunder (“Closing Press Release”). Concurrently with the Closing, Parent shall file the Closing Form 8-K with the SEC and distribute the Closing Press Release.

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5.5 Required Information. In connection with the preparation of the Signing Form 8-K, Closing 8-K Form 8-K and Press Release, or any other statement, filing, notice or application made by or on behalf of Parent and/or the Company to any third party and/or any Governmental Entity in connection with the Business Combination or the other transactions contemplated hereby, and for such other reasonable purposes, the Company and Parent each shall, upon request by the other, furnish the other with all information concerning themselves, their respective directors, officers and stockholders (including the directors of Parent and the Company to be elected effective as of the Closing pursuant to Section 5.2 hereof) and such other matters as may be reasonably necessary or advisable in connection with the Business Combination. Each party warrants and represents to the other party that all such information shall be true and correct in all material respects and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

5.6 Confidentiality; Access to Information.

(a) Confidentiality. Any confidentiality agreement previously executed by the parties shall be superseded in its entirety by the provisions of this Agreement. Each party agrees to maintain in confidence any non-public information received from the other party, and to use such non-public information only for purposes of consummating the transactions contemplated by this Agreement. Such confidentiality obligations will not apply to (i) information which was known to the one party or their respective agents prior to receipt from the other party; (ii) information which is or becomes generally known; (iii) information acquired by a party or their respective agents from a third party who was not bound to an obligation of confidentiality; and (iv) disclosure required by law. In the event this Agreement is terminated as provided in Article VIII hereof, each party (i) will destroy or return or cause to be returned to the other all documents and other material obtained from the other in connection with the Business Combination contemplated hereby, and (ii) will use its reasonable best efforts to delete from its computer systems all documents and other material obtained from the other in connection with the Business Combination contemplated hereby.

(b) Access to Information.

(i) The Company will afford Parent and its financial advisors, accountants, counsel and other representatives reasonable access during normal business hours, upon reasonable notice, to the properties, books, records and personnel of the Company during the period prior to the Closing to obtain all information concerning the business, including the status of product development efforts, properties, results of operations and personnel of the Company, as Parent may reasonably request. No information or knowledge obtained by Parent in any investigation pursuant to this Section 5.6 will affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Business Combination.

(ii) Parent will afford the Company and its financial advisors, underwriters, accountants, counsel and other representatives reasonable access during normal business hours, upon reasonable notice, to the properties, books, records and personnel of Parent during the period prior to the Closing to obtain all information concerning the business, including the status of business or product development efforts, properties, results of operations and personnel of Parent, as the Company may reasonably request. No information or knowledge obtained by the Company in any investigation pursuant to this Section 5.6 will affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Business Combination.

5.7 Cashless Exercise of Warrants. The parties hereto agree that, in connection with any redemption of Parent’s outstanding warrants, Parent shall offer holders thereof the opportunity to exercise such warrants on a cashless basis.

5.8 Best Efforts.

(a) Upon the terms and subject to the conditions set forth in this Agreement, each of Parent, the Merger Sub, the Company and the Stockholder agrees to use its best efforts to take, or cause to be taken, all actions,

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and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Business Combination and the other transactions contemplated by this Agreement, including using best efforts to accomplish the following: (i) the taking of all reasonable acts necessary to cause the conditions precedent set forth in Article VI to be satisfied, (ii) the obtaining of all necessary actions, waivers, consents, approvals, orders and authorizations from Governmental Entities and the making of all necessary registrations, declarations and filings (including registrations, declarations and filings with Governmental Entities, if any) and the taking of all reasonable steps as may be necessary to avoid any suit, claim, action, investigation or proceeding by any Governmental Entity, (iii) the obtaining of all consents, approvals or waivers from third parties required as a result of the transactions contemplated in this Agreement, including without limitation the consents referred to in Schedule 2.5 of the Company Disclosure Schedule, (iv) the defending of any suits, claims, actions, investigations or proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed and (v) the execution or delivery of any additional instruments reasonably necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement. In connection with and without limiting the foregoing, Parent and its board of directors and each of AAI and each CI company and its respective board of directors shall, if any state or provincial takeover statute or similar statute or regulation is or becomes applicable to the Business Combination, this Agreement or any of the transactions contemplated by this Agreement, use its best efforts to enable the Business Combination and the other transactions contemplated by this Agreement to be consummated as promptly as practicable on the terms contemplated by this Agreement. Notwithstanding anything herein to the contrary, nothing in this Agreement shall be deemed to require Parent or the Company to agree to any divestiture by itself or any of its affiliates of shares of capital stock or of any business, assets or property, or the imposition of any material limitation on the ability of any of them to conduct their business or to own or exercise control of such assets, properties and stock.

(b) Each of the Company, the Stockholder and Parent shall further cooperate with each other and use their respective best efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable on its part under this Agreement and applicable laws to consummate the Business Combination and the other transactions contemplated hereby as soon as practicable, including preparing and filing as soon as practicable all documentation to effect all necessary notices, reports and other filings and to obtain as soon as practicable all consents, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any third party (including the respective independent accountants of the Company and Parent) and/or any Governmental Entity in order to consummate the Business Combination or any of the other transactions contemplated hereby. This obligation shall include, on the part of Parent, sending a termination letter to Escrow Agent in substantially the form of Exhibit A attached to the Investment Management Trust Agreement by and between Parent and Escrow Agent dated as of December 15, 2005. Subject to applicable laws relating to the exchange of information and the preservation of any applicable attorney-client privilege, work-product doctrine, self-audit privilege or other similar privilege, each of the Company, the Stockholder and Parent shall have the right to review and comment on in advance, and to the extent practicable each will consult the other on, all the information relating to such party, that appear in any filing made with, or written materials submitted to, any third party and/or any Governmental Entity in connection with the Business Combination and the other transactions contemplated hereby. In exercising the foregoing right, each of the Company, the Stockholder and Parent shall act reasonably and as promptly as practicable.

(c) Each of the CI Stockholders and Lim shall take such actions and execute all documents necessary, proper and advisable to consummate the transactions contemplated hereby. The foregoing obligations shall include providing all information concerning each of them and/or their ownership of AAI, LLC or any CI company required to be included in the Proxy Statement, 8-Ks, stock exchange listing applications and other filings described in this Agreement.

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5.9 Treatment as a Reorganization. Neither Parent, the Company, the Stockholder, any of the CI Stockholders, nor Lim shall take any action prior to or following the Business Combination that could reasonably be expected to cause the Merger to fail to qualify as a “reorganization” within the meaning of Section 368(a) of the Code.

5.10 No Parent Common Stock Transactions. The Stockholder and each of the CI Stockholders shall not, prior to 36 months after the Closing, sell, transfer or otherwise dispose of an interest in any of the shares of Parent Common Stock he, she or it receives as a result of the Business Combination other than as permitted pursuant to the Lock-Up Agreement in the form of Exhibit D hereto executed by such Persons concurrently with the execution of this Agreement.

5.11 Certain Claims.

(a) As additional consideration for the transactions prescribed hereby, each of the Stockholder, each CI Stockholder and Lim hereby releases and forever discharges, effective as of the Closing Date, each other and the Company and Subsidiaries and their respective directors, officers, employees and agents, from any and all rights, claims, demands, judgments, obligations, liabilities and damages, whether accrued or unaccrued, asserted or unasserted, and whether known or unknown arising out of or resulting from such Person’s (i) status as a holder of an equity interest in the Company or any Subsidiary; and (ii) employment, service, consulting or other similar agreement entered into with the Company or any Subsidiary prior to Closing to the extent that the basis for claims under any such agreement that survives the Closing arise prior to the Closing, provided, however, the foregoing shall not release any obligations of such Persons set forth in this Agreement or any other documents executed in connection with the transactions contemplated hereby.

(b) Each party to the (a) stockholders agreement by and among AAI, the Stockholder and Lim in its current form (“AAI Stockholders Agreement”), (b) stockholders agreement by and among any CI company and any of the CI Stockholders in its current form (“CI Stockholders Agreements”) and (c) operating agreement of LLC in its current form (“LLC Operating Agreement” and collectively, with the AAI Stockholders Agreement, CI Stockholders Agreement and any nominee agreements, the “Stockholders Agreements”) hereby irrevocably waives, solely with respect to this Agreement and the transactions and the other documents contemplated hereby, any rights he, she or it may have thereunder that would prevent any Person from executing and delivering this Agreement or performing its obligations hereunder or which would otherwise diminish the rights of any party to this Agreement or prevent the consummation of the Business Combination. Each such Person also hereby agrees that each of the Stockholders Agreements shall be immediately and automatically terminated not later than the date of the Closing and each party thereto hereby automatically waives, effective as of the Closing and only upon consummation of the Business Combination, any and all claims and rights whatsoever that he, she or it may have against any other party thereto with respect to any matter thereunder. Notwithstanding the foregoing, the LLC Operating Agreement shall not so terminate and shall be restated and amended, effective as of the Closing Date, in such form and substance as Parent may determine. All of the waivers, terminations and other actions contemplated by this Section 5.11(b) shall be referred to collectively in this Agreement as the “Stockholders Agreements Waivers.”

5.12 No Securities Transactions. Neither the Company or the Stockholder, nor any of the CI Stockholders or Lim or any of their affiliates, directly or indirectly, shall engage in any transactions involving the securities of Parent prior to the time of the making of a public announcement of the transactions contemplated by this Agreement. The Company shall use its best efforts to require each of its officers, directors, employees, agents and representatives to comply with the foregoing requirement.

5.13 No Claim Against Trust Fund. Notwithstanding anything else in this Agreement, the Company, the Stockholder, each of the CI Stockholders and Lim acknowledges that they have read Parent’s final prospectus dated December 15, 2005 and understand that Parent has established the Trust Fund for the benefit of Parent’s

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public stockholders and that Parent may disburse monies from the Trust Fund only (a) to Parent’s public stockholders in the event they elect to convert their shares into cash in accordance with Parent’s Charter Documents and/or the liquidation of Parent or (b) to Parent after it consummates a business combination. The Company, the Stockholder, each of the CI Stockholder and Lim further acknowledge that, if the transactions contemplated by this Agreement, or, upon termination of this Agreement, another business combination, are not consummated by December 15, 2007, Parent will be obligated to return to its stockholders the amounts being held in the Trust Fund. Accordingly, the Company, the Stockholder, each of the CI Stockholders and Lim for themselves and their subsidiaries, affiliated entities, directors, officers, employees, stockholders, representatives, advisors and all other associates and affiliates, hereby waive all rights, title, interest or claim of any kind against Parent and the Merger Sub to collect from the Trust Fund any monies that may be owed to them by Parent or the Merger Sub for any reason whatsoever, including but not limited to a breach of this Agreement by Parent or any negotiations, agreements or understandings with Parent or the Merger Sub (whether in the past, present or future), and will not seek recourse against the Trust Fund at any time for any reason whatsoever. This paragraph will survive this Agreement and will not expire and will not be altered in any way without the express written consent of Parent.

5.14 Disclosure of Certain Matters.

(a) Each of Parent, the Company and the Stockholder will provide the others with prompt written notice of any event, development or condition that (a) would cause any of such party’s representations and warranties to become untrue or misleading or which may affect its ability to consummate the transactions contemplated by this Agreement, (b) had it existed or been known on the date hereof would have been required to be disclosed under this Agreement, (c) gives such party any reason to believe that any of the conditions set forth in Article VI will not be satisfied, (d) is of a nature that is or may be materially adverse to the operations, prospects or condition (financial or otherwise) of the Company, or (e) would require any amendment or supplement to the Proxy Statement/Prospectus. The parties shall have the obligation to supplement or amend the Company Schedules and Parent Schedules (the “Disclosure Schedules”) being delivered concurrently with the execution of this Agreement and annexed hereto with respect to any matter hereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or described in the Disclosure Schedules. The obligations of the parties to amend or supplement the Disclosure Schedules being delivered herewith shall terminate on the Closing Date. Notwithstanding any such amendment or supplementation, for purposes of Sections 6.2(a), 6.3(a), 7.1(a)(i), 8.1(d) and 8.1(e), the representations and warranties of the parties shall be made with reference to the Disclosure Schedules as they exist at the time of execution of this Agreement, subject to changes expressly contemplated by this Agreement or which are set forth in the Disclosure Schedules as they exist on the date of this Agreement.

(b) Each of the CI Stockholders and Lim will provide Parent with prompt written notice of any event, development or condition that would cause any of such Person’s representations and warranties to become untrue or misleading or which may affect his, her or its ability to consummate the transactions contemplated by this Agreement,

5.15 AMEX Listing. Parent shall use its best efforts to continue listing of the Parent Common Stock, the Units issued in Parent’s initial public offering and the class of warrants included in such Units on the American Stock Exchange. If continued listing is not secured by the Closing, the parties shall continue to use their best efforts after the Closing to obtain such listing. The Company will use its best efforts to provide Parent with information regarding the Company required in connection therewith.

5.16 Charter Protections; Directors’ and Officers’ Liability Insurance.

(a) All rights to indemnification for acts or omissions occurring through the Closing Date now existing in favor of the current directors and officers of Parent as provided in the Charter Documents of Parent or in any indemnification agreements shall survive the Business Combination and shall continue in full force and effect in accordance with their terms.

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(b) For a period of six (6) years after the Closing Date, the Parent and U.S. Surviving Corporation shall cause to be maintained in effect the current policies of directors and officers liability insurance maintained by Parent and the Company, respectively, (or policies of at least the same coverage and amounts containing terms and conditions which are no less advantageous) with respect to claims arising from facts and events that occurred prior to the Closing Date.

(c) If Parent or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Parent assume the obligations set forth in this Section 5.16.

(d) The provisions of this Section 5.16 are intended to be for the benefit of, and shall be enforceable by, each Person who will have been a director or officer of Parent for all periods ending on or before the Closing Date and may not be changed without the consent of the Appointed Director.

5.17 Stockholder Obligations.

(a) The Stockholder, each of the CI Stockholders and Lim shall repay to the Company, on or before the Closing, all direct and indirect indebtedness and other obligations owed by them to the Company, including the indebtedness and other obligations described in Schedule 2.22 and all other amounts owed by them to the Company.

(b) The Company, the Stockholder, each of the CI Stockholders and Lim, and shall take all necessary actions prior to the Closing to terminate (effective and conditioned up on the Closing) of any and all guarantees furnished by the Company on behalf of any such person, including the Company Guarantees, if any, and as otherwise described in Schedule 2.22.

5.18 Certain Financial Information. Within 20 days after the end of each month between the date hereof and the earlier of the Closing Date and the date on which this Agreement is terminated, the Company shall deliver to Parent unaudited consolidated financial statements of the Company (including for each of AAI and the CI companies) for such month, including a balance sheet, statement of operations, statement of cash flows and statement of stockholders’ equity, that are certified as correct and complete by the Chief Executive Officer and Chief Financial Officer of the Company, prepared in accordance with the U.S. GAAP applied on a consistent basis to prior periods (except as may be indicated in the notes thereto) and fairly present in all material respects the financial position of the Company at the date thereof and the results of its operations and cash flows for the period indicated, except that such statements need not contain notes and may be subject to normal adjustments that are not expected to have a Material Adverse Effect on the Company.

5.19 Access to Financial Information. The Company will, and will cause its auditors to, (a) continue to provide Parent and its advisors full access to all of the Company’s financial information used in the preparation of its Audited Financial Statements and Stub Financial Statements and the financial information furnished pursuant to Section 5.18 hereof and (b) cooperate fully with any reviews performed by Parent or its advisors of any such financial statements or information.

5.20 Company Financials and EBITDA for Year Ending December 31, 2006.

(a) The Company shall cause the Accounting Firm (as defined) to deliver to Parent audited combined consolidated financial statements of the Company, including statements of operations, statements of cash flows, statements of stockholders equity and balance sheet for the fiscal years ending December 31, 2006 (the “Audited 2006 Financials”) on or prior to March 31, 2007. The date such audited financial statements are delivered to Parent shall be referred to herein as the “Audit Delivery Date.” The Audited Financials shall present the financials of AAI and each of the CI companies and each subsidiary thereof on a combined consolidated basis.

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(b) Within five business days after the Audit Delivery Date, the Accounting Firm shall also prepare and deliver to Parent a statement of the Company’s EBITDA for the year ending December 31, 2006 (“2006 EBITDA”), which shall be (i) based on the financial statements audited by it for December 31, 2006, (ii) derived utilizing generally accepted accounting principles and (iii) certified as true and complete by the Company’s Chief Executive Officer and Chief Financial Officer (“2006 EBITDA Statement”). If Parent does not object to the accuracy and completeness of the information and calculations set forth in the 2006 EBITDA Statement by giving written notice of such objection to the Company within five business days of receipt of such information, same shall be deemed final and binding on Parent and the Company. If timely objection is made, Parent, the Company and the Accounting Firm shall use their reasonable and cooperative efforts to ascertain and remedy the inaccuracies contained in such statement and to resolve the objection within five business days of the objection. At the end of such five business day period, the Accounting Firm shall reissue the 2006 EBITDA Statement with any changes it deems reasonable and necessary based on the information made known to it by Parent or the Company and same shall be deemed final and binding on the Parent and the Company.

(c) “EBITDA” for purposes of this Agreement shall consist of the Company’s net income (loss) plus interest, taxes, depreciation and amortization and non-cash stock compensation expense. The term “EBITDA” shall not include any EBITDA generated by Parent, the Company or any subsidiary thereof from any businesses or assets acquired by any of them after the Effective Time.

(d) For purposes of calculating 2006 EBITDA only, EBITDA shall exclude those items described on Schedule 5.20(d); provided, however, that such exclusions shall not exceed $5,000,000 in the aggregate.

5.21 Certain Financial Projections for Year Ending December 31, 2007.

(a) Within five days after the Audit Delivery Date, the Company shall supply Parent with all information and documentation (collectively, the “Projections”) reasonably requested by Parent and otherwise necessary to reasonably support the Company’s good faith projections for:

(i) its full-year adjusted EBITDA for the year ending December 31, 2007 (“Projected 2007 EBITDA”); and

(ii) its annualized adjusted EBITDA run rate at December 31, 2007 for the immediately following twelve months (“Projected 2008 Annualized Run Rate”).

(b) For purposes of these projections, EBITDA shall exclude the items set forth in Schedule 5.2.

(c) The Projections shall be based on (i) commercially reasonable methodologies customarily used in the retail and apparel industries, (ii) the Company’s accounting and sales books and records, (iii) the audited financials of the Company and (iv) other documentation and information that would be customary with respect to industry practice and generally accepted accounting principles. The Projections shall be certified by the Company’s Chief Executive Officer and principal accounting officer as having been prepared in good faith, in accordance with this Agreement and utilizing all relevant information known to such officers after due inquiry.

5.22 HSR. If required pursuant to the HSR Act, as promptly as practicable after the date of this Agreement, Parent and the Company shall each prepare and file the notification required of it thereunder in connection with the transactions contemplated by this Agreement and shall promptly and in good faith respond to all information requested of it by the Federal Trade Commission and Department of Justice in connection with such notification and otherwise cooperate in good faith with each other and such Governmental Entities. Parent and the Company shall (a) promptly inform the other of any communication to or from the Federal Trade Commission, the Department of Justice or any other Governmental Entity regarding the transactions contemplated by this Agreement, (b) give the other prompt notice of the commencement of any action, suit, litigation, arbitration, proceeding or investigation by or before any Governmental Entity with respect to such transactions and (c) keep the other reasonably informed as to the status of any such action, suit, litigation, arbitration, proceeding or investigation. Filing fees with respect to the notifications required under the HSR Act shall be shared equally by Parent and the Company.

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5.23 Company Contract Consents. As soon as practicable after the date hereof and prior to the Closing Date, the Company and the Stockholder shall use best efforts to negotiate with each party to each of the Material Company Contracts and take reasonable action to obtain the consent of each such party required for the assignment of each Company Contract to the Parent or Merger Sub, as appropriate, in each case without change to the terms or provisions of such Company Contract and without the payment of any consideration and to obtain the consent to the Business Combination and related transactions from any third party for which consent is required, including but not limited to all lessors, US Bank, N.A., and C3 Capital Partners, L.P. (collectively, the “Company Contract Consents”). Each Company Contract Consent shall be conditioned upon the consummation of the Business Combination and shall be effective as of the Closing Date.

5.24 Parent Borrowings. Through the Closing, Parent shall be allowed to borrow funds from its directors, officers and/or stockholders to meet its reasonable capital requirements, with any such loans to be made only as reasonably required by the operation of Parent in due course on a non-interest bearing basis and repayable at Closing. The proceeds of such loans shall not be used for the payment of salaries, bonuses or other compensation to any of Parent’s directors, officers or stockholders.

5.25 Trust Fund Disbursement. The Trust Fund shall be dispersed to Parent immediately upon the Closing in an amount not less than $124,043,336, less any amounts required to pay the Stockholder under Section 1.5(a) of this Agreement or to Lim under Section 5.28 of this Agreement and payments and reserves contemplated hereby, including as follows:

(a) Adequate reserves shall be made by Parent for payments to stockholders of Parent electing to convert their shares of Parent common stock into cash as provided in the Parent’s Charter Documents.

(b) All other liabilities of Parent due and owing or incurred at or prior to the Effective Time shall be paid as and when due, including all Parent tax liabilities and the payment at Closing of professional and other fees and expenses related to these transactions, and adequate reserves shall be made against amounts distributed from the Trust Fund therefor.

(c) Parent shall repay at Closing all indebtedness set forth on Schedule 5.25(c) in the amounts and to the Persons set forth on such schedule.

(d) As soon as practicable after Closing, Parent shall cause cash bonuses in an aggregate amount of up to $2,500,000 to be paid to certain employees of the Company to be identified on a schedule to be delivered by the Company to Parent at or prior to the Closing.

5.26 Transfer of LLC Interest. Immediately prior to the Closing, the Stockholder, Lim and the LLC shall cause all then outstanding membership interests of the LLC to be transferred to AAI (or such other entity that is party to this Agreement as may be selected by Parent) without any consideration being paid by AAI or any other entity. The LLC membership interests transferred to AAI (or such other designee) shall be free and clear or all Liens and all necessary waivers and consents required to make the transfer as contemplated hereby shall have been obtained by the LLC and the holders of the membership interests.

5.27 Noncompete.

(a) For a period of four years from the date of the Closing, none of the Stockholder, any CI Stockholder or Lim shall, directly or indirectly, individually or as an employee, partner, officer, director or shareholder or in any other capacity whatsoever of or for any person, firm, partnership, company or corporation other than Parent, the Company or their respective Subsidiaries or Affiliates:

(i) Own, manage, operate, sell, control or participate in the ownership, management, operation, sales or control of or be connected in any manner, including as an employee, advisor or consultant or similar role, with any business engaged, in the geographical areas referred to in Section 5.27(b) below, in the design, research, development, marketing, sale, branding or licensing of products or services that are substantially similar to or competitive with the business of Parent, the Company or any of their respective Subsidiaries; or

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(ii) Recruit, attempt to hire, solicit, or assist others in recruiting or hiring, in or with respect to the geographical areas referred to in Section 5.27(b) below, any person who is an employee of Parent, the Company or any of their respective Subsidiaries or Affiliates or induce or attempt to induce any such employee to terminate his employment with Parent, the Company or any of their respective Subsidiaries or Affiliates.

(b) The geographical areas in which the restrictions provided for in this Section apply include all cities, counties and states of the United States, and all other countries in which Parent, the Company (or any of their respective Subsidiaries or Affiliates) are conducting business at the time in question, whether or not any of Parent, the Company (or such Subsidiary or Affiliate) has an actual physical presence in such location. Each of the Stockholder, each CI Stockholder and Lim acknowledges that (i) the scope and period of restrictions and the geographical area to which the restrictions imposed in this Section applies are fair and reasonable and are reasonably required for the protection of Parent, the Company and their respective Subsidiaries and Affiliates, (ii) this Agreement accurately describes the business to which the restrictions are intended to apply and (iii) the obligations and restrictions provided for herein are an integral part of the consideration motivating Parent to enter into this Agreement.

(c) In addition to, and not in limitation of, the non-competition covenants set forth above in this Section, each of the Stockholder, each CI Stockholder and Lim agrees with Company that for a period of four years from the date of the Closing, he or it will not, either for himself or itself or for any other person or entity, directly or indirectly (other than for Parent, the Company and any of their respective Subsidiaries or Affiliates), solicit business away from, or attempt to sell, license or provide the same or similar products or services as are then provided by Parent, the Company or any Subsidiary or Affiliate thereof to any customer of Parent, the Company or their respective Subsidiaries and Affiliates.

(d) In addition to, and not in limitation of, the non-competition covenants set forth above in this Section, each of the Stockholder, each CI Stockholder and Lim agrees that, for a period of four years from the Closing, he will not, either for himself or itself or for any other person or entity, directly or indirectly, solicit, induce or attempt to induce any executive, employee, consultant or contractor of Parent, the Company or any Subsidiary or Affiliate thereof, to terminate his or her employment or his, her or its services with, Parent, the Company or any Subsidiary or Affiliate thereof or to take employment with another party.

(e) It is the intent of the parties that the provisions of this Section will be enforced to the fullest extent permissible under applicable law. If any particular provision or portion of this Section is adjudicated to be invalid or unenforceable, the Agreement will be deemed amended to revise that provision or portion to the minimum extent necessary to render it enforceable. Such amendment will apply only with respect to the operation of this paragraph in the particular jurisdiction in which such adjudication was made.

5.28 Exercise under Lim Option Agreement. The Company, Parent and the Stockholder hereby covenant and agree, in the manner set forth below, to provide Lim the following assurances with respect to the Lim Option:

(a) The Stockholder shall exercise his rights under the Lim Option Agreement prior to Closing of the Business Combination, and shall consummate the purchase of Lim’s Company Capital Stock and Company Membership Interests contemplated thereby (“Lim Buy Out”). Lim and the Stockholder hereby agree that the Lim Option Agreement shall be deemed amended and modified as provided in this Section and that the period under which the Lim Buy Out may occur is hereby extended from May 1, 2007 to the earlier of the consummation of the Lim Buy Out and termination of this Agreement. In consideration of the foregoing, it is hereby agreed that, in the event the Lim Buy Out occurs after May 1, 2007, then, in addition to the $60 million purchase price provided under the Lim Option Agreement for the purchase all of Lim’s Company Capital Stock and Company Membership Interests, the buyer thereof shall also pay an additional cash price (“Additional Purchase Price”) equal to (x) $60 million divided by 365, (2) multiplied by 0.20, (3) multiplied by the number of days after May 1, 2007 the Lim Buy Out is consummated. The $60 million purchase price plus any Additional Purchase Price shall be referred to as the “Lim Payment Amount.”

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(b) Neither Lim nor the Stockholder nor any other party to this Agreement shall agree to any terms in the Lim Buy Out that would adversely affect the other terms of this Agreement or the ability of any party to otherwise consummate the Business Combination as contemplated by this Agreement.

(c) The Stockholder shall provide Parent and its counsel with all agreements entered into in connection with the Lim Buy Out, including any financing agreements, prior to executing same and Parent and counsel shall be given reasonable opportunity to comment thereon. The Stockholder shall promptly provide Parent with all information reasonably requested by Parent with respect to the status of the Lim Buy Out and the arrangement of financing with respect thereto.

(d) In the event that the Lim Buy Out is not consummated by the Stockholder prior to Closing for any reason, Parent shall affect the Lim Buy Out as part of and conditioned upon the consummation of the Business Combination by reducing the number of Transaction Shares by the number equal to the Lim Payment Amount divided by $7.75 and paying to Lim the Lim Payment Amount in cash for the surrender of his Company Capital Stock and Company Membership Interests in the Business Combination and the related transactions and such cash payment shall be deemed part of the consideration paid by Parent for the Business Combination. In such event, Lim agrees to immediately surrender his shares in connection with the consummation of the Business Combination concurrently with his receipt of the Lim Payment Amount.

(e) In connection with the consummation of the Lim Buy Out, the Company and Parent shall cause Lim to be released from any and all personal guarantees made or given by him on behalf of the Company or any Subsidiary thereof and Lim shall otherwise be afforded all releases provided for under the Lim Option Agreement.

(f) Lim agrees that he shall not, until after such time as this Agreement is terminated, sell or transfer any Company Capital Stock or Company Membership Interests to any party other than the Stockholder or Parent as contemplated hereby or cause any Lien to be placed thereon.

(g) Each of the Stockholder and Lim agrees that any default or breach under the Lim Option Agreement that may currently exist or arise after the date hereof and prior to the earlier of the Closing and termination of this Agreement is waived and suspended until such time as the transactions contemplated by this Agreement are consummated or this Agreement is terminated. Each of the Stockholder and Lim agrees that he will not terminate or cause a termination of the Lim Option Agreement prior to the earlier of the Closing of the Business Combination and the termination of this Agreement.

(h) Notwithstanding anything to the contrary contained herein or in the Lim Option Agreement and without in any way contradicting, modifying or restricting the nature and extent of the express obligations of a party hereto contained in this Section 5.28 and Lim’s right to seek the full extent of damages in the event of a breach, neither Parent nor the Company or any Subsidiary thereof shall be obligated to indemnify Lim or hold him harmless for any liability existing or arising from any circumstances existing prior to the Lim Buy Out.

5.29 Hiring of Certain Officers. As soon as practicable after execution of this Agreement, Parent, the Company and Stockholder shall cooperate and use their best efforts to search for and hire a Chief Operating Officer, Chief Financial Officer and Chief Information Officer of Parent. The persons hired to fill each such office shall be reasonably mutually acceptable to each of Parent and the Company and each such person must be qualified to hold such office in a publicly-owned and publicly-reporting company.

5.30 Section 116 Filing. As soon as practicable after execution of this Agreement, Parent, the Company and the Stockholder shall cause to be prepared and filed all necessary documents and applications necessary to obtain the Section 116 Certificate. The cost of preparation and filing of same shall be shared equally by the parties. Any tax liabilities, penalties or interest owed with respect to any taxes or other matters related to the Company’s operations or interests in Canada shall be the responsibility of the Company.

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ARTICLE VI

CONDITIONS TO THE TRANSACTION

6.1 Conditions to Obligations of Each Party to Effect the Business Combination. The respective obligations of each party to this Agreement to affect the Business Combination shall be subject to the satisfaction at or prior to the Closing Date of the following conditions:

(a) Parent Stockholder Approval. The Parent Stockholder Approval, the Name Change Amendment and the Capitalization Amendment shall have been duly approved and adopted by the stockholders of Parent by the requisite vote under the laws of the State of Delaware and the Parent Charter Documents and an executed copy of an amendment to Parent’s Certificate of Incorporation reflecting the Name Change Amendment and the Capitalization Amendment shall have been filed with the Delaware Secretary of State to be effective as of the Closing.

(b) Parent Common Stock. Holders of twenty percent (20%) or more of the shares of Parent Common Stock issued in Parent’s initial public offering of securities and outstanding immediately before the Closing shall not have exercised their rights to convert their shares into a pro rata share of the Trust Fund in accordance with Parent’s Charter Documents.

(c) Stock Quotation or Listing. The Parent Common Stock at the Closing will be listed on the American Stock Exchange or Nasdaq or quoted on the OTC BB and there will be no action or proceeding pending or threatened against Parent to prohibit or terminate such listing or quotation.

(d) HSR Act. All specified waiting periods under the HSR Act shall have expired and no Governmental Entity shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Business Combination illegal or otherwise prohibiting consummation of the Business Combination, substantially on the terms contemplated by this Agreement.

(e) Lim Buy Out Completion. The Lim Buy Out shall have been cosummated as provided under Section 5.28 and Lim shall have received written assurances from the Company, Parent and the Stockholder that each of their respective covenants, obligations and agreements in favor of Lim that arise from the Lim Buy Out shall be and remain fully enforceable pursuant to their terms and conditions or that same have been satisfied.

(f) No Order. No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Business Combination illegal or otherwise prohibiting consummation of the Business Combination, substantially on the terms contemplated by this Agreement.

6.2 Additional Conditions to Obligations of the Company. The obligations of the Company to consummate and affect the Business Combination shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by the Company:

(a) Representations and Warranties. Each representation and warranty of Parent contained in this Agreement that is (i) qualified as to materiality shall have been true and correct (A) as of the date of this Agreement and (B) subject to the provisions of the last sentence of Section 5.14, on and as of the Closing Date, with the same force and effect as if made on the Closing Date and (ii) not qualified as to materiality shall have been true and correct (A) as of the date of this Agreement and (B) subject to the provisions of the last sentence of Section 5.14, on and as of the Closing Date, with the same force and effect as if made on the Closing Date in all material respects as if made on the Closing Date. The Company shall have received a certificate with respect to the foregoing signed on behalf of Parent by an authorized officer of Parent (“Parent Closing Certificate”).

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(b) Agreements and Covenants. Parent and Merger Sub shall have performed or complied with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Closing Date, except to the extent that any failure to perform or comply (other than a willful failure to perform or comply or failure to perform or comply with an agreement or covenant reasonably within the control of Parent) does not, or will not, constitute a Material Adverse Effect with respect to Parent, and the Parent Closing Certificate shall include a provision to such effect.

(c) No Litigation. No action, suit or proceeding shall be pending or threatened before any Governmental Entity which is reasonably likely to (i) prevent consummation of any of the transactions contemplated by this Agreement, (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation or (iii) affect materially and adversely or otherwise encumber the title of the shares of Parent Common Stock to be issued by Parent in connection with the Business Combination and no order, judgment, decree, stipulation or injunction to any such effect shall be in effect.

(d) Consents. Parent shall have obtained all consents, waivers and approvals required to be obtained by Parent in connection with the consummation of the transactions contemplated hereby, other than consents, waivers and approvals the absence of which, either alone or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on Parent and the Parent Closing Certificate shall include a provision to such effect.

(e) Material Adverse Effect. No Material Adverse Effect with respect to Parent shall have occurred since the date of this Agreement.

(f) SEC Compliance. Immediately prior to Closing, Parent shall be in compliance with the reporting requirements under the Exchange Act.

(g) Opinion of Counsel. The Company shall have received from Graubard Miller, Parent’s counsel, an opinion of counsel in substantially the form of Exhibit E annexed hereto.

(h) Resignations. The persons currently in the directorships and officers of Parent shall have resigned from all of their positions and offices with Parent necessary to give effect to the Voting Agreement and the other agreements contemplated hereby.

(i) Trust Fund. Parent shall have made appropriate arrangements to have the Trust Fund, which shall contain no less than the amount referred to in Section 3.25, dispersed to Parent immediately upon the Closing and in accordance with Section 5.25.

(j) Stockholder Employment Agreement. An Employment Agreement in the form of Exhibit F hereto between Parent and the Stockholder shall have been executed and delivered at Closing by Parent.

(k) Voting Agreement. The Voting Agreement shall be in full force and effect, and the Company’s designees thereunder shall have been elected to Parent’s Board of Directors.

(l) Other Deliveries. At or prior to Closing, Parent shall have delivered to the Company (i) copies of resolutions and actions taken by Parent’s board of directors and stockholders in connection with the approval of this Agreement and the transactions contemplated hereunder, and (ii) such other documents or certificates as shall reasonably be required by the Company and its counsel in order to consummate the transactions contemplated hereunder.

6.3 Additional Conditions to the Obligations of Parent. The obligations of Parent to consummate and affect the Business Combination shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by Parent:

(a) Representations and Warranties. Each representation and warranty of the Company contained in this Agreement that is (i) qualified as to materiality shall have been true and correct (A) as of the date of this Agreement and (B) subject to the provisions of the last sentence of Section 5.14, on and as of the Closing Date, with the same force and effect as if made on the Closing Date and (ii) not qualified as to materiality

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shall have been true and correct (A) as of the date of this Agreement and (B) subject to the provisions of the last sentence of Section 5.14, on and as of the Closing Date, in all material respects, with the same force and effect as if made on the Closing Date. Parent shall have received a certificate with respect to the foregoing signed on behalf of the Company by an authorized officer of the Company (“Company Closing Certificate”).

(b) Agreements and Covenants. The Company, the Stockholder, each of the CI Stockholders and Lim shall have performed or complied with all agreements and covenants required by this Agreement to be performed or complied with by them at or prior to the Closing Date except to the extent that any failure to perform or comply (other than a willful failure to perform or comply or failure to perform or comply with an agreement or covenant reasonably within the control of the Company) does not, or will not, constitute a Material Adverse Effect on the Company, and the Company Closing Certificate shall include a provision to such effect.

(c) No Litigation. No action, suit or proceeding shall be pending or threatened before any Governmental Entity which is reasonably likely to (i) prevent consummation of any of the transactions contemplated by this Agreement, (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation or (iii) affect materially and adversely the right of Parent to own, operate or control any of the assets and operations of the Surviving Corporation following the Business Combination and no order, judgment, decree, stipulation or injunction to any such effect shall be in effect.

(d) Consents. The Company shall have obtained all consents, waivers, permits and approvals required to be obtained by the Company in connection with the consummation of the transactions contemplated hereby, other than consents, waivers and approvals the absence of which, either alone or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Company and the Company Closing Certificate shall include a provision to such effect.

(e) Material Adverse Effect. No Material Adverse Effect with respect to the Company shall have occurred since the date of this Agreement.

(f) Opinion of Counsel. Parent shall have received an opinion in counsel in substantially the form of Exhibit G hereto from one or a combination of (i) Buchanan Ingersoll & Rooney PC, special counsel to the Company, and (ii) the Company’s Canadian and other general corporate counsels.

(g) “Comfort” Letter. Parent shall have received a “comfort” letter in the customary form from the Company’s independent accountants dated the Closing Date with respect to certain financial statements and other information included in the Proxy Statement.

(h) Stockholder Obligations. The Stockholders shall have repaid to the Company, on or before the Closing, all direct and indirect indebtedness and obligations owed by them to the Company, including the indebtedness and other obligations described in Schedule 2.22 and all other amounts owed by them to the Company.

(i) Resignations. The persons currently in the directorships and officers of the Company shall have resigned from all of their positions and offices with the Company necessary to give effect to the Voting Agreement and the other agreements contemplated hereby.

(j) Derivative Securities. There shall be outstanding no options, warrants or other derivative securities entitling the holders thereof to acquire shares of Company Capital Stock or other securities of the Company.

(k) Stockholder Employment Agreement. The Employment Agreement with the Stockholder shall have been executed and delivered at Closing by the Stockholder.

(l) Voting Agreement. The Voting Agreement shall be in full force and effect and the Founders Group’s (as defined therein) designees shall have been elected to the Parent’s board of directors.

(m) Cash Bonus Schedule. The schedule contemplated by Section 5.25(d) shall have been delivered to Parent at or prior to Closing.

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(n) Financials.

(i) Parent shall have received the Audited Annual Financials and Affirmed Stub Financials of each of AAI and CI, and all other audited and unaudited financial information as required by the applicable proxy rules in accordance with Section 5.1 above. Parent shall also have received combined consolidated financial statements audited and reported on by a PCOAB-registered accounting firm for the year ending December 31, 2006, which presents AAI and CI and all of their respective Subsidiaries on a combined consolidated basis.

(ii) The Audited Annual Financials shall not materially differ from the Annual Financial Statements, shall not contain any qualifications not contained in the Annual Financial Statements, shall not omit any qualifications contained in the Annual Financial Statements, and shall not utilize any accounting procedure that is materially different from that used in connection with the Annual Financial Statements. The Affirmed Stub Financials shall not materially differ from the Stub Financial Statements, shall not contain any qualifications not contained in the Stub Financial Statements, shall not omit any qualifications contained in the Stub Financial Statements, and shall not utilize any accounting procedure that is materially different from that used in connection with the Stub Financial Statements. Neither the Audited Annual Financials or Affirmed Stub Financials, individually or taken as a whole, shall differ from the Annual Financial Statements or Stub Financial Statements in a manner that causes any condition to Closing to not be met or which otherwise indicates a Material Adverse Effect on the Company.

(o) 2006 EBITDA. 2006 EBITDA shall be equal to or greater than $30,000,000 (giving effect to the up to $5 million of exclusions contemplated by this Agreement).

(p) Projections. The Projections shall have been delivered as provided in this Agreement and shall indicate that (i) Projected 2007 EBITDA shall be at least $50,000,000 (giving effect to exclusions noted in Section 5.21) and (iii) Projected 2008 Annualized Run Rate shall be at least $70,000,000 (giving effect to exclusions noted in Section 5.21) and no information shall become known to any of the parties prior to the Closing Date that would reasonably be deemed to indicate that the Projections shall not be met or that the information on which such Projections are based is incorrect or misleading.

(q) Compliance with Credit Facilities. On the Closing Date, the Company shall be in full compliance with all of its credit facilities and debt instruments and shall have delivered to Parent written acknowledgment of same from each such facility provider or debt holder.

(r) Stockholders Agreements Waivers. The Stockholders Agreements Waivers shall be in full force and effect as of the Closing Date and all necessary actions shall have been taken for all Shareholder Agreements to be automatically terminated upon the closing of the Business Combination, except as otherwise contemplated by Section 5.11(b).

(s) Transfer of LLC Interests. The transfer of the membership interests of the LLC in accordance with Section 5.26 of this Agreement shall have been consummated immediately prior to the Closing.

(t) Lock-up Agreement. The Lock-up Agreements between Parent and the Stockholder and each CI Stockholder shall be in full force and effect as of the Closing Date.

(u) Hiring of Certain Officers. Persons to assume the offices of Chief Operating Officer, Chief Financial Officer and Chief Information Officer as contemplated under Section 5.29 shall have been identified and shall have entered into employment agreements with Parent, effective as of the Closing Date, on terms mutually and reasonably acceptable to Parent.

(v) Fairness Opinion. Parent shall have received an opinion form a qualified investment bank addressed to Parent’s board of directors that, as of the date of the opinion, the consideration being given by Parent in the transaction contemplated hereby is fair, from a financial point of view, to the stockholders of Parent and that the fair market value of the Company is at least equal to 80% of the net assets of Parent at the time of the transaction (“Fairness Opinion”).

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(w) Tax Clearance Certificate. The Section 116 Certificate shall have been obtained or otherwise the provisions of Section 1.6(d)(ii) hereof shall apply.

(x) Other Deliveries. At or prior to Closing, the Company shall have delivered to Parent: (i) copies of resolutions and actions taken by the Company’s board of directors and stockholders in connection with the adoption and approval of this Agreement and the transactions contemplated hereunder, and (ii) such other documents or certificates as shall reasonably be required by Parent and its counsel in order to consummate the transactions contemplated hereunder.

ARTICLE VII

INDEMNIFICATION

7.1 Indemnification of Parent.

(a) Subject to the terms and conditions of this Article VII (including without limitation the limitations set forth in Section 7.4), Parent, the Surviving Corporations and their respective representatives, successors and permitted assigns (the “Parent Indemnitees”) shall be indemnified, defended and held harmless by those Persons who are holders of the Company Capital Stock at the Effective Time, but only to the extent of the Escrow Shares, from and against all Losses asserted against, resulting to, imposed upon, or incurred by any Parent Indemnitee by reason of, arising out of or resulting from:

(i) the inaccuracy or breach of any representation or warranty of the Company contained in or made pursuant to this Agreement, any Schedule or any certificate delivered by the Company to Parent pursuant to this Agreement with respect hereto or thereto in connection with the Closing;

(ii) the non-fulfillment or breach of any covenant or agreement of the Company contained in this Agreement; and

(iii) the matters referred to in Schedule 2.10 of the Company Disclosure Schedule.

(b) As used in this Article VII, the term “Losses” shall include all losses, liabilities, damages, judgments, awards, orders, penalties, settlements, costs and expenses (including, without limitation, interest, penalties, court costs and reasonable legal fees and expenses) including those arising from any demands, claims, suits, actions, costs of investigation, notices of violation or noncompliance, causes of action, proceedings and assessments whether or not made by third parties or whether or not ultimately determined to be valid. Solely for the purpose of determining the amount of any Losses (and not for determining any breach) for which Parent Indemnitee may be entitled to indemnification pursuant to Article VII, any representation or warranty contained in this Agreement that is qualified by a term or terms such as “material,” “materially,” or “Material Adverse Effect” shall be deemed made or given without such qualification and without giving effect to such words.

7.2 Indemnification of Third Party Claims. The indemnification obligations and liabilities under this Article VII with respect to actions, proceedings, lawsuits, investigations, demands or other claims brought against Parent by a Person other than the Company (a “Third Party Claim”) shall be subject to the following terms and conditions:

(a) Notice of Claim. Parent, acting through the Appointed Director, will give the Stockholder prompt written notice after receiving written notice of any Third Party Claim or discovering the liability, obligation or facts giving rise to such Third Party Claim (a “Notice of Claim”) which Notice of Third Party Claim shall set forth (i) a brief description of the nature of the Third Party Claim, (ii) the total amount of the actual out-of-pocket Loss or the anticipated potential Loss (including any costs or expenses which have been or may be reasonably incurred in connection therewith), and (iii) whether such Loss may be covered (in whole or in part) under any insurance and the estimated amount of such Loss which may be covered under such insurance, and the Stockholder shall be entitled to participate in the defense of Third Party Claim at its expense.

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(b) Defense. The Stockholder shall have the right, at its option (subject to the limitations set forth in subsection 7.2(c) below) and at its own expense, by written notice to Parent, to assume the entire control of, subject to the right of Parent to participate (at its expense and with counsel of its choice) in, the defense, compromise or settlement of the Third Party Claim as to which such Notice of Claim has been given, and shall be entitled to appoint a recognized and reputable counsel reasonably acceptable to Parent to be the lead counsel in connection with such defense. If the Stockholder is permitted and elects to assume the defense of a Third Party Claim:

(i) the Stockholder shall diligently and in good faith defend such Third Party Claim and shall keep Parent reasonably informed of the status of such defense; provided, however, that Parent shall have the right to approve any settlement, which approval shall not be unreasonably delayed, withheld or conditioned; and

(ii) Parent shall cooperate fully in all respects with the Stockholder in any such defense, compromise or settlement thereof, including, without limitation, the selection of counsel, and Parent shall make available to the Stockholder all pertinent information and documents under its control.

(c) Limitations of Right to Assume Defense. The Stockholder shall not be entitled to assume control of such defense if (i) the Third Party Claim relates to or arises in connection with any criminal proceeding, action, indictment, allegation or investigation; (ii) the Third Party Claim seeks an injunction or equitable relief against Parent; or (iii) there is a reasonable probability that a Third Party Claim may materially and adversely affect Parent other than as a result of money damages or other money payments.

(d) Other Limitations. Failure to give prompt Notice of Claim or to provide copies of relevant available documents or to furnish relevant available data shall not constitute a defense (in whole or in part) to any Third Party Claim by Parent against the Stockholder and shall not affect the Stockholder’s duty or obligations under this Article VII, except to the extent (and only to the extent that) such failure shall have adversely affected the ability of the Stockholder to defend against or reduce its liability or caused or increased such liability or otherwise caused the damages for which the Stockholder is obligated to be greater than such damages would have been had Parent given the Stockholder prompt notice hereunder. So long as the Stockholder is defending any such action actively and in good faith, Parent shall not settle such action. Parent shall make available to the Stockholder all relevant records and other relevant materials required by them and in the possession or under the control of Parent, for the use of the Stockholder and its representatives in defending any such action, and shall in other respects give reasonable cooperation in such defense.

(e) Failure to Defend. If the Stockholder, promptly after receiving a Notice of Claim, fails to defend such Third Party Claim actively and in good faith, Parent will (upon further written notice) have the right to undertake the defense, compromise or settlement of such Third Party Claim as it may determine in its reasonable discretion, provided that the Stockholder shall have the right to approve any settlement, which approval will not be unreasonably delayed, withheld or conditioned.

(f) Parent’s Rights. Anything in this Section 7.2 to the contrary notwithstanding, the Stockholder shall not, without the written consent of Parent, settle or compromise any action or consent to the entry of any judgment which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to Parent of a full and unconditional release from all liability and obligation in respect of such action without any payment by Parent.

(g) Stockholder Consent. Unless the Stockholder has consented to a settlement of a Third Party Claim, the amount of the settlement shall not be a binding determination of the amount of the Loss and such amount shall be determined in accordance with the provisions of the Escrow Agreement.

7.3 Insurance Effect. To the extent that any Losses that are subject to indemnification pursuant to this Article VII are covered by insurance, Parent shall use best efforts to obtain the maximum recovery under such insurance; provided that Parent shall nevertheless be entitled to bring a claim for indemnification under this

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Article VII in respect of such Losses and the time limitations set forth in Section 7.4 hereof for bringing a claim of indemnification under this Agreement shall be tolled during the pendency of such insurance claim. The existence of a claim by Parent for monies from an insurer or against a third party in respect of any Loss shall not, however, delay any payment pursuant to the indemnification provisions contained herein and otherwise determined to be due and owing by the Stockholder. If Parent has received the payment required by this Agreement from the Stockholder in respect of any Loss and later receives proceeds from insurance or other amounts in respect of such Loss, then it shall hold such proceeds or other amounts in trust for the benefit of the Stockholder and shall pay to the Stockholder, as promptly as practicable after receipt, a sum equal to the amount of such proceeds or other amount received, up to the aggregate amount of any payments received from the Stockholder pursuant to this Agreement in respect of such Loss. Notwithstanding any other provisions of this Agreement, it is the intention of the parties that no insurer or any other third party shall be (i) entitled to a benefit it would not be entitled to receive in the absence of the foregoing indemnification provisions, or (ii) relieved of the responsibility to pay any claims for which it is obligated.

7.4 Limitations on Indemnification.

(a) Survival: Time Limitation. The representations, warranties, covenants and agreements in this Agreement or in any writing delivered by the Company to Parent in connection with this Agreement (including the certificate required to be delivered by the Company pursuant to Section 6.3(a)) shall survive the Closing until the expiration of the Escrow Period.

(b) Any claim made by a party hereunder shall be preserved despite the subsequent expiration of the Escrow Period and any claim set forth in a Notice of Claim sent prior to the expiration of the Escrow Period shall survive until final resolution thereof. Except as set forth in the immediately preceding sentence, no claim for indemnification under this Article VII shall be brought after the end of the Escrow Period.

(c) Deductible. No amount shall be payable under Article VII unless and until the aggregate amount of all indemnifiable Losses otherwise payable exceeds $250,000 (the “Deductible”), in which event the amount payable shall include all amounts included in the Deductible and all future amounts that become payable under Section 7.1 from time to time thereafter.

(d) Aggregate Amount Limitation. The aggregate liability for Losses pursuant to Section 7.1 shall not in any event exceed the Escrow Shares and Parent shall have no claim against the Company’s stockholders other than for the Escrow Shares (and any proceeds of the shares or distributions with respect to the Escrow Shares).

7.5 Exclusive Remedy. Parent, on behalf of itself and all other Parent Indemnitees, hereby acknowledges and agrees that, from and after the Closing, its sole remedy with respect to any and all claims for money damages arising out of or relating to this Agreement shall be pursuant and subject to the requirements of the indemnification provisions set forth in this Article VII. Notwithstanding any of the foregoing, nothing contained in this Article VII shall in any way impair, modify or otherwise limit Parent’s or the Company’s right to bring any claim, demand or suit against the other party based upon such other party’s actual fraud or intentional or willful misrepresentation or omission, it being understood that a mere breach of a representation and warranty, without intentional or willful misrepresentation or omission, does not constitute fraud.

7.6 Adjustment to Transaction Consideration. Amounts paid for indemnification under Article VII shall be deemed to be an adjustment to the value of the shares of Parent Common Stock issued by Parent as a result of the Business Combination, except as otherwise required by Law.

7.7 Stockholder Capacities; Application of Escrow Shares. The parties acknowledge that the Stockholder’s obligations under this Article VII are solely as a representative of the Company’s stockholders in the manner set forth in the Escrow Agreement with respect to the obligations to indemnify Parent under this Article VII and that the Stockholder shall have no personal responsibility for any expenses incurred by him in such capacity and that

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all payments to Parent as a result of such indemnification obligations shall be made solely from, and to the extent of, the Escrow Shares. Out-of-pocket expenses of the Stockholder for attorneys’ fees and other costs shall be borne in the first instance by Parent, which may make a claim for reimbursement thereof against the Escrow Shares upon the claim with respect to which such expenses are incurred becoming an Established Claim (as defined in the Escrow Agreement). The parties further acknowledge that all actions to be taken by Parent pursuant to this Article VII shall be taken on its behalf by the Appointed Director in accordance with the provisions of the Escrow Agreement. The Escrow Agent, pursuant to the Escrow Agreement after the Closing, may apply all or a portion of the Escrow Shares to satisfy any claim for indemnification pursuant to this Article VII. The Escrow Agent will hold the remaining portion of the Escrow Shares until final resolution of all claims for indemnification or disputes relating thereto.

ARTICLE VIII

TERMINATION

8.1 Termination. This Agreement may be terminated at any time prior to the Closing:

(a) by mutual written agreement of Parent and the Company at any time;

(b) by either Parent or the Company if the Business Combination shall not have been consummated by December 15, 2007 for any reason; provided, however, that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Business Combination to occur on or before such date and such action or failure to act constitutes a breach of this Agreement;

(c) by either Parent or the Company if a Governmental Entity shall have issued an order, decree, judgment or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Business Combination, which order, decree, ruling or other action is final and nonappealable;

(d) by the Company, upon a material breach of any representation, warranty, covenant or agreement on the part of Parent set forth in this Agreement, or if any representation or warranty of Parent shall have become untrue, in either case such that the conditions set forth in Article VI would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided, that if such breach by Parent is curable by Parent prior to the Closing Date, then the Company may not terminate this Agreement under this Section 8.1(d) for thirty (30) days after delivery of written notice from the Company to Parent of such breach, provided Parent continues to exercise best efforts to cure such breach (it being understood that the Company may not terminate this Agreement pursuant to this Section 8.1(d) if it shall have materially breached this Agreement or if such breach by Parent is cured during such thirty (30)-day period);

(e) by Parent, upon a material breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue, in either case such that the conditions set forth in Article VI would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided, that if such breach is curable by the Company prior to the Closing Date, then Parent may not terminate this Agreement under this Section 8.1(e) for thirty (30) days after delivery of written notice from Parent to the Company of such breach, provided the Company continues to exercise best efforts to cure such breach (it being understood that Parent may not terminate this Agreement pursuant to this Section 8.1(e) if it shall have materially breached this Agreement or if such breach by the Company is cured during such thirty (30)-day period);

(f) by either Parent or the Company, if, at the Special Meeting (including any adjournments thereof), this Agreement and the transactions contemplated thereby shall fail to be approved and adopted by the affirmative vote of the holders of Parent Common Stock required under Parent’s certificate of incorporation,

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or the holders of 20% or more of the number of shares of Parent Common Stock issued in Parent’s initial public offering and outstanding as of the date of the record date of the Special Meeting exercise their rights to convert the shares of Parent Common Stock held by them into cash in accordance with Parent’s certificate of incorporation; or

(g) immediately by Parent by written notice to the Company without any cure period, if (i) the Audited Annual Financials or Affirmed Stub Financials do not conform with Section 6.3(n) or otherwise do not comply with the conditions set forth thereunder or are not otherwise produced and delivered in accordance with Section 5.1, (ii) 2006 Audited Financials are not delivered to Parent on or prior to March 31, 2007, (iii) the 2006 EBITDA Statement is not delivered to Parent within five business days after the Audit Delivery Date, (iv) 2006 EBITDA is not at least $30,000,000 (subject to the prescribed exclusions of up to $5 million), (v) the Projections are not delivered to Parent within five business days after the Audit Delivery Date, (vi) Projected 2007 EBITDA is not at least $50,000,000 (giving effect to exclusions noted in Section 5.21) or the Projected 2008 Annualized Run Rate is not at least $70,000,000 (giving effect to exclusions noted in Section 5.21) as set forth in the Projections or such Projections are not prepared in strict accordance with Section 5.22, or (vii) the Fairness Opinion is not received by Parent’s board on or prior to January 30, 2007.

8.2 Notice of Termination; Effect of Termination. Any termination of this Agreement under Section 8.1 above will be effective immediately upon (or, if the termination is pursuant to Section 8.1(d) or Section 8.1(e) and the proviso therein is applicable, thirty (30) days after) the delivery of written notice of the terminating party to the other parties hereto. In the event of the termination of this Agreement as provided in Section 8.1, this Agreement shall be of no further force or effect and the Business Combination shall be abandoned, except for and subject to the following: (i) Sections 5.6, 5.13, 8.2 and 8.3 and Article X (General Provisions) shall survive the termination of this Agreement, and (ii) nothing herein shall relieve any party from liability for any breach of this Agreement, including a breach by a party electing to terminate this Agreement pursuant to Section 8.1(b) if such party’s action or failure to act constituted a principal cause of or resulted in the failure of the Business Combination to occur on or before the date stated therein.

8.3 Fees and Expenses. All fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses whether or not the Business Combination is consummated.

ARTICLE IX

DEFINED TERMS

Terms defined in this Agreement are organized alphabetically as follows, together with the Section and, where applicable, paragraph, number in which definition of each such term is located:

“2006 EBITDA”	Section 5.20(a)
“2006 EBITDA Statement”	Section 5.20(a)
“AAA”	Section 10.12
“AAI”	Header
“AAI Stockholders Agreement”	Section 5.11(b)
“Accounting Firms”	Section 5.1(a)(i)
“Acquisition Transaction”	Section 4.2(a)
“Additional Purchase Price”	Section 5.28(a)
“Affiliate”	Section 10.2(f)
“Affirmed AAI Stub Financials”	Section 5.1(a)(i)
“Affirmed CI Stub Financials”	Section 5.1(a)(ii)

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“Affirmed Stub Financials”	Section 5.1(a)(ii)
“Agreement”	Header
“AMEX”	Section 3.23
“Applicable Corporate Laws”	Recital A
“Appointment Director”	Section 1.13
“Approvals”	Section 2.1(a)
“Annual Financial Statements”	Section 2.7(a)
“Audited 2006 Financials”	Section 5.20(a)
“Audit Delivery Date”	Section 5.20(a)
“Audited AAI Annual Financials”	Section 5.1(a)(i)
“Audited Annual Financials”	Section 5.1(a)(ii)
“Audited CI Annual Financials”	Section 5.1(a)(ii)
“Blue Sky Laws”	Section 1.12(c)
“Business Combination”	Section 1.1(b)
“Canada Acquisition”	Section 1.1(b)
“Canadian Allocation”	Section 1.6(d)(ii)
“Canadian Escrow Shares”	Section 1.6(d)(iv)
“Canadian Newco”	Recital A
“Canadian Shares”	Section 1.6(d)(ii)
“Canadian Tax Act”	Section 1.6(d)(i)
“Capitalization Amendment”	Section 5.1(a)
“Charter Documents”	Section 2.1(a)
“CI”	Header
“CI companies”	Header
“CI Stockholders”	Header
“CI Stockholders Agreement”	Section 5.11(b)
“CI Stockholders Signature Page”	Section 2.3(b)
“Closing”	Section 1.2
“Closing Date”	Section 1.2
“Closing Date Net Debt”	Section 1.5(b)(i)
“Closing Date Net Debt Statement”	Section 1.5(b)(iv)
“Closing Form 8-K	Section 5.4(b)
“Closing Press Release”	Section 5.4(b)
“Code”	Recital E
“Comfort Letter”	Section 6.3(g)
“Company”	Heading
“Company Certificates”	Section 1.6(a)
“Company Closing Certificate”	Section 6.3(a)
“Company Capital Stock”	Section 1.5(a)
“Company Contracts”	Section 2.19(a)
“Company Contract Consents”	Section 5.21
“Company Intellectual Property”	Section 2.18
“Company Membership Interests”	Section
“Company Products”	Section 2.18
“Company Registered Intellectual Property”	Section 2.18
“Company Schedule”	Article II Preamble
“Company Stock Options”	Section 2.3(c)
“Company Warrants”	Section 2.3(c)
“Copyrights”	Section 2.18
“Corporate Records”	Section 2.1(c)
“Deductible”	Section 7.4(c)

52

“DGCL”	Section 5.1(b)
“Disclosure Schedules”	Section 5.14(a)
“Due Date”	Section 1.6(d)(v)
“EBITDA”	Section 5.20(b)
“Effective Time”	Section 1.2
“Employment Agreements”	Section 6.2(j)
“Environmental Law”	Section 2.16(b)
“Escrow Agent”	Section 1.11
“Escrow Agreement”	Section 1.11
“Escrow Period”	Section 1.11
“Escrow Shares”	Section 1.5(a)
“Exchange Act”	Section 1.12(c)
“Governmental Action/Filing”	Section 2.21(c)
“Governmental Entity”	Section 1.12(c)
“HSR Act”	Section 2.5(b)
“Hazardous Substance”	Section 2.16(c)
“Indemnity Shares”	Section 1.5(a)
“Insider”	Section 2.19(a)(i)
“Insurance Policies”	Section 2.20
“Intellectual Property”	Section 2.18
“knowledge”	Section 10.2(d)
“Legal Requirements”	Section 10.2(b)
“LLC”	Header
“LLC Operating Agreement”	Section 5.11(b)
“Lien”	Section 10.2(e)
“Lim”	Header
“Lim Buy Out”	Section 5.28(a)
“Lim Option Agreement”	Section 2.26
“Lim Payment Amount”	Section 5.28(a)
“Losses”	Section 7.1(b)
“Material Adverse Effect”	Section 10.2(a)
“Material Company Contracts”	Section 2.19(a)
“Merger”	Section 1.1(a)
“Transaction Certificates”	Section 1.2
“Merger Sub”	Header
“Name Change Amendment”	Section 5.1(a)
“Net Debt”	Section 1.5(c)(iii)
“Net Debt Transaction Share Reduction”	Section 1.5(c)(ii)
“Notice of Claim”	Section 7.2(a)
“Parent”	Heading
“Parent Closing Certificate”	Section 6.2(a)
“Parent Common Stock”	Section 1.5(a)
“Parent Contracts”	Section 3.19(a)
“Parent Convertible Securities”	Section 3.3(b)
“Parent Indemnitees”	Section 7.1(a)
“Parent Plan”	Section 5.1(a)
“Parent Preferred Stock”	Section 3.3(a)
“Parent SEC Reports”	Section 3.7(a)
“Parent Schedule”	Article III Preamble
“Parent Stock Options”	Section 3.3(b)
“Parent Stockholder Approval”	Section 5.1(a)

53

“Parent Warrants”	Section 3.3(b)
“Patents”	Section 2.18
“Periodic Net Debt Statement”	Section 1.5(b)(iv)
“Person”	Section 10.2(c)
“Personal Information”	Section 2.27(a)
“Personal Property”	Section 2.14(b)
“Plan/Plans”	Section 2.11(a)
“Press Release”	Section 5.4(a)
“Privacy Laws”	Section 2.27(a)
“Privacy Policy”	Section 2.27(b)
“Projected 2007 EBITDA”	Section 5.21(a)(i)
“Projected 2008 Annualized Run Rate”	Section 5.21 (a)(ii)
“Projections”	Section 5.21(a)
“Proxy Statement”	Section 5.1(a)
“Recipient Party”	Section 1.6(d)(i)
“Registered Intellectual Property”	Section 2.18
“Registration Rights Agreement”	Section 1.14
“Returns”	Section 2.15(b)(i)
“Section 116 Certificate”	Section 1.6(d)(i)
“Securities Act”	Section 1.12
“Signing Form 8-K”	Section 5.4(a)
“Special Meeting”	Section 5.1(a)
“Stockholders Agreement”	Section 5.11(b)
“Stockholders Agreements Waivers”	Section 5.11(b)
“Stub Financial Statements”	Section 2.7(b)
“Stub Period Tax Distribution”	Section 1.15
“Stockholder”	Heading
“Subsidiary/Subsidiaries”	Section 2.2(a)
“Surviving Corporations”	Section 1.1(b)
“Tax/Taxes”	Section 2.15(a)
“Third Party Claim”	Section 7.2
“Trademarks”	Section 2.18
“Transaction Certificates”	Section 1.2
“Transaction Consideration”	Section 1.5(a)
“Transaction Shares”	Section 1.5(a)
“Trust Fund”	Section 3.25
“U.S. GAAP”	Section 2.7(a)
“Merger Sub”	Header
“U.S. Surviving Corporation”	Section 1.1(a)

54

ARTICLE X

GENERAL PROVISIONS

10.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or sent via telecopy (receipt confirmed) to the parties at the following addresses or telecopy numbers (or at such other address or telecopy numbers for a party as shall be specified by like notice):

if to Parent, to:

Endeavor Acquisition Corp.

7 Times Square

17th Floor

New York, New York 10036

Attention: Jonathan Ledecky

212-683-5350 telephone

212-486-9094 telecopy

with a copy to:

David Alan Miller, Esq.

Graubard Miller

405 Lexington Avenue

New York, New York 10174-1901

212-818-8661 telephone

212-818-8881 telecopy

if to the Company or Stockholder, to:

American Apparel Inc.

747 Warehouse Street

Los Angeles, California 90021

Attention: Dov Charney

213-488-0226 telephone

213-488-0334 telecopy

with a copy to:

Buchanan Ingersoll & Rooney PC

One Chase Manhattan Plaza

35th Floor

New York, New York 10005-1417

Attention: Robert Frucht, Esq.

212-440-4400 telephone

212-440-4401 telecopy

10.2 Interpretation. The definitions of the terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context shall require, any pronoun shall include the corresponding masculine, feminine and neuter forms. When a reference is made in this Agreement to an Exhibit or Schedule, such reference shall be to an Exhibit or Schedule to this Agreement unless otherwise indicated. When a reference is made in this Agreement to Sections or subsections, such reference shall be to a Section or subsection of this Agreement. Unless otherwise indicated the words “include,” “includes” and “including” when used herein shall

55

be deemed in each case to be followed by the words “without limitation.” The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When reference is made herein to “the business of” an entity, such reference shall be deemed to include the business of all direct and indirect Subsidiaries of such entity. Reference to the Subsidiaries of an entity shall be deemed to include all direct and indirect Subsidiaries of such entity. For purposes of this Agreement:

(a) the term “Material Adverse Effect” when used in connection with an entity means any change, event, violation, inaccuracy, circumstance or effect, individually or when aggregated with other changes, events, violations, inaccuracies, circumstances or effects, that is materially adverse to the business, assets (including intangible assets), revenues, financial condition, prospects or results of operations of such entity, it being understood that none of the following alone or in combination shall be deemed, in and of itself, to constitute a Material Adverse Effect: (i) changes attributable to the public announcement or pendency of the transactions contemplated hereby, (ii) changes in general national or regional economic conditions, or (iii) any SEC rulemaking requiring enhanced disclosure of reverse merger transactions with a public shell;

(b) the term “Legal Requirements” means any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity and all requirements set forth in applicable Company Contracts or Parent Contracts;

(c) the term “Person” shall mean any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or Governmental Entity;

(d) the term “knowledge” means actual knowledge or awareness, after due inquiry, as to a specified fact or event of a Person that is an individual or of an executive officer or director of a Person that is a corporation or of a Person in a similar capacity of an entity other than a corporation;

(e) the term “Lien” means any mortgage, pledge, security interest, encumbrance, lien, restriction or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof, any sale with recourse against the seller or any Affiliate of the seller, or any agreement to give any security interest);

(f) the term “Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with, such Person. For purposes of this definition, “control” (including with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and

(g) all monetary amounts set forth herein are referenced in United States dollars, unless otherwise noted.

10.3 Counterparts; Facsimile Signatures. This Agreement and each other document executed in connection with the transactions contemplated hereby, and the consummation thereof, may be executed in one or more counterparts, all of which shall be considered one and the same document and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart. Delivery by facsimile to counsel for the other party of a counterpart executed by a party shall be deemed to meet the requirements of the previous sentence.

10.4 Entire Agreement; Third party Beneficiaries. This Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein, including the Exhibits and

56

Schedules hereto (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and (b) are not intended to confer upon any other person any rights or remedies hereunder (except as specifically provided in this Agreement).

10.5 Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

10.6 Other Remedies; Specific Performance. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity. The parties further acknowledge that the Company and its assets, business and equity securities are unique and therefore, in the event of the Company’s failure to consummate the Business Combination for any reason other than Parent’s or Merger Sub’ breach hereunder, Parent shall have the right to seek equitable relief hereunder, including specific performance.

10.7 Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of Delaware regardless of the law that might otherwise govern under applicable principles of conflicts of law thereof.

10.8 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

10.9 Assignment. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties. Subject to the first sentence of this Section 10.9, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Notwithstanding the foregoing, Parent may assign all or any portion of its rights under this Agreement to any of its affiliates (whether currently existing or created hereafter), but no such assignment shall relieve Parent of its obligations hereunder.

10.10 Amendment. This Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of the parties.

10.11 Extension; Waiver. At any time prior to the Closing, any party hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Delay in exercising any right under this Agreement shall not constitute a waiver of such right.

57

10.12 Arbitration. Any disputes or claims arising under or in connection with this Agreement or the transactions contemplated hereunder shall be resolved by binding arbitration. Notice of a demand to arbitrate a dispute by either party shall be given in writing to the other at their last known address. Arbitration shall be commenced by the filing by a party of an arbitration demand with the American Arbitration Association (“AAA”) in its office in New York City. The arbitration and resolution of the dispute shall be resolved by a single arbitrator appointed by the AAA pursuant to AAA rules. The arbitration shall in all respects be governed and conducted by applicable AAA rules, and any award and/or decision shall be conclusive and binding on the parties. The arbitration shall be conducted in New York City. The arbitrator shall supply a written opinion supporting any award, and judgment may be entered on the award in any court of competent jurisdiction. Each party shall pay its own fees and expenses for the arbitration, except that any costs and charges imposed by the AAA and any fees of the arbitrator for his services shall be assessed against the losing party by the arbitrator. In the event that preliminary or permanent injunctive relief is necessary or desirable in order to prevent a party from acting contrary to this Agreement or to prevent irreparable harm prior to a confirmation of an arbitration award, then either party is authorized and entitled to commence a lawsuit solely to obtain equitable relief against the other pending the completion of the arbitration in a court having jurisdiction over the parties. Each party hereby consents to the exclusive jurisdiction of the federal and state courts located in the State of New York, New York County, for such purpose. All rights and remedies of the parties shall be cumulative and in addition to any other rights and remedies obtainable from arbitration.

10.13 Currency. All references to currency amounts in this Agreement shall mean United States dollars.

[The remainder of this page has been intentionally left blank.]

58

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.

ENDEAVOR ACQUISITION CORP.

By:	/s/ JONATHAN J. LEDECKY
Name and Title

AAI ACQUISITION CORP.

By:	/s/ JONATHAN J. LEDECKY
Name and Title

AMERICAN APPAREL, INC.

By:	/s/ DOV CHARNEY
Name and Title

AMERICAN APPAREL, LLC

By:	/s/ DOV CHARNEY
Name and Title

/s/ DOV CHARNEY
DOV CHARNEY

SEE SEPARATE SIGNATURE PAGES FOR SIGNATURE OF EACH OF THE CI STOCKHOLDERS AND LIM

THE SIGNATURES OF THE CI STOCKHOLDERS (AND THE RELATED NOMINEES) CONSTITUTE THEIR RESPECTIVE INDIVIDUAL SIGNATURES AS WELL AS THEIR SIGNATURES ON BEHALF OF THE CI COMPANIES

59

SANG HO LIM SIGNATURE PAGE

The Signature of the Person below constitutes his agreement only to Sections 1.1(a), 1.5(a), 1.6, 1.7, 1.8, 1.9, 1.10 1.12(a), 1.12(c) 1.15,, 2.3(a), 2.3(c), 2.4(a), 2.4(c), 2.5(b), 2.24, 4.1(f), 4.2, 5.6, 5.8(c), 5.9, 5.11, 5.12, 5.13, 5.14(b), 5.17, 5.26, 5.27,5.28, Article VIII, Article IX and Article X.

/s/ SANG HO LIM
SANG HO LIM

60

CI STOCKHOLDERS SIGNATURE PAGE

The Signature of each Person below constitutes his, her or its only to Sections 1.1(b), 1.5(a), 1.5(b), 1.6, 1.7, 1.8, 1.9, 1.12, 2.3(b), 2.4(a), 2.4(c), 2.24, 4.1(f), 4.2, 5.6, 5.8(c), 5.9, 5.10, 5.11, 5.12, 5.13, 5.14(b), 5.17, Article VIII, Article IX and Article X.

Name of corporation	Jurisdiction Formed/Law of Formation	Authorized Nominee/Registered Holder Signature	Beneficial Owner of Shares Signature
American Apparel Holdings Inc.	Quebec
		/s/ MORRIS CHARNEY	/s/ DOV CHARNEY
		Signature	Signature
		Name:	Name:
		Morris Charney	Dov Charney
		Address:	Address:

American Apparel Community Stores and Gallery Inc.	Quebec
		/s/ LLOYD BROWN	/s/ DOV CHARNEY
		Signature	Signature
		Name:	Name:
		Lloyd Brown	Dov Charney
		Address:	Address:

9001-9134 Quebec, Inc.	Quebec
		/s/ MORRIS CHARNEY	/s/ DOV CHARNEY
		Signature	Signature
		Name:	Name:
		Morris Charney	Dov Charney
		Address:	Address:

61

9133-1090 Quebec, Inc.	Quebec
		/s/ LLOYD BROWN	/s/ DOV CHARNEY
		Signature	Signature
		Name:	Name:
		Lloyd Brown	Dov Charney
		Address:	Address:

9137-4033 Quebec Inc.	Quebec
		/s/ LLOYD BROWN	/s/ DOV CHARNEY
		Signature	Signature
		Name:	Name:
		Lloyd Brown	Dov Charney
		Address:	Address:

9140-8880 Quebec, Inc.	Quebec
		/s/ LLOYD BROWN	/s/ DOV CHARNEY
		Signature	Signature
		Name:	Name:
		Lloyd Brown	Dov Charney
		Address:	Address:

9154-1128 Quebec, Inc.	Quebec
		/s/ LLOYD BROWN	/s/ DOV CHARNEY
		Signature	Signature
		Name:	Name:
		Lloyd Brown	Dov Charney
		Address:	Address:

62

9156-4526 Quebec Inc.	Quebec
		/s/ RONITE SASSON	/s/ DOV CHARNEY
		Signature	Signature
		Name:	Name:
		Ronite Sasson	Dov Charney
		Address:	Address:

1614652 Ontario Ltd.	Ontario
		/s/ LLOYD BROWN	/s/ DOV CHARNEY
		Signature	Signature
		Name:	Name:
		Lloyd Brown	Dov Charney
		Address:	Address:

2052199 Ontario Ltd.	Ontario
		/s/ LLOYD BROWN	/s/ DOV CHARNEY
		Signature	Signature
		Name:	Name:
		Lloyd Brown	Dov Charney
		Address:	Address:

2061560 Ontario Ltd.	Ontario
		/s/ LLOYD BROWN	/s/ DOV CHARNEY
		Signature	Signature
		Name:	Name:
		Lloyd Brown	Dov Charney
		Address:	Address:

63

2061555 Ontario Ltd.	Ontario
		/s/ LLOYD BROWN	/s/ DOV CHARNEY
		Signature	Signature
		Name:	Name:
		Lloyd Brown	Dov Charney
		Address:	Address:

2061561 Ontario Ltd.	Ontario
		/s/ LLOYD BROWN	/s/ DOV CHARNEY
		Signature	Signature
		Name:	Name:
		Lloyd Brown	Dov Charney
		Address:	Address:

1646837 Ontario Ltd.	Ontario
		/s/ LLOYD BROWN	/s/ DOV CHARNEY
		Signature	Signature
		Name:	Name:
		Lloyd Brown	Dov Charney
		Address:	Address:

2083497 Ontario Inc.	Ontario
		/s/ RONITE SASSON	/s/ DOV CHARNEY
		Signature	Signature
		Name:	Name:
		Ronite Sasson	Dov Charney
		Address:	Address:

64

6294057 Canada Inc.	Canada Business Corporation Act
		/s/ LLOYD BROWN	/s/ DOV CHARNEY
		Signature	Signature
		Name:	Name:
		Lloyd Brown	Dov Charney
		Address:	Address:

6294049 Canada Inc.	Canada Business Corporation Act
		/s/ LLOYD BROWN	/s/ DOV CHARNEY
		Signature	Signature
		Name:	Name:
		Lloyd Brown	Dov Charney
		Address:	Address:

6338941 Canada Inc.	Canada Business Corporation Act
		/s/ LLOYD BROWN	/s/ DOV CHARNEY
		Signature	Signature
		Name:	Name:
		Lloyd Brown	Dov Charney
		Address:	Address:

6362851 Canada Inc.	Canada Business Corporation Act
		/s/ LLOYD BROWN	/s/ DOV CHARNEY
		Signature	Signature
		Name:	Name:
		Lloyd Brown	Dov Charney
		Address:	Address:

65

4300840 Canada Inc.	Canada Business Corporation Act
		/s/ RONITE SASSON	/s/ DOV CHARNEY
		Signature	Signature
		Name:	Name:
		Ronite Sasson	Dov Charney
		Address:	Address:

66

SCHEDULE A

THE CI COMPANIES

Name of corporation	Jurisdiction Formed/Law of Formation	Beneficial holders name	Nominee Name
American Apparel Holdings, Inc.	Quebec	Dov Charney	Morris Charney

American Apparel Community Stores and Gallery Inc.	Quebec	Dov Charney	Lloyd Brown

9001-9134 Quebec, Inc.	Quebec	Dov Charney	Morris Charney

9133-1090 Quebec, Inc.	Quebec	Dov Charney	Lloyd Brown

9140-4033	Quebec	Dov Charney	Lloyd Brown

9140-8880 Quebec, Inc.	Quebec	Dov Charney	Lloyd Brown

9154-1128 Quebec Inc.	Quebec	Dov Charney	Lloyd Brown

9156-4526 Quebec Inc.	Quebec	Dov Charney	Ronite Sasson

1614652 Ontario Ltd.	Ontario	Dov Charney	Lloyd Brown

2052199 Ontario Ltd.	Ontario	Dov Charney	Lloyd Brown

2061560 Ontario Ltd.	Ontario	Dov Charney	Lloyd Brown

2061555 Ontario Ltd.	Ontario	Dov Charney	Lloyd Brown

2061561 Ontario Ltd.	Ontario	Dov Charney	Lloyd Brown

1646837 Ontario Ltd.	Ontario	Dov Charney	Lloyd Brown

2083497 Ontario Inc.	Ontario	Dov Charney	Ronite Sasson

6294057 Canada Inc.	Canada Business Corporation Act	Dov Charney	Lloyd Brown

6294049 Canada Inc.	Canada Business Corporation Act	Dov Charney	Lloyd Brown

6338941 Canada Inc.	Canada Business Corporation Act	Dov Charney	Lloyd Brown

6362851 Canada Inc.	Canada Business Corporation Act	Dov Charney	Lloyd Brown

4300840 Canada Inc.	Canada Business Corporation Act	Dov Charney	Lloyd Brown

67

INDEX OF EXHIBITS AND SCHEDULES

Exhibits
Exhibit A	—	Form of Escrow Agreement

Exhibit B	—	Form of Registration Rights Agreement

Exhibit C	—	Form of Voting Agreement

Exhibit D	—	Lock—Up Agreement

Exhibit E	—	Form of Opinion of Graubard Miller

Exhibit F	—	Form of Employment Agreement for Dov Charney

Exhibit G	—	Form of Opinion of Company counsels

68

SCHEDULE 1.2(a)

APPLICABLE JURISDICTIONS AND FILINGS

Companies	Jurisdiction of Organization	Transaction Document to be Filed
American Apparel, Inc.	California	Articles of Merger and any applicable filing required under California law.
American Apparel, LLC	California	Any applicable publication or filing required under California law.
American Apparel Holdings Inc.	Quebec	Section 116 Certificate Application
American Apparel Community Stores and Gallery Inc.	Quebec	Section 116 Certificate Application
9001-9134 Quebec, Inc.	Quebec	Section 116 Certificate Application
9133-1090 Quebec, Inc.	Quebec	Section 116 Certificate Application
9140-8880 Quebec, Inc.	Quebec	Section 116 Certificate Application
9154-1128 Quebec Inc.	Quebec	Section 116 Certificate Application
9156-4526 Quebec Inc.	Quebec	Section 116 Certificate Application
1614652 Ontario Ltd.	Ontario	Section 116 Certificate Application
2052199 Ontario Ltd.	Ontario	Section 116 Certificate Application
2061560 Ontario Ltd.	Ontario	Section 116 Certificate Application
2061555 Ontario Ltd.	Ontario	Section 116 Certificate Application
2061561 Ontario Ltd.	Ontario	Section 116 Certificate Application
1646837 Ontario Ltd.	Ontario	Section 116 Certificate Application
2083497 Ontario Inc.	Ontario	Section 116 Certificate Application
6294057 Canada Inc.	Canada	Section 116 Certificate Application
6294049 Canada Inc.	Canada	Section 116 Certificate Application
6338941 Canada Inc.	Canada	Section 116 Certificate Application
6362851 Canada Inc.	Canada	Section 116 Certificate Application
4300840 Canada Inc.	Canada	Section 116 Certificate Application

69

SCHEDULE 1.5(a)

ALLOCATION OF TRANSACTION SHARES

Recipient of Issuance	Percentage of Total Transaction Shares Issued
Stockholders of American Apparel, Inc.	90.00
Stockholders of the CI companies as a group	10.00

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Annex B

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

ENDEAVOR ACQUISITION CORP.

Pursuant to Section 102 of the

Delaware General Corporation Law

ENDEAVOR ACQUISITION CORP., a corporation existing under the laws of the State of Delaware (the “Corporation”), by its Chief Executive Officer, hereby certifies as follows:

1.    The name of the Corporation is “Endeavor Acquisition Corp.”

2.    The Corporation’s Certificate of Incorporation was filed in the office of the Secretary of State of the State of Delaware on July 22, 2005.

3.    This Amended and Restated Certificate of Incorporation restates, integrates and amends the Amended and Restated Certificate of Incorporation of the Corporation.

4.    This Amended and Restated Certificate of Incorporation was duly adopted by joint written consent of the directors and stockholders of the Corporation in accordance with the applicable provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware (“GCL”).

5.    The text of the Certificate of Incorporation of the Corporation is hereby amended and restated to read in full as follows:

FIRST:    The name of the corporation is ClearPoint Business Resources, Inc. (hereinafter sometimes referred to as the “Corporation”).

SECOND:    The registered office of the Corporation is to be located at 615 S. DuPont Hwy., Kent County, Dover, Delaware. The name of its registered agent at that address is National Corporate Research, Ltd.

THIRD:    The purpose of the Corporation shall be to engage in any lawful act or activity for which corporations may be organized under the GCL.

FOURTH:    The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 121,000,000 of which 120,000,000 shares shall be Common Stock of the par value of $.0001 per share and 1,000,000 shares shall be Preferred Stock of the par value of $.0001 per share.

A.    Preferred Stock.    The Board of Directors is expressly granted authority to issue shares of the Preferred Stock, in one or more series, and to fix for each such series such voting powers, full or limited, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such series (a “Preferred Stock Designation”) and as may be permitted by the GCL. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, without a separate vote of the holders of the Preferred Stock, or any series thereof, unless a vote of any such holders is required pursuant to any Preferred Stock Designation.

B.    Common Stock.    Except as otherwise required by law or as otherwise provided in any Preferred Stock Designation, the holders of the Common Stock shall exclusively possess all voting power and each share of Common Stock shall have one vote.

FIFTH:    The name and mailing address of the sole incorporator of the Corporation are as follows:

Name	Address
Jeffrey M. Gallant	Graubard Miller The Chrysler Building 405 Lexington Avenue New York, New York 10174

SIXTH:    The Board of Directors shall be divided into three classes: Class A, Class B and Class C. The number of directors in each class shall be as nearly equal as possible. The directors in Class A shall be elected for a term expiring at the first Annual Meeting of Stockholders, the directors in Class B shall be elected for a term expiring at the second Annual Meeting of Stockholders and the directors in Class C shall be elected for a term expiring at the third Annual Meeting of Stockholders. Commencing at the first Annual Meeting of Stockholders, and at each annual meeting thereafter, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election. Except as the GCL may otherwise require, in the interim between annual meetings of stockholders or special meetings of stockholders called for the election of directors and/or the removal of one or more directors and the filling of any vacancy in that connection, newly created directorships and any vacancies in the Board of Directors, including unfilled vacancies resulting from the removal of directors for cause, may be filled by the vote of a majority of the remaining directors then in office, although less than a quorum (as defined in the Corporation’s Bylaws), or by the sole remaining director. All directors shall hold office until the expiration of their respective terms of office and until their successors shall have been elected and qualified. A director elected to fill a vacancy resulting from the death, resignation or removal of a director shall serve for the remainder of the full term of the director whose death, resignation or removal shall have created such vacancy and until his successor shall have been elected and qualified.

SEVENTH:    The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

A.    Election of directors need not be by ballot unless the by-laws of the Corporation so provide.

B.    The Board of Directors shall have the power, without the assent or vote of the stockholders, to make, alter, amend, change, add to or repeal the by-laws of the Corporation as provided in the by-laws of the Corporation.

C.    The directors in their discretion may submit any contract or act for approval or ratification at any annual meeting of the stockholders or at any meeting of the stockholders called for the purpose of considering any such act or contract, and any contract or act that shall be approved or be ratified by the vote of the holders of a majority of the stock of the Corporation which is represented in person or by proxy at such meeting and entitled to vote thereat (provided that a lawful quorum of stockholders be there represented in person or by proxy) shall be as valid and binding upon the Corporation and upon all the stockholders as though it had been approved or ratified by every stockholder of the Corporation, whether or not the contract or act would otherwise be open to legal attack because of directors’ interests, or for any other reason.

D.    In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation; subject, nevertheless, to the provisions of the statutes of Delaware, of this Certificate

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of Incorporation, and to any by-laws from time to time made by the stockholders; provided, however, that no by-law so made shall invalidate any prior act of the directors which would have been valid if such by-law had not been made.

EIGHTH:    A.    A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the GCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the GCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the GCL, as so amended. Any repeal or modification of this paragraph A by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation with respect to events occurring prior to the time of such repeal or modification.

B. The Corporation, to the full extent permitted by Section 145 of the GCL, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized hereby.

NINTH:    Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be signed by Dov Charney, its Chief Executive Officer, as of the              day of             , 2007.

Name: Dov Charney
Title: Chief Executive Officer

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Annex C

VOTING AGREEMENT

VOTING AGREEMENT, dated as of this      day of                     , 200   (“Agreement”), among each of the persons listed under the caption “AAI” on Exhibit A attached hereto (the “AII Group”), each of the persons listed under the caption “Founders Group” on Exhibit A attached hereto (the “Founders Group”), and Endeavor Acquisition Corp., a Delaware corporation (“Endeavor”). Each of the AAI Group and the Founders Group is sometimes referred to herein as a “Group”. For purposes of this Agreement, each person who is a member of either the AAI Group or the Founders Group is referred to herein individually as a “Stockholder” and collectively as the “Stockholders.”

WHEREAS, as of December 18, 2006, each of:

•	Endeavor;

•	AAI Acquisition Corp., a California corporation and a wholly-owned subsidiary of Endeavor Parent (“Merger Sub”);

•	American Apparel Inc., a California corporation (“AAI”);

•	All of the Canadian corporations affiliated with AAI (collectively “CI”);

•	American Apparel, LLC, a California limited liability company (“LLC” and, collectively with AAI and CI, the “Targets”);

•	Dov Charney, an owner of 50% of the outstanding capital stock of AAI and 50% of the outstanding membership interests of LLC and a member of the AAI Group (the “Stockholder”);

•	Sang Ho Lim, the owner of the remaining 50% of the outstanding capital stock of AAI and the remaining 50% of the outstanding membership interests of LLC (“Lim”); and

•	Each of the stockholders of CI (each of whom is a member of the AAI Group),

entered into an Agreement and Plan of Reorganization (the “Reorganization Agreement”) that provides, inter alia, upon the terms and subject to the conditions thereof, for the concurrent merger of AAI with and into Merger Sub and acquisition of all of the outstanding capital stock of the CI companies by Parent, and the exchange of all of the outstanding capital stock of each of the Targets for shares of the common stock of Endeavor and/or cash (collectively, the “Transactions”).

WHEREAS, as of the date hereof, each Stockholder who is a member of the Founders Group owns beneficially and of record shares of common stock of Endeavor, par value $0.0001 per share (“Endeavor Common Stock”), as set forth opposite such stockholder’s name on Exhibit A hereto (all such shares and any shares of which ownership of record or the power to vote with respect to the Endeavor Common Stock is hereafter acquired by any of the Stockholders, whether by purchase, conversion or exercise, prior to the termination of this Agreement being referred to herein as the “Shares”);

WHEREAS, at the Effective Time, all common shares of each of the Targets (“Company Common Stock”) beneficially owned by each Stockholder who is a member of the AAI Group shall be converted into the right to receive and shall be exchanged for his, her or its pro rata portion of the shares of Endeavor Common Stock to be issued to the Company’s security holders as consideration in the Transactions;

WHEREAS, as a condition to the consummation of the Merger Agreement, the Stockholders have agreed, severally, to enter into this Agreement; and

WHEREAS, capitalized terms used but not defined in this Agreement shall have the meanings ascribed to them in the Merger Agreement.

NOW, THEREFORE, in consideration of the premises and of the mutual agreements and covenants set forth herein and in the Merger Agreement, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE I

VOTING OF SHARES FOR DIRECTORS

SECTION 1.01 Vote in Favor of the Directors. During the term of this Agreement, each Stockholder agrees to vote the shares of Endeavor Common Stock he, she or it now owns, or will hereafter acquire prior to the termination of this Agreement, for the election and re-election of the following persons as directors of Endeavor (“Director Designees”):

(a) Four (4) persons, each of whom shall be designees of the AAI Group; with one (1) of such designees to stand for election in 2008 (“Class A Director”), who shall initially be                     ; two (2) of such designees to stand for election in 2009 (“Class B Director”), who shall initially be                     ; and one (1) of such designees to stand for election in 2010 (“Class C Directors”), who shall initially be                      and                      (collectively, the “AAI Directors”), with two of such designees qualifying as “independent” directors within the meaning of the American Stock Exchange rules;

(b) Four (4) persons, each of whom shall be designees of the Founders Group; with one (1) of such designees being a Class A Director, who shall initially be                     ; one (1) of such designees being a Class B Director, who shall initially be                     ; and two (2) of such designees being Class C Directors, who shall initially be                      and                      (collectively, the “Endeavor Directors”), with two of such designees qualifying as “independent” directors within the meaning of the American Stock Exchange rules;

(c) One (1) person, who shall be mutually designated by the AAI Group and Founders Group, who shall, at all times, be an “independent director” within the meaning of the American Stock Exchange Rules, with such designee being a Class A Director. The initial mutual designee shall be Keith Miller.

Neither the Stockholders, nor any of the officers, directors, stockholders, members, managers, partners, employees or agents of any Stockholder, makes any representation or warranty as to the fitness or competence of any Director Designee to serve on the Board of Directors by virtue of such party’s execution of this Agreement or by the act of such party in designating or voting for such Director Designee pursuant to this Agreement.

Any Director Designee may be removed from the Board of Directors in the manner allowed by law and Endeavor’s governing documents except that, subject to Section 1.04, below, each Stockholder agrees that he, she or it will not, as a stockholder, vote for the removal of any director who is a member of the Group of which such Stockholder is not a member. If a director is removed or resigns from office, the remaining directors of the Group of which the vacating director is a member shall be entitled to appoint the successor.

All committees of the Board shall be formed in accordance with, and its members shall be qualified under, the applicable rules and regulations of the United States securities laws and the American Stock Exchange or such other principal trading market on which Endeavor’s securities trade. All of the members of any committee (including, but not limited to, any audit, nominating, compensation or executive governance committee) shall be comprised of the mutually appointed director and an equal number of independent directors that were appointed by each of the AAI Group and the Founders Group.

SECTION 1.02 Obligations of Endeavor. Endeavor shall take all necessary and desirable actions within its control during the term of this Agreement to provide for the Endeavor Board of Directors to be comprised of nine (9) members and to enable the election to the Board of Directors of the Director Designees.

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SECTION 1.03 Term of Agreement. The obligations of the Stockholders pursuant to this Agreement shall terminate immediately following the election or re-election of directors at the annual meeting of Endeavor that will be held in 2010.

SECTION 1.04 Obligations as Director and/or Officer. Nothing in this Agreement shall be deemed to limit or restrict any director or officer of Endeavor from acting in his or her capacity as such director or officer or from exercising his or her fiduciary duties and responsibilities, it being agreed and understood that this Agreement shall apply to each Stockholder solely in his, her or its capacity as a stockholder of Endeavor and shall not apply to his, her or its actions, judgments or decisions as a director or officer of Endeavor if he or she is such a director or officer.

SECTION 1.05 Transfer of Shares. If a member of the AAI Group desires to transfer his, her or its Shares to a permitted transferee pursuant to the Lock-Up Agreement of even date herewith, executed by such member, or if a member of the Founders Group desires to transfer his or its shares to a permitted transferee pursuant to the Escrow Agreement dated as of December 15, 2005, it shall be a condition to such transfer that the transferee agree to be bound by the provisions of this Agreement. This Agreement shall in no way restrict the transfer on the public market of Shares that are not subject to the Lock-Up Agreement or the Escrow Agreement, and any such transfers on the public market of Shares not subject to the provisions of the Lock-Up Agreement or the Escrow Agreement, as applicable, shall be free and clear of the restrictions in this Agreement.

ARTICLE II

REPRESENTATIONS AND WARRANTIES; COVENANTS OF THE STOCKHOLDERS

Each Stockholder hereby severally represents warrants and covenants as follows:

SECTION 2.01 Authorization. Such Stockholder has full legal capacity and authority to enter into this Agreement and to carry out such Stockholder’s obligations hereunder. This Agreement has been duly executed and delivered by such Stockholder, and (assuming due authorization, execution and delivery by Endeavor and the other Stockholders) this Agreement constitutes a legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms.

SECTION 2.02 No Conflict; Required Filings and Consents.

(a) The execution and delivery of this Agreement by such Stockholder does not, and the performance of this Agreement by such Stockholder will not, (i) conflict with or violate any Legal Requirement applicable to such Stockholder or by which any property or asset of such Stockholder is bound or affected, or (ii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of any encumbrance on any property or asset of such Stockholder, including, without limitation, the Shares, pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation.

(b) The execution and delivery of this Agreement by such Stockholder does not, and the performance of this Agreement by such Stockholder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, except (i) for applicable requirements, if any, of the Exchange Act, and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or materially delay the performance by such Stockholder of such Stockholder’s obligations under this Agreement.

SECTION 2.03 Title to Shares. Such Stockholder is the legal and beneficial owner of its Shares, or will be the legal beneficial owner of the Shares that such Stockholder will receive as a result of the Transactions, free and clear of all liens and other encumbrances except certain restrictions upon the transfer of such Shares.

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ARTICLE III

GENERAL PROVISIONS

SECTION 3.01 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by overnight courier service, by telecopy, or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other addresses as shall be specified by notice given in accordance with this Section 3.01):

(a)	If to Endeavor:

Endeavor Acquisition Corp.

180 Madison Avenue, Suite 2305

New York, New York 10016

Attention: Chairman of the Board

Telephone: 212-683-5350

Facsimile: 212-

with a mandatory copy to

Graubard Miller

405 Lexington Avenue

New York, NY 10174-1901

Attention: David Alan Miller, Esq.

Telephone No. : 212-818-8800

Facsimile No.: 212-818-8881

(b)	If to any Stockholder, to the address set forth opposite his, her or its name on Exhibit A.

SECTION 3.02 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

SECTION 3.03 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

SECTION 3.04 Entire Agreement. This Agreement, collectively with the Lock-Up Agreements and the Merger Agreement, constitutes the entire agreement of the parties with respect to the subject matter contained herein and supersedes all prior agreements and undertakings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof. This Agreement may not be amended or modified except in an instrument in writing signed by, or on behalf of, the parties hereto.

SECTION 3.05 Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

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SECTION 3.06 Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of Delaware applicable to contracts executed in and to be performed in that State.

SECTION 3.07 Disputes. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in any state or federal court in Delaware.

SECTION 3.08 No Waiver. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

SECTION 3.09 Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

SECTION 3.10 Waiver of Jury Trial. Each of the parties hereto irrevocably and unconditionally waives all right to trial by jury in any action, proceeding or counterclaim (whether based in contract, tort or otherwise) arising out of or relating to this Agreement or the Actions of the parties hereto in the negotiation, administration, performance and enforcement thereof.

SECTION 3.11 Merger Agreement. All references to the Merger Agreement herein shall be to such agreement as may be amended by the parties thereto from time to time.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

ENDEAVOR ACQUISITION CORP.

By:
Name:
Title:

STOCKHOLDERS:

The Founders Group:

The AAI Group:

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EXHIBIT A

STOCKHOLDERS

The Founders Group:

Name and Address	Number of Shares

The AAI Group:

Name and Address	Number of Shares**

**	Gives effect to shares to be issued in the Transaction.

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Annex D

LOCK-UP AGREEMENT

                    , 200

Endeavor Acquisition Corp.

7 Times Square, 17th Floor

New York, New York 10035

Re:	Securities Issued in Transactions with American Apparel, Inc. and Companies

Ladies and Gentlemen:

In connection with the Agreement and Plan of Reorganization (“Agreement”), dated December 18, 2006 by and among Endeavor Acquisition Corp., a Delaware corporation (“Corporation”), AAI Acquisition Corp., a California corporation and wholly owned subsidiary of the Corporation (“Merger Sub”), American Apparel, Inc., a California corporation (“AAI”), all of the affiliated companies of AAI through which it operates in Canada (collectively, “CI”), American Apparel, LLC, a California limited liability company (“AALLC”), Dov Charney, a holder of 50% of the outstanding capital stock of AAI and 50% of the outstanding membership interests of AALLC, Sam Lim, the holder of the remaining 50% of the outstanding capital stock of AAI and 50% of the outstanding membership interests of AALLC, and all of the stockholders of each of the CI companies to induce the Corporation to enter into the Agreement and consummate the Business Combination (as defined in the Agreement), the undersigned agrees to, neither directly nor indirectly, during the “Restricted Period” (as hereinafter defined):

(1)	sell or offer or contract to sell or offer, grant any option or warrant for the sale of, assign, transfer, pledge, hypothecate, or otherwise encumber or dispose of (all being referred to as a “Transfer”) any legal or beneficial interest in any shares of stock, $.0001 par value, of the Corporation (“Parent Common Stock”) issued to the undersigned in connection with the Business Combination or the transactions related thereto (the “Restricted Securities”); or

(2)	enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of any of the Restricted Securities, whether such swap transaction is to be settled by delivery of any Restricted Securities or other securities of any person, in cash or otherwise.

As used herein, “Restricted Period” means the period commencing on the Closing Date (as defined in the Agreement) and ending on the third anniversary thereof.

Notwithstanding the foregoing limitations, this Lock-Up Agreement will not prevent any Transfer of any or all of the Restricted Securities, either during the undersigned’s lifetime or on the undersigned’s death, by gift, will or intestate succession, or by judicial decree, to the undersigned’s “family members” (as defined below) or to trusts, family limited partnerships and similar entities primarily for the benefit of the undersigned or the undersigned’s “family members”; provided, however, that in each and any such event it shall be a condition to the Transfer that the transferee execute an agreement stating that the transferee is receiving and holding the Restricted Securities subject to the provisions of this Lock-Up Agreement, and other than to return the Restricted Securities to the former ownership, there shall be no further Transfer of the Restricted Securities except in accordance with this Lock-Up Agreement. For purposes of this sub-paragraph, “family member” shall mean spouse, lineal descendants, stepchildren, father, mother, brother or sister of the transferor or of the transferor’s spouse. Also notwithstanding the foregoing limitations, in the event the undersigned is an entity rather than an individual, this Lock-Up Agreement will not prevent any Transfer of any or all of the Restricted Securities to the shareholders of such entity, if it is a corporation, to the members of such entity, if it is a limited liability company, or to the partners in such entity, if it is a partnership; provided, however, that in each and any such event it shall be a condition to the Transfer that the transferee execute an agreement stating that the transferee is receiving and holding the Restricted Securities subject to the provisions of this Lock-Up Agreement, and other than to return the Restricted Securities to the former ownership, there shall be no further Transfer of the Restricted Securities in accordance with this Lock-Up Agreement.

The undersigned hereby authorizes the Corporation’s transfer agent to apply to any certificates representing Restricted Securities issued to the undersigned the appropriate legend to reflect the existence and general terms of this Lock-up Agreement.

This Lock-up Agreement will be legally binding on the undersigned and on the undersigned’s heirs, successors, executors, administrators, conservators and permitted assigns, and is executed as an instrument governed by the laws of the State of Delaware.

Very truly yours,

(Signature)

Name (Print):

Address:

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Annex E

Jefferies & Company, Inc. 650 California Street, 29th Floor San Francisco, CA 94108 www.jefferies.com

May 9, 2007

Board of Directors

Endeavor Acquisition Corp.

180 Madison Avenue

Suite 2305

New York, NY 10016

Members of the Board:

We understand that Endeavor Acquisition Corp. (the “Parent”) has entered into an Agreement and Plan of Merger dated as of December 18, 2006 (the “Agreement”), with American Apparel (USA), Inc., a wholly-owned subsidiary of the Parent (“U.S. Merger Sub”), CI Acquisition, Inc., a wholly-owned subsidiary of the Parent (“Canada Merger Sub”), American Apparel Inc. (“AAI”), American Apparel, LLC (“LLC”), the Canadian companies set forth on Schedule A thereto, each an affiliate of AAI (collectively, “CI”, and together with AAI and LLC, the “Company”), the stockholders of AAI and CI, and the holders of the membership interests of LLC. Pursuant to the Agreement, (i) U.S. Merger Sub will merge with AAI, and (ii) the Canada Merger Sub will merge or amalgamate with each of the CI companies (such mergers and amalgamations, collectively, the “Transaction”), in which all of the issued and outstanding shares of capital stock of each of AAI and CI will be exchanged for an aggregate of 32,258,065 shares of common stock, par value $.0001 per share (“Common Stock”), of the Parent (the “Consideration”), which number of shares is subject to adjustment (as to which we express no opinion) as provided in the Agreement based on the Company’s net debt prior to closing. The Agreement further provides that, under certain circumstances, the Consideration may be adjusted such that it will consist of a combination of (i) 24,516,130 shares of Common Stock, which number of shares is subject to adjustment (as to which we express no opinion) as provided in the Agreement based on the Company’s net debt prior to closing, and (ii) $60 million in cash. The terms and conditions of the Transaction are more fully set forth in the Agreement.

You have asked for our opinion as to whether (i) the Consideration to be paid by the Parent pursuant to the Transaction is fair, from a financial point of view, to the holders of Common Stock (other than any affiliates of the Parent), and (ii) the fair market value of the Company is at least equal to 80% of the net assets of the Parent.

In arriving at our opinion, we have, among other things:

(i)	reviewed the Agreement;

(ii)	reviewed certain publicly available financial and other information about the Parent and the Company;

(iii)	reviewed certain information furnished to us by the Company’s management, including historical financial information and financial forecasts and analyses relating to the business, operations and prospects of the Company, which information included (i) limited forecast information relating to the Company’s Canadian business, having been advised that more detailed financial forecasts for that business were not available, and (ii) certain adjustments to the Company’s historical consolidated earnings before interest, taxes, depreciation and amortization that were prepared by the management of the Company and also agreed to by the Parent’s management;

(iv)	reviewed certain information furnished to us by the Parent’s management relating to the Parent;

(v)	held discussions with members of senior management of the Parent and the Company concerning the matters described in clauses (ii), (iii) and (iv) above;

(vi)	reviewed the share trading price history for the Common Stock for the period ending December 18, 2006, and considered the implied value of the Consideration based upon the closing price of the Common Stock as of that date;

(vii)	reviewed the valuation multiples for certain publicly traded companies that we deemed relevant in lines of business similar to the Company;

(viii)	compared the proposed financial terms of the Transaction with the financial terms of certain other transactions that we deemed relevant;

(ix)	reviewed and compared the net asset value of the Parent to the indicated fair market value of the Company; and

(x)	conducted such other financial studies, analyses and investigations as we deemed appropriate.

In our review and analysis and in rendering this opinion, we have assumed and relied upon, but have not assumed any responsibility to independently investigate or verify, the accuracy and completeness of all financial and other information that was supplied or otherwise made available to us by the Parent and the Company or that was publicly available (including, without limitation, the information described above), or that was otherwise reviewed by us. In our review, we did not obtain any independent evaluation or appraisal of any of the assets or liabilities of, nor did we conduct a physical inspection of any of the properties or facilities of, the Parent or the Company, nor have we been furnished with any such evaluations or appraisals of such physical inspections, nor do we assume any responsibility to obtain any such evaluations or appraisals.

With respect to the financial forecasts provided to and examined by us, we note that projecting future results of any company is inherently subject to uncertainty. The Parent and the Company have informed us, however, and we have assumed, that such financial forecasts were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of the Company as to the future financial performance of the Company, and we have relied solely upon such financial forecasts prepared by the management of the Company. We express no opinion as to the Company’s financial forecasts or the assumptions on which they are made.

Our opinion is based on economic, monetary, regulatory, market and other conditions existing and which can be evaluated as of the date hereof. We note, however, that in rendering this opinion we have analyzed the implied value of the Consideration based upon the closing price of the Common Stock as of December 18, 2006, which was the date immediately prior to the date of the public announcement of the Transaction. We expressly disclaim any undertaking or obligation to advise any person of any change in any fact or matter affecting our opinion of which we become aware after the date hereof.

We have made no independent investigation of any legal or accounting matters affecting the Parent or the Company, and we have assumed the correctness in all respects material to our analysis of all legal and accounting advice given to the Parent and its Board of Directors, including, without limitation, advice as to the legal, accounting and tax consequences of the terms of, and transactions contemplated by, the Agreement to the Parent and its stockholders. We have also assumed that in the course of obtaining the necessary regulatory or third party approvals, consents and releases for the Transaction, no delay, limitation, restriction or condition will be imposed that would have an adverse effect on the Parent, the Company or the contemplated benefits of the Transaction.

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In addition, we were not requested to and did not provide advice concerning the structure, the specific amount of the Consideration, or any other aspects of the Transaction, or to provide services other than the delivery of this opinion. We were not authorized to and did not solicit any expressions of interest from any other parties with respect to the sale of all or any part of the Parent or any other alternative transaction. We did not participate in negotiations with respect to the terms of the Transaction and related transactions. Consequently, we have assumed that such terms are the most beneficial terms from the Parent’s perspective that could under the circumstances be negotiated among the parties to such transactions, and no opinion is expressed whether any alternative transaction might result in terms and conditions more favorable to the Parent or its stockholders than those contemplated by the Agreement.

It is understood that our opinion is for the use and benefit of the Board of Directors of the Parent in its consideration of the Transaction, and our opinion does not address the relative merits of the transactions contemplated by the Agreement as compared to any alternative transaction or opportunity that might be available to the Parent, nor does it address the underlying business decision by the Parent to engage in the Transaction or the terms of the Agreement or the documents referred to therein. Our opinion does not constitute a recommendation as to how any holder of shares of Common Stock should vote on the Transaction or any matter related thereto. In addition, you have not asked us to address, and this opinion does not address, the fairness to, or any other consideration of, the holders of any class of securities, creditors or other constituencies of the Transaction, other than the holders of shares of Common Stock (other than any affiliates of the Parent). We express no opinion as to the price at which shares of Common Stock will trade at any time.

We have been engaged by the Parent in connection with the delivery of this opinion and will receive a fee for our services, a portion of which is payable upon the delivery of our opinion and the balance of which is payable upon the earliest to occur of the consummation of the Transaction, abandonment of the Transaction or termination of our engagement letter with the Parent. We also will be reimbursed for expenses incurred. The Parent has agreed to indemnify us against liabilities arising out of or in connection with the services rendered and to be rendered by us under such engagement. In the ordinary course of our business, we and our affiliates may trade or hold securities of the Parent and/or its affiliates for our own account and for the accounts of our customers and, accordingly, may at any time hold long or short positions in those securities. In addition, we may seek to, in the future, provide financial advisory and financing services to the Parent, the Company or entities that are affiliated with the Parent or the Company, for which we would expect to receive compensation. Except as otherwise expressly provided in our engagement letter with the Parent, our opinion may not be used or referred to by the Parent, or quoted or disclosed to any person in any manner, without our prior written consent.

Based upon and subject to the foregoing, we are of the opinion that, as of the date hereof, (i) the Consideration to be paid by the Parent pursuant to the Transaction is fair, from a financial point of view, to the holders of Common Stock (other than any affiliates of the Parent), and (ii) the fair market value of the Company is at least equal to 80% of the net assets of the Parent.

Very truly yours,

JEFFERIES & COMPANY, INC.

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Annex F

ESCROW AGREEMENT

ESCROW AGREEMENT (“Agreement”) dated [Closing Date] by and among ENDEAVOR ACQUISITION CORP., a Delaware corporation (“Parent”), DOV CHARNEY (the “Stockholder”), and CONTINENTAL STOCK TRANSFER & TRUST COMPANY, as escrow agent (the “Escrow Agent”).

Parent, the Stockholder, certain corporations affiliated with each of them and certain other persons are the parties to an Agreement and Plan of Reorganization dated as of December 18, 2006 (the “Reorganization Agreement”). Pursuant to the Reorganization Agreement, Parent and the Surviving Corporations are to be indemnified in certain respects. The parties desire to establish an escrow fund as collateral security for the indemnification obligations under the Reorganization Agreement. Capitalized terms used herein that are not otherwise defined herein shall have the meanings ascribed to them in the Reorganization Agreement.

The parties agree as follows:

1. (a) Concurrently with the execution hereof, the Stockholder is delivering to the Escrow Agent, to be held in escrow pursuant to the terms of this Agreement, stock certificates issued in the name of the Stockholder 8,064,516 shares of Parent Common Stock received by the Stockholder pursuant to the Reorganization Agreement, together with ten (10) assignments separate from certificate, executed in blank by the Stockholder. The shares of Parent Common Stock represented by the stock certificates so delivered by the Stockholder to the Escrow Agent are herein referred to in the aggregate as the “Escrow Fund.” Subsequent to any transfer permitted pursuant to Paragraph 1(e) hereof, the Escrow Agent shall maintain a separate account for each Owner’s (as hereinafter defined) portion of the Escrow Fund.

(b) The Escrow Agent hereby agrees to act as escrow agent and to hold, safeguard and disburse the Escrow Fund pursuant to the terms and conditions hereof. It shall treat the Escrow Fund as a trust fund in accordance with the terms of this Agreement and not as the property of Parent. The Escrow Agent’s duties hereunder shall terminate upon its distribution of the entire Escrow Fund in accordance with this Agreement.

(c) Except as herein provided, the Owners (as defined in Section 1.(d), below) shall retain all of their rights as stockholders of Parent with respect to shares of Parent Common Stock constituting the Escrow Fund during the period from the Closing Date to the later of (i) the first anniversary of the Closing date and (ii) the date that is thirty (30) days after Parent has filed with the Securities and Exchange Commission its annual report on Form 10-K for the year ending December 31, 2007 (the “Escrow Period”), including, without limitation, the right to vote their shares of Parent Common Stock included in the Escrow Fund.

(d) During the Escrow Period, all dividends payable in cash with respect to the shares of Parent Common Stock included in the Escrow Fund shall be paid to the Owners, but all dividends payable in stock or other non-cash property (“Non-Cash Dividends”) shall be delivered to the Escrow Agent to hold in accordance with the terms hereof. As used herein, the term “Escrow Fund” shall be deemed to include the Non-Cash Dividends distributed thereon, if any.

(e) During the Escrow Period, no sale, transfer or other disposition may be made of any or all of the shares of Parent Common Stock in the Escrow Fund except (i) to a “Permitted Transferee” (as hereinafter defined), (ii) by virtue of the laws of descent and distribution upon death of the Stockholder or any Permitted Transferee (the Stockholder and each Permitted Transferee being hereinafter referred to individually as an “Owner” and collectively as the “Owners”), or (iii) pursuant to a qualified domestic relations order; provided, however, that such permissive transfers may be implemented only upon the respective transferee’s written agreement to be bound by the terms and conditions of this Agreement. As used in this Agreement, the term “Permitted Transferee” shall include: (x) members of the Stockholder’s “Immediate Family” (as hereinafter defined); (y) an entity in which (A) the Stockholder and/or members of the Stockholder’s Immediate Family beneficially own 100% of such entity’s voting and non-voting equity securities, or (B) the Stockholder and/or a member of the Stockholder’s Immediate Family is a general partner and in which the Stockholder and/or members of the Stockholder’s Immediate Family beneficially own 100% of all capital accounts of such entity; and (z) a revocable trust established by the Stockholder during his lifetime for the benefit of the Stockholder or for the exclusive benefit of all or any of the Stockholder’s Immediate Family. As used in this Agreement, the term “Immediate Family” means, with respect to the Stockholder, a spouse, parents, lineal descendants, the spouse of any lineal descendant, and brothers and sisters (or a trust, all of whose current beneficiaries are members of an Immediate Family of the Stockholder). In connection with and as a condition to each permitted transfer, the Permitted Transferee shall deliver to the Escrow Agent an assignment separate from certificate executed by the transferring Stockholder, or where applicable, an order of a court of competent jurisdiction, evidencing the transfer of shares to the Permitted Transferee, together with ten (10) assignments separate from certificate executed in blank by the Permitted Transferee with respect to the shares transferred to the Permitted Transferee. Upon receipt of such documents, the Escrow Agent shall deliver to Parent the original stock certificate out of which the assigned shares are to be transferred, together with the executed assignment separate from certificate executed by the transferring Stockholder, or a copy of the applicable court order, and shall request that Parent issue new certificates representing (m) the number of shares, if any, that continue to be owned by the transferring Stockholder, and (n) the number of shares owned by the Permitted Transferee as the result of such transfer. Parent, the Stockholder and the Permitted Transferee shall cooperate in all respects with the Escrow Agent in documenting each such transfer and in effectuating the result intended to be accomplished thereby. During the Escrow Period, no Owner shall pledge or grant a security interest in such Owner’s shares of Parent Common Stock included in the Escrow Fund or grant a security interest in such Owner’s rights under this Agreement.

2. (a) Parent, acting through the current or former member of Parent’s Board of Directors who has been appointed by Parent to take all necessary actions and make all decisions on behalf of Parent with respect to its and the Surviving Corporations’ rights to indemnification under Article VII of the Reorganization Agreement (the “Appointed Director”), may make a claim for indemnification pursuant to the Reorganization Agreement (“Indemnity Claim”) against the Escrow Fund by giving notice (a “Notice”) to the Stockholder (with a copy to the Escrow Agent) specifying (i) the covenant, representation, warranty, agreement, undertaking or obligation contained in the Reorganization Agreement which it asserts has been breached or otherwise entitles Parent or a Surviving Corporation to indemnification, (ii) in reasonable detail, the nature and dollar amount of any Indemnity Claim, and (iii) whether the Indemnity Claim results from a Third Party Claim against Parent or a Surviving Corporation. The Appointed Director also shall deliver to the Escrow Agent (with a copy to the Stockholder), concurrently with its delivery to the Escrow Agent of the Notice, a certification as to the date on which the Notice was delivered to the Stockholder.

(b) If the Stockholder shall give a notice to the Appointed Director (with a copy to the Escrow Agent) (a “Counter Notice”), within 30 days following the date of receipt (as specified in the Appointed Director’s certification) by the Stockholder of a copy of the Notice, disputing whether the Indemnity Claim is indemnifiable under the Reorganization Agreement, the Appointed Director and the Stockholder shall attempt to resolve such dispute by voluntary settlement as provided in paragraph 2(c) below. If no Counter Notice with respect to an Indemnity Claim is received by the Escrow Agent from the Stockholder within such 30-day period, the Indemnity Claim shall be deemed to be an Established Claim (as hereinafter defined) for purposes of this Agreement.

(c) If the Stockholder delivers a Counter Notice to the Escrow Agent, the Appointed Director and the Stockholder shall, during the period of 60 days following the delivery of such Counter Notice or such greater period of time as the parties may agree to in writing (with a copy to the Escrow Agent), attempt to resolve the dispute with respect to which the Counter Notice was given. If the Appointed Director and the Stockholder shall reach a settlement with respect to any such dispute, they shall jointly deliver written notice of such settlement to the Escrow Agent specifying the terms thereof. If the Appointed Director and the Stockholder shall be unable to reach a settlement with respect to a dispute, such dispute shall be resolved by arbitration pursuant to paragraph 2(d) below.

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(d) If the Appointed Director and the Stockholder cannot resolve a dispute prior to expiration of the 60-day period referred to in paragraph 2(c) above (or such longer period as the parties may have agreed to in writing), then such dispute shall be submitted (and either party may submit such dispute) for arbitration before a single arbitrator in New York, New York, in accordance with the commercial arbitration rules of the American Arbitration Association then in effect and the provisions of Section 10.12 of the Reorganization Agreement to the extent that such provisions do not conflict with the provisions of this paragraph. The Appointed Director and the Stockholder shall attempt to agree upon an arbitrator; if they shall be unable to agree upon an arbitrator within 10 days after the dispute is submitted for arbitration, then either the Appointed Director or the Stockholder, upon written notice to the other, may apply for appointment of such arbitrator by the American Arbitration Association. Each party shall pay the fees and expenses of counsel used by it and 50% of the fees and expenses of the arbitrator and of other expenses of the arbitration. The arbitrator shall render his decision within 90 days after his appointment and may award costs to either the Appointed Director or the Stockholder if, in his sole opinion reasonably exercised, the claims made by the other party had no reasonable basis and were arbitrary and capricious. Such decision and award shall be in writing and shall be final and conclusive on the parties, and counterpart copies thereof shall be delivered to each of the parties. Judgment may be obtained on the decision of the arbitrator so rendered in any New York state court sitting in New York County, or any federal court sitting in the Southern District of New York having jurisdiction, and may be enforced in accordance with the law of the State of New York. If the arbitrator shall fail to render his decision or award within such 90-day period, either the Appointed Director or the Stockholder may apply to any New York state court sitting in New York County, or any federal court sitting in the Southern District of New York then having jurisdiction, by action, proceeding or otherwise, as may be proper to determine the matter in dispute consistently with the provisions of this Agreement. The parties consent to the exclusive jurisdiction of the New York courts sitting in New York County, or any federal court having jurisdiction and sitting in the Southern District of New York, for this purpose. The prevailing party (or either party, in the case of a decision or award rendered in part for each party) shall send a copy of the arbitration decision or of any judgment of the court to the Escrow Agent.

(e) As used in this Agreement, “Established Claim” means any (i) Indemnification Claim deemed established pursuant to the last sentence of paragraph 2(b) above, (ii) Indemnification Claim resolved in favor of Parent or a Surviving Corporation by settlement pursuant to paragraph 2(c) above, resulting in a dollar award to Parent or a Surviving Corporation, (iii) Indemnification Claim established by the decision of an arbitrator pursuant to paragraph 2(d) above, resulting in a dollar award to Parent or a Surviving Corporation, (iv) Third Party Claim that has been sustained by a final determination (after exhaustion of any appeals) of a court of competent jurisdiction, or (v) Third Party Claim that the Appointed Director and the Stockholder have jointly notified the Escrow Agent has been settled in accordance with the provisions of the Reorganization Agreement.

(f) (i) Promptly after an Indemnity Claim becomes an Established Claim, the Appointed Director and the Stockholder shall jointly deliver a notice to the Escrow Agent (a “Joint Notice”) directing the Escrow Agent to pay to Parent, and the Escrow Agent promptly shall pay to Parent, an amount equal to the aggregate dollar amount of the Established Claim (or, if at such time there remains in the Escrow Fund less than the full amount so payable, the full amount remaining in the Escrow Fund).

(ii) Payment of an Established Claim shall be made in shares of Parent Common Stock, pro rata from the account maintained on behalf of each Owner. For purposes of each payment, such shares shall be valued at the “Fair Market Value” (as defined below). However, in no event shall the Escrow Agent be required to calculate Fair Market Value or make a determination of the number of shares to be delivered to Parent in satisfaction of any Established Claim; rather, such calculation shall be included in and made part of the Joint Notice. The Escrow Agent shall transfer to Parent out of the Escrow Fund that number of shares of Parent Common Stock necessary to satisfy each Established Claim, as set out in the Joint Notice. Any dispute between the Appointed Director and the Stockholder concerning the calculation of Fair Market Value or the number of shares necessary to satisfy any Established Claim, or

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any other dispute regarding a Joint Notice, shall be resolved between the Appointed Director and the Stockholder in accordance with the procedures specified in paragraph 2(d) above, and shall not involve the Escrow Agent. Each transfer of shares in satisfaction of an Established Claim shall be made by the Escrow Agent delivering to Parent one or more stock certificates held in each Owner’s account evidencing not less than such Owner’s pro rata portion of the aggregate number of shares specified in the Joint Notice, together with assignments separate from certificate executed in blank by such Owner and completed by the Escrow Agent in accordance with instructions included in the Joint Notice. Upon receipt of the stock certificates and assignments, Parent shall deliver to the Escrow Agent new certificates representing the number of shares owned by each Owner after such payment. The parties hereto (other than the Escrow Agent) agree that the foregoing right to make payments of Established Claims in shares of Parent Common Stock may be made notwithstanding any other agreements restricting or limiting the ability of any Owner to sell any shares of Parent stock or otherwise. The Appointed Director and the Stockholder shall be required to exercise utmost good faith in all matters relating to the preparation and delivery of each Joint Notice. As used in this Section 2, “Fair Market Value” means the average reported closing price for the Parent Common Stock for the ten trading days ending on the last trading day prior to the day the applicable portion of the Escrow Fund is released hereunder.

(iii) Notwithstanding anything herein to the contrary, at such time as an Indemnification Claim has become an Established Claim, the Stockholder shall have the right to substitute, for the Escrow Shares that otherwise would be paid in satisfaction of such claim (the “Claim Shares”), cash in an amount equal to the Fair Market Value of the Claim Shares (“Substituted Cash”). In such event (i) the Joint Notice shall include a statement describing the substitution of Substituted Cash for the Claim Shares, and (ii) substantially contemporaneously with the delivery of such Joint Notice, the Stockholder shall cause currently available funds to be delivered to the Escrow Agent in an amount equal to the Substituted Cash. Upon receipt of such Joint Notice and Substituted Cash, the Escrow Agent shall (y) in payment of the Established Claim described in the Joint Notice, deliver the Substituted Cash to Parent in lieu of the Claim Shares, and (z) cause the Claim Shares to be returned to the Stockholder.

3. On the first Business Day after the expiration of the Escrow Period, the Escrow Agent shall distribute and deliver to each Owner certificates representing the shares of Parent Common Stock then in such Owner’s account in the Escrow Fund, unless at such time there are any Indemnity Claims with respect to which Notices have been received but which have not been resolved pursuant to Section 2 hereof or in respect of which the Escrow Agent has not been notified of, and received a copy of, a final determination (after exhaustion of any appeals) by a court of competent jurisdiction, as the case may be (in either case, “Pending Claims”), and which, if resolved or finally determined in favor of Parent or a Surviving Corporation, would result in a payment to Parent, in which case the Escrow Agent shall retain, and the total amount of such distributions to such Owner shall be reduced by, the “Pending Claims Reserve” (as hereafter defined). The Appointed Director shall certify to the Escrow Agent the Fair Market Value to be used in calculating the Pending Claims Reserve and the number of shares of Parent Common Stock to be retained therefor. Thereafter, if any Pending Claim becomes an Established Claim, the Appointed Director and the Stockholder shall deliver to the Escrow Agent a Joint Notice directing the Escrow Agent to pay to Parent an amount in respect thereof determined in accordance with paragraph 2(f) above, and to deliver to each Owner shares of Parent Common Stock then in such owner’s account in the Escrow Fund having a Fair Market Value equal to the amount by which the remaining portion of his account in the Escrow Fund exceeds the then Pending Claims Reserve (determined as set forth below), all as specified in a Joint Notice. If any Pending Claim is resolved against Parent, the Appointed Director and the Stockholder shall deliver to the Escrow Agent a Joint Notice directing the Escrow Agent to pay to each Owner the amount by which the remaining portion of his account in the Escrow Fund exceeds the then Pending Claims Reserve. Upon resolution of all Pending Claims, the Appointed Director and the Stockholder shall deliver to the Escrow Agent a Joint Notice directing the Escrow Agent shall pay to each Owner the remaining portion of his or her account in the Escrow Fund.

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As used herein, the “Pending Claims Reserve” shall mean, at the time any such determination is made, that number of shares of Parent Common Stock in the Escrow Fund having a Fair Market Value equal to the sum of the aggregate dollar amounts claimed to be due with respect to all Pending Claims (as shown in the Notices of such Claims). As used in this Section 3, “Fair Market Value” means the average reported closing price for the Parent Common Stock for the ten trading days ending on the last trading day prior to the day the Pending Claims Reserve determination is made.

4. The Escrow Agent, the Appointed Director and the Stockholder shall cooperate in all respects with one another in the calculation of any amounts determined to be payable to Parent and the Owners in accordance with this Agreement and in implementing the procedures necessary to effect such payments.

5. (a) The Escrow Agent undertakes to perform only such duties as are expressly set forth herein. It is understood that the Escrow Agent is not a trustee or fiduciary and is acting hereunder merely in a ministerial capacity.

(b) The Escrow Agent shall not be liable for any action taken or omitted by it in good faith and in the exercise of its own best judgment, and may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Escrow Agent), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is believed by the Escrow Agent to be genuine and to be signed or presented by the proper person or persons. The Escrow Agent shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement unless evidenced by a writing delivered to the Escrow Agent signed by the proper party or parties and, if the duties or rights of the Escrow Agent are affected, unless it shall have given its prior written consent thereto.

(c) The Escrow Agent’s sole responsibility upon receipt of any notice requiring any payment to Parent pursuant to the terms of this Agreement or, if such notice is disputed by the Appointed Director or the Stockholder, the settlement with respect to any such dispute, whether by virtue of joint resolution, arbitration or determination of a court of competent jurisdiction, is to pay to Parent the amount specified in such notice, and the Escrow Agent shall have no duty to determine the validity, authenticity or enforceability of any specification or certification made in such notice.

(d) The Escrow Agent shall not be liable for any action taken by it in good faith and believed by it to be authorized or within the rights or powers conferred upon it by this Agreement, and may consult with counsel of its own choice and shall have full and complete authorization and indemnification under Section 5(g), below, for any action taken or suffered by it hereunder in good faith and in accordance with the opinion of such counsel.

(e) The Escrow Agent may resign at any time and be discharged from its duties as escrow agent hereunder by its giving the other parties hereto written notice and such resignation shall become effective as hereinafter provided. Such resignation shall become effective at such time that the Escrow Agent shall turn over the Escrow Fund to a successor escrow agent appointed jointly by the Appointed Director and the Stockholder. If no new escrow agent is so appointed within the 60 day period following the giving of such notice of resignation, the Escrow Agent may deposit the Escrow Fund with any court in the Southern District of New York it deems reasonably appropriate.

(f) In the event of a dispute between the parties as to the proper disposition of the Escrow Fund, the Escrow Agent shall be entitled (but not required) to deliver the Escrow Fund into the United States District Court for the Southern District of New York and, upon giving notice to the Appointed Director and the Stockholder of such action, shall thereupon be relieved of all further responsibility and liability.

(g) The Escrow Agent shall be indemnified and held harmless by Parent from and against any expenses, including counsel fees and disbursements, or loss suffered by the Escrow Agent in connection with any action, suit or other proceeding involving any claim which in any way, directly or indirectly, arises

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out of or relates to this Agreement, the services of the Escrow Agent hereunder, or the Escrow Fund held by it hereunder, other than expenses or losses arising from the gross negligence or willful misconduct of the Escrow Agent. Promptly after the receipt by the Escrow Agent of notice of any demand or claim or the commencement of any action, suit or proceeding, the Escrow Agent shall notify the other parties hereto in writing. In the event of the receipt of such notice, the Escrow Agent, in its sole discretion, may commence an action in the nature of interpleader in an appropriate court to determine ownership or disposition of the Escrow Fund or it may deposit the Escrow Fund with the clerk of any appropriate court and be relieved of any liability with respect thereto or it may retain the Escrow Fund pending receipt of a final, non-appealable order of a court having jurisdiction over all of the parties hereto directing to whom and under what circumstances the Escrow Fund are to be disbursed and delivered.

(h) The Escrow Agent shall be entitled to reasonable compensation from Parent for all services rendered by it hereunder. The Escrow Agent shall also be entitled to reimbursement from Parent for all expenses paid or incurred by it in the administration of its duties hereunder including, but not limited to, all counsel, advisors’ and agents’ fees and disbursements and all taxes or other governmental charges.

(i) From time to time on and after the date hereof, the Appointed Director and the Stockholder shall deliver or cause to be delivered to the Escrow Agent such further documents and instruments and shall do or cause to be done such further acts as the Escrow Agent shall reasonably request to carry out more effectively the provisions and purposes of this Agreement, to evidence compliance herewith or to assure itself that it is protected in acting hereunder.

(j) Notwithstanding anything herein to the contrary, the Escrow Agent shall not be relieved from liability hereunder for its own gross negligence or its own willful misconduct.

6. This Agreement expressly sets forth all the duties of the Escrow Agent with respect to any and all matters pertinent hereto. No implied duties or obligations shall be read into this Agreement against the Escrow Agent. The Escrow Agent shall not be bound by the provisions of any agreement among the parties hereto except this Agreement and shall have no duty to inquire into the terms and conditions of any agreement made or entered into in connection with this Agreement, including, without limitation, the Reorganization Agreement.

7. This Agreement shall inure to the benefit of and be binding upon the parties and their respective heirs, successors, assigns and legal representatives and shall be governed by and construed in accordance with the law of New York applicable to contracts made and to be performed therein. This Agreement cannot be changed or terminated except by a writing signed by the Appointed Director, the Stockholder and the Escrow Agent.

8. The Appointed Director and the Stockholder each hereby consents to the exclusive jurisdiction of the New York state courts sitting in New York County and federal courts sitting in the Southern District of New York with respect to any claim or controversy arising out of this Agreement. Service of process in any action or proceeding brought against the Appointed Director or the Stockholder in respect of any such claim or controversy may be made upon it by registered mail, postage prepaid, return receipt requested, at the address specified in Section 9, with a copy delivered by nationally recognized overnight carrier to Graubard Miller, The Chrysler Building, 405 Lexington Avenue, New York, N.Y. 10174-1901, Attention: David Alan Miller, Esq.

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9. All notices and other communications under this Agreement shall be in writing and shall be deemed given if given by hand or delivered by nationally recognized overnight carrier, or if given by telecopier and confirmed by mail (registered or certified mail, postage prepaid, return receipt requested), to the respective parties as follows:

A.	If to the Appointed Director, to him at:

[Name]

c/o Endeavor Acquisition Corp.

7 Times Square

New York, New York 10035

Telecopier No.:

with a copy to:

Graubard Miller

The Chrysler Building

405 Lexington Avenue

New York, New York 10174-1901

Attention: David Alan Miller, Esq.

Telecopier No.: 212-818-8881

B.	If to the Stockholder, to him at:

Dov Charney

[Address and fax number]

with a copy to:

[Name, address and fax number]

C.	If to the Escrow Agent, to it at:

Continental Stock Transfer & Trust Company

2 Broadway

New York, New York 10004

Attention: Steven G. Nelson

Telecopier No.: 212-509-5150

or to such other person or address as any of the parties hereto shall specify by notice in writing to all the other parties hereto.

10. (a) If this Agreement requires a party to deliver any notice or other document, and such party refuses to do so, the matter shall be submitted to arbitration pursuant to paragraph 2(d) of this Agreement.

(b) All notices delivered to the Escrow Agent shall refer to the provision of this Agreement under which such notice is being delivered and, if applicable, shall clearly specify the aggregate dollar amount due and payable to Parent.

(c) This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original instrument and all of which together shall constitute a single agreement.

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IN WITNESS WHEREOF, each of the parties hereto has duly executed this Agreement on the date first above written.

ENDEAVOR ACQUISITION, INC.

By:
Name:
Title:

THE STOCKHOLDER

Name:	Dov Charney

ESCROW AGENT

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

By:
Name:	Steven G. Nelson
Title:	Chairman

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Annex G

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is entered into as of the      day of                     , 200    , by and among: Endeavor Acquisition Corp., a Delaware corporation (the “Company”), and the undersigned parties listed under the caption “Investors” on the signature page hereto (each, an “Investor” and collectively, the “Investors”).

WHEREAS, the Investors, formerly stockholders of American Apparel, Inc., a California corporation (“AAI”), and/or one or more of the corporations listed on Schedule A (collectively, “CI” and, collectively with AAI, the “Targets”) to the Agreement and Plan of Reorganization, dated as of December 18, 2006 (“Reorganization Agreement”), have received shares of common stock of the Company (“Common Stock”) in exchange for the shares of stock of the Targets formerly held by them in connection with a series of transactions (the “Acquisition”) under the terms of the Reorganization Agreement;

WHEREAS, the Investors and the Company desire to enter into this Agreement to provide the Investors with certain rights relating to the registration of shares of Common Stock held by them; and

WHEREAS, certain founders of the Company (“Founders”) have previously entered into a registration rights agreement with the Company, dated as of December 18, 2005, under which they have certain demand and piggyback registration rights with respect to their securities of the Company (“Founders Securities”).

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. DEFINITIONS. The following capitalized terms used herein have the following meanings:

“Agreement” means this Agreement, as amended, restated, supplemented, or otherwise modified from time to time.

“Commission” means the Securities and Exchange Commission, or any other federal agency then administering the Securities Act or the Exchange Act.

“Common Stock” means the common stock, par value $0.0001 per share, of the Company.

“Company” is defined in the preamble to this Agreement.

“Demand Registration” is defined in Section 2.1.1.

“Demanding Holder” is defined in Section 2.1.1.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

“Form S-3” is defined in Section 2.3.

“Founders” is defined in the preamble to this Agreement.

“Founders Securities” is found in the preamble to this Agreement.

“Indemnified Party” is defined in Section 4.3.

“Indemnifying Party” is defined in Section 4.3.

“Investor” is defined in the preamble to this Agreement.

“Investor Indemnified Party” is defined in Section 4.1.

“Maximum Number of Shares” is defined in Section 2.1.4.

“Piggy-Back Registration” is defined in Section 2.2.1.

“Register,” “registered” and “registration” mean a registration effected by preparing and filing a registration statement or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective.

“Registrable Securities” mean all of the shares of Common Stock issued to the Investors in the Mergers. Registrable Securities include any warrants, shares of capital stock or other securities of the Company issued as a dividend or other distribution with respect to or in exchange for or in replacement of such shares of Common Stock. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when: (a) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement; (b) such securities shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of them shall not require registration under the Securities Act; (c) such securities shall have ceased to be outstanding; or (d) the Securities and Exchange Commission makes a definitive determination that the Registrable Securities are saleable under Rule 144(k).

“Registration Statement” means a registration statement filed by the Company with the Commission in compliance with the Securities Act and the rules and regulations promulgated thereunder for a public offering and sale of Common Stock (other than a registration statement on Form S-4 or Form S-8, or their successors, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another entity).

“Release Date” means the date that is three months prior to the date the Investors are no longer restricted in the transfer or sale of their Registrable Securities as provided in the lock-up agreement between the Company and each such Investor, dated                     .

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

“Underwriter” means a securities dealer who purchases any Registrable Securities as principal in an underwritten offering and not as part of such dealer’s market-making activities.

2. REGISTRATION RIGHTS.

2.1 Demand Registration.

2.1.1. Request for Registration. At any time and from time to time on or after the Release Date, the holders of a majority-in-interest of the Registrable Securities held by the Investors or the transferees of the Investors, may make a written demand for registration under the Securities Act of all or part of their Registrable Securities (a “Demand Registration”). Any demand for a Demand Registration shall specify the number of shares of Registrable Securities proposed to be sold and the intended method(s) of distribution thereof. The Company will notify all holders of Registrable Securities of the demand, and each holder of Registrable Securities who wishes to include all or a portion of such holder’s Registrable Securities in the Demand Registration (each such holder, a “Demanding Holder”) shall so notify the Company within thirty (30) days after the receipt by the holder of the notice from the Company. Upon any such request, the Demanding Holders shall be entitled to have their Registrable Securities included in the Demand Registration, subject to Section 2.1.4 and the provisos set forth in Section 3.1.1. The Company shall not be obligated to effect more than an aggregate of two (2) Demand Registrations under this Section 2.1.1 in respect of Registrable Securities.

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2.1.2. Effective Registration. A registration will not count as a Demand Registration until the Registration Statement filed with the Commission with respect to such Demand Registration has been declared effective and the Company has complied with all of its obligations under this Agreement with respect thereto; provided, however, that if, after such Registration Statement has been declared effective, the offering of Registrable Securities pursuant to a Demand Registration is interfered with by any stop order or injunction of the Commission or any other governmental agency or court, the Registration Statement with respect to such Demand Registration will be deemed not to have been declared effective, unless and until, (i) such stop order or injunction is removed, rescinded or otherwise terminated, and (ii) a majority-in-interest of the Demanding Holders thereafter elect to continue the offering; provided, further, that the Company shall not be obligated to file a second Registration Statement until a Registration Statement that has been filed is counted as a Demand Registration or is terminated.

2.1.3. Underwritten Offering. If a majority-in-interest of the Demanding Holders so elect and such holders so advise the Company as part of their written demand for a Demand Registration, the offering of such Registrable Securities pursuant to such Demand Registration shall be in the form of an underwritten offering. In such event, the right of any holder to include its Registrable Securities in such registration shall be conditioned upon such holder’s participation in such underwriting and the inclusion of such holder’s Registrable Securities in the underwriting to the extent provided herein. All Demanding Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the Underwriter or Underwriters selected for such underwriting by a majority-in-interest of the holders initiating the Demand Registration.

2.1.4. Reduction of Offering. Subject to the rights of the holders of securities issued or issuable upon exercise of those certain unit purchase options issued to the underwriters and/or its designees in connection with the Company’s initial public offering in December 2005 (the “Unit Purchase Options”), if the managing Underwriter or Underwriters for a Demand Registration that is to be an underwritten offering advises the Company and the Demanding Holders in writing that the dollar amount or number of shares of Registrable Securities which the Demanding Holders desire to sell, taken together with all other shares of Common Stock or other securities which the Company desires to sell and the shares of Common Stock, if any, as to which registration has been requested pursuant to written contractual piggy-back registration rights held by other shareholders of the Company who desire to sell, exceeds the maximum dollar amount or maximum number of shares that can be sold in such offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of shares, as applicable, the “Maximum Number of Shares”), then the Company shall include in such registration: (i) first, as a group, the Registrable Securities as to which Demand Registration has been requested by the Demanding Holders and the Founders Securities as to which registration as demanded (pro rata among each such holder in accordance with the number of securities which such holder has requested be included in such registration, regardless of the quantity of securities held by such holder) that can be sold without exceeding the Maximum Number of Shares; (ii) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (i), the shares of Common Stock or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Shares; (iii) third, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (i) and (ii), the shares of Common Stock for the account of other persons that the Company is obligated to register pursuant to written contractual arrangements with such persons and that can be sold without exceeding the Maximum Number of Shares; and (iv) fourth, to the extent that the Maximum Number of Shares have not been reached under the foregoing clauses (i), (ii), and (iii), the shares of Common Stock that other shareholders desire to sell that can be sold without exceeding the Maximum Number of Shares.

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2.1.5. Withdrawal. If a majority-in-interest of the Demanding Holders disapprove of the terms of any underwriting or are not entitled to include all of their Registrable Securities in any offering, such majority-in-interest of the Demanding Holders may elect to withdraw from such offering by giving written notice to the Company and the Underwriter or Underwriters of their request to withdraw prior to the effectiveness of the Registration Statement filed with the Commission with respect to such Demand Registration. If the majority-in-interest of the Demanding Holders withdraws from a proposed offering relating to a Demand Registration, then such registration shall not count as a Demand Registration provided for in Section 2.1.1.

2.2 Piggy-Back Registration.

2.2.1. Piggy-Back Rights. If at any time, or from time to time, on or after the Release Date the Company proposes to file a Registration Statement under the Securities Act with respect to an offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities, by the Company for its own account or for shareholders of the Company for their account (or by the Company and by shareholders of the Company including, without limitation, pursuant to Section 2.1), other than a Registration Statement (i) filed in connection with any employee stock option or other benefit plan, (ii) for an exchange offer or offering of securities solely to the Company’s existing shareholders, (iii) for an offering of debt that is convertible into equity securities of the Company or (iv) for a dividend reinvestment plan, then the Company shall (x) give written notice of such proposed filing to the holders of Registrable Securities as soon as practicable but in no event less than ten (10) days before the anticipated filing date, which notice shall describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter or Underwriters, if any, of the offering, and (y) offer to the holders of Registrable Securities in such notice the opportunity to register the sale of such number of shares of Registrable Securities as such holders may request in writing within fifteen (15) days following receipt of such notice (a “Piggy-Back Registration”). The Company shall cause such Registrable Securities to be included in such registration and shall use its best efforts to cause the managing Underwriter or Underwriters of a proposed underwritten offering to permit the Registrable Securities requested to be included in a Piggy-Back Registration to be included on the same terms and conditions as any similar securities of the Company and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. All holders of Registrable Securities proposing to distribute their securities through a Piggy-Back Registration that involves an Underwriter or Underwriters shall enter into an underwriting agreement in customary form with the Underwriter or Underwriters selected for such Piggy-Back Registration.

2.2.2. Reduction of Offering. Subject to the rights of the holders of the Unit Purchase Options, if the managing Underwriter or Underwriters for a Piggy-Back Registration that is to be an underwritten offering advises the Company and the holders of Registrable Securities in writing that the dollar amount or number of shares of Common Stock which the Company desires to sell, taken together with shares of Common Stock, if any, as to which registration has been demanded pursuant to written contractual arrangements with persons other than the holders of Registrable Securities hereunder, the Registrable Securities as to which registration has been requested under this Section 2.2, and the shares of Common Stock, if any, as to which registration has been requested pursuant to the written contractual piggy-back registration rights of other shareholders of the Company, exceeds the Maximum Number of Shares, then the Company shall include in any such registration:

(i) If the registration is undertaken for the Company’s account: (A) first, the shares of Common Stock or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Shares; (B) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (A), the shares of Common Stock, if any, including the Registrable Securities and the Founding Securities, as to which registration has been requested pursuant to written contractual piggy-back registration rights of security holders

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(pro rata in accordance with the number of shares of Common Stock which each such person has actually requested to be included in such registration, regardless of the number of shares of Common Stock with respect to which such persons have the right to request such inclusion) that can be sold without exceeding the Maximum Number of Shares; and

(ii) If the registration is a “demand” registration undertaken at the demand of persons other than the holders of Registrable Securities pursuant to written contractual arrangements with such persons, (A) first, the shares of Common Stock for the account of the demanding persons that can be sold without exceeding the Maximum Number of Shares; (B) second, as a group, the Registrable Securities and Founding Securities to which registration has been requested (pro rata among each holder of such securities in accordance with the number of securities which such holder has requested be included in such registration, regardless of the quantity of securities held by such holder) that can be sold without exceeding the Maximum Number of Shares; (C) third, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (A) and (B), the shares of Common Stock or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Shares; and (D) fourth, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (A), (B) and (C), the shares of Common Stock, if any, as to which registration has been requested pursuant to written contractual piggy-back registration rights of security holders (pro rata in accordance with the number of shares of Common Stock which each such person has actually requested to be included in such registration, regardless of the number of shares of Common Stock with respect to which such persons have the right to request such inclusion) that can be sold without exceeding the Maximum Number of Shares.

2.2.3. Withdrawal. Any holder of Registrable Securities may elect to withdraw such holder’s request for inclusion of Registrable Securities in any Piggy-Back Registration by giving written notice to the Company of such request to withdraw prior to the effectiveness of the Registration Statement. The Company may also elect to withdraw a registration statement at any time prior to the effectiveness of the Registration Statement. Notwithstanding any such withdrawal, the Company shall pay all expenses incurred by the holders of Registrable Securities in connection with such Piggy-Back Registration as provided in Section 3.3.

2.3 Registrations on Form S-3. The holders of a majority of the Registrable Securities may at any time and from time to time, request in writing that the Company register the resale of any or all of such Registrable Securities on Form S-3 or any similar short-form registration which may be available at such time (“Form S-3”); provided, however, that the Company shall not be obligated to effect such request through an underwritten offering. Upon receipt of such written request, the Company will promptly give written notice of the proposed registration to all other holders of Registrable Securities, and, as soon as practicable thereafter, effect the registration of all or such portion of such holder’s or holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other holder or holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration pursuant to this Section 2.3: (i) if Form S-3 is not available for such offering; or (ii) if the holders of the Registrable Securities, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at any aggregate price to the public of less than $7,500,000. Registrations effected pursuant to this Section 2.3 shall not be counted as Demand Registrations effected pursuant to Section 2.1.

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3. REGISTRATION PROCEDURES.

3.1 Filings; Information. Whenever the Company is required to effect the registration of any Registrable Securities pursuant to Section 2, the Company shall use its best efforts to effect the registration and sale of such Registrable Securities in accordance with the intended method(s) of distribution thereof as expeditiously as practicable, and in connection with any such request:

3.1.1. Filing Registration Statement. The Company shall, as expeditiously as possible and in any event within sixty (60) days after receipt of a request for a Demand Registration pursuant to Section 2.1 or Section 2.3, prepare and file with the Commission a Registration Statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the sale of all Registrable Securities to be registered thereunder in accordance with the intended method(s) of distribution thereof, and shall use its best efforts to cause such Registration Statement to become and remain effective for the period required by Section 3.1.3; provided, however, that the Company shall have the right to defer any Demand Registration for up to thirty (30) days, and any Piggy-Back Registration for such period as may be applicable to deferment of any demand registration to which such Piggy-Back Registration relates, in each case if the Company shall furnish to the holders a certificate signed by the Chief Executive Officer of the Company stating that, in the good faith judgment of the Board of Directors of the Company, it would be materially detrimental to the Company and its shareholders for such Registration Statement to be effected at such time; provided further, however, that the Company shall not have the right to exercise the right set forth in the immediately preceding proviso more than once in any 365-day period in respect of a Demand Registration hereunder.

3.1.2. Copies. The Company shall, prior to filing a Registration Statement or prospectus, or any amendment or supplement thereto, furnish without charge to the holders of Registrable Securities included in such registration, and such holders’ legal counsel, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such Registration Statement (including each preliminary prospectus), and such other documents as the holders of Registrable Securities included in such registration or legal counsel for any such holders may request in order to facilitate the disposition of the Registrable Securities owned by such holders and shall provide such persons with reasonable opportunity to review and comment on same, which review and comment shall not be unreasonable and shall not be unreasonably withheld or delayed.

3.1.3. Amendments and Supplements. The Company shall prepare and file with the Commission such amendments, including post-effective amendments, and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and in compliance with the provisions of the Securities Act until all Registrable Securities and other securities covered by such Registration Statement have been disposed of in accordance with the intended method(s) of distribution set forth in such Registration Statement (which period shall not exceed the sum of one hundred eighty (180) days plus any period during which any such disposition is interfered with by any stop order or injunction of the Commission or any governmental agency or court) or such securities have been withdrawn.

3.1.4. Notification. After the filing of a Registration Statement, the Company shall promptly, and in no event more than two (2) business days after such filing, notify the holders of Registrable Securities included in such Registration Statement of such filing, and shall further notify such holders promptly and confirm such advice in writing in all events within two (2) business days of the occurrence of any of the following: (i) when such Registration Statement becomes effective; (ii) when any post-effective amendment to such Registration Statement becomes effective; (iii) the issuance or threatened issuance by the Commission of any stop order (and the Company shall take all actions required to prevent the entry of such stop order or to remove it if entered); and (iv) any request by the

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Commission for any amendment or supplement to such Registration Statement or any prospectus relating thereto or for additional information or of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of the securities covered by such Registration Statement, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and promptly make available to the holders of Registrable Securities included in such Registration Statement any such supplement or amendment; except that before filing with the Commission a Registration Statement or prospectus or any amendment or supplement thereto, including documents incorporated by reference, the Company shall furnish to the holders of Registrable Securities included in such Registration Statement and to the legal counsel for any such holders, copies of all such documents proposed to be filed sufficiently in advance of filing to provide such holders and legal counsel with a reasonable opportunity to review such documents and comment thereon, and the Company shall not file any Registration Statement or prospectus or amendment or supplement thereto, including documents incorporated by reference, to which such holders or their legal counsel shall object.

3.1.5. State Securities Laws Compliance. The Company shall use its best efforts to (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as the holders of Registrable Securities included in such Registration Statement (in light of their intended plan of distribution) may request and (ii) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other Governmental Authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be necessary or advisable to enable the holders of Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (e) or subject itself to taxation in any such jurisdiction.

3.1.6. Agreements for Disposition. The Company shall enter into customary agreements (including, if applicable, an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities. The representations, warranties and covenants of the Company in any underwriting agreement which are made to or for the benefit of any Underwriters, to the extent applicable, shall also be made to and for the benefit of the holders of Registrable Securities included in such registration statement. No holder of Registrable Securities included in such registration statement shall be required to make any representations or warranties in the underwriting agreement except, if applicable, with respect to such holder’s organization, good standing, authority, title to Registrable Securities, lack of conflict of such sale with such holder’s material agreements and organizational documents, and with respect to written information relating to such holder that such holder has furnished in writing expressly for inclusion in such Registration Statement.

3.1.7. Cooperation. The principal executive officer of the Company, the principal financial officer of the Company, the principal accounting officer of the Company and all other officers and members of the management of the Company shall cooperate fully in any offering of Registrable Securities hereunder, which cooperation shall include, without limitation, the preparation of the Registration Statement with respect to such offering and all other offering materials and related documents, and participation in meetings with Underwriters, attorneys, accountants and potential investors.

3.1.8. Records. The Company shall make available for inspection by the holders of Registrable Securities included in such Registration Statement, any Underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other professional retained by any holder of Registrable Securities included in such Registration Statement or any Underwriter, all

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financial and other records, pertinent corporate documents and properties of the Company, as shall be necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information requested by any of them in connection with such Registration Statement.

3.1.9. Opinions and Comfort Letters. The Company shall furnish to each holder of Registrable Securities included in any Registration Statement a signed counterpart, addressed to such holder, of (i) any opinion of counsel to the Company delivered to any Underwriter and (ii) any comfort letter from the Company’s independent public accountants delivered to any Underwriter. In the event no legal opinion is delivered to any Underwriter, the Company shall furnish to each holder of Registrable Securities included in such Registration Statement, at any time that such holder elects to use a prospectus, an opinion of counsel to the Company to the effect that the Registration Statement containing such prospectus has been declared effective and that no stop order is in effect.

3.1.10. Earnings Statement. The Company shall comply with all applicable rules and regulations of the Commission and the Securities Act, and make available to its shareholders, as soon as practicable, an earnings statement covering a period of twelve (12) months, beginning within three (3) months after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

3.1.11. Listing. The Company shall use its best efforts to cause all Registrable Securities included in any registration to be listed on such exchanges or otherwise designated for trading in the same manner as similar securities issued by the Company are then listed or designated or, if no such similar securities are then listed or designated, in a manner satisfactory to the holders of a majority of the Registrable Securities included in such registration.

3.2 Obligation to Suspend Distribution. Upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3.1.4(iv), or, in the case of a resale registration on Form S-3 pursuant to Section 2.3 hereof, upon any suspension by the Company, pursuant to a written insider trading compliance program adopted by the Company’s Board of Directors, of the ability of all “insiders” covered by such program to transact in the Company’s securities because of the existence of material non-public information, each holder of Registrable Securities included in any registration shall immediately discontinue disposition of such Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such holder receives the supplemented or amended prospectus contemplated by Section 3.1.4(iv) or the restriction on the ability of “insiders” to transact in the Company’s securities is removed, as applicable, and, if so directed by the Company, each such holder will deliver to the Company all copies, other than permanent file copies then in such holder’s possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice.

3.3 Registration Expenses. The Company shall bear all costs and expenses incurred in connection with any Demand Registration pursuant to Section 2.1, any Piggy-Back Registration pursuant to Section 2.2, and any registration on Form S-3 effected pursuant to Section 2.3, and all expenses incurred in performing or complying with its other obligations under this Agreement, whether or not the Registration Statement becomes effective, including, without limitation: (i) all registration and filing fees; (ii) fees and expenses of compliance with securities or “blue sky” laws (including fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities); (iii) printing expenses; (iv) the Company’s internal expenses (including, without limitation, all salaries and expenses of its officers and employees); (v) the fees and expenses incurred in connection with the listing of the Registrable Securities as required by Section 3.1.11; (vi) National Association of Securities Dealers, Inc. fees; (vii) fees and disbursements of counsel for the Company and fees and expenses for independent certified public accountants retained by the Company (including the expenses or costs associated with the delivery of any opinions or comfort letters requested pursuant to Section 3.1.9); (viii) the fees and expenses of any special experts retained by the Company in connection with such registration; and (ix) the fees and expenses of one legal counsel selected by the holders of a majority-in-interest of the Registrable Securities included in such registration. The

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Company shall have no obligation to pay any underwriting discounts or selling commissions attributable to the Registrable Securities being sold by the holders thereof, which underwriting discounts or selling commissions shall be borne by such holders. Additionally, in an underwritten offering, all selling stockholders and the Company shall bear the expenses of the underwriter pro rata in proportion to the respective amount of shares each is selling in such offering.

3.4 Information. The holders of Registrable Securities shall provide such information as may reasonably be requested by the Company, or the managing Underwriter, if any, in connection with the preparation of any Registration Statement, including amendments and supplements thereto, in order to effect the registration of any Registrable Securities under the Securities Act pursuant to Section 2 and in connection with the Company’s obligation to comply with federal and applicable state securities laws.

4. INDEMNIFICATION AND CONTRIBUTION.

4.1 Indemnification by the Company. The Company agrees to indemnify and hold harmless each Investor and each other holder of Registrable Securities, and each of their respective officers, employees, affiliates, directors, partners, members, attorneys and agents, and each person, if any, who controls an Investor and each other holder of Registrable Securities (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) (each, an “Investor Indemnified Party”), from and against any expenses, losses, judgments, claims, damages or liabilities, whether joint or several, arising out of or based upon any untrue statement (or allegedly untrue statement) of a material fact contained in any Registration Statement under which the sale of such Registrable Securities was registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement, or arising out of or based upon any omission (or alleged omission) to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any rule or regulation promulgated thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration; and the Company shall promptly reimburse the Investor Indemnified Party for any legal and any other expenses reasonably incurred by such Investor Indemnified Party in connection with investigating and defending any such expense, loss, judgment, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such expense, loss, claim, damage or liability arises out of or is based upon any untrue statement or allegedly untrue statement or omission or alleged omission made in such Registration Statement, preliminary prospectus, final prospectus, or summary prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to the Company, in writing, by such selling holder expressly for use therein. The Company also shall indemnify any Underwriter of the Registrable Securities, their officers, affiliates, directors, partners, members and agents and each person who controls such Underwriter on substantially the same basis as that of the indemnification provided above in this Section 4.1.

4.2 Indemnification by Holders of Registrable Securities. Each selling holder of Registrable Securities will, in the event that any registration is being effected under the Securities Act pursuant to this Agreement of any Registrable Securities held by such selling holder, indemnify and hold harmless the Company, each of its directors and officers and each underwriter (if any), and each other person, if any, who controls such selling holder or such underwriter within the meaning of the Securities Act, against any losses, claims, judgments, damages or liabilities, whether joint or several, insofar as such losses, claims, judgments, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or allegedly untrue statement of a material fact contained in any Registration Statement under which the sale of such Registrable Securities was registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement, or arise out of or are based upon any omission or the alleged omission to state a material fact required to be stated therein or necessary to make the statement therein not misleading, if the statement or omission was made in reliance upon and in conformity with information

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furnished in writing to the Company by such selling holder expressly for use therein, and shall reimburse the Company, its directors and officers, and each such controlling person for any legal or other expenses reasonably incurred by any of them in connection with investigation or defending any such loss, claim, damage, liability or action. Each selling holder’s indemnification obligations hereunder shall be several and not joint and shall be limited to the amount of any net proceeds actually received by such selling holder.

4.3 Conduct of Indemnification Proceedings. Promptly after receipt by any person of any notice of any loss, claim, damage or liability or any action in respect of which indemnity may be sought pursuant to Section 4.1 or 4.2, such person (the “Indemnified Party”) shall, if a claim in respect thereof is to be made against any other person for indemnification hereunder, notify such other person (the “Indemnifying Party”) in writing of the loss, claim, judgment, damage, liability or action; provided, however, that the failure by the Indemnified Party to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability which the Indemnifying Party may have to such Indemnified Party hereunder, except and solely to the extent the Indemnifying Party is actually prejudiced by such failure. If the Indemnified Party is seeking indemnification with respect to any claim or action brought against the Indemnified Party, then the Indemnifying Party shall be entitled to participate in such claim or action, and, to the extent that it wishes, jointly with all other Indemnifying Parties, to assume control of the defense thereof with counsel satisfactory to the Indemnified Party. After notice from the Indemnifying Party to the Indemnified Party of its election to assume control of the defense of such claim or action, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that in any action in which both the Indemnified Party and the Indemnifying Party are named as defendants, the Indemnified Party shall have the right to employ separate counsel (but no more than one such separate counsel) to represent the Indemnified Party and its controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Indemnified Party against the Indemnifying Party, with the fees and expenses of such counsel to be paid by such Indemnifying Party if, based upon the written opinion of counsel of such Indemnified Party, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, consent to entry of judgment or effect any settlement of any claim or pending or threatened proceeding in respect of which the Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such judgment or settlement includes an unconditional release of such Indemnified Party from all liability arising out of such claim or proceeding.

4.4 Contribution.

4.4.1. If the indemnification provided for in the foregoing Sections 4.1, 4.2 and 4.3 is unavailable to any Indemnified Party in respect of any loss, claim, damage, liability or action referred to herein, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the Indemnified Parties and the Indemnifying Parties in connection with the actions or omissions which resulted in such loss, claim, damage, liability or action, as well as any other relevant equitable considerations. The relative fault of any Indemnified Party and any Indemnifying Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such Indemnified Party or such Indemnifying Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

4.4.2. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding Section 4.4.1. The amount paid or payable by an Indemnified Party as a result of any loss, claim, damage, liability or action referred to in the immediately preceding paragraph shall be deemed to

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include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 4.4, no holder of Registrable Securities shall be required to contribute any amount in excess of the dollar amount of the net proceeds (after payment of any underwriting fees, discounts, commissions or taxes) actually received by such holder from the sale of Registrable Securities which gave rise to such contribution obligation. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

5. UNDERWRITING AND DISTRIBUTION.

5.1 Rule 144. The Company covenants that it shall file any reports required to be filed by it under the Securities Act and the Exchange Act and shall take such further action as the holders of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holders to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act, as such Rules may be amended from time to time, or any similar Rule or regulation hereafter adopted by the Commission.

6. MISCELLANEOUS.

6.1 Other Registration Rights. The Company represents and warrants that, other than with respect to registration rights granted by the Company to holders of the unit purchase options granted to the underwriters in connection with the Company’s initial public offering in December 2005, and registration rights afforded the persons who were security holders of the Company immediately prior to the initial public offering, no person, other than a holder of the Registrable Securities, has any right to require the Company to register any shares of the Company’s capital stock for sale or to include shares of the Company’s capital stock in any registration filed by the Company for the sale of shares of capital stock for its own account or for the account of any other person.

6.2 Assignment; No Third Party Beneficiaries. This Agreement and the rights, duties and obligations of the Company hereunder may not be assigned or delegated by the Company in whole or in part. This Agreement and the rights, duties and obligations of the holders of Registrable Securities hereunder may be freely assigned or delegated by such holder of Registrable Securities in conjunction with and to the extent of any transfer of Registrable Securities by any such holder. This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and their respective successors and the permitted assigns of the Investor or holder of Registrable Securities or of any assignee of the Investor or holder of Registrable Securities. This Agreement is not intended to confer any rights or benefits on any persons that are not party hereto other than as expressly set forth in Article 4 and this Section 6.2.

6.3 Notices. All notices, demands, requests, consents, approvals or other communications (collectively, “Notices”) required or permitted to be given hereunder or which are given with respect to this Agreement shall be in writing and shall be personally served, delivered by reputable air courier service with charges prepaid, or transmitted by hand delivery, telegram, telex or facsimile, addressed as set forth below, or to such other address as such party shall have specified most recently by written notice. Notice shall be deemed given on the date of service or transmission if personally served or transmitted by telegram, telex or facsimile; provided, that if such service or transmission is not on a business day or is after normal business hours, then such notice shall be deemed given on the next business day. Notice otherwise sent as provided herein shall be deemed given on the next business day following timely delivery of such notice to a reputable air courier service with an order for next-day delivery.

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To the Company:

Endeavor Acquisition Corp.

180 Madison Avenue, Suite 2305

New York, New York 10016

Attention: Chairman of the Board

Telephone:

Facsimile:

with a copy to:

Graubard Miller

405 Lexington Avenue

New York, NY 10174

Attention: David Alan Miller, Esq.

Telephone: 212-818-8800

Facsimile: 212-818-8881

To an Investor, to:

Such Investor’s address as set forth on the Signature Page hereto:

with a copy to:

Buchanan Ingersoll & Rooney PC

One Chase Manhattan Plaza

35th Floor

New York, New York 10005-1417

Attention: Robert Frucht, Esq.

6.4 Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

6.5 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

6.6 Entire Agreement. This Agreement (including all agreements entered into pursuant hereto and all certificates and instruments delivered pursuant hereto and thereto) constitute the entire agreement of the parties with respect to the subject matter hereof and supersede all prior and contemporaneous agreements, representations, understandings, negotiations and discussions between the parties, whether oral or written.

6.7 Modifications and Amendments. No amendment, modification or termination of this Agreement shall be binding upon any party unless executed in writing by such party.

6.8 Titles and Headings. Titles and headings of sections of this Agreement are for convenience only and shall not affect the construction of any provision of this Agreement.

6.9 Waivers and Extensions. Any party to this Agreement may waive any right, breach or default which such party has the right to waive, provided that such waiver will not be effective against the waiving party unless it is in writing, is signed by such party, and specifically refers to this Agreement. Waivers may be made in advance or after the right waived has arisen or the breach or default waived has occurred. Any waiver may be conditional. No waiver of any breach of any agreement or provision herein contained shall

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be deemed a waiver of any preceding or succeeding breach thereof nor of any other agreement or provision herein contained. No waiver or extension of time for performance of any obligations or acts shall be deemed a waiver or extension of the time for performance of any other obligations or acts.

6.10 Remedies Cumulative. In the event that the Company fails to observe or perform any covenant or agreement to be observed or performed under this Agreement, the Investor or any other holder of Registrable Securities may proceed to protect and enforce its rights by suit in equity or action at law, whether for specific performance of any term contained in this Agreement or for an injunction against the breach of any such term or in aid of the exercise of any power granted in this Agreement or to enforce any other legal or equitable right, or to take any one or more of such actions, without being required to post a bond. None of the rights, powers or remedies conferred under this Agreement shall be mutually exclusive, and each such right, power or remedy shall be cumulative and in addition to any other right, power or remedy, whether conferred by this Agreement or now or hereafter available at law, in equity, by statute or otherwise.

6.11 Governing Law. This Agreement shall be governed by, interpreted under, and construed in accordance with the internal laws of the State of Delaware applicable to agreements made and to be performed within the State of Delaware, without giving effect to any choice-of-law provisions thereof that would compel the application of the substantive laws of any other jurisdiction.

6.12 Waiver of Trial by Jury. Each party hereby irrevocably and unconditionally waives the right to a trial by jury in any action, suit, counterclaim or other proceeding (whether based on contract, tort or otherwise) arising out of, connected with or relating to this Agreement, the transactions contemplated hereby, or the actions of the Investor in the negotiation, administration, performance or enforcement hereof.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be executed and delivered by their duly authorized representatives as of the date first written above.

ENDEAVOR ACQUISITION CORP.

By:

INVESTORS:

Signature

Name:

Address:

Signature

Name:

Address:

Signature

Name:

Address:

Signature

Name:

Address:

14

Annex H

EMPLOYMENT AGREEMENT

This Employment Agreement (the “Agreement”) is made between Endeavor Acquisition Corp. (“Company”), a Delaware corporation, AAI Acquisition Corp., a wholly owned subsidiary of the Company (“Merger Sub”), and Dov Charney (the “Executive”) and is being entered into concurrently with the closing of the merger and related business combination transactions (collectively, the “Acquisition”) prescribed by the Agreement and Plan of Reorganization (“Reorganization Agreement”) entered into as of December 18, 2006, by and among the Company, Merger Sub, American Apparel, Inc., a California corporation (“AAI”), the various Canadian companies defined in the Reorganization Agreement as CI, American Apparel, LLC, a California limited liability company (“AALLC” and, collectively with AAI and CI, the “Target Companies”), and all of the stockholders or members of the Target Companies, which include the Executive. Capitalized terms not otherwise defined herein shall have the meanings assigned to them in the Merger Agreement.

RECITALS

WHEREAS, the Company desires to be assured of the association and services of Executive; and

WHEREAS, Executive is willing and desires to be employed by the Company, and the Company is willing to employ Executive, upon the terms, covenants and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual terms, covenants and conditions hereinafter set forth, the parties hereto agree as follows:

1. Employment. The Company hereby employs Executive, and Executive hereby accepts such employment, effective as of the Effective Date, upon the mutual terms, covenants and conditions set forth herein.

2. Term.

2.1 Initial Term. The initial term of this Agreement shall be for a period of three (3) years commencing on the Effective Date hereof, unless terminated earlier pursuant to Section 7 hereof; provided, however, that Executive’s obligations in Section 6 hereof shall continue in effect after such termination.

2.2 Additional Terms. This Agreement shall be renewed for successive periods of one (1) year unless either party shall give notice of non-renewal, within sixty (60) days of the expiration of the initial three-year term or any such one-year renewal term.

3. Duties. Executive shall serve as Chief Executive Officer and President of each of the Company, Merger Sub and the CI companies with such duties and responsibilities as may from time to time be assigned to Executive by the Board of Directors of the Company, Merger Sub or the CI companies (in any case, the “Board”), commensurate with Executive’s title and position described in this sentence. The duties and services to be performed by Executive under this Agreement are collectively referred to herein as the “Services”. Executive shall report directly to the Board. Executive agrees that he shall at all times conscientiously perform all of the duties and obligations assigned to him under the terms of this Agreement to the best of his ability and experience and in compliance with law. Executive shall perform his duties out of the Company’s Los Angeles, California office (as same may be relocated in the same metropolitan area from time to time) or at such other location as shall be agreed to by the Company and Executive; provided, that, Executive’s duties will include reasonable travel in the United States and abroad, including but not limited to travel to the Company’s domestic and foreign showrooms and offices of Company and its subsidiaries and affiliates as is reasonably necessary and appropriate to the performance of Executive’s duties hereunder. Executive will comply with and be bound by Company’s operating policies, procedures, and practices from time to time in effect during Executive’s employment.

4. Exclusive Service. Executive agrees to use his best efforts to promote the interests of the Company and to devote his full business time and energies to the business and affairs of the Company and the performance of his duties hereunder. Executive may, however, engage in civic and not-for-profit activities for which no compensation (other than reimbursement of his actual expenses incurred in performance of such activities) is paid to him, so long as such activities do not materially interfere with the performance of his duties to the Company or directly conflict with the Company’s business interests.

5. Compensation and Benefits.

5.1 Salary. During the term of this Agreement, Company shall pay Executive an initial salary of $1 per annum.

5.2 Benefits. Executive will be eligible to participate (at Company’s cost) in Company’s employee benefit plans of general application as they may exist from time to time, including without limitation those plans covering pension and profit sharing, executive bonuses, stock purchases, stock options, and those plans covering life, health, and dental insurance in accordance with the rules established for individual participation in any such plan and applicable law. Executive will receive such other benefits, including vacation, holidays and sick leave, as Company generally provides to its employees holding similar positions as that of Executive. The Company reserves the right to change or otherwise modify, in its sole discretion, the benefits offered herein to conform to the Company’s general policies as may be changed from time to time during the term of this Agreement. Executive shall also be entitled to continue to use the Target Companies’ residential apartments and vehicles maintained by the Target Companies for use by its executives and other employees.

5.3 Bonus Suspension. Executive shall not be eligible to earn a bonus during the first three years following execution of this Agreement.

5.4 Expenses. Company will reimburse Executive for all reasonable and necessary expenses incurred by Executive in connection with Company’s business, provided that such expenses are deductible to Company, are in accordance with Company’s applicable policy and are properly documented and accounted for in accordance with the requirements of the Internal Revenue Service.

6. Confidentiality and Proprietary Rights.

6.1 Confidentiality. Executive acknowledges that as a result of his employment with the Company and his prior employment with the Target Companies, Executive has obtained and will obtain secret and confidential information concerning the business of the Company, the Target Companies and their subsidiaries and affiliates (all of such entities referred to collectively in this Section, as the “Company”). Other than in the performance of his duties hereunder, Executive agrees not to disclose, either during the Term of his employment with the Company or at any time thereafter, to any person, firm or corporation any confidential information concerning the Company which is not in the public domain including trade secrets, budgets, strategies, operating plans, marketing plans, patents, copyrights, supplier lists, company agreements, employee lists, or the customer lists or similar information of the Company.

6.2 Proprietary Rights. All records, files, memoranda, reports, price lists, customer lists, drawings, plans, sketches, documents and the like (together with all copies thereof) relating to the business of the Company and/or its subsidiaries, which Executive shall use or prepare or come in contact with in the course of, or as a result of, his employment shall, as between the parties, remain the sole property of the Companies. Upon termination of his employment with the Company, Executive agrees to immediately return all such materials and shall not thereafter cause removal thereof from the premises of the Company. Further, the Executive agrees to disclose and assign to the Company as its exclusive property, all ideas, writings, inventions, discoveries, improvements and technical or business innovations made or conceived by the Executive, whether or not patentable or copyrightable, either solely or jointly with others during the course of his employment with the Company, which are along the lines of the business, work or investigations of the Company or its subsidiaries.

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7. Termination.

7.1 Bases for Termination.

(a) Executive’s employment hereunder may be terminated at any time by mutual agreement of the parties.

(b) This Agreement and Executive’s employment with the Company shall automatically terminate on the date on which Executive dies or becomes permanently incapacitated. “Permanent incapacity” as used herein shall mean mental or physical incapacity, or both, reasonably determined by the Company based upon a certification of such incapacity by, in the sole discretion of the Company, either Executive’s regularly attending physician or a duly licensed physician selected by the Company, rendering Executive unable to perform substantially all of his duties hereunder and which appears reasonably certain to continue for at least six consecutive months without substantial improvement. Executive shall be deemed to have “become permanently incapacitated” on the date 30 days after the Company has determined that Executive is permanently incapacitated and so notifies Executive.

(c) Executive’s employment may be terminated by the Company “with cause”, effective upon delivery of written notice to Executive given at any time (without any necessity for prior notice) in the event of any of the following actions by Executive: (i) conviction of any felony, (ii) material breach by Executive of his obligations under the Merger Agreement, (iii) fraud against the Company or any of its subsidiaries or theft of or maliciously intentional damage to the property of the Company or any of their subsidiaries, (iv) willful or reckless breach of Executive’s fiduciary duties to the Company or willful misconduct as an employee of the Company that results in material economic detriment to the Company, (v) neglect or unreasonable refusal to perform the material duties and responsibilities assigned to Executive by the Board or under this Agreement, or (vi) breach by Executive of any provision of this Agreement; provided, however, that with respect to clauses (v) and (vi) above, in order for Executive to be terminated “with cause”, the Company must give Executive written notice detailing the alleged breach and such breach shall note have been cured within 30 days of receipt of such notice.

(d) Executive’s employment may be terminated by the Company “without cause”, effective upon delivery of written notice to Executive given at any time (without any necessity for prior notice) provided that the Company complies with all provisions of this Agreement related to severance, vesting of options and continuation of benefits as set forth herein.

(e) Executive may terminate his employment hereunder by giving the Company no less than 30 days prior written notice of such termination.

7.2 Payment Upon Termination. Upon termination of Executive’s employment pursuant to Section 7.1, the Company shall pay to Executive, within ten days after the effective date of such termination any unreimbursed expenses then owed by the Company to Executive and Executive shall not be entitled to any other consideration or compensation.

8. Miscellaneous.

8.1 Transfer and Assignment. This Agreement is personal as to Executive and shall not be assigned or transferred by Executive. This Agreement shall be binding upon and inure to the benefit of all of the parties hereto and their respective permitted heirs, personal representatives, successors and assigns.
8.2 Severability. Nothing contained herein shall be construed to require the commission of any act contrary to law. Should there be any conflict between any provisions hereof and any present or future statute, law, ordinance, regulation or other pronouncement having the force of law, the latter shall prevail, but the provision of this Agreement affected thereby shall be curtailed and limited only to the extent necessary to bring it within the requirements of the law, and the remaining provisions of this Agreement shall remain in full force and effect.

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8.3 Governing Law. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of California.

8.4 Injunctive Relief. If Executive commits a breach, or threatens to commit a breach, of any of the provisions of Section 6, the Company shall have the right and remedy to seek to have the provisions of this Agreement specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed by Executive that the services being rendered hereunder to the Company (and which were rendered to Target Companies prior to the date hereof) are of a special, unique and extraordinary character and that any such breach or threatened breach may cause irreparable injury to the Company and that money damages may not provide an adequate remedy to the Company. The rights and remedies enumerated in this Section 8.4 shall be in addition to, and not in lieu of, any other rights and remedies available to the Company under law or equity. In connection with any legal action or proceeding arising out of or relating to this Agreement, the prevailing party in such action or proceeding shall be entitled to be reimbursed by the other party for the reasonable attorneys’ fees and costs incurred by the prevailing party.

8.5 Dispute Resolution. All claims for monetary damages between the Company and Executive with respect to this Agreement shall be resolved by binding arbitration, with all proceedings conducted in Los Angeles, California, administered under the rules and regulations of the American Arbitration Association with the Federal Rules of Evidence applicable in all respects thereto. Neither the Company nor Executive shall be limited to arbitration with respect to claims for equitable relief hereunder.

8.6 Counterparts. This Agreement may be executed in several counterparts and all documents so executed shall constitute one agreement, binding on all of the parties hereto, notwithstanding that all of the parties did not sign the original or the same counterparts.

8.7 Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes all prior oral or written agreements, arrangements and understandings with respect thereto. No representation, promise, inducement, statement or intention has been made by any party hereto that is not embodied herein, and no party shall be bound by or liable for any alleged representation, promise, inducement, or statement not so set forth herein.

8.8 Modification. This Agreement may be modified, amended, superseded or cancelled, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed by all of the parties hereto.

8.9 Attorneys’ Fees and Costs. In the event of any dispute arising out of the subject matter of this Agreement, the prevailing party shall recover, in addition to any other damages assessed, its attorneys’ fees, legal expenses and court costs incurred in litigating, arbitrating or otherwise attempting to enforce this Agreement or resolve such dispute. In construing this Agreement, no party hereto shall have any term or provision construed against such party solely by reason of such party having drafted or written such term or provision.

8.10 Waiver. The waiver by either of the parties, express or implied, of any right under this Agreement or any failure to perform under this Agreement by the other party, shall not constitute or be deemed as a waiver of any other right under this Agreement or of any other failure to perform under this Agreement by the other party, whether of a similar or dissimilar nature.

8.11 Cumulative Remedies. Each and all of the several rights and remedies provided in this Agreement, or by law or in equity, shall be cumulative, and no one of them shall be exclusive of any other right or remedy, and the exercise of any one of such rights or remedies shall not be deemed a waiver of, or an election to exercise, any other such right or remedy.

8.12 Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning and interpretation of this Agreement.

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8.13 Notices. Any notice under this Agreement must be in writing and may be: (i) telecopied, (ii) sent by overnight courier, (iii) hand-delivered, or (iv) sent by United States mail, to the party to be notified at the following address:

If to the Company, to:	Endeavor Acquisition Corp.
[Post-merger address]
Attention: Chairman of the Board
Telephone:
Facsimile:

If to the Executive, to:	Dov Charney
[Home address]
[Home phone and facsimile]

8.14 Survival. Any provision of this Agreement which imposes an obligation after termination or expiration of this Agreement (including but not limited to the obligations set forth in Section 6 hereof) shall, unless otherwise specified, survive the termination or expiration of this Agreement and be binding on Executive and the Company.

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IN WITNESS WHEREOF, Company and Executive have executed this Agreement as of the date first above written.

In the presence of:	Endeavor Acquisition Corp.

By:

American Apparel (USA), Inc.

By:

American Apparel (Canada), Inc.

By:

Dov Charney

6

Annex I

Approved by Board of Directors on

Approved by Stockholders on

ENDEAVOR ACQUISITION CORP.

2007 Performance Equity Plan

Section 1.	Purpose; Definitions.

1.1.    Purpose. The purpose of the 2007 Performance Equity Plan (“Plan”) is to enable the Company to offer to its employees, officers, directors and consultants whose past, present and/or potential contributions to the Company and its Subsidiaries have been, are or will be important to the success of the Company, an opportunity to acquire a proprietary interest in the Company. The various types of long-term incentive awards that may be provided under the Plan will enable the Company to respond to changes in compensation practices, tax laws, accounting regulations and the size and diversity of its businesses.

1.2.    Definitions. For purposes of the Plan, the following terms shall be defined as set forth below:

(a) “Agreement” means the agreement between the Company and the Holder, or such other document as may be determined by the Committee, setting forth the terms and conditions of an award under the Plan.

(b) “Board” means the Board of Directors of the Company.

(c) “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(d) “Committee” means the Stock Option Committee of the Board or any other committee of the Board that the Board may designate to administer the Plan or any portion thereof. If no Committee is so designated, then all references in this Plan to “Committee” shall mean the Board.

(e) “Common Stock” means the Common Stock of the Company, par value $.0001 per share.

(f) “Company” means Endeavor Acquisition Corp., a corporation organized under the laws of the State of Delaware.

(g) “Deferred Stock” means Common Stock to be received under an award made pursuant to Section 8, below, at the end of a specified deferral period.

(h) “Disability” means physical or mental impairment as determined under procedures established by the Committee for purposes of the Plan.

(i) “Effective Date” means the date set forth in Section 12.1, below.

(j) “Fair Market Value”, unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, means, as of any given date: (i) if the Common Stock is listed on a national securities exchange or quoted on the Nasdaq National Market or Nasdaq SmallCap Market, the last sale price of the Common Stock in the principal trading market for the Common Stock on such date, as reported by the exchange or Nasdaq, as the case may be; (ii) if the Common Stock is not listed on a national securities exchange or quoted on the Nasdaq National Market or Nasdaq Capital Market, but is traded in the over-the-counter market, the closing bid price for the Common Stock on such date, as reported by the OTC Bulletin Board or the National Quotation Bureau, Incorporated or similar publisher of such quotations; and (iii) if the fair market value of the Common Stock cannot be determined pursuant to clause (i) or (ii) above, such price as the Committee shall determine, in good faith.

(k) “Holder” means a person who has received an award under the Plan.

(l) “Incentive Stock Option” means any Stock Option intended to be and designated as an “incentive stock option” within the meaning of Section 422 of the Code.

(m) “Nonqualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

(n) “Normal Retirement” means retirement from active employment with the Company or any Subsidiary on or after such age which may be designated by the Committee as “retirement age” for any particular Holder. If no age is designated, it shall be 65.

(o) “Other Stock-Based Award” means an award under Section 9, below, that is valued in whole or in part by reference to, or is otherwise based upon, Common Stock.

(p) “Parent” means any present or future “parent corporation” of the Company, as such term is defined in Section 424(e) of the Code.

(q) “Plan” means the Endeavor Acquisition Corp. 2007 Performance Equity Plan, as hereinafter amended from time to time.

(r) “Repurchase Value” shall mean the Fair Market Value in the event the award to be settled under Section 2.2(h) or repurchased under Section 10.2 is comprised of shares of Common Stock and the difference between Fair Market Value and the Exercise Price (if lower than Fair Market Value) in the event the award is a Stock Option or Stock Appreciation Right; in each case, multiplied by the number of shares subject to the award.

(s) “Restricted Stock” means Common Stock received under an award made pursuant to Section 7, below, that is subject to restrictions under said Section 7.

(t) “SAR Value” means the excess of the Fair Market Value (on the exercise date) over the exercise price that the participant would have otherwise had to pay to exercise the related Stock Option, multiplied by the number of shares for which the Stock Appreciation Right is exercised.

(u) “Stock Appreciation Right” means the right to receive from the Company, on surrender of all or part of the related Stock Option, without a cash payment to the Company, a number of shares of Common Stock equal to the SAR Value divided by the Fair Market Value (on the exercise date).

(v) “Stock Option” or “Option” means any option to purchase shares of Common Stock which is granted pursuant to the Plan.

(w) “Stock Reload Option” means any option granted under Section 5.3 of the Plan.

(x) “Subsidiary” means any present or future “subsidiary corporation” of the Company, as such term is defined in Section 424(f) of the Code.

(y) “Vest” means to become exercisable or to otherwise obtain ownership rights in an award.

Section 2.	Administration.

2.1.    Committee Membership. The Plan shall be administered by the Board or a Committee. Committee members shall serve for such term as the Board may in each case determine, and shall be subject to removal at any time by the Board. The Committee members, to the extent possible and deemed to be appropriate by the Board, shall be “non-employee directors” as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (“Exchange Act”), and “outside directors” within the meaning of Section 162(m) of the Code.

2.2.    Powers of Committee. The Committee shall have full authority to award, pursuant to the terms of the Plan: (i) Stock Options, (ii) Stock Appreciation Rights, (iii) Restricted Stock, (iv) Deferred Stock, (v) Stock Reload Options and/or (vi) Other Stock-Based Awards. For purposes of illustration and not of limitation, the Committee shall have the authority (subject to the express provisions of this Plan):

(a) to select the officers, employees, directors and consultants of the Company or any Subsidiary to whom Stock Options, Stock Appreciation Rights, Restricted Stock, Deferred Stock, Reload Stock Options and/or Other Stock-Based Awards may from time to time be awarded hereunder.

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(b) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder (including, but not limited to, number of shares, share exercise price or types of consideration paid upon exercise of such options, such as other securities of the Company or other property, any restrictions or limitations, and any vesting, exchange, surrender, cancellation, acceleration, termination, exercise or forfeiture provisions, as the Committee shall determine);

(c) to determine any specified performance goals or such other factors or criteria which need to be attained for the vesting of an award granted hereunder;

(d) to determine the terms and conditions under which awards granted hereunder are to operate on a tandem basis and/or in conjunction with or apart from other equity awarded under this Plan and cash and non-cash awards made by the Company or any Subsidiary outside of this Plan;

(e) to permit a Holder to elect to defer a payment under the Plan under such rules and procedures as the Committee may establish, including the payment or crediting of interest on deferred amounts denominated in cash and of dividend equivalents on deferred amounts denominated in Common Stock;

(f) to determine the extent and circumstances under which Common Stock and other amounts payable with respect to an award hereunder shall be deferred that may be either automatic or at the election of the Holder;

(g) to substitute (i) new Stock Options for previously granted Stock Options, which previously granted Stock Options have higher option exercise prices and/or contain other less favorable terms, and (ii) new awards of any other type for previously granted awards of the same type, which previously granted awards are upon less favorable terms; and

(h) to make payments and distributions with respect to awards (i.e., to “settle” awards) through cash payments in an amount equal to the Repurchase Value.

Notwithstanding anything to the contrary, the Committee shall not grant to any one Holder in any one calendar year awards for more than 200,000 shares in the aggregate.

2.3.     Interpretation of Plan.

(a) Committee Authority. Subject to Section 11, below, the Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable to interpret the terms and provisions of the Plan and any award issued under the Plan (and to determine the form and substance of all agreements relating thereto), and to otherwise supervise the administration of the Plan. Subject to Section 11, below, all decisions made by the Committee pursuant to the provisions of the Plan shall be made in the Committee’s sole discretion and shall be final and binding upon all persons, including the Company, its Subsidiaries and Holders.

(b) Incentive Stock Options. Anything in the Plan to the contrary notwithstanding, no term or provision of the Plan relating to Incentive Stock Options (including but not limited to Stock Reload Options or Stock Appreciation rights granted in conjunction with an Incentive Stock Option) or any Agreement providing for Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code or, without the consent of the Holder(s) affected, to disqualify any Incentive Stock Option under such Section 422.

Section 3.	Stock Subject to Plan.

3.1.    Number of Shares. The total number of shares of Common Stock reserved and available for issuance under the Plan shall be 2,710,000 shares. Shares of Common Stock under the Plan (“Shares”) may consist, in whole or in part, of authorized and unissued shares or treasury shares. If any shares of Common Stock that have been granted pursuant to a Stock Option cease to be subject to a Stock Option, or if any shares of Common Stock that are subject to any Stock Appreciation Right, Restricted Stock award, Deferred Stock award, Reload Stock Option or Other Stock-Based Award granted hereunder are forfeited or any such award otherwise terminates

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without a payment being made to the Holder in the form of Common Stock, such shares shall again be available for distribution in connection with future grants and awards under the Plan. If a Holder pays the exercise price of a Stock Option by surrendering any previously owned shares and/or arranges to have the appropriate number of shares otherwise issuable upon exercise withheld to cover the withholding tax liability associated with the Stock Option exercise, then the number of shares available under the Plan shall be increased by the lesser of (i) the number of such surrendered shares and shares used to pay taxes; and (ii) the number of shares purchased under such Stock Option.

3.2.     Adjustment Upon Changes in Capitalization, Etc. In the event of any merger, reorganization, consolidation, common stock dividend payable on shares of Common Stock, Common Stock split or reverse split, combination or exchange of shares of Common Stock, or other extraordinary or unusual event which results in a change in the shares of Common Stock of the Company as a whole, the Committee shall determine, in its sole discretion, whether such change equitably requires an adjustment in the terms of any award (including number of shares subject to the award and the exercise price) or the aggregate number of shares reserved for issuance under the Plan. Any such adjustments will be made by the Committee, whose determination will be final, binding and conclusive.

Section 4.	Eligibility.

Awards may be made or granted to employees, officers, directors and consultants who are deemed to have rendered or to be able to render significant services to the Company or its Subsidiaries and who are deemed to have contributed or to have the potential to contribute to the success of the Company. No Incentive Stock Option shall be granted to any person who is not an employee of the Company or a Subsidiary at the time of grant. Notwithstanding the foregoing, an award may be made or granted to a person in connection with his hiring or retention, or at any time on or after the date he reaches an agreement (oral or written) with the Company with respect to such hiring or retention, even though it may be prior to the date the person first performs services for the Company or its Subsidiaries; provided, however, that no portion of any such award shall vest prior to the date the person first performs such services.

Section 5.	Stock Options.

5.1.     Grant and Exercise. Stock Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Nonqualified Stock Options. Any Stock Option granted under the Plan shall contain such terms, not inconsistent with this Plan, or with respect to Incentive Stock Options, not inconsistent with the Plan and the Code, as the Committee may from time to time approve. The Committee shall have the authority to grant Incentive Stock Options or Non-Qualified Stock Options, or both types of Stock Options which may be granted alone or in addition to other awards granted under the Plan. To the extent that any Stock Option intended to qualify as an Incentive Stock Option does not so qualify, it shall constitute a separate Nonqualified Stock Option.

5.2.     Terms and Conditions. Stock Options granted under the Plan shall be subject to the following terms and conditions:

(a) Option Term. The term of each Stock Option shall be fixed by the Committee; provided, however, that an Incentive Stock Option may be granted only within the ten-year period commencing from the Effective Date and may only be exercised within ten years of the date of grant (or five years in the case of an Incentive Stock Option granted to an optionee who, at the time of grant, owns Common Stock possessing more than 10% of the total combined voting power of all classes of voting stock of the Company (“10% Stockholder”).

(b) Exercise Price. The exercise price per share of Common Stock purchasable under a Stock Option shall be determined by the Committee at the time of grant, provided, however, that in no event may the exercise price per share be less than $0.05 under any Stock Option.

(c) Exercisability. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee and as set forth in Section 10, below. If the Committee

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provides, in its discretion, that any Stock Option is exercisable only in installments, i.e., that it vests over time, the Committee may waive such installment exercise provisions at any time at or after the time of grant in whole or in part, based upon such factors as the Committee shall determine.

(d) Method of Exercise. Subject to whatever installment, exercise and waiting period provisions are applicable in a particular case, Stock Options may be exercised in whole or in part at any time during the term of the Option by giving written notice of exercise to the Company specifying the number of shares of Common Stock to be purchased. Such notice shall be accompanied by payment in full of the purchase price, which shall be in cash or, if provided in the Agreement, either in shares of Common Stock (including Restricted Stock and other contingent awards under this Plan) or partly in cash and partly in such Common Stock, or such other means which the Committee determines are consistent with the Plan’s purpose and applicable law. Cash payments shall be made by wire transfer, certified or bank check or personal check, in each case payable to the order of the Company; provided, however, that the Company shall not be required to deliver certificates for shares of Common Stock with respect to which an Option is exercised until the Company has confirmed the receipt of good and available funds in payment of the purchase price thereof (except that, in the case of an exercise arrangement approved by the Committee and described in the last sentence of this paragraph, payment may be made as soon as practicable after the exercise). Payments in the form of Common Stock shall be valued at the Fair Market Value on the date prior to the date of exercise. Such payments shall be made by delivery of stock certificates in negotiable form that are effective to transfer good and valid title thereto to the Company, free of any liens or encumbrances. Subject to the terms of the Agreement, the Committee may, in its sole discretion, at the request of the Holder, deliver upon the exercise of a Nonqualified Stock Option a combination of shares of Deferred Stock and Common Stock; provided, however, that, notwithstanding the provisions of Section 8 of the Plan, such Deferred Stock shall be fully vested and not subject to forfeiture. A Holder shall have none of the rights of a Stockholder with respect to the shares subject to the Option until such shares shall be transferred to the Holder upon the exercise of the Option. The Committee may permit a Holder to elect to pay the Exercise Price upon the exercise of a Stock Option by irrevocably authorizing a third party to sell shares of Common Stock (or a sufficient portion of the shares) acquired upon exercise of the Stock Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise.

(e) Transferability. Except as may be set forth in the next sentence of this Section or in the Agreement, no Stock Option shall be transferable by the Holder other than by will or by the laws of descent and distribution, and all Stock Options shall be exercisable, during the Holder’s lifetime, only by the Holder (or, to the extent of legal incapacity or incompetency, the Holder’s guardian or legal representative). Notwithstanding the foregoing, a Holder, with the approval of the Committee, may transfer a Stock Option (i) (A) by gift, for no consideration, or (B) pursuant to a domestic relations order, in either case, to or for the benefit of the Holder’s “Immediate Family” (as defined below), or (ii) to an entity in which the Holder and/or members of Holder’s Immediate Family own more than fifty percent of the voting interest, in exchange for an interest in that entity, subject to such limits as the Committee may establish and the execution of such documents as the Committee may require, and the transferee shall remain subject to all the terms and conditions applicable to the Stock Option prior to such transfer. The term “Immediate Family” shall mean any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, any person sharing the Holder’s household (other than a tenant or employee), a trust in which these persons have more than fifty percent beneficial interest, and a foundation in which these persons (or the Holder) control the management of the assets.

(f) Termination by Reason of Death. If a Holder’s employment by the Company or a Subsidiary terminates by reason of death, any Stock Option held by such Holder, unless otherwise determined by the Committee and set forth in the Agreement, shall thereupon automatically terminate, except that the portion of such Stock Option that has vested on the date of death may thereafter be exercised by the legal representative of the estate or by the legatee of the Holder under the will of the Holder, for a period of one year (or such other greater or lesser period as the Committee may specify in the Agreement) from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is shorter.

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(g) Termination by Reason of Disability. If a Holder’s employment by the Company or any Subsidiary terminates by reason of Disability, any Stock Option held by such Holder, unless otherwise determined by the Committee and set forth in the Agreement, shall thereupon automatically terminate, except that the portion of such Stock Option that has vested on the date of termination may thereafter be exercised by the Holder for a period of one year (or such other greater or lesser period as the Committee may specify in the Agreement) from the date of such termination of employment or until the expiration of the stated term of such Stock Option, whichever period is shorter.

(h) Other Termination. Subject to the provisions of Section 13.3, below, and unless otherwise determined by the Committee and set forth in the Agreement, if such Holder’s employment or retention by, or association with, the Company or any Subsidiary terminates for any reason other than death or Disability, the Stock Option shall thereupon automatically terminate, except that if the Holder’s employment is terminated by the Company or a Subsidiary without cause or due to Normal Retirement, then the portion of such Stock Option that has vested on the date of termination of employment may be exercised for the lesser of three months after termination of employment or the balance of such Stock Option’s term.

(i) Additional Incentive Stock Option Limitation. In the case of an Incentive Stock Option, the aggregate Fair Market Value (on the date of grant of the Option) with respect to which Incentive Stock Options become exercisable for the first time by a Holder during any calendar year (under all such plans of the Company and its Parent and Subsidiaries) shall not exceed $100,000.

(j) Buyout and Settlement Provisions. The Committee may at any time, in its sole discretion, offer to repurchase a Stock Option previously granted, based upon such terms and conditions as the Committee shall establish and communicate to the Holder at the time that such offer is made.

5.3.     Stock Reload Option. If a Holder tenders shares of Common Stock to pay the exercise price of a Stock Option (“Underlying Option”) and/or arranges to have a portion of the shares otherwise issuable upon exercise withheld to pay the applicable withholding taxes, then the Holder may receive, at the discretion of the Committee, a new Stock Reload Option to purchase that number of shares of Common Stock equal to the number of shares tendered to pay the exercise price and the withholding taxes (but only if such tendered shares were held by the Holder for at least six months). Stock Reload Options may be any type of option permitted under the Code and will be granted subject to such terms, conditions, restrictions and limitations as may be determined by the Committee from time to time. Such Stock Reload Option shall have an exercise price equal to the Fair Market Value as of the date of exercise of the Underlying Option. Unless the Committee determines otherwise, a Stock Reload Option may be exercised commencing one year after it is granted and shall expire on the date of expiration of the Underlying Option to which the Reload Option is related.

Section 6.	Stock Appreciation Rights.

6.1.    Grant and Exercise. The Committee may grant Stock Appreciation Rights to participants who have been or are being granted Stock Options under the Plan as a means of allowing such participants to exercise their Stock Options without the need to pay the exercise price in cash. In the case of a Nonqualified Stock Option, a Stock Appreciation Right may be granted either at or after the time of the grant of such Nonqualified Stock Option. In the case of an Incentive Stock Option, a Stock Appreciation Right may be granted only at the time of the grant of such Incentive Stock Option.

6.2.    Terms and Conditions. Stock Appreciation Rights shall be subject to the following terms and conditions:

(a) Exercisability. Stock Appreciation Rights shall be exercisable as shall be determined by the Committee and set forth in the Agreement, subject to the limitations, if any, imposed by the Code with respect to related Incentive Stock Options.

(b) Termination. A Stock Appreciation Right shall terminate and shall no longer be exercisable upon the termination or exercise of the related Stock Option.

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(c) Method of Exercise. Stock Appreciation Rights shall be exercisable upon such terms and conditions as shall be determined by the Committee and set forth in the Agreement and by surrendering the applicable portion of the related Stock Option. Upon such exercise and surrender, the Holder shall be entitled to receive a number of shares of Common Stock equal to the SAR Value divided by the Fair Market Value on the date the Stock Appreciation Right is exercised.

(d) Shares Affected Upon Plan. The granting of a Stock Appreciation Right shall not affect the number of shares of Common Stock available under for awards under the Plan. The number of shares available for awards under the Plan will, however, be reduced by the number of shares of Common Stock acquirable upon exercise of the Stock Option to which such Stock Appreciation Right relates.

Section 7.	Restricted Stock.

7.1.    Grant. Shares of Restricted Stock may be awarded either alone or in addition to other awards granted under the Plan. The Committee shall determine the eligible persons to whom, and the time or times at which, grants of Restricted Stock will be awarded, the number of shares to be awarded, the price (if any) to be paid by the Holder, the time or times within which such awards may be subject to forfeiture (“Restriction Period”), the vesting schedule and rights to acceleration thereof and all other terms and conditions of the awards.

7.2.    Terms and Conditions. Each Restricted Stock award shall be subject to the following terms and conditions:

(a) Certificates. Restricted Stock, when issued, will be represented by a stock certificate or certificates registered in the name of the Holder to whom such Restricted Stock shall have been awarded. During the Restriction Period, certificates representing the Restricted Stock and any securities constituting Retained Distributions (as defined below) shall bear a legend to the effect that ownership of the Restricted Stock (and such Retained Distributions) and the enjoyment of all rights appurtenant thereto are subject to the restrictions, terms and conditions provided in the Plan and the Agreement. Such certificates shall be deposited by the Holder with the Company, together with stock powers or other instruments of assignment, each endorsed in blank, which will permit transfer to the Company of all or any portion of the Restricted Stock and any securities constituting Retained Distributions that shall be forfeited or that shall not become vested in accordance with the Plan and the Agreement.

(b) Rights of Holder. Restricted Stock shall constitute issued and outstanding shares of Common Stock for all corporate purposes. The Holder will have the right to vote such Restricted Stock, to receive and retain all regular cash dividends and other cash equivalent distributions as the Board may in its sole discretion designate, pay or distribute on such Restricted Stock and to exercise all other rights, powers and privileges of a holder of Common Stock with respect to such Restricted Stock, with the exceptions that (i) the Holder will not be entitled to delivery of the stock certificate or certificates representing such Restricted Stock until the Restriction Period shall have expired and unless all other vesting requirements with respect thereto shall have been fulfilled; (ii) the Company will retain custody of the stock certificate or certificates representing the Restricted Stock during the Restriction Period; (iii) other than regular cash dividends and other cash equivalent distributions as the Board may in its sole discretion designate, pay or distribute, the Company will retain custody of all distributions (“Retained Distributions”) made or declared with respect to the Restricted Stock (and such Retained Distributions will be subject to the same restrictions, terms and conditions as are applicable to the Restricted Stock) until such time, if ever, as the Restricted Stock with respect to which such Retained Distributions shall have been made, paid or declared shall have become vested and with respect to which the Restriction Period shall have expired; (iv) a breach of any of the restrictions, terms or conditions contained in this Plan or the Agreement or otherwise established by the Committee with respect to any Restricted Stock or Retained Distributions will cause a forfeiture of such Restricted Stock and any Retained Distributions with respect thereto.

(c) Vesting; Forfeiture. Upon the expiration of the Restriction Period with respect to each award of Restricted Stock and the satisfaction of any other applicable restrictions, terms and conditions (i) all or part of

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such Restricted Stock shall become vested in accordance with the terms of the Agreement, subject to Section 10, below, and (ii) any Retained Distributions with respect to such Restricted Stock shall become vested to the extent that the Restricted Stock related thereto shall have become vested, subject to Section 10, below. Any such Restricted Stock and Retained Distributions that do not vest shall be forfeited to the Company and the Holder shall not thereafter have any rights with respect to such Restricted Stock and Retained Distributions that shall have been so forfeited.

Section 8.	Deferred Stock.

8.1.    Grant. Shares of Deferred Stock may be awarded either alone or in addition to other awards granted under the Plan. The Committee shall determine the eligible persons to whom and the time or times at which grants of Deferred Stock will be awarded, the number of shares of Deferred Stock to be awarded to any person, the duration of the period (“Deferral Period”) during which, and the conditions under which, receipt of the shares will be deferred, and all the other terms and conditions of the awards.

8.2.    Terms and Conditions. Each Deferred Stock award shall be subject to the following terms and conditions:

(a) Certificates. At the expiration of the Deferral Period (or the Additional Deferral Period referred to in Section 8.2 (d) below, where applicable), share certificates shall be issued and delivered to the Holder, or his legal representative, representing the number equal to the shares covered by the Deferred Stock award.

(b) Rights of Holder. A person entitled to receive Deferred Stock shall not have any rights of a Stockholder by virtue of such award until the expiration of the applicable Deferral Period and the issuance and delivery of the certificates representing such Common Stock. The shares of Common Stock issuable upon expiration of the Deferral Period shall not be deemed outstanding by the Company until the expiration of such Deferral Period and the issuance and delivery of such Common Stock to the Holder.

(c) Vesting; Forfeiture. Upon the expiration of the Deferral Period with respect to each award of Deferred Stock and the satisfaction of any other applicable restrictions, terms and conditions all or part of such Deferred Stock shall become vested in accordance with the terms of the Agreement, subject to Section 10, below. Any such Deferred Stock that does not vest shall be forfeited to the Company and the Holder shall not thereafter have any rights with respect to such Deferred Stock.

(d) Additional Deferral Period. A Holder may request to, and the Committee may at any time, defer the receipt of an award (or an installment of an award) for an additional specified period or until a specified event (“Additional Deferral Period”). Subject to any exceptions adopted by the Committee, such request must generally be made at least one year prior to expiration of the Deferral Period for such Deferred Stock award (or such installment).

Section 9.	Other Stock-Based Awards.

Other Stock-Based Awards may be awarded, subject to limitations under applicable law, that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of Common Stock, as deemed by the Committee to be consistent with the purposes of the Plan, including, without limitation, purchase rights, shares of Common Stock awarded which are not subject to any restrictions or conditions, convertible or exchangeable debentures, or other rights convertible into shares of Common Stock and awards valued by reference to the value of securities of or the performance of specified Subsidiaries. Other Stock-Based Awards may be awarded either alone or in addition to or in tandem with any other awards under this Plan or any other plan of the Company. Each other Stock-Based Award shall be subject to such terms and conditions as may be determined by the Committee.

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Section 10.	Accelerated Vesting and Exercisability.

10.1.    Non-Approved Transactions. If any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act of 1934, as amended (“Exchange Act”)), is or becomes the “beneficial owner” (as referred in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities in one or more transactions, and the Board does not authorize or otherwise approve such acquisition, then the vesting periods of any and all Stock Options and other awards granted and outstanding under the Plan shall be accelerated and all such Stock Options and awards will immediately and entirely vest, and the respective holders thereof will have the immediate right to purchase and/or receive any and all Common Stock subject to such Stock Options and awards on the terms set forth in this Plan and the respective agreements respecting such Stock Options and awards.

10.2.    Approved Transactions. The Committee may, in the event of an acquisition of substantially all of the Company’s assets or at least 50% of the combined voting power of the Company’s then outstanding securities in one or more transactions (including by way of merger or reorganization) which has been approved by the Company’s Board of Directors, (i) accelerate the vesting of any and all Stock Options and other awards granted and outstanding under the Plan, or (ii) require a Holder of any award granted under this Plan to relinquish such award to the Company upon the tender by the Company to Holder of cash in an amount equal to the Repurchase Value of such award or, in the event that an outstanding award does not have any Repurchase Value, then the Board of Directors may terminate the award on payment of $.01 per share that may be acquired or vest under an award.

Section 11.	Amendment and Termination.

The Board may at any time, and from time to time, amend alter, suspend or discontinue any of the provisions of the Plan, but no amendment, alteration, suspension or discontinuance shall be made that would impair the rights of a Holder under any Agreement theretofore entered into hereunder, without the Holder’s consent, except as set forth in this Plan.

Section 12.	Term of Plan.

12.1.    Effective Date. The Plan shall be effective as of             , 2007 subject to the approval of the Plan by the Company’s stockholders within one year after the Effective Date. Notwithstanding the foregoing, if the Plan is not approved by the Company’s stockholders, it will continue to be effective provided that no Incentive Stock Options will be issued under the Plan Any awards granted under the Plan prior to such approval shall be effective when made (unless otherwise specified by the Committee at the time of grant), but shall be conditioned upon, and subject to, such approval of the Plan by the Company’s stockholders and no awards shall vest or otherwise become free of restrictions prior to such approval.

12.2.    Termination Date. Unless terminated by the Board, this Plan shall continue to remain effective until such time as no further awards may be granted and all awards granted under the Plan are no longer outstanding. Notwithstanding the foregoing, grants of Incentive Stock Options may be made only during the ten-year period following the Effective Date.

Section 13.	General Provisions.

13.1.    Written Agreements. Each award granted under the Plan shall be confirmed by, and shall be subject to the terms of, the Agreement executed by the Company and the Holder, or such other document as may be determined by the Committee. The Committee may terminate any award made under the Plan if the Agreement relating thereto is not executed and returned to the Company within 10 days after the Agreement has been delivered to the Holder for his or her execution.

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13.2.    Unfunded Status of Plan. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Holder by the Company, nothing contained herein shall give any such Holder any rights that are greater than those of a general creditor of the Company.

13.3.    Employees.

(a) Engaging in Competition With the Company; Solicitation of Customers and Employees; Disclosure of Confidential Information. If a Holder’s employment with the Company or a Subsidiary is terminated for any reason whatsoever, and within 12 months after the date thereof such Holder either (i) accepts employment with any competitor of, or otherwise engages in competition with, the Company or any of its Subsidiaries, (ii) solicits any customers or employees of the Company or any of its Subsidiaries to do business with or render services to the Holder or any business with which the Holder becomes affiliated or to which the Holder renders services or (iii) discloses to anyone outside the Company or uses any confidential information or material of the Company or any of its Subsidiaries in violation of the Company’s policies or any agreement between the Holder and the Company or any of its Subsidiaries, the Committee, in its sole discretion, may require such Holder to return to the Company the economic value of any Shares that was realized or obtained by such Holder at any time during the period beginning on the date that is six months prior to the date such Holder’s employment with the Company is terminated. In such event, Holder agrees to remit to the Company, in cash, an amount equal to the difference between the Fair Market Value of the Shares on the date of termination (or the sales price of such Shares if the Shares were sold during such six month period) and the price the Holder paid the Company for such Shares.

(b) Termination for Cause. The Committee may, if a Holder’s employment with the Company or a Subsidiary is terminated for cause, annul any award granted under this Plan to such employee and, in such event, the Committee, in its sole discretion, may require such Holder to return to the Company the economic value of any Shares that was realized or obtained by such Holder at any time during the period beginning on that date that is six months prior to the date such Holder’s employment with the Company is terminated. In such event, Holder agrees to remit to the Company, in cash, an amount equal to the difference between the Fair Market Value of the Shares on the date of termination (or the sales price of such Shares if the Shares were sold during such six month period) and the price the Holder paid the Company for such Shares.

(c) No Right of Employment. Nothing contained in the Plan or in any award hereunder shall be deemed to confer upon any Holder who is an employee of the Company or any Subsidiary any right to continued employment with the Company or any Subsidiary, nor shall it interfere in any way with the right of the Company or any Subsidiary to terminate the employment of any Holder who is an employee at any time.

13.4.    Investment Representations; Company Policy. The Committee may require each person acquiring shares of Common Stock pursuant to a Stock Option or other award under the Plan to represent to and agree with the Company in writing that the Holder is acquiring the shares for investment without a view to distribution thereof. Each person acquiring shares of Common Stock pursuant to a Stock Option or other award under the Plan shall be required to abide by all policies of the Company in effect at the time of such acquisition and thereafter with respect to the ownership and trading of the Company’s securities.

13.5.    Additional Incentive Arrangements. Nothing contained in the Plan shall prevent the Board from adopting such other or additional incentive arrangements as it may deem desirable, including, but not limited to, the granting of Stock Options and the awarding of Common Stock and cash otherwise than under the Plan; and such arrangements may be either generally applicable or applicable only in specific cases.

13.6.    Withholding Taxes. Not later than the date as of which an amount must first be included in the gross income of the Holder for Federal income tax purposes with respect to any Stock Option or other award under the Plan, the Holder shall pay to the Company, or make arrangements satisfactory to the Committee regarding the payment of, any Federal, state and local taxes of any kind required by law to be withheld or paid with respect to such amount. If permitted by the Committee, tax withholding or payment obligations may be settled with

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Common Stock, including Common Stock that is part of the award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditioned upon such payment or arrangements and the Company or the Holder’s employer (if not the Company) shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Holder from the Company or any Subsidiary.

13.7.    Governing Law. The Plan and all awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware (without regard to choice of law provisions); provided, however, that all matters relating to or involving corporate law shall be governed by the laws of the State of Delaware.

13.8.    Other Benefit Plans. Any award granted under the Plan shall not be deemed compensation for purposes of computing benefits under any retirement plan of the Company or any Subsidiary and shall not affect any benefits under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation (unless required by specific reference in any such other plan to awards under this Plan).

13.9.    Non-Transferability. Except as otherwise expressly provided in the Plan or the Agreement, no right or benefit under the Plan may be alienated, sold, assigned, hypothecated, pledged, exchanged, transferred, encumbranced or charged, and any attempt to alienate, sell, assign, hypothecate, pledge, exchange, transfer, encumber or charge the same shall be void.

13.10.    Applicable Laws. The obligations of the Company with respect to all Stock Options and awards under the Plan shall be subject to (i) all applicable laws, rules and regulations and such approvals by any governmental agencies as may be required, including, without limitation, the Securities Act of 1933 (the “Securities Act”), as amended, and (ii) the rules and regulations of any securities exchange on which the Common Stock may be listed.

13.11.    Conflicts. If any of the terms or provisions of the Plan or an Agreement conflict with the requirements of Section 422 of the Code, then such terms or provisions shall be deemed inoperative to the extent they so conflict with such requirements. Additionally, if this Plan or any Agreement does not contain any provision required to be included herein under Section 422 of the Code, such provision shall be deemed to be incorporated herein and therein with the same force and effect as if such provision had been set out at length herein and therein. If any of the terms or provisions of any Agreement conflict with any terms or provisions of the Plan, then such terms or provisions shall be deemed inoperative to the extent they so conflict with the requirements of the Plan. Additionally, if any Agreement does not contain any provision required to be included therein under the Plan, such provision shall be deemed to be incorporated therein with the same force and effect as if such provision had been set out at length therein.

13.12.    Non-Registered Stock. The shares of Common Stock to be distributed under this Plan have not been, as of the Effective Date, registered under the Securities Act of 1933, as amended, or any applicable state or foreign securities laws and the Company has no obligation to any Holder to register the Common Stock or to assist the Holder in obtaining an exemption from the various registration requirements, or to list the Common Stock on a national securities exchange or any other trading or quotation system, including the Nasdaq National Market and Nasdaq Capital Market.

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Plan Amendments

Date Approved by Board	Date Approved by Stockholders, if necessary	Sections Amended	Description of Amendments	Initials of Attorney Effecting Amendment

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